As filed with the Securities and Exchange Commission on November 23, 2005

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

L-3 COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	3663	13-3937436
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

600 Third Avenue
New York, New York 10016
(212) 697-1111

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Christopher C. Cambria, Esq.
600 Third Avenue
New York, NY 10016
(212) 697-1111

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Vincent Pagano, Esq.
Avrohom J. Kess, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
6 3/8% Series B Senior Subordinated Notes due 2015	$1,000,000,000	100%	$1,000,000,000	$117,700.00
Guarantees of 6 3/8% Series B Senior Subordinated Notes due 2015	(2)	(2)	(2)	None(2)

(1)	Estimated solely for purposes of calculating the registration fee.

(2)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, there is no filing fee with respect to the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State Or Other Jurisdiction Of Incorporation Or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices
Apcom, Inc.	Maryland	52-1291447	600 Third Avenue New York, NY 10016 (212) 697-1111
Broadcast Sports Inc.	Delaware	52-1977327	600 Third Avenue New York, NY 10016 (212) 697-1111
D.P. Associates Inc.	Virginia	54-1389520	600 Third Avenue New York, NY 10016 (212) 697-1111
Electrodynamics, Inc.	Arizona	36-3140903	600 Third Avenue New York, NY 10016 (212) 697-1111
Henschel Inc.	Delaware	23-2554418	600 Third Avenue New York, NY 10016 (212) 697-1111
Hygienetics Environmental Services, Inc.	Delaware	13-3992505	600 Third Avenue New York, NY 10016 (212) 697-1111
Intelligence Data Systems, Inc.	Virginia	54-1867272	600 Third Avenue New York, NY 10016 (212) 697-1111
International Systems, LLC	California	33-0700074	600 Third Avenue New York, NY 10016 (212) 697-1111
Interstate Electronics Corporation	California	95-1912832	600 Third Avenue New York, NY 10016 (212) 697-1111
KDI Precision Products, Inc.	Delaware	31-0740721	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Advanced Laser Systems Technology, Inc.	Florida	59-2808669	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Aeromet, Inc.	Oregon	73-1291165	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications AIS GP Corporation	Delaware	13-4137187	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Avionics Systems, Inc.	Delaware	38-1865601	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Avysis Corporation	Texas	74-2616165	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Aydin Corporation	Delaware	23-1686808	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications CE Holdings, Inc.	Delaware	54-1098648	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Cincinnati Electronics Corporation	Ohio	31-0826926	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications CSI, Inc.	California	77-0365380	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications EO/IR, Inc.	Florida	59-3316817	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Electron Technologies, Inc.	Delaware	91-2046609	600 Third Avenue New York, NY 10016 (212) 697-1111

Exact Name of Registrant as Specified in Its Charter	State Or Other Jurisdiction Of Incorporation Or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices
L-3 Communications ESSCO, Inc.	Delaware	04-2281486	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Flight Capital LLC	Delaware	75-3089735	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Flight International Aviation LLC	Delaware	02-0654591	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Government Services, Inc.	Virginia	54-1349668	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications ILEX Systems, Inc.	Delaware	13-3992952	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications InfraredVision Technology Corporation	California	77-0534649	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Integrated Systems L.P.	Delaware	03-0391841	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Investments Inc.	Delaware	51-0260723	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Klein Associates, Inc.	Delaware	02-0277515	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications MAS (US) Corporation	Delaware	55-0765280	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Mobile-Vision, Inc.	New Jersey	22-2893537	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Security and Detection Systems, Inc.	Delaware	04-3054475	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Sonoma EO, Inc.	California	68-0439616	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Titan Corporation	Delaware	95-2588754	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communicatons Vector International Aviation LLC	Delaware	42-1569647	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Vertex Aerospace LLC	Delaware	64-0941176	600 Third Avenue New York, NY 10016 (212) 697-1111
L-3 Communications Westwood Corporation	Nevada	87-0430944	600 Third Avenue New York, NY 10016 (212) 697-1111
Lincom Wireless, Inc.	Delaware	95-4832760	600 Third Avenue New York, NY 10016 (212) 697-1111
MCTI Acquisition Corporation	Maryland	13-4109777	600 Third Avenue New York, NY 10016 (212) 697-1111
Microdyne Communications Technologies Incorporated	Maryland	59-3500774	600 Third Avenue New York, NY 10016 (212) 697-1111

Exact Name of Registrant as Specified in Its Charter	State Or Other Jurisdiction Of Incorporation Or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices
Microdyne Corporation	Maryland	52-0856493	600 Third Avenue New York, NY 10016 (212) 697-1111
Microdyne Outsourcing Incorporated	Maryland	33-0797639	600 Third Avenue New York, NY 10016 (212) 697-1111
MPRI, Inc.	Delaware	54-1439937	600 Third Avenue New York, NY 10016 (212) 697-1111
Pac Ord Inc.	Delaware	23-2523436	600 Third Avenue New York, NY 10016 (212) 697-1111
Power Paragon, Inc.	Delaware	33-0638510	600 Third Avenue New York, NY 10016 (212) 697-1111
ProCom Services, Inc.	California	33-0427938	600 Third Avenue New York, NY 10016 (212) 697-1111
Shellco, Inc.	Delaware	33-0931737	600 Third Avenue New York, NY 10016 (212) 697-1111
SPD Electrical Systems, Inc.	Delaware	23-2457758	600 Third Avenue New York, NY 10016 (212) 697-1111
SPD Switchgear, Inc.	Delaware	23-2510039	600 Third Avenue New York, NY 10016 (212) 697-1111
SYColeman Corporation	Florida	59-2039476	600 Third Avenue New York, NY 10016 (212) 697-1111
Titan Facilities, Inc.	Virginia	54-0918681	600 Third Avenue New York, NY 10016 (212) 697-1111
Titan Scan Technologies Corporation	Delaware	33-0937905	600 Third Avenue New York, NY 10016 (212) 697-1111
Troll Technology Corporation	California	95-4552257	600 Third Avenue New York, NY 10016 (212) 697-1111
Wescam Air Ops Inc.	Delaware	52-2304424	600 Third Avenue New York, NY 10016 (212) 697-1111
Wescam Air Ops LLC	Delaware	52-2295476	600 Third Avenue New York, NY 10016 (212) 697-1111
Wescam Holdings (US) Inc.	Delaware	51-0376332	600 Third Avenue New York, NY 10016 (212) 697-1111
Wescam LLC	Delaware	91-2077866	600 Third Avenue New York, NY 10016 (212) 697-1111
Wolf Coach, Inc.	Massachusetts	04-2482502	600 Third Avenue New York, NY 10016 (212) 697-1111

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 23, 2005.

PROSPECTUS

$1,000,000,000

L-3 Communications Corporation

Offer to Exchange All Outstanding 6 3/8% Senior Subordinated Notes due 2015 for an equal amount of 6 3/8% Series B Senior Subordinated Notes due 2015, which have been registered under the Securities Act of 1933.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2005, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes

•	The exchange notes are being offered in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with the private offering of the outstanding notes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradeable.

Resales of Exchange Notes

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

If you are a broker-dealer and you receive exchange notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. By making such acknowledgment, you will not be deemed to admit that you are an "underwriter" under the Securities Act of 1933. Broker-dealers may use this prospectus in connection with any resale of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by the broker-dealer as a result of market-making activities or trading activities. We have agreed that, for a period of 210 days after the expiration of the exchange offer or until any broker-dealer has sold all registered notes held by it, we will make this prospectus available to such broker-dealer for use in connection with any such resale. A broker-dealer may not participate in the exchange offer with respect to outstanding notes acquired other than as a result of market-making activities or trading activities. See "Plan of Distribution."

If you are an affiliate of L-3 Communications or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the exchange notes, you cannot rely on the applicable interpretations of the Securities and Exchange Commission and you must comply with the registration requirements of the Securities Act of 1933 in connection with any resale transaction.

You should consider carefully the risk factors beginning on page 16 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports and other information with the SEC. Such reports and other information can be inspected and copied at the Public Reference Section of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov). Information about the operation of the Public Reference Section of the SEC may be obtained by calling the SEC at 1-800-SEC-0330.

So long as we are subject to the periodic reporting requirements of the Securities Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the exchange notes. We have agreed that, even if we are not required under the Securities Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 of the Securities Exchange Act to the trustee and the holders of the exchange notes as if we were subject to such periodic reporting requirements.

ABOUT THIS PROSPECTUS

As used in this prospectus, (1) "L-3 Holdings" refers to L-3 Communications Holdings, Inc., (2) "L-3 Communications" refers to L-3 Communications Corporation, a wholly-owned operating subsidiary of L-3 Holdings and the issuer of the outstanding notes and the exchange notes, and (3) "Guarantors" refers to the current and future domestic restricted subsidiaries that are, or will be, guaranteeing the obligations of L-3 Communications under the outstanding notes and the exchange notes. The obligations of the Guarantors are referred to herein as the "guarantees." "L-3," the "Company," "we," "us" and "our" refer to L-3 Communications and its subsidiaries. "Senior credit facility" refers to our amended and restated credit agreement, which consists of a five-year revolving facility and a five-year term loan facility. Unless the context otherwise requires, "notes" refers to the outstanding notes and the exchange notes.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you need to consider in making your investment decision. You should read carefully this entire prospectus.

L-3

We are a leading supplier of a broad range of products and services used in a substantial number of aerospace and defense platforms. We also are a major supplier of systems, subsystems and products on many platforms, including those for secure communication networks and communications products, mobile satellite communications, information security systems, shipboard communications, naval power systems, missiles and munitions, telemetry and instrumentation and airport security systems. We also are a prime system contractor for aircraft modernization and operations & maintenance (O&M), Command, Control and Communications (C3), Intelligence, Surveillance and Reconnaissance (ISR) collection systems and services, training and simulation, intelligence services and government support services. Our customers include the U.S. Department of Defense (DoD) and its prime contractors, the U.S. Department of Homeland Security (DHS), U.S. Government intelligence agencies, major aerospace and defense contractors, allied foreign government ministries of defense, commercial customers and certain other U.S. federal, state and local government agencies.

On July 29, 2005, we acquired all of the outstanding shares of The Titan Corporation (Titan) for $23.10 per share in cash, or approximately $2,754.3 million, including the assumption of approximately $626.0 million of Titan's debt, net of cash acquired of $25.3 million (the "Titan acquisition"). Concurrent with the Titan acquisition, we repaid or redeemed all of Titan's outstanding debt. The Titan acquisition was financed using: (1) approximately $355.5 million of cash on hand, (2) $750.0 million of term loan borrowings under L-3 Communications' senior credit facility, (3) net proceeds from the issuance by L-3 Holdings of $700.0 million of 3% Convertible Contingent Debt Securities (CODES) and (4) net proceeds from the issuance by L-3 Communications of $1,000.0 million of senior subordinated notes (which are being offered for exchange pursuant to this prospectus). These transactions are collectively referred to as the "Acquisition Financing."

For the year ended December 31, 2004, we generated sales of $6,897.0 million, of which approximately 73.4% were direct and indirect sales to the DoD. U.S. customers accounted for approximately 86.9% of our sales and foreign customers, including commercial export sales, accounted for approximately 13.1% of our sales. For the year ended December 31, 2004, our net cash from operating activities was $620.7 million and operating income was $748.6 million. For the year ended December 31, 2004, Titan generated sales of $2,046.5 million, substantially all of which were directly and indirectly to the DoD. For the year ended December 31, 2004, Titan's net cash used for operating activities was $0.7 million and operating income was $70.9 million. On a pro forma basis after giving effect to the Titan acquisition and the Acquisition Financing (as described above) and certain other business acquisitions completed between January 1, 2004 and September 30, 2005 and their related financings (referred to herein as the Other Business Acquisitions), we would have had sales of $9,374.8 million and operating income of $877.2 million for the year ended December 31, 2004.

For the nine months ended September 30, 2005, we had sales of $6,544.5 million, net cash from operating activities of $579.6 million and operating income of $690.6 million. On a pro forma basis after giving effect to the Titan acquisition, Acquisition Financing and Other Business Acquisitions, we would have had sales of $7,955.7 million and operating income of $715.2 million for the nine months ended September 30, 2005.

We have four reportable segments. During the third quarter of 2005 we renamed three of our four reportable segments as follows: (i) Secure Communications & ISR changed to Command, Control, Communications, Intelligence, Surveillance and Reconnaissance (C3ISR), (ii) Training, Simulation & Government Services changed to Government Services, and (iii) Aircraft

Modernization, O&M and Products changed to Aircraft Modernization and Maintenance (AM&M). The Specialized Products reportable segment name remained the same.

In addition, during the third quarter of 2005 we revised the aggregation of our operating segments within our four reportable segments in connection with the Titan acquisition to provide a more clearly defined presentation of our businesses, focused on customers, markets, products and services and independent research and development. Consequently, we have restated our reportable segments by reclassifying into the Specialized Products reportable segment the following: (i) our aviation products operating segments, which were previously included within the Aircraft Modernization and Maintenance reportable segment and (ii) our Link Training and Microdyne Outsourcing operating segments, which were previously included within the Government Services reportable segment. Prior period reportable segment data included within this prospectus have been restated to conform to the current period presentation.

Command, Control, Communications, Intelligence, Surveillance and Reconnaissance (C3ISR) Reportable Segment.

Our businesses in this reportable segment provide products and services for the global ISR market, specializing in signals intelligence (SIGINT) and communications intelligence (COMINT) systems. These products and services provide to the warfighter in real-time the unique ability to collect and analyze unknown electronic signals from command centers, communication nodes and air defense systems for real-time situation awareness and response. The businesses in this reportable segment also provide C3 systems and secure, high data rate communications systems and equipment for military and other U.S. Government and foreign government intelligence, reconnaissance and surveillance applications. We believe that our products and services are critical elements for a substantial number of major communication, command and control, intelligence gathering and space systems. Our products and services are used to connect a variety of airborne, space, ground and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. Additionally, the businesses in the C3ISR Reportable Segment also provide intelligence, logistics and other support services to the DoD and U.S. Government intelligence agencies. Major products and services for this reportable segment include:

•	highly specialized fleet management sustainment and support, including procurement, systems integration, sensor development, modifications and periodic depot maintenance for signals intelligence and ISR special mission aircraft and airborne surveillance systems;

•	strategic and tactical signals intelligence systems that detect, collect, identify, analyze and disseminate information;

•	secure data links that enable networked communications for airborne, satellite, ground and sea-based remote platforms, both manned and unmanned, for real-time information collection and dissemination to users;

•	secure terminal and communication network equipment and encryption management;

•	communication systems for surface and undersea vessels and manned space flights;

•	intelligence solutions support to the DoD, including the U.S. Armed Services combatant commands and the U.S. Government intelligence agencies, including those within the U.S. Armed Services; and

•	technical and management services, which provides support of intelligence, logistics, C3 and combatant commands.

Government Services Reportable Segment.

Our businesses in this reportable segment provide a full range of communications systems support and engineering services, information technology services, teaching and training services,

marksmanship training systems and services, and intelligence support and analysis services. We sell these services primarily to the DoD, U.S. Government intelligence agencies and allied foreign governments. Major services for this reportable segment include:

•	communication systems and software support, information technology services and a wide range of engineering development services and integration support;

•	high-end engineering and information systems support services used for command, control, communications and ISR architectures, as well as for air warfare modeling and simulation tools for applications used by the DoD, Department of Homeland Security and U.S. Government intelligence agencies, including missile and space systems, Unmanned Aerial Vehicles (UAVs) and manned military aircraft;

•	developing and managing extensive programs in the United States and foreign countries that focus on teaching, training and education, logistics, strategic planning, organizational design, democracy transition and leadership development;

•	human intelligence support and other services, including linguist services and related management, to support contingency operations and current intelligence-gathering requirements;

•	aviation and maritime services in support of maritime and expeditionary warfare; and

•	conventional high-end enterprise information technology (IT) support, systems and other services to U.S. federal agencies and the DoD.

Aircraft Modernization and Maintenance (AM&M) Reportable Segment.

Our businesses in this reportable segment provide specialized aircraft modernization and upgrades, maintenance and logistics support services. We sell these services primarily to the DoD and the Canadian Department of National Defense. Major products and services for this reportable segment include:

•	engineering, modification, maintenance, logistics and upgrades for aircraft, vehicles and personnel equipment;

•	turnkey aviation life cycle management services that integrate custom developed and commercial off-the-shelf products for various military fixed and rotary wing aircraft, including heavy maintenance and structural modifications and interior modifications and constructions; and

•	aerospace and other technical services related to large fleet support, such as aircraft and vehicle modernization, maintenance, repair and overhaul, logistics, support and supply chain management, primarily for military training, tactical, cargo and utility aircraft, anti-missile defense systems and tanks.

Specialized Products Reportable Segment.

Our businesses in this reportable segment provide a broad range of products, including components, subsystems and systems, to military and commercial customers in several diverse niche markets. Major products for this reportable segment include:

•	naval warfare products, including acoustic undersea warfare products for mine hunting, dipping and anti-submarine sonars and naval power distribution, conditioning, switching and protection equipment for surface and undersea platforms;

•	naval ship modernization, modification, repair and overhaul;

•	security systems for aviation and port applications, including those for detection of explosives, concealed weapons, contraband and illegal narcotics, and to inspect agricultural products and to examine cargo;

•	telemetry, instrumentation, space and navigation products, including products for tracking and flight termination;

•	premium fuzing products and safety and arming devices for missiles and munitions;

•	imaging products and precision stabilized electro-optic/infrared (EO/IR) sensors for ISR systems, including high magnification lowlight, daylight and forward looking infrared sensors, laser range finders, illuminators and designators, and digital and wireless communication systems;

•	information products and microwave components used in radar communication satellites, wireless communication equipment, electronic surveillance, communication and electronic warfare applications and countermeasure systems;

•	high performance antennas and ground based radomes;

•	training devices and motion simulators which produce advanced virtual reality simulation and high-fidelity representations of cockpits and mission stations for fixed and rotary wing aircraft and land vehicles;

•	advanced cockpit avionics products and specialized avionics repair and overhaul for various segments of the aviation market;

•	airborne traffic and collision avoidance systems (TCAS) and terrain awareness warning systems for commercial and military applications;

•	commercial, solid-state, crash-protected cockpit voice recorders, flight data recorders and cruise ship hardened voyage recorders; and

•	ruggedized custom cockpit displays for military and high-end commercial applications.

Our Strategy

We intend to grow our sales, improve our profitability and cash flows and build on our position as a leading supplier of systems, subsystems, products and services to the DoD and other U.S. Government agencies, major aerospace and defense prime contractors and allied foreign governments. Our strategy to achieve our objectives includes:

Expanding Supplier Relationships.    As an independent supplier, we anticipate that our growth will partially be driven by expanding our share of existing programs and by participating in new programs. We intend to identify opportunities where we are able to use our existing customer relationships and leverage the capabilities of our various businesses to expand the scope of our products and services and to obtain new customers. We also expect to benefit from continued outsourcing of subsystems and products by prime contractors, which positions us to be a supplier to multiple bidders on prime contract bids. We also intend to grow sales by combining certain of our products into subsystems that we can offer to our customers.

Supporting Customer Requirements.    We intend to continue to align our research and development expenditures and business development efforts to address our customers' requirements and provide them with state-of-the-art products, services and solutions. In addition, we also intend to grow our sales by entering into "teaming" arrangements with select prime system contractors and platform providers.

Improving Operating Margins.    We intend to continue to improve our operating performance by continuing to reduce overhead expenses, consolidating certain of our businesses and business processes and increasing the productivity of our businesses. However, because Titan's business is largely performed under lower margin (and lower risk) cost-reimbursable type and time-and-material type contracts, we expect that the Titan acquisition will reduce our consolidated operating margins.

Leveraging Technical and Market Leadership Positions.    We are applying our technical knowledge, expertise and capabilities to expand our core defense businesses and apply them to certain closely aligned defense markets and applications, such as homeland security.

Maintaining Diversified Business Mix.    We have an attractive customer profile and a diverse and broad business mix, with limited reliance on any single program. We also have a favorable balance of cost-reimbursable type and fixed-price contracts with significant follow-on business opportunities.

Capitalizing on Strategic Acquisition Opportunities.    In addition to expanding our existing product base through new product development efforts and bid and proposal efforts, we intend to continue to acquire select businesses that will add new products, services or customers in areas that complement our present businesses and technologies.

We are incorporated in Delaware, and the address of our principal executive offices is 600 Third Avenue, New York, New York 10016. Our telephone number is (212) 697-1111. Our internet address is www.L-3com.com. L-3com.com is an interactive textual reference only, meaning that the information contained on the website is not part of this prospectus and is not incorporated in this prospectus by reference.

Summary of Terms of the Exchange Offer

On July 29, 2005, we completed the private offering of the outstanding notes. References to the "notes" in this prospectus are references to both the outstanding notes and the exchange notes. This prospectus is part of a registration statement covering the exchange of the outstanding notes for the exchange notes.

We and the guarantors entered into a registration rights agreement with the initial purchasers in the private offering in which we and the guarantors agreed to deliver to you this prospectus as part of the exchange offer and we agreed to use our commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, declared effective on or prior to February 24, 2006 and to complete the exchange offer on or prior to 30 business days after the date of effectiveness. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes will be registered under the Securities Act;

•	the exchange notes are not entitled to certain registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	certain additional interest rate provisions will no longer be applicable.

The Exchange Offer	We are offering to exchange up to $1,000,000,000 aggregate principal amount of our 6 3/8% Series B Senior Subordinated Notes due 2015, which we refer to in this prospectus as the exchange notes, for up to $1,000,000,000 aggregate principal amount of our 6 3/8% Senior Subordinated Notes due 2015, which we refer to in this prospectus as the outstanding notes. Outstanding notes may be exchanged only in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are an affiliate of L-3 Communications, within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you are acquiring the exchange notes in the ordinary course of your business and that you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for outstanding notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

Any holder of outstanding notes who:

•	is an affiliate of L-3 Communications;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes;

cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Expiration Date; Withdrawal of Tender	The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, or such later date and time to which we extend it (the "expiration date"). We do not currently intend to extend the expiration date. A tender of outstanding notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Certain Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. Please read the section captioned "The Exchange Offer—Certain Conditions to the Exchange Offer" of this prospectus for more information regarding the conditions to the exchange offer.

Procedures for Tendering Outstanding Notes	If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold outstanding notes through The Depository Trust Company, or DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in a distribution of the exchange notes;

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

•	you are not an "affiliate," as defined in Rule 405 of the Securities Act, of L-3 or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such outstanding notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offer — Guaranteed Delivery Procedures."

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement and, accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you are a holder of outstanding notes and you do not tender your outstanding notes in the exchange offer, you will continue to hold such outstanding notes and you will be entitled to all the rights and limitations applicable to the outstanding notes in the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer provided for in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

Certain Income Tax Considerations	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See "United States Federal Tax Consequences of the Exchange Offer."

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.

Exchange Agent	The Bank of New York is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth in the section captioned "The Exchange Offer—Exchange Agent" of this prospectus.

Summary of Terms of the Exchange Notes

Issuer	L-3 Communications Corporation

Securities Offered	$1,000,000,000 in aggregate principal amount of 6 3/8% Series B Senior Subordinated Notes due 2015

Maturity	October 15, 2015

Interest Payment Dates	April 15 and October 15, beginning October 15, 2005.

Interest Rate	6 3/8% per year

Ranking	The outstanding notes are, and the exchange notes will be, unsecured senior subordinated obligations of L-3 Communications. They rank behind all of our and the guarantors' current and future indebtedness (other than trade payables), except indebtedness that expressly provides that it is on parity with or subordinated in right of payment to these notes and the guarantees. As of September 30, 2005, these notes and the guarantees were:

•	subordinated to approximately $750.0 million of senior debt (excluding $113.3 million of outstanding letters of credit); and

•	ranked equally with $2,900.0 million of other senior subordinated debt.

As of September 30, 2005, L-3 Communications had the ability to borrow up to an additional $886.7 million (after reductions for outstanding letters of credit of $113.3 million) under its senior credit facility, all of which if borrowed or drawn upon would be senior debt. See "Description of the Notes—Subordination."

Subsidiary Guarantees	The outstanding notes are, and the exchange notes will be, jointly and severally guaranteed on a senior subordinated basis by certain of our current and future domestic restricted subsidiaries, including Titan and certain of its subsidiaries, as described under "Description of the Notes —Subsidiary Guarantees."

The guarantees of the outstanding notes are, and the guarantees of the exchange notes will be, subordinated in right of payment to all existing and future senior debt of the guarantors. The guarantees of the outstanding notes are, and the guarantees of the exchange notes will be, pari passu with other senior subordinated indebtedness of the guarantors, which includes (1) the 7 5/8% Senior Subordinated Notes due 2012, the 6 1/8% Senior Subordinated Notes due 2013, the 6 1/8% Senior Subordinated Notes due 2014 and the 5 7/8% Senior Subordinated Notes due 2015, in each case, issued by L-3 Communications and guaranteed by the guarantors, and

(2) the CODES issued by L-3 Holdings concurrently with the issuance of the outstanding notes, which are guaranteed by L-3 Communications and the other guarantors. Information relating to the guarantors is included in the notes to the audited and unaudited financial statements of L-3 included elsewhere in this prospectus.

As of September 30, 2005, we had $4,650.0 million in aggregate principal amount of indebtedness outstanding, of which approximately $750.0 million was senior debt. In addition, as of September 30, 2005, we had the ability to borrow up to an additional $886.7 million (after reductions for outstanding letters of credit of $113.3 million) under our senior credit facility, which if borrowed or drawn upon would be senior debt and would be guaranteed on a senior basis by the guarantors.

See "Description of the Notes—The Subsidiary Guarantees" and "—Subordination."

Sinking Fund	None

Optional Redemption	On or after October 15, 2010, we may redeem some or all of the notes at the redemption prices set forth under "Description of the Notes—Optional Redemption."

Before October 15, 2008, we may redeem up to 35% of the outstanding notes and the exchange notes with the proceeds of certain equity offerings by L-3 Communications or L-3 Holdings at the redemption prices set forth under "Description of the Notes—Optional Redemption."

Mandatory Offer to Repurchase	If we experience specific kinds of changes in control, we must offer to repurchase the outstanding notes and the exchange notes at the prices set forth under "Description of the Notes—Repurchase at the Option of Holders."

Use of Proceeds	There will be no cash proceeds to us from the exchange offer.

Basic Covenants of Indenture	The indenture governing the outstanding notes and the exchange notes, among other things, restricts our ability and the ability of our restricted subsidiaries to:

•	borrow money;

•	pay dividends on or purchase our stock or our restricted subsidiaries' stock;

•	make investments;

•	use assets as security in other transactions;

•	sell certain assets or merge with or into other companies; and

•	enter into transactions with affiliates.

Certain of our subsidiaries are not subject to the covenants in the indenture. In the event that the notes are assigned a rating of Baa3 or better by Moody's and BBB– or better by S&P and no event of default has occurred and is continuing, certain covenants in the indenture will no longer be in effect. For more details, see the section "Description of the Notes—Certain Covenants."

Absence of a Public Market for the Exchange Notes	The exchange notes generally will be freely transferable but will also be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any market. We do not intend to apply for a listing of the exchange notes on any securities exchange or automated dealer quotation system. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market in the exchange notes. However, they are not obligated to do so, and any market making with respect to the exchange notes may be discontinued without notice.

Summary Historical and Unaudited Pro Forma Financial Data of L-3

We derived the summary historical and unaudited pro forma financial data presented below from our consolidated financial statements. The statement of operations and other data presented below for the years ended December 31, 2004, 2003 and 2002 and the balance sheet data presented below at December 31, 2004 and 2003 are derived from our audited consolidated financial statements included elsewhere in this prospectus. We derived the balance sheet data presented below at December 31, 2002 from our audited financial statements not included elsewhere in this prospectus. We derived the statement of operations and other data presented below for the nine months ended September 30, 2005 and 2004 and the balance sheet data presented below at September 30, 2005 from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. We derived the balance sheet data presented below at September 30, 2004 from our unaudited condensed consolidated financial statements not included elsewhere in this prospectus. Our unaudited condensed consolidated financial statements for the nine months ended September 30, 2005 and 2004 include, in our opinion, all adjustments consisting of normal recurring adjustments necessary for a fair presentation of the results for the period. The results of interim periods may not be indicative of our results for the full year. Our results of operations are impacted significantly by our acquisitions, which are described herein.

The unaudited pro forma statement of operations data for the year ended December 31, 2004 and the nine months ended September 30, 2005 give effect to the following transactions as if they had occurred on January 1, 2004: (1) the Titan acquisition and the Acquisition Financing; and (2) the Other Business Acquisitions. The unaudited pro forma financial data are not necessarily indicative of the actual financial position or results of operations that would have occurred had the Titan acquisition and the Other Business Acquisitions been completed on January 1, 2004, or the results of operations that we may obtain in the future.

You should read the following data in conjunction with: (1) "Unaudited Pro Forma Combined Condensed Financial Statements" included elsewhere in this prospectus, and (2) each of L-3's and Titan's audited and unaudited consolidated financial statements and related notes and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included elsewhere in this prospectus.

	Pro Forma		Historical
	Nine Months Ended September 30, 2005	Year Ended December 31, 2004	Nine Months Ended September 30,		Year Ended December 31,
			2005	2004	2004	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
			(in millions)
Statement of Operations Data:
Sales	$7,955.7	$9,374.8	$6,544.5	$4,985.8	$6,897.0	$5,061.6	$4,011.2
Operating income	715.2	877.2	690.6	529.1	748.6	581.0	454.0
Other expense (income), net	(5.9)	1.0	(6.4)	1.7	(7.3)	(0.2)	(5.0)
Interest expense	218.5	320.0	136.5	106.8	145.3	132.7	122.5
Minority interests in net income of consolidated subsidiaries	7.9	8.9	7.9	7.1	8.9	3.5	6.2
Loss on retirement of debt	—	5.0	—	—	5.0	11.2	16.2
Provision for income taxes	202.2	200.2	195.5	150.9	214.8	156.2	111.6
Income from continuing operations before cumulative effect of a change in accounting principle	292.5	342.1	357.1	262.6	381.9	277.6	202.5
Cumulative effect of a change in accounting principle, net of income tax benefit of $6.4(1)	—	—	—	—	—	—	(24.4)
Income from continuing operations	$292.5	$342.1	$357.1	$262.6	$381.9	$277.6	$178.1
Balance Sheet Data (at period end):
Working capital	n/a	n/a	$1,600.2	$1,311.5	$1,632.5	$1,013.5	$929.4
Total assets	n/a	n/a	11,585.8	7,003.2	7,780.8	6,505.3	5,242.3
Long-term debt	n/a	n/a	4,633.6	2,157.5	2,189.8	2,457.3	1,847.8
Minority interests	n/a	n/a	80.7	79.1	77.5	76.2	73.2
Shareholders' equity	n/a	n/a	4,309.3	3,204.5	3,799.8	2,574.5	2,202.2
Other Data:
Net cash from operating activities	n/a	n/a	$579.6	$408.0	$620.7	$456.1	$318.5
Net cash used in investing activities	n/a	n/a	(3,445.9)	(183.9)	(555.4)	(1,088.1)	(1,810.5)
Net cash from financing activities	n/a	n/a	2,439.2	8.4	453.3	632.0	1,265.9
Depreciation	n/a	n/a	81.0	68.3	91.5	77.3	66.2
Amortization of intangibles and other assets	n/a	n/a	28.0	21.2	27.4	18.1	9.7
Amortization of deferred debt issue costs (included in interest expense)	n/a	n/a	5.2	5.5	7.2	8.0	7.4
Capital expenditures	n/a	n/a	71.2	53.5	80.5	82.9	62.1

(1)	We adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill, (SFAS 142) effective January 1, 2002. In connection with the adoption of SFAS 142, we recorded an impairment charge of $24.4 million during the year ended December 31, 2002, net of a $6.4 million tax benefit for the goodwill of certain space and broadband commercial communications businesses included in the Specialized Products reportable segment.

Ratio of Earnings to Fixed Charges

The ratio of earnings to fixed charges presented below should be read together with our audited and unaudited consolidated financial statements and related notes and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included elsewhere in this prospectus. In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest on indebtedness plus the amortization of deferred debt issuance costs and that portion of lease rental expense representative of the interest element.

Nine Months Ended September 30,	Year Ended December 31,
2005	2004	2003	2002	2001	2000
4.4x(1)	4.5x(1)	3.8x	3.2x	2.8x	2.3x

(1)	On a pro forma basis after giving effect to the Titan acquisition, the Acquisition Financing and the Other Business Acquisitions, our ratio of earnings to fixed charges for the nine months ended September 30, 2005 and the year ended December 31, 2004 would have been 2.9x and 2.5x, respectively. The pro forma ratio of earnings to fixed charges is less than our historical ratio of earnings to fixed charges primarily due to charges for costs related to (a) the proposed merger between Titan and Lockheed Martin Corporation in 2004, (b) the settlement by Titan of SEC and Department of Justice (DoJ) investigations under the Foreign Corrupt Practices Act (FCPA), (c) the internal review by Titan of alleged FCPA violations, (d) the settlement by Titan of securities law class actions and derivative suits arising out of Titan's alleged violations of the FCPA and (e) our acquisition of Titan. These charges incurred by Titan amounted to $60.3 million for the year ended December 31, 2004 and $80.5 million for the nine months ended September 30, 2005. Also, for the year ended December 31, 2004, Titan recorded asset impairment charges totaling $15.5 million.

RISK FACTORS

You should carefully consider the following factors and other information contained in this prospectus before deciding to tender outstanding notes in the exchange offer. The risk factors set forth below are generally applicable to the outstanding notes as well as the exchange notes. Any of these risks could materially adversely affect our business, financial condition and results of operations, which could in turn materially adversely affect the price of the notes.

Risks Related to the Exchange Offer

If you choose not to exchange your outstanding notes, the present transfer restrictions will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes under the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Prospectus Summary—Summary of Terms of the Exchange Offer" and "The Exchange Offer" for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to reduction in liquidity.

Risks Related to L-3

Our significant level of debt may adversely affect our financial and operating activity.

We have incurred substantial indebtedness to finance our business acquisitions, including indebtedness incurred in connection with the Titan acquisition. At September 30, 2005, we had approximately $4,650.0 million in aggregate principal amount of outstanding debt, excluding outstanding letters of credit (which aggregated approximately $113.3 million) under our senior credit facility. In addition, we had available additional borrowings under our senior credit facility, after reductions for outstanding letters of credit, of approximately $886.7 million at September 30, 2005. In the future we may borrow more money, subject to limitations imposed on us by our debt agreements.

Our ability to make scheduled payments of principal and interest on our indebtedness and to refinance our indebtedness depends on our future performance. We do not have complete control over our future performance because it is subject to economic, political, financial, competitive, regulatory and other factors affecting the aerospace and defense industry. It is possible that in the future our business may not generate sufficient cash flow from operations to allow us to service our debt and make necessary capital expenditures. If this situation occurs, we may have to sell assets, restructure debt or obtain additional equity capital. We may not be able to do so or do so without additional expense.

Our level of indebtedness has important consequences to you and your investment in the notes. These consequences may include:

•	requiring a substantial portion of our net cash flow from operations to be used to pay interest and principal on our debt and therefore be unavailable for other purposes, including capital expenditures, research and development and other investments;

•	limiting our ability to obtain additional financing for acquisitions or working capital to make investments or other expenditures, which may limit our ability to carry out our acquisition strategy;

•	higher interest expenses due to increases in interest rates on our borrowings that have variable interest rates;

•	heightening our vulnerability to downturns in our business or in the general economy and restricting us from making acquisitions, introducing new technologies and products or exploiting business opportunities; and

•	covenants that limit our ability to borrow additional funds, dispose of assets or pay cash dividends. Failure to comply with such covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our outstanding indebtedness.

Additionally, on December 31, 2004, we had $3,825.4 million of contractual obligations (including outstanding indebtedness) and Titan had $1,003.7 million of contractual obligations (including outstanding indebtedness).

Our business acquisition strategy involves risks, and we may not successfully implement our strategy.

We seek to acquire companies that complement our existing businesses. We may not be able to continue to identify acquisition candidates on commercially reasonable terms or at all. If we make additional acquisitions, we may not realize the benefits anticipated from these acquisitions, including cost synergies and improving margins. Furthermore, we may not be able to obtain additional financing for acquisitions, since such additional financing could be restricted by the terms of our debt agreements.

The process of integrating the operations of acquired businesses, including Titan and other recent business acquisitions, into our existing operations may result in unforeseen difficulties and may require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of our existing operations. Possible future acquisitions could result in the incurrence of additional debt and related interest expense and contingent liabilities, each of which could result in an increase to our already significant level of outstanding debt. We consider and execute strategic acquisitions on an ongoing basis and may be evaluating acquisitions or engaged in acquisition negotiations at any given time. We regularly evaluate potential acquisitions and joint venture transactions, and, except as disclosed herein, we have not entered into any agreements with respect to any material transactions.

We rely on sales to U.S. Government entities, and the loss of such contracts would have a material adverse effect on our results of operations and cash flows.

Our sales are predominantly derived from contracts (revenue arrangements) with agencies of, and prime contractors to, the U.S. Government. Approximately 80.3%, or $5,538.9 million, of our sales for the year ended December 31, 2004 were made directly or indirectly to U.S. Government agencies, including the DoD. On a pro forma basis after giving effect to the Titan acquisition but not giving pro forma effect to the Other Business Acquisitions, approximately 84.1%, or approximately $7,524.0 million, of our $8,943.5 million of pro forma sales for the year ended December 31, 2004, would have been directly or indirectly to U.S. Government agencies, including the DoD. For the year ended December 31, 2004, our largest contract represented 4.6% of our sales and sales from our five largest programs amounted to $1,189.4 million, or 17.2% of our sales. On a pro forma basis after giving effect to the Titan acquisition, our largest contract would have represented 3.5% of our sales. The loss of all or a substantial portion of our sales to the U.S. Government would have a material adverse effect on our results of operations and cash flows.

Our results of operations and cash flows, as well as our valuation of contracts in process are substantially affected by our fixed-price and cost reimbursable contracts.

The majority of our contracts (revenue arrangements) require us to design, develop, manufacture, modify, upgrade, test and integrate complex aerospace and electronic equipment, and to provide related engineering and technical services according to the buyer's specifications. These sales are transacted using written revenue arrangements, or contracts, for which the determination of the sales price is generally either fixed-price, cost-reimbursable or time and material. These contracts (revenue arrangements) are covered by the American Institute of Certified Public Accountants Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts (SOP 81-1) and Accounting Research Bulletin No. 45, Long-term Construction-Type Contracts (ARB 45). In addition, our cost-reimbursable type contracts are also specifically within the scope of Accounting Research Bulletin No. 43, Chapter 11, Section A, Government Contracts, Cost-Plus-Fixed Fee Contracts (ARB 43). Additionally, certain fixed-price, cost-reimbursable and time-and-material type contracts require us to perform services that are not related to production or construction of tangible assets and are recognized in accordance with SAB 104, Revenue Recognition. For the year ended December 31, 2004, approximately 60.6% of our sales were generated from fixed-price type contracts, approximately 26.9% of our sales were generated from cost-reimbursable type contracts and approximately 12.5% of our sales were generated from time-and-material type contracts. On a pro forma basis after giving effect to the Titan acquisition, but not giving pro forma effect to the Other Business Acquisitions, for the year ended December 31, 2004, approximately 50.2% of our sales would have been generated from fixed-price type contracts, approximately 31.7% of our sales would have been generated from cost-reimbursable type contracts and approximately 18.1% of our sales would have been generated from time-and-material type contracts. Substantially all of our cost-reimbursable and time and material type contracts are with the U.S. Government, primarily with the DoD. Substantially all of our sales to commercial customers are transacted under fixed-price sales arrangements, and are included in our fixed-price type contract sales.

On a fixed-price type contract (revenue arrangement), we agree to perform the contractual statement of work for a predetermined contract price. Although a fixed-price type contract generally permits us to retain profits if the total actual contract costs are less than the estimated contract costs, we bear the risk that increased or unexpected costs may reduce our profit or cause us to sustain losses on the contract. Accounting for the sales on a fixed-price type contract requires the preparation of estimates of (1) the total contract revenue, (2) the total costs at completion, which is equal to the sum of the actual incurred costs to date on the contract and the estimated costs to complete the contract's statement of work, and (3) the measurement of progress towards completion. Adjustments to original estimates for a contract's revenue, estimated costs at completion and estimated total profit or loss are often required as work progresses under a contract, as experience is gained and as more information is obtained, even though the scope of work required under the contract may not change, or if contract modifications occur.

On a cost-reimbursable type contract (revenue arrangement), we are paid our allowable incurred costs plus a profit which can be fixed or variable depending on the contract's fee arrangement up to predetermined funding levels determined by our customers. On a time-and-materials type contract (revenue arrangement), we are paid on the basis of direct labor hours expended at specified fixed-price hourly rates (that include wages, overhead, general and administrative expenses and profit) and materials at cost. Therefore, on cost-reimbursable type and time-and-material type contracts we do not bear the risks of unexpected cost overruns, provided that we do not incur costs that exceed the predetermined funded amounts.

The impact of revisions in profit (loss) estimates for all types of contracts are recognized on a cumulative catch-up basis in the period in which the revisions are made. Provisions for anticipated losses on contracts are recorded in the period in which they become evident. Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and their realization is reasonably assured. The revisions in contract estimates, if significant, can materially affect our results of operations and cash flows, as well as our valuations of contracts in process.

Our government contracts entail certain risks.

•	Government contracts are dependent upon the U.S. defense budget.

The DoD budget has increased for each fiscal year from fiscal year 1997 to fiscal year 2005, and, based on the Bush Administration's current Future Year Defense Plan (FYDP), the DoD budget would continue to increase through fiscal 2009. However, the future DoD budgets after fiscal year

2005 could be negatively impacted by several factors, including, but not limited to, the U.S. Government's budget deficits and spending priorities and the costs of sustaining the U.S. military operations in Iraq and Afghanistan, which could cause the DoD budget to remain unchanged or to decline. A significant decline in U.S. military expenditures in the future could result in a material decrease to our sales, earnings and cash flow. The loss or significant reduction in government funding of a large program in which we participate could also result in a material decrease to our future sales, earnings and cash flows and thus limit our ability to satisfy our financial obligations, including those relating to the notes. U.S. Government contracts are also conditioned upon the continuing approval by Congress of the amount of necessary spending. Congress usually appropriates funds for a given program each fiscal year even though contract periods of performance may exceed one year. Consequently, at the beginning of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract only if appropriations are made by Congress for future fiscal years.

•	Government contracts contain unfavorable termination provisions and are subject to audit and modification.

Companies engaged primarily in supplying defense-related equipment and services to U.S. Government agencies are subject to certain business risks peculiar to the defense industry. These risks include the ability of the U.S. Government to unilaterally:

•	suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations;

•	terminate existing contracts;

•	reduce the value of existing contracts;

•	audit our contract-related costs and fees, including allocated indirect costs; and

•	control and potentially prohibit the export of our products.

All of our U.S. Government contracts can be terminated by the U.S. Government either for its convenience or if we default by failing to perform under the contract. Termination for convenience provisions provide only for our recovery of costs incurred or committed, settlement expenses and profit on the work completed prior to termination. Termination for default provisions provide for the contractor to be liable for excess costs incurred by the U.S. Government in procuring undelivered items from another source. Our contracts with foreign governments generally contain similar provisions relating to termination at the convenience of the customer.

The U.S. Government may review our costs and performance on their contracts, as well as our accounting and general business practices. Based on the results of such audits, the U.S. Government may adjust our contract-related costs and fees, including allocated indirect costs. In addition, under U.S. Government purchasing regulations, some of our costs, including most financing costs, portions of research and development costs, and certain marketing expenses may not be reimbursable under U.S. Government contracts. Further, as a U.S. Government contractor, we are subject to investigation, legal action and/or liability that would not apply to a commercial company.

•	Government contracts are subject to competitive bidding and we are required to obtain licenses for non-U.S. sales.

We obtain many of our U.S. Government contracts through a competitive bidding process. We may not be able to continue to win competitively awarded contracts. In addition, awarded contracts may not generate sales sufficient to result in our profitability. We are also subject to risks associated with the following:

•	the frequent need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and/or cost overruns;

•	the substantial time and effort required to prepare bids and proposals for competitively awarded contracts that may not be awarded to us;

•	design complexity and rapid technological obsolescence; and

•	the constant need for design improvement.

In addition to these U.S. Government contract risks, we are required to obtain licenses from U.S. Government agencies to export many of our products and systems. Additionally, we are not permitted to export some of our products. Failure to receive required licenses would eliminate our ability to sell our products outside the United States. Furthermore, in connection with a plea agreement with the DoJ regarding Titan's alleged violations of the FCPA, Titan is currently unable to obtain new export licenses for items regulated by the U.S. Department of State and Titan may not be able to obtain new export licenses or amendments to existing ones or to utilize licensing exemptions in the foreseeable future. See "—Risks Related to the Titan Acquisition."

•	Current governmental investigations.

We are from time to time subject to governmental investigations relating to our operations. We are currently cooperating with the U.S. Government on several investigations, including but not limited to, an investigation regarding the Combat Survivor/Evader Locator (CSEL) program (which is discussed below). Under U.S. Government procurement regulations, an indictment by a federal grand jury could result in us being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term.

Our Interstate Electronics Corporation subsidiary (IEC) is under criminal investigation by the United States Army Criminal Investigation Command. The investigation relates to IEC's role on the CSEL program, on which IEC is a subcontractor to The Boeing Company (Boeing). IEC provides the global positioning system (GPS) modules to Boeing for the CSEL program. The GPS module includes a complex printed wiring board (PWB) that IEC purchased from two suppliers. The investigation appears to be focused on alleged manufacturing deficiencies in the PWBs and IEC's actions when it became aware of the potential manufacturing problems of the suppliers. We have conducted an internal investigation of this matter using outside counsel and currently believe that no criminal activity occurred. We are cooperating fully with the investigation and have voluntarily recalled all the PWBs and are repairing them as they are received. The outcome of our current (or future) governmental investigations cannot, however, be predicted, and any indictment, conviction or material fine or settlement arising out of these investigations could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We are subject to the risks of current and future legal proceedings.

At any given time, we are a defendant in various material legal proceedings and litigations arising in the ordinary course of business, including litigation, claims and assessments that have been asserted against acquired businesses, which we have assumed. Although we maintain insurance policies, we can make no assurance that this insurance will be adequate to protect us from all material judgments and expenses related to potential future claims or that these levels of insurance will be available in the future at economical prices or at all. A significant judgment against us arising out of any of our current or future legal proceedings and litigation, could have a material adverse effect on our business, financial condition and future prospects. A discussion of the material litigation to which we are currently a party is discussed elsewhere herein.

Several of our business operations involve rapidly evolving products and technological change.

The rapid change of technology is a key feature of most of the markets in which our products and systems oriented businesses operate. To succeed in the future, we will need to continue to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. Historically, our technology has been developed through customer-funded and internally funded research and development and through certain business acquisitions. We may not be able to continue to maintain comparable levels of research and development or successfully complete such acquisitions. In the past we have allocated substantial funds to capital expenditures, programs and other investments. This practice will continue to be required in the future. Even so, we may not be able to successfully identify new opportunities and may not have the needed financial resources to develop new products in a timely or cost-effective manner. At the same time, products and technologies developed by others may render our products and systems obsolete or non-competitive.

Consolidation and intense competition in the industries in which our businesses operate could limit our ability to attract and retain customers.

The defense industry and the other industries in which our businesses operate, and the market for defense applications, is highly competitive. We expect that the DoD's increased use of commercial off-the-shelf products and components in military equipment will continue to encourage new competitors to enter the market. We also expect that competition for original equipment manufacturing business will increase due to the continued emergence of merchant suppliers. Our ability to compete for defense contracts largely depends on the following factors:

•	the effectiveness and innovation of our technologies and research and development programs;

•	our ability to offer better program performance than our competitors at a lower cost; and

•	the capabilities of our facilities, equipment and personnel to undertake the programs for which we compete.

We are the incumbent supplier or have been the sole provider for many years for certain programs. We refer to such contracts as "sole-source" contracts. In such cases, there may be other suppliers who have the capability to compete for the programs involved, but they can only enter or reenter the market if the customer chooses to reopen or recompete the particular program to competition. The majority of our sales are derived from contracts with the U.S. Government and its prime contractors, which are principally awarded on the basis of negotiations or competitive bids. Additionally, some of our competitors are larger than us and have substantially greater financial and other resources than we have.

Our debt agreements restrict our ability to finance our future operations and, if we are unable to meet our financial ratios, could cause our existing debt to be accelerated.

Our debt agreements contain a number of significant provisions that, among other things, restrict our ability to:

•	sell assets;

•	incur more indebtedness;

•	repay certain indebtedness;

•	pay dividends on the common stock of L-3 Holdings;

•	make certain investments or business acquisitions;

•	repurchase or redeem capital stock;

•	engage in business mergers or consolidations; and

•	engage in certain transactions with subsidiaries and affiliates.

These restrictions could hurt our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. In addition, some of our debt agreements also require us to maintain compliance with certain financial ratios, including total consolidated earnings before interest, taxes, depreciation and amortization to total consolidated cash interest expense and total consolidated debt to total consolidated earnings before interest, taxes, depreciation and amortization, and to limit our capital expenditures. Our ability to comply with these ratios and limits may be affected by events beyond our control. A breach of any of these agreements or our inability to comply with the required financial ratios or limits could result in a default under those debt agreements. In the event of any such default, the lenders under those debt agreements could elect to:

•	declare all outstanding debt, accrued interest and fees to be due and immediately payable;

•	require us to apply all of our available cash to repay our outstanding senior debt; and

•	prevent us from making debt service payments on our other debt.

Because of the subordination provisions relating to the notes, if we were unable to repay any of these borrowings when due, we would be required to pay senior indebtedness, including the senior credit facility, in full before making payments on account of the notes. If the indebtedness under the existing debt agreements were to be accelerated, our assets may not be sufficient to repay such indebtedness, including the notes offered hereby, in full.

If we are unable to attract and retain key management and personnel, we may become unable to operate our business effectively.

Our future success depends to a significant degree upon the continued contributions of our management, including Mr. Lanza, our Chairman and Chief Executive Officer, and our ability to attract and retain other highly qualified management and technical personnel. We do not maintain any key person life insurance policies for members of our management. We have an employment agreement with Mr. Lanza. We face competition for management and technical personnel from other companies and organizations. Failure to attract and retain such personnel would damage our prospects.

Environmental laws and regulation may subject us to significant liability.

Our operations are subject to various U.S. federal, state and local as well as certain foreign environmental laws and regulations within the countries in which we operate relating to the discharge, storage, treatment, handling, disposal and remediation of certain materials, substances and wastes used in our operations.

New laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or the imposition of new clean-up requirements may require us to incur a significant amount of additional costs in the future and could decrease the amount of free cash flow available to us for other purposes, including capital expenditures, research and development and other investments.

Termination of our backlog of orders could negatively impact our results of operations and cash flows.

We currently have a backlog of orders, primarily under contracts with the U.S. Government. Our total funded backlog was $7,113.4 million at September 30, 2005. The U.S. Government may unilaterally modify or terminate its contracts. Accordingly, most of our backlog could be modified or terminated by the U.S. Government, which would negatively impact our results of operations and cash flows.

Risks Related to the Titan Acquisition

If Titan does not comply with its plea agreement and consent to entry of judgment with the U.S. Government relating to the Foreign Corrupt Practices Act, it could be exposed to further liability.

During the first quarter of 2004, Titan learned of allegations that improper payments under the FCPA had been made, or items of value had been provided, involving international consultants for Titan or its subsidiaries to foreign officials. The allegations, which were identified as part of internal reviews conducted by Titan and Lockheed Martin in connection with their failed merger, were reported at that time to the U.S. Government. Titan's board of directors established a committee of the board to oversee Titan's internal review of these matters. In connection with the internal review, the SEC commenced an investigation into whether payments involving Titan's international consultants were made in violation of applicable law, particularly the FCPA. In addition, the DoJ initiated a criminal inquiry into this matter, and also initiated an investigation into whether these same alleged practices violated provisions of the United States Tax Code.

On March 1, 2005, Titan announced that it had entered into a consent to entry of a final judgment with the SEC without admitting or denying the SEC's allegations, and reached a plea agreement with the DoJ, under which Titan pled guilty to three FCPA counts related to its overseas operations. These counts consist of violations of the anti-bribery and the books and records provisions of the FCPA and aiding and assisting in the preparation of a false tax return.

In connection with the FCPA settlement, Titan made total payments of $28.5 million, including a DoJ-recommended fine of $13 million and payments to the SEC of $15.5 million. A federal judge also imposed a three-year term of supervised probation. As part of these agreements, Titan agreed to: (1) implement a best-practices compliance program designed to detect and deter future violations of the FCPA; and (2) retain an independent consultant to review its policies and procedures with respect to FCPA compliance and to adopt the consultant's recommendations. If Titan fails to comply with its sentence or the consent to entry of a final judgment, it could be subject to additional criminal and civil fines or penalties and limitations on its ability to enter into or perform under U.S. Government contracts, which would have a material adverse effect on our business, financial condition and results of operations.

Titan has made voluntary disclosures to the U.S. Department of State (DoS) of suspected violations of law discovered in the course of Titan's internal FCPA investigation. The voluntary disclosures have not yet been resolved and may result in the assessment of fines or penalties against Titan or L-3. Further, as a result of Titan's plea agreement, Titan is currently unable to obtain new export licenses for items regulated by the DoS. Titan has been working with the DoS to obtain relief from this licensing ineligibility rule, but there is no assurance that Titan will be able to obtain new export licenses or amendments to existing ones or to utilize licensing exemptions in the foreseeable future. In addition, Titan's privilege to export products or services under existing export licenses may also be suspended. If Titan were prevented from obtaining new licenses and/or exporting products or services under existing licenses for a significant period of time, this could breach its obligations under certain contracts and could cause Titan to suffer adverse consequences, including termination of contracts and/or claims for damages. Titan does not know when, or if, it will be able to obtain relief from the licensing ineligibility rule, or for any further export license suspensions. Certain of Titan's revenues are generated by contracts with international customers which require export licenses. For the year ended December 31, 2004, Titan had revenues of approximately $27 million that required it to have export licenses.

On March 2, 2005, the Navy, acting on behalf of the DoD, and Titan executed an administrative settlement agreement that would allow Titan to continue to receive U.S. Government contracts. The agreement imposes certain duties and limitations on Titan and provides that the Navy will monitor for three years Titan's compliance with, among other things, the FCPA and federal procurement laws and regulations. Under the agreement, the Navy agreed not to undertake any administrative action to propose Titan for debarment, but reserved the right to undertake appropriate administrative action, in its discretion, in the event of the indictment or conviction of any then-current (as of the date of execution of the agreement) officer or director of Titan or any of its wholly-owned subsidiaries arising out of continuing investigations into the underlying matters that were the subject of the Titan plea agreement or the final judgment entered by the SEC. The DoJ is continuing its investigation of individuals involved in these matters. The Navy agreement defines "Titan" to include, among other things, Titan's "affiliates." There is no assurance that, upon completion of the merger, L-3 will not be construed as Titan's affiliate under the agreement.

Titan has an ongoing obligation under its by-laws and under indemnity agreements with current and former employees to advance their costs of defense relating to the FCPA investigations and related class action and derivative litigation, subject to each individual undertaking to repay the costs of defense if it is ultimately determined that any such individual is not entitled to be indemnified by Titan.

Titan and several of its employees are under investigation by the U.S. Government, which could result in severe penalties.

In October 2002, Titan received a grand jury subpoena from the Antitrust Division of the DoJ requesting the production of documents relating to information technology services performed for the Air Force at Hanscom Air Force Base in Massachusetts and at Wright-Patterson Air Force Base in Ohio. Also, a senior Titan employee has provided handwriting exemplars in connection with this matter. Three Titan employees have previously testified before the grand jury in exchange for receiving immunity.

The investigation is on-going, and we are unable to predict their outcome at this time. Any penalties imposed by the U.S. Government in these matters could have a material adverse effect on our financial positions, results of operations, or cash flows and prospects.

Titan is a party to multiple lawsuits which, if decided adversely, could have a negative impact on our financial results.

Titan is named as a defendant in a number of lawsuits and may be subject to further litigation in the future.

These lawsuits include the following:

•	As a result of the SEC and DoJ investigations of Titan's violations of the FCPA, various actions, including securities class actions and derivative suits, have been brought against Titan and certain of its officers and directors in federal and state court. All of the parties to these actions executed stipulations of settlement on or about July 22, 2005 after completion of confirmatory discovery, including the review by plaintiffs' counsel of certain Titan and L-3 documents and the taking of several depositions. The settlement of the securities class action suit remains subject to court approval. If the settlement is not approved by the court, Titan, certain of its former officers and directors, and L-3 would have to defend the underlying lawsuits.

•	A number of class actions have been filed against Titan and certain of its officers and directors in connection with SureBeam, a former subsidiary of Titan, which was spun-off in an initial public offering and which subsequently filed for bankruptcy. These actions have been consolidated and are currently pending in a federal court in California. The bankruptcy trustee of SureBeam has also brought an action in a California state court against certain directors and officers of Titan who at one time also served as directors or officers of SureBeam. The basis of all of these lawsuits is that Titan and other defendants are liable for allegedly misleading and inaccurate statements about SureBeam. Although the parties to these actions have expressed an interest in settlement, and we have agreed to settle the bankruptcy trustee claim for $5.0 million, the outcome of the class action lawsuit is uncertain.

•	Two lawsuits have been filed against Titan and others alleging that certain employees of Titan who were acting as translators for the U.S. military in certain prison facilities in Iraq engaged in torture, assault and other acts of mental and physical abuse in violation of state, federal and international law. We cannot predict the outcome of these actions at this time.

Although Titan maintains insurance policies, we cannot assure you that this insurance will be adequate to protect it from all material expenses related to claims. We are unable to predict the precise nature of the relief that may be sought or granted in any lawsuits involving Titan or the effect that pending or future Titan cases may have on our business, operations, profitability or financial condition.

In addition, Titan may be subject to additional criminal investigations conducted by the U.S. Government. If the U.S. Government were to find that Titan failed to comply with applicable laws and regulations, it may be subject to criminal sanctions or civil remedies, including fines, injunctions, prohibitions on exporting, seizures or debarments from government contracts. The cost of compliance or the consequences of non-compliance, including debarments, could have a material adverse effect on our business and results of operations.

Titan depends on U.S. Government contracts for most of its revenues and the loss of U.S. Government contracts or a decline in funding of existing or future government contracts could adversely affect our revenues and cash flows and our ability to fund our growth.

Virtually all of Titan's revenue is from the sale of services and products to the U.S. Government. Titan's U.S. Government contracts are only funded on an annual basis, and the U.S. Government may cancel these contracts at any time without penalty or may change its requirements, programs or contract budget or decline to exercise option periods, any of which could reduce our revenues and cash flows from U.S. Government contracts. Titan's revenues and cash flow from U.S. Government contracts could also be reduced by declines in U.S. defense, homeland security and other federal agency budgets. As noted, related to the FCPA settlement, Titan and the Navy entered into an administrative settlement that will allow Titan to continue to receive U.S. Government contracts. The agreement in relevant part provides for Navy monitoring of Titan compliance activities for three years.

On a pro forma basis after giving effect to the Titan acquisition and the Other Business Acquisitions, for the nine months ended September 30, 2005, Titan's linguist contract with the U.S. Army Intelligence and Security Command (InSCom) represented 4.1%, or $325.4 million, of our pro forma sales. InSCom is currently expected to procure the linguist services under a new program, Interpreter and Translator Management Services (ITMS), from multiple sources instead of under a sole source contract, which would increase competition. We cannot be certain that we will be able to win the re-compete for this business that is expected to be awarded in January 2006.

A substantial majority of Titan's total sales are for products and services under contracts with various agencies and procurement offices of the DoD or with prime contractors to the DoD, including the linguist contract with the U.S. Army and its contract with the U.S. Special Operations Command. Although these various parts of the DoD are subject to common budgetary pressures and other factors, Titan's various customers exercise independent purchasing decisions. Because of such concentration of Titan's contracts, if a significant number of our DoD contracts and subcontracts are simultaneously delayed or cancelled for budgetary performance or other reasons it would have a material adverse effect on our revenues and cash flows.

At June 30, 2005, Titan's total funded backlog was approximately $945.9 million. In addition to contract cancellations and declines in agency budgets, our backlog and future financial results, including as they relate to Titan, may be adversely affected by:

•	curtailment of the U.S. Government's use of technology or other services and products providers, including curtailment due to government budget reductions and related fiscal matters;

•	developments in Iraq, Afghanistan or other geopolitical developments that affect demand for products and services;

•	our ability to hire and retain personnel to meet increasing demand for our services including our ability to meet demands for linguist services; and

•	technological developments that impact purchasing decisions or our competitive position.

These or other factors could cause U.S. defense and other federal agencies to reduce their purchases under contracts, to exercise their right to terminate contracts or not to exercise options to renew contracts or limit our ability to obtain new contract awards. Any of these actions or any of the other actions described above could significantly reduce our revenues, operating income and cash flows.

Titan may face significant liability for violations of environmental law.

In December 2001, the current occupants of a property formerly owned by Titan commenced an environmental action against Titan and others in New Jersey state court. Plaintiffs contend that Titan is liable for the damages caused by hazardous waste materials originating from adjacent land to the extent that Titan purportedly provided indemnification to plaintiffs when it sold the property to them in 1986. Discovery is in progress, and we cannot predict the outcome of this litigation at this time. However, an adverse finding could have a significant impact on our results of operations and cash flows.

There may be other unknown risks inherent in the Titan acquisition.

Although we have conducted due diligence with respect to Titan, we may not be aware of all of the risks associated with the Titan acquisition. For example, we may not be aware of all of the existing litigation or governmental investigations involving Titan and its current and former employees. Any discovery of adverse information concerning Titan could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to successfully integrate Titan's operations into L-3. In addition, the integration of Titan into L-3's operations may result in organizational conflicts of interests.

The process of integrating the operations of Titan into L-3 could cause an interruption of, or loss of momentum in, the activities of our or Titan's business or the loss of key personnel. In addition, although we expect to be able to achieve certain synergies and eliminate certain duplicative costs, and realize other benefits related to the integration of Titan's business, we cannot give any assurance that we will be able to achieve such synergies, elimination of duplicative costs or other benefits. The diversion of management's attention and any delays or difficulties encountered with the integration of Titan's operations or our inability to achieve the expected synergies and costs savings could have an adverse effect on our business, results of operations and financial condition.

Our acquisition and integration of Titan could result in actual or perceived organizational conflicts of interests, or OCIs, which are restricted or prohibited by the Federal Acquisition Regulations. Under the Federal Acquisition Regulations, an OCI arises when an organization is in a position where: there is an actual or perceived activity that renders it unable, or potentially unable, to render impartial advice to the government; the organization's objectivity in performing work for the government is, or might be, impaired; or the organization has an unfair competitive advantage by virtue of its access to confidential information. Although we intend to implement steps to mitigate or eliminate any OCIs that may arise as a result of the Titan acquisition, we cannot be sure that those steps will be successful. If we are unable to successfully mitigate or eliminate those risks or the government does not agree to the implementation of these intended steps, we may be unable to continue to perform work under existing contracts or compete for certain new contracts, which in either case could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to the Notes

We cannot assure you that an active trading market will develop for the exchange notes, which may reduce their market price.

We are offering the exchange notes to the holders of the outstanding notes. The outstanding notes were offered and sold in July 2005 to a small number of institutional investors and are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages (PORTAL) Market.

We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates and the markets for similar securities. The initial purchasers have advised us that they currently intend to make a market with respect to the exchange notes. However, the initial purchasers are not obligated to do so, and any market making with respect to the exchange notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement in lieu thereof.

The liquidity of, and trading market for, the exchange notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of our financial performance and prospects.

The notes are subordinated to all our existing and future senior indebtedness, which may inhibit our ability to repay you.

The notes are contractually subordinated in right of payment to our existing and future senior indebtedness. At September 30, 2005, we had $750.0 million of senior debt, and had the ability to borrow up to an additional $886.7 million (after reductions for outstanding letters of credit of $113.3 million) under our senior credit facility, all of which, if borrowed or drawn upon, would be senior debt.

Any incurrence of additional indebtedness may materially adversely impact our ability to service our debt, including the notes. Due to the subordination provisions of our senior subordinated indebtedness, including the notes, in the event of our insolvency, funds that would otherwise be used to pay the holders of the notes and other senior subordinated indebtedness will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of these payments, general creditors may recover less, ratably, than the holders of senior indebtedness and the general creditors may recover more, ratably, than the holders of the notes or other subordinated indebtedness. In addition, the holders of senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the notes.

The terms of our indebtedness could restrict our flexibility and limit our ability to satisfy obligations under the notes.

We are subject to operational and financial covenants and other restrictions contained in the bank loan documents evidencing our senior indebtedness and the indentures evidencing our senior subordinated notes. These covenants could limit our operational flexibility and restrict our ability to borrow additional funds, if necessary, to finance operations and to make principal and interest payments on the notes. Additionally, failure to comply with these operational and financial covenants could result in an event of default under the terms of this indebtedness which, if not cured or waived, could result in this indebtedness becoming due and payable. The effect of these covenants, or our failure to comply with them, could have a material adverse effect on our business, financial condition and results of operations.

Our ability to repurchase notes with cash upon a change of control may be limited.

In specific circumstances involving a change of control, you may require us to repurchase some or all of your notes. We may not have sufficient financial resources at such time or be able to arrange financing to pay the repurchase price of the notes in cash. Our ability to repurchase the notes in such event may be limited by law, by our indentures, by the terms of other agreements relating to our senior indebtedness and by such indebtedness and agreements as may be entered into, replaced, supplemented or amended from time to time. We may be required to refinance our senior indebtedness in order to make such payments. We may not have the financial ability to repurchase the notes in cash if payment for our senior indebtedness is accelerated.

The guarantees may be unenforceable due to fraudulent conveyance statutes and, accordingly, you could have no claim against the guarantors.

Although laws differ among various jurisdictions, a court could, under fraudulent conveyance laws, further subordinate or avoid the guarantees if it found that the guarantees were incurred with actual intent to hinder, delay or defraud creditors, or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantees and that the guarantor was any of the following:

•	insolvent or rendered insolvent because of the guarantees;

•	engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity.

If a court voided a guaranty by one or more of our subsidiaries as the result of a fraudulent conveyance, or held it unenforceable for any other reason, holders of the notes would cease to have a claim against the subsidiary based on the guaranty and would solely be creditors of L-3 Communications and any guarantor whose guarantee was not similarly held unenforceable.

Not all of our subsidiaries are guarantors, and your claims will be subordinated to all of the creditors of the non-guarantor subsidiaries.

Many, but not all, of our direct and indirect subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those non-guarantor subsidiaries before any assets of the non-guarantor subsidiaries are made available for distribution to us. Assuming the exchange of the outstanding notes for the exchange notes was completed on September 30, 2005, the exchange notes would have been effectively junior to $353.0 million of indebtedness and other liabilities (including trade payables) of these non-guarantor subsidiaries. The non-guarantor subsidiaries generated 12.1% of our sales for the nine months ended September 30, 2005 and held 10.8% of our consolidated assets at September 30, 2005.

The guarantees will be subordinated to the senior debt of the guarantors.

The guarantees are subordinated to all existing and future senior debt of the guarantors, which shall consist of all of the indebtedness and other liabilities of the guarantors designated as senior, including guarantees of borrowings under the senior credit facility. The guarantees issued in connection with the offering of the outstanding notes and the exchange of the exchange notes will be pari passu with the guarantees of the senior subordinated notes sold by L-3 Communications in June 2002, May 2003, December 2003 and November 2004, and with the guarantee by L-3 Communications and the other guarantors of the convertible notes issued by L-3 Holdings concurrently with the offering of the outstanding notes. At September 30, 2005, we had approximately $750.0 million of senior debt outstanding under our senior credit facility, and any future amounts outstanding under that facility would be guaranteed by our subsidiaries on a senior basis. At September 30, 2005, L-3 Communications had availability of an additional $886.7 million (after reduction for outstanding letters of credit of $113.3 million) under its senior credit facility, all of which, if borrowed or drawn upon, would be senior debt. Any right of L-3 Communications to receive the assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be subject to the claims of that subsidiary's creditors, including trade creditors. To the extent that L-3 Communications is recognized as a creditor of that subsidiary, L-3 Communications may have such claim, but it would still be subordinate to any security interests in the assets of that subsidiary and any indebtedness and other liabilities of that subsidiary senior to that held by L-3 Communications.

This prospectus contains forward looking statements, which may not be correct.

Certain of the matters discussed concerning our operations, economic performance and financial condition, including in particular, the likelihood of our success in developing and expanding our business and the realization of sales from backlog, include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that their goals will be achieved.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus contain some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance, and financial condition, including in particular, the likelihood of our success in developing and expanding our business and the realization of sales from backlog, include forward-looking statements within the meaning of section 27A of the Securities Act and Section 21E of the Exchange Act.

Statements that are predictive in nature, that depend upon or refer to events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved. Such statements will also be influenced by factors such as:

•	our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. Government defense budget;

•	our reliance on contracts with a limited number of agencies of, or contractors to, the U.S. Government and the possibility of termination of government contracts by unilateral government action or for failure to perform;

•	the extensive legal and regulatory requirements surrounding our contracts with the U.S. Government and the results of any investigation of our contracts undertaken by the U.S. Government;

•	our ability to obtain future government contracts on a timely basis;

•	the availability of government funding and changes in customer requirements for our products and services;

•	our significant amount of debt and the restrictions contained in our debt agreements;

•	our ability to continue to retain and train our existing employees and to recruit and hire new qualified and skilled employees, as well as our ability to retain and hire employees with U.S. Government security clearances that are required to perform work on classified contracts for the U.S. Government;

•	actual future interest rates, volatility and other assumptions used in the determination of pension, benefits and stock options amounts;

•	our collective bargaining agreements and our ability to favorably resolve labor disputes should they arise;

•	the business and economic conditions in the markets we operate in, including those for the commercial aviation and communications markets;

•	economic conditions, competitive environment, international business and political conditions, timing of international awards and contracts;

•	our extensive use of fixed-price type contracts as compared to cost-reimbursable type and time-and-material type contracts;

•	our ability to identify future business acquisition candidates or to integrate acquired business operations;

•	the rapid change of technology and high level of competition in the defense industry and the commercial industries in which our businesses participate;

•	our introduction of new products into civil and commercial markets or our investments in civil and commercial products or companies;

•	the outcomes of litigations material to us to which we currently are, or to which we may become in the future, a party;

•	the outcomes of current or future governmental investigations of our businesses, including acquired businesses;

•	costs or difficulties related to the integration of the businesses of us and Titan may be greater than expected;

•	anticipated cost savings from the Titan acquisition may not be fully realized or realized within the expected time frame;

•	operating results following the Titan acquisition may be lower than expected;

•	ultimate resolution of contingent matters, claims and investigations relating to Titan, including the impact on the final purchase price allocations;

•	Titan's compliance with its plea agreement and consent to entry of judgment with the U.S. Government relating to the Foreign Corrupt Practices Act;

•	competitive pressure among companies in our industry may increase significantly;

•	pension, environmental or legal matters or proceedings and various other market, competition and industry factors, many of which are beyond our control; and

•	the fair values of our assets, including identifiable intangible assets and the estimated fair value of the goodwill balances for our reporting units which can be impaired or reduced by the other factors discussed above.

Readers of this prospectus are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this prospectus to reflect events or changes or circumstances or changes in expectations or the occurrence of anticipated events.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

We received net proceeds of approximately $973.4 million from the offering of the outstanding notes, after deducting the discounts, commissions and estimated expenses payable by us.

The net proceeds from the offering of the outstanding notes and the concurrent convertible notes offering by L-3 Holdings were used to pay a portion of the aggregate consideration required for the Titan acquisition.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization at September 30, 2005.

You should read this table in conjunction with our financial statements and the related notes, "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Other Indebtedness" included elsewhere herein.

The financial data at September 30, 2005 in the following table are derived from our unaudited financial statements for the three and nine month periods ended September 30, 2005.

At September 30, 2005
(in millions)
Cash and cash equivalents	$226.3
Long-term debt:
Senior credit facility:(1)
Revolving credit facility	$—
Term loan facility	750.0
7 5/8% Senior Subordinated Notes due 2012	750.0
6 1/8% Senior Subordinated Notes due 2013	400.0
6 1/8% Senior Subordinated Notes due 2014	400.0
5 7/8% Senior Subordinated Notes due 2015	650.0
6 3/8% Senior Subordinated Notes due 2015	1,000.0
3% Convertible Contingent Debt Securities (CODES) due 2035	700.0
Principal amount of long-term debt	4,650.0
Unamortized discounts	(16.4)
Carrying amount of long-term debt	$4,633.6
Minority interests	80.7
Shareholders' equity:
Common stock	2,980.0
Retained earnings	1,408.7
Unearned compensation	(8.5)
Accumulated other comprehensive loss	(70.9)
Total shareholders' equity	4,309.3
Total capitalization	$9,023.6

(1)	At September 30, 2005, we had the ability to borrow (subject to compliance with covenants) up to an additional $886.7 million (after reducing for outstanding letters of credit of $113.3 million) under our senior credit facility.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements have been derived from our and Titan's audited historical consolidated financial statements, and our unaudited historical condensed consolidated financial statements, each of which are included elsewhere herein, Titan's unaudited results of operations for the period from January 1, 2005 to July 29, 2005, and the unaudited consolidated financial statements from certain other business acquisitions not included herein.

The following unaudited pro forma combined condensed statements of operations data for the year ended December 31, 2004 and the nine months ended September 30, 2005 (pro forma statement of operations) give effect to the following transactions as if they had occurred on January 1, 2004: (1) the Titan acquisition and the Acquisition Financing, which was comprised of approximately $355.5 million of cash on hand (net of approximately $25.3 million which was acquired from Titan), $750.0 million of term loan borrowings under L-3 Communications' senior credit facility, the net proceeds from the issuance by L-3 Holdings of $700.0 million of CODES and the issuance by L-3 Communications of $1,000.0 million of 6 3/8% senior subordinated notes, and (2) the acquisitions by L-3 of Cincinnati Electronics, Inc., the Canadian Navigation Systems and Space Sensors System business of Northrop Grumman, the Marine Controls division of CAE, the Propulsion Systems business unit of General Dynamics, and Mobile-Vision, Inc., and their related financings, which were completed between January 1, 2004 and September 30, 2005. Although these recent L-3 business acquisitions are not significant, individually or in the aggregate, to L-3's results of operations or financial position, we have included them in these pro forma statements of operations because their pre-acquisition results of operations are included when determining L-3's compliance with the financial covenants under L-3 Communications' senior credit facility. As discussed in the notes to the unaudited pro forma combined condensed financial statements, the results of operations of certain business acquisitions have been excluded. L-3 Communications is a wholly-owned subsidiary of L-3 Holdings. L-3 Holdings and its subsidiaries, including L-3 Communications, are referred to in this "Unaudited Pro Forma Combined Condensed Financial Statements" section as "L-3". We have not included our unaudited pro forma combined condensed balance sheet because Titan's balance sheet data is included in L-3's actual, unaudited consolidated balance sheet for September 30, 2005, which is included elsewhere herein.

The pro forma adjustments are based on preliminary purchase price allocations for the business acquisitions. Actual allocations will be based on the final appraisals and other analyses of fair values of acquired contracts in process, inventories, identifiable intangible assets, goodwill, property, plant and equipment, deferred income taxes and litigation liabilities. L-3 will finalize the allocations after all of the data required to complete the final appraisals and analysis of fair values of the acquired assets and assumed liabilities is compiled and analyzed. Differences between the preliminary and final purchase price allocations are not expected to have a material impact on L-3's results of operations. However, as discussed in Note 4 to the unaudited condensed consolidated financial statements of L-3 included in its quarterly report on Form 10-Q for the period ended September 30, 2005, which is included herein, the differences between the preliminary and final purchase price allocations on our financial position could be material. The unaudited pro forma combined condensed statement of operations do not reflect any cost savings that we believe could have resulted had the Titan and the other business acquisitions listed above occurred on January 1, 2004.

The unaudited pro forma combined condensed financial information should be read in conjunction with (1) the audited consolidated financial statements of L-3 for the year ended December 31, 2004, which is included elsewhere herein, (2) the unaudited condensed consolidated financial statements of L-3 for the period ended September 30, 2005, which is included elsewhere herein, (3) the audited consolidated financial statements of Titan for the year ended December 31, 2004, which is included elsewhere herein, and (4) the unaudited condensed consolidated financial statements of Titan for the period ended June 30, 2005, which is included elsewhere herein.

The unaudited pro forma combined condensed financial information may not be indicative of the results of operations of L-3 that actually would have occurred had the Titan and the other business acquisitions listed above been completed on January 1, 2004, or the results of operations of L-3 that may be obtained in the future.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2005
(in millions, except per share data)

	L-3 As Reported	Titan Historical(1)	Pro Forma Adjustments		L-3 & Titan Pro Forma	Other Acquisitions(6)(7)	Pro Forma Adjustments		Pro Forma
Sales	$6,544.5	$1,371.9	$—		$7,916.4	$39.3	$—		$7,955.7
Costs and expenses	5,853.9	1,342.8 (2)	9.1	(3)	7,205.8	34.7	—	(3)	7,240.5
Operating income (loss)	690.6	29.1	(9.1)		710.6	4.6	—		715.2
Other (income) expense, net	(6.4)	(2.1)	2.6	(4)	(5.9)	—	—		(5.9)
Interest expense	136.5	23.8	57.0	(4)	217.3	—	1.2	(8)	218.5
Minority interest	7.9	—	—		7.9	—	—		7.9
Income (loss) from continuing operations before income taxes	552.6	7.4	(68.7)		491.3	4.6	(1.2)		494.7
Provision (benefit) for income taxes	195.5	29.0	(23.6	)(5)	200.9	0.8	0.5	(9)	202.2
Income (loss) from continuing operations	$357.1	$(21.6)	$(45.1)		$290.4	$3.8	$(1.7)		$292.5
L-3 Holdings' earnings per share:
Basic	$3.02	n/a	n/a		$2.45	n/a	n/a		$2.47
Diluted	$2.95	n/a	n/a		$2.40	n/a	n/a		$2.42
L-3 Holdings' weighted average shares outstanding:
Basic	118.3	n/a	n/a		118.3	n/a	n/a		118.3
Diluted	120.9	n/a	n/a		120.9	n/a	n/a		120.9

See notes to Unaudited Pro Forma Combined Condensed Financial Statements

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004
(in millions, except per share data)

	L-3 As Reported		Titan As Reported(1)		Pro Forma Adjustments		L-3 & Titan Pro Forma		Other Acquisitions(6)(10)	Pro Forma Adjustments		Pro Forma
Sales	$6,897.0		$2,046.5		$—		$8,943.5		$431.3	$—		$9,374.8
Costs and expenses	6,148.4		1,975.6	(2)	12.6	(3)	8,136.6		361.0	—	(3)	8,497.6
Operating income (loss)	748.6		70.9		(12.6)		806.9		70.3	—		877.2
Other (income) expense, net	(7.3)		2.5		4.0	(4)	(0.8)		1.8	—		1.0
Interest expense	145.3		37.7		101.0	(4)	284.0		5.1	30.9	(8)	320.0
Minority interest	8.9		—		—		8.9		—	—		8.9
Loss on retirement of debt	5.0		—		—		5.0		—	—		5.0
Income (loss) from continuing operations before income taxes	596.7		30.7		(117.6)		509.8		63.4	(30.9)		542.3
Provision (benefit) for income taxes	214.8		16.9		(42.4	)(5)	189.3		12.1	(1.2	)(9)	200.2
Income (loss) from continuing operations	$381.9		$13.8		$(75.2)		$320.5		$51.3	$(29.7)		$342.1
L-3 Holdings' earnings per share:
Basic	$3.54		$0.16		n/a		$2.97		n/a	n/a		$3.17
Diluted	$3.33	(11)	$0.16		n/a		$2.81	(11)	n/a	n/a		$2.99	(11)
L-3 Holdings' weighted average shares outstanding:
Basic	107.8		83.9		n/a		107.8		n/a	n/a		107.8
Diluted	117.4		87.0		n/a		117.4		n/a	n/a		117.4

See notes to Unaudited Pro Forma Combined Condensed Financial Statements

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS

1.	On July 29, 2005, L-3 acquired all of the outstanding common stock of Titan for $23.10 per share in cash, or approximately $2,754.3 million, including the assumption of approximately $626.0 million of Titan's outstanding debt (all of which was repaid or redeemed concurrent with the Titan acquisition), net of cash acquired of $25.3 million. The acquisition was financed with a combination of approximately $355.5 million of cash on hand, $750.0 million of term loan borrowings under L-3 Communications' senior credit facility, net proceeds from the issuance by L-3 Holdings of $700.0 million of CODES and the net proceeds from the issuance by L-3 Communications of $1,000.0 million of 6 3/8% senior subordinated notes. Titan's 2005 historical stand-alone results presented in the pro forma combined condensed statement of operations for the nine months ended September 30, 2005 represent Titan's unaudited historical results of operations from January 1, 2005 to July 29, 2005. The results of operations for Titan from the date of acquisition are included in the L-3 "as reported" amounts.

2.	Costs and expenses for Titan include charges for costs related to the proposed merger agreement between Titan and Lockheed Martin Corporation (which was terminated on June 26, 2004), the settlement of SEC and Department of Justice investigations of Titan under the FCPA, and the Titan internal review of the FCPA violations, shareholder settlements related to the securities law class actions and derivative suits arising out of Titan's alleged violations of the FCPA and the acquisition of Titan by L-3. These charges, which were recorded by Titan prior to its acquisition by L-3, amounted to $80.5 million for the nine months ended September 30, 2005 and $60.3 million for the year ended December 31, 2004. Costs and expenses for the year ended December 31, 2004 also include asset impairment charges totaling $15.5 million.

3.	The adjustment to costs and expenses relating to the Titan acquisition in the pro forma statement of operations consists of the amortization of identifiable intangible assets, partially offset by the elimination of intangible asset amortization expense included in the historical financial statements of Titan. The total preliminary estimates of identifiable intangible assets relating to the Titan acquisition that are subject to amortization will be amortized over their useful lives as the economic benefits from them are realized over an estimated useful life of 20 years. The adjustment to costs and expenses relating to the business acquisitions discussed below in Note 6 in the pro forma statement of operations consists of the amortization of identifiable intangible assets, primarily customer relationships acquired, offset by the elimination of intangible asset amortization expense included in the historical financial statements. The adjustments to L-3's pro forma costs and expenses to give effect to the Titan acquisition are presented below:

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
	(in millions)
Amortization expense for estimated identifiable intangible assets	$10.5	$15.0
Less: Titan's historical identifiable intangible assets amortization expense	(1.4)	(2.4)
Pro forma costs and expenses adjustment	$9.1	$12.6

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS   —   continued

4.	The adjustments to L-3's pro forma interest expense to give effect to the Acquisition Financing are presented below:

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
	(in millions)
Interest on $1,000.0 6 3/8% Senior Subordinated Notes issued by L-3 Communications	$37.2	$63.8
Interest on $700.0 of 3.00% CODES issued by L-3 Holdings	12.3	21.0
Interest on $750.0 of borrowings under the term loan facility	21.7	37.2
Interest on $195.5 of borrowings under the revolving facility	5.6	9.7
Amortization of deferred debt issue costs and discounts	4.0	7.0
Less: Titan's historical interest expense	(23.8)	(37.7)
Pro forma interest expense adjustment	$57.0	$101.0

The adjustments for borrowings under the revolving facility and term loans are based on a current interest rate of 4.96%. For each 1/8% change in the applicable interest rates on our borrowings under the revolving facility and term loan facility, pro forma interest expense would change by $0.7 million for the nine months ended September 30, 2005 and $1.2 million for the year ended December 31, 2004.

Additionally, L-3's historical interest income has been adjusted to eliminate the estimated interest income earned on investments in cash and cash equivalents that was assumed to be used to finance the Titan acquisition amounting to $2.6 million for the nine months ended September 30, 2005 and $4.0 million for the year ended December 31, 2004.

5.	The pro forma adjustments were tax-effected, as appropriate, using an estimated statutory (federal and state) tax rate of 39.1%. The pro forma adjustments also include an estimated increase of 60 basis points (0.6%) to L-3's historical effective income tax rate for anticipated reductions to L-3's existing income tax benefits for research and experimentation (R&E) tax credits that are expected to occur because of the proposed Titan acquisition. The pro forma adjustments to reduce L-3's R&E tax credits and increase its effective tax rate would have increased L-3's provision for income taxes by $3.3 million for the nine months ended September 30, 2005 and $3.6 million for the year ended December 31, 2004.

6.	The pro forma statement of operations also includes the pre-acquisition results of operations for the following selected recent business acquisitions completed by L-3 between January 1, 2004 and September 30, 2005, because these results are included when determining our compliance with the financial covenants under L-3's senior credit facility. These business acquisitions had an aggregate purchase price, excluding acquisition costs, of $679.8 million, and were financed with a combination of (1) the net proceeds of $639.0 million from L-3 Communications' November 2004 offering of $650.0 million of 5.875% senior subordinated notes and (2) revolver borrowings under L-3 Communications' senior credit facility of $40.8 million. The following sets forth the acquisitions that are included in our pro forma statement of operations:

•	all of the outstanding stock of Cincinnati Electronics, Inc. for $176.3 million in cash, plus acquisition costs;

•	all of the outstanding stock of the Canadian Navigation Systems and Space Sensors System business of Northrop Grumman for $69.9 million in cash, plus acquisition costs. Following the acquisition the business was renamed L-3 Electronics Systems;

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS   —   continued

•	substantially all of the operations of the Marine Controls Division of CAE for $196.8 million in cash, plus acquisition costs. The purchase price is subject to adjustment based on closing date net assets on February 5, 2005. The business was renamed L-3 Communications MAPPS Inc. ("MAPPS");

•	the Propulsion Systems business unit of General Dynamics Corporation for $196.8 million in cash, plus acquisition costs. The business was renamed L-3 Communications – Combat Propulsion Systems; and

•	all of the outstanding common stock of Mobile-Vision, Inc. for $40.0 million in cash, plus acquisition costs. The purchase price is subject to adjustment based on closing date net working capital on April 12, 2005.

7.	The unaudited pro forma statement of operations includes the following unaudited historical financial data for the MAPPS, Combat Propulsion Systems and Mobile-Vision business acquisitions for the nine months ended September 30, 2005. The Cincinnati Electronics and L-3 Electronics Systems business acquisitions are included in L-3's historical statement of operations for the nine months ended September 30, 2005.

	MAPPS(a)	Combat Propulsion Systems(a)	Mobile-Vision(a)	Total
	(in millions)
Sales	$10.9	$20.6	$7.8	$39.3
Costs and expenses	11.1	18.9	4.7	34.7
Operating income (loss)	(0.2)	1.7	3.1	4.6
Other (income) expense, net	—	—	—	—
Interest expense	—	—	—	—
Income (loss) from continuing operations before income taxes	(0.2)	1.7	3.1	4.6
Provision for income taxes	—	0.5	0.3	0.8
Income (loss) from continuing operations	$(0.2)	$1.2	$2.8	$3.8

(a)	Represents unaudited historical results of operations from January 1, 2005 to the business acquisition date.

The business acquisitions completed between January 1, 2004 and September 30, 2005 that are not included in the pro forma statement of operations for the nine months ended September 30, 2005 had sales of $36.9 million and a net loss of $5.3 million on a pro forma basis. These business acquisitions are not included in the pro forma statement of operations because they are not significant, individually, or in the aggregate, to L-3's results of operations or financial position and because their pre-acquisition results are not included when determining our compliance with the financial covenants under L-3's senior credit facility.

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS   —   continued

8.	The adjustments to L-3's pro forma interest expense to give effect to the financing of the business acquisitions discussed above in Note 6 are based on a current interest rate on the revolving credit borrowings and the completion, on January 1, 2004, of the 5.875% senior subordinated notes due 2015 offering and are presented below:

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
	(in millions)
Interest on $40.8 of revolving credit borrowings under the senior credit facility	$1.2	$2.0
Interest on $650.0 of 5.875% senior subordinated notes	—	33.0
Amortization of deferred debt issue costs	—	1.0
Less: other business acquisitions historical interest expense	—	(5.1)
Pro forma interest expense adjustment	$1.2	$30.9

9.	The historical results of MAPPS did not include a provision for income taxes because the business was a division of CAE and the income taxes on the income was accounted for by CAE rather than MAPPS. The historical results of Mobile-Vision did not include a provision for federal income taxes because it was an S Corporation and the federal income taxes on Mobile-Vision's income were paid by its individual stockholders. As such, the pro forma adjustments include an income tax provision or benefit for the periods below to record the income tax amount for the historical results of operations for MAPPS and Mobile-Vision.

	Nine Months Ended September 30, 2005	Year Ended December 31, 2004
	(in millions)
Income tax provision	$1.0	$10.8

10.	The unaudited pro forma statement of operations includes the following unaudited historical financial data for the Cincinnati Electronics, L-3 Electron Systems, MAPPS, Combat Propulsion Systems and Mobile-Vision business acquisitions for the year ended December 31, 2004:

	Cincinnati Electronics(a)	Electronics Systems(b)	MAPPS(b)	Combat Propulsion Systems(b)	Mobile-Vision(b)	Total
	(in millions)
Sales	$60.6	$95.8	$105.5	$144.4	$25.0	$431.3
Costs and expenses	48.5	85.0	86.3	125.0	16.2	361.0
Operating income	12.1	10.8	19.2	19.4	8.8	70.3
Other (income) expense, net	1.6	0.9	(0.4)	—	(0.3)	1.8
Interest expense	4.7	0.4	—	—	—	5.1
Income from continuing operations before income taxes	5.8	9.5	19.6	19.4	9.1	63.4
Provision for income taxes	2.3	3.6	—	5.8	0.4	12.1
Income from continuing operations	$3.5	$5.9	$19.6	$13.6	$8.7	$51.3

(a)	Represents unaudited historical results of operations from January 1, 2004 to the business acquisition date.

(b)	Represents unaudited historical results of operations for the year ended December 31, 2004.

The business acquisitions completed between January 1, 2004 and September 30, 2005 that are not included in the pro forma statement of operations for the year ended December 31, 2004 had sales of $273.8 million and a net loss of $15.7 million on a pro forma basis. The net loss was

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS   —   continued

principally due to loss provisions for certain contracts in process of the Electron Dynamics Devices business, which is expected to be substantially completed by December 2005. L-3 acquired the Electron Dynamics Devices business from the Boeing Company on February 28, 2005. These business acquisitions are not included in the pro forma statement of operations because they are not significant, individually, or in the aggregate, to L-3's results of operations or financial position, and because their pre-acquisition results are not included when determining our compliance with the financial covenants under L-3's senior credit facility.

11.	L-3 Holdings' diluted weighted average shares outstanding and diluted earnings per share give effect to the assumed conversion of the 7,800,797 shares issued upon the conversion of L-3 Holdings' $420 million of 4% Senior Subordinated Convertible Contingent Debt Securities (CODES) due 2011. The assumed conversion results in the addition of after-tax interest expense savings to reported income from continuing operations amounting to $9.1 million for the year ended December 31, 2004 for the purpose of calculating diluted earnings per share. During 2004, substantially all of the holders of the CODES due 2011 exercised their conversion rights and converted such CODES due 2011 into L-3 Holdings common stock. The remaining $0.2 million of CODES due 2011 which were not converted were redeemed for cash. There was no impact to L-3 Holdings diluted earnings per share from applying EITF 04-8 to L-3 Holdings' 3% Convertible Contingent Debt Securities because their conversion value was less than their maturity value.

SELECTED FINANCIAL DATA

We derived the selected financial data presented below at December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 from our audited consolidated financial statements included elsewhere herein. We derived the selected financial data presented below for the years ended December 31, 2001 and 2000 and at December 31, 2002, 2001 and 2000 from our audited consolidated financial statements not included elsewhere herein. We derived the selected financial data presented below at September 30, 2005 and for the nine months ended September 30, 2005 and 2004 from our unaudited condensed consolidated financial statements included elsewhere herein. We derived the selected financial data presented below at September 30, 2004 from our unaudited condensed consolidated financial statements not included elsewhere herein. You should read the selected financial data together with our "Management's Discussion and Analysis of Results of Operations and Financial Condition" and our audited consolidated financial statements included elsewhere herein. The results of operations are impacted significantly by our acquisitions, some of which are described elsewhere herein.

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002(1)	2001(1)	2000(1)
	(unaudited)		(in millions, except per share data)
Statement of Operations Data:
Sales	$6,544.5	$4,985.8	$6,897.0	$5,061.6	$4,011.2	$2,347.4	$1,910.1
Operating income	690.6	529.1	748.6	581.0	454.0	275.3	222.7
Other expense (income), net	(6.4)	1.7	(7.3)	(0.2)	(5.0)	(1.8)	(4.4)
Interest expense	136.5	106.8	145.3	132.7	122.5	86.4	93.0
Minority interests in net income of consolidated subsidiaries	7.9	7.1	8.9	3.5	6.2	4.4	—
Loss on retirement of debt	—	—	5.0	11.2	16.2	—	—
Provision for income taxes	195.5	150.9	214.8	156.2	111.6	70.8	51.4
Income before cumulative effect of a change in accounting principle	357.1	262.6	381.9	277.6	202.5	115.5	82.7
Cumulative effect of a change in accounting principle	—	—	—	—	(24.4)	—	—
Net income	$357.1	$262.6	$381.9	$277.6	$178.1	$115.5	$82.7
L-3 Holdings' basic earnings per common share:
Income before cumulative effect of a change in accounting principle	$3.02	$2.48	$3.54	$2.89	$2.33	$1.54	$1.24
Cumulative effect of a change in accounting principle	—	—	—	—	(0.28)	—	—
Net income	$3.02	$2.48	$3.54	$2.89	$2.05	$1.54	$1.24
L-3 Holdings' diluted earnings per common share:(3)
Income before cumulative effect of a change in accounting principle	$2.95	$2.32	$3.33	$2.62	$2.13	$1.47	$1.18
Cumulative effect of a change in accounting principle	—	—	—	—	(0.23)	—	—
Net income	$2.95	$2.32	$3.33	$2.62	$1.90	$1.47	$1.18
L-3 Holdings' weighted average common shares outstanding:
Basic	118.3	105.9	107.8	96.0	86.9	74.9	66.7
Diluted	120.9	116.9	117.4	113.9	105.2	85.4	69.9
Cash dividends declared per share on L-3 Holdings' common stock	$0.38	$0.30	$0.40	—	—	—	—
Balance Sheet Data (at period end):
Working capital	$1,600.2	$1,311.5	$1,632.5	$1,013.5	$929.4	$717.8	$360.9
Total assets	11,585.8	7,003.2	7,780.8	6,505.3	5,242.3	3,339.2	2,463.5
Total debt	4,633.6	2,157.5	2,189.8	2,457.3	1,847.8	1,315.3	1,095.0
Minority interests	80.7	79.1	77.5	76.2	73.2	69.9	—
Shareholders' equity	4,309.3	3,204.5	3,799.8	2,574.5	2,202.2	1,213.9	692.6

(1)	In accordance with SFAS 142, effective January 1, 2002, we ceased amortizing goodwill.

(2)	Reported diluted EPS amounts for the nine months ended September 30, 2004 and for the years ended prior to January 1, 2004 have been restated in accordance with EITF 04-8, The Effect of Contingently Convertible Debt on Diluted Earnings Per Share. The impact of applying EITF 04-8 to our 4% Senior Subordinated Convertible Contingent Debt Securities

(CODES) due 2011 resulted in: (1) an increase to diluted weighted average common shares outstanding of 7.8 million shares for the nine months ended September 30, 2004 and for 2003 and 2002, (2) a non-cash reduction of $0.09 to diluted EPS for the nine months ended September 30, 2004 and for 2003, (3) a non-cash reduction of $0.05 to diluted EPS before cumulative effect of a change in accounting principle for 2002, and (4) a non-cash reduction of $0.03 to diluted EPS for 2002. The CODES were not included in diluted weighted average common shares outstanding for 2001 because their impact on diluted EPS was anti-dilutive. Diluted weighted average common shares outstanding and diluted EPS for 2000, were not affected by EITF 04-8 because we issued the CODES in 2001.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Overview

We are a leading supplier of a broad range of products and services used in a substantial number of aerospace and defense platforms. We also are a major supplier of systems, subsystems and products on many platforms, including those for secure communication networks and communication products, mobile satellite communications, information security systems, shipboard communications, naval power systems, missiles and munitions, telemetry and instrumentation and airport security systems. We also are a prime system contractor for aircraft modernization and O&M, C3ISR collection systems and services, training and simulation, intelligence services and government support services. The substantial majority of our sales are generated using written revenue arrangements, or contracts. Most of these contracts require us to design, develop, manufacture, modify, upgrade, test and integrate complex aerospace and electronic equipment, and to provide related engineering and technical services according to the buyer's specifications. Our primary customer is the DoD. Our other customers include the U.S. Department of Homeland Security (DHS), U.S. Government intelligence agencies, major aerospace and defense contractors, allied foreign government ministries of defense, commercial customers and certain other U.S. federal, state and local government agencies.

We have four reportable segments. During the three months ended September 30, 2005 we renamed three of our four reportable segments as follows: (i) Secure Communications & ISR changed to Command, Control, Communications, Intelligence, Surveillance and Reconnaissance (C3ISR), (ii) Training, Simulation & Government Services changed to Government Services, and (iii) Aircraft Modernization, O&M and Products changed to Aircraft Modernization and Maintenance (AM&M). The Specialized Products reportable segment name remained the same.

In addition, during the three months ended September 30, 2005 we revised the aggregation of our operating segments within our four reportable segments in connection with the Titan acquisition to provide a more clearly defined presentation of our businesses, focused on customers, markets, products and services and independent research and development. Consequently, we have restated our reportable segments by reclassifying into the Specialized Products reportable segment the following: (i) our aviation products operating segments, which were previously included within the Aircraft Modernization and Maintenance reportable segment and (ii) our Link Training and Microdyne Outsourcing operating segments, which were previously included within the Government Services reportable segment. Prior period reportable segment data have been restated to conform to the current period presentation.

The C3ISR reportable segment provides products and services for the global ISR market, C3 Systems and secure, high data rate communication systems and equipment primarily for intelligence, reconnaissance and surveillance applications. We believe that these products and services are critical elements for a substantial number of major command, control, communication, intelligence gathering and space systems. These products and services are used to connect a variety of airborne, space, ground and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. The Government Services reportable segment provides communications systems support and engineering services, information technology services, teaching and training services, marksmanship training systems and services, and intelligence support and analysis services. The Aircraft Modernization and Maintenance reportable segment provides specialized aircraft modernization and upgrades, maintenance and logistics support services. The Specialized Products reportable segment provides a broad range of products, including naval warfare products, aviation products, telemetry and navigation products, sensors and imaging products, premium fuzing products, security systems, simulation devices, microwave components and information products.

On July 29, 2005, we acquired Titan for $23.10 per share in cash, or approximately $2,754.3 million, including the assumption of $626.0 million of Titan's debt, net of cash acquired of $25.3 million. Concurrent with the Titan acquisition, we repaid or redeemed all of Titan's outstanding debt.

The Titan acquisition was financed with a combination of cash on hand, borrowings under our senior credit facility and net proceeds from the issuance of convertible contingent debt securities by L-3 Holdings and senior subordinated notes by L-3 Communications. See "—Liquidity and Capital Resources— Statement of Cash Flows—Financing Activities" below.

Following the acquisition, Titan's legacy business sectors (excluding Titan's products businesses) were consolidated into five new L-3 operating segments arranged to focus on Titan's unique and complimentary businesses. These five operating segments are included in L-3's reportable segments as follows:

•	Intelligence Solutions, which provides support to the DoD and intelligence agencies, is included in the C3ISR reportable segment;

•	Technical & Management Services, which provides support of intelligence, logistics, Command, Control and Communications (C3), and combatant commands, is included in the C3ISR reportable segment;

•	Aviation & Maritime Services, which provides support for maritime and expeditionary warfare, is included in the Government Services reportable segment;

•	Enterprise Solutions, which provides conventional high-end information technology (IT) support to U.S. federal agencies and the DoD, is included in the Government Services reportable segment; and

•	Linguist Operations and Technical Support, which provides linguist services, including translation, interpretation and analysis support, to the DoD, is included in the Government Services reportable segment.

Titan's remaining legacy businesses, which are products focused, were consolidated into L-3's Specialized Products reportable segment.

Total sales for Titan for the year ended December 31, 2004 were $2,046.5 million. We expect that the Titan business will reduce our consolidated operating margin because the Titan business is largely performed under lower margin (and lower risk) cost-reimbursable type and time-and-material type contracts. The table below presents customer-type and contract-type sales mix as a percentage of total sales for the year ended December 31, 2004 for L-3, Titan and pro forma for the combined company, excluding the other 2005 acquired businesses. See Note 4 to L-3's unaudited condensed consolidated financial statements. The pro forma combined sales by customer-type and contract-type percentages below are not necessarily indicative of the results that would have actually occurred had we completed the Titan acquisition on January 1, 2004.

	L-3	Titan	Pro Forma Combined
Customer-Type
U.S. Government	80.3%	97.0%	84.1%
Commercial and foreign governments	19.7%	3.0%	15.9%
	100.0%	100.0%	100.0%
Contract-Type:
Fixed-price	60.6%	15.1%	50.2%
Cost-reimbursable	26.9%	47.9%	31.7%
Time-and-material	12.5%	37.0%	18.1%
	100.0%	100.0%	100.0%

In recent years, domestic and geo-political developments have significantly affected the markets for defense systems, products and services. There has been a fundamental and philosophical shift in focus from a "threat-based" model to one that emphasizes the capabilities needed to defeat a full spectrum of adversaries, which has transformed the U.S. defense posture to a capabilities-based orientation. This approach involves creating the ability for (1) a more flexible response, with greater force agility and stronger space capabilities, and (2) improved missile defense systems, network communications and information systems, and security systems. This transformation also includes an increased emphasis on homeland defense. The Afghanistan and Iraq wars have confirmed several of the conclusions reached in the U.S. quadrennial Defense Review completed in 2001 and have also resulted in increased DoD spending, primarily for war operations.

Over the past several years, the DoD budgets have experienced increased focus on C3ISR, precision-guided weapons, UAVs, network-centric communications, Special Operations Forces (SOF) and missile defense. In addition, the DoD philosophy has focused on a transformation strategy that balances modernization and recapitalization (or upgrading existing platforms) while enhancing readiness and joint operations. As a result, defense budget program allocations continue to favor advanced information technologies related to command, control and communications (C3) and ISR. Furthermore, the DoD's emphasis on system interoperability, force multipliers and providing battlefield commanders with real-time data is increasing the electronic content of nearly all major military procurement and research programs. As a result, it is expected that the DoD's budget for communications and defense electronics will continue to grow. We believe L-3 is well positioned to benefit from the expected increased spending in those areas. While there is no assurance that the requested DoD budget increases, particularly those for the DoD Procurement account, and Research, Development, Test and Evaluation account (collectively referred to as the "DoD Investment Account"), will continue to be approved by Congress, the current outlook is one of increased DoD spending, which we believe will continue to positively affect L-3's future orders and sales and favorably affect our future operating profits and cash flows because of increased sale volumes. Conversely, a decline in the DoD budget would generally have a negative effect on future orders, sales, operating profits and cash flows of defense contractors, including L-3, depending on the weapons platforms and programs affected by such budget reductions. However, L-3 believes that its businesses are significant participants in the sectors of the DoD Investment Account and Operations and Maintenance account that are the highest priority for U.S. military transformation, and we believe that they will continue to be, even in a declining DoD budget environment.

In addition, increased emphasis on U.S. homeland security may increase demand for our capabilities in areas such as security systems, information security, crisis management, preparedness and prevention services, and civilian security operations.

Most of our contracts (revenue arrangements) with the U.S. Government are subject to U.S. Defense Contract Audit Agency audits and various cost controls, and include standard provisions for termination for the convenience of the U.S. Government. Multiyear U.S. Government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the relevant foreign government.

Business Acquisitions

A significant component of our growth strategy has been to enhance our existing product and services base through selective business acquisitions that will add new products and services in areas that complement our present technologies. We intend to continue acquiring select businesses that (1) exhibit significant market positions in their business areas, (2) offer products and services that complement and/or extend our product and services offerings and expand our customer base, and (3) display positive sales, earnings and cash flow prospects.

The table below summarizes substantially all of the acquisitions that we have completed during 2002, 2003 and 2004 and the nine-month period ended September 30, 2005, referred to herein as business acquisitions. During the year ended December 31, 2004 and the nine months ended September 30, 2005, we used cash of $473.4 million and $3,380.6 million, respectively, for business acquisitions. See "Statement of Cash Flows—Investing Activities."

Business Acquisitions	Date Acquired	Purchase Price(1)
		(in millions)
2002
Aircraft Integration Systems (AIS) business of Raytheon Company	March 8, 2002	$1,148.7	(2)
Detection Systems	June 14, 2002	110.3
ComCept, Inc.	July 31, 2002	37.1	(3)
Technology, Management and Analysis Corporation (TMA)	September 23, 2002	52.7
Electron Devices and Displays-Navigation Systems – San Diego businesses of Northrop Grumman(4)	October 25, 2002	135.7
International Microwave Corporation (IMC)	November 8, 2002	41.1
Wescam Inc.	November 21, 2002	124.3
Telos Corporation, Wolf Coach, Inc., Westwood Corporation and Ship Analytics, Inc.	Various	71.6	(5)(6)
2003
Avionics Systems business of Goodrich Corporation(7)	March 28, 2003	188.7
Military Aviation Services business of Bombardier, Inc. (MAS)	October 31, 2003	89.6	(8)
Vertex Aerospace LLC (Vertex)	December 1, 2003	664.8	(9)
Aeromet, Inc., Klein Associates Inc. and certain defense and aerospace assets of IPICOM, Inc.	Various	75.4
2004
Beamhit LLC	May 13, 2004	40.9	(10)(11)
Brashear, LP	June 14, 2004	36.3
Commercial Infrared business of Raytheon Company(12)	November 9, 2004	44.3
Cincinnati Electronics, Inc.	December 9, 2004	176.3
Canadian Navigation Systems and Space Sensors System business of Northrop Grumman(13)	December 30, 2004	69.9	(10)
AVISYS, Inc., General Electric Driver Development business, Bay Metals, D.P. Associates, certain video security product lines of Sarnoff Corporation and BAI Aerosystems	Various	77.6	(14)
2005
Marine Controls division of CAE (MAPPS)(15)	February 3, 2005	196.8	(10)
Propulsion Systems business unit of General Dynamics(16)	February 25, 2005	196.8
Electron Dynamics Devices business of the Boeing Company(17)	February 28, 2005	90.0	(10)
The Titan Corporation	July 29, 2005	2,759.3	(19)
InfraredVision Technology Corporation, Mobile-Vision, Inc., Sonoma Design Group, Inc., Advanced Laser Systems Technology, Inc. and Joseph Sheairs Associates, Inc.	Various	109.5	(18)

(1)	The purchase price represents the contractual consideration for the acquired business, excluding adjustments for net cash acquired and acquisition costs.

(2)	Includes $18.7 million related to additional assets contributed by Raytheon Company (Raytheon) to AIS. Following the acquisition, we changed AIS's name to L-3 Communications Integrated Systems (IS). The purchase price is subject to adjustment based on actual closing date tangible net assets, as discussed in Note 3 to the consolidated financial statements.

(3)	The purchase price consists of $14.5 million of cash and 229,494 shares of L-3 Holdings' common stock valued at $10.6 million, which were paid on the closing date of the acquisition, plus an additional 219,028 shares of L-3 Holdings' common stock valued at $12.0 million issued during 2003 and 2004, which was based on Comcept's financial performance for the fiscal years ended June 30, 2003 and 2004.

(4)	Following the acquisition, we changed the name of the Displays-Navigation Systems – San Diego business to L-3 Ruggedized Command & Control.

(5)	Excludes additional purchase price, not to exceed $1.4 million, which is contingent upon the financial performance of Wolf Coach for the year ending December 31, 2005.

(6)	Excludes additional purchase price, not to exceed $4.5 million, which is contingent upon the financial performance of Ship Analytics for the year ending December 31, 2005.

(7)	Following the acquisition, we changed the name of Avionics Systems to L-3 Communications Avionics Systems, Inc.

(8)	Includes a $2.2 million final purchase price adjustment paid in October of 2004, which was based on the actual closing date net assets of MAS.

(9)	Includes a $3.3 million purchase price adjustment paid on the closing date and a $11.5 million final purchase price adjustment paid during the second quarter of 2004.

(10)	The purchase price is subject to adjustment based on actual closing date net assets or net working capital of the acquired business.

(11)	Excludes additional purchase price, which is contingent upon the financial performance of Beamhit for the years ending December 31, 2005, 2006 and 2007.

(12)	Following the acquisition, we changed the name of the Commercial Infrared business to L-3 Communications Infrared Products (LIP).

(13)	Following the acquisition, we changed the name of the Canadian Navigation Systems and Space Sensors System business to L-3 Communications Electronics Systems (LES).

(14)	Excludes additional purchase price, expected not to exceed $31.0 million, which is contingent upon the financial performance of certain of these acquired businesses for the years ending December 31, 2005 and 2006.

(15)	Following the acquisition, we changed the name of the Marine Controls business to L-3 Communications MAPPS Inc.

(16)	Following the acquisition, we changed the name of the Propulsion Systems business to L-3 Communications – Combat Propulsion Systems.

(17)	Following the acquisition, we changed the name of the Electron Dynamics Devices business to L-3 Communications Electron Technologies, Inc.

(18)	Excludes additional purchase price, not to exceed $53.3 million, which is contingent primarily upon the financial performance of InfraredVision Technology Corporation, Mobile-Vision, Inc., Sonoma Design Group, Inc. and Advanced Laser Systems Technology, Inc. for fiscal years ending on various dates in 2005 through 2008.

(19)	Excludes additional purchase price, not to exceed $28.4 million relating to a previous business acquisition made by Titan (International Systems L.L.C.), prior to its acquisition by L-3. The additional purchase price is contingent primarily upon the financial performance of International Systems for the years ending December 31, 2005 through 2011.

Additionally, during 2002, 2003, 2004 and the first nine months of 2005, we purchased other businesses, which individually and in the aggregate were not material to our consolidated results of operations, financial position or cash flows during the year acquired.

All of our business acquisitions are included in our consolidated results of operations from their dates of acquisition. We regularly evaluate potential business acquisitions and joint venture transactions. On October 31, 2005, we acquired all of the common stock of EOTech, Inc. for approximately $49.0 million. We financed this acquisition using cash on hand. We have not entered into any other agreements with respect to any other business acquisition transactions through the date of this filing, which would be considered material to L-3's results of operations, cash flows, or financial position.

Critical Accounting Policies

Our significant accounting policies are described in Note 2 to the consolidated financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and costs and expenses during the reporting period. The most significant of these estimates and assumptions relate to (i) contract revenues and costs, (ii) market values for inventories reported at lower of cost or market, (iii) pension and postretirement benefit obligations, (iv) preliminary purchase price allocations for the acquired assets and assumed liabilities of acquired businesses, (v) recoverability and valuation of recorded amounts of long-lived assets, identifiable intangible assets and goodwill, (vi) income taxes, including the valuations of deferred tax assets, (vii) litigation reserves, and (viii) environmental obligations. Actual amounts will differ from these estimates. We believe that our critical accounting estimates have the following attributes: (1) we are required to make assumptions about matters that are uncertain and inherently risky at the time of the estimate; (2) use of reasonably different assumptions could have changed our estimates, particularly with respect to estimates of contract revenues and costs, and (3) changes in the estimate could have a material effect on our financial condition or results of operations. We believe the following critical accounting policies contain the more significant judgments and estimates used in the preparation of our financial statements.

Contract Revenue Recognition and Contract Estimates.    The majority of our contracts (revenue arrangements) require us to design, develop, manufacture, modify, upgrade, test and integrate complex aerospace and electronic equipment, and to provide related engineering and technical services according to the buyer's specifications.. These sales are transacted using written revenue arrangements or contracts, which are generally either fixed price, cost-reimbursable or time and material. These contracts are covered by the American Institute of Certified Public Accountants Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts (SOP 81-1) and Accounting Research Bulletin No. 45, Long-term Construction-Type Contracts (ARB 45). In addition, cost-reimbursable contracts are also specifically covered by Accounting Research Bulletin No. 43, Chapter 11, Section A, Government Contracts, Cost-Plus-Fixed Fee Contracts (ARB 43). Substantially all of our cost-reimbursable and time and material contracts are with the U.S. Government, primarily with the DoD. Certain of our contracts with the U.S. Government are multi-year contracts that are funded annually by the customer, and sales on these multi-year contracts are based on amounts appropriated (funded) by the U.S. Government.

Sales and profits on fixed-price contracts are substantially recognized using percentage-of-completion methods of accounting. Sales and profits on fixed-price production contracts under which units are produced and delivered in a continuous or sequential process are recorded as units are delivered based on their contractual selling prices (the "units-of-delivery" method). Sales and profits on other fixed-price production contracts under which units are not produced and delivered in a continuous or sequential process or under which a relatively few number of units are produced are recorded based on the ratio of incurred costs to total estimated costs at completion of the contract (the "cost-to-cost" method). Under the percentage-of-completion methods of accounting, a single estimated total profit margin is used to recognize profit for each contract over its entire period of performance, which can exceed one year. Sales and profits on fixed-price contracts that require us to perform services that are not related to production of tangible assets are recognized in accordance with SAB No. 104, Revenue Recognition (SAB 104).

Accounting for the sales on a fixed-price contract requires the preparation of estimates of (1) the total contract revenue, (2) the total costs at completion, which is equal to the sum of the actual incurred costs to date on the contract and the estimated costs to complete the contract's statement of work, and (3) the measurement of progress towards completion. The estimated profit or loss at completion on a contract is equal to the difference between the total estimated contract revenue and the total estimated cost at completion. Under the units-of-delivery percentage-of-completion method, sales on a fixed-price contract are recorded as the units are delivered during the period at an amount equal to the contractual selling price of those units. Under the cost-to-cost percentage-of-completion method, sales on a fixed-price contract are recorded at amounts equal to the ratio of cumulative costs incurred and total estimated costs at completion, multiplied by (i) the total estimated contract revenue, less (ii) the cumulative sales recognized in prior periods. The profit recorded on a contract in any period using either the units-of-delivery method or cost-to-cost method is equal to (i) the current estimated total profit margin multiplied by the cumulative sales recognized, less (ii) the amount of cumulative profit previously recorded for the contract. In the case of a contract for which the total estimated costs exceed the total estimated revenues, a loss arises, and a provision for the entire loss is recorded in the period that it becomes evident. The unrecoverable costs on a loss contract that are expected to be incurred in future periods are recorded as a component of other current liabilities entitled "Estimated cost in excess of estimated contract value to complete contracts in process." Adjustments to original estimates for a contract's revenue, estimated costs at completion and estimated profit or loss are often required as work progresses under a contract, as experience is gained and as more information is obtained, even though the scope of work required under the contract may not change, or if contract modifications occur.

Sales on cost-reimbursable type contracts are recognized as allowable costs are incurred on the contract and become billable to the customer, at an amount equal to the allowable costs plus the estimated profit on those costs. The estimated profit on a cost-reimbursable contract is generally fixed or variable based on the contract fee arrangement. Sales on time-and-material type contracts are recognized at an amount equal to the direct labor hours expended multiplied by the contractual fixed rate per hour, plus the actual costs of material and other direct non-labor costs. On a time-and-material contract the fixed hourly rates include amounts for the cost of direct labor, indirect contract costs and profit. Cost-reimbursable or time-and-material contracts generally contain less estimation risks than fixed-price contracts.

The impact of revisions in profit estimates for all types of contracts are recognized on a cumulative catch-up basis in the period in which the revisions are made. Provisions for anticipated losses on contracts are recorded in the period in which they become evident. Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and their realization is reasonably assured. The revisions in contract estimates, if significant, can materially affect our results of operations and cash flows, as well as our valuations of contracts in process.

Goodwill and Identifiable Intangible Assets.    In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, we allocate the cost of acquired businesses (commonly referred to as the purchase price allocation) to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. As part of the purchase price allocations for our acquired businesses, identifiable intangible assets are recognized as assets apart from goodwill if they arise from contractual or other legal rights, or if they are capable of being separated or divided from the acquired business and sold, transferred, licensed, rented or exchanged, unless the intangible asset is comprised of the assembled workforce of the acquired business.

Generally, the substantial majority of the intangible assets from the businesses that we acquire are derived from the intellectual capital of the management, administrative, scientific, engineering and technical employees of the acquired businesses. The success of our businesses is primarily dependent on the management, contracting, engineering and technical skills and knowledge of our employees, rather than productive capital (machinery and equipment). Generally, patents, trademarks and licenses are not material to our acquired businesses. Furthermore, our U.S. Government contracts (revenue arrangements) generally permit other companies to use our patents in most domestic work performed by such other companies for the U.S. Government. Therefore, the substantial majority of the intangible assets for our acquired businesses are recognized as goodwill.

The values assigned to acquired identifiable intangible assets for customer relationships and technology are determined, as of the date of acquisition, based on estimates and judgments regarding expectations for the estimated future after-tax cash flows from those assets over their lives, including the probability of expected future contract renewals and sales, less a cost-of-capital charge, all of which is discounted to present value. If actual future after-tax cash flows differ significantly from their estimates, we may be required to record an impairment charge to write down the identifiable intangible assets to their realizable values. The value assigned to goodwill equals the amount of the purchase price of the business acquired in excess of the sum of the amounts assigned to identifiable acquired assets, both tangible and intangible, less liabilities assumed. At December 31, 2004, we had goodwill of $4,054.8 million and identifiable intangible assets of $185.8 million. At September 30, 2005, we had goodwill of $6,915.2 million and identifiable intangible assets of $417.7 million.

We review goodwill and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable, and also review goodwill annually in accordance with SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS No. 142 requires that goodwill be tested, at a minimum, annually for each reporting unit using a two-step process. A reporting unit is an operating segment, as defined in paragraph 10 of SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, or a component of an operating segment. A component of an operating segment is a reporting unit if the component constitutes a business for which discrete financial information is available and is reviewed. Two or more components of an operating segment may be aggregated and deemed a single reporting unit if the components have similar economic characteristics. The first step is to identify any potential impairment by comparing the carrying value of the reporting unit to its fair value. If a potential impairment is identified, the second step is to compare the implied fair value of goodwill with the carrying value of the goodwill to measure the impairment loss. The fair value of a reporting unit is estimated using a discounted cash flow valuation approach, and is dependent on estimates for future sales, operating income, depreciation and amortization, income tax payments, working capital changes, and capital expenditures, as well as, expected growth rates for cash flows and long-term interest rates, all of which are impacted by economic conditions related to the industries in which we operate as well as conditions in the U.S. capital markets. A decline in estimated fair value of a reporting unit could result in an impairment charge to goodwill, which could have a material adverse effect on our business, financial condition and results of operations.

Pension Plan and Postretirement Benefit Plan Obligations.    The obligations for our pension plans and postretirement benefit plans and the related annual costs of employee benefits are calculated based on several long-term assumptions, including discount rates for employee benefit liabilities, rates of return on plan assets, expected annual rates for salary increases for employee participants in the case of pension plans, and expected annual increases in the costs of medical and other health care benefits in the case of postretirement benefit obligations. These long-term assumptions are subject to revision based on changes in interest rates, financial market conditions, expected versus actual returns on plan assets, participant mortality rates and other actuarial assumptions, including future rates of salary increases, benefit formulas and levels, and rates of increase in the costs of benefits. Changes in the assumptions, if significant, can materially affect the amount of annual net periodic benefit costs recognized in our results of operations from one year to the next, the liabilities for the pension plans and postretirement benefit plans, and our annual cash requirements to fund these plans.

Valuation of Deferred Income Tax Assets and Liabilities.    At December 31, 2004, we had net deferred tax assets of $119.1 million, including $3.8 million for loss carryforwards and $18.5 million for tax credit carryforwards which are subject to various limitations and will expire if unused within their respective carryforward periods. Deferred income taxes are determined separately for each of our tax-paying entities in each tax jurisdiction. The future realization of our deferred income tax assets ultimately depends on our ability to generate sufficient taxable income of the appropriate character (for example, ordinary income or capital gains) within the carryback and carryforward periods available under the tax law, and to a lesser extent, our ability to execute successful tax planning strategies. Based on our estimates of the amounts and timing of future taxable income and tax planning strategies, we believe that L-3 will be able to realize its deferred tax assets. A change in the ability of our operations to continue to generate future taxable income, or our ability to implement desired tax planning strategies, could affect our ability to realize the future tax deductions underlying our net deferred tax assets, and require us to provide a valuation allowance against our net deferred tax assets. The recognition of a valuation allowance would result in a reduction to net income and if significant, could have a material impact on our effective tax rate, results of operations and financial position in any given period.

Results of Operations

The following information should be read in conjunction with our consolidated financial statements and our unaudited condensed consolidated financial statements. Our results of operations for the periods presented are impacted significantly by our business acquisitions. See Note 3 to L-3's audited consolidated financial statements and Note 4 to L-3's unaudited condensed consolidated financial statements, each included elsewhere herein, for a discussion of L-3's business acquisitions.

Presentation of Sales and Costs and Expenses.    On the statements of operations, L-3 presents its sales and costs and expenses in two categories, "Contracts, primarily U.S. Government" and "Commercial, primarily products." For a detailed description of these two categories, refer to Note 2 in the audited and unaudited condensed consolidated financial statements.

Three Months Ended September 30, 2005 Compared with Three Months Ended September 30, 2004

The tables below provide two presentations of sales, operating income and operating margin data for L-3 for the three months ended September 30, 2005 (2005 Third Quarter) and September 30, 2004 (2004 Third Quarter). The first table presents the selected data segregated between L-3's U.S. Government contractor businesses and L-3's commercial businesses. The second table presents the selected data by reportable segment. See Note 15 to L-3's unaudited condensed consolidated financial statements included elsewhere herein.

	Three Months Ended September 30,
	2005	2004
	(dollars in millions)
Statement of Operations Presentation
Sales:
Contracts, primarily U.S. Government	$2,290.7	$1,586.1
Commercial, primarily products	215.7	198.1
Consolidated	$2,506.4	$1,784.2
Operating income:
Contracts, primarily U.S. Government	$245.0	$184.1
Commercial, primarily products	21.5	15.3
Consolidated	$266.5	$199.4
Operating margin(1):
Contracts, primarily U.S. Government	10.7%	11.6%
Commercial, primarily products	9.9%	7.7%
Consolidated	10.6%	11.2%
Reportable Segment Presentation
Sales(2):
C3ISR	$603.3	$442.4
Government Services	553.6	279.2 (3)
Aircraft Modernization and Maintenance	549.0	470.1 (3)
Specialized Products	800.5	592.5 (3)
Consolidated	$2,506.4	$1,784.2
Operating income:
C3ISR	$69.6	$53.6
Government Services	47.4	28.3 (3)
Aircraft Modernization and Maintenance	56.4	59.7 (3)
Specialized Products	93.1	57.8 (3)
Consolidated	$266.5	$199.4
Operating margin(1):
C3ISR	11.5%	12.1%
Government Services	8.6%	10.1%
Aircraft Modernization and Maintenance	10.3%	12.7%
Specialized Products	11.6%	9.7%
Consolidated	10.6%	11.2%

(1)	Operating margin is calculated by dividing operating income into sales.

(2)	Sales are after intersegment eliminations. See Note 15 to L-3's unaudited condensed consolidated financial statements.

(3)	During the 2005 Third Quarter, L-3 reclassified to the Specialized Products reportable segment (i) its Link Training Services and Microdyne Outsourcing operating segments, previously included in the Government Services reportable segment, and (ii) the ACSS, Aviation Recorders, Avionics Systems, Display Systems and Electrodynamics operating segments, previously included in its Aircraft Modernization and Maintenance reportable segment. As a result of these reclassifications, for the three months ended September 30, 2004, $50.3 million of sales and $5.4 million of operating income was reclassified from L-3's Government Services reportable segment to its Specialized Products reportable segment, and $103.4 million of sales and $20.2 million of operating income was reclassified from L-3's Aircraft Modernization and Maintenance reportable segment to its Specialized Products reportable segment.

Consolidated sales increased by $722.2 million, or 40.5%, to $2,506.4 million for the 2005 Third Quarter from $1,784.2 million for the 2004 Third Quarter. The increase in consolidated sales from acquired businesses was $624.7 million, or 35.0%, including $443.7 million due to the acquisition of

Titan. Consolidated organic sales growth was 5.5%, or $97.5 million. Organic sales growth for our defense businesses was 6.4%, or $101.8 million, driven by continued strong demand for aircraft modernization and maintenance, government services, simulation devices, secure networked communications and acoustic undersea anti-submarine warfare products. Organic sales for our commercial businesses declined by 2.2%, or $4.3 million, primarily due to volume decreases for commercial aviation products, which were partially offset by increases for security products. We define "organic sales growth" as the increase or decrease in sales for the current period compared to the prior period, excluding the increase in sales attributable to acquired businesses to the extent the acquired businesses were not included in our results of operations for the prior period. Sales for our "defense businesses" include our U.S. Government contractor businesses, all of which are presented under "Contracts, primarily U.S. Government" (Government Businesses) and sales for our "commercial businesses" are presented under "Commercial, primarily products" (Commercial Businesses).

Sales from our Government Businesses increased by $704.6 million, or 44.4%, to $2,290.7 million for the 2005 Third Quarter from $1,586.1 million for the 2004 Third Quarter. The increase in sales from acquired businesses was $602.8 million, or 38.0%, including $443.7 million due to the acquisition of Titan. In addition to Titan, the acquired businesses also included Combat Propulsion Systems, Electron Technologies, Inc., MAPPS and Sonoma Design Group, Inc., which were acquired in 2005, and BAI Aerosystems, Cincinnati Electronics, D.P. Associates, Inc., Electronics Systems, and Sarnoff Video Security Systems, which were acquired in 2004. Sales from our Commercial Businesses increased by $17.6 million, or 8.9%, to $215.7 million for the 2005 Third Quarter from $198.1 million for the 2004 Third Quarter. The increase in sales from acquired businesses was $21.9 million, or 11.1%. The acquired businesses included Infrared Vision Technology Corporation, Mobile-Vision, Inc., and Advanced Laser Systems Technology, Inc., which were acquired in 2005 and Infrared Products, which was acquired in 2004.

Consolidated costs and expenses increased by $655.1 million, or 41.3%, to $2,239.9 million for the 2005 Third Quarter from $1,584.8 million for the 2004 Third Quarter. Costs and expenses for our Government Businesses increased by $643.7 million, or 45.9%, to $2,045.7 million for the 2005 Third Quarter from $1,402.0 million for the 2004 Third Quarter. Costs and expenses for our Commercial Businesses increased by $11.4 million, or 6.2%, to $194.2 million for the 2005 Third Quarter from $182.8 million for 2004 Third Quarter.

The increase to costs and expenses for our Government Businesses due to acquired businesses was $527.2 million. The remaining increase is primarily attributable to organic sales growth of our defense businesses. As described in Note 5 to our unaudited condensed consolidated financial statements, cost of sales for L-3's U.S. Government contractor businesses include selling, general and administrative (SG&A), independent research and development (IRAD) and bid and proposal (B&P) costs. These costs increased by $41.3 million to $198.6 million for the 2005 Third Quarter from $157.3 million for the 2004 Third Quarter, primarily attributable to acquired businesses.

Cost of sales for our Commercial Businesses increased by $10.3 million to $138.0 million for the 2005 Third Quarter from $127.7 million for the 2004 Third Quarter. The increase in cost of sales was primarily due to increased costs attributable to changes in products sales mix for airport security systems and the Infrared Products acquired business. SG&A expenses increased by $2.8 million to $39.9 million for the 2005 Third Quarter from $37.1 million for the 2004 Third Quarter, and declined as a percentage of sales to 18.5% from 18.7% due primarily to higher sales volume. Research and development (R&D) expenses decreased by $1.7 million, to $16.3 million for the 2005 Third Quarter from $18.0 million for the 2004 Third Quarter, primarily due to lower R&D expenses for our SmartdeckTM products, partially offset by R&D at our Infrared Products business, which we acquired on November 9, 2004.

Consolidated operating income increased by $67.1 million, or 33.6%, to $266.5 million for the 2005 Third Quarter from $199.4 million for the 2004 Third Quarter. Consolidated operating margin decreased to 10.6% for the 2005 Third Quarter from 11.2% for the 2004 Third Quarter. The changes in the operating margins for our segments are discussed below. Operating income for our Government

Businesses increased by $60.9 million, or 33.1%, to $245.0 million for the 2005 Third Quarter from $184.1 million for the 2004 Third Quarter. Operating margin for our Government Businesses decreased by 90 basis points to 10.7% for the 2005 Third Quarter from 11.6% for the 2004 Third Quarter. The decrease was primarily due to the Titan acquired businesses. Operating income for our Commercial Businesses increased by $6.2 million, or 40.5%, to $21.5 million for the 2005 Third Quarter from $15.3 million for the 2004 Third Quarter. Operating margin for our Commercial Businesses increased by 220 basis points to 9.9% for the 2005 Third Quarter from 7.7% for the 2004 Third Quarter, primarily due to higher margins from acquired businesses, which had higher margins than our other commercial businesses; and changes in product sales mix for commercial aviation products.

Interest expense increased by $25.0 million to $59.9 million for the 2005 Third Quarter from $34.9 million for the 2004 Third Quarter, primarily due to interest incurred on debt issued to finance the Titan acquisition. The annual incremental increase to interest expense as a result of the financings that we completed on July 29, 2005 related to the Titan acquisition, assuming that the term loan borrowings under our senior credit facility are not repaid and assuming a variable interest rate of 5.5%, is expected to be approximately $133.5 million per annum, or approximately $33.4 million per quarter.

Other (income) expense for the 2005 Third Quarter was $0.9 million of income, primarily due to $3.6 million of interest income on our cash and cash equivalents largely offset by a $3.0 million pre-tax charge to write-down the carrying value of an equity investment. Other (income) expense for the 2004 Third Quarter was $1.7 million of income and was primarily comprised of interest income.

Minority interests in net income of consolidated subsidiaries decreased by $2.2 million to $2.6 million for the 2005 Third Quarter from $4.8 million for the 2004 Third Quarter due to lower net income for Army Fleet Support LLC.

The income tax provision was based on an effective income tax rate of 34.0% for the 2005 Third Quarter compared to an effective income tax rate of 36.5% for the 2004 Third Quarter. The lower effective income tax rate was primarily due to the result of a favorable disposition of certain tax contingencies, which were partially offset by an increase to our effective tax rate as a result of the acquisition of Titan.

Basic earnings per share (EPS) increased by $0.17 to $1.13 for the 2005 Third Quarter from $0.96 for the 2004 Third Quarter. Diluted EPS increased by $0.22, or 24.7%, to $1.11 for the 2005 Third Quarter from $0.89 for the 2004 Third Quarter. Diluted weighted-average common shares outstanding increased by 3.7% to 122.1 million for the 2005 Third Quarter from 117.8 million for the 2004 Third Quarter. In accordance with the Emerging Issues Task Force (EITF) Issue No. 04-8, The Effect of Contingently Convertible Debt on Diluted Earnings Per Share, diluted EPS and weighted-average diluted common shares outstanding for the 2004 Third Quarter have been restated, resulting in a non-cash reduction to diluted EPS of $0.04.

C3ISR

Sales within our C3ISR segment increased by $160.9 million, or 36.4%, to $603.3 million for the 2005 Third Quarter from $442.4 million for the 2004 Third Quarter. The increase in sales from acquired businesses was $157.0 million, including $154.9 million as a result of the Titan acquired businesses. Organic sales growth was $3.9 million, or 0.9%, driven by demand for secure network communications. Volume for secure terminal equipment increased slightly. Sales for the C3ISR segment were lower than expected in the 2005 third quarter primarily because of delays in the receipt and induction of customer furnished aircraft that will be upgraded with airborne mission and ISR systems, and such sales are expected to occur in the 2005 fourth quarter.

Operating income increased by $16.0 million to $69.6 million for the 2005 Third Quarter from $53.6 million for the 2004 Third Quarter. Operating margin decreased by 60 basis points to 11.5% for the 2005 Third Quarter from 12.1% for the 2004 Third Quarter, primarily due to lower margins from the Titan acquired businesses and unit sales prices on a follow-on contract for secure terminal equipment, which are lower than those on the previous contract.

Government Services

Sales within our Government Services segment increased by $274.4 million, or 98.3%, to $553.6 million for the 2005 Third Quarter from $279.2 million for the 2004 Third Quarter. The increase in sales from acquired businesses was $245.9 million, including $233.6 million as a result of the Titan acquired businesses. The acquired businesses also included D.P. Associates Inc., which was acquired in 2004. Organic sales growth was $28.5 million, or 10.2%, driven primarily by increased volume in international training services and logistics and communication systems and software engineering services for the U.S. Army.

Operating income increased by $19.1 million to $47.4 million for the 2005 Third Quarter from $28.3 million for the 2004 Third Quarter. Operating margin decreased by 150 basis points to 8.6% for the 2005 Third Quarter from 10.1% for the 2004 Third Quarter, mostly due to lower margins from the acquired Titan businesses.

Aircraft Modernization and Maintenance

Sales within our Aircraft Modernization and Maintenance segment increased by $78.9 million, or 16.8%, to $549.0 million for the 2005 Third Quarter from $470.1 million for the 2004 Third Quarter. Organic sales growth was $57.4 million, or 12.2%, driven by higher sales for aircraft base operations, support and maintenance and support services for the recent competitively awarded Canadian Maritime Helicopter Program (MHP). The increase in sales from the L-3 Electronics Systems acquired business, which was acquired on December 30, 2004, was $21.5 million.

Operating income decreased by $3.3 million to $56.4 million for the 2005 Third Quarter from $59.7 million for the 2004 Third Quarter. Operating margin decreased by 240 basis points to 10.3% for the 2005 Third Quarter from 12.7% for the 2004 Third Quarter. Higher sales volume of lower margin aircraft base operations and support and maintenance, which are primarily performed under cost-reimbursable type and time-and-material type contracts, decreased operating margin by 40 basis points. The remaining decrease in operating margin was primarily due to the initial recognition of incentive fees on a new contract in the 2004 Third Quarter for which performance commenced in December of 2003, because the realization of such fees became determinable in the 2004 Third Quarter.

Specialized Products

Sales within our Specialized Products segment increased by $208.0 million, or 35.1%, to $800.5 million for the 2005 Third Quarter from $592.5 million for the 2004 Third Quarter. The increase in sales from acquired businesses was $200.3 million, including $55.1 million as a result of the Titan acquired businesses. The acquired businesses also included CAE's Marine Controls division, Boeing Electron Dynamic Devices, Inc., and General Dynamics' Propulsion Systems business unit, all of which were acquired in 2005, and the Raytheon Commercial Infrared business and Cincinnati Electronics, Inc., both of which were acquired in 2004. Organic sales growth was $7.7 million, or 1.3%, primarily due to higher sales volume for acoustic undersea anti-submarine warfare products, simulation devices and airport security systems. These increases were partially offset by volume declines for commercial aviation products.

Operating income increased by $35.3 million to $93.1 million for the 2005 Third Quarter from $57.8 million for the 2004 Third Quarter. Operating margin increased by 190 basis points to 11.6% for the 2005 Third Quarter from 9.7% for the 2004 Third Quarter. Operating margins decreased by 40 basis points due to the Titan acquired businesses. This decrease was offset by an increase in operating margin of 80 basis points because of lower reliability costs related to repairs of certain airborne dipping sonars used for acoustic undersea warfare applications and continued cost improvements for naval power equipment. The remaining increase was primarily due to acquired businesses, excluding the Titan businesses.

Nine Months Ended September 30, 2005 Compared with Nine Months Ended September 30, 2004

The tables below provide two presentations of sales, operating income and operating margin data for L-3 for the nine months ended September 30, 2005 (2005 Nine Month Period) and September 30,

2004 (2004 Nine Month Period). The first table presents the selected data segregated between L-3's U.S. Government contractor businesses and L-3's commercial businesses. The second table presents the selected data by reportable segment. See Note 15 to L-3's unaudited condensed consolidated financial statements included elsewhere herein.

	Nine Months Ended September 30,
	2005	2004
	(dollars in millions)
Statement of Operations Presentation
Sales:
Contracts, primarily U.S. Government	$5,900.2	$4,462.0
Commercial, primarily products	644.3	523.8
Consolidated	$6,544.5	$4,985.8
Operating income:
Contracts, primarily U.S. Government	$639.4	$484.2
Commercial, primarily products	51.2	44.9
Consolidated	$690.6	$529.1
Operating margin(1):
Contracts, primarily U.S. Government	10.8%	10.9%
Commercial, primarily products	7.9%	8.6%
Consolidated	10.6%	10.6%
Reportable Segment Presentation
Sales(2):
C3ISR	$1,464.9	$1,240.3
Government Services	1,141.3	765.4 (3)
Aircraft Modernization and Maintenance	1,704.9	1,368.7 (3)
Specialized Products	2,233.4	1,611.4 (3)
Consolidated	$6,544.5	$4,985.8
Operating income:
C3ISR	$178.5	$156.6
Government Services	103.1	85.1 (3)
Aircraft Modernization and Maintenance	169.7	141.3 (3)
Specialized Products	239.3	146.1 (3)
Consolidated	$690.6	$529.1
Operating margin(1):
C3ISR	12.2%	12.6%
Government Services	9.0%	11.1%
Aircraft Modernization and Maintenance	10.0%	10.3%
Specialized Products	10.7%	9.1%
Consolidated	10.6%	10.6%

(1)	Operating margin is calculated by dividing operating income into sales.

(2)	Sales are after intersegment eliminations. See Note 15 to L-3's unaudited condensed consolidated financial statements.

(3)	During the 2005 Third Quarter, L-3 reclassified to the Specialized Products reportable segment (i) its Link Training Services and Microdyne Outsourcing operating segments, previously included in the Government Services reportable segment, and (ii) the ACSS, Aviation Recorders, Avionics Systems, Display Systems and Electrodynamics operating segments, previously included in its Aircraft Modernization and Maintenance reportable segment. As a result of these reclassifications, for the nine months ended September 30, 2004, $146.0 million of sales and $15.9 million of operating income was reclassified from L-3's Government Services reportable segment to its Specialized Products reportable segment, and $278.7 million of sales and $42.5 million of operating income was reclassified from L-3's Aircraft Modernization and Maintenance reportable segment to its Specialized Products reportable segment.

Consolidated sales increased by $1,558.7 million, or 31.3%, to $6,544.5 million for the 2005 Nine Months Period from $4,985.8 million for the 2004 Nine Month Period. Consolidated organic sales growth was 12.0%, or $598.7 million. Organic sales growth for our defense businesses was 12.0%, or

$535.9 million, driven primarily by continued strong demand for secure networked communications and intelligence, surveillance and reconnaissance (ISR) systems and products, aircraft modernization and maintenance, government services, simulation devices, and naval power equipment products. Organic sales growth for our commercial businesses was 12.0%, or $62.8 million, primarily due to volume increases for security products and commercial aviation products. The increase in consolidated sales from acquired businesses was $960.0 million, or 19.3%, including $443.7 million due to the acquisition of Titan.

Sales from our Government Businesses increased by $1,438.2 million, or 32.2%, to $5,900.2 million for the 2005 Nine Month Period from $4,462.0 million for the 2004 Nine Month Period. The increase in sales from acquired businesses was $902.3 million, or 20.2%, including $443.7 million due to the acquisition of Titan. In addition to Titan, the acquired businesses also included Combat Propulsion Systems, Electron Technologies, Joseph Sheairs Associates, MAPPS, and SDG, Inc., which were acquired in 2005, and AVISYS, BAI Aerosystems, Bay Metals, Beamhit, Brashear, Cincinnati Electronics, D.P. Associates, Inc., Electronic Systems, the GEDD business and Sarnoff Video Security Systems, all of which were acquired in 2004. Sales from our Commercial Businesses increased by $120.5 million, or 23.0%, to $644.3 million for the 2005 Nine Month Period from $523.8 million for the 2004 Nine Month Period. The increase in sales from acquired businesses was $57.7 million, or 11.0%. The acquired businesses included ITC, Mobile-Vision and ALST, all of which were acquired in 2005 and Infrared Products, which was acquired in 2004.

Consolidated costs and expenses increased by $1,397.2 million, or 31.4%, to $5,853.9 million for the 2005 Nine Month Period from $4,456.7 million for the 2004 Nine Month Period. Costs and expenses for our Government Businesses increased by $1,283.0 million, or 32.3%, to $5,260.8 million for the 2005 Nine Month Period from $3,977.8 million for the 2004 Nine Month Period. Costs and expenses for our Commercial Businesses increased by $114.2 million, or 23.8%, to $593.1 million for the 2005 Nine Month Period from $478.9 million for the 2004 Nine Month Period.

The increase to costs and expenses for our Government Businesses due to acquired businesses was $789.5 million. The remaining increase is primarily attributable to organic sales growth. SG&A, IRAD and B&P costs included in cost of sales for our Government Businesses were $541.3 million for the 2005 Nine Month Period, compared to $436.7 million for the 2004 Nine Month Period. The increase of $104.6 million was primarily attributable to the acquired businesses and organic sales growth.

Cost of sales for our Commercial Businesses increased by $97.6 million to $418.5 million for the 2005 Nine Month Period from $320.9 million for the 2004 Nine Month Period. The increase in cost of sales was primarily due to increased costs attributable to higher sales volume for our security products and to the Infrared Products and Mobile-Vision acquired businesses. SG&A expenses increased by $17.3 million to $124.8 million for the 2005 Nine Month Period from $107.5 million for the 2004 Nine Month Period, and declined as a percentage of sales to 19.4% from 20.5% due primarily to higher sales volume. R&D expenses decreased by $0.7 million to $49.8 million for the 2005 Nine Month Period from $50.5 million for the 2004 Nine Month Period, primarily due to lower R&D expenses for our SmartdeckTM product partially offset by R&D at our Infrared Products business, which we acquired on November 9, 2004.

Consolidated operating income increased by $161.5 million, or 30.5%, to $690.6 million for the 2005 Nine Month Period from $529.1 million for the 2004 Nine Month Period. Consolidated operating margin was unchanged at 10.6% for both the 2005 and 2004 Nine Month Periods. The changes in the operating margins for our segments are discussed below. Operating income for our Government Businesses increased by $155.2 million, or 32.1%, to $639.4 million for the 2005 Nine Month Period from $484.2 million for the 2004 Nine Month Period. Operating margin decreased by 10 basis points to 10.8% for the 2005 Nine Month Period from 10.9% for the 2004 Nine Month Period. Operating income for our Commercial Businesses increased by $6.3 million, or 14%, to $51.2 million for the 2005 Nine Month Period from $44.9 for the 2004 Nine Month Period. Operating margin decreased by 70 basis points to 7.9% for the 2005 Nine Month Period from 8.6% for the 2004 Nine Month Period, primarily due to lower margins on conventional airport security systems, partially offset by higher margins for commercial aviation products.

Interest expense increased by $29.7 million to $136.5 million for the 2005 Nine Month Period from $106.8 million for the 2004 Nine Month Period, primarily due to interest incurred on debt issued to finance the Titan acquisition.

Other (income) expense for the 2005 Nine Month Period was $6.4 million of income and was primarily comprised of interest income on our cash and cash equivalents, partially offset by a $3.0 million write-down of the carrying value of an equity investment. Other (income) expense for the 2004 Nine Month Period was $1.7 million of expense and was primarily comprised of an increase in the fair value of the embedded derivatives related to L-3's 2001 contingent convertible debt, which was converted into shares of L-3 Holdings' common stock in the fourth quarter of 2004, and losses on investments accounted for using the equity method.

Minority interests in net income of consolidated subsidiaries increased by $0.8 million to $7.9 million for the 2005 Nine Month Period from $7.1 million for the 2004 Nine Month Period, due to higher net income for Aviation Communications and Surveillance Systems LLC, partially offset by lower net income for Army Fleet Support LLC.

The income tax provision of 35.4% was based on an effective income tax rate of 36.5% for the 2005 Nine Month Period compared to an effective income tax rate of 36.5% for the 2004 Nine Month Period. The provision for the 2005 Nine Month Period was impacted by the favorable disposition of certain tax contingencies in the 2005 Third Quarter, partially offset by an increase to our effective tax rate as a result of the acquisition of Titan.

Basic EPS increased by $0.54 to $3.02 for the 2005 Nine Month Period from $2.48 for the 2004 Nine Month Period. Diluted EPS increased by $0.63, or 27.2%, to $2.95 for the 2005 Nine Month Period from $2.32 for the 2004 Nine Month Period. Diluted weighted-average common shares outstanding increased by 3.4% to 120.9 million for the 2005 Nine Month Period from 116.9 million for the 2004 Nine Month Period. In accordance with EITF Issue No. 04-8, diluted EPS and weighted-average diluted common shares outstanding for the 2004 Nine Month Period have been restated, resulting in a non-cash reduction to diluted EPS of $0.09.

C3ISR

Sales within our C3ISR segment increased by $224.6 million, or 18.1%, to $1,464.9 million for the 2005 Nine Month Period from $1,240.3 million for the 2004 Nine Month Period. The increase in sales from acquired businesses was $162.0 million, including $154.9 million as a result of the Titan acquired businesses. The acquired businesses also included BAI Aerosystems business, which was acquired in the fourth quarter of 2004. Organic sales growth was $62.6 million, or 5.0%, driven by an increase in secure network communications and upgrades of airborne mission and ISR systems for allied foreign governments, which was partially offset by volume declines for secure telephone equipment.

Operating income increased by $21.9 million to $178.5 million for the 2005 Nine Month Period from $156.6 million for the 2004 Nine Month Period. Operating margin decreased by 40 basis points to 12.2% for the 2005 Nine Month Period from 12.6% for the 2004 Nine Month Period, primarily due to lower margins on the acquired Titan businesses.

Government Services

Sales within our Government Services segment increased by $375.9 million, or 49.1%, to $1,141.3 million for the 2005 Nine Month Period from $765.4 million for the 2004 Nine Month Period. The increase in sales from acquired businesses was $280.1 million, including $233.6 million as a result of the Titan acquired businesses. The acquired businesses also included Joseph Sheairs Associates, which was acquired in 2005, and Beamhit LLC, D.P. Associates Inc., the GEDD business and Sarnoff Video Security Systems, which were acquired in 2004. Organic sales growth was $95.8 million, or 12.5%, driven primarily by increased volume in international training services and logistics, communication systems and software engineering services for the U.S. Army and increased support services for the U.S. Missile Defense Agency.

Operating income increased by $18.0 million to $103.1 million for the 2005 Nine Month Period from $85.1 million for the 2004 Nine Month Period. Operating margin decreased by 210 basis points to 9.0% for the 2005 Nine Month Period from 11.1% for the 2004 Nine Month Period. Operating margins decreased by 160 basis points because of cost overruns on certain fixed price contracts, and lower absorption of indirect costs due primarily to timing of indirect cost recognition, which are expensed as incurred. The remaining decrease is primarily due to the Titan acquired businesses, which had lower margins than the other businesses in the segment.

Aircraft Modernization and Maintenance

Sales within our Aircraft Modernization and Maintenance segment increased by $336.2 million, or 24.6%, to $1,704.9 million for the 2005 Nine Month Period from $1,368.7 million for the 2004 Nine Month Period. Organic sales growth was $269.0 million, or 19.7%, driven by higher sales for aircraft base operations, support and maintenance, aircraft modernization and maintenance, and the recently awarded competitive Canadian Maritime Helicopter Program (MHP). The increase in sales from acquired businesses was $67.2 million. The acquired businesses include AVISYS, Inc. and Electronics Systems, both of which were acquired in 2004.

Operating income increased by $28.4 million to $169.7 million for the 2005 Nine Month Period from $141.3 million for the 2004 Nine Month Period. Operating margin decreased by 30 basis points to 10.0% for the 2005 Nine Month Period from 10.3% for the 2004 Nine Month Period, primarily due to higher sales volume of lower margin aircraft base operations and support and maintenance, which are primarily performed under cost-reimbursable type and time-and-material type contracts.

Specialized Products

Sales within our Specialized Products segment increased by $622.0 million, or 38.6%, to $2,233.4 million for the 2005 Nine Month Period from $1,611.4 million for the 2004 Nine Month Period. The increase in sales from acquired businesses was $450.7 million, including $55.1 million as a result of the Titan acquired businesses. The acquired businesses also included MAPPS, Boeing Electron Technologies, Combat Propulsion Systems, ITC, Mobile-Vision, SDG, Inc., and ALST, all of which were acquired in 2005, and Bay Metals, Brashear LP, Infrared Products and Cincinnati Electronics, Inc., all of which were acquired in 2004. Organic sales growth was $171.3 million, or 10.6%, primarily due to higher sales volume for acoustic undersea anti-submarine warfare products, simulation devices and airport security systems. Organic growth was also due to higher volume for commercial aviation products during the 2005 First Quarter, primarily due to Federal Aviation Administration (FAA) mandates for Terrain Awareness Warning Systems (TAWS), which became effective in March 2005.

Operating income increased by $93.2 million to $239.3 million for the 2005 Nine Month Period from $146.1 million for the 2004 Nine Month Period. Operating margin increased by 160 basis points to 10.7% for the 2005 Nine Month Period from 9.1% for the 2004 Nine Month Period. Operating margin decreased by 90 basis points due to lower margins on airport security systems, and 10 basis points from the Titan acquired businesses. These decreases were offset by an increase of 120 basis points due to higher volume and cost reductions for aviation products and power & control systems, and 70 basis points due to higher sales volume and contract profit improvements for simulation devices. The remaining increase is primarily due to acquired businesses, which have higher margins than the other businesses in the segment.

Years Ended December 31, 2004, 2003 and 2002

The tables below provide two presentations of sales, operating income and operating margin data for L-3 for the years ended December 31, 2004, 2003 and 2002. The first table presents the selected data segregated between L-3's U.S. Government contractor businesses and L-3's commercial businesses. The second table presents the selected data by reportable segment. See Note 18 to L-3's audited consolidated financial statements included elsewhere herein.

	Year Ended December 31,
	2004	2003	2002
	(in millions)
Statement of Operations Presentation
Sales:
Contracts, primarily U.S. Government(1)	$6,155.6	$4,401.7	$3,581.3
Commercial, primarily products(1)	741.4	659.9	429.9
Consolidated	$6,897.0	$5,061.6	$4,011.2
Operating income:
Contracts, primarily U.S. Government(1)	$678.8	$537.9	$442.3
Commercial, primarily products(1)	69.8	43.1	11.7
Consolidated	$748.6	$581.0	$454.0
Operating margin(2):
Contracts, primarily U.S. Government	11.0%	12.2%	12.3%
Commercial, primarily products	9.4%	6.5%	2.7%
Consolidated	10.9%	11.5%	11.3%
Reportable Segment Presentation
Sales(3):
C3ISR	$1,663.6	$1,439.4	$1,053.3
Government Services(4)	1,059.9	814.6	605.6
Aircraft Modernization and Maintenance(4)	1,912.9	732.4	461.6
Specialized Products(4)	2,260.6	2,075.2	1,890.7
Consolidated	$6,897.0	$5,061.6	$4,011.2
Operating income:
C3ISR	$218.0	$172.9	$103.5
Government Services(4)	124.1	100.7	75.3
Aircraft Modernization and Maintenance (4)	186.1	100.7	62.6
Specialized Products(4)	220.4	206.7	212.6
Consolidated	$748.6	$581.0	$454.0
Operating margin(2):
C3ISR	13.1%	12.0%	9.8%
Government Services(4)	11.7%	12.4%	12.4%
Aircraft Modernization and Maintenance(4)	9.7%	13.7%	13.5%
Specialized Products(4)	9.7%	10.0%	11.2%
Consolidated	10.9%	11.5%	11.3%

(1)	Effective January 1, 2004, we combined our explosives detection systems (EDS) business into L-3 Communications Security and Detection Systems, our IMC business into L-3 Communications Government Services, Inc. (GSI), the EMP business into our ESSCO business and the Apcom business into our Communications Systems-East business (2004 Business Realignments). As a result of the 2004 Business Realignments, reclassifications between "Contracts, primarily U.S. Government" and "Commercial, primarily products" have been made to the prior period sales and operating income amounts, however, since EDS was primarily a U.S. Government contracting business prior to 2003, the sales and operating income for EDS were not reclassified from 2002. Specifically, $96.5 million of 2003 sales, $9.1 million of 2002 sales, $26.3 million of 2003 operating income and $6.1 million of 2002 operating loss was reclassified from "Contracts, primarily U.S. Government" to "Commercial, primarily products". Additionally, $30.6 million of 2003 sales, $9.2 million of 2002 sales, $2.1 million of 2003 operating income and $7.4 million of 2002 operating loss was reclassified from "Commercial, primarily products," to "Contracts, primarily U.S. Government". The 2004 Business Realignments and related reclassifications did not result in any changes to our consolidated results of operations, financial position or cash flow.

(2)	Operating margin is equal to operating income as a percentage of sales.

(3)	Sales are after intersegment eliminations. See Note 18 to the consolidated financial statements.

(4)	During the third quarter of 2005, L-3 reclassified to the Specialized Products reportable segment (i) its Link Training Services and Microdyne Outsourcing operating segments, previously included in the Government Services reportable segment, and (ii) the ACSS, Aviation Recorders, Avionics Systems, Display Systems and Electrodynamics operating segments, previously included in its Aircraft Modernization and Maintenance reportable segment. As a result of these reclassifications, $199.7 million of 2004 sales, $194.7 million of 2003 sales, $203.0 million of 2002 sales, $25.1 million of 2004 operating income, $14.8 million of 2003 operating income and $21.5 million of 2002 operating income was reclassified from L-3's Government Services reportable segment to its Specialized Products reportable segment. Additionally, $376.9 million of 2004 sales, $287.2 million of 2003 sales, $215.9 million of 2002 sales, $63.5 million of 2004 operating income, $47.1 million of 2003 operating income and $43.1 million of 2002 operating income was reclassified from L-3's Aircraft Modernization and Maintenance reportable segment to its Specialized Products reportable segment.

Year Ended December 31, 2004 Compared with Year Ended December 31, 2003

Consolidated sales increased by $1,835.4 million, or 36.3%, to $6,897.0 million for 2004 from $5,061.6 million for 2003. Consolidated organic sales growth for 2004 was 15.1%, or $763.5 million. Organic sales growth for our defense businesses was 16.3%, or $721.6 million, driven by continued strong demand for our secure communications and ISR systems, aircraft modernization, aviation products, training and government services, training devices, sensors and imaging products and naval power equipment and services. Organic sales growth for our commercial and other non-military businesses was 6.6%, or $41.9 million, primarily due to increased volume for commercial aviation products and security products, partially offset by lower sales volume for explosives detection systems (EDS). The decrease in EDS sales was caused primarily by a later-than-expected receipt of an order from the U.S. Transportation and Security Administration. The increase in consolidated sales from acquired businesses was $1,071.9 million, or 21.2%.

Sales from our Government Businesses increased by $1,753.9 million, or 39.8%, to $6,155.6 million for 2004 from $4,401.7 million for 2003. The increase in sales from acquired businesses was $1,037.1 million, or 23.6%. The acquired businesses include Aeromet, Klein, MAS, Vertex, and certain defense and aerospace assets of IPICOM, Inc., all of which were acquired in 2003, and AVISYS, Bay Metals, Beamhit, Brashear, Cincinnati Electronics, D.P. Associates, Inc. and the GEDD business, all of which were acquired in 2004. Sales from our Commercial Businesses increased by $81.5 million, or 12.4%, to $741.4 million for 2004 from $659.9 million for 2003. The increase in sales from the Avionics Systems and Flight Systems Engineering acquired businesses, which were acquired in 2003, and Infrared Products, which was acquired in 2004, was $34.8 million.

Consolidated costs and expenses increased by $1,667.8 million, or 37.2%, to $6,148.4 million for 2004 from $4,480.6 million for 2003. Costs and expenses for our Government Businesses increased by $1,613.0 million, or 41.7%, to $5,476.8 million for 2004 from $3,863.8 million for 2003. The costs and expenses related to the increase in sales from acquired businesses was $973.1 million. The remaining increase is primarily attributed to costs and expenses associated with the organic sales growth of our defense businesses. SG&A, IRAD and B&P costs included in costs and expenses for L-3's Government Businesses were $582.8 million for 2004 and $499.9 million for 2003. The increase of $82.9 million was primarily attributable to the MAS, Vertex and Brashear acquired businesses and organic sales growth from our defense businesses. See Note 4 to our audited consolidated financial statements. Costs and expenses for our Commercial Businesses increased by $54.8 million, or 8.9%, to $671.6 million for 2004 from $616.8 million for 2003. Cost of sales increased by $41.9 million to $458.9 million for 2004 from $417.0 million for 2003. The increase in cost of sales was primarily due to increased costs attributable to the Avionics Systems acquired business and higher sales volume for our commercial aviation products. SG&A expenses increased by $0.9 million to $141.5 million for 2004 from $140.6 million for 2003, and declined as a percentage of sales to 19.1% from 21.3% due to cost and expense reductions and sales volume increases. R&D expenses increased by $12.0 million to $71.2 million for 2004 from $59.2 million for 2003, primarily due to development expenditures for SmartdeckTM.

Consolidated operating income increased by $167.6 million, or 28.8%, to $748.6 million for 2004 from $581.0 million for 2003. Consolidated operating margin decreased to 10.9% from 11.5% for 2004 compared to 2003. The changes in the operating margins for our segments are discussed below.

Operating income for our Government Businesses increased by $140.9 million, or 26.2%, to $678.8 million for 2004 from $537.9 million for 2003. Operating margin declined by 120 basis points to 11.0% for 2004 from 12.2% for 2003. Operating margin decreased primarily due to expected lower operating margins from the Vertex Aerospace acquired business. The 2003 operating income also included a $4.5 million gain related to the settlement of a claim. Operating income for our Commercial Businesses increased by $26.7 million, or 61.9%, to $69.8 million for 2004 from $43.1 million for 2003. Operating margin increased by 290 basis points to 9.4% for 2004 from 6.5% for 2003, primarily because of cost reductions for microwave components, higher sales volume for commercial aviation products and cost and expense reductions at our PrimeWave Communications business. These increases were partially offset by development expenditures for SmartdeckTM, certification costs for new commercial aviation products and fewer than expected sales of higher margin EDS systems.

Interest expense increased by $12.6 million to $145.3 million for 2004 from $132.7 million for 2003 because of higher levels of outstanding debt during 2004 compared to the levels of outstanding debt during 2003. Average outstanding debt during 2004 was $2,233.5 million compared to $2,059.5 million during 2003. Our outstanding debt increased as a result of the issuance of $650.0 million of 5 7/8% senior subordinated notes in November 2004, $400.0 million of 6 1/8% senior subordinated notes in December of 2003 and $400.0 million of 6 1/8% senior subordinated notes in May of 2003. The increase in our outstanding debt was partially offset by the early retirement of our $200.0 million of 8% senior subordinated notes in December 2004 and $180.0 million of 8½% senior subordinated notes in June of 2003 and the conversion into L-3 Holdings Common Stock of our $420.0 million of 4% senior subordinated convertible contingent debt securities (2001 CODES) in October 2004 and $300.0 million of 5¼% convertible senior subordinated notes in January of 2004.

Other expense (income), net, for 2004 was $7.3 million of income and includes $6.8 million of interest and investment income. Other expense (income), net for 2003 was $0.2 million of income. The increase from 2003 to 2004 was primarily due to higher interest and investment income.

Minority interest in net income of consolidated subsidiaries increased by $5.4 million to $8.9 million for 2004 from $3.5 million for 2003, primarily due to net income for the Army Fleet Support LLC, which is 80% owned by L-3.

The income tax provision for 2004 and 2003 is based on an effective income tax rate of 36.0%.

L-3 Holdings' basic EPS increased by $0.65 to $3.54 for 2004 from $2.89 for 2003. Diluted EPS increased by $0.71 to $3.33 for 2004 from $2.62 for 2003. Net income for 2004 includes an after-tax debt retirement charge of $3.2 million, or $0.03 per diluted share, relating to the retirement of $200.0 million of 8% senior subordinated notes. Net income for 2003 includes an after-tax debt retirement charge of $7.2 million, or $.06 per diluted share related to the retirement of $180.0 million of 8½% senior subordinated notes. Excluding these debt retirement charges from both periods, diluted EPS would have increased by $0.68 for 2004 compared to 2003.

C3ISR

Sales within our C3ISR segment increased by $224.2 million, or 15.6%, to $1,663.6 million for 2004 from $1,439.4 million for 2003. Organic sales growth was $190.3 million, or 13.2%, reflecting continued strong demand from the DoD and other U.S. Government agencies for our secure network communications, ISR systems and communications products. The increase in sales from acquired businesses was $33.9 million, or 2.4%, and was primarily attributable to Aeromet and certain defense and aerospace assets of IPICOM, Inc., which were acquired in 2003.

Operating income increased by $45.1 million to $218.0 million for 2004 from $172.9 million for 2003 because of higher sales volume for communications products and ISR systems and lower operating losses for the PrimeWave Communications business due to cost and expense reductions. Operating margin increased by 110 basis points to 13.1% for 2004 from 12.0% for 2003, primarily because of organic sales growth for ISR systems and communications products and cost reductions and lower operating losses in 2004 as compared to 2003 for the PrimeWave Communications business. These improvements to operating margin were partially offset by a loss related to the design, development and testing activities on a production contract for transportable tactical satellite communications terminals, which reduced operating margin by 20 basis points.

Government Services

Sales within our Government Services segment increased by $245.3 million, or 30.1%, to $1,059.9 million for 2004 from $814.6 million for 2003. Organic sales growth was $222.3 million, or 27.3%, driven by increased volume for both training and government services. The increase in sales from acquired businesses was $23.0 million. The acquired businesses include Beamhit and the GEDD business, both of which were acquired during the second quarter of 2004 and D.P. Associates, Inc., which was acquired on October 8, 2004.

Operating income increased by $23.4 million to $124.1 million for 2004 from $100.7 million for 2003 because of higher sales volume for training and government services. Operating margin decreased by 70 basis points to 11.7% for 2004 from 12.4% for 2003 due to higher sales from cost-reimbursable type and time and material type contracts, which generally have lower margins than fixed-priced type contacts.

Aircraft Modernization and Maintenance

Sales within our Aircraft Modernization and Maintenance segment increased by $1,180.5 million, or 161.2%, to $1,912.9 million for 2004 from $732.4 million for 2003. The increase in sales from acquired businesses was $940.2 million. The acquired businesses include Vertex and MAS, which were acquired during 2003, and AVISYS, which was acquired in June 2004. Organic sales growth was $240.3 million, or 32.8%, driven by higher sales for aircraft modernization, operations and maintenance, which includes the U.S. Army Aviation and Missile Command (AMCOM) contract.

Operating income increased by $85.4 million to $186.1 million for 2004 from $100.7 million for 2003 because of higher sales volume, which was partially offset by lower operating margin. Operating margin declined by 400 basis points to 9.7% for 2004 from 13.7% for 2003. Margins from acquired businesses decreased operating margin by 320 basis points. The remaining decrease was primarily due to higher sales volume of lower margin aircraft modification and logistics support under cost-reimbursable-type contracts.

Specialized Products

Sales within our Specialized Products segment increased by $185.4 million, or 8.9%, to $2,260.6 million for 2004 from $2,075.2 million for 2003. The increase in sales from acquired businesses was $74.8 million. The acquired businesses include Avionics Systems, Flight Systems Engineering and Klein, which were acquired in 2003, and Bay Metals, Brashear and Infrared Products, which were acquired during 2004. Organic sales growth was $110.6 million, or 5.3%. The increase was driven by increased sales of $148.9 million primarily for commercial aviation products, simulation devices, imaging products, naval power equipment and services, maintenance of security systems and fuzing products. These increases were partially offset by volume declines of $38.3 million for EDS and undersea warfare products.

Operating income increased by $13.7 million to $220.4 million for 2004 from $206.7 million for 2003 because of higher sales volume, which was partially offset by lower operating margin, and due to operating income for the naval power equipment businesses in 2004, as compared to operating losses in 2003. Operating margin decreased by 30 basis points to 9.7% for 2004 from 10.0% for 2003. Operating margin decreased by 80 basis points primarily due to lower margins for security products, including lower sales of higher margin EDS. These decreases were partially offset by an increase of 50 basis points for the naval power equipment businesses.

Year Ended December 31, 2003 Compared with Year Ended December 31, 2002

Consolidated sales increased by $1,050.4 million, or 26.2%, to $5,061.6 million for 2003 from sales of $4,011.2 million for 2002. The increase in consolidated sales from acquisitions was $833.6 million, or

20.8%. Organic sales growth for our defense businesses was 15.4%, or $499.8 million, and was driven by continued strong demand for secure communications and intelligence, surveillance and reconnaissance (ISR) systems and products, aircraft modernization, simulation and training services, government services, and an increase in shipments of naval power equipment. Organic sales for our commercial businesses declined by 10.6%, or $45.4 million, due to the continued weakness in the aviation and communications markets. Sales of EDS decreased $237.6 million primarily because the initial installation of EDS at major U.S. airports by the U.S. Transportation Security Administration (TSA) was completed by the end of 2002. Consolidated organic sales growth, excluding the EDS business, from both periods was 12.4%. Consolidated organic sales growth for all of our businesses, including the decline for the EDS business, was $216.8 million, or 5.4%.

Sales from our Government Businesses, which comprises our defense businesses, excluding commercial aviation products sold to military customers, and in 2002, our EDS business, increased by $820.4 million, or 22.9%, to $4,401.7 million for 2003 from $3,581.3 million for 2002. The increase in sales from acquired businesses was $659.7 million, or 18.4%. The acquired businesses include IS, Telos, ComCept, TMA, Electron Devices, Ruggedized Command & Control, IMC, Westwood, Wescam and Ship Analytics, which were acquired in 2002 and Aeromet, Klein, MAS, Vertex and certain defense and aerospace assets of IPICOM, Inc., which were acquired during 2003. Excluding sales from acquired businesses, sales increased by $253.5 million primarily because of organic sales growth from our defense businesses for ISR and secure communications systems and products, aircraft modernization, communications software and engineering support services, training services, navigation products and naval power equipment. These increases were partially offset by a decline in sales volume primarily from our EDS business, and to a lesser extent, from our fuzing products, training devices, undersea warfare products and display systems. Additionally, sales were reduced by $92.8 million because of a reclassification, primarily related to the EDS business, between our Government Businesses and our Commercial Businesses due to the 2004 Business Realignments discussed in the table above.

Sales from our Commercial Businesses increased by $230.0 million, or 53.5%, to $659.9 million for 2003 from $429.9 million for 2002. The increase in sales from acquired businesses was $173.9 million, or 40.5%. The acquired businesses include Detection Systems and Wolf Coach, which were acquired in 2002 and Avionics Systems, which was acquired during 2003. Excluding sales from acquired businesses, organic sales declined for our commercial businesses by $36.7 million, due primarily to lower revenues for aviation and communications products caused by weak demand in those commercial markets. Additionally, sales increased by $92.8 million as a result of the reclassification due to the 2004 Business Realignments.

Consolidated costs and expenses increased by $923.4 million to $4,480.6 million for 2003 from $3,557.2 million for 2002, consistent with the increase in sales.

Costs and expenses for our Government Businesses increased by $724.8 million to $3,863.8 million for 2003 from $3,139.0 million for 2002. Approximately 81% of the increase is attributable to our acquired businesses. The remaining increase is primarily attributed to organic sales growth from our defense businesses for ISR and secure communications systems and products, aircraft modernization, communications software and engineering support services, training services, navigation products and naval power equipment. These increases were partially offset by declines from our EDS business, fuzing products, training devices and display systems due to lower volume. SG&A, IRAD and B&P costs included in cost of sales for our Government Businesses were $499.9 million, or 11.4% of sales for 2003, compared to $432.8 million, or 12.1% of sales for 2002 (See Notes 2 and 4 to our consolidated financial statements).

Costs and expenses for our Commercial Businesses increased by $198.6 million to $616.8 million for 2003 from $418.2 million for 2002. The increase was primarily due to increased sales attributable to our acquired businesses, as well as a $3.9 million provision for bad debt and inventory for the PrimeWave Communications business. SG&A expenses increased by $28.6 million to $140.6 million or 21.3% of sales for 2003 from $112.0 million or 26.1% of sales for 2002. The increase was primarily attributable to acquired businesses and increased costs for security products due to maintenance costs associated with detection systems placed in service. This increase was partially offset by lower SG&A expenses at the PrimeWave Communications business and our commercial communications products businesses due to cost and expense reductions. Research and development (R&D) expenses increased by $23.5 million to $59.2 million for 2003 from $35.7 million for 2002. The increase was primarily due to the Avionics Systems acquired business and development expenses for cargo security products, partially offset by lower R&D expenses incurred at the PrimeWave Communications business because of cost and expense reductions.

Consolidated operating income increased by $127.0 million to $581.0 million for 2003 from $454.0 million for 2002. The increase was primarily due to higher sales from all of our segments. Consolidated operating margin increased slightly by 20 basis points to 11.5% for 2003 from 11.3% for 2002. The changes in the operating margins for our segments are discussed below.

Operating income for our Government Businesses increased by $95.6 million to $537.9 million for 2003 from $442.3 million for 2002. Operating income was reduced by $22.9 million because of the reclassification due to the 2004 Business Realignments. Operating margin declined by 10 basis points to 12.2% for 2003 from 12.3% for 2002. The reclassification due to the 2004 Business Realignments reduced operating margin by 30 basis points. Operating margin increased by 20 basis points primarily due to sales growth and cost improvements for ISR and secure communications systems and products and naval power equipment.

Operating income for our Commercial Businesses increased by $31.4 million to $43.1 million for 2003 from $11.7 million for 2002. Operating income increased by $22.9 million because of the reclassification due to the 2004 Business Realignments. Operating margin improved by 380 basis points to 6.5% for 2003 from 2.7% for 2002. The reclassification due to the 2004 Business Realignments increased operating margin by 300 basis points. The remaining increase was due to lower losses from certain commercial businesses due to cost and expense reductions and higher margins from the Avionics Systems acquired business, partially offset by lower margins on commercial aviation products and microwave components due to lower sales volume and higher development expenses for cargo security products.

Interest expense increased by $10.2 million to $132.7 million for 2003 from $122.5 million for 2002. The increase is attributable to the higher average outstanding debt during 2003 and lower savings from fixed-to-variable interest rate swap agreements of $1.0 million.

Other income decreased by $4.7 million to $0.2 million in 2003 from $4.9 million in 2002. The decrease was due to lower interest income earned because of lower average cash and cash equivalents balances, a loss of $2.2 million recorded related to the sale of the commercial broadband test equipment assets of our Celerity business and an increase in losses on our investments accounted for using the equity method during 2003 compared to 2002.

The 2003 period includes a charge of $11.2 million ($7.2 million after-tax, or $0.06 per diluted share) for the early retirement of $180 million of our 8½% Senior Subordinated Notes due 2008. See "—Liquidity and Capital Resources." The 2002 period includes a charge of $16.2 million ($9.9 million after-tax, or $0.09 per diluted share) for the early retirement of $225 million of our 10 3/8% Senior Subordinated Notes due 2007.

Minority interest decreased by $2.7 million to $3.5 million for 2003 from $6.2 million for 2002 because of lower net income for Aviation Communications and Surveillance Systems (ACSS) due to lower sales caused by weakness in the commercial aviation market during 2003 and higher product development expenses.

The income tax provision for 2003 is based on an effective income tax rate of 36.0%, compared with an effective income tax rate of 35.5% for 2002.

L-3 Holdings' basic earnings per share (EPS) before cumulative effect of a change in accounting principle increased by $0.56 to $2.89 for 2003 from $2.33 for 2002. Diluted EPS before cumulative effect of a change in accounting principle increased by $0.49 to $2.62 for 2003 from $2.13 for 2002. Net income for 2002 includes a charge, net of income taxes, of $24.4 million ($0.28 per basic share and

$0.23 per diluted share) for the cumulative effect of a change in accounting principle for goodwill impairment in connection with the adoption of SFAS No. 142. Including the effect of a change in accounting principle, basic EPS for 2002 was $2.05 and diluted EPS for 2002 was $1.90.

Diluted weighted-average common shares outstanding increased by 8.3% to 113.9 million for 2003 from 105.2 million for 2002. The increase principally reflects the additional shares outstanding from the sale of 14.0 million shares of L-3 Holdings common stock on June 28, 2002.

C3ISR

Sales within our C3ISR segment increased by $386.1 million, or 36.7%, to $1,439.4 million for 2003 from $1,053.3 million for 2002. Organic sales growth was $250.4 million, or 23.8%, due to continued strong demand and increased spending by the DoD and other U.S. Government agencies for our secure communications and ISR systems and products, which were partially offset by a decline in sales of $5.5 million for the PrimeWave Communications business. The increase in sales from acquired businesses was $135.7 million. The acquired businesses include IS and ComCept, which were acquired during 2002, and Aeromet and certain defense and aerospace assets of IPICOM, Inc., which were acquired during 2003.

Operating income increased by $69.4 million to $172.9 million for 2003 from $103.5 million for 2002 because of higher sales and operating margin. Operating margin increased to 12.0% for 2003 from 9.8% for 2002 because of higher organic sale growth for defense systems and products, cost improvements and lower losses at our PrimeWave Communications business.

Government Services

Sales within our Government Services segment increased by $209.0 million, or 34.5%, to $814.6 million for 2003 from $605.6 million for 2002. Organic sales growth was $90.0 million, or 14.9%, driven by training and government services, including communications software support and engineering support. The increase in sales from the Telos, TMA, IMC and Ship Analytics acquired businesses, which were all acquired in 2002, was $119.0 million.

Operating income increased by $25.4 million to $100.7 million for 2003 from $75.3 million for 2002 because of higher sales. Operating margin remained unchanged at 12.4% for 2003 and 2002.

Aircraft Modernization and Maintenance

Sales within our Aircraft Modernization and Maintenance segment increased by $270.8 million, or 58.7%, to $732.4 million for 2003 from $461.6 million for 2002. Organic sales growth was $144.8 million, or 31.4%, due to higher sales for aircraft modernization driven by DoD demand. The increase in sales from acquired businesses was $126.0 million. The acquired businesses include IS, which was acquired in 2002, and MAS and Vertex, which were acquired in 2003.

Operating income increased by $38.1 million to $100.7 million for 2003 from $62.6 million for 2002 because of higher aircraft modernization sales. Operating margin increased by 20 basis points to 13.7% for 2003 from 13.5% for 2002, primarily due to volume growth for aircraft modernization.

Specialized Products

Sales within our Specialized Products segment increased by $184.5 million, or 9.8%, to $2,075.2 million for 2003 from $1,890.7 million for 2002. Organic sales declined by 14.2%, or $268.4 million, or $30.8 million, or 1.6%, excluding the decline for EDS. EDS sales declined by $237.6 million (discussed below). Volume declined by $46.4 million for fuzing and acoustic undersea warfare products and training devices because of certain contracts approaching their scheduled completion and the timing of sales on 2003 orders. Volume declined by $22.3 million for telemetry products and microwave components due to the continued weakness in the commercial communications markets. Volume declined by $10.8 million for commercial aviation products caused by the continued weakness in the commercial aviation markets. These decreases were partially offset by an increase of $48.7 million primarily for naval power equipment due to higher shipments arising from the resolution of the production and quality control issues at the SPD Electrical Systems business. The increase in sales from acquired businesses was $452.9 million. The acquired businesses include Detection Systems, Ruggedized Command & Control, Electron Devices, Wolf Coach, Westwood and Wescam, all of which were acquired in 2002, and Avionics Systems and Klein, which were acquired in 2003.

Sales of EDS declined by $237.6 million to $101.5 million for 2003 compared with $339.1 million for 2002, primarily because the initial installation of EDS at major U.S. airports by the TSA was completed by the end of 2002, which reduced the TSA's procurement requirements for new systems.

Operating income decreased by $5.9 million to $206.7 million for 2003 from $212.6 million for 2002. Operating margin decreased by 120 basis points to 10.0% for 2003 from 11.2% for 2002. Lower sales for EDS reduced operating margin by 50 basis points. Volume declines for commercial aviation, telemetry, fuzing and undersea warfare products lowered operating margin by 80 basis points. Lower margins from acquired businesses reduced operating margin by 30 basis points. The resolution of production quality problems for naval power equipment caused increased shipments and reduced rework costs, which increased operating margin by 40 basis points.

Liquidity and Capital Resources

Anticipated Sources of Cash Flow

Our primary source of liquidity is cash flow generated from operations. We also have availability under our senior credit facility, subject to certain conditions. As of September 30, 2005, we had available borrowings of $886.7 million under our senior credit facility (excluding $113.3 million of outstanding letters of credit). Based upon our current level of operations, we believe that our cash from operating activities, together with available borrowings under the senior credit facility, will be adequate to meet our anticipated requirements for working capital, capital expenditures, commitments, contingencies, research and development expenditures, contingent purchase prices, program and other discretionary investments, L-3 Holdings' dividends and interest payments for the foreseeable future. There can be no assurance, however, that our business will continue to generate cash flow at current levels, or that currently anticipated improvements will be achieved. If we are unable to generate sufficient cash flow from operations to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt or obtain additional financing. Our ability to make scheduled principal payments or to pay interest on or to refinance our indebtedness depends on our future performance and financial results, which, to a certain extent, are subject to general conditions in or affecting the defense industry and to general economic, political, financial, competitive, legislative and regulatory factors beyond our control. There can be no assurance that sufficient funds will be available to enable us to service our indebtedness, to make necessary capital expenditures and to make discretionary investments.

Balance Sheet

Contracts in process increased by $847.7 million to $2,826.7 million at September 30, 2005 from $1,979.0 million at December 31, 2004. The increase included (i) $689.0 million related to business acquisitions and (ii) $158.7 million principally from:

•	increases of $80.7 million in unbilled contract receivables due to sales exceeding deliveries and billings for ISR systems and products, aircraft modernization and maintenance and international training services and logistics. These increases were partially offset by decreases for simulation devices and aircraft base operations and maintenance due to deliveries and billings exceeding sales;

•	increases of $46.4 million in billed receivables for aircraft base operations and maintenance, secure communication products and international training services. These increases were partially offset by collections for support services for the U.S. Missile Defense Agency;

•	increases of $4.5 million in inventoried contract costs, primarily for simulation devices, naval power and propulsion products and fuzing products. These increases were partially offset by a decrease for ISR systems and products and aircraft operations and maintenance due to deliveries during the period; and

•	increases of $27.1 million in inventories at lower of cost or market due to increases for airport security products and satellite communications products.

L-3's days sales outstanding (DSO) was 74.0 at September 30, 2005 compared with 71.8 at December 31, 2004. The increase in DSO was primarily due to the timing items discussed above. We calculate our DSO by dividing (i) our aggregate end of period billed receivables and net unbilled contract receivables, by (ii) our sales for the last twelve-month period adjusted, on a pro forma basis, to include sales from business acquisitions that we completed as of the end of the period (which amounted to $10,604.5 million for the twelve-month period ended September 30, 2005), multiplied by 365.

The increase in property, plant and equipment (PP&E) during the 2005 Nine Month Period was principally related to the Titan, Electron Technologies and Combat Propulsion Systems acquired businesses. The percentage of depreciation expense to average gross PP&E decreased slightly to 9.3% for the 2005 Nine Month Period from 9.5% for the 2004 Nine Month Period. We did not change any of the depreciation methods or assets estimated useful lives that L-3 uses to calculate its depreciation expense.

Goodwill increased by $2,860.4 million to $6,915.2 million at September 30, 2005 from $4,054.8 million at December 31, 2004. The increase was comprised of (i) $2,818.3 million for business acquisitions completed during the 2005 Nine Month Period, (ii) $21.7 million for additional purchase price payments for certain business acquisitions completed prior to January 1, 2005, related to final closing date net assets, and contingent purchase price adjustments or earnouts, which were resolved during the period, and (iii) net increases of $20.4 million primarily related to changes in estimates of fair value for acquired assets and liabilities assumed in connection with business acquisitions completed prior to January 1, 2005.

The increases in other current assets, accrued expenses, billings in excess of costs and estimated profits and other non-current liabilities were primarily due to balances from business acquisitions completed during the 2005 Nine Month Period. The increase in deferred debt issue costs was due to the debt issued to finance the Titan acquisition. See "Statement of Cash Flows—Financing Activities" below. The increase in other assets was primarily due to capitalized software development costs for new products, investments in equipment for training devices, as well as balances from business acquisitions. The increase in accounts payable was primarily due to balances from business acquisitions completed during the 2005 Nine Month Period, partially offset by a decrease in accounts payable due to the timing of payments for purchases from third-party vendors and subcontractors. The increase in accrued employment costs was primarily due to balances from business acquisitions completed during the 2005 Nine Month Period and to the timing of payments of salaries and wages to employees. Customer advances increased due to cash payments received for an aircraft modernization contract and an EDS contract with the Transportation Security Administration (TSA) and partially due to the business acquisitions completed during the 2005 Nine Month Period. The increase in other current liabilities was primarily due to balances from business acquisitions, as well as higher accrued interest balances due to the debt issued to finance the Titan acquisition. The increase in pension and postretirement benefit liabilities was primarily due to balances from business acquisitions, as well as pension expenses exceeding related cash contributions.

Pension Plans

L-3 maintains defined benefit pension plans covering employees at certain of its businesses. At December 31, 2004, our balance sheet included a pension benefits liability of $273.8 million, an increase of $40.4 million from $233.4 million at December 31, 2003. The increase is due to pension expense recognized exceeding our pension funding and an increase in the minimum liability of $23.1 million. At the end of 2004, L-3's projected benefit obligation, which includes accumulated benefits plus the incremental benefits attributable to projected future salary increases for covered employees, was $1,131.6 million and exceeded the fair value of L-3's pension plan assets of $734.6 million by $397.0 million. At the end of 2003, L-3's projected benefit obligation was $902.1 million and exceeded the fair value of L-3's pension plan assets of $561.7 million by $340.4 million. The increase in the unfunded status of our pension plans of $56.6 million from $340.4 million at the end of 2003 to $397.0 million at the end of 2004 was principally due to the $62.2 million actuarial loss that we experienced in 2004. Our 2004 actuarial loss was primarily due to the reduction in the discount rate by 25 basis points to 6.00% at the end of 2004 from 6.25% at the end of 2003, which increased the present value of L-3's projected benefit obligations at the end of 2004 by $44.0 million. The difference between the unfunded status amount of $397.0 million at the end of 2004 and the pension liability recorded on our balance sheet of $273.8 million is attributable to the cumulative net unrecognized actuarial losses. In accordance with SFAS No. 87, Employer's Accounting for Pensions, the actuarial gains and losses that our pension plans experience are not recognized in pension expense in the year incurred, but rather deferred and amortized to pension expense in future periods over the estimated average remaining service periods of the covered employees. (See Note 16 to our consolidated financial statements.)

L-3 uses a November 30 measurement date to determine its end of year (December 31) pension benefit obligations and fair value of pension plan assets, and a fiscal year ending November 30 to determine its annual pension expense, including actual returns on plan assets. L-3's actual return on plan assets for 2004, based on the fiscal year ended November 30, 2004, was $56.8 million, or 10.1%, on the fair value of plan assets at the beginning of the fiscal year.

Our pension expense for 2004 was $74.8 million. We expect pension expense for 2005 to be between $90 million and $100 million. As discussed above, at the end of 2004 we reduced our discount rate from 6.25% to 6.00%, which will increase the interest cost component of pension expense for 2005. The higher interest cost in our estimated 2005 pension expense is expected to be substantially offset by the increase of $172.8 million in our pension plan assets during 2004, which will increase our expected return on plan assets by approximately $15.0 million, and decrease our estimated pension expense by the same amount. Our actual pension expense for 2005 will be based upon a number of factors, including the effect of any additional business acquisitions for which we assume liabilities for pension benefits, actual pension plan contributions and changes (if any) to our pension assumptions for 2005, including the discount rate, expected long-term return on plan assets and salary increases.

Our contributions for the full year 2004 were $60.9 million. During the 2005 Nine Month Period, we made approximately $52.4 million of pension contributions and we expect to contribute a total of approximately $90.0 million to our pension plans for the full fiscal year 2005. A substantial portion of our pension plan contributions for L-3's businesses that are U.S. Government contractors are recoverable as allowable indirect contract costs at amounts generally equal to the annual pension contributions.

Our projected benefit obligation and annual pension expense are significantly affected by the discount rate assumption we use. For example, an additional reduction to the discount rate of 25 basis points would have increased our projected benefit obligation at December 31, 2004 by approximately $43 million, and our estimated pension expense for 2005 by approximately $7 million. Conversely, an increase to the discount rate of 25 basis points would have decreased our projected benefit obligation at December 31, 2004 by approximately $44 million, and our estimated pension expense for 2005 by approximately $7 million.

Our shareholders' equity at December 31, 2004 reflects a non-cash charge of $5.3 million (net of tax) to record the increase in accumulated other comprehensive loss due to additional minimum pension liability recognized for the year ended December 31, 2004 in accordance with SFAS No. 87. This non-cash charge had no effect on our compliance with the financial covenants of our debt agreements and did not impact our results of operations for 2004.

Statement of Cash Flows

Nine Months Ended September 30, 2005 Compared with Nine Months Ended September 30, 2004

Cash decreased by $427.1 million to $226.3 million at September 30, 2005 from $653.4 million at December 31, 2004. The table below provides a summary of our cash flows for the periods indicated.

	Nine Months Ended September 30,
	2005	2004
	(in millions)
Net cash from operating activities	$579.6	$408.0
Net cash used in investing activities	(3,445.9)	(183.9)
Net cash from financing activities	2,439.2	8.4
Net (decrease) increase in cash	$(427.1)	$232.5

Operating Activities

We generated $579.6 million of cash from operating activities during the 2005 Nine Month Period, an increase of $171.6 million from the $408.0 million generated during the 2004 Nine Month Period. Net income increased by $94.5 million. Non-cash expenses increased by $40.7 million to $260.0 million for the 2005 Nine Month Period from $219.3 million for the 2004 Nine Month Period, primarily for higher contributions to employee savings plans in L-3 Holdings' common stock of $8.9 million, higher depreciation expense of $12.6 million, higher amortization expense for identifiable intangible assets of $5.8 million, and higher deferred income tax expense of $11.3 million. During the 2005 Nine Month Period, cash used for changes in operating assets and liabilities decreased by $36.4 million to $37.5 million, from $73.9 million for the 2004 Nine Month Period. The use of cash for contracts in process was primarily driven by increases in billed and unbilled contract receivables for our defense businesses, as discussed above under "Liquidity and Capital Resources—Balance Sheet". The use of cash for other assets was primarily due to capitalized software development costs for new products and investments in equipment for simulation devices. The use of cash for accounts payable was due to the timing of payments for purchases from third-party vendors and subcontractors. The timing of payments to employees for salaries and wages was a source of cash because cost and expenses for salaries and wages exceeded the cash payments. The source of cash for customer advances was due to the receipt on certain foreign contracts and to orders received from the TSA for EDS. The source of cash from the change in pension and postretirement benefit liabilities was due to pension expenses exceeding related cash contributions. We made approximately $52.4 million of pension contributions during the 2005 Nine Month Period and we expect to contribute a total of approximately $90.0 million to our pension plans for all of 2005. The source of cash from other liabilities was primarily due to an increase in our workers compensation and deferred compensation obligations.

The source of cash from income taxes was due to our provision for income taxes exceeding our income tax payments, primarily because of income tax deductions for compensation expense arising from the exercise of employee stock options.

Investing Activities

During the 2005 Nine Month Period, we used $3,380.6 million of cash for business acquisitions. We paid $3,351.6 million in connection with our 2005 business acquisitions discussed above. We also paid $29.0 million primarily for the contractual purchase price adjustments relating to businesses acquired prior to 2005. During the 2004 Nine Month Period, we used $134.6 million of cash for business acquisitions, contractual purchase price adjustments relating to businesses acquired prior to 2004, and for the final contractual purchase price adjustment for the Vertex business acquisition.

On July 29, 2005, we acquired all of the outstanding shares of The Titan Corporation for $23.10 per share in cash. The purchase price was approximately $2,759.3 million, including the assumption of approximately $626.0 million of Titan's debt, plus acquisition costs. The acquisition was financed using $355.5 million of cash on hand, $750.0 million of term loan borrowings under our senior credit facility, net proceeds from the issuances of $700.0 million of contingent convertible debt securities by L-3 Holdings and $1.0 billion of senior subordinated notes by L-3 Communications.

Financing Activities

Debt

Senior Credit Facility.    On July 29, 2005, in connection with the Titan acquisition discussed above, we amended and restated our senior credit facility. The amended and restated credit facility provides for a term loan facility in an aggregate amount equal to $750.0 million in addition to the existing $1.0 billion revolving credit facility, both maturing on March 9, 2010. The cash received from the term loan borrowings was used to pay a portion of the aggregate consideration required for the acquisition of Titan. The loans under the term loan facility and revolving credit facility bear interest in the manner, and at the rates set forth in the previous senior credit facility. In addition, the consolidated leverage ratio covenant in the previous credit facility was amended to require that our consolidated leverage ratio be less than or equal to (1) 4.5 to 1.0 for each fiscal quarter ending on or prior to December 31, 2005, (2) 4.25 to 1 for the fiscal quarter ending on March 31, 2006 and (3) 4.0 to 1.0 for each fiscal quarter ending on or after June 30, 2006. Available borrowings under the senior credit facility at September 30, 2005 were $886.7 million, after reductions for outstanding letters of credit of $113.3 million. There were no outstanding revolving credit borrowings under our senior credit facility at September 30, 2005.

Debt Issuances.    On July 29, 2005, L-3 Communications sold $1.0 billion of 6 3/8% Senior Subordinated Notes due October 15, 2015 (2005 Notes) at a discount of $9.1 million. Interest is payable semi-annually on April 15 and October 15 of each year, commencing October 15, 2005. The net cash proceeds from this offering amounted to $973.4 million after deducting the discounts and commissions and were used to pay a portion of the aggregate consideration required for the acquisition of Titan.

On July 29, 2005, L-3 Holdings sold $600.0 million of CODES due August 1, 2035. Interest is payable semi-annually on February 1 and August 1 of each year, commencing February 1, 2006. The net cash proceeds from this offering amounted to $585.0 million after deducting the commissions and were used to pay a portion of the aggregate consideration required for the acquisition of Titan. On August 4, 2005, L-3 Holdings sold an additional $100.0 million of CODES, pursuant to an over-allotment option exercised by the initial purchasers of the CODES.

The 2005 Notes are general unsecured obligations and are subordinated in right of payment to all existing and future senior debt of L-3. The CODES are general unsecured obligations of L-3 Holdings that rank pari passu with L-3 Holdings' other senior debt, if any, and are guaranteed on a senior subordinated basis by L-3 Communications and certain of its subsidiaries.

Debt Covenants.    The senior credit facility and indentures contain financial covenants and other restrictive covenants. We are in compliance with those covenants in all material respects. The borrowings under the senior credit facility are guaranteed by L-3 Holdings and by substantially all of the material wholly-owned domestic subsidiaries of L-3 Communications on a senior basis. The payments of principal and premium, if any, and interest on the senior subordinated notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by substantially all of L-3 Communications' restricted subsidiaries other than its foreign subsidiaries. The guarantees of the senior subordinated notes rank pari passu with one another and with the guarantees of the CODES and are junior to the guarantees of the senior credit facility. Including the amortization of net deferred gains, our previously outstanding interest rate swap agreements reduced interest expense by $0.8 million during the 2005 Third Quarter, compared to $3.1 million during the 2004 Third Quarter and by $2.8 million during the 2005 Nine Month Period, compared to $7.3 million during the 2004 Nine Month Period. See "Description of Other Indebtedness" for a description of our debt and related financial covenants.

Interest Rate Swap Agreements.    Depending on current and expectations for future interest rate levels, we may enter into interest rate swap agreements to convert certain of our fixed interest rate debt obligations to variable interest rates, or terminate any existing interest rate swap agreements. The variable interest rate paid by us is equal to (i) the variable rate basis, plus (ii) the variable rate spread. There are no interest rate swap agreements currently outstanding. See Note 8 to the unaudited condensed consolidated financial statements for a detailed table that presents the activity for our terminated interest rate swap agreements during 2005.

The CODES are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by the existing and future domestic subsidiaries of L-3 that guarantee any other indebtedness of L-3 or any of its domestic subsidiaries. The guarantees of the CODES rank pari passu with all of the guarantees of the senior subordinated notes and are junior to the guarantees of the senior credit facility.

Equity

During 2005, L-3 Holdings' Board of Directors authorized the following quarterly cash dividends:

Date Declared	Record Date	Cash Dividends Per Share	Date Paid	Total Dividends Paid (in millions)
February 10, 2005	February 22, 2005	$0.125	March 15, 2005	$14.5
April 26, 2005	May 17, 2005	$0.125	June 15, 2005	$14.8
July 12, 2005	August 17, 2005	$0.125	September 15, 2005	$15.0

On October 11, 2005, L-3 Holdings' Board of Directors declared a regular quarterly dividend of $0.125 per share. On December 15, 2005, we will pay this cash dividend to shareholders of record at the close of business on November 17, 2005.

Year Ended December 31, 2004 Compared with Years Ended December 31, 2003 and 2002

Our cash position was $653.4 million at December 31, 2004 and $134.9 million at December 31, 2003 and 2002. The table below provides a summary of our cash flows for the periods indicated.

	Year Ended December 31,
	2004	2003	2002
	(in millions)
Net cash from operating activities	$620.7	$456.1	$318.5
Net cash used in investing activities	(555.5)	(1,088.1)	(1,810.5)
Net cash from financing activities	453.3	632.0	1,265.9
Net increase (decrease) in cash	$518.5	$—	$(226.1)

Operating Activities

We generated $620.7 million of cash from operating activities during 2004, an increase of $164.6 million from the $456.1 million generated during 2003. Net income increased by $104.2 million. Non-cash expenses increased by $63.4 million to $316.1 million in 2004 from $252.7 million in 2003, primarily for depreciation and amortization, contributions to employee savings plans in L-3 Holdings common stock and deferred income taxes. Deferred income taxes increased by $28.7 million to $123.4 million for 2004 from $94.7 million for 2003, primarily because of larger estimated tax deductions arising from our recent business acquisitions. During 2004, we used cash for changes in operating assets and liabilities of $77.3 million, compared to $74.2 million for 2003. The use of cash for contracts in process was primarily driven by increases in unbilled contract receivables and billed receivables arising from the organic sales growth for our businesses. The use of cash for other current assets was primarily due to deposits paid to vendors during 2004. The use of cash for other assets was primarily due to investments in equipment for training devices and airport security systems leased to customers and capitalized software development costs for new products. The source of cash for accounts payable was due to increased purchases of materials, components and services required for the increase in sales during the year and the timing of payments for such purchases. The increase in the number of employees and the timing of payments for salaries and wages was a source of cash because costs and expenses for salaries and wages exceeded the cash payments. The source of cash for billings in excess of costs and estimated profits was due to cash collections for milestone billings on certain contracts primarily for training devices. The source of cash related to customer advances was due to receipt on certain foreign contracts awarded during the 2004 fourth quarter. The use of cash for other current liabilities was due to the payment upon settlement of a foreign currency hedging forward contract and cash payments for costs incurred in excess of estimated contract values for certain contracts in a loss position. The source of cash from the change in pension and postretirement benefit liabilities was due to expenses exceeding related cash contributions. Pension plan contributions in 2004 amounted to $60.9 million, and exceeded our originally planned contributions for 2004 by more than $5 million.

During 2003, we generated $456.1 million of cash from operating activities, an increase of $137.6 million from $318.5 million generated during 2002. Net income increased by $99.5 million. Non-cash expenses increased by $14.9 million to $252.7 million in 2003 from $237.8 million in 2002, primarily for depreciation and amortization, contributions to employee savings plans in L-3 Holdings common stock and deferred income taxes. During 2003, we used cash for changes in operating assets and liabilities of $74.2 million, compared to $97.4 million in 2002.

Our cash flows from operating activities during 2003 reflect increases in unbilled receivables and other assets. The use of cash for accounts payable was due to the timing of payments. The use of cash for other current liabilities was to fund contracts in a loss position for which estimated costs exceeded the estimated contract value, and was partially offset by cash collections for milestone billings in excess of costs incurred primarily for training devices. The timing of payments to employees for salaries and wages was a source of cash. Pension plan contributions in 2003 amounted to $60.8 million. The source of cash from other liabilities was generated primarily from terminating interest rate swap agreements. During 2003, we terminated interest rate swap agreements and generated cash proceeds related to deferred gains on them of $19.9 million, of which $2.1 million was recorded in other current liabilities and $17.8 million was recorded in other liabilities. For 2002, we also terminated interest rate swap agreements and generated cash proceeds related to net deferred gains on them of $16.8 million.

Our cash flows from operating activities during 2002 reflect increases in billed and unbilled receivables, other current assets and other assets. The use of cash related to customer advances was due to liquidations on certain foreign contracts. The use of cash for other current liabilities was to fund contracts in a loss position for which estimated costs exceed the estimated contract value, and was partially offset by an increase in accrued warranty costs primarily for explosive detection systems delivered in 2002. The timing of payments to employees for salaries and wages, as well as the timing of interest payments, was a source of cash. The source of cash in other liabilities was primarily due to deferred gains on the termination of our swap agreements. Pension plan contributions in 2002 amounted to $47.4 million.

Our cash from operating activities includes interest payments on debt of $138.2 million for 2004, $119.9 million for 2003 and $109.3 million for 2002. Our interest expense also includes amortization of deferred debt issue costs and deferred gains on terminated interest rate swap agreements, which are non-cash items.

Our cash from operating activities includes income tax payments, net of refunds, of $37.0 million for 2004, $17.3 million for 2003 and $2.1 million for 2002. Our income tax payments were substantially less than our provisions for income taxes reported on our statements of operations primarily because of income tax deductions from our acquired businesses structured as asset purchases and income tax deductions for compensation expense arising from the exercise of employee stock options. The income tax deductions from the exercise of employee stock options are accounted for as a reduction to current income taxes payable and an increase to shareholders' equity (see Note 13 to our consolidated financial statements). L-3 receives substantial income tax deductions from its business acquisitions that are structured as asset purchases for income tax purposes. The effect of these income tax deductions is that our cash payments for income taxes are less than our provision for income taxes reported on the statement of operations. This difference is presented in the deferred income tax provision on our statement of cash flows. The deferred income tax provision primarily results from deducting amortization of tax intangibles, including goodwill, from the business acquisitions structured as asset purchases on L-3's income tax returns over 15 years, in accordance with income tax rules and regulations, while no goodwill amortization is recorded for financial reporting purposes, in accordance with SFAS No. 142. We expect that the business acquisitions L-3 has completed through December 31, 2004 will continue to generate substantial annual deferred tax benefits through 2019. While these income tax deductions are reported as changes to deferred income tax liabilities and assets, they are not differences that are scheduled to reverse in future periods from normal operations. Rather, they will only reverse if L-3 sells its acquired businesses or incurs a goodwill impairment loss for them, because in either case, L-3's financial reporting amounts for goodwill would be greater than the income tax basis for goodwill. L-3 also receives significant income tax deductions and deferred tax benefits from its acquired businesses structured as asset purchases for income tax purposes from accelerated depreciation of plant and equipment.

Investing Activities

During 2004, we used $473.4 million of cash for business acquisitions. We paid $424.0 million in connection with our 2004 business acquisitions discussed above. We also paid $11.5 million for the final contractual purchase price adjustment for the Vertex acquired business. We also paid $37.9 million primarily for the remaining contractual purchase price for the IPICOM, Inc. assets, and for earnouts.

During 2003, we invested $1,014.4 million to acquire businesses, primarily for Vertex, Avionics Systems and MAS. During 2002, we invested $1,742.1 million to acquire businesses, primarily for Integrated Systems and Detection Systems. Cash used for business acquisitions included earnout payments on certain business acquisitions of $11.4 million for 2004, $8.5 million for 2003, and $1.8 million for 2002.

Financing Activities

Debt

Redemptions and Related Conversion of Convertible Debt into Common Stock.    On October 5, 2004, L-3 Holdings announced a full redemption of all the $420.0 million of its 2001 CODES due 2011, which expired on Thursday, October 21, 2004. On October 21, 2004, holders of $419.8 million of the principal amount of 2001 CODES exercised their conversion rights and converted such 2001 CODES into 7,800,797 shares of L-3 Holdings common stock. The remaining $0.2 million of the 2001 CODES were redeemed for cash on October 25, 2004, at a redemption price of 102.0% of the principal amount, plus accrued and unpaid interest (including contingent interest) to October 25, 2004. On December 22, 2003, L-3 Holdings announced a full redemption of $300.0 million of its 5.25% Convertible Senior Subordinated Notes due 2009 (Convertible Notes), which expired on January 9, 2004. Holders of $299.8 million of the Convertible Notes exercised their conversion rights and converted such notes into 7,357,327 shares of L-3 Holdings' common stock. The remaining $0.2 million of Convertible Notes were redeemed for cash.

Redemptions of Senior Subordinated Notes.    On November 12, 2004, L-3 Communications initiated a full redemption of all of the outstanding $200.0 million aggregate principal amount of 8% Senior Subordinated Notes due 2008. Such notes were redeemed by us at a redemption price of 102.667% of the principal amount thereof, plus accrued and unpaid interest. We completed this redemption on December 13, 2004. In connection with the early redemption of the $200.0 million of 8% Senior Subordinated Notes, we recorded a pre-tax debt retirement charge of $5.0 million.

On May 21, 2003, L-3 Communications initiated a full redemption of all the outstanding $180.0 million aggregate principal amount of 8½% Senior Subordinated Notes due 2008 (May 1998 Notes).

On June 20, 2003, we purchased and paid cash for all the outstanding May 1998 notes, including accrued interest. During 2003, we recorded a pre-tax charge of $11.2 million.

On June 6, 2002, L-3 Communications commenced a tender offer to purchase any and all of its $225.0 million aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2007. The tender offer expired on July 3, 2002. On June 25, 2002, L-3 Communications sent a notice of redemption for all of its 10 3/8% Senior Subordinated Notes due 2007 that remained outstanding after the expiration of the tender offer. Upon sending the notice, the remaining notes became due and payable at the redemption price as of July 25, 2002. During 2002, we recorded a pre-tax charge of $16.2 million.

Debt Issuances.    The table below presents a summary of our issuances of debt obligations for 2002, 2003 and 2004. For additional details about the terms of our debt, see Note 8 to our consolidated financial statements and "Description of Other Indebtedness".

Description of Debt Issuances	Issue Date	Principal Amount	Discount	Commissions and Other Offering Expenses	Net Proceeds		Semi-Annual Interest Payment Dates
	(in millions)
L-3 Communications
5 7/8% Senior Subordinated Notes due January 15, 2015	November 12, 2004	$650.0	$—	$11.0	$639.0	(1)	January 15 and July 15
6 1/8% Senior Subordinated Notes due January 15, 2014	December 22, 2003	400.0	7.4	2.6	390.0	(2)	January 15 and July 15
6 1/8% Senior Subordinated Notes due July 15, 2013	May 21, 2003	400.0	1.8	7.2	391.0	(3)	January 15 and July 15
7 5/8% Senior Subordinated Notes due June 15, 2012	June 28, 2002	750.0	—	18.5	731.5	(4)	June 15 and December 15

(1)	The net proceeds from this offering were used to redeem the 8% Senior Subordinated Notes due 2008 and to increase cash and cash equivalents.

(2)	The net proceeds from this offering were used to repay $275.0 million of borrowings outstanding under our senior credit facilities and to increase cash and cash equivalents.

(3)	The net proceeds from this offering were used to redeem the 8½% Senior Subordinated Notes due 2008 and to increase cash and cash equivalents.

(4)	The net proceeds from this offering and the concurrent sale of 14.0 million shares of our common stock by L-3 Holdings, discussed below under "Equity," were used to (a) repay $500.0 million borrowed on March 8, 2002, under our senior subordinated bridge loan facility, (b) repay the indebtedness outstanding under our senior credit facilities, (c) repurchase and redeem the 10 3/8% Senior Subordinated Notes due 2007 (discussed above) and (d) increase cash and cash equivalents.

Equity

On April 23, 2002, we announced that our Board of Directors had authorized a two-for-one stock split on all shares of L-3 Holdings common stock. The stock split entitled all shareholders of record at the close of business on May 6, 2002 to receive one additional share of L-3 Holdings common stock for every share held on that date. The additional shares were distributed to shareholders in the form of a stock dividend on May 20, 2002. Upon completion of the stock spilt, L-3 Holdings had approximately 80 million shares of common stock outstanding.

On June 28, 2002, L-3 Holdings sold 14.0 million shares of its common stock in a public offering for $56.60 per share. Upon closing, we received net proceeds of $766.8 million after deducting underwriting discounts and commissions and other offering expenses. The net proceeds from this sale and the concurrent sale of senior subordinated notes by L-3 Communications were used to (i) repay $500.0 million borrowed on March 8, 2002, under our senior subordinated bridge loan facility, (ii) repay the indebtedness outstanding under our senior credit facilities, (iii) repurchase and redeem the 10 3/8% Senior Subordinated Notes due 2007 discussed above and (iv) increase cash and cash equivalents.

In January 2004, L-3 Holdings announced that its Board of Directors had declared L-3's first quarterly cash dividend of $0.10 per share, payable on March 15, 2004. L-3 Holdings' Board of

Directors declared three additional quarterly dividends of $0.10 per share, all of which were paid in 2004. L-3 Holdings paid cash dividends of $43.4 million in aggregate to shareholders in 2004. The 2004 cash dividends were paid on March 15, June 15, September 15 and December 15.

Contractual Obligations

The table below presents L-3's contractual obligations at December 31, 2004.

		Year(s) Ending December 31,
Contractual Obligations:	Total	2005		2006 – 2007	2008 – 2009	2010 and thereafter
	(in millions)
Long-term debt(1)	$2,200.0	$—		$—	$—	$2,200.0
Non-cancelable operating leases	579.5	115.7		142.1	104.1	217.6
Notes payable and capital lease obligations	13.9	0.7		0.7	0.5	12.0
Purchase obligations(2)	846.9	696.6		99.0	34.9	16.4
Other long-term liabilities(3)	167.7	103.0	(4)	42.7	1.8	20.2
Contractual commitments for earnout payments on business acquisitions(5)	37.4	1.4		36.0	—	—
Total	$3,845.4	$917.4		$320.5	$141.3	$2,466.2

(1)	Long-term debt includes scheduled principal payments only. The contractual obligations table does not include approximately $1.0 billion of senior subordinated notes and $700.0 million of CODES incurred in connection with the Titan acquisition.

(2)	Represents open purchase orders at December 31, 2004 for amounts expected to be paid for goods or services that are legally binding on us.

(3)	Other long-term liabilities primarily consists of workers compensation, deferred compensation and litigation settlement accruals for the years ending December 31, 2006 and thereafter and also includes pension and postretirement benefit plan contributions that we expect to pay in 2005.

(4)	Our pension and postretirement benefit plan funding policy is generally to contribute in accordance with cost accounting standards that affect government contractors, subject to the Internal Revenue Code and regulations thereon. For 2005, we expect to contribute approximately $90.0 million to our pension plans and $13.0 million to our postretirement benefit plans. Due to the current uncertainty of the amounts used to compute our expected pension and postretirement benefit plan funding, we believe it is not practicable to reasonably estimate such future funding for periods in excess of 1 year.

(5)	Represents additional purchase payments for business acquisitions that are contingent upon the post-aquisition financial performance of the acquired business.

Off Balance Sheet Arrangements

On December 31, 2002, we entered into two real estate lease agreements, as lessee, with a third-party lessor, which expire on December 31, 2005 and are accounted for as operating leases. On or before the lease expiration date, we can exercise options under the lease agreements to either renew the leases, purchase both properties for $28.0 million, or sell both properties on behalf of the lessor (the "Sale Option"). If we elect the Sale Option, we must pay the lessor a residual guarantee amount of $22.7 million for both properties, on or before the lease expiration date, and at the time both properties are sold, we must pay the lessor a supplemental rent equal to the gross sales proceeds in excess of the residual guarantee amount not to exceed $5.3 million.

We have a contract to provide and operate for the U.S. Air Force (USAF) a full-service training facility, including simulator systems adjacent to a USAF base in Oklahoma. We acted as the construction agent on behalf of the third-party owner-lessors for procurement and construction for the simulator systems, which were completed and delivered in August 2002. On December 31, 2002, we, as lessee, entered into an operating lease agreement for a term of 15 years for one of the simulator systems with the owner-lessor. At the end of the lease term, we may elect to purchase the simulator system at fair market value, which can be no less than $2.6 million and no greater than $6.4 million. If we do not elect to purchase the simulator system, then on the date of expiration, we shall pay to the lessor, as additional rent, $2.6 million and return the simulator system to the lessor. The aggregate non-cancelable rental payments under this operating lease are $32.5 million, including the additional rent of $2.6 million. On February 27, 2003, we, as lessee, entered into an operating lease agreement for a term of 15 years for the remaining simulation systems with the owner-lessor. At the end of the lease term, we may elect to purchase the simulator systems at fair market value, which can be no less than $4.1 million and no greater than $14.5 million. If we do not elect to purchase the simulator systems, then on the date of expiration, we shall return the simulator systems to the lessor. The aggregate non-cancelable rental payments under this operating lease are $53.3 million.

Derivative Financial Instruments

Included in our derivative financial instruments are foreign currency forward contracts, foreign currency put options and interest rate swap agreements. All of our derivative financial instruments that are sensitive to market risk are entered into for purposes other than trading.

Interest Rate Risk.    Our financial instruments that are sensitive to changes in interest rates include borrowings under the senior credit facilities and interest rate swap agreements, all of which are denominated in U.S. dollars. At September 30, 2005, we had outstanding borrowings of $750.0 million under our amended and restated senior credit facility. The interest rates on the senior subordinated notes are fixed-rate and are not affected by changes in interest rates. In June of 2005, we terminated our interest rate swap agreement which was outstanding at December 31, 2004. At September 30, 2005, we did not have any interest rate swap agreements in place.

Outstanding interest rate swap agreements reduced interest expense by $4.5 million during 2004, compared to $5.5 million during 2003. Interest expense was reduced by $4.2 million for 2004, compared to $3.1 million for 2003 for amortization of deferred gains on terminated interest rate swap agreements. For every basis point (0.01%) that the six-month USD LIBOR interest rate is greater than 4.58%, we will incur an additional $10,000 of interest expense above the fixed interest rate on $100.0 million of senior subordinated notes calculated on a per annum basis until maturity. Conversely, for every basis point that the six-month USD Libor interest rate is less than 4.58%, we will recognize interest income of $10,000 on $100.0 million of senior subordinated notes calculated on a per annum basis until maturity.

When we enter into interest rate swap agreements, we attempt to manage exposure to counterparty credit risk by only entering into agreements with major financial institutions that are expected to be able to fully perform under the terms of such agreements. Cash payments between us and the counterparties are made in accordance with the terms of the interest rate swap agreements. Such payments are recorded as adjustments to interest expense. Additional data on our debt obligations, our applicable borrowing spreads included in the interest rates we pay on borrowings under the senior credit facilities and interest rate swap agreements are provided in Notes 8 and 9 to our audited consolidated financial statements.

Foreign Currency Exchange Risk.    We conduct some of our operations outside the U.S. in functional currencies other than the U.S. dollar. Additionally, some of our U.S. and foreign operations have contracts with customers which are denominated in currencies other than the functional currencies of those operations. To mitigate the risk associated with certain of these contracts denominated in foreign currency we have entered into foreign currency forward contracts. At September 30, 2005, the notional value of foreign currency forward contracts was $230.9 million and the fair value of these contracts was $2.7 million, which represented an asset. We account for these contracts as cash flow hedges.

Equity Price Risk.    Our equity investments in common stocks, joint ventures and limited liability corporations are subject to equity price risk, including equity risk. The fair values of our investments are based on quoted market prices for investments which are readily marketable securities, and estimated fair value for nonreadily marketable securities, which is generally equal to historical cost unless such investment has experienced an other-than-temporary impairment. Both the carrying values and estimated fair values of such investments amounted to $28.0 million at September 30, 2005.

Backlog and Orders

We define funded backlog as the value of funded orders received from customers, less the amount of sales recognized on those funded orders. We define funded orders as the value of contract awards received from the U.S. Government, for which the U.S. Government has appropriated funds, plus the value of contract awards and orders received from customers other than the U.S. Government. The table below presents our funded backlog, percent of funded backlog at December 31, 2004 expected to be recorded as sales in 2005 and funded orders for each of our reportable segments.

	Funded Backlog at December 31,		Percentage of December 31, 2004 Funded Backlog Expected to be Recorded as Sales in 2005	Funded Orders
	2004	2003		2004	2003
Reportable Segment:
C3 ISR	$1,284.4	$1,075.3	85.5%	$1,868.9	$1,544.1
Government Services	544.6	433.3	81.6	1,137.0	911.4
Aircraft Modernization and Maintenance	974.1	754.3	77.8	2,091.7	770.0
Specialized Products	1,954.8	1,630.4	70.4	2,466.1	2,251.9
Consolidated	$4,757.9	$3,893.3	77.3%	$7,563.7	$5,477.4

Our funded backlog does not include the full value of our contract awards including those pertaining to multi-year, cost-plus reimbursable contracts, which are generally funded on an annual basis. Funded backlog also excludes the sales value of unexercised contract options that may be exercised by customers under existing contracts and the sales value of purchase orders that we may receive under indefinite quantity contracts or basic ordering agreements.

Research and Development

The following table presents L-3's (i) company-sponsored (independent) research and development costs and (ii) customer-funded research and development costs, which are incurred on revenue arrangements to perform research and development services for customers. See Note 2 to the consolidated financial statements for a discussion of L-3's accounting policies for research and development costs.

	Year Ended December 31,
	2004	2003	2002
Company-Sponsored Research and Development Costs:
U.S. Government Contractor Businesses	$149.4	$129.4	$124.2
Commercial Businesses	71.2	59.2	35.7
Total	$220.6	$188.6	$159.9
Customer-Funded Research and Development Costs	$689.2	$573.1	$480.9

Contingencies

For a description of our contingencies and outstanding legal proceedings, see note 15 to our audited consolidated financial statements for the year ended December 31, 2004 and notes 12 and 17 to our unaudited interim condensed consolidated financial statements for the period ended September 30, 2005.

Recently Issued Accounting Standards

In December of 2004, the FASB revised its FASB Statement No. 123, Accounting for Stock Based Compensation (SFAS 123) and renamed it FASB Statement No. 123, Share-Based Payment (SFAS 123R). SFAS 123R requires that compensation expense relating to share-based payment transactions be recognized in financial statements at estimated fair value. The scope of SFAS 123R includes a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. This standard replaces SFAS 123 and supercedes APB Opinion No. 25, Accounting for Stock Issued to Employees. We previously elected not to adopt the fair value based method of accounting for stock-based employee compensation as permitted by SFAS 123. The adoption of SFAS 123R will result in the recording of non-cash compensation expenses, which we do not currently recognize in our financial statements. In accordance with SFAS 123, we disclose pro forma net income and earnings per share adjusted for non-cash compensation expense arising from the estimated fair value of share-based payment transactions. For a further discussion of our accounting for stock-based employee compensation and disclosure of our pro forma historical net income and earnings per share, see Note 3 to our unaudited condensed consolidated financial statements. On April 15, 2005, the SEC issued Release No. 33-8568, Amendment to Rule 4-01a of Regulation S-X Regarding the Compliance Date for Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment. The SEC Release amends the effective date for compliance with SFAS 123R from July 1, 2005 to January 1, 2006.

In March of 2005, the SEC issued Staff Accounting Bulletin (SAB) No. 107, Share-Based Payment (SAB 107). SAB 107 provides guidance to assist registrants in the initial implementation of SFAS 123R. SAB 107 includes, but is not limited to, interpretive guidance related to share-based payment transactions with nonemployees, valuation methods and underlying expected volatility and expected term assumptions, the classification of compensation expenses and accounting for the income tax effects of share-based arrangements upon adopting the SFAS 123R. We are currently assessing the guidance provided in SAB 107 in connection with the implementation of SFAS 123R. We expect that the impact of adopting SFAS 123R may result in a non-cash reduction to our diluted EPS in 2006 of approximately between $0.17 and $0.20.

The U.S. enacted the American Jobs Creation Act of 2004 (the American Jobs Creation Act) in October 2004 which contains many provisions affecting corporate taxation. The American Jobs Creation Act phases out the extraterritorial income (ETI) exclusion benefit for export sales and phases in a new tax deduction for income from qualified domestic production activities (QPA) over a transition period beginning in 2005. In December 2004, the FASB issued FASB Staff Position 109-1 (FSP 109-1), which provides guidance that the QPA deduction should be treated as a special income tax deduction as described in SFAS 109. As such, QPA has no impact on our deferred tax assets or liabilities existing as of the enactment date. Rather, the QPA deduction will be reported in the period that the deductions are claimed on the our income tax returns. We have completed our evaluation of the net impact of the American Jobs Creation Act, and have determined that the benefit from phase-in of the QPA deduction will be substantially equivalent to the lost benefit from the phase-out of the ETI exclusion in 2005. We also determined that the other provisions included in the American Jobs Creation Act will not have a significant impact on our financial position, results of operations or cash flows.

In May of 2005, the FASB issued SFAS Statement No. 154, Accounting Changes and Error Corrections, which requires retrospective application of all voluntary changes in accounting principles to all periods presented, rather than using a cumulative catch-up adjustment as currently required for most accounting changes under APB Opinion 20. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and will be effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005.

In June of 2005, the FASB approved Emerging Issues Task Force (EITF) issued No. 05-06, Determining the Amortization Period for Leasehold Improvements (EITF 05-06). EITF 05-06 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. The guidance is effective for periods beginning after June 29, 2005. EITF 05-06 is not expected to have a material impact on our financial position, results of operation or cash flows.

Inflation

The effect of inflation on our sales and earnings has not been significant. Although a majority of our sales are made under long-term contracts (revenue arrangements), the selling prices of such contracts, established for deliveries in the future, generally reflect estimated costs to be incurred in these future periods. In addition, some of our contracts provide for price adjustments through cost escalation clauses.

BUSINESS

Overview

We are a leading supplier of a broad range of products and services used in a substantial number of aerospace and defense platforms. We also are a major supplier of systems, subsystems and products on many platforms, including those for secure communication networks and communication products, mobile satellite communications, information security systems, shipboard communications, naval power systems, missiles and munitions, telemetry and instrumentation and airport security systems. We also are a prime system contractor for aircraft modernization and O&M, C3ISR collection systems and services, training and simulation, intelligence services and government support services. Our customers include the U.S. Department of Defense (DoD) and its prime contractors, the U.S. Department of Homeland Security (DHS), U.S. Government intelligence agencies, major aerospace and defense contractors, allied foreign government ministries of defense, commercial customers and certain other U.S. federal, state and local government agencies. For the year ended December 31, 2004, direct and indirect sales to the DoD provided 73.4% of our sales. For the year ended December 31, 2004, we generated (1) sales of $6,897.0 million, of which U.S. customers accounted for 86.9% and foreign customers, including commercial export sales, accounted for 13.1%, (2) net cash from operating activities of $620.7 million, and (3) operating income of $748.6 million. For the nine months ended September 30, 2005, we generated (1) sales of $6,544.5 million, (2) net cash from operating activities of $579.6 million, and (3) operating income of $690.6 million.

We have four reportable segments. During the 2005 third quarter we renamed three of our four reportable segments as follows: (i) Secure Communications & ISR changed to Command, Control, Communications, Intelligence, Surveillance and Reconnaissance (C3ISR), (ii) Training, Simulation & Government Services changed to Government Services, and (iii) Aircraft Modernization, O&M and Products changed to Aircraft Modernization and Maintenance (AM&M). The Specialized Products reportable segment name remained the same. Financial information for our reportable segments is included in "Management's Discussion and Analysis of Results of Operations and Financial Condition" and in Note 18 of our consolidated financial statements, each included elsewhere herein.

Business Strategy

We intend to grow our sales, improve our profitability and cash flows and build on our position as a leading supplier of systems, subsystems, products and services to the DoD and other U.S. Government agencies, major aerospace and defense prime contractors and allied foreign governments. Our strategy to achieve our objectives includes:

Expanding Supplier Relationships.    As an independent supplier, we anticipate that our growth will partially be driven by expanding our share of existing programs and by participating in new programs. We intend to identify opportunities where we are able to use our existing customer relationships and leverage the capabilities of our various businesses to expand the scope of our products and services and to obtain new customers. We also expect to benefit from continued outsourcing of subsystems and products by prime contractors, which positions us to be a supplier to multiple bidders on prime contract bids. We also intend to grow sales by combining certain of our products into subsystems that we can offer to our customers.

Supporting Customer Requirements.    We intend to continue to align our research and development expenditures and business development efforts to address our customers' requirements and provide them with state-of-the-art products, services and solutions. In addition, we also intend to grow our sales by entering into "teaming" arrangements with select prime system contractors and platform providers.

Improving Operating Margins.    We intend to continue to improve our operating performance by continuing to reduce overhead expenses, consolidating certain of our businesses and business processes and increasing the productivity of our businesses. However, because Titan's business is largely performed under lower margin (and lower risk) cost-reimbursable type and time-and-material type contracts, we expect that the Titan acquisition will reduce our consolidated operating margins.

Leveraging Technical and Market Leadership Positions.    We are applying our technical knowledge, expertise and capabilities to expand our core defense businesses and apply them to certain closely aligned defense markets and applications, such as homeland security.

Maintaining Diversified Business Mix.    We have an attractive customer profile and a diverse and broad business mix, with limited reliance on any single program. We also have a favorable balance of cost-reimbursable type and fixed-price contracts with significant follow-on business opportunities.

Capitalizing on Strategic Acquisition Opportunities.    In addition to expanding our existing product base through new product development efforts and bid and proposal efforts, we intend to continue to acquire select businesses that will add new products, services or customers in areas that complement our present businesses and technologies.

Selected Recent Business Acquisitions

During the year ended December 31, 2004 we used cash of $473.4 million for business acquisitions. During the nine months ended September 30, 2005, in separate transactions, we acquired nine businesses for an aggregate purchase price of $3,352.4 million in cash, plus acquisition costs. See "Management's Discussion and Analysis of Results of Operations and Financial Condition—Business Acquisitions" for additional details about our 2004 and 2005 business acquisitions, including details of their purchase prices. The table below summarizes our business acquisitions in 2004 and 2005 that had a purchase price greater than $50.0 million.

Business	Date Acquired	Acquired From	Purchase Price ($ millions)	Business Description
Cincinnati Electronics, Inc.	December 9, 2004	CMC Electronics, Inc.	$176.3	Designs, develops and manufactures infrared imaging sensors and subsystems, infrared missile warning systems and space launch electronic subsystems.
Canadian Navigation Systems and Space Sensors Systems	December 30, 2004	Northrop Grumman Corporation	$69.9	Designs, develops and integrates electronic products and systems for aircraft and ground vehicles, specializing in navigation products, displays and systems support services.
Marine Controls division of CAE	February 3, 2005	CAE	$196.8	Supplies integrated marine control systems and products for warships, submarines and high-end ocean going commercial vessels.
Propulsion Systems business unit of General Dynamics	February 25, 2005	General Dynamics Corporation	$196.8	Engineers, designs and manufactures engines, transmissions, suspension and turret drive systems for combat vehicles.

Business	Date Acquired	Acquired From	Purchase Price ($ millions)	Business Description
Electron Dynamics Devices business of The Boeing Company	February 28, 2005	The Boeing Company	$90.0	Designs and produces space-qualified microwave devices, traveling wave tubes, amplifiers and electric propulsion and radio frequency products utilized in communications satellites, manned space programs and key commercial and
				defense systems.
The Titan Corporation	July 29, 2005	Shareholders of The Titan Corporation	$2,759.3	Provides information and communications systems solutions and services and offers services, systems and products for Command, Control, Communications, Intelligence, Surveillance and Reconnaissance, enterprise information technology and homeland security programs.

Products and Services

Command, Control, Communications, Intelligence, Surveillance and Reconnaissance (C3ISR) Reportable Segment

The businesses in this reportable segment provide products and services for the global ISR market, specializing in signals intelligence (SIGINT) and communications intelligence (COMINT) systems. These products and services provide to the warfighter in real-time the unique ability to collect and analyze unknown electronic signals from command centers, communication nodes and air defense systems for real-time situation awareness and response. The businesses in this reportable segment also provide C3 systems and secure, high data rate communications systems and equipment for military and other U.S. Government and foreign government intelligence, reconnaissance and surveillance applications. We believe that our products and services are critical elements for a substantial number of major communication, command and control, intelligence gathering and space systems. Our products and services are used to connect a variety of airborne, space, ground and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. Additionally, the businesses in the C3ISR Reportable Segment also provide intelligence, logistics and other support services to the DoD and U.S. Government intelligence agencies. Major products and services for this reportable segment include:

•	highly specialized fleet management sustainment and support, including procurement, systems integration, sensor development, modifications and periodic depot maintenance for signals intelligence and ISR special mission aircraft and airborne surveillance systems;

•	strategic and tactical signals intelligence systems that detect, collect, identify, analyze and disseminate information;

•	secure data links that enable networked communications for airborne, satellite, ground and sea-based remote platforms, both manned and unmanned, for real-time information collection and dissemination to users;

•	secure terminal and communication network equipment and encryption management;

•	communication systems for surface and undersea vessels and manned space flights;

•	intelligence solutions support to the DoD, including the U.S. Armed Services combatant commands and the U.S. Government intelligence agencies, including those within the U.S. Armed Services; and

•	technical and management services, which provides support of intelligence, logistics, C3 and combatant commands.

The table below provides additional information for the systems, products and services, selected applications and selected platforms or end users of our C3ISR reportable segment at September 30, 2005.

Systems/Products/Services	Selected Applications	Selected Platforms/End Users
ISR Systems
• Prime mission systems integration, sensor development and operations and support	• Signal processing, airborne SIGINT applications, antenna technology, real-time process control and software development	• U.S. Air Force (USAF) and allied foreign militaries ISR aircraft platforms
• Fleet management of special mission aircraft, including avionics and mission system upgrades and logistics support	• Measurement collection and signal intelligence, special missions	• DoD and special customers within the U.S. Government
Networked Communications
• Airborne, space and surface data link terminals, ground stations, and transportable tactical SATCOM (satellite communications) systems	• High performance, wideband secure communication links for relaying of intelligence and reconnaissance information	• Manned aircraft, Unmanned Aerial Vehicles (UAVs), naval ships, ground vehicles and satellites
• Multi-band Manpack Receivers	• Portable, ruggedized terminals used for receiving reconnaissance video and sensor data from multiple airborne platforms	• U.S. Special Operations Command (USSOCOM), USAF and other DoD customers
• Satellite command and control sustainment and support	• Software integration, test and maintenance support, satellite control network and engineering support for satellite launch systems	• USAF Space Command (AFSC), USAF Satellite Control Network and launch ranges
C3ISR Support Services
• Full spectrum systems acquisition support and comprehensive operational support services	• Requirements definition, program management, planning and analysis, systems engineering and integration, intelligence analysis and managing and network engineering	• U.S. Army, USAF, U.S. Navy (USN) and DHS
• ISR operations and support	• Data link support and services, special applications, classified projects, spares and repairs.	• USAF and U.S. Army ISR aircraft platforms

Systems/Products/Services	Selected Applications	Selected Platforms/End Users
• Information management and IT systems support and software design, development and systems integration	• Intelligence and operations support, C3ISR systems, network centric operations and information operations	• DoD and U.S. Government intelligence agencies
Communications Products
• Secure communication terminals and equipment, and secure network encryption products	• Secure and non-secure voice, data and video communication for office, battlefield and secure internet protocol (IP) network applications	• DoD and U.S. Government intelligence agencies
• Ground-based satellite communication terminals and payloads	• Interoperable, transportable ground terminals	• DoD and U.S. Government intelligence agencies
• Satellite communication and tracking systems	• On-board satellite external communications, video systems, solid state recorders and ground support equipment	• International Space Station, Space Shuttle and various satellites
• Shipboard communications systems	• Internal and external communications (radio rooms)	• USN, U.S. Coast Guard and allied foreign navies

Government Services Reportable Segment

The businesses in this reportable segment provide a full range of communications systems support, engineering services, information technology services, teaching and training services, marksmanship training systems and services, and intelligence support and analysis services. We sell these services primarily to the DoD, U.S. Government intelligence agencies and allied foreign governments. Major services for this reportable segment include:

•	communication software support, information technology services and a wide range of engineering development services and integration support;

•	high-end engineering and information systems support services used for command, control, communications and ISR architectures, as well as for air warfare modeling and simulation tools for applications used by the DoD, DHS and U.S. Government intelligence agencies, including missile and space systems, UAVs and manned military aircraft;

•	developing and managing extensive programs in the United States and foreign countries that focus on teaching, training and education, logistics, strategic planning, organizational design, democracy transition and leadership development;

•	human intelligence support and other services, including linguist services and related management, to support contingency operations and current intelligence-gathering requirements;

•	aviation and maritime services in support of maritime and expeditionary warfare; and

•	conventional high-end enterprise information technology (IT) support, systems and other services to U.S. federal agencies and the DoD.

The table below provides additional information for the products and services, selected applications and selected platforms or end users of our Government Services reportable segment at September 30, 2005.

Products/Services	Selected Applications	Selected Platforms/End Users
Training and Operations
• Training systems, courseware and doctrine development	• Training, leadership development and education services for U.S. and allied foreign armed forces, counterintelligence and law enforcement personnel	• U.S. Army, U.S. Marine Corps, U.S. Department of State, U.S. Department of Justice and allied foreign governments
• Crisis Incident Management System	• Emergency operations support associated with natural disasters, industrial accidents and acts of terrorism	• Federal, state and local government agencies for homeland defense
• Weapons Training	• Laser marksmanship training systems and advanced integrated technologies for security products and services	• DoD and law enforcement agencies
Government Services
• Surveillance systems and products, including installation and logistics support	• Automated security systems for bases and force protection, and remote surveillance for U.S. borders	• DHS and USAF
• Communication systems and software engineering services	• Value-added, critical software support for C3ISR systems, electronic warfare and fire support systems	• U.S. Army Communications – Electronics Command (CECOM)
• Acquisition management and staff augmentation	• Rapid fielding support for combatants and physical location management	• U.S. Army
• Information technology (IT) services	• IT infrastructure modernization and operations	• U.S. Government intelligence agencies
• World wide linguist and analyst services	• Counterintelligence, threat protection and counter terrorism	• U.S. Army
• Systems engineering, operations analysis, research and technical analysis	• Systems engineering and operational analysis of most aircraft and vessels in the USN fleet, C4 systems acquisitions, logistics and administrative support, as well as systems life cycle support	• USN and U.S. Marine Corps (USMC)
• Network and enterprise administration and management	• Systems engineering, assurance and risk management, network and systems administration, management, software development and life cycle support and systems integration	• U.S. Army, U.S. Joint Chiefs of Staff, USAF, USSOCOM and National Aeronautics and Space Administration (NASA)

Aircraft Modernization and Maintenance (AM&M) Reportable Segment

The businesses in this reportable segment provide specialized aircraft modernization and upgrades, maintenance and logistics support services. We sell these services primarily to the DoD and the Canadian Department of National Defense (DND). Major products and services for this reportable segment include:

•	engineering, modification, maintenance, logistics and upgrades for aircraft, vehicles and personnel equipment;

•	turnkey aviation life cycle management services that integrate custom developed and commercial off-the-shelf products for various military fixed and rotary wing aircraft, including heavy maintenance and structural modifications and interior modifications and constructions; and

•	aerospace and other technical services related to large fleet support, such as aircraft and vehicle modernization, maintenance, repair and overhaul, logistics, support and supply chain management, primarily for military training, tactical, cargo and utility aircraft, anti-missile defense systems and tanks.

The table below provides additional information for the systems, products and services, selected applications and selected platforms or end users of our Aircraft Modernization and Maintenance reportable segment at September 30, 2005.

Systems/Products/Services	Selected Applications	Selected Platforms/End Users
Aircraft Modernization
• Modernization and life extension maintenance upgrades and support	• Aircraft structural modifications and inspections, installation of mission equipment, navigation and avionics products	• USSOCOM, USN, USAF, Canadian DND, various military, fixed and rotary wing aircraft and Head of State (HOS) aircraft
Operations & Maintenance Services
• Logistics support, maintenance and refurbishment	• Aircraft maintenance repair and overhaul, flight operations support for training, cargo and special mission aircraft	• U.S. Army, USAF, USN, USSOCOM, Canadian DND and other allied foreign militaries
• Contract Field Teams (CFT)	• Deployment of highly mobile, quick response field teams to customer locations to supplement the customer's resources for various ground vehicles and aircraft	• U.S. Army, USAF, USN and USMC
• Contractor operated and managed base supply (COMBS)	• Inventory management activities relating to flight support and maintenance, including procurement and field distribution	• Military training and cargo aircraft

Specialized Products Reportable Segment

The businesses in this reportable segment provide a broad range of products, including components, subsystems and systems, to military and commercial customers in several diverse niche markets. Major products for this reportable segment include:

•	naval warfare products, including acoustic undersea warfare products for mine hunting, dipping and anti-submarine sonars and naval power distribution, conditioning, switching and protection equipment for surface and undersea platforms;

•	naval ship modernization, modification, repair and overhaul;

•	security systems for aviation and port applications, including those for detection of explosives, concealed weapons, contraband and illegal narcotics, and to inspect agricultural products and to examine cargo;

•	telemetry, instrumentation, space and navigation products, including products for tracking and flight termination;

•	premium fuzing products and safety and arming devices for missiles and munitions;

•	imaging products and precision stabilized electro-optic/infrared (EO/IR) sensors for ISR systems, including high magnification lowlight, daylight and forward looking infrared sensors, laser range finders, illuminators and designators, and digital and wireless communication systems;

•	information products and microwave components used in radar communication satellites, wireless communication equipment, electronic surveillance, communication and electronic warfare applications and countermeasure systems;

•	high performance antennas and ground based radomes;

•	training devices and motion simulators which produce advanced virtual reality simulation and high-fidelity representations of cockpits and mission stations for fixed and rotary wing aircraft and land vehicles;

•	advanced cockpit avionics products and specialized avionics repair and overhaul for various segments of the aviation market;

•	airborne traffic and collision avoidance systems (TCAS) and terrain awareness warning systems for commercial and military applications;

•	commercial, solid-state, crash-protected cockpit voice recorders, flight data recorders and cruise ship hardened voyage recorders; and

•	ruggedized custom cockpit displays for military and high-end commercial applications.

The table below provides additional information for the products, selected applications and selected platforms or end users of our Specialized Products reportable segment at September 30, 2005.

Products	Selected Applications	Selected Platforms/End Users
Naval Products
• Airborne dipping sonars, submarine and surface ship towed arrays	• Submarine and surface ship detection and localization	• USN and allied foreign navies
• Naval power delivery, conversion and switching products	• Switching, distribution and protection, as well as frequency and voltage conversion	• Naval submarines, surface ships and aircraft carriers
• Shipboard electronics racks, rugged computers, rugged displays and communication terminals	• Ruggedized displays, computers and electronic systems	• Naval vessels and other DoD applications
Security
• Explosives detection systems and airport security systems	• Rapid scanning of passenger checked baggage and carry-on luggage, scanning of large cargo containers	• DHS, including the TSA, and domestic and foreign airports, state and local governments
Training Devices and Motion Simulators
• Military aircraft flight simulators, reconfigurable training devices, distributed mission training (DMT) suites	• Advance simulation technologies and training for pilots, navigators, flight engineers, gunners and operators	• Fixed and rotary winged aircraft and ground vehicles for USAF, USN, U.S. Army, Canadian DND and allied foreign militaries
Simulation Services
• Maintenance and logistics support for training devices	• Simulation based training for fixed and rotary wing aircraft	• USAF, USN, U.S. Army and allied foreign government ministries of defense
• Battlefield and weapon simulation	• Missile system modeling and simulation and design and manufacture custom ballistic missile targets	• U.S. Missile Defense Agency (MDA)

Products	Selected Applications	Selected Platforms/End Users
• System support and concept operations (CONOPS)	• C3ISR (Command, Control, Communications and ISR), modeling and simulation	• DoD, MDA, U.S. Government intelligence agencies, NASA
Navigation & Sensors
• GPS (Global Positioning Systems) receivers	• Location tracking	• Guided projectiles and precision munitions
• Navigation systems and positioning navigation units	• Satellite launch and orbiting navigation and navigation for ground vehicles and fire control systems	• USAF, U.S. Army, USMC and NASA
• Ultra-wide frequency and advanced radar antennas and radomes	• Surveillance and radar detection	• Military fixed and rotary winged aircraft, SATCOM
• Targeted stabilized camera systems with integrated sensors and wireless communication systems	• Intelligence, Data Collection, Surveillance and Reconnaissance	• DoD, intelligence and security agencies, law enforcement, manned and unmanned platforms
• Telemetry and instrumentation systems	• Real-time data acquisition, measurement, processing, simulation, distribution, display and storage for flight testing	• Aircraft, missiles and satellites
• Airborne and ground based high energy laser beam directors and high tracking rate telescopes	• Directed energy systems, space surveillance, satellite laser ranging and laser communications	• USAF and NASA
Aviation Products
• Solid state crash protected cockpit voice and flight data recorders	• Aircraft voice and flight data recorders that continuously record voice and sounds from cockpit and aircraft intercommunications.	• Commercial transport, business, regional and military aircraft
• TCAS (Traffic Alert and Collision Avoidance System) and terrain awareness warning systems (TAWS)	• Reduce the potential for midair aircraft collisions and crashes into terrain by providing visual and audible warnings and maneuvering instructions to pilots	• Commercial transport, business, regional and military aircraft
• Advanced cockpit avionics	• Pilot safety, navigation and situation awareness products	• Commercial transport, business, regional and military aircraft.
• Cockpit and mission displays	• High performance, ruggedized flat panel and cathode ray tube displays and processors	• Various military aircraft
Premium Fuzing Products
• Fuzing Products	• Munitions and electronic and electro-mechanical safety and arming devices (ESADs)	• Various DoD and allied foreign military customers
Microwave Components
• Passive components, switches and wireless assemblies	• Radio transmission, switching and conditioning, antenna and base station testing and monitoring	• DoD, wireless communications service providers and original equipment manufacturers

Products	Selected Applications	Selected Platforms/End Users
• Satellite and wireless components (channel amplifiers, transceivers, converters, filters and multiplexers)	• Satellite transponder control, channel and frequency separation	• SATCOM and wireless communications equipment
• Traveling wave tubes, power modules, klystrons and digital broadcast	• Microwave vacuum electron devices and power modules	• DoD and allied foreign military manned/unmanned platforms, various missile programs and commercial broadcast

Major Customers

For the year ended December 31, 2004, direct and indirect sales to the DoD provided approximately 73.4% of our total sales. Approximately 61.0% of our sales to the DoD were direct to the customer, and approximately 39.0% of our sales to the DoD were indirect through prime system contractors and subcontractors of the DoD. Additionally, our sales to the DoD were distributed among the U.S. Armed Services, and as a percentage of total 2004 sales, 24.9% was to the U.S. Air Force, 19.0% to the U.S. Army, 15.6% to the U.S. Navy, 0.6% to the U.S. Marines and 13.3% to other defense-wide customers. All U.S. Government customers, including the DoD and federal, state and local agencies, accounted for 80.3% of our total sales for 2004. For the year ended December 31, 2004, allied foreign governments provided 8.4% of our total sales, and commercial customers provided 11.3% of our total sales. For additional information regarding domestic and foreign sales, see Note 18 to our audited consolidated financial statements included elsewhere herein.

Our U.S. Government sales are predominantly derived from contracts with agencies of, and prime contractors to, the U.S. Government. Various U.S. Government agencies and contracting entities exercise independent and individual purchasing decisions, subject to annual appropriations by the U.S. Congress. For the year ended December 31, 2004, our largest contract represented 4.6% of our sales and our five largest contracts represented 17.2% of our sales.

Research and Development

We conduct research and development activities that consist of projects involving basic research, applied research, development, and systems and other concept studies. We employ scientific, engineering and other personnel to improve our existing product-lines and develop new products and technologies. As of December 31, 2004, we employed approximately 21,900 engineers, a substantial portion of whom hold advanced degrees, and work on company sponsored research and development efforts, customer funded research and development contracts and production and services contracts. For an analysis of L-3's research and development costs, see "Management's Discussion and Analysis of Results of Operations and Financial Condition—Research and Development."

Competition

We encounter intense competition in all of our businesses. We believe that we are a significant supplier for many of the products that we manufacture and services we provide in our DoD, government and commercial businesses.

Our ability to compete for defense contracts depends on a variety of factors, including:

•	the effectiveness and innovation of our technologies and research and development programs;

•	our ability to offer better program performance than our competitors at a lower cost;

•	historical technical and schedule performance; and

•	the capabilities of our facilities, equipment and personnel to undertake the programs for which we compete.

In some instances, we are the incumbent supplier or have been the sole provider for many years for certain programs. We refer to such contracts as "sole-source" contracts. In such cases, there may be other suppliers who have the capability to compete for the programs involved, but they can only enter or reenter the market if the customer chooses to reopen the particular program to competition. Sole-source contracts are generally recompeted every three to five years. Sole-source contracts accounted for 65.5% and competitive contracts accounted for 34.5% of our total sales for the year ended December 31, 2004. The majority of our sales are derived from contracts with the U.S. Government and its prime contractors, which are principally awarded on the basis of negotiations or competitive bids.

We believe that the U.S. defense industry structure contains three tiers of defense contractors. The first tier is dominated by five large prime system contractors: The Boeing Company, Lockheed Martin Corporation, Northrop Grumman Corporation, Raytheon Company and General Dynamics Corporation, all of whom compete for major platform programs. The second tier defense contractors are generally smaller products and niche subsystems contractors and is comprised of traditional aerospace and defense companies, as well as the non-core aerospace and defense businesses of certain larger industrial conglomerates. Some of the defense contractors in the second tier also compete for platform programs. We believe the second tier includes L-3, Honeywell International Inc., Rockwell Collins Inc., Harris Corporation, ITT Industries, Inc., the North American operations of BAE Systems PLC, Alliant Techsystems Inc., United Technologies Corporation, Computer Sciences Corporation, Science Applications International Corporation and United Defense Industries Inc. The third tier represents the vendor base and supply chain for niche products and is comprised of numerous smaller publicly and privately owned aerospace and defense contractors.

We believe we are the aerospace and defense supplier with the broadest and most diverse product portfolio. We primarily compete with second and third tier defense contractors. We supply our products and services to all of the five prime system contractors. However, we also compete directly with the large prime system contractors for (i) certain products and subsystems where they have vertically integrated businesses and (ii) niche areas where we are a prime system contractor, including aircraft modernization and maintenance, ISR systems, simulation and training, and government services. We believe that most of our businesses enjoy the number one or number two competitive position in their respective market niches. We believe that the primary competitive factors for our businesses are technology, research and development capabilities, quality, cost, market position and past performance. In addition, our ability to compete for non "sole-source" contracts often requires us to "team" with one or more of the prime system contractors that bid and compete for major platform programs. Furthermore, our ability to "team" with a prime system contractor is often dependent upon the outcome of a competitive process for subcontracts awarded by the prime contractors. We believe that we will continue to be a successful participant in the business areas in which we compete, based upon the quality and cost competitiveness of our products and services.

Patents and Licenses

We do not believe that our patents, trademarks and licenses are material to our operations. Furthermore, our U.S. Government contracts generally permit us to use patents owned by other government contractors. Similar provisions in U.S. Government contracts awarded to other companies make it impossible for us to prevent the use of our patents in most domestic work performed by other companies for the U.S. Government.

Raw Materials

In manufacturing our products, we use our own production capabilities as well as a diverse base of third party suppliers and subcontractors. Although aspects of certain of our businesses require relatively scarce raw materials, we have not experienced difficulty in our ability to procure raw materials, components, sub-assemblies and other supplies required in our manufacturing processes.

Contracts

A significant portion of our sales are derived from strategic, long-term programs and from sole-source contracts as discussed above. Our customer satisfaction and performance record is evidenced by our receipt of performance-based award fees exceeding 90% of the available award fees on average during the year ended December 31, 2004. We believe that our customers will award long-term, sole-source contracts to the most capable supplier in terms of quality, responsiveness, design, engineering and program management competency and cost. However, as discussed above, we are increasingly competing against large prime system contractors for major subsystems business. As a consequence of our competitive position, for the year ended December 31, 2004, we won contract awards at a rate in excess of 53% on new competitive contracts that we bid on, and at a rate in excess of 95% on the contracts we rebid for which we were the incumbent supplier.

Generally, our contracts are either fixed-price, cost-reimbursable or time-and-material. On a fixed-price type contract, we agree to perform the contractual statement of work for a predetermined contract price. Although a fixed-price type contract generally permits us to retain profits if the total actual contract costs are less than the estimated contract costs, we bear the risk that increased or unexpected costs may reduce our profit or cause us to sustain losses on the contract. Conversely, on a cost-reimbursable type contract we are paid our allowable incurred costs plus a profit, which can be fixed or variable, depending on the contract's fee arrangement, up to predetermined funding levels determined by our customers. In a time-and-materials type contract we are paid on the basis of direct labor hours expended at specified fixed-price hourly rates (that include wages, overhead, general and administrative expenses and profit) and materials at cost. Therefore, on cost-reimbursable type and time-and-material type contracts we do not bear the risks of unexpected cost overruns, provided that we do not incur costs that exceed the predetermined funded amounts. Generally, a fixed-price type contract offers higher profit margins than a cost-reimbursable type or time-and-material type contracts, which is commensurate with the greater levels of risk assumed on a fixed-price type contract. Our operating profit margins on fixed-price type contracts generally range between 10% and 15%, while on cost-reimbursable type contracts they generally range between 7% and 10%, and on time-and-material type contracts they generally range between 8% and 12%.

We have a diverse business mix with limited reliance on any single program, a balance of cost-reimbursable, time-and-material and fixed-price type contracts, a significant sole-source follow-on business and an attractive customer profile. The table below presents a summary of the percentage of our sales based on the contract-type of the revenue arrangements which generated our sales.

	Year Ended December 31,
Contract-Type	2004	2003	2002
Fixed-price	60.6%	63.1%	65.8%
Cost-reimbursable	26.9%	29.8%	25.2%
Time-and-material(1)	12.5%	7.1%	9.0%
Total Sales	100.0%	100.0%	100.0%

(1)	Our sales from time-and-material type contracts also include sales on "task order" contracts.

Substantially all of our cost-reimbursable type and time-and-material type contracts are with U.S. Government customers. Substantially all of our sales to commercial customers are transacted under fixed-price sales arrangements, and are included in our fixed-price contract sales. For additional information on contract sales mix for Titan and pro forma for L-3 and Titan combined, see "Management's Discussion and Analysis of Results of Operations and Financial Condition— Overview."

Regulatory Environment

Most of our revenue arrangements with agencies of the U.S. Government, including the DoD, are subject to unique procurement and administrative rules. These rules are based on both laws and regulations, including the U.S. Federal Acquisition Regulation (FAR), that (1) impose various profit and cost controls, (2) regulate the allocations of costs, both direct and indirect, to contracts and (3) provide for the non-reimbursement of unallowable costs. Unallowable costs include lobbying expenses, interest expenses and certain costs related to business acquisitions, including, for example, the incremental depreciation and amortization expenses arising from fair value increases to the historical carrying values of acquired assets. Our contract administration and cost accounting policies and practices are also subject to oversight by government inspectors, technical specialists and auditors.

Companies supplying defense-related equipment to the U.S. Government are subject to certain additional business risks specific to the U.S. defense industry. Among these risks is the ability of the U.S. Government to unilaterally suspend a company from new contracts pending resolution of alleged violations of procurement laws or regulations. In addition, U.S. Government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds for a given program on a September 30 fiscal year basis, even though contract performance may take several years. Consequently, at the outset of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract by the procuring agency only as appropriations are made by Congress for future fiscal years.

U.S. Government contracts are, by their terms, subject to unilateral termination by the U.S. Government either for its convenience or default by the contractor if the contractor fails to perform the contracts' scope of work. Upon termination, other than for a contractor's default, the contractor will normally be entitled to reimbursement for allowable costs and an allowance for profit. Foreign defense contracts generally contain comparable provisions permitting termination at the convenience of the government.

As is common in the U.S. defense industry, we are subject to business risks, including changes in the U.S. Government's procurement policies (such as greater emphasis on competitive procurement), governmental appropriations, national defense policies or regulations, service modernization plans, and availability of funds. A reduction in expenditures by the U.S. Government for products and services of the type we manufacture and provide, lower margins resulting from increasingly competitive procurement policies, a reduction in the volume of contracts or subcontracts awarded to us or the incurrence of substantial contract cost overruns could materially adversely affect our business.

Certain of our sales are under foreign military sales (FMS) agreements directly between the U.S. Government and allied foreign governments. In such cases, because we serve only as the supplier, we do not have unilateral control over the terms of the agreements. These contracts are subject to extensive legal and regulatory requirements and, from time to time, agencies of the U.S. Government investigate whether our operations are being conducted in accordance with these laws and regulations. Investigations could result in administrative, civil, or criminal liabilities, including repayments, disallowance of certain costs, or fines and penalties.

Certain of our sales are direct commercial sales to allied foreign governments. These sales are subject to U.S. Government approval and licensing under the Arms Export Control Act. Legal restrictions on sales of sensitive U.S. technology also limit the extent to which we can sell our products to allied foreign governments or private parties.

Environmental Matters

Our operations are subject to various environmental laws and regulations relating to the discharge, storage, treatment, handling, disposal and remediation of certain materials, substances and wastes used in our operations. We continually assess our obligations and compliance with respect to these requirements.

We have also assessed the risk of environmental contamination for our various manufacturing facilities, including our acquired businesses and, where appropriate, have obtained indemnification, either from the sellers of those acquired businesses or through pollution liability insurance. We believe that our current operations are in substantial compliance with all existing applicable environmental laws and permits. We believe our current expenditures will allow us to continue to be in compliance with applicable environmental laws and regulations. While it is difficult to determine the timing and ultimate cost to be incurred in order to comply with these laws, based upon available internal and external assessments, with respect to those environmental loss contingencies of which we are aware, we believe that after considering amounts accrued, there are no environmental loss contingencies that, individually or in the aggregate, would be material to our consolidated results of operations, financial position or cash flows.

Despite our current level of compliance, new laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or the imposition of new clean-up requirements may require us to incur costs in the future that could have a negative effect on our financial condition, results of operations or cash flows.

Pension Plans

In connection with our 1997 acquisition of the ten business units from Lockheed Martin and the formation of L-3, we assumed certain defined benefit pension plan liabilities for present and former employees and retirees of certain businesses which were transferred from Lockheed Martin to us. Prior to this acquisition, Lockheed Martin received a letter from the Pension Benefit Guaranty Corporation (the "PBGC") that requested information regarding the transfer of such pension plans and indicated that the PBGC believed certain of such pension plans were underfunded using the PBGC's actuarial assumptions. The PBGC assumptions result in a larger liability for accrued benefits than the assumptions used for financial reporting under Statement of Financial Accounting Standards No. 87. The PBGC underfunding is related to the Communication Systems — West and Aviation Recorders pension plans (the "Subject Plans").

With respect to the Subject Plans, Lockheed Martin entered into an agreement (the "Lockheed Martin Commitment") with L-3 Communications and the PBGC dated as of April 30, 1997. The material terms and conditions of the Lockheed Martin Commitment include a commitment by Lockheed Martin to the PBGC to, under certain circumstances, assume sponsorship of the Subject Plans or provide another form of financial support for the Subject Plans. The Lockheed Martin Commitment will continue with respect to any Subject Plan until such time as such Subject Plan is no longer underfunded on a PBGC basis for two consecutive years or, at any time after May 31, 2002, if we achieve investment grade credit ratings on all of our outstanding debt.

Upon the occurrence of certain events, Lockheed Martin, at its option, has the right to decide whether to cause us to transfer sponsorship of any or all of the Subject Plans to Lockheed Martin, even if the PBGC has not sought to terminate the Subject Plans. If Lockheed Martin did assume sponsorship of these plans, it would be primarily liable for the costs associated with funding the Subject Plans or any costs associated with the termination of the Subject Plans, but we would be required to reimburse Lockheed Martin for these costs. To date, there has been no impact on pension expense and funding requirements resulting from this arrangement. In the event Lockheed Martin assumes sponsorship of the Subject Plans we would be required to reimburse Lockheed Martin for all amounts that it contributes to, or costs it incurs with respect to, the Subject Plans. For the year ended December 31, 2004, we contributed $0.5 million to the Subject Plans. For subsequent years, our funding requirements will depend upon prevailing interest rates, return on pension plan assets and underlying actuarial assumptions. At December 31, 2004, the aggregate projected benefit obligation was $230.3 million and the aggregate plan assets were $157.9 million for the Subject Plans.

We have performed our obligations under the letter agreement with Lockheed Martin and the Lockheed Martin Commitment and have not received any communications from the PBGC concerning actions that the PBGC contemplates taking in respect of the Subject Plans.

Employees

As of December 31, 2004, we employed approximately 44,200 full-time and part-time employees, 87.7% of whom are located in the United States. Of these employees, approximately 19.8% are covered by 70 separate collective bargaining agreements with various labor unions. Our ability to retain and train our employees is critical to the continued success of our businesses. We have a continuing need for engineers, skilled and professional personnel to grow our businesses, obtain additional orders for our products and services and to satisfy contractual obligations under certain of our existing revenue arrangements. We believe that relations with our employees are positive.

Properties

The table below provides information about the significant facilities and properties of each of our reportable segments at December 31, 2004.

Location	Owned	Leased
	(thousands of square feet)
L-3 Corporate Offices, New York, NY	—	52.9
Washington Operations, Arlington, VA	—	13.3
C3ISR:
Camden, NJ	—	575.0
Mason, OH	228.0	—
Greenville, TX	—	3,089.4
Salt Lake City, UT	—	703.3
Government Services:
Huntsville, AL	—	101.6
Colorado Springs, CO	—	75.3
Alexandria, VA	—	99.7
Arlington, VA	—	91.7
Chantilly, VA	—	103.9
Aircraft Modernization and Maintenance
Selma, AL	—	174.0
Lexington, KY	—	1,005.3
South Madison, MS	—	164.0
Waco, TX	801.4	221.1
Edmonton, Canada	—	366.3
Enfield, Canada	96.0	—
Mirabel, Canada	397.2	81.2
Toronto, Canada	258.5	—
Specialized Products:
Phoenix, AZ	—	90.3
Anaheim, CA	—	474.2
Menlo Park, CA	—	98.3
San Carlos, CA	191.6	—
San Diego, CA	196.0	209.2
Sylmar, CA	—	253.0
Largo, FL	46.4	—
Ocala, FL	111.7	—
Sarasota, FL	—	143.7
St. Petersburg, FL	—	129.8
Alpharetta, GA	93.0	—
Rolling Meadows, IL	45.0	6.7
Auburn, MA	—	97.2
Grand Rapids, MI	110.0	—
Salem, NH	55.8	—
Budd Lake, NJ	—	114.0
Hauppauge, NY	—	150.0
Kirkwood, NY	—	428.0
Cincinnati, OH	222.6	—
Tulsa, OK	—	133.3
Lancaster, PA	—	144.7
Philadelphia, PA	—	165.0
Pittsburgh, PA	—	151.0
Williamsport, PA	208.6	—
Arlington, TX	82.0	182.6
Grand Prairie, TX	—	125.0
Burlington, Canada	—	124.0
Leer, Germany	32.2	33.2

At December 31, 2004, in the aggregate, we owned approximately 3.3 million square feet and leased approximately 12.8 million square feet of manufacturing facilities and properties.

Legal Proceedings

From time to time we are involved in legal proceedings arising in the ordinary course of our business or assumed in connection with business acquisitions. In particular, at the time of the Titan acquisition, Titan had a number of pending legal matters and governmental investigations as further discussed in Note 12 to L-3's unaudited condensed consolidated financial statements included elsewhere herein. We believe that we are adequately reserved for these liabilities and that there is no litigation that will have a material adverse effect on our consolidated results of operations, financial condition or cash flows. However, we are a party to a number of material litigations, including the matters described below, for which an adverse determination could have a material adverse effect on our consolidated financial position, results of operations or cash flows.

U.S. Government Procurement Regulations and Investigations.

A substantial majority of our revenues are generated from providing products and services under legally binding agreements, or contracts, with U.S. Government customers. The U.S. Government contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. Government investigate whether such contracts were and are being conducted in accordance with these requirements. We are currently cooperating with the U.S. Government on several investigations, including but not limited to, the investigation regarding L-3's Combat Survivor/Evader Locator (CSEL) program discussed below. We do not anticipate that any of these investigations will have a material adverse effect on its consolidated financial position, results of operations or cash flows. However, under U.S. Government procurement regulations, an indictment of us by a federal grand jury could result in us being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term. In addition, all of our U.S. Government contracts are subject to audit and various pricing and cost controls, and include standard provisions for termination for the convenience of the U.S. Government or for default and are subject to cancellation if funds for contracts become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the relevant foreign government or default.

Our Interstate Electronics Corporation subsidiary (IEC) is under criminal investigation by the United States Army Criminal Investigation Command. The investigation relates to IEC's role on the CSEL program, on which IEC is a subcontractor to The Boeing Company (Boeing). IEC provides the global positioning system (GPS) modules to Boeing for the CSEL program. The GPS module includes a complex printed wiring board (PWB) that IEC purchased from two suppliers. The investigation appears to be focused on alleged manufacturing deficiencies in the PWBs and IEC's actions when it became aware of the suppliers potential manufacturing problems. We have conducted an internal investigation of this matter using outside counsel and currently believe that no criminal activity occurred. We are cooperating fully with the investigation and have voluntarily recalled all the PWBs and are repairing them as they are received.

Litigation Matters

L-3 Integrated Systems and its predecessors have been involved in a litigation with Kalitta Air arising from a contract to convert Boeing 747 aircraft from passenger configuration to cargo freighters. The lawsuit was brought in the northern district of California on January 31, 1997. The aircraft were modified using Supplemental Type Certificates (STCs) issued in 1988 by the Federal Aviation Administration (FAA) to Hayes International, Inc. (Hayes/Pemco) as a subcontractor to GATX/Airlog Company (GATX). Between 1988 and 1990, Hayes/Pemco modified five aircraft as a subcontractor to GATX using the STCs. Between 1990 and 1994, Chrysler Technologies Airborne Systems, Inc. (CTAS), a predecessor to L-3 Integrated Systems, performed as a subcontractor to GATX and modified an additional five aircraft using the STCs. Two of the aircraft modified by CTAS were owned by American International Airways, the predecessor to Kalitta Air. In 1996, the FAA determined that the engineering data provided by Hayes/Pemco supporting the STCs was inadequate and issued an Airworthiness Directive that effectively grounded the ten modified aircraft. The Kalitta Air aircraft have not been in revenue service since that date. The matter was tried in January 2001 against GATX and CTAS with the jury finding fault on the part of GATX but rendering a unanimous defense verdict in favor of CTAS. Certain co-defendants had settled prior to trial. The U.S. Ninth Circuit Court of Appeals subsequently reversed and remanded the trial court's summary judgment rulings in favor of CTAS regarding a negligence claim by Kalitta Air, which asserts that CTAS as an expert in aircraft modification should have known that the STCs were deficient, and excluding certain evidence at trial. In preparation for retrial, Kalitta Air submitted to us an expert report on damages that calculated Kalitta Air's damages at either $232 million or $602 million, depending on different factual assumptions. We retained experts whose reports indicate that, even in the event of an adverse jury finding on the liability issues at trial, Kalitta Air has already recovered amounts from the other parties to the initial suit that the Company believes more than fully compensated Kalitta Air for any damages it incurred. CTAS' insurance carrier has accepted defense of the matter with a reservation of its right to dispute its obligations under the applicable insurance policy in the event of an adverse jury finding. The retrial began on January 18, 2005 and ended on March 2, 2005 with a deadlocked jury and mistrial. At trial, Kalitta Air claimed damages of $235 million. Although no date has been set for any further proceedings, a second retrial may be necessary in this matter. By order dated July 22, 2005, the Trial Court granted our motion for judgment as a matter of law as to negligence dismissing that claim, denied our motion for judgment as a matter of law as to negligent misrepresentation, and certified the decision for interlocutory appeal to the Ninth Circuit Court of Appeals. The Ninth Circuit has accepted the appeals on all proceedings at the District Court and such proceedings will be stayed pending resolution of the appeals. We believe that we have meritorious defenses and intend to continue to vigorously defend this matter. However, litigation is inherently uncertain and it is possible that an adverse decision could be rendered, which could have a material adverse effect on our consolidated financial position, results of operations or cash flows.

On November 18, 2002, we initiated a proceeding against OSI Systems, Inc. (OSI) in the United States District Court sitting in the Southern District of New York seeking, among other things, a declaratory judgment that we had fulfilled all of our obligations under a letter of intent with OSI (the "OSI Letter of Intent"). Under the OSI Letter of Intent, we were to negotiate definitive agreements with OSI for the sale of certain businesses we acquired from PerkinElmer, Inc. on June 14, 2002. On February 7, 2003, OSI filed an answer and counterclaims alleging, among other things, that we defrauded OSI, breached obligations of fiduciary duty to OSI and breached our obligations under the OSI Letter of Intent. OSI has provided an expert report that calculated OSI's damages in the case of approximately $49 million, not including punitive damages and interest. Under the OSI Letter of Intent, we proposed selling to OSI the conventional detection business and the ARGUS business that the Company acquired from PerkinElmer, Inc. Negotiations with OSI lasted for almost one year and ultimately broke down over issues regarding, among other things, intellectual property, product-line definitions, allocation of employees and due diligence. A trial has been set for February 2006. We believe that the claims asserted by OSI in its suit are without merit and intend to defend against the OSI claims vigorously. However, litigation is inherently uncertain and it is possible that an adverse decision could be rendered, which could have a material adverse effect on our consolidated financial position, results of operations and cash flows.

On July 1, 2004, lawsuits were filed on behalf of the estates of 31 Russian children in state courts of Washington, Arizona, California, Florida, New York and New Jersey against Honeywell. Honeywell TCAS, the Company, ACSS, Thales USA and Thales France. The suits are based on facts arising out of the crash over southern Germany of a Bashkirian Airways Tupelov TU 154M aircraft and a DHL Boeing 757 cargo aircraft. On-board the Tupelov aircraft were 12 crew members and 57 passengers, including 45 children. The Boeing aircraft carried a crew of three. Both aircraft were equipped with Honeywell/ACSS Model 2000, Change 7 Traffic Collision and Avoidance Systems. Sensing the other aircraft, the on-board DHL TCAS instructed the DHL pilot to climb, and the Tupelov on-board TCAS instructed the Tupelov pilot to descend. However, the Swiss air traffic controller ordered the Tupelov pilot to climb. The Tupelov pilot disregarded the on-board TCAS and put the Tupelov aircraft into climb striking the DHL aircraft in midair at approximately 35,000 feet. All crew and passengers of both planes were lost. Investigations by the NTSB after the crash revealed that both TCAS units were performing as designed. The suits allege negligence and strict product liability based upon the design of the units and the training provided to resolve conflicting commands and seek compensatory damages. Our insurers have accepted defense of the matter and retained counsel. The matters were consolidated in the Federal Court of New Jersey, which has dismissed the actions on the basis of forum non conveniens.

On April 4, 2005, Lockheed Martin Corporation (Lockheed) filed a lawsuit against L-3 Integrated Systems in the Federal District Court for the Northern District of Georgia alleging misappropriation of proprietary information and breach of a license agreement. The lawsuit arises out of L-3 Integrated Systems' pursuit of the Republic of Korea's P-3 Lot II Maritime Patrol Aircraft Program as a subcontractor to Korean Airspace Industries. Lockheed claims that in connection with this subcontracting effort, L-3 Integrated Systems will use certain Lockheed proprietary information in violation of both a prior settlement agreement between Lockheed and the U.S. Government, and a license agreement between Lockheed and L-3 Integrated Systems because L-3 Integrated Systems is acting as a subcontractor (as opposed to a prime contractor) to the Republic of Korea. Lockheed is seeking an injunction prohibiting L-3 Integrated Systems from using the proprietary P-3 data in violation of the existing agreements and unspecified money damages. We believe that the claims asserted by Lockheed in its suit are without merit and intend to defend against the Lockheed claims vigorously.

Titan Legal Matters

Foreign Corrupt Practices Act Investigation

During the first quarter of 2004, Titan learned of allegations that improper payments under the Foreign Corrupt Practices Act (FCPA) had been made, or items of value had been provided, involving international consultants for Titan or its subsidiaries to foreign officials. The allegations, which were identified as part of internal reviews conducted by Titan and Lockheed Martin Corporation (Lockheed) in connection with their failed merger, were reported at that time to the government. Titan's Board of Directors established a committee of the Board to oversee Titan's internal review of these matters. In connection with the internal review, the SEC commenced an investigation into whether payments involving Titan's international consultants were made in violation of applicable law, particularly the FCPA. In addition, the Department of Justice (DoJ) initiated a criminal inquiry into this matter, and also initiated an investigation into whether these same alleged practices violated provisions of the United States Internal Revenue Code of 1986, as amended.

On March 1, 2005, Titan announced that it had entered into a consent to entry of a final judgment with the SEC without admitting or denying the SEC's allegations, and reached a plea agreement with the DoJ, under which Titan pled guilty to three FCPA counts related to its overseas operations. These counts consist of violations of the anti-bribery and the books and records provisions of the FCPA and aiding and assisting in the preparation of a false tax return.

In connection with the FCPA settlement, Titan made total payments of $28.5 million, including a DoJ-recommended fine of $13.0 million and payments to the SEC of $15.5 million. A federal judge also imposed a three-year term of supervised probation. As part of these agreements, Titan agreed to: (1) implement a best-practices compliance program designed to detect and deter future violations of the FCPA; and (2) retain an independent consultant to review its policies and procedures with respect to FCPA compliance and to adopt the consultant's recommendations. If Titan fails to comply with its sentence or the consent to entry of a final judgment, it could be subject to additional criminal and civil fines or penalties and limitations on its ability to enter into or perform under U.S. government contracts, which would have a material adverse effect on our financial position, results of operations or cash flows.

Titan has made voluntary disclosures to the U.S. Department of State of suspected violations of law discovered in the course of Titan's internal FCPA investigation. The voluntary disclosures have not yet been resolved and may result in the assessment of fines or penalties against Titan. Further, as a result of Titan's plea agreement, Titan is currently unable to obtain new export licenses for items regulated by the U.S. Department of State. Titan has been working with the U.S. Department of State to obtain relief from this licensing ineligibility rule, but there is no assurance that Titan will be able to obtain new export licenses or amendments to existing ones or to utilize licensing exemptions in the foreseeable future. In addition, Titan's privilege to export products or services under existing export licenses may also be suspended. If Titan were prevented from obtaining new licenses and/or exporting products or services under existing licenses for a significant period of time, this could breach its obligations under certain contracts and could cause Titan to suffer adverse consequences, including termination of contracts and/or claims for damages. Titan does not know when, or if, it will be able to obtain relief from the licensing ineligibility rule, or for any further export license suspensions. Certain of Titan's revenues are generated by contracts with international customers which require export licenses. For the year ended December 31, 2004, Titan had revenues of approximately $27.0 million that required it to have export licenses.

On March 2, 2005, the Navy, acting on behalf of the DoD, and Titan executed an administrative settlement agreement that would allow Titan to continue to receive U.S. government contracts. The agreement imposes certain duties and limitations on Titan and provides that the Navy will monitor for three years Titan's compliance with, among other things, the FCPA and federal procurement laws and regulations. Under the agreement, the Navy agreed not to undertake any administrative action to propose Titan for debarment, but reserved the right to undertake appropriate administrative action, in its discretion, in the event of the indictment or conviction of any then-current (as of the date of execution of the agreement) officer or director of Titan or any of its wholly-owned subsidiaries arising out of continuing investigations into the underlying matters that were the subject of the Titan plea agreement or the final judgment entered by the SEC. The Justice Department is continuing its investigation of individuals involved in these matters. The Navy agreement defines "Titan" to include, among other things, Titan's "affiliates." There is no assurance that we will not be construed as Titan's affiliate under the agreement. L-3 is working with the Navy to make appropriate modifications to the Navy agreement to reflect L-3's acquisition of Titan.

Titan has an ongoing obligation under its by-laws and under indemnity agreements with current and former employees to advance their costs of defense relating to the FCPA investigations and related class action and derivative litigation, subject to each individual undertaking to repay the costs of defense if it is ultimately determined that any such individual is not entitled to be indemnified by Titan.

Stockholder and Derivative Actions

Titan and its officers and directors are subject to several lawsuits arising out of the FCPA settlement and the failed merger with Lockheed Martin Corporation.

In re Titan Inc. Securities Litigation, No. 04-CV-0701-K(NLS), is a consolidated putative class action filed before the U.S. District Court for the Southern District of California (the Federal Securities Action). The complaint alleges, among other things, that Titan and its officers and directors violated Section 10(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and Securities and Exchange Commission (SEC) Rule 10b-5 promulgated thereunder, and Section 20(a) of the Exchange Act, by issuing a series of press releases, public statements and filings disclosing significant historical and future revenue growth, but omitting to mention certain allegedly improper payments involving international consultants in connection with Titan's international operations, thereby artificially inflating the trading price of Titan's common stock. On July 18, 2005, an amended complaint in the securities action was filed that, among other things, added the claims that were previously pled in the "Holder Actions" described in the next paragraph. The Federal Securities Action and the Holder Actions are referred to collectively as the "Securities Action."

Certain Titan officers are also parties to putative class action complaints filed in the Superior Court for the State of California in and for San Diego County (the Holder Actions). These cases include Paul Berger v. Gene W. Ray, et al., No. GIC 828346, and Robert Garfield v. Mark W. Sopp, et. al, No. GIC 828345. These actions purport to be brought on behalf of all holders of Titan common stock as of April 7, 2004. The Holder Actions allege, among other things, that the defendants breached their fiduciary duties by acquiescing in or condoning Titan's alleged violations of the FCPA by failing to establish adequate procedures to prevent the alleged FCPA violations, and by failing, in bad faith, to voluntarily report the alleged FCPA violations to government officials.

Titan's directors and certain Titan officers, with Titan as a nominal defendant, are also party to Theodore Weisgerber v. Gene Ray, et al., No. 832018, which was filed in the Superior Court for the State of California, San Diego; Robert Ridgeway v. Gene Ray, et al., No. 542-N, which was filed in Delaware Court of Chancery, New Castle County; Bernd Bildstein v. Gene Ray, et al., No. 833701, which was filed in the Superior Court for the State of California, San Diego County; and Madnick v. Gene Ray, et al., No. 1215-N, which was filed in the Delaware Court of Chancery, New Castle County (the Derivative Actions). The Derivative Actions purport to be brought for the benefit of the nominal defendant, Titan, and allege that the defendants breached their fiduciary duties by failing to monitor and supervise management in a way that would have either prevented the alleged FCPA violations or would have detected the alleged FCPA violations. The Weisgerber complaint was subsequently amended to include allegations that the defendants breached their fiduciary duties by failing to monitor and supervise management in a way that would have prevented the alleged mistreatment of prisoners at the Abu Ghraib prison in Iraq, alleged billing errors relating to the work performed by foreign nationals, and the loss of contracts with the government. On June 3, 2005, an amended complaint was filed in the Ridgeway action which added, among other things, a claim alleging that Titan's directors breached their fiduciary duty in connection with their approval of the merger with L-3. L-3 was named as a defendant in the Ridgeway action for allegedly aiding and abetting this alleged breach of fiduciary duty.

On June 6, 2005, a putative class action, Gentsch v. Titan Corp. et al., No. GIC 848598, was filed in Superior Court for the State of California against Titan and its board of directors challenging the merger between Titan and L-3.

Concurrently with entering into the merger agreement relating to the Titan acquisition, two memoranda of understanding were executed. First, the defendants in the Securities Action, including Titan and certain of its directors and officers, entered into a memorandum of understanding (the Securities MOU) with plaintiffs in the Federal Securities and Holder actions. Pursuant to the Securities MOU, plaintiffs and their counsel will receive $61.5 million. Second, the defendants in the Derivative Actions, including Titan and certain of its directors and officers and L-3, entered into a separate memorandum of understanding (the Derivative MOU) with plaintiffs in the Derivative Actions. As a result of negotiations with the plaintiffs in the Derivative Actions, L-3 agreed, among other things, to increase the purchase price for Titan's common stock to $23.10 per share and reduced the termination fee potentially payable by Titan. Pursuant to the Derivative MOU, L-3 has agreed to pay any plaintiff attorneys' fees awarded by the Delaware Court of Chancery, up to $5.9 million.

After the completion of confirmatory discovery, including the review by plaintiffs' counsel of certain documents of Titan and the company and the taking of several depositions, the parties executed stipulations of settlement (i.e., the Securities Settlement and the Derivative Settlement) on July 22, 2005. The Derivative Settlement that was executed included the settlement of the Gentsch matter. The Securities Settlement was preliminarily approved on September 26, 2005 and a Final Settlement Hearing is scheduled for December 19, 2005. The Derivative Settlement was preliminarily approved on August 8, 2005 and received final approval on November 2, 2005.

SureBeam Related Litigation

In August 2002, Titan completed the spin-off of its former subsidiary, SureBeam Corporation. On January 19, 2004, SureBeam voluntarily filed for bankruptcy relief to be liquidated under Chapter 7 of the United States Bankruptcy Court. Various lawsuits have been filed against Titan and/or certain directors and executive officers of Titan in connection with SureBeam.

Titan, certain corporate officers of SureBeam, Dr. Gene Ray and Susan Golding, as SureBeam directors, and certain investment banks that served as lead underwriters for SureBeam's March 2001 initial public offering, have been named as defendants in several purported class action lawsuits filed by holders of common stock of SureBeam in the U.S. District Court. On October 6, 2003, these lawsuits were consolidated into In re SureBeam Corporation Securities Litigation, No. 03-CV-001721-JM (POR) in the U.S. District Court for the Southern District of California. The consolidated action seeks an unspecified amount of damages and alleges that each of the defendants, including Titan, as a "control person" of SureBeam within the meaning of Section 15 of the Securities Act, should be held liable under Section 11 of the Securities Act because the prospectus for SureBeam's initial public offering was allegedly inaccurate and misleading, contained untrue statements of material facts, and omitted to state other facts necessary to make the statements made therein not misleading. The consolidated action further alleges that the defendants, including Titan, as a control person of SureBeam within the meaning of Section 20(a) of the Exchange Act, should be held liable under Section 10(b) of the Exchange Act for false and misleading statements made during the period from March 16, 2001 to August 27, 2003. On January 3, 2005, the court granted in part and denied in part motions to dismiss the operative complaint. An amended complaint was filed on March 1, 2005. Titan intends to defend the claims vigorously.

On September 17, 2004, the bankruptcy trustee in the SureBeam Corporation bankruptcy pending in the United States Bankruptcy Court for the Southern District of California brought an action in San Diego Superior Court, on behalf of the bankruptcy estate, against certain directors and current and former executive officers of Titan who served at one time as directors or officers of SureBeam. The bankruptcy trustee's complaint raises claims of breach of fiduciary duties, gross mismanagement, abuse of corporate control, waste of corporate assets, breach of the duty of loyalty, unjust enrichment, breach of fiduciary duties for insider trading and violation of the California Corporation Code. Because the defendants were named by reason of the fact that they were serving as directors or officers of SureBeam at the request of Titan, Titan is covering the costs of defense of these claims, subject to indemnification agreements and bylaw provisions. L-3 has agreed to settle the trustee claim for $5.0 million and is working to finalize the settlement.

Government Investigations

In October 2002, Titan received a grand jury subpoena from the Antitrust Division of the DoJ requesting the production of documents relating to information technology services performed for the Air Force at Hanscom Air Force Base in Massachusetts and Wright-Patterson Air Force Base in Ohio. Titan has been informed that other companies who have performed similar services have received subpoenas as well. A senior Titan employee has provided a handwriting exemplar in connection with this matter and three Titan employees have previously testified before the grand jury in exchange for receiving immunity. Titan is not aware of any illegal or inappropriate conduct and has been cooperating and will continue to cooperate fully with the investigation.

In March 2003, Titan received a subpoena from the Office of Inspector General for the National Aeronautics and Space Administration (NASA) seeking certain records relating to billing for labor services in connection with its contracts with NASA. Titan also received a subpoena from the Office of Inspector General for the General Services Administration (GSA) seeking similar records relating to billing for labor categories in connection with contracts with GSA. In response to these subpoenas, Titan has provided documents relating to billing for labor services in connection with government contracts. Titan has been informed by NASA that the NASA investigation is closed. Titan is not aware of any illegal or inappropriate conduct and has been cooperating and will continue to cooperate fully with the ongoing GSA investigation.

These investigations are ongoing, and we are unable to predict their outcome at this time. Any penalties imposed by the U.S. Government in these matters could have a material adverse effect on our financial position, results of operations or cash flows.

Other Legal Proceedings

Since June 9, 2004, two lawsuits have been filed alleging that Titan and other defendants either participated in, approved of, or condoned the mistreatment of prisoners by United States military officials in certain prison facilities in Iraq in violation of federal, state and international law. The first of these cases, Saleh v. Titan Corporation, No. 04-CV-1143 R, was filed in the United States District Court for the Southern District of California against The Titan Corporation, CACI International, Inc.

(CACI), and its affiliates, and three individuals (one formally employed by Titan and one by a Titan subcontractor). Plaintiffs in Saleh seek class certification. The second case, Ibrahim v. Titan Corporation, No. 04-CV-1248, was filed on July 27, 2004, on behalf of five individual plaintiffs against Titan, CACI and CACI affiliates, and contains allegations similar to those in Saleh. Class certification has not been requested in Ibrahim. We intend to defend these lawsuits vigorously.

On January 23, 2004, Titan, together with its wholly-owned subsidiary, Titan Wireless, Inc., and Titan Wireless's wholly-owned subsidiary, Titan Africa, Inc., were named as defendants in Gonzales Communications, Inc. v. Titan Wireless, Inc., Titan Africa, Inc., The Titan Corporation, Geolution International Inc., and Mundi Development, Inc., a lawsuit filed in the U.S. District Court for the Southern District of California, No. 04-CV-00147 WQH (JMA). The complaint relates to the purchase by Gonzales Communications of equipment and related services under an equipment purchase agreement entered into with Titan Wireless in June 2001. Gonzales Communications contends that the equipment and services delivered were unsatisfactory. In the complaint, Gonzales Communications seeks direct damages in the amount of $0.9 million plus interest, representing the amount Gonzales Communications alleges to have previously paid under the agreement, and consequential damages of approximately $16.3 million. To date, Titan and its subsidiaries have not received payment in full under the agreement for the equipment and services that were delivered to Gonzales Communications. Titan has filed a counterclaim against Gonzales Communications for in excess of $1.2 million. On July 11, 2005, the court granted in part and denied in part Titan's motion for summary judgment. We intend to defend our position vigorously.

On March 14, 2005, Makram Majid Chams, a former consultant of Titan filed a claim with the Preliminary Committee on Labor Disputes Settlement in Saudi Arabia. Mr. Chams alleges that Titan wrongfully terminated his consulting agreement and that he was defamed by Titan's publication in a local newspaper of a mandatory notice that he is no longer representing Titan. The plaintiff is seeking approximately $21.9 million in damages. We intend to defend our position vigorously.

In December 2001, the current occupants of a property formerly owned by Titan commenced an environmental action, Lefcourt Associates, Ltd. et al. v. The Thor Corporation, et al., against Titan and others in New Jersey state court. Plaintiffs contend that Titan is liable for the damages caused by hazardous waste materials originating from adjacent land to the extent that Titan purportedly provided indemnification to plaintiffs when it sold the property to them in 1986. Discovery is in progress, and we cannot predict the outcome of this litigation at this time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with our incorporation, L-3 Holdings, Mr. Lanza and certain other parties entered into a Stockholders Agreement, which has terminated except for the terms relating to registration rights.

Pursuant to the Stockholders Agreement, at this time Mr. Lanza has the right, subject to certain conditions, to require L-3 Holdings to register his shares of its common stock under the Securities Act of 1933. Mr. Lanza has one demand registration right.

In addition, the Stockholders Agreement provides Mr. Lanza with piggyback registration rights. The Stockholders Agreement provides, among other things, that L-3 Holdings will pay expenses incurred in connection with:

•	the demand registration requested by Mr. Lanza and

•	any registration in which Mr. Lanza participates through piggyback registration rights granted under the agreement.

MANAGEMENT

Directors, Executive Officers and Key Employees

The following table provides information concerning the directors, executive officers and key employees of L-3 Communications as of October 31, 2005:

Name	Age	Position
Frank C. Lanza	73	Chairman, Chief Executive Officer and Director
Michael T. Strianese	49	Senior Vice President and Chief Financial Officer
Christopher C. Cambria	47	Senior Vice President, Secretary and General Counsel
Charles J. Schafer	58	Senior Vice President and President and Chief Operating Officer of the Products Group
Robert W. Drewes	63	Vice President and President and Chief Operating Officer of the L-3 Integrated Systems Group
James W. Dunn	61	Senior Vice President and President and Chief Operating Officer of the Sensors and Simulation Group
Jimmie V. Adams	69	Vice President — Washington D.C. Operations
David T. Butler III	49	Vice President — Mergers, Acquisitions and Corporate Strategy
Ralph G. D'Ambrosio	38	Vice President — Finance
Kenneth R. Goldstein	59	Vice President — Taxes
Robert W. RisCassi	69	Vice President
Stephen M. Souza	52	Vice President and Treasurer
Dr. Jill J. Wittels	56	Vice President — Business Development
Claude R. Canizares(1)	60	Director
Peter A. Cohen(2)	59	Director
Thomas A. Corcoran(1)(2)	61	Director
Robert B. Millard(2)	55	Director
John M. Shalikashvili(2)(3)	69	Director
Arthur L. Simon(1)(3)	73	Director
Alan H. Washkowitz(2)(3)	65	Director
John P. White(3)	68	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of Nominating/Corporate Governance Committee.

Frank C. Lanza, Chairman and Chief Executive Officer and Director since April 1997. From April 1996, when Loral Corporation was acquired by Lockheed Martin Corporation, until April 1997, Mr. Lanza was Executive Vice President of Lockheed Martin, a member of Lockheed Martin's Executive Council and Board of Directors and President and Chief Operating Officer of Lockheed Martin's command, control, communications and intelligence (C3I) and Systems Integration Sector, which comprised many of the businesses Lockheed Martin acquired from Loral. Prior to the April 1996 acquisition of Loral, Mr. Lanza was President and Chief Operating Officer of Loral, a position he held since 1981. He joined Loral in 1972 as President of its largest division, Electronic Systems. His earlier experience was with DalmoVictor and Philco Western Development Laboratory.

Michael T. Strianese, Senior Vice President and Chief Financial Officer. Mr. Strianese became Chief Financial Officer on March 11, 2005. From July 2000 to March 11, 2005 he was our Senior Vice President — Finance. He joined us in April 1997 as Vice President — Finance and Controller and was our Controller until July 2000. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. Strianese was Vice President and Controller of Lockheed Martin's C3I and Systems

Integration Sector. From 1991 to the April 1996 acquisition of Loral, he was Director of Special Projects at Loral. Mr. Strianese is a Certified Public Accountant.

Christopher C. Cambria, Senior Vice President — Secretary and General Counsel. Mr. Cambria became a Senior Vice President in March 2001. He joined us in June 1997 as Vice President—General Counsel and Secretary. From 1994 until joining us, Mr. Cambria was an associate with Fried, Frank, Harris, Shriver & Jacobson. From 1986 until 1993, he was an associate with Cravath, Swaine & Moore. Mr. Cambria is a director of Core Software Technologies.

Charles J. Schafer, Senior Vice President and President and Chief Operating Officer of the Products Group. Mr. Schafer became a Senior Vice President in April 2002. Mr. Schafer was appointed President of the Products Group in September 1999. He joined us in August 1998 as Vice President—Business Operations. Prior to August 1998, he was President of Lockheed Martin's Tactical Defense Systems Division, a position he also held at Loral since September 1994. Prior to the April 1996 acquisition of Loral, Mr. Schafer held various executive positions with Loral, which he joined in 1984.

Robert W. Drewes, Vice President and President and Chief Operating Officer of the L3 Integrated Systems Group. Mr. Drewes became a Vice President in March 2002 upon our acquisition of the Integrated Systems business from Raytheon Company. Mr. Drewes became President of the Integrated Systems business in May 2001. Prior to joining Integrated Systems, Mr. Drewes was the Vice President of Productivity for Raytheon Company. Mr. Drewes joined Raytheon Company in November 1997 after completing 33 years of distinguished service in the U.S. Air Force with the rank of Major General. His last assignment was Commander of Defense Contract Management Command, an organization comprised of more than 16,000 employees stationed worldwide. Additionally, Mr. Drewes has more than eight years of experience working on various assignments in the Pentagon and was a military assistant in the Executive Office of the President of the United States during the Reagan Administration.

James W. Dunn, Senior Vice President and President and Chief Operating Officer of the Sensors and Simulation Group. Mr. Dunn became a Senior Vice President in January 2004. He joined us in June 2000 as President of our Link Simulation and Training division. Prior to joining us, from April 1996, when Loral Corporation was acquired by Lockheed Martin, until May 2000, Mr. Dunn served as president of several Lockheed Martin business units, including the Tactical Defense Systems Group, the Defense Systems Group, Fairchild Systems and the NESS Eagan, Akron and Archibald divisions. Prior to that, Mr. Dunn was with the Loral Corporation, which he joined in 1978, and held a series of management positions there during his 18-year tenure, including President of Loral Fairchild Systems, Senior Vice President of Engineering and Senior Vice President of Program Management.

Jimmie V. Adams, Vice President — Washington, D.C. Operations. General Jimmie V. Adams (U.S.A.F.-ret.) joined us in May 1997. From April 1996 until April 1997, he was Vice President of Lockheed Martin's Washington Operations for the C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position at Loral since 1993. Before joining Loral in 1993, he was Commander in Chief, Pacific Air Forces, Hickam Air Force Base, Hawaii, capping a 35-year career with the U.S. Air Force. He was also Deputy Chief of Staff for plans and operation for U.S. Air Force headquarters and Vice Commander of Headquarters Tactical Air Command and Vice Commander in Chief of the U.S. Air Forces Atlantic at Langley Air Force Base. He is a command pilot with more than 141 combat missions.

David T. Butler III, Vice President — Mergers, Acquisitions and Corporate Strategy. Mr. Butler became a Vice President in December 2000. He joined us in 1997 as our corporate Director of Planning and Strategic Development. Prior to joining us, he was the Controller for Lockheed Martin Fairchild Systems from 1996 to 1997. Prior to the acquisition of Loral, Mr. Butler was Controller of Loral Fairchild Systems from 1992 to 1996. From 1981 to 1992, Mr. Butler held a number of financial positions with Loral Electronic Systems.

Ralph G. D'Ambrosio, Vice President — Finance. Mr. D'Ambrosio became Vice President — Finance on March 11, 2005. He became a Vice President in July 2001 and Controller in August 2000.

He joined us in August 1997, and until July 2000 was our Assistant Controller. Prior to joining us, he was a senior manager at Coopers & Lybrand L.L.P., where he held a number of positions since 1989. Mr. D'Ambrosio is a Certified Public Accountant.

Kenneth R. Goldstein, Vice President — Taxes. Mr. Goldstein became a Vice President in October 2003. He joined us in 1997 as our corporate director of taxes. From April 1996, when Loral was acquired by Lockheed Martin, until April 1997, Mr. Goldstein was a director of taxes at Lockheed Martin Corporation. From 1981 to 1996, Mr. Goldstein was the director of taxes at Loral Corporation. Mr. Goldstein joined Loral Corporation in 1978 as a tax manager.

Robert W. RisCassi, Vice President. General Robert W. RisCassi (U.S. Army-ret.) joined us in April 1997. From April 1996 until April 1997, he was Vice President of Land Systems for Lockheed Martin's C3I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position for Loral since 1993. He joined Loral in 1993 after retiring as U.S. Army Commander in Chief, United Nations Command/Korea. His 35-year military career included posts as Army Vice Chief of Staff; Director, Joint Staff, Joint Chiefs of Staff; Deputy Chief of Staff for Operations and Plans; and Commander of the Combined Arms Center. General RisCassi is currently a director of Alliant Techsystems Inc.

Stephen M. Souza, Vice President and Treasurer. Mr. Souza joined us in August 2001. Prior to joining us he was the Treasurer of ASARCO Inc. from 1999 to August 2001 and Assistant Treasurer from 1992 to 1999.

Jill J. Wittels, Vice President — Business Development. Dr. Wittels joined us in March 2001. From July 1998 to February 2001 she was President and General Manager of BAE Systems' Information and Electronic Warfare Systems/Infrared and Imaging Systems division and its predecessor company. From January 1997 to July 1998, Dr. Wittels was Vice President—Business Development and Operations for IR Focalplane Products at Lockheed Martin. Dr. Wittels is on the Board of Overseers for the Department of Energy's Fermi National Accelerator Lab. Dr. Wittels is also a director of Innovative Micro Technology, Inc., eMagin Corporation and MVT Equity, LLC.

Claude R. Canizares, Director since May 2003. Member of the audit committee. Since 1974, Professor Canizares has been a faculty member of the Massachusetts Institute of Technology (MIT). He currently serves as the Associate Provost and Bruno Rossi Professor of Experimental Physics, overseeing the MIT Lincoln Laboratory. In addition, he is a principal investigator and Associate Director of NASA's Chandra X-ray Observatory. Professor Canizares is a member of the National Academy of Sciences, the International Academy of Astronautics and a fellow of the American Physical Society and the American Association for the Advancement of Science. He is also a member of the Board of Trustees of the Associated Universities, Inc.

Peter A. Cohen, Director since October 2005. Member of the compensation committee. Mr. Cohen is a founding and managing partner of Ramius Capital Group, LLC, a private investment management and merchant banking firm formed in 1994. Prior thereto, he formed Republic New York Securities, an investment management firm in 1991 and was employed by Shearson Lehman Brothers, an investment banking firm, from 1978 to 1991. At Shearson, Mr. Cohen held a number of executive positions, including President and Chief Operating Officer from 1981 through 1990, and Chairman and Chief Executive Officer from 1983 to 1990. He was also a director of Kroll, Inc. through June 2004 and is a director of Portfolio Recovery Associates, The Mount Sinai-NYU Medical Center & Health System, and Scientific Games Corporation.

Thomas A. Corcoran, Director since July 1997. Chairman of the audit committee and member of the compensation committee since April 27, 2004. Mr. Corcoran is president of Corcoran Enterprises, LLC, a private management consulting firm, and in this capacity, he works closely with The Carlyle Group, a Washington D.C. based private equity firm. From March 2001 to April 2004, Mr. Corcoran was the President and Chief Executive Officer of Gemini Air Cargo. Mr. Corcoran was the President and Chief Executive Officer of Allegheny Teledyne Incorporated from October 1999 to December 2000. From October 1998 to September 1999, he was President and Chief Operating Officer of the Space & Strategic Missiles Sector of Lockheed Martin Corporation. From March 1995 to September

1998 he was the President and Chief Operating Officer of the Electronic Systems Sector of Lockheed Martin Corporation. From 1993 to 1995, Mr. Corcoran was President of the Electronics Group of Martin Marietta Corporation. Prior to that he worked for General Electric for 26 years and from 1983 to 1993 he held various management positions with GE Aerospace and was a company officer from 1990 to 1993. Mr. Corcoran is a member of the Board of Trustees of Stevens Institute of Technology and the Boards of Directors of American Ireland Fund, REMEC Corporation, United Industrial Corporation and Gemini Air Cargo.

Robert B. Millard, Director since April 1997. Chairman of the compensation committee. Mr. Millard is a Managing Director of Lehman Brothers Inc., head of Lehman Brothers' Principal Trading & Investments Group and principal of the Merchant Banking Group. Mr. Millard joined Lehman Brothers Inc. in 1978 when Kuhn Loeb & Co. was acquired by Lehman Brothers and became a Managing Director of Lehman Brothers Inc. in 1983. Mr. Millard joined Kuhn Loeb & Co. in 1976. Mr. Millard is a director of GulfMark Offshore, Inc. and Weatherford International, Inc.

John M. Shalikashvili, Director since August 1998. Member of the compensation and nominating/corporate governance committees. General Shalikashvili (U.S. Army-ret.) is an independent consultant and a Visiting Professor at Stanford University. General Shalikashvili was the senior officer of the United States military and principal military advisor to the President of the United States, the Secretary of Defense and National Security Council by serving as the thirteenth Chairman of the Joint Chiefs of Staff, Department of Defense, for two terms from 1993 to 1997. Prior to his tenure as Chairman of the Joint Chiefs of Staff, he served as the Commander in Chief of all United States forces in Europe and as NATO's tenth Supreme Allied Commander, Europe (SACEUR). He has also served in a variety of command and staff positions in the continental United States, Alaska, Belgium, Germany, Italy, Korea, Turkey and Vietnam. General Shalikashvili is a director of The Boeing Company, United Defense Industries Inc., Frank Russell Trust Company and Plug Power, Inc.

Arthur L. Simon, Director since April 2000. Member of the audit and nominating/corporate governance committees. Mr. Simon is an independent consultant. Before his retirement, Mr. Simon was a partner at Coopers & Lybrand, L.L.P., Certified Public Accountants, from 1968 to 1994. He is a director of Loral Space & Communications Ltd.

Alan H. Washkowitz, Director since April 1997. Chairman of the nominating/corporate governance committee and member of the compensation committee. Mr. Washkowitz is a Managing Director of Lehman Merchant Banking Group, and is responsible for the oversight of Lehman Brothers Inc. Merchant Banking Portfolio Partnership L.P. Mr. Washkowitz joined Lehman Brothers Inc. in 1978 when Kuhn Loeb & Co. was acquired by Lehman Brothers. Mr. Washkowitz is a director of Peabody Energy Corporation.

John P. White, Director since October 2004. Member of the nominating/corporate governance committee. Dr. White is presently on the faculty of the John F. Kennedy School of Government of Harvard University and is the Managing Partner of Global Technology Partners, LLC. Dr. White has a long history of government service, serving as U.S. Deputy Secretary of Defense from 1995-1997; as Deputy Director of the Office of Management and Budget from 1978 to 1981, and as Assistant Secretary of Defense, Manpower, Reserve Affairs and Logistics from 1977 to 1978. Dr. White also served as a lieutenant in the United States Marine Corps from 1959 to 1961. Prior to his most recent government position, Dr. White was the Director of the Center For Business and Government at Harvard University and the Chairman of the Commission on Roles and Missions of the Armed Forces. Dr. White has extensive private sector experience, including service as Chairman and CEO of the Interactive Systems Corporation, a position he held from 1981 to 1988. Following Interactive Systems Corporation's sale to the Eastman Kodak Company in 1988, he was General Manager of the Integration and Systems Product Division and a Vice President of Kodak until 1992. Dr. White also spent nine years at the RAND Corporation, where he served as the Senior Vice President of National Security Research Programs and as a member of the Board of Trustees. He continues to serve as a Senior Fellow to the RAND Corporation. Dr. White is a current member of the Council on Foreign Relations. He also serves as a Director of IRG International, Inc., the Institute for Defense Analyses and the Concord Coalition and Center for Excellence in Government. He is a member of the Policy and Global Affairs Oversight Committee of the National Research Council.

L-3 Holdings' amended and restated certificate of incorporation provides for a classified board of directors divided into three classes. Frank C. Lanza, John M. Shalikashvili and John P. White constitute Class I Directors, whose terms will expire at the annual meeting of the stockholders to be held in 2008. Thomas A. Corcoran, Claude R. Canizares and Alan H. Washkowitz constitute Class II Directors, whose terms will expire at the annual meeting of the stockholders to be held in 2007. Peter A. Cohen, Robert B. Millard and Arthur L. Simon constitute Class III Directors, whose terms will expire at the annual meeting of the stockholders to be held in 2006. At each annual meeting, L-3 Holdings' stockholders will elect the successors to directors whose terms will then expire to serve from the time of election and qualification until the third annual meeting following election and until their successors have been elected and qualified, or until their resignation or removal, if any. Increases or decreases in the number of directorships will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Our executive officers and key employees serve at the discretion of our board of directors.

The Board of Directors and Certain Governance Matters

Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and three standing committees: the audit, nominating/corporate governance and compensation committees. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues. Each executive officer serves at the discretion of the board of directors.

Compensation of Directors

The directors who are also our employees or employees of our subsidiaries or affiliates do not receive compensation for their services as directors. The non-employee directors receive annual compensation of $50,000 for service on the board of directors, of which $40,000 is paid in cash on a quarterly basis, and $10,000 is paid in shares of L-3 Holdings' common stock. The chairman of the audit committee receives additional cash annual compensation of $7,500. The chairman of the compensation and the nominating/corporate governance committees each receive additional cash annual compensation of $5,000. The non-employee directors will be compensated $1,500 per board meeting attended, $2,000 per audit committee meeting attended, $1,500 per compensation or nominating/corporate governance committee meeting attended and $1,000 per telephonic audit, compensation or nominating/corporate governance committee meeting in which they participate. In addition, nonemployee directors each receive annual stock options to purchase 2,500 shares of L-3 Holdings' common stock, which vest in three equal annual installments. The nonemployee directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof.

Non-employee directors may defer up to 100 percent of the cash portion of their annual cash compensation (including meeting fees) otherwise payable to the director. Subject to certain limitations, a participating director's deferred compensation will be distributed in a lump sum on, or distributed in annual installments commencing on, the 30th day following the date he or she ceases to be a director. Deferral elections are irrevocable during any calendar year and must be made before the beginning of the calendar year in which his/her compensation is earned. Interest is accrued on deferred amounts. Depending on a director's investment election, deferred amounts earn interest at a rate based on the 90-day U.S. Government Treasury Bill or the performance of L-3 Holdings' common stock.

Executive Compensation and Other Matters

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and each of our four other most highly compensated executive officers who served in such capacities at December 31, 2004, collectively referred to herein as the named executive officers, for services rendered to us during each of the last three years.

				Long-Term Compensation Awards
Name and Principal Position	Year	Annual Compensation(1)		Securities Underlying Stock Options (#)	All Other Compensation ($)(2)
		Salary ($)	Bonus ($)
Frank C. Lanza	2004	925,000	1,100,000	—	9,146
(Chairman and Chief Executive	2003	875,000	975,000	75,000	6,180
Officer)	2002	825,000	850,000	400,000	11,125
Michael T. Strianese	2004	395,000	525,000	40,000	22,559
(Senior Vice President and Chief	2003	365,000	435,000	75,000	19,726
Financial Officer)	2002	331,250	375,000	—	19,690
Christopher C. Cambria	2004	395,000	525,000	40,000	13,001
(Senior Vice President, Secretary	2003	235,000	435,000	75,000	12,383
and General Counsel)	2002	235,000	375,000	—	12,038
Charles J. Schafer	2004	345,000	465,000	30,000	34,472
(Senior Vice President and	2003	308,750	400,000	50,000	24,018
President and Chief Operating	2002	268,750	350,000	—	24,449
Officer of the Products Group)

Robert W. Drewes	2004	410,463	625,000	20,000	184,194
(Vice President and President and	2003	370,720	420,000	—	182,565
Chief Operating Officer of the L-3	2002	277,308	300,000	30,000	23,890
Integrated Systems Group)

(1)	In each of the prior three years, the aggregate amount of incremental cost to us of perquisites received, if any, for each of the named executive officers (after reimbursements, if any, by the executive officers) has not exceeded the $50,000 prescribed threshold as defined under Item 402 of Reg S-K.

(2)	Amounts for the year ended December 31, 2004 include: (a) our matching contributions of $8,200 under our savings plan for Messrs. Strianese and Cambria, $10,600 for Mr. Schafer and $10,762 for Mr. Drewes; (b) the value of supplemental life insurance programs in the amounts of $9,146 for Mr. Lanza, $14,359 for Mr. Strianese, $4,801 for Mr. Cambria, $23,872 for Mr. Schafer and $20,432 for Mr. Drewes; and (c) a retention bonus of $153,000 for Mr. Drewes.

Option Grants in Fiscal Year 2004

The following table shows the options to purchase L-3 Holdings' common stock granted in fiscal year 2004 to the named executive officers.

Name	Options Granted (#)(1)	% Total Options Granted	Per Share Exercise Price ($)	Expiration Date	Grant Date Value ($)(2)
Frank C. Lanza	—	0.00%	—	—	—
Michael T. Strianese	40,000	2.40%	68.16	11/10/14	859,333
Christopher C. Cambria	40,000	2.40%	68.16	11/10/14	859,333
Charles J. Schafer	30,000	1.80%	68.16	11/10/14	644,500
Robert W. Drewes	20,000	1.20%	59.73	4/20/14	365,067
	130,000				2,728,233

(1)	Each of the options shown in this table entitles the holder to purchase our common stock and vests one-third on each of the first, second and third anniversaries of the grant date.

(2)	Based on a weighted average value of $20.99 per option. The valuation calculations are solely for the purposes of compliance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not intended to forecast possible future appreciation, if any, of the price of our common stock. Grant date values are based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. In addition, all stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of our common stock during the applicable period. Accordingly, there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values were determined based in part upon the following assumptions: (a) a weighted average expected volatility of 35.6% based on daily average stock prices of our company stock for the period from May 19, 1998 to the end of the quarterly period in which the options were granted; (b) a weighted average risk-free rate of return of 3.1%; (c) our common stock dividend yield of 0.7%; and (d) an expected weighted average option life of 4.2 years.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information on options to purchase L-3 Holdings' common stock that were exercised during fiscal year 2004 by our named executive officers; the total numbers of exercisable and non-exercisable options to purchase L-3 Holdings' common stock owned by our named executive officers at December 31, 2004; and the aggregate dollar value of such options that were in-the-money at December 31, 2004.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-end ($)(1)
Name			Exercisable	Unexercisable(2)	Exercisable	Unexercisable(2)
Frank C. Lanza	—	—	1,820,239	183,333	112,892,356	3,971,327
Michael T. Strianese	30,000	1,097,425	106,000	90,000	4,186,160	2,085,200
Christopher C. Cambria	20,000	1,096,850	105,900	90,000	4,218,211	2,085,200
Charles J. Schafer	20,000	940,075	47,667	63,333	1,667,241	1,407,054
Robert W. Drewes	—	—	20,000	30,000	484,800	512,600

(1)	In accordance with SEC rules, the values of the in-the-money options were calculated by subtracting the exercise prices of the options from the December 31, 2004 closing stock price of L-3 Holdings' common stock of $73.24.

(2)	These options are unexercisable because they have not yet vested under their terms.

Pension Plan

PENSION PLAN TABLE

The following table shows the estimated annual pension benefits payable, over the participant's lifetime, under the L-3 Communications Corporation Pension Plan and Supplemental Executive Retirement Plan (SERP) to a covered participant upon retirement at normal retirement age (65), based on the final average compensation (salary and bonus) and years of credited service with us. The benefits listed in the table below are not subject to deductions for Social Security or any other offset amounts.

	Years of Credited Service
Final Average Compensation at Retirement	5	10	15	20	25	30	35
$ 500,000	$43,171	$86,341	$129,512	$172,682	$215,853	$259,024	$302,194
600,000	51,921	103,841	155,762	207,682	259,603	311,524	363,444
700,000	60,671	121,341	182,012	242,682	303,353	364,024	424,694
800,000	69,421	138,841	208,262	277,682	347,103	416,524	485,944
900,000	78,171	156,341	234,512	312,682	390,853	469,024	547,194
1,000,000	86,921	173,841	260,762	347,682	434,603	521,524	608,444
1,100,000	95,671	191,341	287,012	382,682	478,353	574,024	669,694
1,200,000	104,421	208,841	313,262	417,682	522,103	626,524	730,944
1,300,000	113,171	226,341	339,512	452,682	565,853	679,024	792,194
1,400,000	121,921	243,841	365,762	487,682	609,603	731,524	853,444
1,500,000	130,671	261,341	392,012	522,682	653,353	784,024	914,694
1,600,000	139,421	278,841	418,262	557,682	697,103	836,524	975,944
1,700,000	148,171	296,341	444,512	592,682	740,853	889,024	1,037,194
1,800,000	156,921	313,841	470,762	627,682	784,603	941,524	1,098,444
1,900,000	165,671	331,341	497,012	662,682	828,353	994,024	1,159,694
2,000,000	174,421	348,841	523,262	697,682	872,103	1,046,524	1,220,944
2,100,000	183,171	366,341	549,512	732,682	915,853	1,099,024	1,282,194
2,200,000	191,921	383,841	575,762	767,682	959,603	1,151,524	1,343,444
2,300,000	200,671	401,341	602,012	802,682	1,003,353	1,204,024	1,404,694
2,400,000	209,421	418,841	628,262	837,682	1,047,103	1,256,524	1,465,944
2,500,000	218,171	436,341	654,512	872,682	1,090,853	1,309,024	1,527,194

As of December 31, 2004, the current annual compensation and current years of credited service (including for Mr. Strianese, years of credited service as an employee of Loral and Lockheed Martin) for each of the following persons were: Mr. Lanza, $1,900,000 and eight years; Mr. Strianese, $830,000 and 15 years; Mr. Cambria, $830,000 and eight years; and Mr. Schafer, $745,000 and six years.

The following table shows the estimated annual pension benefits payable, over the participant's lifetime, under the L-3 Integrated Systems Retirement Plan and SERP to a covered participant upon retirement at normal retirement age (65), based on the final average compensation (salary and bonus) and years of credited service with us. The benefits listed in the table below include deductions for Social Security amounts.

	Years of Credited Service
Final Average Compensation at Retirement	5	10	15	20	25	30	35
$ 500,000	$42,672	$85,343	$128,015	$170,686	$199,134	$227,581	$256,029
600,000	51,672	103,343	155,015	206,686	241,134	275,581	310,029
700,000	60,672	121,343	182,015	242,686	283,134	323,581	364,029
800,000	69,672	139,343	209,015	278,686	325,134	371,581	418,029
900,000	78,672	157,343	236,015	314,686	367,134	419,581	472,029
1,000,000	87,672	175,343	263,015	350,686	409,134	467,581	526,029

As of December 31, 2004, the current annual compensation and current years of credited service (including years of credited service as an employee of Raytheon Company) was $830,463 and six years for Mr. Drewes.

Compensation Committee Interlocks and Insider Participation

None of the individuals who served on our compensation committee during the 2004 fiscal year has served us or any of our subsidiaries as an officer or employee. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board of directors or compensation committee.

Employment Agreements

We entered into an employment agreement (the "Employment Agreement") effective on April 30, 1997 with Mr. Lanza, our Chairman and Chief Executive Officer. The Employment Agreement provided for an initial term of five years, which would automatically renew for one-year periods thereafter, unless he gave notice of his intent to terminate at least 90 days prior to the expiration of the term. Mr. Lanza's employment agreement was renewed in April 2005.

Upon a termination without cause or resignation for good reason, we will be obligated, through the end of the term, to (i) continue to pay the base salary and (ii) continue to provide life insurance and medical and hospitalization benefits comparable to those provided to other senior executives; provided, however, that any such coverage shall terminate to the extent that Mr. Lanza is offered or obtains comparable benefits coverage from any other employer. The Employment Agreement provides for confidentiality during employment and at all times thereafter. There is also a noncompetition and non-solicitation covenant which was effective during the employment term and for one year thereafter; provided, however, that if the employment terminated following the expiration of the initial term, the noncompetition covenant would only be effective during the period, if any, that we paid the severance described above.

OWNERSHIP OF CAPITAL STOCK

Security Ownership of Certain Beneficial Owners

All outstanding capital stock of L-3 Communications is owned by L-3 Holdings. As of October 28, 2005, there were 120,135,222 shares of L-3 Holdings' common stock outstanding. We know of no person who, as of October 28, 2005, beneficially owned more than five percent of the common stock, except as set forth below.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Citigroup Inc.(1) 153 East 53rd Street New York, New York 10043.	12,446,039	10.36%

(1)	Based on a Schedule 13G/A filed with the SEC, dated February 7, 2005, in which Citigroup Inc. reported that it had shared voting and dispositive power over 12,446,039 shares of common stock.

Security Ownership of Management

The following table shows the amount of L-3 Holdings' common stock beneficially owned (unless otherwise indicated) by L-3 Holdings' executive officers, L-3 Holdings' directors, and by all of L-3 Holdings' current executive officers and directors as a group. Except as otherwise indicated, all information listed below is as of October 28, 2005.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)(2)	Percentage of Shares of Common Stock Outstanding (3)
Directors and Executive Officers
Frank C. Lanza	5,229,914	4.3%
Michael T. Strianese	145,502	—
Christopher C. Cambria	159,475	—
Charles J. Schafer	75,559	—
Robert W. Drewes	1,964	—
Claude R. Canizares(4)	1,484	—
Peter A. Cohen	—	—
Thomas A. Corcoran(4)	19,513	—
Robert B. Millard(4)(5)	143,424	—
John M. Shalikashvili(4)	15,851	—
Arthur L. Simon(4)	22,221	—
Alan H. Washkowitz(4)(6)	232,922	—
John P. White	146	—
Directors and Executive Officers as a Group (15 persons)(7)	6,112,703	5.0%

(1)	The shares of L-3 Holdings' common stock beneficially owned include the number of shares (i) issuable under employee stock options and exercisable within 60 days of October 28, 2005 and (ii) allocated to the accounts of executive officers under our savings plans. Of the number of shares shown above, (i) the following represent shares that may be acquired upon exercise of employee stock options for the accounts of: Mr. Lanza, 1,978,572 shares; Mr. Strianese, 144,334 shares; Mr. Cambria, 158,301 shares; and Mr. Schafer, 74,333 shares and (ii) the following represent shares allocated under our saving plans to the accounts of: Mr. Strianese, 1,168 shares; Mr. Cambria, 1,174 shares; Mr. Schafer, 1,226 shares; and Mr. Drewes, 1,964 shares.

(2)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

(3)	Share ownership does not exceed one percent of the class unless otherwise indicated. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at October 28, 2005.

(4)	Includes 18,501 shares issuable and exercisable under director stock options within 60 days of October 28, 2005 in the case of Mr. Corcoran, 15,501 shares in the case of General Shalikashvili and Mr. Simon, 12,501 shares in the case of Messrs. Millard and Washkowitz and 834 shares in the case of Professor Canizares.

(5)	Includes 98,728 shares owned by a charitable foundation of which Mr. Millard and his wife are the sole trustees, and as to which Mr. Millard disclaims beneficial ownership.

(6)	Includes 111,324 shares in trust, for the benefit of Mr. Washkowitz's children, for which Mr. Washkowitz and his wife are co-trustees and as to which Mr. Washkowitz disclaims beneficial ownership.

(7)	Includes 2,492,878 shares issuable under employee stock options and exercisable under employee stock options within 60 days of October 28, 2005, and 7,413 shares allocated to the accounts of executive officers under our savings plans.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facility of L-3 Communications

On March 9, 2005, L-3 Communications entered into a five-year senior revolving credit facility with a syndicate of banks led by Bank of America, N.A., as administrative agent, and Lehman Commercial Paper Inc., as syndication agent. In connection with the Titan acquisition, we entered into an amendment and restatement of the existing senior credit facility on July 29, 2005 (the "senior credit facility"). The senior credit facility provides for a $750.0 million term loan facility and a $1.0 billion revolving credit facility, both of which mature on March 9, 2010. As of September 30, 2005, we had approximately $886.7 million of available borrowings under the senior credit facility (after reductions for outstanding letters of credit of approximately $113.3 million).

Rates

Borrowings under the senior credit facility bear interest, at L-3 Communications' option, at either: (i) a "base rate" equal to the higher of 0.50% per annum above the latest federal funds rate and the Bank of America prime rate plus a spread ranging from 0.75% to 0.00% per annum depending on L-3 Communications' debt rating at the time of determination or (ii) the London Inter Bank Offering Rate (LIBOR) plus a spread ranging from 1.75% to 0.625% per annum depending on L-3 Communications' debt rating at the time of determination. The debt rating is based on the ratings as determined by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. and Fitch Ratings of our non-credit-enhanced, senior unsecured long-term debt.

L-3 Communications pays commitment fees calculated on the daily amounts of the available unused commitments under the senior credit facility at a rate ranging from 0.375% to 0.125% per annum, depending on L-3 Communications' debt rating in effect at the time of determination. L-3 Communications pays letter of credit fees calculated at a rate ranging from 1.3125% to 0.46875% per annum for performance and commercial letters of credit and 1.75% to 0.625% for financial letters of credit, in each case depending on L-3 Communications' debt rating at the time of determination.

Covenants

The senior credit facility contains financial and other restrictive covenants that limit, among other things, our ability to borrow additional funds, incur liens, make investments, merge or consolidate, dispose of assets, or pay dividends. As of September 30, 2005, we were in compliance with those covenants in all material respects. The senior credit facility contains covenants that require that (1) our "Consolidated Leverage Ratio" (as defined below) be less than or equal to (A) 4.5 to 1.0 for each fiscal quarter ending on or prior to December 31, 2005, (B) 4.25 to 1.0 for the fiscal quarter ending on March 31, 2006 and (C) 4.0 to 1.0 for each fiscal quarter ending on or after June 30, 2006, (2) our "Consolidated Senior Leverage Ratio" (as defined below) be less than or equal to 3.0 to 1.0 and (3) our "Consolidated Interest Coverage Ratio" (as defined below) be greater than or equal to 3.0 to 1.0. Calculations of the Consolidated Leverage Ratio, Consolidated Senior Leverage Ratio and Consolidated Interest Coverage Ratio are to take into account acquisitions on a pro forma basis as if they had occurred at the beginning of the applicable period.

The "Consolidated Leverage Ratio" is defined as the ratio of Consolidated Funded Indebtedness, minus the lesser of actual unrestricted domestic cash balances in excess of $25.0 million and $250.0 million, to Consolidated EBITDA. Consolidated Funded Indebtedness is equal to the sum of (1) outstanding indebtedness for borrowed money or for preferred stock accounted for as indebtedness (which is referred to under the senior credit facility as "disqualified preferred stock"), (2) the deferred purchase price of property or services, (3) capitalized lease obligations and (4) outstanding indebtedness of L-3 Holdings guaranteed by L-3 Communications or its subsidiaries. Consolidated EBITDA is equal to consolidated net income of L-3 Communications (excluding (A) impairment losses incurred on goodwill and other intangible assets or on debt and equity investments, (B) gains or losses incurred on the retirement of debt, (C) extraordinary gains and losses, (D) gains and losses in connection with asset dispositions, and (E) non-cash gains or losses on discontinued operations) for the applicable period, plus consolidated interest expense (including consolidated interest expense of L-3 Holdings for indebtedness guaranteed by L-3 Communications and its subsidiaries), income taxes, depreciation and amortization expense and non-cash stock-based compensation expenses.

The "Consolidated Senior Leverage Ratio" is defined as the ratio of Consolidated Funded Indebtedness, minus subordinated debt of L-3 Communications and indebtedness of L-3 Holdings that is guaranteed by L-3 Communications on a subordinated basis, to Consolidated EBITDA.

The "Consolidated Interest Coverage Ratio" is defined as the ratio of Consolidated EBITDA to cash interest expense of L-3 Communications and its subsidiaries plus cash interest expense of L-3 Holdings with respect to indebtedness guaranteed by L-3 Communications or any of its subsidiaries.

The senior credit facility limits the ability of L-3 Communications to pay dividends to and make investments in L-3 Holdings. However, the senior credit facility permits L-3 Communications to:

•	fund payments of interest on indebtedness of L-3 Holdings and to fund payments of dividends on disqualified preferred stock issued by L-3 Holdings, so long as (1) any such indebtedness or disqualified preferred stock is guaranteed by L-3 Communications and (2) the proceeds received by L-3 Holdings from the issuance of such indebtedness or disqualified preferred stock have been invested by L-3 Holdings in L-3 Communications;

•	fund payments and prepayments of principal of indebtedness of L-3 Holdings and to fund optional and mandatory redemptions of disqualified preferred stock issued by L-3 Holdings, so long as (1) any such indebtedness or disqualified preferred stock is guaranteed by L-3 Communications and (2) the amount of such fundings does not exceed the aggregate amount of investments made by L-3 Holdings in L-3 Communications with the proceeds from any issuance of indebtedness or disqualified preferred stock by L-3 Holdings after March 9, 2005 that is guaranteed by L-3 Communications;

•	pay regularly scheduled dividends on disqualified preferred stock issued by L-3 Communications;

•	redeem disqualified preferred stock issued by L-3 Communications so long as the amount of such redemptions does not exceed the aggregate proceeds received by L-3 Communications from the issuance of disqualified preferred stock after March 9, 2005; and

•	pay other dividends on and make other redemptions of its equity interests (including for the benefit of L-3 Holdings) and make other investments in L-3 Holdings, so long as no default or event of default has occurred and is continuing, up to an aggregate amount of $1.0 billion increased (or decreased) quarterly by an amount equal to 50% of the consolidated net income (or deficit) of L-3 Communications for the quarter, plus (1) 100% of the proceeds from any issuance of capital stock (other than disqualified preferred stock) by L-3 Holdings after March 9, 2005 if those proceeds were invested in L-3 Communications, plus (2) 100% of the proceeds from any issuance of indebtedness or disqualified preferred stock by L-3 Holdings after March 9, 2005 if those proceeds were invested in L-3 Communications and the indebtedness or disqualified preferred stock is not guaranteed by L-3 Communications, plus (3) 100% of the proceeds of any issuances of capital stock (other than disqualified preferred stock) by L-3 Communications after March 9, 2005, minus (4) the aggregate amount of subordinated debt of L-3 Communications prepaid after March 9, 2005 (other than in connection with a refinancing) in excess of the aggregate proceeds received from the issuance of subordinated debt by L-3 Communications after March 9, 2005 (other than in connection with a refinancing).

Subordination and Guarantees

The borrowings under the senior credit facility are guaranteed by L-3 Holdings and by substantially all of the material wholly-owned domestic subsidiaries of L-3 Communications on a senior basis. In the event that the long-term debt rating of L-3 Communications is reduced below BBB–, or the equivalent, by two of the three rating agencies, Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch Ratings, L-3 Holdings will be required, within 45 business days, to pledge 100% of the capital stock of L-3 Communications, and L-3 Communications and each subsidiary guarantor will be required to pledge 100% of the capital stock of each of their material wholly-owned domestic subsidiaries and 65% of their material wholly-owned foreign subsidiaries, in favor of the lenders under the senior credit facility.

Events of Default

Under the senior credit facility, each of the following items constitutes an event of default:

•	L-3 Communications fails to pay principal or amounts drawn under letters of credit when due;

•	L-3 Communications fails to pay interest within five days after that amount becomes due;

•	any representation or warranty made is incorrect in any material respect;

•	L-3 Communications does not comply with its financial and other covenants (and, for some of the other covenants, the default continues for 30 days);

•	L-3 Communications or any of its subsidiaries defaults under any indebtedness, guarantee obligation or interest rate hedging agreement in the aggregate amount of at least $40.0 million for more than 10 days (unless such default is a payment default or results in acceleration) and that default is a payment default or would enable the holder of the obligation to accelerate the obligation;

•	certain events of bankruptcy, insolvency or reorganization occur with respect to L-3 Communications or any of its subsidiaries;

•	certain events occur with respect to any employee benefit plan of L-3 Communications or its affiliates covered by ERISA that would have a material adverse effect;

•	we fail to pay judgments aggregating in excess of $40.0 million, which judgments are not paid, covered by insurance, discharged or stayed for a period of 60 days;

•	any of the pledge agreements ceases to be in full force and effect or L-3 Communications or any party to any pledge agreement so asserts, or the lien under any of the pledge agreements ceases to be an enforceable first priority lien (subject to a grace period in certain cases);

•	the guarantees of the senior credit facility are held to be enforceable or invalid or cease to be in full force and effect, or any guarantor denies its obligations under its guarantee; and

•	a change of control.

If an event of default occurs involving certain events of bankruptcy, insolvency or reorganization of L-3 Communications, the commitments under the senior credit facility will automatically terminate and the loans, including accrued interest, and all other amounts owed under the agreements will become immediately due and payable. If any other event of default occurs, then lenders holding the majority in aggregate principal amount of the loans under the senior credit facility may declare the commitments under the facility to be terminated and the loans, including accrued interest, and all other amounts owed under the facility to be immediately due and payable. Upon any acceleration, L-3 Communications must cash collateralize any undrawn letters of credit under the senior credit facility.

Convertible Contingent Debt Securities (CODES) due 2035

In connection with the Titan acquisition, L-3 Holdings issued $600.0 million in aggregate principal amount of Convertible Contingent Debt SecuritiesSM (CODESSM) due 2035 (the "CODES"). The CODES are subject to the terms and conditions of an Indenture entered into among L-3 Holdings, L-3 Communications, as a guarantor, the other guarantors named therein and The Bank of New York, as trustee (the "2005 Indenture"). The following is a summary of the material provisions in the 2005 Indenture. All terms defined in the 2005 Indenture and not otherwise defined herein are used below with the meanings set forth in the 2005 Indenture.

General

The CODES will mature on August 1, 2035 and bear interest at a 3.00% per annum, subject to certain adjustments, payable semi-annually on February 1 and August 1 of each year. Beginning with the six-month interest period commencing February 1, 2011, holders of CODES will be entitled to contingent interest not to exceed a per annum rate of 0.25% during any six month period if the trading price of the CODES for the five trading days ending on the second trading day immediately preceding the relevant six month period equals 120% or more of the principal amount of the CODES. The CODES are unsecured senior obligations of L-3 Holdings and pari passu in right of payment to all existing and future senior debt of L-3 Holdings. The CODES are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by all of L-3 Holdings' existing and future domestic subsidiaries of L-3 Holdings that guarantee any other indebtedness of L-3 Holdings or any of its domestic subsidiaries, including L-3 Communications. These guarantees are pari passu with the guarantees of the 2002 Notes, May 2003 Notes, the December 2003 Notes, the November 2004 Notes and the notes offered hereby. Holders of the CODES may convert the CODES into shares of L-3 Holdings' common stock at a conversion price of $102.31 per share (equal to a conversion rate of 9.7741 shares per $1,000 principal amount of CODES), subject to adjustment, under any of the following circumstances:

•	prior to August 1, 2033, on any date during any fiscal quarter (and only during such fiscal quarter) if the closing sale price of our common stock was more than 120% of the then current conversion price for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter;

•	on or after August 1, 2033, at all times on or after any date on which the closing sale price of our common stock is more than 120% of the then current conversion price of the CODES;

•	with respect to any CODES called for redemption;

•	if we distribute to all holders of our common stock rights or warrants (other than pursuant to a rights plan) entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price for the ten trading days preceding the declaration date for such distribution;

•	if we distribute to all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities (other than pursuant to a rights plan), which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution;

•	upon the occurrence of specified corporate transactions described; and

•	during the five consecutive business-day period following any five consecutive trading-day period in which the average trading price for the CODES was less than 98% of the average of the closing sale price of our common stock during such five trading-day period multiplied by the then current conversion rate.

Upon a conversion, a holder will receive an amount in cash equal to the lesser of (i) the principal amount of the CODES converted and (ii) the conversion value (as defined) of the principal amount of CODES converted. If the conversion value exceeds the principal amount of the CODES converted, we will also deliver, at our election, cash or common stock or a combination of cash and common stock in an amount equal to the excess of the conversion value over the principal amount of the CODES converted.

Optional Redemption

The CODES are subject to redemption at any time, at the option of L-3 Holdings, in whole or in part, on or after February 1, 2011 at a redemption price equal to 100% of the principal amount of the CODES being redeemed (plus accrued and unpaid interest, including contingent interest and additional interest, if any).

Holders of the CODES may require L-3 Holdings to repurchase all or a portion of the CODES on February 1, 2011, February 1, 2016, February 1, 2021, February 1, 2026 and February 1, 2031 at a repurchase price equal to 100% of the principal amount of the CODES (plus accrued and unpaid interest, including contingent interest, if any).

Fundamental Change

Upon the occurrence of a fundamental change, each holder of the CODES may require L-3 Holdings to repurchase all or a portion of such holder's CODES at a purchase price equal to 100% of the principal amount (plus accrued and unpaid interest, including contingent interest, if any). Generally, a fundamental change means the occurrence of any of the following:

•	the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Holdings;

•	the first day on which a majority of the members of the Board of Directors of L-3 Holdings are not continuing directors;

•	the adoption of a plan relating to our liquidation or dissolution;

•	the disposition of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any other than the principals or their related parties; or

•	the termination of trading of our common stock.

Subordination

The CODES are unsecured senior obligations of L-3 Holdings and pari passu to all existing and future senior debt of L-3 Holdings. The guarantees of L-3 Holdings' subsidiaries under the CODES, including the guarantee by L-3 Communications, are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the CODES rank pari passu with all senior subordinated indebtedness of those guarantors.

Antilayering Provision

The 2005 Indenture provides that guarantors of the CODES will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt of a guarantor and senior in any respect in right of payment to any of the subsidiary guarantees of the CODES.

Events of Default

Events of Default under the 2005 Indenture include the following:

•	we fail to pay any interest (including contingent interest and additional interest, if any) on the convertible notes when due and such failure continues for a period of 30 calendar days (whether or not prohibited by the subordination provisions of the indenture);

•	we fail to pay principal of the convertible notes when due at maturity, or we fail to pay the redemption price or repurchase price, in respect of any convertible notes when due (whether or not prohibited by the subordination provisions of the indenture);

•	we fail to deliver our common stock (including any additional shares), or cash in lieu thereof, or a combination of the foregoing, upon the conversion of any convertible notes and such failure continues for ten days following the scheduled settlement date for such conversion;

•	we fail to provide notice of the actual effective date of a fundamental change on a timely basis as required in the indenture and such failure continues for ten business days;

•	we fail for 60 days after notice to comply with any of our other agreements in the indenture;

•	we default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our subsidiaries (other than excluded subsidiaries) or the payment of which is guaranteed by us or any of our subsidiaries (other than excluded subsidiaries) whether such indebtedness or guarantee now exists, or is created after the issue date, which default results in the acceleration of such indebtedness prior to its express maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness the maturity of which has been so accelerated, aggregates $50.0 million or more;

•	failure by us or our subsidiaries (other than excluded subsidiaries) to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	except as permitted by the indenture, any guarantee of the convertible notes shall be held in any judicial proceeding to be unenforceable or invalid; or

•	certain events involving our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of our "significant subsidiaries" (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X) or group of subsidiaries, taken as a whole, would constitute a significant subsidiary.

Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding CODES may accelerate the maturity of all the CODES as provided in the 2005 Indenture.

7 5/8% Senior Subordinated Notes due 2012

L-3 Communications has outstanding $750.0 million in aggregate principal amount of 7 5/8% Senior Subordinated Notes due 2012 (the "2002 Notes"). The 2002 Notes are subject to the terms and conditions of an Indenture dated as of June 28, 2002, among L-3 Communications, the guarantors named therein and in supplements thereto and The Bank of New York as trustee (the "2002 Indenture"). The following summary of the material provisions of the 2002 Indenture does not purport to be complete, and is subject to and qualified in its entirety by reference to, all of the provisions of the 2002 Indenture and those terms made a part of the 2002 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the 2002 Indenture and not otherwise defined herein are used below with the meanings set forth in the 2002 Indenture.

General

The 2002 Notes will mature on June 15, 2012 and bear interest at 7 5/8% per annum, payable semi-annually on December 15 and June 15 of each year. The 2002 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications and rank pari passu with the May 2003 Notes, the December 2003 Notes and the November 2004 Notes. The 2002 Notes also rank pari passu in right of payment with (1) the outstanding notes and the exchange notes and (2) our guarantee of the CODES offered in connection with the Titan acquisition.

The 2002 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by certain of L-3 Communications' restricted subsidiaries (other than its foreign subsidiaries). These guarantees are pari passu with the guarantees of the May 2003 Notes, the December 2003 Notes and the November 2004 Notes. These guarantees also rank pari passu in right of payment with (1) the guarantees of the outstanding notes and the exchange notes and (2) the obligations of the guarantors under the CODES offered in connection with the Titan acquisition.

Optional Redemption

The 2002 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after June 15, 2007 at redemption prices (plus accrued and unpaid interest) starting at 103.813% of principal (plus accrued and unpaid interest) during the 12-month period beginning June 15, 2007 and declining annually to 100% of principal (plus accrued and unpaid interest) on June 15, 2010 and thereafter.

Change of Control

Upon the occurrence of a change of control, each holder of the 2002 Notes may require L-3 Communications to repurchase all or a portion of such holder's 2002 Notes at a purchase price equal to 101% of the principal amount (plus accrued and unpaid interest and additional amounts, if any). Generally, a change of control means the occurrence of any of the following:

•	the disposition of all or substantially all of L-3 Communications' assets to any person;

•	the adoption of a plan relating to the liquidation or dissolution of L-3 Communications;

•	the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications; or

•	the first day on which a majority of the members of the Board of Directors of L-3 Communications are not continuing directors.

Subordination

The 2002 Notes are general unsecured obligations of L-3 Communications and are subordinate to all existing and future senior debt of L-3 Communications. The 2002 Notes rank senior in right of payment to all subordinated indebtedness of L-3 Communications. The guarantees of L-3 Communications' subsidiaries under the 2002 Notes are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the 2002 Notes rank senior in right of payment to all subordinated Indebtedness of those guarantors.

Antilayering Provision

The 2002 Indenture provides that (i) L-3 Communications will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt and senior in any respect in right of payment to the 2002 Notes, and (ii) no guarantor of the 2002 Notes will incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt of a guarantor and senior in any respect in right of payment to any of the subsidiary guarantees of the 2002 Notes.

Certain Covenants

The 2002 Indenture contains a number of covenants restricting the operations of L-3 Communications, limiting the ability of L-3 Communications to incur additional Indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

In the event that the 2002 Notes are assigned a rating of Baa3 or better by Moody's and BBB- or better by S&P and no event of default has occurred and is continuing, certain covenants in the 2002 Indenture will be suspended. If the ratings should subsequently decline to below Baa3 or BBB-, the suspended covenants will be reinstituted.

Events of Default

Events of Default under the 2002 Indenture include the following:

•	a default for 30 days in the payment when due of interest on, or additional amounts with respect to the 2002 Notes;

•	default in payment when due of the principal of or premium, if any, on the 2002 Notes;

•	failure by L-3 Communications to comply with certain provision of the 2002 Indenture (subject, in some but not all cases, to notice and cure periods);

•	default under indebtedness for money borrowed by L-3 Communications or any of its restricted subsidiaries in excess of $25.0 million, which default results in the acceleration of such indebtedness prior to its express maturity;

•	failure by L-3 Communications or any restricted subsidiary that would be a significant subsidiary to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	except as permitted by the 2002 Indenture, any guarantee under the 2002 Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor under the 2002 Notes, shall deny or disaffirm its obligations under its guarantee; or

•	certain events of bankruptcy or insolvency with respect to L-3 Communications or any of its significant subsidiaries or any group of subsidiaries that, taken as a whole, would constitute a significant subsidiary.

Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding 2002 Notes may accelerate the maturity of all the 2002 Notes as provided in the 2002 Indenture.

6 1/8% Senior Subordinated Notes due 2013

L-3 Communications has outstanding $400.0 million in aggregate principal amount of 6 1/8% Senior Subordinated Notes due 2013 (the "May 2003 Notes"). The May 2003 Notes are subject to the terms and conditions of an Indenture dated as of May 21, 2003, among L-3 Communications, the guarantors named therein and in supplements thereto and The Bank of New York as trustee (the "May 2003 Indenture"). The following summary of the material provisions of the May 2003 Indenture does not purport to be complete, and is subject to and qualified in its entirety by reference to, all of the provisions of the May 2003 Indenture and those terms made a part of the May 2003 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the May 2003 Indenture and not otherwise defined herein are used below with the meanings set forth in the May 2003 Indenture.

General

The May 2003 Notes will mature on July 15, 2013 and bear interest at 6 1/8% per annum, payable semi-annually on July 15 and January 15 of each year. The May 2003 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications and rank pari passu with the 2002 Notes, the December 2003 Notes and the November 2004 Notes. The May 2003 Notes also rank pari passu in right of payment with (1) the outstanding notes and the exchange notes and (2) our guarantee of the CODES offered in connection with the Titan acquisition.

The May 2003 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by certain of L-3 Communications' restricted subsidiaries (other than its foreign subsidiaries). These guarantees are pari passu with the guarantees of the 2002 Notes, the December 2003 Notes and the November 2004 Notes. These guarantees also rank pari passu in right of payment with (1) the guarantees of the outstanding notes and the exchange notes and (2) the obligations of the guarantors under the CODES offered in connection with the Titan acquisition.

Optional Redemption

The May 2003 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after July 15, 2008 at redemption prices (plus accrued and unpaid interest) starting at 103.063% of principal (plus accrued and unpaid interest) during the 12-month period beginning July 15, 2008 and declining annually to 100% of principal (plus accrued and unpaid interest) on July 15, 2011 and thereafter.

Before July 15, 2006, L-3 Communications may on any one or more occasions redeem up to an aggregate of 35% of the May 2003 Notes originally issued at a redemption price of 106.125% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings by L-3 Communications or the net cash proceeds of certain equity offerings by L-3 Holdings that are contributed to L-3 Communications as common equity capital; provided that at least 65% of the May 2003 Notes originally issued remain outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption must occur within 120 days of the date of the closing of such equity offering.

Change of Control

Upon the occurrence of a change of control, each holder of the May 2003 Notes may require L-3 Communications to repurchase all or a portion of such holder's May 2003 Notes at a purchase price equal to 101% of the principal amount (plus accrued and unpaid interest and liquidated damages, if any). Generally, a change of control means the occurrence of any of the following:

•	the disposition of all or substantially all of L-3 Communications' assets to any person;

•	the adoption of a plan relating to the liquidation or dissolution of L-3 Communications;

•	the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications; or

•	the first day on which a majority of the members of the Board of Directors of L-3 Communications are not continuing directors.

Subordination

The May 2003 Notes are general unsecured obligations of L-3 Communications and are subordinate to all existing and future senior debt of L-3 Communications. The May 2003 Notes rank senior in right of payment to all subordinated indebtedness of L-3 Communications. The guarantees of L-3 Communications' subsidiaries under the May 2003 Notes are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the May 2003 Notes rank senior in right of payment to all subordinated Indebtedness of those guarantors.

Antilayering Provision

The May 2003 Indenture provides that (i) L-3 Communications will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt and senior in any respect in right of payment to the May 2003 Notes, and (ii) no guarantor of the May 2003 Notes will incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt of a guarantor and senior in any respect in right of payment to any of the subsidiary guarantees of the May 2003 Notes.

Certain Covenants

The May 2003 Indenture contains a number of covenants restricting the operations of L-3 Communications, limiting the ability of L-3 Communications to incur additional Indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

In the event that the May 2003 Notes are assigned a rating of Baa3 or better by Moody's and BBB- or better by S&P and no event of default has occurred and is continuing, certain covenants in the 2003 Indenture will be suspended. If the ratings should subsequently decline to below Baa3 or BBB-, the suspended covenants will be reinstituted.

Events of Default

Events of Default under the May 2003 Indenture include the following:

•	a default for 30 days in the payment when due of interest on, or liquidated damages with respect to the May 2003 Notes;

•	default in payment when due of the principal of or premium, if any, on the May 2003 Notes;

•	failure by L-3 Communications to comply with certain provision of the 2003 Indenture (subject, in some but not all cases, to notice and cure periods);

•	default under indebtedness for money borrowed by L-3 Communications or any of its restricted subsidiaries in excess of $25.0 million, which default results in the acceleration of such indebtedness prior to its express maturity;

•	failure by L-3 Communications or any restricted subsidiary that would be a significant subsidiary to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	except as permitted by the May 2003 Indenture, any guarantee under the May 2003 Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor under the May 2003 Notes, shall deny or disaffirm its obligations under its guarantee; or

•	certain events of bankruptcy or insolvency with respect to L-3 Communications or any of its significant subsidiaries or any group of subsidiaries that, taken as a whole, would constitute a significant subsidiary.

Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding May 2003 Notes may accelerate the maturity of all the May 2003 Notes as provided in the May 2003 Indenture.

6 1/8% Senior Subordinated Notes due 2014

L-3 Communications has outstanding $400.0 million in aggregate principal amount of 6 1/8% Senior Subordinated Notes due 2014 (the "December 2003 Notes"). The December 2003 Notes are subject to the terms and conditions of an Indenture dated as of December 22, 2003, among L-3 Communications, the guarantors named therein and in supplements thereto and The Bank of New York as trustee (the "December 2003 Indenture"). The following summary of the material provisions of the December 2003 Indenture does not purport to be complete, and is subject to and qualified in its entirety by reference to, all of the provisions of the December 2003 Indenture and those terms made a part of the December 2003 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the December 2003 Indenture and not otherwise defined herein are used below with the meanings set forth in the December 2003 Indenture.

General

The December 2003 Notes will mature on January 15, 2014 and bear interest at 6 1/8% per annum, payable semi-annually on July 15 and January 15 of each year. The December 2003 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications and rank pari passu with the 2002 Notes, the May 2003 Notes and the November 2004 Notes. The December 2003 Notes also rank pari passu in right of payment with (1) the outstanding notes and the exchange notes and (2) our guarantee of the CODES offered in connection with the Titan acquisition.

The December 2003 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by certain of L-3 Communications' restricted subsidiaries (other than its foreign subsidiaries). These guarantees are pari passu with the guarantees of the 2002 Notes, the May 2003 Notes and the November 2004 Notes. These guarantees also rank pari passu in right of payment with (1) the guarantees of the outstanding notes and the exchange notes and (2) the obligations of the guarantors under the CODES offered in connection with the Titan acquisition.

Optional Redemption

The December 2003 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after January 15, 2009 at redemption prices (plus accrued and unpaid interest) starting at 103.063% of principal (plus accrued and unpaid interest) during the 12-month period beginning January 15, 2009 and declining annually to 100% of principal (plus accrued and unpaid interest) on January 15, 2012 and thereafter.

Before January 15, 2007, L-3 Communications may on any one or more occasions redeem up to an aggregate of 35% of the December 2003 Notes originally issued at a redemption price of 106.125% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings by L-3 Communications or the net cash proceeds of certain equity offerings by L-3 Holdings that are contributed to L-3 Communications as common equity capital; provided that at least 65% of the December 2003 Notes originally issued remain outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption must occur within 120 days of the date of the closing of such equity offering.

Change of Control

Upon the occurrence of a change of control, each holder of the December 2003 Notes may require L-3 Communications to repurchase all or a portion of such holder's December 2003 Notes at a purchase price equal to 101% of the principal amount (plus accrued and unpaid interest and additional amounts, if any). Generally, a change of control means the occurrence of any of the following:

•	the disposition of all or substantially all of L-3 Communications' assets to any person;

•	the adoption of a plan relating to the liquidation or dissolution of L-3 Communications;

•	the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications; or

•	the first day on which a majority of the members of the Board of Directors of L-3 Communications are not continuing directors.

Subordination

The December 2003 Notes are general unsecured obligations of L-3 Communications and are subordinate to all existing and future senior debt of L-3 Communications. The December 2003 Notes rank senior in right of payment to all subordinated indebtedness of L-3 Communications. The guarantees of L-3 Communications' subsidiaries under the December 2003 Notes are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the December 2003 Notes rank senior in right of payment to all subordinated Indebtedness of those guarantors.

Antilayering Provision

The December 2003 Indenture provides that (i) L-3 Communications will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt and senior in any respect in right of payment to the December 2003 Notes, and (ii) no guarantor of the December 2003 Notes will incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt of a guarantor and senior in any respect in right of payment to any of the subsidiary guarantees of the December 2003 Notes.

Certain Covenants

The December 2003 Indenture contains a number of covenants restricting the operations of L-3 Communications, limiting the ability of L-3 Communications to incur additional Indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

In the event that the December 2003 Notes are assigned a rating of Baa3 or better by Moody's and BBB- or better by S&P and no event of default has occurred and is continuing, certain covenants in the 2002 Indenture will be suspended. If the ratings should subsequently decline to below Baa3 or BBB-, the suspended covenants will be reinstituted.

Events of Default

Events of Default under the December 2003 Indenture include the following:

•	a default for 30 days in the payment when due of interest on, or additional amounts with respect to the December 2003 Notes;

•	default in payment when due of the principal of or premium, if any, on the December 2003 Notes;

•	failure by L-3 Communications to comply with certain provision of the 2002 Indenture (subject, in some but not all cases, to notice and cure periods);

•	default under indebtedness for money borrowed by L-3 Communications or any of its restricted subsidiaries in excess of $25.0 million, which default results in the acceleration of such indebtedness prior to its express maturity;

•	failure by L-3 Communications or any restricted subsidiary that would be a significant subsidiary to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	except as permitted by the December 2003 Indenture, any guarantee under the December 2003 Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor under the December 2003 Notes, shall deny or disaffirm its obligations under its guarantee; or

•	certain events of bankruptcy or insolvency with respect to L-3 Communications or any of its significant subsidiaries or any group of subsidiaries that, taken as a whole, would constitute a significant subsidiary.

Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding December 2003 Notes may accelerate the maturity of all the December 2003 Notes as provided in the December 2003 Indenture.

5 7/8% Senior Subordinated Notes due 2015

L-3 Communications has outstanding $650.0 million in aggregate principal amount of 5 7/8% Senior Subordinated Notes due 2015 (the "November 2004 Notes"). The November 2004 Notes are subject to the terms and conditions of an Indenture dated as of November 12, 2004, among L-3 Communications, the guarantors named therein and in supplements thereto and The Bank of New York, as trustee (the "November 2004 Indenture"). The following summary of the material provisions of the November 2004 Indenture does not purport to be complete, and is subject to and qualified in its entirety by reference to, all of the provisions of the November 2004 Indenture and those terms made a part of the November 2004 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the November 2004 Indenture and not otherwise defined herein are used below with the meanings set forth in the November 2004 Indenture.

General

The November 2004 Notes will mature on January 15, 2014 and bear interest at 5 7/8% per annum, payable semi-annually on July 15 and January 15 of each year. The November 2004 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications and rank pari passu with the 2002 Notes, the May 2003 Notes and the December 2003 Notes. The November 2004 Notes also rank pari passu in right of payment with (1) the outstanding notes and the exchange notes and (2) our guarantee of the CODES offered in connection with the Titan acquisition.

The November 2004 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by certain of L-3 Communications' restricted subsidiaries other than its foreign subsidiaries. These guarantees are pari passu with the guarantees of the 2002 Notes, the May 2003 Notes and the December 2003 Notes. These guarantees also rank pari passu in right of payment with (1) the guarantees of the outstanding notes and the exchange notes and (2) the obligations of the guarantors under the CODES offered in connection with the Titan acquisition.

Optional Redemption

The November 2004 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after January 15, 2010 at redemption prices (plus accrued and unpaid interest) starting at 102.938% of principal (plus accrued and unpaid interest) during the 12-month period beginning January 15, 2010 and declining annually to 100% of principal (plus accrued and unpaid interest) on January 15, 2013 and thereafter.

Before January 15, 2008, L-3 Communications may on any one or more occasions redeem up to an aggregate of 35% of the November 2004 Notes originally issued at a redemption price of 105.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings by L-3 Communications or the net cash proceeds of certain equity offerings by L-3 Holdings that are contributed to L-3 Communications as common equity capital; provided that at least 65% of the November 2004 Notes originally issued remain outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption must occur within 120 days of the date of the closing of such equity offering.

Change of Control

Upon the occurrence of a change of control, each holder of the November 2004 Notes may require L-3 Communications to repurchase all or a portion of such holder's November 2004 Notes at a purchase price equal to 101% of the principal amount (plus accrued and unpaid interest and additional amounts, if any). Generally, a change of control means the occurrence of any of the following:

•	the disposition of all or substantially all of L-3 Communications' assets to any person;

•	the adoption of a plan relating to the liquidation or dissolution of L-3 Communications;

•	the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications; or

•	the first day on which a majority of the members of the Board of Directors of L-3 Communications are not continuing directors.

Subordination

The November 2004 Notes are general unsecured obligations of L-3 Communications and are subordinate to all existing and future senior debt of L-3 Communications. The November 2004 Notes rank senior in right of payment to all subordinated indebtedness of L-3 Communications. The guarantees of L-3 Communications' subsidiaries under the November 2004 Notes are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the November 2004 Notes rank senior in right of payment to all subordinated Indebtedness of those guarantors.

Antilayering Provision

The November 2004 Indenture provides that (i) L-3 Communications will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt and senior in any respect in right of payment to the November 2004 Notes, and (ii) no guarantor of the November 2004 Notes will incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior debt of a guarantor and senior in any respect in right of payment to any of the subsidiary guarantees of the November 2004 Notes.

Certain Covenants

The November 2004 Indenture contains a number of covenants restricting the operations of L-3 Communications, limiting the ability of L-3 Communications to incur additional Indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

In the event that the November 2004 Notes are assigned a rating of Baa3 or better by Moody's and BBB- or better by S&P and no event of default has occurred and is continuing, certain covenants in the November 2004 Indenture will be suspended. If the ratings should subsequently decline to below Baa3 or BBB-, the suspended covenants will be reinstituted.

Events of Default

Events of Default under the November 2004 Indenture include the following:

•	a default for 30 days in the payment when due of interest on, or additional amounts with respect to the November 2004 Notes;

•	default in payment when due of the principal of or premium, if any, on the November 2004 Notes;

•	failure by L-3 Communications to comply with certain provisions of the November 2004 Indenture (subject, in some but not all cases, to notice and cure periods);

•	default under indebtedness for money borrowed by L-3 Communications or any of its restricted subsidiaries in excess of $25.0 million, which default results in the acceleration of such indebtedness prior to its express maturity;

•	failure by L-3 Communications or any restricted subsidiary that would be a significant subsidiary to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	except as permitted by the November 2004 Indenture, any guarantee under the November 2004 Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor under the November 2004 Notes, shall deny or disaffirm its obligations under its guarantee; or

•	certain events of bankruptcy or insolvency with respect to L-3 Communications or any of its significant subsidiaries or any group of significant subsidiaries that, taken as a whole, would constitute a significant subsidiary.

Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding November 2004 Notes may accelerate the maturity of all the November 2004 Notes as provided in the November 2004 Indenture.

THE EXCHANGE OFFER

General

L-3 hereby offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the exchange offer), to exchange up to $1.0 billion aggregate principal amount of our 6 3/8% Senior Subordinated Notes due 2015, which we refer to in this prospectus as the outstanding notes, for a like aggregate principal amount of our 6 3/8% Series B Senior Subordinated Notes due 2015, which we refer to in this prospectus as the exchange notes, properly tendered on or prior to the expiration date and not withdrawn as permitted pursuant to the procedures described below. The exchange offer is being made with respect to all of the outstanding notes.

As of the date of this prospectus, $1.0 billion aggregate principal amount of the outstanding notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about                      , 2005, to all holders of outstanding notes known to L-3. L-3's obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to certain conditions set forth under "Certain Conditions to the Exchange Offer" below. L-3 currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

We have entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, under some circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. We also agreed to use all commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act as promptly as practicable, but in no event later than 210 days after the closing date and to keep the exchange offer open for a period of not less than 20 business days. The exchange notes will have terms substantially identical to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on July 29, 2005.

Under certain circumstances set forth in the registration rights agreement, we will use all commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes and keep the statement, effective for up to two years after the closing date.

If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay additional interest to holders of the outstanding notes.

Each holder of outstanding notes that wishes to exchange outstanding notes for transferable exchange notes in the exchange offer will be required to make the following representations:

•	the holder will have no arrangements or understanding with any person to participate in the distribution of the outstanding notes or the exchange notes within the meaning of the Securities Act;

•	the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of L-3 or if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes; and

•	if the holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

Resale of Exchange Notes

Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued under the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the holder is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

•	the exchange notes are acquired in the ordinary course of the holder's business; and

•	the holder does not intend to participate in the distribution of the exchange notes.

Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

•	cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date. We will issue $100,000 principal amount of exchange notes in exchange for each $100,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.

The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional amounts upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to be effective, a registration statement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes.

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $1.0 billion aggregate principal amount of the outstanding notes are outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the exchange offer and registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits the holders have under the indenture relating to the outstanding notes, except for any rights under the exchange offer and registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to the holders. Under the terms of the exchange offer and registration rights agreement, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "—Certain Conditions to the Exchange Offer."

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions; Amendments

The exchange offer will expire at 5:00 p.m., New York City time on                                         , 2005, unless in our sole discretion we extend it.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes;

•	to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under "—Certain Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent; or

•	under the terms of the exchange offer and registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holder of outstanding notes of the amendment.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Certain Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange if in our reasonable judgment:

•	the exchange notes to be received will not be tradable by the holder. without restriction under the Securities Act, the Securities Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC: or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under "—Purpose and Effect of the Exchange Offer," "—Procedures for Tendering" and "Plan of Distribution"; and

•	such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of the extension to their holders. During any such extensions, all notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, nonacceptance, or termination to the holders of the outstanding notes as promptly as practicable.

These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of this right. Each right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any outstanding notes, if at the time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act.

Procedures for Tendering

Only a holder of outstanding notes may tender the outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

•	complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•	comply with DTC's Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive the outstanding notes along with the accompanying letter of transmittal; or

•	the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message; or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of a letter of transmittal and other required documents at the address set forth below under "—Exchange Agent" prior to the expiration date.

The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or outstanding notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the accompanying letter of transmittal and delivering its outstanding notes either:

•	make appropriate arrangements to register ownership of the outstanding notes in such owner's name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the outstanding notes are tendered:

•	by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the accompanying letter of transmittal; or

•	for the account of an eligible institution.

If the accompanying letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible institution must guarantee the signature on the bond power.

If the accompanying letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the accompanying letter of transmittal.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may. instead of physically completing and signing the accompanying letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the accompanying letter of transmittal, or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	the agreement may be enforced against that participant.

We will determine in our sole discretion all outstanding questions as to the validity, form, eligibility, including time or receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the accompanying letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent, nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed made until any defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of the outstanding notes into the exchange agent's account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

By signing the accompanying letter of transmittal or authorizing the transmission of the agent's message, each tendering holder of outstanding notes will represent or be deemed to have represented to us that, among other things:

•	any exchange notes that the holder receives will be acquired in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

•	if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities. that it will deliver a prospectus, as required by law, in connection with any resale of any exchange notes. See "Plan of Distribution"; and

•	the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

Holders wishing to tender their outstanding notes but whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the accompanying letter of transmittal or any other available required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date may tender if:

•	the tender is made through an eligible institution;

•	prior to the expiration date, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message and notice of guaranteed delivery:

•	setting forth the name and address of the holder, the registered number(s) of the outstanding notes and the principal amount of outstanding notes tendered:

•	stating that the tender is being made thereby; and

•	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the accompanying letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the accompanying letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation. and all other documents required by the accompanying letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of outstanding notes may withdraw their tenders at any time prior to the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal, which notice may be by telegram, telex, facsimile transmission or letter of withdrawal at one of the addresses set forth below under "—Exchange Agent", or

•	holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which the outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.

If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of that facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of the notices, and our determination will be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, the outstanding notes will be credited to an account maintained with DTC for outstanding notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn, outstanding notes may be retendered by following one of the procedures described under "—Procedures for Tendering" above at any time on or prior to the expiration date.

Exchange Agent

The Bank of New York has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or for the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent as follows:

By Mail:	By Facsimile:	By Hand or Overnight Delivery:
The Bank of New York Reorganization Unit 101 Barclay Street − 7 East New York, NY 10286 Attention:	The Bank of New York Reorganization Unit 101 Barclay Street − 7 East New York, NY 10286 Attention: Phone: Confirm Receipt of Facsimile by telephone:	The Bank of New York Reorganization Unit 101 Barclay Street Lobby Level − Corp. Trust Window New York 10286 Attention:

Delivery of the letter of transmittal to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. The expenses are estimated in the aggregate to be approximately $350,000. They include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of the taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

Holders of outstanding notes who do not exchange their outstanding notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of the outstanding notes:

•	as set forth in the legend printed on the notes as a consequence of the issuance of the outstanding notes under the exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes:

•	cannot rely on the applicable interpretations of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE NOTES

The outstanding notes were issued and the exchange notes offered hereby will be issued under an indenture (the "Indenture") among the Company, as issuer, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof.

The following summary of the material provisions of the Indenture describes the material terms of the Indenture but does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "—Certain Definitions."

For purposes of this summary, the term "Company" refers only to L-3 Communications Corporation and not to any of its Subsidiaries.

Brief Description of the Notes and the Subsidiary Guarantees

The Notes:

•	are general unsecured obligations of the Company;

•	rank pari passu in right of payment with the 2002 Notes, the May 2003 Notes, the December 2003 Notes and the November 2004 Notes;

•	rank pari passu in right of payment with the obligations of the Company under its guarantee of Holdings' Convertible Notes;

•	are subordinated in right of payment to all current and future Senior Debt of the Company; and

•	are senior in right of payment to any future Indebtedness of the Company that expressly provides that it is subordinated to the Notes.

The Subsidiary Guarantees:

•	are general unsecured obligations of the Guarantors;

•	rank pari passu in right of payment with the guarantees of the 2002 Notes, the May 2003 Notes, the December 2003 Notes and the November 2004 Notes;

•	rank pari passu in right of payment with the obligations of the Guarantors under their guarantee of Holdings' Convertible Notes;

•	are subordinated in right of payment to all current and future Senior Debt of the Guarantors; and

•	are senior in right of payment to any future Indebtedness of the Guarantors that expressly provides that it is subordinated to the Subsidiary Guarantees.

At September 30, 2005, the Company had approximately $750.0 million of Senior Debt outstanding (excluding letters of credit, which aggregated $113.3 million). The Indenture permits the incurrence of additional Senior Debt in the future. See "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

The Subsidiary Guarantees

The Indenture provides that the Company's payment obligations under the Notes are jointly and severally guaranteed (the "Subsidiary Guarantees") by all of the Company's present and future Restricted Subsidiaries, (other than Foreign Subsidiaries), that Guarantee any Indebtedness of the

Company or any other Restricted Subsidiary. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—The guarantees may be unenforceable due to fraudulent conveyance statutes and, accordingly, you could have no claim against the guarantors." The Subsidiary Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor, which would include the guarantees of amounts borrowed under the Senior Credit Facility.

Upon the release of a Guarantee by a Restricted Subsidiary under all then outstanding Indebtedness of the Company and any Restricted Subsidiary, the Subsidiary Guarantee of such Restricted Subsidiary under the Indenture will be released and discharged at such time. In the event that any such Restricted Subsidiary thereafter Guarantees any Indebtedness of the Company or any Restricted Subsidiary, then such Restricted Subsidiary will Guarantee the Notes on the terms and conditions set forth in the Indenture.

As of the date of this prospectus, not all of the Company's subsidiaries are "Restricted Subsidiaries." Aviation Communications & Surveillance Systems, LLC, Honeywell TCAS Inc., L-3 Communication Army Fleet Support, LLC and L-3 Communications MAPPS Investments, LLC are currently Unrestricted Subsidiaries. In addition, under the circumstances described below under the subheading "—Certain Covenants—Restricted Payments", the Company is permitted to designate certain of the Company's subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries do not guarantee these Notes.

Principal, Maturity and Interest

The exchange notes will be limited in aggregate principal amount to $1.0 billion. The Company may issue additional Notes from time to time after the offering of exchange notes. Any offering of additional Notes is subject to the covenant described below under the caption "—Certain Covenants – Incurrence of Indebtedness and Issuance of Preferred Stock." The Notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

The Notes will mature on October 15, 2015. Interest on the Notes will accrue at the rate of 6 3/8% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 2005, to Holders of record on the immediately preceding April 1 and October 1, respectively.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

Principal, premium and Additional Interest, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Additional Interest with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof if such Holders shall be registered Holders of at least $250,000 in principal amount of Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The exchange notes will be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.

Optional Redemption

The Notes will not be redeemable at the Company's option prior to October 15, 2010. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Percentage
2010	103.188%
2011	102.125%
2012	101.063%
2013 and thereafter	100.000%

Notwithstanding the foregoing, before October 15, 2008, the Company may on any one or more occasions redeem up to an aggregate of 35% of the Notes originally issued at a redemption price of 106.375% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company or the net cash proceeds of one or more Equity Offerings by Holdings that are contributed to the Company as common equity capital; provided that at least 65% of the Notes originally issued remain outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption must occur within 120 days of the date of the closing of such Equity Offering.

Subordination

The payment of principal of, premium and Additional Interest, if any, and interest on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Senior Debt, whether outstanding on the Issue Date or thereafter incurred.

Upon any distribution to creditors of the Company:

(1)	in a liquidation or dissolution of the Company;

(2)	in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

(3)	in an assignment for the benefit of creditors; or

(4)	in any marshalling of the Company's assets and liabilities,

the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim in any such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except, in each case, that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described under "—Legal Defeasance and Covenant Defeasance").

The Company also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under "—Legal Defeasance and Covenant Defeasance") if:

(1)	a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing; or

(2)	any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

Payments on the Notes may and shall be resumed:

(1)	in the case of a payment default, upon the date on which such default is cured or waived; and

(2)	in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

No new period of payment blockage may be commenced unless and until:

(1)	360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

(2)	all scheduled payments of principal, premium and Additional Interest, if any, and interest on the Notes that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. As of September 30, 2005, the Company had approximately $750.0 million of Senior Debt outstanding (excluding letters of credit, which aggregated $113.3 million). The Indenture permits the incurrence of additional Senior Debt in the future. See "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

Mandatory Redemption

Except as set forth below under "—Repurchase at the Option of Holders", the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $100,000 or an integral multiple of $1,000 in excess thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $100,000 or an integral multiple of $1,000 in excess thereof.

The Indenture provides that, prior to mailing a Change of Control Offer, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or offer to repay all Senior Debt and terminate all commitments thereunder of each lender who has accepted such offer or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Senior Credit Facility prohibits the Company, in certain circumstances, from purchasing any Notes, and also provides that certain change of control events with respect to the Company constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture and under the documentation governing certain of our other Indebtedness, which would, in turn, constitute a default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. See "Risk Factors—Our ability to repurchase notes with cash upon a change of control may be limited."

Finally, the Company's ability to pay cash to the holders of Notes upon a purchase may be limited by the Company's then-existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. Even if sufficient funds were otherwise available, the terms of the Senior Credit Facility would prohibit, subject to certain exceptions, the Company's prepayment of Notes prior to their scheduled maturity. Consequently, if the Company is not able to prepay indebtedness outstanding under the Senior Credit Facility and any other Senior Debt containing similar restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations if holders of Notes exercise their purchase rights following a Change of Control, thereby resulting in a default under the Indenture and under the documentation governing certain of our other Indebtedness, which would, in turn, constitute a default under our Senior Credit Facility. Furthermore, the Change of Control provisions of the Indenture and under the documentation governing certain of our other Indebtedness may in certain circumstances make more difficult or discourage a takeover of the Company.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control contains, with respect to the disposition of assets, the phrase "all or substantially all," which varies according to the facts and circumstances of the subject transaction and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries, and therefore it may be unclear as to whether a Change of Control has occurred and whether the holders have the right to require the Company to purchase the Notes. In the event that the Company were to determine that a Change of Control did not occur because not "all or substantially all" of the assets of the Company and its Restricted Subsidiaries had been sold and the holders of the Notes disagreed with such determination, the holders and/or the Trustee would need to seek a judicial determination of the issue.

Asset Sales

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Trustee which will include a resolution of the Board of Directors with respect to such fair market value in the event such Asset Sale involves aggregate consideration in excess of $50.0 million) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, consists of cash, Cash Equivalents and/or Marketable Securities;

provided, however, that:

(a)	the amount of any Senior Debt of the Company or such Restricted Subsidiary that is assumed by the transferee in any such transaction; and

(b)	any consideration received by the Company or such Restricted Subsidiary, as the case may be, that consists of (1) all or substantially all of the assets of one or more Similar Businesses, (2) other long-term assets that are used or useful in one or more Similar Businesses and (3) Permitted Securities shall be deemed to be cash for purposes of this provision.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option:

(1)	to repay Indebtedness under a Credit Facility;

(2)	to the acquisition of Permitted Securities;

(3)	to the acquisition of all or substantially all of the assets of one or more Similar Businesses;

(4)	to the making of a capital expenditure; or

(5)	to the acquisition of other long-term assets in a Similar Business.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to all Holders of the Notes (an "Asset Sale Offer") and any other Indebtedness that ranks pari passu with the Notes (including, without limitation, the 2002 Notes, the May 2003 Notes, the December 2003 Notes and the November 2004 Notes) that, by its terms, requires the Company to offer to repurchase such Indebtedness with such Excess Proceeds to purchase the maximum principal amount of Notes and pari passu Indebtedness that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes or pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes or pari passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds in an Asset Sale Offer, the Company shall repurchase such Indebtedness on a pro rata basis and the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

The Senior Credit Facility will substantially limit the Company's ability to purchase subordinated Indebtedness, including the Notes. Any future credit agreements relating to Senior Debt may contain similar restrictions. See "Description of Other Indebtedness—Senior Credit Facility of L-3 Communications."

Selection and Notice

If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee as follows:

(1)	in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

(2)	if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of $100,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Changes in Covenants when Notes Rated Investment Grade

If on any date following the date of the Indenture:

(1)	the Notes are rated Baa3 or better by Moody's and BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Company as a replacement agency); and

(2)	no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the provisions and covenants specifically listed under the following captions in this prospectus will no longer be in effect:

(a)	"—Repurchase at the Option of Holders—Asset Sales;"

(b)	"—Restricted Payments;"

(c)	"—Incurrence of Indebtedness and Issuance of Preferred Stock;"

(d)	"—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;"

(e)	"—Transactions with Affiliates;"

(f)	clauses (4)(a) and (b) of the covenant listed under "—Merger, Consolidation or Sale of Assets;"

(g)	"—Payments for Consent;" and

(h)	clauses (3)(a) and (b) of the covenant listed under "—Future Subsidiary Guarantees."

Restricted Payments

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2)	purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes except a payment of interest or principal at Stated Maturity; or

(4)	make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)	the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since April 30, 1997 (excluding Restricted Payments permitted by clauses (2) through (8) of the next succeeding paragraph or of the kind contemplated by such clauses that were made prior to the date of the Indenture), is less than the sum of:

(a)	50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1, 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b)	100% of the aggregate net cash proceeds received by the Company since April 30, 1997 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus

(c)	to the extent that any Restricted Investment that was made after April 30, 1997 is sold for cash or otherwise liquidated or repaid for cash, the amount of cash received in connection therewith (or from the sale of Marketable Securities received in connection therewith); plus

(d)	to the extent not already included in such Consolidated Net Income of the Company for such period and without duplication;

(A)	100% of the aggregate amount of cash received as a dividend from an Unrestricted Subsidiary;

(B)	100% of the cash received upon the sale of Marketable Securities received as a dividend from an Unrestricted Subsidiary; and

(C)	100% of the net assets of any Unrestricted Subsidiary on the date that it becomes a Restricted Subsidiary.

As of September 30, 2005, the amount that would have been available to the Company for Restricted Payments pursuant to this paragraph (3) would have been approximately $2.5 billion. Our Senior Credit Facility, however, currently limits the restricted payments we can make to approximately $1.2 billion.

The foregoing provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2)	the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

(3)	the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness (other than intercompany Indebtedness) in exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness;

(4)	the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company or Holdings held by any future, present or former employee, director or consultant of the Company or any Subsidiary or Holdings issued pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amount of Restricted Payments made under this clause (4) does not exceed $15.0 million in any calendar year and provided further that cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5)	repurchases of Equity Interests deemed to occur upon exercise of stock options upon surrender of Equity Interests to pay the exercise price of such options;

(6)	payments to Holdings (A) in amounts equal to the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence and provide for other operating costs of up to $5.0 million per fiscal year and (B) in amounts equal to amounts required for Holdings to pay federal, state and local income taxes to the extent such income taxes are actually due and owing; provided that the aggregate amount paid under this clause (B) does not exceed the amount that the Company would be required to pay in respect of the income of the Company and its Subsidiaries if the Company were a stand alone entity that was not owned by Holdings;

(7)	dividends paid to Holdings in amounts equal to amounts required for Holdings to pay interest and/or principal on Indebtedness that has been guaranteed by, or is otherwise considered Indebtedness of, the Company; and

(8)	other Restricted Payments in an aggregate amount since May 22, 1998 not to exceed $100.0 million.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue shares of preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The foregoing limitation will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

(1)	the incurrence by the Company of additional Indebtedness under Credit Facilities (and the guarantee thereof by the Guarantors) in an aggregate principal amount outstanding pursuant to this clause (1) at any one time (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (1), not to exceed $2,000.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to repay any such Indebtedness pursuant to the covenant described above under the caption "—Asset Sales";

(2)	the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by the Company and the Guarantors of $1.0 billion in aggregate principal amount of each of the outstanding notes and the Exchange Notes and the Subsidiary Guarantees thereof;

(4)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (4), not to exceed 5% of the Consolidated Tangible Assets of the Company at any time outstanding;

(5)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (5) does not exceed $250.0 million;

(6)	the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that was permitted by the Indenture to be incurred (other than intercompany Indebtedness or Indebtedness incurred pursuant to clause (1) above);

(7)	Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(8)	Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

(a)	such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)); and

(b)	the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(9)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)	if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and

(b)	(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or one of its Restricted Subsidiaries and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or one of its Restricted Subsidiaries shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

(10)	the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of:

(a)	fixing, hedging or capping interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; or

(b)	protecting the Company and its Restricted Subsidiaries against changes in currency exchange rates;

(11)	the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

(12)	the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (12), and the issuance of preferred stock by Unrestricted Subsidiaries;

(13)	obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiaries in the ordinary course of business;

(14)	the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (14), not to exceed $200.0 million; and

(15)	the incurrence by Foreign Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (15), not to exceed the greater of (a) 5% of such Foreign Subsidiaries' Consolidated Tangible Assets or (b) $250.0 million.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify, or later reclassify, such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Liens

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than

Permitted Liens) securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

Antilayering Provision

The Indenture provides that (A) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (B) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to any of the Subsidiary Guarantees. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	(A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	the provisions of security agreements that restrict the transfer of assets that are subject to a Lien created by such security agreements;

(2)	the provisions of agreements governing Indebtedness incurred pursuant to clause (5) of the second paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock";

(3)	the Senior Credit Facility, the Indenture, the Notes, the Exchange Notes, the 2002 Indenture, the 2002 Notes, the May 2003 Indenture, the May 2003 Notes, the December 2003 Indenture, the December 2003 Notes, the November 2004 Indenture and the November 2004 Notes;

(4)	applicable law;

(5)	any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(6)	by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(7)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) of the preceding paragraph;

(8)	Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(10)	agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "Incurrence of Indebtedness and Issuance of Preferred Stock" and "Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(11)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12)	customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(13)	any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to any agreement relating to Indebtedness Incurred by such Foreign Subsidiary; provided that such Indebtedness was permitted by the terms of the Indenture to be incurred; or

(14)	any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph under this covenant imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive, taken as a whole, than those contained in such contract, instrument or obligation prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Merger, Consolidation or Sale of Assets

The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

(1)	the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(3)	immediately after such transaction no Default or Event of Default exists; and

(4)	except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such transaction either:

(a)	would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; or

(b)	would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period without giving pro forma effect to such transaction.

Notwithstanding the foregoing clause (4):

(1)	any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and

(2)	the Company may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

Transactions with Affiliates

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)	the Company delivers to the Trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The foregoing provisions will not prohibit:

(1)	any employment or indemnity agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(2)	any transaction with a Lehman Investor;

(3)	any transaction between or among the Company and/or its Restricted Subsidiaries;

(4)	transactions between the Company or any of its Restricted Subsidiaries, on the one hand, and a Permitted Joint Venture, on the other hand, on terms that are not materially less favorable to the Company or the applicable Restricted Subsidiary of the Company than those that could have been obtained from an unaffiliated third party; provided that:

(a)	in the case of any such transaction or series of related transactions pursuant to this clause (4) involving aggregate consideration in excess of $10.0 million but less than $50.0 million, such transaction or series of transactions (or the agreement pursuant to which the transactions were executed) was approved by the Company's Chief Executive Officer or Chief Financial Officer; and

(b)	in the case of any such transaction or series of related transactions pursuant to this clause (4) involving aggregate consideration equal to or in excess of $50.0 million, such transaction or series of related transactions (or the agreement pursuant to which the transactions were executed) was approved by a majority of the disinterested members of the Board of Directors;

(5)	any transaction pursuant to and in accordance with the provisions of the Transaction Documents as the same are in effect on the Issue Date; and

(6)	any Restricted Payment that is permitted by the provisions of the Indenture described above under the caption "—Restricted Payments."

Payments for Consent

The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Company to file with the Commission (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the Commission):

(1)	within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(2)	within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form);

(3)	promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form); and

(4)	any other information, documents and other reports which the Company would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Company will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Company would be required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act.

Future Subsidiary Guarantees

The Company's payment obligations under the Notes are jointly and severally guaranteed by all of the Company's existing and future Restricted Subsidiaries (other than Foreign Subsidiaries) that Guarantee any Indebtedness of the Company or any other Restricted Subsidiary. The Indenture provides that if the Company or any of its Subsidiaries shall acquire or create a Subsidiary (other than a Foreign Subsidiary or an Unrestricted Subsidiary) after the Issue Date, and such Subsidiary guarantees any other Indebtedness of the Company or any of its Restricted Subsidiaries, then such Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture. The Subsidiary Guarantee of each Guarantor ranks pari passu with the guarantees of the 2002 Notes, the May 2003 Notes, the December 2003 Notes, the November 2004

Notes and the Convertible Notes and is subordinated to the prior payment in full of all Senior Debt of such Guarantor, which would include the guarantees of amounts borrowed under the Senior Credit Facility. The obligations of each Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law.

The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (except the Company or another Guarantor) unless:

(1)	subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture;

(2)	immediately after giving effect to such transaction, no Default or Event of Default exists; and

(3)	the Company:

(a)	would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; or

(b)	would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period without giving pro forma effect to such transaction.

Notwithstanding the foregoing clause (3):

(1)	any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Guarantor; and

(2)	any Guarantor may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating such Guarantor in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture (it being understood that only such portion of the Net Proceeds as is required to be applied on or before the date of such sale or other disposition in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time). See "—Repurchase at the Option of Holders—Asset Sales."

The foregoing notwithstanding, a Subsidiary Guarantor will be automatically and unconditionally released and discharged from all of its obligations under the Indenture and its Subsidiary Guarantee if (a) such Subsidiary is released from its Guarantees of, and all pledges and security interests granted in connection with, all other Indebtedness of the Company or any of their Restricted Subsidiaries or (b) the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.

Events of Default and Remedies

The Indenture provides that each of the following constitutes an Event of Default:

(1)	default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture);

(2)	default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture);

(3)	failure by the Company to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control", "—Repurchase at the Option of Holders—Asset Sales" or "—Merger, Consolidation or Sale of Assets";

(4)	failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $50.0 million or more;

(6)	failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)	certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and

(8)	except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that so long as any Designated Senior Debt is outstanding, such declaration shall not become effective until the earlier of:

(1)	the day which is five Business Days after receipt by the Representatives of Designated Senior Debt of such notice of acceleration; or

(2)	the date of acceleration of any Designated Senior Debt.

Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or any Subsidiary of the Company under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for:

(1)	the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium and Additional Interest, if any, and interest on such Notes when such payments are due from the trust referred to below;

(2)	the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Additional Interest, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)	the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6)	the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

(7)	the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(8)	the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

(3)	reduce the rate of or change the time for payment of interest on any Note;

(4)	waive a Default or Event of Default in the payment of principal of or premium and Additional Interest, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any Note payable in money other than that stated in the Notes;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium and Additional Interest, if any, or interest on the Notes;

(7)	waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders"); or

(8)	make any change in the foregoing amendment and waiver provisions.

In addition, any amendment to the provisions of Article 10 of the Indenture (which relates to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation;

(4)	to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

(6)	to conform the text of the Indenture or the Notes to any provision of this "Description of the Notes" to the extent that such provision in this "Description of the Notes" was intended to be a verbatim recitation of the Indenture, the Subsidiary Guarantees or the Notes.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to L-3 Communications Corporation, 600 Third Avenue, New York, New York 10016, Attention: Vice President—Finance.

Book-Entry, Delivery and Form

The Exchange Notes will be represented by one or more global notes in registered, global form without interest coupons (collectively, the "Global Exchange Note"). The Global Exchange Note initially will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

Except as set forth below, the Global Exchange Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Exchange Notes may not be exchanged for Exchange Notes in certificated form except in the limited circumstances described below. See "—Exchange of Book-Entry Notes for Certificated Notes." In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

The Notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depository Procedures

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that pursuant to procedures established by it:

(1)	upon deposit of the Global Exchange Note, DTC will credit the accounts of Participants with portions of the principal amount of Global Exchange Note; and

(2)	ownership of such interests in the Global Exchange Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Exchange Note).

Investors in the Global Exchange Note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. All interests in a Global Exchange Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held by Euroclear or Clearstream may also be subject to the procedures and requirements of such system.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a Global Exchange Note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a Global Exchange Note to pledge such interest to persons or entities that do not participate in DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes see, "—Exchange of Book-Entry Notes for Certificated Notes."

Except as described below, owners of interests in the Global Exchange Notes will not have Notes registered in their names, will not receive physical delivery of Exchange Notes in certificated form and will not be considered the registered owners or Holders thereof under the Indenture for any purpose.

Payments in respect of the principal and premium and Additional Interest, if any, and interest on a Global Exchange Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Exchange Notes, including the Global Exchange Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practices, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Exchange Notes as shown on the records of DTC. Payments by Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or its Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Exchange Notes for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Exchange Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Exchange Notes described herein, crossmarket transfers between Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Exchange Note in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the Depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities accounts of a Euroclear or Clearstream participant purchasing an interest in a Global Exchange Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Exchange Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of Exchange Notes only at the direction of one or more Participants to whose account DTC interests in the Global Exchange Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Exchange Notes for legended Exchange Notes in certificated form, and to distribute such Exchange Notes to its Participants.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Exchange Note among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the initial purchasers or the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A Global Exchange Note is exchangeable for definitive Exchange Notes in registered certificated form if:

(1)	DTC (A) notifies the Company that it is unwilling or unable to continue as depository for the Global Exchange Note and the Company thereupon fails to appoint a successor depository or (B) has ceased to be a clearing agency registered under the Exchange Act; or

(2)	the Company, at its option, notifies the Trustee in writing that it elects to cause issuance of the Exchange Notes in certificated form.

In addition, beneficial interests in a Global Exchange Note may be exchanged for certificated Exchange Notes upon request but only upon at least 20 days prior written notice given to the Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Exchange Notes delivered in exchange for any Global Exchange Note or beneficial interest therein will be registered in names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Certificated Notes

Subject to certain conditions, any person having a beneficial interest in the Global Exchange Note may, upon request to the Trustee, exchange such beneficial interest for Exchange Notes in the form of certificated Exchange Notes. Upon any such issuance, the Trustee is required to register such certificated Exchange Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in the form of certificated Exchange Notes under the Indenture, then, upon surrender by the Global Exchange Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Exchange Note Holder and DTC identify as being the beneficial owner of the related Exchange Notes.

Neither the Company nor the Trustee will be liable for any delay by the Global Exchange Note Holder or DTC in identifying the beneficial owners of Exchange Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Exchange Note Holder or DTC for all purposes.

Same Day Settlement and Payment

The Indenture requires that payments in respect of the Exchange Notes represented by the Global Exchange Note (including principal, premium, if any, interest and Additional Interest, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Exchange Note Holder. With respect to certificated Exchange Notes, the Company will make all payments of principal, premium, if any, interest and Additional Interest, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the certificated Exchange Notes will also be settled in immediately available funds.

Registration Rights; Additional Interest

The Company, the Guarantors and the initial purchasers entered into the Registration Rights Agreement on July 29, 2005. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If:

(1)	the Company and the Guarantors are not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

(2)	any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that:

(a)	it is prohibited by law or Commission policy from participating in the Exchange Offer; or

(b)	it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c)	it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company,

the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Guarantors will use commercially reasonable efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

For purposes of the foregoing, "Transfer Restricted Securities" means each outstanding note until:

(1)	the date on which such outstanding note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer;

(2)	following the exchange by a broker-dealer in the Exchange Offer of an outstanding note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(3)	the date on which such outstanding note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

(4)	the date on which such outstanding note is distributed to the public pursuant to Rule 144 under the Act.

The Registration Rights Agreement provides that:

(1)	the Company and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 120 days after the Issue Date;

(2)	the Company and the Guarantors will use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 210 days after the Issue Date;

(3)	unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will commence the Exchange Offer and use all commercially reasonable efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer; and

(4)	if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use commercially reasonable efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to use all commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises.

If:

(a)	the Company and the Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified above for such filing;

(b)	any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date");

(c)	the Company and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

(d)	the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases, subject to certain exceptions, to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company and the Guarantors will pay Additional Interest to each Holder of outstanding notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of outstanding notes held by such Holder.

The amount of the Additional Interest will increase by an additional $.05 per week per $1,000 principal amount of outstanding notes with respect to each subsequent 90-day period until all

Registration Defaults have been cured, up to a maximum amount of Additional Interest of $.50 per week per $1,000 principal amount of outstanding notes.

All accrued Additional Interest will be paid by the Company and the Guarantors on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of certificated outstanding notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.

Holders of outstanding notes will be required to make certain representations to the Company and the Guarantors (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their outstanding notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest set forth above.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

"2002 Indenture" means the indenture, dated as of June 28, 2002, among The Bank of New York, as trustee, the Company and the guarantors thereto, with respect to the 2002 Notes.

"2002 Notes" means the $750,000,000 in aggregate principal amount of the Company's 7 5/8% Senior Subordinated Notes due 2012, issued pursuant to the 2002 Indenture on June 28, 2002.

"Acquired Debt" means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

"Additional Interest" means all additional interest then owing pursuant to Section 5 of the Registration Rights Agreement.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

"Asset Sale" means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "—Change of Control" and/or the provisions described above under the caption "—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant); and

(2)	the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries,

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions (A) that have a fair market value in excess of $20.0 million or (B) for net proceeds in excess of $20.0 million.

Notwithstanding the foregoing:

(1)	a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(2)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(3)	a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments"; and

(4)	a disposition of Cash Equivalents in the ordinary course of business will not be deemed to be an Asset Sale.

"Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

"Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

"Capital Stock" means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Cash Equivalents" means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

(3)	certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic financial institution to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition;

(6)	investment funds investing 95% of their assets in securities of the types described in clauses (1)-(5) above; and

(7)	readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having maturities of not more than one year from the date of acquisition and having one of the two highest rating categories obtainable from either Moody's or S&P.

"Change of Control" means the occurrence of any of the following:

(1)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); or

(4)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

"Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)	an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income); plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

(3)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)	depreciation, amortization (including amortization of goodwill, debt issuance costs and other intangibles but excluding amortization of other prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5)	non-cash items (excluding any items that were accrued in the ordinary course of business) increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

"Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

(2)	the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)	the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(4)	the cumulative effect of a change in accounting principles shall be excluded;

(5)	the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries; and

(6)	the Net Income of any Restricted Subsidiary shall be calculated after deducting preferred stock dividends payable by such Restricted Subsidiary to Persons other than the Company and its other Restricted Subsidiaries.

"Consolidated Tangible Assets" means, with respect to any person, the total consolidated assets of such person and its Restricted Subsidiaries, less the total intangible assets of such person and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of such person and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

"Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the date of the Indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

"Convertible Notes Indenture" means the indenture entered into with respect to the Convertible Notes among The Bank of New York, as trustee, Holdings, the Company, as a guarantor, and the other guarantors named therein.

"Convertible Notes" means the $700,000,000 in aggregate principal amount of Holdings' Convertible Contingent Debt Securities due 2035, issued pursuant to the Convertible Notes Indenture in connection with the Titan acquisition.

"Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original lender or lenders and whether provided under the original Credit Facilities or other credit, agreement, indenture or otherwise).

"December 2003 Indenture" means the indenture, dated as of December 22, 2003, between The Bank of New York, as trustee, the Company and the guarantors party thereto, with respect to the December 2003 Notes.

"December 2003 Notes" means the $400,000,000 in aggregate principal amount of the Company's 6 1/8% Senior Subordinated Notes due 2014, issued pursuant to the December 2003 Indenture on December 22, 2003.

"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

"Designated Senior Debt" means:

(1)	any Indebtedness outstanding under the Senior Credit Facility; and

(2)	any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

"Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments"; and provided further, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"Equity Offering" means any public or private sale of equity securities (excluding Disqualified Stock) of the Company or Holdings, other than any private sales to an Affiliate of the Company or Holdings.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Existing Indebtedness" means any Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility and the Notes) in existence on the date of the Indenture, until such amounts are repaid.

"Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs);

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;

(3)	any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and

(4)	the product of:

(a)	all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times

(b)	a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal,

in each case, on a consolidated basis and in accordance with GAAP.

"Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:

(1)	acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

"Foreign Subsidiary" means a Restricted Subsidiary of the Company that was not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof or has not guaranteed or otherwise provided credit support for any Indebtedness of the Company.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on April 30, 1997.

"Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

"Guarantors" means each Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

"Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

(1)	currency exchange or interest rate swap agreements, interest rate cap agreements and currency exchange or interest rate collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or interest rates.

"Holdings" means L-3 Communications Holdings, Inc., a Delaware corporation.

"Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

(2)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

"Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, moving and similar loans or advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the last paragraph of the covenant described above under the caption "—Restricted Payments."

"Issue Date" means July 29, 2005.

"Lehman Investor" means Lehman Brothers Holdings Inc. and any of its Affiliates.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

"Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are:

(1)	traded on The New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and

(2)	issued by a corporation having a total equity market capitalization of not less than $250.0 million;

provided that the excess of:

(a)	the aggregate amount of securities of any one such corporation held by the Company and any Restricted Subsidiary; over

(b)	ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities; as determined on the date of the contract relating to such Asset Sale.

"May 2003 Indenture" means the indenture, dated as of May 21, 2003, among the Bank of New York, as trustee, the Company and the guarantors thereto with respect to the May 2003 Notes.

"May 2003 Notes" means the $400,000,000 in aggregate principal amount of the Company's 6 1/8% Senior Subordinated notes due 2013, issued pursuant to the May 2003 Indenture on May 21, 2003.

"Moody's" means Moody's Investors Services, Inc.

"Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain or loss, together with any related provision for taxes thereon, realized in connection with:

(a)	any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or

(b)	the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

(3)	the cumulative effect of a change in accounting principles.

"Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

"Non-Recourse Debt" means Indebtedness:

(1)	as to which neither the Company nor any of its Restricted Subsidiaries:

(a)	provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

(b)	is directly or indirectly liable (as a guarantor or otherwise); or

(c)	constitutes the lender;

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than Indebtedness incurred under Credit Facilities) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

"November 2004 Indenture" means the indenture, dated as of November 12, 2004, among the Bank of New York, as trustee, the Company and the guarantors thereto, with respect to the November 2004 Notes.

"November 2004 Notes" means the $650,000,000 in aggregate principal amount of the Company's 5 7/8% Senior Subordinated Notes due 2015, issued pursuant to the November 2004 Indenture on November 12, 2004.

"Obligations" means any principal, premium (if any), Additional Interest (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

"Permitted Investment" means:

(1)	any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)	any Investment in cash or Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)	any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales" or any disposition of assets not constituting an Asset sale;

(5)	any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)	advances to employees not to exceed $2.5 million at any one time outstanding;

(7)	any Investment acquired in connection with or as a result of a workout or bankruptcy of a customer or supplier;

(8)	Hedging Obligations permitted to be incurred under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock";

(9)	any Investment in a Similar Business that is not a Restricted Subsidiary; provided that the aggregate fair market value of all Investments outstanding pursuant to this clause (9) (valued on the date each such Investment was made and without giving effect to subsequent changes in value) may not at any one time exceed 10% of the Consolidated Tangible Assets of the Company; and

(10)	other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed the greater of (a) 5% of the Consolidated Tangible Assets of the Company or (b) $100.0 million.

"Permitted Joint Venture" means any joint venture, partnership or other Person designated by the Board of Directors (until designation by the Board of Directors to the contrary); provided that:

(1)	at least 25% of the Capital Stock thereof with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time owned (beneficially or directly) by the Company and/or by one or more Restricted Subsidiaries of the Company; and

(2)	such joint venture, partnership or other Person is engaged in a Similar Business. Any such designation or designation to the contrary shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

"Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt under the Indenture.

"Permitted Liens" means:

(1)	Liens securing Senior Debt of the Company or any Restricted Subsidiary that was permitted by the terms of the Indenture to be incurred;

(2)	Liens in favor of the Company or any Guarantor;

(3)	Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

(4)	Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other assets of the Company or any of its Restricted Subsidiaries;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "— Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

(7)	Liens existing on the Issue Date;

(8)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(9)	Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $50.0 million at any one time outstanding;

(10)	Liens on assets of Guarantors to secure Senior Debt of such Guarantors that were permitted by the Indenture to be incurred;

(11)	Liens securing Permitted Refinancing Indebtedness, provided that any such Lien does not extend to or cover any property, shares or debt other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

(12)	Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature, in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(13)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(14)	Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Hedging Obligations;

(15)	Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory or regulatory, contractual or warranty requirements of the Company or its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; and

(16)	Liens securing Indebtedness and related Hedging Obligations of Foreign Subsidiaries that are permitted by the terms of the Indenture to be incurred.

"Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and prepayment premiums incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)	such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

"Permitted Securities" means, with respect to any Asset Sale, Voting Stock of a Person primarily engaged in one or more Similar Businesses; provided that after giving effect to the Asset Sale such Person shall become a Restricted Subsidiary and, unless the Asset Sale relates to a Foreign Subsidiary, a Guarantor.

"Principals" means any Lehman Investor and Frank C. Lanza.

"Related Party" with respect to any Principal means:

(1)	any controlling stockholder, 50% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or

(2)	any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a more than 50% controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).

"Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

"Restricted Investment" means an Investment other than a Permitted Investment.

"Restricted Subsidiary" means, with respect to any Person, each Subsidiary of such Person that is not an Unrestricted Subsidiary.

"Senior Credit Facility" means the amended and restated Credit Agreement, dated as of the Issue Date, as in effect on the date of the Indenture among the Company, the lenders party thereto, Banc of America, N.A., as administrative agent, and Lehman Commercial Paper Inc., as syndication agent and documentation agent, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements, indentures or otherwise).

"Senior Debt" means:

(1)	all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2)	any other Indebtedness permitted to be incurred by the Company or any of its Restricted Subsidiaries under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes; and

(3)	all Obligations with respect to the foregoing.

Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

(1)	any liability for federal, state, local or other taxes owed or owing by the Company;

(2)	any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

(3)	any trade payables; or

(4)	any Indebtedness that is incurred in violation of the Indenture.

The 2002 Notes, the May 2003 Notes, the December 2003 Notes, the November 2004 Notes and the obligations of the Company under its guarantee of the Convertible Notes are pari passu with the Notes and do not constitute Senior Debt.

"Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" within the meaning of Rule 405 under the Securities Act.

"Similar Business" means a business, a majority of whose revenues in the most recently ended calendar year were derived from:

(1)	the sale of defense products, electronics, communications systems, aerospace products, avionics products and/or communications products;

(2)	any services related thereto;

(3)	any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto; and

(4)	any combination of any of the foregoing.

"Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

"Subsidiary" means, with respect to any Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

"S&P" means Standard and Poor's Corporation.

"Transaction Documents" means the Indenture, the Notes, the Purchase Agreement and the Registration Rights Agreement.

"Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)	to subscribe for additional Equity Interests; or

(b)	to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

(5)	has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock", the Company shall be in default of such covenant).

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(1)	such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

(2)	no Default or Event of Default would be in existence following such designation.

"Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

"Wholly Owned" means, when used with respect to any Subsidiary or Restricted Subsidiary of a Person, a Subsidiary (or Restricted Subsidiary, as appropriate) of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person and one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as appropriate) of such Person.

UNITED STATES FEDERAL TAX CONSEQUENCES OF THE EXCHANGE OFFER

Exchange of Notes

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer and so notifies L-3, or causes L-3 to be so notified in writing, L-3 has agreed that for a period of 210 days after the date of this prospectus, it will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer hereby agrees to notify L-3 prior to using the prospectus in connection with the sale or transfer of exchange notes, and acknowledges and agrees that, upon receipt of notice from L-3 of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements therein not misleading or which may impose upon L-3 disclosure obligations that may have a material adverse effect on L-3 (which notice L-3 agrees to deliver promptly to such broker-dealer) such broker-dealer will suspend use of this prospectus until L-3 has notified such broker-dealer that delivery of this prospectus may resume and has furnished copies of any amendment or supplement to this prospectus to such broker-dealer.

LEGAL MATTERS

The validity of the exchange notes offered by this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of L-3 Holdings and L-3 Communications as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and schedule of The Titan Corporation as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

L-3 Communications Holdings, Inc. and L-3 Communications Corporation Consolidated Financial Statements

The Titan Corporation Consolidated Financial Statements

Unaudited Consolidated Financial Statements as of June 30, 2005 and December 31, 2004
    and for the three and six months ended June 30, 2005 and June 30, 2004

Consolidated Financial Statements as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002

L-3 COMMUNICATIONS HOLDINGS, INC. AND L-3 COMMUNICATIONS CORPORATION

Unaudited Condensed Consolidated Financial Statements as of September 30, 2005 and December 31, 2004 and for the Three and Nine Months Ended September 30, 2005 and 2004

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$226,316	$653,419
Contracts in process	2,826,736	1,979,027
Deferred income taxes	180,951	127,066
Other current assets	103,514	48,812
Total current assets	3,337,517	2,808,324
Property, plant and equipment, net	643,485	556,972
Goodwill	6,915,170	4,054,814
Identifiable intangible assets	417,683	185,804
Deferred debt issue costs	76,660	35,997
Other assets	195,327	138,854
Total assets	$11,585,842	$7,780,765
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable, trade	$356,174	$281,456
Accrued employment costs	436,734	304,257
Accrued expenses	154,816	69,678
Billings in excess of costs and estimated profits.	201,503	138,308
Customer advances	136,752	107,334
Income taxes	100,372	84,394
Other current liabilities	350,964	190,413
Total current liabilities	1,737,315	1,175,840
Pension and postretirement benefits	462,417	409,089
Deferred income taxes	84,910	7,990
Other liabilities	277,631	120,743
Long-term debt	4,633,580	2,189,806
Total liabilities	7,195,853	3,903,468
Commitments and contingencies
Minority interests	80,701	77,536
Shareholders' equity:
L-3 Holdings' common stock $0.01 par value; authorized 300,000,000 shares, issued and outstanding 120,032,419 and 115,681,992 shares (L-3 Communications' common stock: $0.01 par value, 100 shares authorized, issued and outstanding)	2,980,000	2,780,458
Retained earnings	1,408,653	1,095,929
Unearned compensation	(8,480)	(3,932)
Accumulated other comprehensive loss	(70,885)	(72,694)
Total shareholders' equity	4,309,288	3,799,761
Total liabilities and shareholders' equity	$11,585,842	$7,780,765

See notes to unaudited condensed consolidated financial statements.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,
	2005	2004
Sales:
Contracts, primarily U.S. Government	$2,290,683	$1,586,043
Commercial, primarily products	215,689	198,089
Total sales	2,506,372	1,784,132
Costs and expenses:
Contracts, primarily U.S. Government	2,045,668	1,401,971
Commercial, primarily products:
Cost of sales	138,030	127,687
Selling, general and administrative expenses	39,951	37,082
Research and development expenses	16,280	18,032
Total costs and expenses	2,239,929	1,584,772
Operating income	266,443	199,360
Other (income) expense, net	(930)	(1,687)
Interest expense	59,934	34,854
Minority interests in net income of consolidated subsidiaries	2,554	4,791
Income before income taxes	204,885	161,402
Provision for income taxes	69,630	58,912
Net income	$135,255	$102,490
L-3 Holdings' earnings per common share:
Basic	$1.13	$0.96
Diluted	$1.11	$0.89
L-3 Holdings' weighted average common shares outstanding:
Basic	119,693	107,005
Diluted	122,091	117,815

See notes to unaudited condensed consolidated financial statements.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Nine Months Ended September 30,
	2005	2004
Sales:
Contracts, primarily U.S. Government	$5,900,181	$4,462,028
Commercial, primarily products	644,280	523,733
Total sales	6,544,461	4,985,761
Costs and expenses:
Contracts, primarily U.S. Government	5,260,795	3,977,820
Commercial, primarily products:
Cost of sales	418,436	320,863
Selling, general and administrative expenses	124,831	107,454
Research and development expenses	49,827	50,544
Total costs and expenses	5,853,889	4,456,681
Operating income	690,572	529,080
Other (income) expense, net	(6,474)	1,728
Interest expense	136,546	106,779
Minority interests in net income of consolidated subsidiaries	7,945	7,078
Income before income taxes	552,555	413,495
Provision for income taxes	195,487	150,926
Net income	$357,068	$262,569
L-3 Holdings' earnings per common share:
Basic	$3.02	$2.48
Diluted	$2.95	$2.32
L-3 Holdings' weighted average common shares outstanding:
Basic	118,289	105,883
Diluted	120,914	116,918

See notes to unaudited condensed consolidated financial statements.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2005	2004
Operating activities:
Net income	$357,068	$262,569
Depreciation	80,988	68,342
Amortization of intangibles and other assets	28,042	21,151
Amortization of deferred debt issue costs (included in interest expense)	5,150	5,454
Deferred income tax provision	87,812	76,516
Minority interests in net income of consolidated subsidiaries	7,945	7,078
Contributions to employee savings plans in L-3 Holdings' common stock	46,509	37,575
Other non-cash items	3,530	3,189
Subtotal	617,044	481,874
Changes in operating assets and liabilities, excluding acquired amounts:
Contracts in process	(158,703)	(216,085)
Other current assets	(3,735)	(25,366)
Other assets	(26,644)	(8,162)
Accounts payable, trade	(24,746)	52,569
Accrued employment costs	15,908	62,042
Accrued expenses	5,355	(7,512)
Billings in excess of costs and estimated profits	4,121	9,506
Customer advances	30,457	19,417
Income taxes	74,373	41,802
Other current liabilities	27,424	(9,046)
Pension and postretirement benefits	14,775	9,169
Other liabilities	6,415	(1,048)
All other operating activities, principally foreign currency translation	(2,482)	(1,195)
Subtotal	(37,482)	(73,909)
Net cash from operating activities	579,562	407,965
Investing activities:
Business acquisitions, net of cash acquired	(3,380,644)	(134,566)
Capital expenditures	(71,185)	(53,482)
Dispositions of property, plant and equipment	2,178	9,504
Other investing activities	3,731	(5,381)
Net cash used in investing activities	(3,445,920)	(183,925)
Financing activities:
Borrowings under revolving credit facility	40,000	—
Repayment of borrowings under revolving credit facility	(40,000)	—
Borrowings under term loan facility	750,000	—
Proceeds from sale of senior subordinated notes	990,900	—
Proceeds from sale of convertible contingent debt securities (CODES)	700,000	—
Redemption of senior subordinated notes	—	(187)
Debt issue costs	(45,211)	(1,906)
Cash dividends paid on L-3 Holdings' common stock	(44,344)	(31,850)
Proceeds from employee stock purchase plan	31,483	22,296
Proceeds from exercise of stock options	68,163	36,354
Distributions paid to minority interests	(4,771)	(4,183)
Other financing activities	(6,965)	(12,102)
Net cash from financing activities	2,439,255	8,422
Net (decrease) increase in cash	(427,103)	232,462
Cash and cash equivalents, beginning of the period	653,419	134,876
Cash and cash equivalents, end of the period	$226,316	$367,338

See notes to unaudited condensed consolidated financial statements.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

(dollars in thousands, except per share data)

1.    Description of Business

L-3 Communications Holdings, Inc. conducts its operations and derives all of its operating income and cash flow from its wholly-owned subsidiary, L-3 Communications Corporation (L-3 Communications). L-3 Communications Holdings, Inc. (L-3 Holdings and, together with its subsidiaries, referred to herein as L-3 or the Company) is a leading supplier of a broad range of products and services used in a substantial number of aerospace and defense platforms. L-3 also is a major supplier of systems, subsystems and products on many platforms, including those for secure communication networks and communications products, mobile satellite communications, information security systems, shipboard communications, naval power systems, missiles and munitions, telemetry and instrumentation and airport security systems. The Company also is a prime system contractor for aircraft modernization and operations & maintenance (O&M), Command, Control and Communications (C3), Intelligence, Surveillance and Reconnaissance (ISR) collection systems and services, training and simulation, intelligence services, and government support services. The Company's customers include the U.S. Department of Defense (DoD) and its prime contractors, the U.S. Department of Homeland Security (DHS), U.S. Government intelligence agencies, major aerospace and defense contractors, allied foreign government ministries of defense, commercial customers and certain other U.S. federal, state and local government agencies.

The Company has four reportable segments. During the 2005 third quarter the Company renamed three of its four reportable segments as follows: (i) Secure Communications & ISR changed to Command, Control, Communications, Intelligence, Surveillance and Reconnaissance (C3ISR), (ii) Training, Simulation & Government Services changed to Government Services, and (iii) Aircraft Modernization, O&M and Products changed to Aircraft Modernization and Maintenance (AM&M). The Specialized Products reportable segment name remained the same.

During the 2005 third quarter, the Company revised the aggregation of its operating segments within its four reportable segments in connection with its acquisition of The Titan Corporation (Titan) (See Note 4), to provide a more clearly defined presentation of L-3's businesses, focused on customers, markets, products and services and independent research and development. Consequently, the Company has restated its reportable segments, by reclassifying into the Specialized Products reportable segment the following: (i) L-3's aviation products operating segments, which were previously included within the Aircraft Modernization and Maintenance reportable segment, and (ii) L-3's Link Training and Microdyne Outsourcing operating segments, which was previously included within the Government Services reportable segment. Prior period reportable segment data have been restated to conform to the current period presentation.

The C3ISR reportable segment provides products and services for the global ISR market, C3 Systems and secure, high data rate communication systems and equipment primarily for intelligence, reconnaissance and surveillance applications. The Company believes that these products and services are critical elements for a substantial number of major command, control, communication, intelligence gathering and space systems. These products and services are used to connect a variety of airborne, space, ground and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. The Government Services reportable segment provides communications systems support and engineering services, information technology services, teaching and training services, marksmanship training systems and services, and intelligence support and analysis services. The Aircraft Modernization and Maintenance reportable segment provides specialized aircraft modernization and upgrades, maintenance and logistics support services. The Specialized Products reportable segment provides a broad range of

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

products, including naval warfare products, aviation products, telemetry and navigation products, sensors and imaging products, premium fuzing products, security systems, simulation devices, microwave components and information products.

On July 29, 2005, L-3 acquired Titan (See Note 4). Following the acquisition, Titan's legacy business sectors (excluding Titan's products businesses) were consolidated into five new L-3 operating segments arranged to focus on Titan's unique and complimentary businesses. These five operating segments are included in L-3's reportable segments as follows:

•	Intelligence Solutions, which provides support to the DoD and intelligence agencies, is included in the C3ISR reportable segment;

•	Technical & Management Services, which provides support of intelligence, logistics, Command, Control and Communications (C3), and combatant commands, is included in the C3ISR reportable segment;

•	Aviation & Maritime Services, which provides support for maritime and expeditionary warfare, is included in the Government Services reportable segment;

•	Enterprise Solutions, which provides conventional high-end information technology (IT) support to U.S. federal agencies and the DoD, is included in the Government Services reportable segment; and

•	Linguist Operations and Technical Support, which provides linguist services, including translation, interpretation and analysis support to the DoD, is included in the Government Services reportable segment.

Titan's remaining legacy businesses, which are products focused, were consolidated into L-3's Specialized Products reportable segment.

2.    Basis of Presentation

These unaudited condensed consolidated financial statements should be read in conjunction with the Consolidated Financial Statements of L-3 Holdings and L-3 Communications for the fiscal year ended December 31, 2004, which are included in their Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

The unaudited condensed consolidated financial statements comprise the unaudited condensed consolidated financial statements of L-3 Holdings and L-3 Communications. L-3 Holdings' only asset is its investment in the common stock of L-3 Communications, its wholly-owned subsidiary, and its only obligations are the 3% Convertible Contingent Debt Securities (CODES) due 2035, which were issued on July 29, 2005, and its guarantee of borrowings under the senior credit facility of L-3 Communications. All issuances of and conversions into L-3 Holdings equity securities, including grants of stock options and restricted stock by L-3 Holdings to employees of L-3 Communications, have been reflected in the unaudited condensed consolidated financial statements of L-3 Communications. As a result, the unaudited condensed consolidated financial positions, results of operations and cash flows of L-3 Holdings and L-3 Communications are substantially the same. See Note 17 for additional information.

The unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

Accordingly, they do not include all of the information and notes required by generally accepted accounting principles in the United States of America for a complete set of financial statements. In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation of the results for the interim periods presented have been included. The results of operations for the interim periods are not necessarily indicative of results for the full year.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and costs and expenses during the reporting period. The most significant of these estimates and assumptions relate to contract revenues, costs and profits or losses, market values for inventories reported at lower of cost or market, pension and postretirement benefit obligations, recoverability and valuation of long-lived assets, including identifiable intangible assets and goodwill, preliminary purchase price allocations, income taxes, including the valuations of deferred tax assets, litigation liabilities and environmental obligations. Changes in estimates are reflected in the periods during which they become known. Actual amounts will differ from these estimates. For a more complete discussion of these estimates and assumptions, see the Annual Report of L-3 Holdings and L-3 Communications on Form 10-K for the fiscal year ended December 31, 2004.

The Company presents its sales and costs and expenses in two categories on the statements of operations: "Contracts, primarily U.S. Government" and "Commercial, primarily products."

Contracts, primarily U.S. Government.    Sales and costs and expenses for the Company's businesses that are primarily U.S. Government contractors are presented as "Contracts, primarily U.S. Government." The sales for the Company's U.S. Government contractor businesses are transacted using written revenue arrangements, or contracts, which primarily require the Company to design, develop, manufacture, modify, upgrade, test and integrate complex aerospace and electronic equipment, and to provide related engineering and technical services according to the buyer's specifications. Such buyers are predominantly the DoD and other agencies of the U.S. Government, allied foreign government ministries of defense and defense prime contractors. A majority of these contracts are covered by the American Institute of Certified Public Accountants Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts (SOP 81-1), Accounting Research Bulletin No. 43, Chapter 11, Section A, Government Contracts, Cost-Plus-Fixed Fee Contracts (ARB 43) and Accounting Research Bulletin No. 45, Long-Term Construction Type Contracts (ARB 45). Sales reported under "Contracts, primarily U.S. Government" also include certain sales from contracts with domestic and foreign commercial customers, which also are within the scope of SOP 81-1 and ARB 45, and certain fixed-price, cost-reimbursable and time-and-material type contracts that require the Company to perform services that are not related to the production of tangible assets, which are recognized in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin No. 104, Revenue Recognition (SAB 104).

Commercial, primarily products.    Sales and costs and expenses for the Company's businesses whose customers are primarily commercial business enterprises are presented as "Commercial, primarily products." Most of these sales are recognized in accordance with SAB 104, and substantially all of the related revenue arrangements are not within the scope of SOP 81-1, ARB 43 or ARB 45. The Company's commercial businesses are substantially comprised of Aviation Communication &

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

Surveillance Systems (ACSS), Aviation Recorders, Avionics Systems, Infrared Products, Microwave Components and Security and Detection Systems.

3.    Stock-Based Compensation

The Company accounts for employee stock-based compensation under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Compensation expense for employee stock-based compensation is recognized on the statement of operations based on the excess, if any, of the fair value of the L-3 Holdings' stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. When the exercise price for stock-based compensation arrangements granted to employees equals or exceeds the fair value of the L-3 Holdings common stock at the date of grant, the Company does not recognize compensation expense. The Company elected not to adopt the fair value based method of accounting for stock-based employee compensation as permitted by the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation (SFAS 123), as amended by SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS No. 123. Had the Company adopted the fair value based method provisions of SFAS 123 for all of its stock-based compensation, it would have recorded a non-cash expense for the vested portion of the estimated fair value of the stock-based compensation arrangements that the Company has granted to its employees. Stock-based employee compensation is a non-cash expense, because the Company settles its stock-based compensation obligations by issuing shares of common stock instead of settling such obligations with cash payments. All of the stock options granted to employees by the Company are non-qualified stock options under U.S. Income Tax regulations. See Note 16.

The table below presents the effect on net income and L-3 Holdings earnings per share (EPS), had the Company elected to recognize stock-based compensation expense in accordance with the fair value based method of accounting of SFAS 123.

	Three Months Ended September 30,
	2005	2004
Net income, reported	$135,255	$102,490
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	811	590
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(6,445)	(5,526)
Net income, pro forma	$129,621	$97,554
L-3 Holdings Basic EPS:
As reported	$1.13	$0.96
Pro forma	$1.08	$0.91
L-3 Holdings Diluted EPS:
As reported	$1.11	$0.89
Pro forma	$1.06	$0.85

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

	Nine Months Ended September 30,
	2005	2004
Net income, reported	$357,068	$262,569
Add: Stock-based employee compensation expense included in reported net income, net of related tax effects	2,147	1,725
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(19,684)	(20,180)
Net income, pro forma	$339,531	$244,114
L-3 Holdings Basic EPS:
As reported	$3.02	$2.48
Pro forma	$2.87	$2.31
L-3 Holdings Diluted EPS:
As reported	$2.95	$2.32
Pro forma	$2.81	$2.16

4.    Acquisitions

Acquisition of The Titan Corporation.    On July 29, 2005, the Company acquired all of the outstanding shares of Titan for $23.10 per share in cash, or approximately $2,759,300, including the assumption of approximately $626,000 of Titan's debt, plus acquisition costs. Concurrent with the acquisition, the Company repaid or redeemed all of Titan's outstanding debt. The purchase price excludes additional purchase price, not to exceed $28,400 relating to a previous business acquisition made by Titan (International Systems L.L.C.), prior to its acquisition by L-3. The additional purchase price is contingent primarily upon the financial performance of International Systems for the years ending December 31, 2005 through 2011. The Titan acquisition was financed using approximately $357,400 of cash on hand (approximately $25,200 of which was acquired from Titan), $750,000 of term loan borrowings under L-3 Communications' senior credit facility and the net proceeds from the issuance by L-3 Holdings of $700,000 of 3% Convertible Contingent Debt Securities and the issuance by L-3 Communications of $1,000,000 of 6 3/8% Senior Subordinated Notes (See Note 8). Titan is included in the Company's results of operations from the date of its acquisition, July 29, 2005.

Titan is a leading provider of comprehensive national security solutions, including information and communications systems solutions and services to the DoD, intelligence agencies, the DHS and other United States federal government customers. Titan offers services, systems and products for C3ISR, enterprise information technology and homeland security programs. Titan's business mix is complementary to L-3's with its focus on C3ISR, advanced and transformational products and enterprise information technology for a number of government agencies, including the DoD, Federal Aviation Administration (FAA) and National Aeronautics and Space Administration (NASA), in addition to its systems integration work.

In addition, Titan has over 8,000 employees with U.S. Government clearances, including over 4,000 employees with top secret and above clearances and more than 2,400 employees with special clearances that focus on communications, networks, cryptology, signal intelligence, electronic warfare, data fusion, electromagnetic pulse science and analysis of weapons of mass destruction and simulation.

Titan's capabilities are expected to broaden and enhance L-3's participation in national intelligence and DHS infrastructure protection and analysis of weapons of mass destruction, expand L-3's operational analysis and simulation offering and enable L-3 to penetrate new customer areas.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

The table below presents a summary of the preliminary estimate of fair value of the Titan assets acquired and liabilities assumed on the acquisition date.

Cash and cash equivalents	$25,163
Contracts in progress	542,972
Current deferred income taxes	86,859
Other current assets	39,765
Goodwill	2,292,121
Identifiable intangible assets	225,000
Other assets	82,425
Total assets acquired	3,294,305
Current liabilities	345,611
Non-current deferred taxes	49,628
Other liabilities	119,473
Total liabilities assumed	514,712
Net assets acquired	$2,779,593

The assets and liabilities recorded in connection with the purchase price allocation are based upon preliminary estimates of fair values. The Company expects to complete the Titan purchase price allocation during the first half of 2006. The Company does not expect differences between the preliminary and final purchase price allocations to be material to the Company's results of operations. However, the differences between the preliminary and final purchase price allocation for identifiable intangible assets, non-current deferred tax assets, liabilities for excess leased facilities and liabilities for litigation matters, which will be based on final estimates of fair value, assessments and analyses of facts and disposition plans, could be material to the Company's financial position.

Based upon the preliminary purchase price allocation for Titan, goodwill in the amount of approximately $1,192,121 was assigned to the C3ISR segment, approximately $800,000 to the Government Services segment and approximately $300,000 to the Specialized Products segment. Approximately $116,000 of the Titan goodwill is expected to be deductible for income tax purposes.

Other 2005 Business Acquisitions:   MAPPS, Combat Propulsion, ETI, ITC, Mobile-Vision, SDG, ALST and JSA.    During the nine months ended September 30, 2005, in separate transactions, the Company also acquired eight businesses, excluding Titan, for an aggregate purchase price of $593,062 in cash, plus acquisition costs. Based on preliminary purchase price allocations, the aggregate goodwill recognized for these business acquisitions was $531,437, of which $516,034 was preliminarily assigned to the Specialized Products reportable segment and $15,403 was preliminarily assigned to the Government Services reportable segment. Goodwill of $215,152 is expected to be deductible for income tax purposes. The 2005 business acquisitions, other than the acquisition of Titan, were financed with cash on hand. The purchase prices for the Marine Controls division of CAE, the Electron Dynamics Devices business of The Boeing Company, Mobile-Vision, Inc., Advanced Laser Systems Technology, Inc. and Joseph Sheairs Associates, Inc. are subject to adjustment based on the closing date net assets or net working capital of the respective business acquired. The Company completed the following business acquisitions during the nine months ended September 30, 2005:

•	Substantially all of the operations of the Marine Controls division of CAE on February 3, 2005, for $196,764 in cash. The business was renamed L-3 Communications MAPPS Inc. (Marine Automation and Power Plant Simulation, or MAPPS). L-3 MAPPS has operations in Canada, the United States, the United Kingdom, Norway, Italy, India and Malaysia and is a

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

global supplier of integrated marine control systems and products for warships, submarines and high-end ocean going commercial vessels worldwide.

•	The Propulsion Systems business unit of General Dynamics Corporation on February 25, 2005 for $196,794 in cash, which includes an increase of $11,824 to the contractual purchase price based on final closing date net assets. The business was renamed L-3 Communications – Combat Propulsion Systems. The Combat Propulsion Systems business engineers, designs and manufactures engines, transmissions, and suspension and turret drive systems for combat vehicles, including both tracked and wheeled vehicles. The acquired business also has a production center for Abrams tank components.

•	The Electron Dynamics Devices business of The Boeing Company on February 28, 2005 for $90,000 in cash. The business was renamed L-3 Communications – Electron Technologies, Inc. (ETI). The ETI business designs and produces space-qualified passive microwave devices, traveling wave tubes, amplifiers and electric propulsion and radio frequency products utilized in communications satellites, manned space programs and key commercial and defense systems.

•	InfraredVision Technology Corporation (ITC), Mobile-Vision, Inc., Sonoma Design Group, Inc. (SDG), Advanced Laser Systems Technology, Inc. (ALST) and Joseph Sheairs Associates, Inc. (JSA) for an aggregate purchase price of $109,504 in cash, plus additional consideration, not to exceed $53,306, which is contingent primarily upon the financial performance of these acquired businesses for fiscal years ending on various dates in 2005 through 2008. Any such additional consideration will be accounted for as goodwill.

All of the business acquisitions are included in the Company's results of operations from their dates of acquisition. The assets and liabilities recorded in connection with the purchase price allocations for the acquisitions of Infrared Products, Cincinnati Electronics, L-3 Electronics Systems, D.P. Associates, Inc., and BAI Aerosystems, all of which were acquired during the second half of 2004, and MAPPS, Combat Propulsion Systems, ETI, ITC, Mobile-Vision, Inc., SDG, ALST, and JSA, all of which were acquired during 2005, are based upon preliminary estimates of fair values for contracts in process, inventories, estimated costs in excess of estimated contract value to complete contracts in process in a loss position, identifiable intangibles, goodwill, plant and equipment and deferred income taxes. Actual adjustments will be based on the final purchase prices, including the payment of contingent consideration, if any, and final appraisals and other analyses of fair values, which are in process. The Company expects to complete the purchase price allocations during 2005. The Company does not expect the differences between the preliminary and final purchase price allocations for these business acquisitions to have a material impact on its results of operations or financial position.

Aircraft Integration Systems Acquisition.    In connection with the Company's acquisition of Aircraft Integration Systems (AIS) in March of 2002, the purchase price submitted by Raytheon Company (Raytheon) to the Company amounted to approximately $1,163,000. The Company believes that, in accordance with the terms of the AIS asset purchase agreement concerning the closing date balance sheet, the purchase price for AIS submitted by Raytheon should be reduced by $100,000 to $1,063,000. In accordance with the asset purchase agreement, the Company and Raytheon have engaged a neutral accountant to arbitrate the final purchase price. The Company expects the matter to be resolved in January of 2006. Any amount paid or received by the Company will be recorded as goodwill.

Unaudited Pro Forma Statement of Operations Data.    Assuming the business acquisitions completed by the Company during the nine months ended September 30, 2005 had all occurred on

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

January 1, 2005, the unaudited pro forma sales, net income and diluted earnings per share would have been approximately $7,992,400, $296,500 and $2.45, respectively, for the nine months ended September 30, 2005. Assuming the business acquisitions completed by the Company during the period from January 1, 2004 to September 30, 2005 had all occurred on January 1, 2004, the unaudited pro forma sales, net income and diluted earnings per share would have been approximately $7,036,900, $202,400 and $1.80, respectively, for the nine months ended September 30, 2004. Costs and expenses related to the Titan acquired business include charges for costs related to the proposed merger agreement between Titan and Lockheed Martin Corporation (which was terminated on June 26, 2004), the settlement of SEC and Department of Justice investigations of Titan under the Foreign Corrupt Practices Act (FCPA), and the Titan internal review of the FCPA violations, shareholder settlements related to the securities law class actions and derivative suits arising out of Titan's alleged violations of the FCPA and the acquisition of Titan by L-3. These charges, which were recorded by Titan prior to the July 2005 acquisition, amounted to approximately $80,500 for the nine months ended September 30, 2005 and approximately $55,100 for the nine months ended September 30, 2004. Costs and expenses for the nine months ended September 30, 2004 also include asset impairment charges totaling approximately $15,500. The unaudited pro forma results are based on various assumptions and are not necessarily indicative of the results of operations that would have actually occurred had the Company completed its business acquisitions on January 1, 2004 or January 1, 2005.

5.    Contracts in Process

The components of contracts in process are presented in the table below.

	September 30, 2005	December 31, 2004
Billed receivables, less allowances of $28,533 and $16,541	$1,095,481	$781,931
Unbilled contract receivables	1,310,504	810,720
Less: unliquidated progress payments	(255,109)	(179,276)
Unbilled contract receivables, net	1,055,395	631,444
Inventoried contract costs, gross	522,586	432,741
Less: unliquidated progress payments	(62,427)	(50,927)
Inventoried contract costs, net	460,159	381,814
Inventories at lower of cost or market	215,701	183,838
Total contracts in process	$2,826,736	$1,979,027

Unbilled Contract Receivables.    Unbilled contract receivables represent accumulated incurred costs and earned profits on contracts (revenue arrangements), which have been recorded as sales, but have not yet been billed to customers. Unbilled contract receivables arise from the cost-to-cost percentage-of-completion (POC) method, which is used to record sales on certain fixed-price contracts as costs are incurred at amounts equal to the ratio of cumulative costs incurred to total estimated costs at completion, multiplied by total estimated contract revenue. Unbilled contract receivables from fixed price-type contracts are converted to billed receivables when amounts are invoiced to customers according to contractual billing terms, which generally occur when deliveries or other performance milestones are completed. Unbilled contract receivables also arise from cost reimbursable-type contracts and time & material-type contracts, for revenue amounts that have not been billed by the end of the accounting period due to the timing of preparation of invoices to customers.

Unliquidated Progress Payments.    Unliquidated progress payments arise from fixed price-type contracts with the U.S. Government that contain progress payment clauses, and represent progress payment invoices which have been collected in cash, but have not yet been liquidated. Progress

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

payment invoices are billed to the customer as contract costs are incurred at an amount generally equal to 75% to 80% of incurred costs. Unliquidated progress payments are liquidated as deliveries or other contract performance milestones are completed, at an amount equal to a percentage of the contract sales price for the items delivered or work performed, based on a contractual liquidation rate. Therefore, unliquidated progress payments are a contra asset account, and are classified against unbilled contract receivables if revenue for the underlying contract is recorded using the cost-to-cost POC method, and against inventoried contract costs if revenue is recorded using the units-of-delivery POC method.

Inventoried Contract Costs.    In accordance with SOP 81-1 and the AICPA Audit and Accounting Guide, Audits of Federal Government Contractors, the Company's inventoried contract costs include selling, general and administrative (SG&A) costs, independent research and development (IRAD) costs and bid and proposal (B&P) costs allocated to U.S. Government contracts (revenue arrangements) for which the U.S. Government is the end customer, because they are reimbursable indirect contract costs on revenue arrangements with the U.S. Government pursuant to U.S. Government procurement regulations. The Company accounts for its SG&A, IRAD and B&P costs allocated to U.S. Government contracts as product costs, instead of period expenses and charges them to costs of sales when sales related to those contracts (revenue arrangements) are recognized. Therefore, such allocated indirect costs are included in inventoried contract costs prior to the recognition of cost of sales for the related contracts (revenue arrangements).

The tables below present a summary of SG&A, IRAD and B&P costs included in inventoried contract costs and the changes to them, including amounts used to determine costs and expenses for "Contracts, primarily U.S. Government." The cost data in the tables below does not include the SG&A and research and development expenses for the Company's businesses that are primarily not U.S. Government contractors, which are separately presented on the statements of operations under costs and expenses for "Commercial, primarily products" and are expensed as incurred.

	Three Months Ended September 30,
	2005	2004
Amounts included in inventoried contract costs at beginning of period	$49,886	$43,308
Add: Amounts included in acquired inventoried contract costs	2,238	—
Contract costs incurred(1)	205,394	148,653
Less: Amounts charged to costs and expenses during the period	(198,565)	(157,300)
Amounts included in inventoried contract costs at end of period	$58,953	$34,661

	Nine Months Ended September 30,
	2005	2004
Amounts included in inventoried contract costs at beginning of period	$43,664	$38,024
Add: Amounts included in acquired inventoried contract costs	2,238	—
Contract costs incurred(2)	554,311	433,325
Less: Amounts charged to costs and expenses during the period	(541,260)	(436,688)
Amounts included in inventoried contract costs at end of period	$58,953	$34,661

(1)	Incurred costs include IRAD and B&P costs of $47,498 for the three months ended September 30, 2005 and $35,198 for the three months ended September 30, 2004.

(2)	Incurred costs include IRAD and B&P costs of $128,679 for the nine months ended September 30, 2005 and $107,962 for the nine months ended September 30, 2004.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

Inventories at Lower of Cost or Market.    The table below presents the components of Inventories at Lower of Cost or Market.

	September 30, 2005	December 31, 2004
Raw materials, components and sub-assemblies	$93,873	$89,959
Work in process	64,052	51,302
Finished goods	57,776	42,577
Total	$215,701	$183,838

6.    Goodwill and Identifiable Intangible Assets

Goodwill.    The table below presents the changes in goodwill allocated to the Company's reportable segments during the nine months ended September 30, 2005. At December 31, 2004, the goodwill of $175,248 allocated to Cincinnati Electronics, Inc., which was acquired on December 9, 2004, was preliminarily assigned to the C3ISR reportable segment. During the first quarter of 2005, the Company completed its evaluation of the reportable segment classification for Cincinnati Electronics and assigned it to the Specialized Products reportable segment. Also, in connection with the Company's revised aggregation of its operating segments among its four reportable segments, the Company restated the balances at January 1, 2005 to conform to the current year presentation by reclassifying $484,594 of goodwill to the Specialized Products reportable segment. The Company reclassified $90,733 from the Government Services reportable segment for the Link Training and Microdyne Outsourcing operating segments and $393,861 from the Aircraft Modernization and Maintenance reportable segment for the ACSS, Avionics Systems, Aviation Recorders, Display Systems, and Electrodynamics operating segments.

	C3ISR	Government Services	Aircraft Modernization and Maintenance	Specialized Products	Consolidated Total
Balance at January 1, 2005	$745,371	$473,332	$1,035,257	$1,800,854	$4,054,814
Business acquisitions, net of dispositions	1,198,306	818,973	16,823	826,254	2,860,356
Balance at September 30, 2005	$1,943,677	$1,292,305	$1,052,080	$2,627,108	$6,915,170

During the nine months ended September 30, 2005, goodwill was increased by a total of $2,860,356, which was comprised of (i) $2,818,311 for business acquisitions, net of dispositions, completed during the nine months ended September 30, 2005 (see Note 4), (ii) $21,640 for additional purchase price payments for certain business acquisitions completed prior to January 1, 2005, related to final closing date net assets, and contingent purchase price adjustments or earnouts, which were resolved during the period, and (iii) net increases of $20,405 primarily related to changes in estimates of fair value for acquired assets and liabilities assumed in connection with business acquisitions completed prior to January 1, 2005.

Identifiable Intangible Assets.    Information on the Company's identifiable intangible assets that are subject to amortization are presented in the tables below. The Company has no indefinite-lived identifiable intangible assets.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

	September 30, 2005
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Identifiable intangible assets that are subject to amortization:
Customer relationships	$384,021	$30,457	$353,564
Technology	72,506	8,809	63,697
Non-compete agreements	2,000	1,578	422
Total	$458,527	$40,844	$417,683

	December 31, 2004
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Identifiable intangible assets that are subject to amortization:
Customer relationships	$164,041	$17,709	$146,332
Technology	43,595	5,303	38,292
Non-compete agreements	2,000	820	1,180
Total	$209,636	$23,832	$185,804

The Company recorded amortization expense for its identifiable intangible assets of $6,446 for the three months ended September 30, 2005 and $3,749 for the three months ended September 30, 2004. The Company recorded amortization expense for its identifiable intangible assets of $17,012 for the nine months ended September 30, 2005 and $11,256 for the nine months ended September 30, 2004. Based on gross carrying amounts at September 30, 2005, the Company's estimate of amortization expense for identifiable intangible assets for the years ending December 31, 2005 through 2009 are presented in the table below.

Year Ending December 31,	Estimated Amortization Expense
2005	$23,527
2006	38,369
2007	36,116
2008	32,072
2009	29,497

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

7.    Other Current Liabilities and Other Liabilities

The components of other current liabilities are presented in the table below.

	September 30, 2005	December 31, 2004
Accrued product warranty costs	$55,080	$49,816
Estimated costs in excess of estimated contract value to complete contracts in process in a loss position	65,274	49,695
Accrued interest	55,200	29,871
Aggregate purchase price payable for acquired businesses	4,117	9,648
Deferred revenues	14,521	5,019
Current portion of net deferred gains from terminated interest rate swap agreements	3,284	3,284
Titan shareholders settlements from class action lawsuits (see Note 12)	66,400	—
Other	87,088	43,080
Total other current liabilities	$350,964	$190,413

The components of other liabilities are presented in the table below.

	September 30, 2005	December 31, 2004
Non-current portion of net deferred gains from terminated interest rate swap agreements	$19,029	$21,928
Accrued workers compensation	26,199	19,401
Fair value of interest rate swap agreements	—	2,036
Notes payable and capital lease obligations	11,071	13,911
Other (See Note 4)	221,332	63,467
Total other liabilities	$277,631	$120,743

The table below presents the changes in the Company's accrued product warranty costs.

	Nine Months Ended September 30,
	2005	2004
Balance at beginning of period	$49,816	$45,814
Business acquisitions during the period	7,252	342
Accruals for product warranties issued during the period	10,471	11,987
Accruals for product warranties existing before beginning of period(1)	1,761	2,355
Settlements made during the period	(14,220)	(17,485)
Balance at end of period	$55,080	$43,013

(1)	Represents changes to estimated product warranty costs related to sales recognized prior to the beginning of the period.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

8.    Long-Term Debt

The components of long-term debt and a reconciliation to the carrying amount of long-term debt are presented in the table below.

	September 30, 2005	December 31, 2004
L-3 Communications:
Borrowings under Revolving Credit Facility	$—	$—
Borrowings under Term Loan Facility	750,000	—
7 5/8% Senior Subordinated Notes due 2012	750,000	750,000
6 1/8% Senior Subordinated Notes due 2013	400,000	400,000
6 1/8% Senior Subordinated Notes due 2014	400,000	400,000
5 7/8% Senior Subordinated Notes due 2015	650,000	650,000
6 3/8% Senior Subordinated Notes due 2015	1,000,000	—
	3,950,000	2,200,000
L-3 Holdings:
3% Convertible Contingent Debt Securities due 2035	700,000	—
Principal amount of long-term debt	$4,650,000	$2,200,000
Less: Unamortized discounts	(16,420)	(8,158)
Fair value of interest rate swap agreements	—	(2,036)
Carrying amount of long-term debt	$4,633,580	$2,189,806

On July 29, 2005, in connection with the Titan acquisition, the Company amended and restated its senior credit facility. The amended and restated credit facility provides for a term loan facility in an aggregate amount equal to $750,000 in addition to the existing $1,000,000 revolving credit facility, both maturing on March 9, 2010. The cash received from the term loan borrowings was used to pay a portion of the aggregate consideration required for the acquisition of Titan. The loans under the term loan facility and revolving credit facility bear interest in the manner, and at the rates, set forth in the previous senior credit facility. In addition, the Consolidated Leverage Ratio covenant in the previous senior credit facility was amended to require that the Company's consolidated leverage ratio be less than or equal to: (1) 4.5 to 1.0 for each fiscal quarter ending on or prior to December 31, 2005, (2) 4.25 to 1.0 for the fiscal quarter ending on March 31, 2006 and (3) 4.0 to 1.0 for each fiscal quarter ending on or after June 30, 2006. For a more complete description of the Company's senior credit facility, see Note 8 to the Company's consolidated financial statements for the year ended December 31, 2004, included in its Annual Report on Form 10-K.

The Consolidated Leverage Ratio is defined as the ratio of Consolidated Funded Indebtedness, minus the lesser of (a) actual unrestricted domestic cash balances in excess of $25,000 and (b) $250,000, to Consolidated EBITDA. Consolidated Funded Indebtedness is equal to the sum of (1) outstanding indebtedness for borrowed money or for preferred stock accounted for as indebtedness, (2) the deferred purchase price of property or services, (3) capitalized lease obligations and (4) outstanding indebtedness of L-3 Holdings guaranteed by L-3 Communications or its subsidiaries. Consolidated EBITDA is equal to consolidated net income of L-3 Communications (excluding (A) impairment losses incurred on goodwill and other intangible assets or on debt and equity investments, (B) gains or losses incurred on the retirement of debt, (C) extraordinary gains and losses, (D) gains and losses in connection with asset dispositions, and (E) non-cash gains or losses on discontinued operations) for the applicable period, plus consolidated interest expense (including consolidated interest expense of L-3 Holdings for indebtedness guaranteed by L-3 Communications and its subsidiaries), income taxes, depreciation and amortization expense and non-cash stock-based compensation expenses.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

Available borrowings under the Company's senior credit facility at September 30, 2005 were $886,690, after reductions for outstanding letters of credit of $113,310. There were no outstanding revolving credit borrowings under the senior credit facility at September 30, 2005.

On July 29, 2005, L-3 Communications sold $1,000,000 of 6 3/8% Senior Subordinated Notes due October 15, 2015 (2005 Notes) at a discount of $9,100. The discount was recorded as a reduction to the principal amount of the 2005 Notes and will be amortized as interest expense over the term of the 2005 Notes. The effective interest rate of the 2005 Notes is 6.47% per annum. Debt issue costs incurred in connection with the 2005 Notes amounted to $18,750, which will be amortized to interest expense over the term of the 2005 Notes. Interest is payable semi-annually on April 15 and October 15 of each year. The net cash proceeds from this offering amounted to $973,400 after deducting the discounts and commissions and were used to pay a portion of the aggregate consideration required for the acquisition of Titan. On or after October 15, 2010, the 2005 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, at redemption prices (plus accrued and unpaid interest) starting at 103.188% of the principal amount (plus accrued and unpaid interest) during the 12-month period beginning October 15, 2010 and declining annually to 100% of principal (plus accrued and unpaid interest) on October 15, 2013 and thereafter. Prior to October 15, 2008, L-3 Communications may redeem up to 35% of the 2005 Notes with the net cash proceeds of certain equity offerings at a redemption price of 106.375% of the principal amount (plus accrued and unpaid interest).

The 2005 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications. The 2005 Notes are jointly and severally guaranteed on a senior subordinated basis by existing and future domestic restricted subsidiaries that guarantee any other indebtedness of L-3 Communications or any of its domestic restricted subsidiaries.

On July 29, 2005, L-3 Holdings sold $600,000 of 3% Convertible Contingent Debt Securities (CODES) due August 1, 2035. Interest is payable semi-annually on February 1 and August 1 of each year, commencing February 1, 2006. Debt issue costs incurred in connection with the CODES amounted to $18.750, which will be amortized to interest expense over a five year term. The net cash proceeds from this offering amounted to $585,000 after deducting the commissions and were used to pay a portion of the aggregate consideration required for the acquisition of Titan. On August 4, 2005, L-3 Holdings sold an additional $100,000 of CODES, pursuant to an over-allotment option exercised by the initial purchasers of the CODES.

The CODES are convertible into cash and shares of L-3 Holdings' common stock based on an initial conversion rate of 9.7741 shares of L-3 Holdings common stock per $1,000 principal amount of the CODES (equivalent to an initial conversion price of $102.31 per share) only under the following circumstances: (1) prior to August 1, 2033, on any date during any fiscal quarter (and only during such fiscal quarter) beginning after September 30, 2005, if the closing sales price of the common stock of L-3 Holdings is more than 120% of the then current conversion price for at least 20 trading days in the 30 consecutive trading-day period ending on the last trading day of the previous fiscal quarter; (2) on or after August, 1, 2033, at all times on or after any date on which the closing sale price of the common stock of L-3 Holdings is more than 120% of the then current conversion price; (3) if we distribute to all holders of our common stock, rights or warrants (other than pursuant to a rights plan) entitling them to purchase, for a period of 45 calendar days or less, shares of L-3 Holdings' common stock at a price less than the average closing sales price for the ten trading days preceding the declaration date for such distribution; (4) if we distribute to all holders of our common stock, cash and

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

other assets, debt securities or rights to purchase L-3 Holdings' securities (other than pursuant to a rights plan), which distribution has a per share value exceeding 10% of the closing sale price of L-3 Holdings common stock on the trading day preceding the declaration date for such distribution; (5) during the five consecutive business-day period following any five consecutive trading-day period in which the average trading price of the CODES was less than 98% of the average of the closing sale price of L-3 Holdings common stock during such five trading day period multiplied by the then current conversion rate; (6) during a specified period if the CODES have been called for redemption; or (7) during a specified period if a "fundamental change" (as such term is defined in the indenture governing the CODES) occurs. The conversion rate is subject to adjustments in certain circumstances set forth in the indenture governing the CODES.

Upon conversion of the CODES, the settlement amount will be computed as follows: (1) if L-3 Holdings elects to satisfy the entire conversion obligation in cash, L-3 Holdings will deliver to the holder for each $1,000 principal amount of the CODES converted cash in an amount equal to the conversion value; or (2) if L-3 Holdings elects to satisfy the conversion obligation in a combination of cash and common stock, L-3 Holdings will deliver to the holder for each $1,000 principal amount of the CODES converted (x) cash in an amount equal to (i) the fixed dollar amount per $1,000 principal amount of the CODES of the conversion obligation to be satisfied in cash specified in the notice regarding L-3 Holdings' chosen method of settlement or, if lower, the conversion value, or (ii) the percentage of the conversion obligation to be satisfied in cash specified in the notice regarding L-3 Holdings chosen method of settlement multiplied by the conversion value, as the case may be (the "cash amount"); provided that in either case the cash amount shall in no event be less than the lesser of (a) the principal amount of the CODES converted and (b) the conversion value, as calculated below; and (y) a number of shares of common stock of L-3 Holdings for each of the 20 trading days in the conversion period equal to 1/20th of (i) the conversion rate then in effect minus (ii) the quotient of the cash amount divided by the closing price of common stock of L-3 Holdings for that day (plus cash in lieu of fractional shares, if applicable.)

The CODES are senior unsecured obligations of L-3 Holdings and rank equal in right of payment with all existing and future senior indebtedness and senior to all future senior subordinated indebtedness of L-3 Holdings. The CODES are jointly and severally guaranteed on a senior subordinated basis by the existing and future domestic subsidiaries of L-3 Holdings that guarantee any other indebtedness of L-3 Holdings or any of its domestic subsidiaries.

At any time on or after February 1, 2011, the CODES are subject to redemption at the option of L-3 Holdings, in whole or in part, at a cash redemption price (plus accrued and unpaid interest, including contingent interest and additional interest, if any) equal to 100% of the principal amount of the CODES.

Holders of the CODES may require L-3 Holdings to repurchase the CODES, in whole or in part, on February 1, 2011, February 1, 2016, February 1, 2021, February 1, 2026 and February 1, 2031 at a cash repurchase price equal to 100% of the principal amount of the CODES (plus accrued and unpaid interest, including contingent interest and additional interest, if any). In addition, holders of the CODES may require L-3 Holdings to repurchase the CODES at a repurchase price equal to 100% of the principal amount of the CODES (plus accrued and unpaid interest, including contingent interest and additional interest, if any) if a "fundamental change" occurs prior to maturity of the CODES. The definition of a "fundamental change" is set forth in the indenture governing the CODES, which is incorporated by reference as an exhibit to this quarterly report.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

Holders of the CODES have a right to receive contingent interest payments, which will be paid on the CODES during any six-month period commencing February 1, 2011 in which the trading price of the CODES for each of the five trading days ending on the second trading day preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the CODES. The contingent interest payable per $1,000 principal amount of CODES will equal 0.25% of the average trading price of $1,000 principal amount of CODES during the five trading days ending on the second trading day preceding the first day of the applicable six-month interest period. The contingent interest payment provision has been accounted for as an embedded derivative. The embedded derivative had an initial fair value of zero. The amount assigned to the embedded derivative will be adjusted periodically through other income (expense) for changes in its fair value.

In connection with the sale of the 2005 Notes and the CODES, the Company has agreed to file with the Securities and Exchange Commission (SEC) by November 26, 2005 (120 days after the closing of these offerings): (1) an exchange offer registration statement to exchange the 2005 Notes for substantially identical notes that are registered under the Securities Act and (2) a shelf registration statement with respect to the resale of the CODES and related guarantees and the common stock issuable upon conversion of the CODES. The Company has also agreed to cause each of these registration statements to be declared effective by the SEC by February 24, 2006 (210 days after the closing of these offerings). The Company will be required to pay additional interest if it fails to register the 2005 Notes and the CODES within the time periods specified above.

Depending on current and expectations for future interest rate levels, the Company may enter into interest rate swap agreements to convert certain of its fixed interest rate debt obligations to variable interest rates, or terminate any existing interest rate swap agreements. The variable interest rate paid by the Company under the swap agreements is equal to: (i) the variable rate basis, plus (ii) the variable rate spread. At September 30, 2005, the Company did not have any interest rate swap agreements in place.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

The table below presents the Company's terminated interest rate swap agreements activity during 2005.

					Cash Proceeds Received (Paid) at Termination(1)
Inception Date	Termination Date	Fixed Rate Debt Obligation	Notional Amount	Average Variable Rate Paid(2)	Interest Expense Reduction(3)	Deferred Gain (Loss)(4)	Total
March 2004	June 2005	$400,000 of 6 1/8% Senior Subordinated Notes due 2014	$100,000	5.1%	$394	$(454)	$(60)

(1)	Cash proceeds received at termination are included in cash from operating activities on L-3's statement of cash flows in the period received.

(2)	Represents the average variable interest rate L-3 paid for the interest payment period in which the interest rate swap agreements were terminated.

(3)	Represents the interest expense reduction for the interest payment period in which the interest rate swap agreements were terminated.

(4)	Represents the mark-to-market value of the interest rate swap agreements at termination date, which is being amortized over the remaining term of the underlying debt instrument.

At September 30, 2005, the remaining aggregate amount of unamortized deferred gains was $22,313 of which $3,284 is included in other current liabilities and $19,029 is included in other liabilities.

9.    Comprehensive Income

Comprehensive income for the three and nine months ended September 30, 2005 and 2004 is presented in the tables below.

	Three Months Ended September 30,
	2005	2004
Net income	$135,255	$102,490
Other comprehensive income (loss):
Foreign currency translation adjustments, net of $1,654 tax expense in 2005 and $1,047 tax expense in 2004	2,576	1,631
Unrealized gains (losses) on hedging instruments, net of $2 tax expense in 2005 and $486 tax benefit in 2004	4	(756)
Comprehensive income	$137,835	$103,365

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

	Nine Months Ended September 30,
	2005	2004
Net income	$357,068	$262,569
Other comprehensive income (loss):
Foreign currency translation adjustments, net of $725 tax benefit in 2005 and $195 tax expense in 2004	(1,129)	328
Unrealized gains (losses) on hedging instruments, net of $1,884 tax expense in 2005 and $531 tax benefit in 2004	2,938	(825)
Plus: Reclassification adjustment for losses realized in net income, net of $154 tax expense	—	246
Comprehensive income	$358,877	$262,318

The changes in the accumulated other comprehensive income (loss) balances for the nine months ended September 30, 2005 and for the year ended December 31, 2004 are presented in the table below.

	Foreign currency translation adjustments	Unrealized losses on securities	Unrealized gains (losses) on hedging instruments	Minimum pension liability adjustments	Accumulated other comprehensive income (loss)
September 30, 2005
Balance at January 1, 2005	$4,066	$—	$(1,292)	$(75,468)	$(72,694)
Period change	(1,129)	—	2,938	—	1,809
Balance at September 30, 2005	$2,937	$—	$1,646	$(75,468)	$(70,885)
December 31, 2004
Balance at January 1, 2004	$(3,032)	$(246)	$619	$(70,178)	$(72,837)
Period change	7,098	246	(1,911)	(5,290)	143
Balance at December 31, 2004.	$4,066	$—	$(1,292)	$(75,468)	$(72,694)

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

10.    L-3 Holdings Earnings Per Share

A reconciliation of basic and diluted earnings per share (EPS) is presented in the table below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Basic:
Net income	$135,255	$102,490	$357,068	$262,569
Weighted average common shares outstanding	119,693	107,005	118,289	105,883
Basic earnings per share	$1.13	$0.96	$3.02	$2.48
Diluted:
Net income	$135,255	$102,490	$357,068	$262,569
After-tax interest expense savings on the assumed conversion of convertible debt	—	2,795	—	8,301
Net income, including assumed conversion of convertible debt	$135,255	$105,285	$357,068	$270,870
Common and potential common shares:
Weighted average common shares outstanding	119,693	107,005	118,289	105,883
Assumed exercise of stock options	7,854	9,766	7,941	9,327
Unvested restricted stock awards	264	81	238	137
Assumed purchase of common shares for treasury	(5,720)	(6,842)	(5,554)	(6,448)
Assumed conversion of convertible debt	—	7,805	—	8,019
Common and potential common shares	122,091	117,815	120,914	116,918
Diluted earnings per share	$1.11	$0.89	$2.95	$2.32

Non-cash Reductions to Diluted EPS From New Accounting Rule.    On September 30, 2004, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on EITF Issue No. 04-8, The Effect of Contingently Convertible Debt on Diluted Earnings Per Share (EITF 04-8), which addresses when the diluted effect of contingently convertible debt instruments should be included in diluted EPS. EITF 04-8 requires that contingently convertible debt instruments be included in the computation of diluted EPS regardless of whether the market price trigger has been met. EITF 04-8 also requires that prior period diluted EPS amounts presented for comparative purposes be restated. The Company adopted the provisions of EITF 04-8 during the 2004 fourth quarter. The impact of applying EITF 04-8 to L-3 Holdings $420,000 Senior Subordinated Convertible Contingent Debt Securities (2001 CODES) resulted in non-cash reductions to the Company's previously reported diluted EPS of $0.04, from $0.93 to $0.89, for the three months ended September 30, 2004 and $0.09, from $2.41 to $2.32, for the nine months ended September 30, 2004. See Note 8 to the Company's audited consolidated financial statements included in the Annual Report of L-3 Holdings and L-3 Communications on Form 10-K for the year ended December 31, 2004 for a discussion of the conversion and redemption of the 2001 CODES, which occurred during October 2004. There was no

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

impact to diluted EPS from applying EITF 04-8 to L-3 Holdings' 3% Convertible Contingent Debt Securities because their conversion value was less than their maturity value.

11.    Cash Dividends on L-3 Holdings Common Stock

During 2005, L-3 Holdings' Board of Directors authorized the following quarterly cash dividends:

Date Declared	Record Date	Cash Dividends Per Common Share	Date Paid	Total Dividends Paid
February 10, 2005	February 22, 2005	$0.125	March 15, 2005	$14,537
April 26, 2005	May 17, 2005	$0.125	June 15, 2005	$14,844
July 12, 2005	August 17, 2005	$0.125	September 15, 2005	$14,964

On October 11, 2005, L-3 Holdings' Board of Directors declared a regular quarterly dividend of $0.125 per common share, payable on December 15, 2005 to shareholders of record at the close of business on November 17, 2005.

12.    Contingencies

Income taxes.    The Company is subject to ongoing tax examinations in various jurisdictions, which may result in challenges to tax positions taken by the Company and, accordingly, the Company may record adjustments to provisions based on the probable outcomes of such matters. However, the Company believes that the resolution of these matters, after considering amounts accrued, will not have a material effect on its financial position, results of operations or cash flows. During the 2005 third quarter a favorable disposition of certain of these tax contingencies resulted in a lower income tax provision, and, therefore, lowered the effective income tax rate from the Company's estimated annual effective income tax rate of 36.5% for the three and nine months ended September 30, 2005.

U.S. Government Procurement Regulations and Investigations.    A substantial majority of the Company's revenues are generated from providing products and services under legally binding agreements, or contracts, with U.S. Government customers. The U.S. Government contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. Government investigate whether such contracts were and are being conducted in accordance with these requirements. The Company is currently cooperating with the U.S. Government on several investigations, including but not limited to, the investigation regarding L-3's Combat Survivor/Evader Locator (CSEL) program discussed below. The Company does not anticipate that any of these investigations will have a material adverse effect on its consolidated financial position, results of operations or cash flows. However, under U.S. Government procurement regulations, an indictment of the Company by a federal grand jury could result in the Company being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term. In addition, all of the Company's U.S. Government contracts are subject to audit and various pricing and cost controls, and include standard provisions for termination for the convenience of the U.S. Government or for default and are subject to cancellation if funds for contracts become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the relevant foreign government or default.

The Company's Interstate Electronics Corporation subsidiary (IEC) is under criminal investigation by the United States Army Criminal Investigation Command. The investigation relates to

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

IEC's role on the CSEL program, on which IEC is a subcontractor to The Boeing Company (Boeing). IEC provides the global positioning system (GPS) modules to Boeing for the CSEL program. The GPS module includes a complex printed wiring board (PWB) that IEC purchased from two suppliers. The investigation appears to be focused on alleged manufacturing deficiencies in the PWBs and IEC's actions when it became aware of the suppliers potential manufacturing problems. The Company has conducted an internal investigation of this matter using outside counsel and currently believes that no criminal activity occurred. The Company is cooperating fully with the investigation and has voluntarily recalled all the PWBs and is repairing them as they are received.

Litigation Matters.    Additionally, the Company has been subject to litigation, claims or assessments and various contingent liabilities incidental to its businesses or assumed in connection with certain business acquisitions. In particular, at the time of the Titan acquisition, Titan had a number of pending legal matters and government investigations as further discussed below. With respect to the investigative actions, items of litigation, claims or assessments of which it is aware, management of the Company believes that, after taking into account existing provisions relating to these matters, the ultimate resolution of such items will likely not have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company. However, the Company is a party to a number of material litigations and investigations, including the CSEL investigation described above and the matters described below, including those relating to Titan, for which an adverse determination could have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

L-3 Integrated Systems and its predecessors have been involved in a litigation with Kalitta Air arising from a contract to convert Boeing 747 aircraft from passenger configuration to cargo freighters. The lawsuit was brought in the northern district of California on January 31, 1997. The aircraft were modified using Supplemental Type Certificates (STCs) issued in 1988 by the FAA to Hayes International, Inc. (Hayes/Pemco) as a subcontractor to GATX/Airlog Company (GATX). Between 1988 and 1990, Hayes/Pemco modified five aircraft as a subcontractor to GATX using the STCs. Between 1990 and 1994, Chrysler Technologies Airborne Systems, Inc. (CTAS), a predecessor to L-3 Integrated Systems, performed as a subcontractor to GATX and modified an additional five aircraft using the STCs. Two of the aircraft modified by CTAS were owned by American International Airways, the predecessor to Kalitta Air. In 1996, the FAA determined that the engineering data provided by Hayes/Pemco supporting the STCs was inadequate and issued an Airworthiness Directive that effectively grounded the ten modified aircraft. The Kalitta Air aircraft have not been in revenue service since that date. The matter was tried in January 2001 against GATX and CTAS with the jury finding fault on the part of GATX, but rendering a unanimous defense verdict in favor of CTAS. Certain co-defendants had settled prior to trial. The U.S. Ninth Circuit Court of Appeals subsequently reversed and remanded the trial court's summary judgment rulings in favor of CTAS regarding a negligence claim by Kalitta Air, which asserts that CTAS as an expert in aircraft modification should have known that the STCs were deficient, and excluding certain evidence at trial. In preparation for retrial, Kalitta Air submitted to us an expert report on damages that calculated Kalitta Air's damages at either $232,000 or $602,000, depending on different factual assumptions. The Company retained experts whose reports indicate that, even in the event of an adverse jury finding on the liability issues at trial, Kalitta Air has already recovered amounts from the other parties to the initial suit that the Company believes more than fully compensated Kalitta Air for any damages it incurred. CTAS' insurance carrier has accepted defense of the matter with a reservation of its right to dispute its obligations under the applicable insurance policy in the event of an adverse jury finding. The retrial began on January 18, 2005, and ended on March 2, 2005 with a deadlocked jury and mistrial. At trial,

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

Kalitta Air claimed damages of $235,000. Although no date has been set for any further proceedings, a second retrial may be necessary in this matter. By order dated July 22, 2005, the Trial Court granted the Company's motion for judgment as a matter of law as to negligence dismissing that claim, denied our motion for judgment as a matter of law as to negligent misrepresentation, and certified the decision for interlocutory appeal to the Ninth Circuit Court of Appeals. The Ninth Circuit has accepted the appeals on all proceedings at the District Court will be stayed pending resolution of the appeals. The Company believes that it has meritorious defenses and intends to continue to vigorously defend this matter. However, litigation is inherently uncertain and it is possible that an adverse decision could be rendered, which could have a material adverse effect on the consolidated financial position, results of operations and cash flows of the Company.

On November 18, 2002, the Company initiated a proceeding against OSI Systems, Inc. (OSI) in the United States District Court sitting in the Southern District of New York seeking, among other things, a declaratory judgment that the Company had fulfilled all of its obligations under a letter of intent with OSI (the OSI Letter of Intent). Under the OSI Letter of Intent, the Company was to negotiate definitive agreements with OSI for the sale of certain businesses the Company acquired from PerkinElmer, Inc. on June 14, 2002. On February 7, 2003, OSI filed an answer and counterclaims alleging, among other things, that the Company defrauded OSI, breached obligations of fiduciary duty to OSI and breached its obligations under the OSI Letter of Intent. OSI has provided an expert report that calculated OSI's damages in the case of approximately $49,000 not including punitive damages and interest. Under the OSI Letter of Intent, the Company proposed selling to OSI the conventional detection business and the ARGUS business that the Company acquired from PerkinElmer, Inc. Negotiations with OSI lasted for almost one year and ultimately broke down over issues regarding, among other things, intellectual property, product-line definitions, allocation of employees and due diligence. A trial has been set for February 2006. The Company believes that the claims asserted by OSI in its suit are without merit and intends to defend against the OSI claims vigorously. However, litigation is inherently uncertain and it is possible that an adverse decision could be rendered, which could have a material adverse effect on the consolidated financial position, results of operations and cash flows of the Company.

On July 1, 2004, lawsuits were filed on behalf of the estates of 31 Russian children in the state courts of Washington, Arizona, California, Florida, New York and New Jersey against Honeywell, Honeywell TCAS, the Company, ACSS, Thales USA and Thales France. The suits are based on facts arising out of the crash over southern Germany of Bashkirian Airways Tupelov TU 154M aircraft and a DHL Boeing757 cargo aircraft. On-board the Tupelov aircraft were 12 crew members and 57 passengers, including 45 children. The Boeing aircraft carried a crew of three. Both aircraft were equipped with Honeywell/ACSS Model 2000, Change 7 Traffic Collision and Avoidance Systems. Sensing the other aircraft, the on-board DHL TCAS instructed the DHL pilot to climb, and the Tupelov on-board TCAS instructed the Tupelov pilot to descend. However, the Swiss air traffic controller ordered the Tupelov pilot to climb. The Tupelov pilot disregarded the on-board TCAS and put the Tupelov aircraft into a climb striking the DHL aircraft in midair at approximately 35,000 feet. All crew and passengers of both planes were lost. Investigations by the NTSB after the crash revealed that both TCAS units were performing as designed. The suits allege negligence and strict product liability based upon the design of the units and the training provided to resolve conflicting commands and seek compensatory damages. The Company's insurers have accepted defense of the matter and retained counsel. The matters were consolidated in the Federal Court of New Jersey, which has dismissed the actions on the basis of forum non conveniens.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

On April 4, 2005, Lockheed Martin Corporation (Lockheed) filed a lawsuit against L-3 Integrated Systems in the Federal District Court for the Northern District of Georgia alleging misappropriation of proprietary information and breach of a license agreement. The lawsuit arises out of L-3 Integrated Systems' pursuit of the Republic of Korea's P-3 Lot II Maritime Patrol Aircraft Program as a subcontractor to Korean Airspace Industries. Lockheed claims that in connection with this subcontracting effort, L-3 Integrated Systems will use certain Lockheed proprietary information in violation of both a prior settlement agreement between Lockheed and the U.S. Government, and a license agreement between Lockheed and L-3 Integrated Systems because L-3 Integrated Systems is acting as a subcontractor (as opposed to a prime contractor) to the Republic of Korea. Lockheed is seeking an injunction prohibiting L-3 Integrated Systems from using the proprietary P-3 data in violation of the existing agreements and unspecified money damages. The Company believes that the claims asserted by Lockheed in its suit are without merit and intends to defend against the Lockheed claims vigorously.

Legal Matters Pertaining to the Titan Acquired Businesses

Foreign Corrupt Practices Act Investigation

During the first quarter of 2004, Titan learned of allegations that improper payments under the Foreign Corrupt Practices Act (FCPA) had been made, or items of value had been provided, involving international consultants for Titan or its subsidiaries to foreign officials. The allegations, which were identified as part of internal reviews conducted by Titan and Lockheed in connection with their failed merger, were reported at that time to the government. Titan's Board of Directors established a committee of the Board to oversee Titan's internal review of these matters. In connection with the internal review, the SEC commenced an investigation into whether payments involving Titan's international consultants were made in violation of applicable law, particularly the FCPA. In addition, the Department of Justice (DoJ) initiated a criminal inquiry into this matter, and also initiated an investigation into whether these same alleged practices violated provisions of the United States Internal Revenue Code of 1986, as amended.

On March 1, 2005, Titan announced that it had entered into a consent to entry of a final judgment with the SEC without admitting or denying the SEC's allegations, and reached a plea agreement with the DoJ, under which Titan pled guilty to three FCPA counts related to its overseas operations. These counts consist of violations of the anti-bribery and the books and records provisions of the FCPA and aiding and assisting in the preparation of a false tax return.

In connection with the FCPA settlement, Titan made total payments of $28,500, including a DoJ-recommended fine of $13,000 and payments to the SEC of $15,500. A federal judge also imposed a three-year term of supervised probation. As part of these agreements, Titan agreed to: (1) implement a best-practices compliance program designed to detect and deter future violations of the FCPA; and (2) retain an independent consultant to review its policies and procedures with respect to FCPA compliance and to adopt the consultant's recommendations. If Titan fails to comply with its sentence or the consent to entry of a final judgment, it could be subject to additional criminal and civil fines or penalties and limitations on its ability to enter into or perform under U.S. government contracts, which would have a material adverse effect on the Company's financial position, results of operations or cash flows.

Titan has made voluntary disclosures to the U.S. Department of State of suspected violations of law discovered in the course of Titan's internal FCPA investigation. The voluntary disclosures have not yet been resolved and may result in the assessment of fines or penalties against Titan. Further, as

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

a result of Titan's plea agreement, Titan is currently unable to obtain new export licenses for items regulated by the U.S. Department of State. Titan has been working with the U.S. Department of State to obtain relief from this licensing ineligibility rule, but there is no assurance that Titan will be able to obtain new export licenses or amendments to existing ones or to utilize licensing exemptions in the foreseeable future. In addition, Titan's privilege to export products or services under existing export licenses may also be suspended. If Titan were prevented from obtaining new licenses and/or exporting products or services under existing licenses for a significant period of time, this could breach its obligations under certain contracts and could cause Titan to suffer adverse consequences, including termination of contracts and/or claims for damages. Titan does not know when, or if, it will be able to obtain relief from the licensing ineligibility rule, or for any further export license suspensions. Certain of Titan's revenues are generated by contracts with international customers which require export licenses. For the year ended December 31, 2004, Titan had revenues of approximately $27,000 that required it to have export licenses.

On March 2, 2005, the Navy, acting on behalf of the DoD, and Titan executed an administrative settlement agreement that would allow Titan to continue to receive U.S. government contracts. The agreement imposes certain duties and limitations on Titan and provides that the Navy will monitor for three years Titan's compliance with, among other things, the FCPA and federal procurement laws and regulations. Under the agreement, the Navy agreed not to undertake any administrative action to propose Titan for debarment, but reserved the right to undertake appropriate administrative action, in its discretion, in the event of the indictment or conviction of any then-current (as of the date of execution of the agreement) officer or director of Titan or any of its wholly-owned subsidiaries arising out of continuing investigations into the underlying matters that were the subject of the Titan plea agreement or the final judgment entered by the SEC. The Justice Department is continuing its investigation of individuals involved in these matters. The Navy agreement defines "Titan" to include, among other things, Titan's "affiliates." There is no assurance that the Company will not be construed as Titan's affiliate under the agreement. L-3 is working with the Navy to make appropriate modifications to the Navy agreement to reflect L-3's acquisition of Titan.

Titan has an ongoing obligation under its by-laws and under indemnity agreements with current and former employees to advance their costs of defense relating to the FCPA investigations and related class action and derivative litigation, subject to each individual undertaking to repay the costs of defense if it is ultimately determined that any such individual is not entitled to be indemnified by Titan.

Stockholder and Derivative Actions

Titan and its officers and directors are subject to several lawsuits arising out of the FCPA settlement and the failed merger with Lockheed Martin Corporation.

In re Titan Inc. Securities Litigation, No. 04-CV-0701-K(NLS), is a consolidated putative class action filed before the U.S. District Court for the Southern District of California (the Federal Securities Action). The complaint alleges, among other things, that Titan and its officers and directors violated Section 10(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and Securities and Exchange Commission (SEC) Rule 10b-5 promulgated thereunder, and Section 20(a) of the Exchange Act, by issuing a series of press releases, public statements and filings disclosing significant historical and future revenue growth, but omitting to mention certain allegedly improper payments involving international consultants in connection with Titan's international operations, thereby artificially inflating the trading price of Titan's common stock. On July 18, 2005, an amended complaint in the securities action was filed that, among other things, added the claims that were

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

previously pled in the "Holder Actions" described in the next paragraph. The Federal Securities Action and the Holder Actions are referred to collectively as the "Securities Action."

Certain Titan officers are also parties to putative class action complaints filed in the Superior Court for the State of California in and for San Diego County (the Holder Actions). These cases include Paul Berger v. Gene W. Ray, et al., No. GIC 828346, and Robert Garfield v. Mark W. Sopp, et. al, No. GIC 828345. These actions purport to be brought on behalf of all holders of Titan common stock as of April 7, 2004. The Holder Actions allege, among other things, that the defendants breached their fiduciary duties by acquiescing in or condoning Titan's alleged violations of the FCPA by failing to establish adequate procedures to prevent the alleged FCPA violations, and by failing, in bad faith, to voluntarily report the alleged FCPA violations to government officials.

Titan's directors and certain Titan officers, with Titan as a nominal defendant, are also party to Theodore Weisgerber v. Gene Ray, et al., No. 832018, which was filed in the Superior Court for the State of California, San Diego; Robert Ridgeway v. Gene Ray, et al., No. 542-N, which was filed in Delaware Court of Chancery, New Castle County; Bernd Bildstein v. Gene Ray, et al., No. 833701, which was filed in the Superior Court for the State of California, San Diego County; and Madnick v. Gene Ray, et al., No. 1215-N, which was filed in the Delaware Court of Chancery, New Castle County (the Derivative Actions). The Derivative Actions purport to be brought for the benefit of the nominal defendant, Titan, and allege that the defendants breached their fiduciary duties by failing to monitor and supervise management in a way that would have either prevented the alleged FCPA violations or would have detected the alleged FCPA violations. The Weisgerber complaint was subsequently amended to include allegations that the defendants breached their fiduciary duties by failing to monitor and supervise management in a way that would have prevented the alleged mistreatment of prisoners at the Abu Ghraib prison in Iraq, alleged billing errors relating to the work performed by foreign nationals, and the loss of contracts with the government. On June 3, 2005, an amended complaint was filed in the Ridgeway action which added, among other things, a claim alleging that Titan's directors breached their fiduciary duty in connection with their approval of the merger with the Company. The Company was named as a defendant in the Ridgeway action for allegedly aiding and abetting this alleged breach of fiduciary duty.

On June 6, 2005, a putative class action, Gentsch v. Titan Corp. et al., No. GIC 848598, was filed in Superior Court for the State of California against Titan and its board of directors challenging the merger between Titan and the Company.

Concurrently with entering into the merger agreement for the Titan acquisition, two memoranda of understanding were executed. First, the defendants in the Securities Action, including Titan and certain of its directors and officers, entered into a memorandum of understanding (the Securities MOU) with plaintiffs in the Federal Securities and Holder actions. Pursuant to the Securities MOU, plaintiffs and their counsel will receive $61,500. Second, the defendants in the Derivative Actions, including Titan and certain of its directors and officers and the Company, entered into a separate memorandum of understanding (the Derivative MOU) with plaintiffs in the Derivative Actions. As a result of negotiations with the plaintiffs in the Derivative Actions, the Company agreed, among other things, to increase the purchase price for Titan's common stock to $23.10 per share and reduced the termination fee potentially payable by Titan. Pursuant to the Derivative MOU, the Company has agreed to pay any plaintiff attorneys' fees awarded by the Delaware Court of Chancery up to $5,900. These liabilities, amounting to $67,400, were previously recognized by Titan as a current liability and assumed by L-3 as part of the Titan acquisition (see Note 4).

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

After the completion of confirmatory discovery, including the review by plaintiffs' counsel of certain documents of Titan and the Company and the taking of several depositions, the parties executed stipulations of settlement (i.e., the Securities Settlement and the Derivative Settlement) on July 22, 2005. The Derivative Settlement that was executed included the settlement of the Gentsch matter. The Securities Settlement was preliminarily approved on September 26, 2005 and a Final Settlement Hearing is scheduled for December 19, 2005. The Derivative Settlement was preliminarily approved on August 8, 2005 and received final approval on November 2, 2005.

SureBeam Related Litigation

In August 2002, Titan completed the spin-off of its former subsidiary, SureBeam Corporation. On January 19, 2004, SureBeam voluntarily filed for bankruptcy relief to be liquidated under Chapter 7 of the United States Bankruptcy Court. Various lawsuits have been filed against Titan and/or certain directors and executive officers of Titan in connection with SureBeam.

Titan, certain corporate officers of SureBeam, Dr. Gene Ray and Susan Golding, as SureBeam directors, and certain investment banks that served as lead underwriters for SureBeam's March 2001 initial public offering, have been named as defendants in several purported class action lawsuits filed by holders of common stock of SureBeam in the U.S. District Court. On October 6, 2003, these lawsuits were consolidated into In re SureBeam Corporation Securities Litigation, No. 03-CV-001721-JM (POR) in the U.S. District Court for the Southern District of California. The consolidated action seeks an unspecified amount of damages and alleges that each of the defendants, including Titan, as a "control person" of SureBeam within the meaning of Section 15 of the Securities Act, should be held liable under Section 11 of the Securities Act because the prospectus for SureBeam's initial public offering was allegedly inaccurate and misleading, contained untrue statements of material facts, and omitted to state other facts necessary to make the statements made therein not misleading. The consolidated action further alleges that the defendants, including Titan, as a control person of SureBeam within the meaning of Section 20(a) of the Exchange Act, should be held liable under Section 10(b) of the Exchange Act for false and misleading statements made during the period from March 16, 2001 to August 27, 2003. On January 3, 2005, the court granted in part and denied in part motions to dismiss the operative complaint. An amended complaint was filed on March 1, 2005. The Company intends to defend the claims vigorously.

On September 17, 2004, the bankruptcy trustee in the SureBeam Corporation bankruptcy pending in the United States Bankruptcy Court for the Southern District of California brought an action in San Diego Superior Court, on behalf of the bankruptcy estate, against certain directors and current and former executive officers of Titan who served at one time as directors or officers of SureBeam. The bankruptcy trustee's complaint raises claims of breach of fiduciary duties, gross mismanagement, abuse of corporate control, waste of corporate assets, breach of the duty of loyalty, unjust enrichment, breach of fiduciary duties for insider trading and violation of the California Corporation Code. Because the defendants were named by reason of the fact that they were serving as directors or officers of SureBeam at the request of Titan, Titan is covering the costs of defense of these claims, subject to indemnification agreements and bylaw provisions. The Company has agreed to settle the trustee claim for $5,000 and is working to finalize the settlement.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

Government Investigations

In October 2002, Titan received a grand jury subpoena from the Antitrust Division of the DoJ requesting the production of documents relating to information technology services performed for the Air Force at Hanscom Air Force Base in Massachusetts and Wright-Patterson Air Force Base in Ohio. Titan has been informed that other companies who have performed similar services have received subpoenas as well. A senior Titan employee has provided a handwriting exemplar in connection with this matter and three Titan employees have previously testified before the grand jury in exchange for receiving immunity. Titan is not aware of any illegal or inappropriate conduct and has been cooperating and will continue to cooperate fully with the investigation.

In March 2003, Titan received a subpoena from the Office of Inspector General for the National Aeronautics and Space Administration (NASA) seeking certain records relating to billing for labor services in connection with its contracts with NASA. Titan also received a subpoena from the Office of Inspector General for the General Services Administration (GSA) seeking similar records relating to billing for labor categories in connection with contracts with GSA. In response to these subpoenas, Titan has provided documents relating to billing for labor services in connection with government contracts. Titan has been informed by NASA that the NASA investigation is closed. Titan is not aware of any illegal or inappropriate conduct and has been cooperating and will continue to cooperate fully with the ongoing GSA investigation.

These investigations are ongoing, and we are unable to predict their outcome at this time. Any penalties imposed by the U.S. Government in these matters could have a material adverse effect on the Company's financial position, results of operations or cash flows.

Other Legal Proceedings

Since June 9, 2004, two lawsuits have been filed alleging that Titan and other defendants either participated in, approved of, or condoned the mistreatment of prisoners by United States military officials in certain prison facilities in Iraq in violation of federal, state and international law. The first of these cases, Saleh v. Titan Corporation, No. 04-CV-1143 R, was filed in the United States District Court for the Southern District of California against The Titan Corporation, CACI International, Inc. (CACI), and its affiliates, and three individuals (one formally employed by Titan and one by a Titan subcontractor). Plaintiffs in Saleh seek class certification. The second case, Ibrahim v. Titan Corporation, No. 04-CV-1248, was filed on July 27, 2004, on behalf of five individual plaintiffs against Titan, CACI and CACI affiliates, and contains allegations similar to those in Saleh. Class certification has not been requested in Ibrahim. The Company intends to defend these lawsuits vigorously.

On January 23, 2004, Titan, together with its wholly-owned subsidiary, Titan Wireless, Inc., and Titan Wireless's wholly-owned subsidiary, Titan Africa, Inc., were named as defendants in Gonzales Communications, Inc. v. Titan Wireless, Inc., Titan Africa, Inc., The Titan Corporation, Geolution International Inc., and Mundi Development, Inc., a lawsuit filed in the U.S. District Court for the Southern District of California, No. 04-CV-00147 WQH (JMA). The complaint relates to the purchase by Gonzales Communications of equipment and related services under an equipment purchase agreement entered into with Titan Wireless in June 2001. Gonzales Communications contends that the equipment and services delivered were unsatisfactory. In the complaint, Gonzales Communications seeks direct damages in the amount of $900 plus interest, representing the amount Gonzales Communications alleges to have previously paid under the agreement, and consequential damages of approximately $16,300. To date, Titan and its subsidiaries have not received payment in full under the agreement for the equipment and services that were delivered to Gonzales Communications. Titan has

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

filed a counterclaim against Gonzales Communications for in excess of $1,200. On July 11, 2005, the court granted in part and denied in part Titan's motion for summary judgment. The Company intends to defend its position vigorously.

On March 14, 2005, Makram Majid Chams, a former consultant of Titan filed a claim with the Preliminary Committee on Labor Disputes Settlement in Saudi Arabia. Mr. Chams alleges that Titan wrongfully terminated his consulting agreement and that he was defamed by Titan's publication in a local newspaper of a mandatory notice that he is no longer representing Titan. The plaintiff is seeking approximately $21,900 in damages. The Company intends to defend its position vigorously.

In December 2001, the current occupants of a property formerly owned by Titan commenced an environmental action, Lefcourt Associates, Ltd. et al. v. The Thor Corporation, et al., against Titan and others in New Jersey state court. Plaintiffs contend that Titan is liable for the damages caused by hazardous waste materials originating from adjacent land to the extent that Titan purportedly provided indemnification to plaintiffs when it sold the property to them in 1986. Discovery is in progress, and we cannot predict the outcome of this litigation at this time.

13.    Pension and Postretirement Benefits

The following table summarizes the components of net periodic benefit cost for the Company's pension and postretirement benefit plans.

	Three Months Ended September 30,
	2005	2004	2005	2004
	Pension Plans		Postretirement Benefits
Components of net periodic benefit cost:
Service cost	$19,467	$14,009	$1,140	$759
Interest cost	22,277	15,143	1,683	1,718
Amortization of prior service cost	755	361	(561)	(985)
Expected return on plan assets	(26,057)	(14,143)	(192)	(316)
Recognized actuarial (gain) loss	2,586	2,390	(599)	(186)
Settlement loss (gain)	147	2,288	(62)	—
Net periodic benefit cost	$19,175	$20,048	$1,409	$990

	Nine Months Ended September 30,
	2005	2004	2005	2004
	Pension Plans		Postretirement Benefits
Components of net periodic benefit cost:
Service cost	$55,828	$43,241	$3,715	$3,255
Interest cost	56,674	43,406	6,436	6,055
Amortization of prior service cost	1,958	872	(2,853)	(2,148)
Expected return on plan assets	(57,943)	(40,316)	(922)	(854)
Recognized actuarial (gain) loss	10,188	9,137	(250)	192
Settlement loss	147	2,288	(62)	—
Net periodic benefit cost	$66,852	$58,628	$6,064	$6,500

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS —(continued)

(dollars in thousands, except per share data)

The Company expects to contribute approximately $90,000 of cash to its pension plans in 2005, of which approximately $52,402 was contributed during the nine months ended September 30, 2005.

14.    Supplemental Cash Flow Information

	Nine Months Ended September 30,
	2005	2004
Interest paid	$108,128	$100,048
Income tax payments	35,254	34,598
Income tax refunds	1,712	3,232
Noncash transactions:
Conversion of 5¼% convertible senior subordinated notes to L-3 Holdings' common stock	—	298,183

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS—(continued)

(dollars in thousands, except per share data)

15.    Segment Information

As discussed in Note 1 above, during the 2005 third quarter, the Company restated the prior period reportable segment data to conform to the current period presentation, and renamed three of its four reportable segments. The Company's four reportable segments are: (1) C3ISR, (2) Government Services, (3) Aircraft Modernization and Maintenance and (4) Specialized Products, all of which are described in Note 1. The Company evaluates the performance of its operating segments and reportable segments based on their sales and operating income.

The tables below present sales, operating income, depreciation and amortization and total assets by reportable segment.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004		2005	2004
Sales:
C3ISR	$615,442	$443,387		$1,480,547	$1,243,170
Government Services	560,595	284,677	(1)	1,177,869	781,300	(1)
Aircraft Modernization and Maintenance	549,156	470,262	(1)	1,705,455	1,369,200	(1)
Specialized Products	819,707	606,537	(1)	2,262,516	1,652,352	(1)
Elimination of intersegment sales	(38,528)	(20,731)		(81,926)	(60,261)
Consolidated total	$2,506,372	$1,784,132		$6,544,461	$4,985,761
Operating Income:
C3ISR	$69,646	$53,631		$178,530	$156,595
Government Services	47,364	28,276	(1)	103,048	85,082	(1)
Aircraft Modernization and Maintenance	56,369	59,687	(1)	169,669	141,317	(1)
Specialized Products	93,064	57,766	(1)	239,325	146,086	(1)
Consolidated total	$266,443	$199,360		$690,572	$529,080
Depreciation and Amortization:
C3ISR	$9,004	$8,644		$24,570	$24,589
Government Services	4,247	1,507		8,568	4,489
Aircraft Modernization and Maintenance	6,717	5,500		18,974	16,484
Specialized Products	21,219	15,053		56,918	43,931
Consolidated total	$41,187	$30,704		$109,030	$89,493

	September 30, 2005	December 31, 2004
Total Assets:
C3ISR	$2,641,408	$1,280,961	(2)
Government Services	1,987,878	844,323	(1)
Aircraft Modernization and Maintenance	1,741,671	1,682,637	(1)
Specialized Products	4,389,880	3,081,683	(1)(2)
Corporate	825,005	891,161
Consolidated total	$11,585,842	$7,780,765

(1)	During the 2005 third quarter, L-3 reclassified to the Specialized Products reportable segment (i) its Link Training Services and Microdyne Outsourcing operating segments, previously included in its Government Services reportable segment, and (ii) the ACSS, Avionics Systems, Aviation Recorders, Display Systems and Electrodynamics operating segments, previously included in its Aircraft Modernization and Maintenance reportable segment. As a result of these reclassifications for the three months ended September 30, 2004, $50,310 of sales and $5,428 of operating income was reclassified from L-3's Government Services reportable segment to its Specialized Products reportable segment, and $103,432 of sales and $20,159 of operating income was reclassified from its Aircraft Modernization and Maintenance

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS—(continued)

(dollars in thousands, except per share data)

reportable segment to its Specialized Products reportable segment. For the nine months ended September 30, 2005, $146,019 of sales and $15,856 of operating income was reclassified from L-3's Government Services reportable segment to its Specialized Products reportable segment and $278,673 of sales and $42,513 of operating income was reclassified from L-3's Aircraft Modernization and Maintenance reportable segment to its Specialized Products reportable segment. At December 31, 2004, $133,219 of total assets was reclassified from L-3's Government Services reportable segment to its Specialized Products reportable segment and $569,648 of total assets was reclassified from L-3's Aircraft Modernization and Maintenance reportable segment to its Specialized Products reportable segment.

(2)	During the first quarter of 2005, the Company completed its evaluation of the segment classification for Cincinnati Electronics and assigned it to the Specialized Products segment. At December 31, 2004, $224,465 of total assets were reclassified from the C3ISR reportable segment to the Specialized Products reportable segment.

16.    Recently Issued Accounting Standards

In December of 2004, the FASB revised its FASB Statement No. 123, Accounting for Stock Based Compensation (SFAS 123) and renamed it FASB Statement No. 123, Share-Based Payment (SFAS 123R). SFAS 123R requires that compensation expense relating to share-based payment transactions be recognized in financial statements at estimated fair value. The scope of SFAS 123R includes a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. This standard replaces SFAS 123 and supercedes APB Opinion No. 25, Accounting for Stock Issued to Employees. The Company previously elected not to adopt the fair value based method of accounting for stock-based employee compensation as permitted by SFAS 123. The adoption of SFAS 123R will result in the recording of non-cash compensation expenses, which is not currently recognized in the Company's financial statements. In accordance with SFAS 123, the Company discloses pro forma net income and earnings per share adjusted for non-cash compensation expenses arising from the estimated fair value of share-based payment transactions. See Note 3 above for a further discussion of the Company's accounting for stock-based employee compensation and disclosure of pro forma historical net income and earnings per share. On April 15, 2005, the SEC issued Release No. 33-8568, Amendment to Rule 4-01a of Regulation S-X Regarding the Compliance Date for Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment. The SEC Release amends the effective date for compliance with SFAS 123R for the Company from July 1, 2005 to January 1, 2006.

In March of 2005, the SEC issued Staff Accounting Bulletin (SAB) No. 107, Share-Based Payment (SAB 107). SAB 107 provides guidance to assist registrants in the initial implementation of SFAS 123R. SAB 107 includes, but is not limited to, interpretive guidance related to shared-based payment transactions with nonemployees, valuation methods and underlying expected volatility and expected term assumptions, the classification of compensation expenses and accounting for the income tax effects of share-based arrangements upon adopting the SFAS 123R. The Company is currently assessing the guidance provided in SAB 107 in connection with the implementation of SFAS 123R. The Company expects that the impact of adopting SFAS 123R may result in a non-cash reduction to the Company's diluted EPS in 2006 of approximately between $0.17 and $0.20.

The U.S. enacted the American Jobs Creation Act of 2004 (the American Jobs Creation Act) in October 2004 which contains many provisions affecting corporate taxation. The American Jobs Creation Act phases out the extraterritorial income (ETI) exclusion benefit for export sales and phases in a new tax deduction for income from qualified domestic production activities (QPA) over a transition period beginning in 2005. In December 2004, the FASB issued FASB Staff Position 109-1 (FSP 109-1), which provides guidance that the QPA deduction should be treated as a special income tax deduction as described in SFAS 109. As such, QPA has no impact on the Company's deferred tax assets or liabilities existing as of the enactment date. Rather, the QPA deduction will be reported in the period that the deductions are claimed on the Company's income tax returns. The Company has

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS—(continued)

(dollars in thousands, except per share data)

completed its evaluation of the net impact of the American Jobs Creation Act, and has determined that the benefit from the phase-in of the QPA deduction is substantially equivalent to the lost benefit from the phase-out of the ETI exclusion in 2005. The Company also determined that the other provisions included in the American Jobs Creation Act will not have a significant impact on the Company's financial position, results of operations or cash flows.

In May of 2005, the FASB issued SFAS Statement No. 154, Accounting Changes and Error Corrections (SFAS 154), which requires retrospective application of all voluntary changes in accounting principles to all periods presented, rather than using a cumulative catch-up adjustment as currently required for most accounting changes under APB Opinion 20. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and will be effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005. While the Company does not believe the adoption of SFAS 154 will have a significant impact on the Company's financial position, results of operations or cash flows, the impact of adopting SFAS 154 is dependent on events that could occur in future periods and, therefore, cannot be determined until, and if, an event occurs in the future period.

In June of 2005, the FASB approved EITF Issue No. 05-06, Determining the Amortization Period for Leasehold Improvements (EITF 05-06). EITF 05-06 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. The guidance is effective for periods beginning after June 29, 2005. EITF 05-06 did not and is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

17.    Unaudited Financial Information of L-3 Communications and its Subsidiaries

L-3 Communications is a wholly-owned subsidiary of L-3 Holdings. The debt of L-3 Communications, including the senior subordinated notes and borrowings under amounts drawn against the senior credit facility are guaranteed, on a joint and several, full and unconditional basis, by certain of its wholly-owned domestic subsidiaries (the Guarantor Subsidiaries). The foreign subsidiaries and certain domestic subsidiaries of L-3 Communications do not guarantee the debt of L-3 Communications (the Non-Guarantor Subsidiaries). None of the debt of L-3 Communications has been issued by its subsidiaries. There are no restrictions on the payment of dividends from the Guarantor Subsidiaries to L-3 Communications.

The following unaudited condensed combining financial information present the results of operations, financial position and cash flows of (i) L-3 Holdings, excluding L-3 Communications, (ii) L-3 Communications, excluding its consolidated subsidiaries (the Parent), (iii) the Guarantor Subsidiaries, (iv) the Non-Guarantor Subsidiaries and (v) the eliminations to arrive at the information for L-3 Communications on a consolidated basis.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS—(continued)

(dollars in thousands, except per share data)

	L-3 Holdings	L-3 Communications (Parent)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated L-3 Communications
Condensed Combining Balance Sheets:
At September 30, 2005:
Current assets:
Cash and cash equivalents	$—	$207,666	$(86,945)	$105,595	$—	$226.316
Contracts in process	—	642,059	1,856,847	327,830	—	2,826,736
Other current assets	—	216,456	52,215	15,794	—	284,465
Total current assets	—	1,066,181	1,822,117	449,219	—	3,337,517
Goodwill	—	1,068,138	5,170,764	676,268	—	6,915,170
Other assets	—	385,540	820,721	126,894	—	1,333,155
Investment in and amounts due from consolidated subsidiaries	5,009,288	7,454,427	1,022,203	58,970	(13,544,888)	—
Total assets	$5,009,288	$9,974,286	$8,835,805	$1,311,351	$(13,544,888)	$11,585,842
Current liabilities	$—	$569,863	$853,109	$314,343	$—	$1,737,315
Other long-term liabilities	—	461,555	324,763	38,640	—	824,958
Long-term debt	700,000	4,633,580	—	—	(700,000)	4,633,580
Minority interests	—	—	(9)	80,710	—	80,701
Shareholders' equity	4,309,288	4,309,288	7,657,942	877,658	(12,844,888)	4,309,288
Total liabilities and shareholders' equity	$5,009,288	$9,974,286	$8,835,805	$1,311,351	$(13,544,888)	$11,585,842
At December 31, 2004:
Current assets:
Cash and cash equivalents	$—	$643,173	$(45,220)	$55,466	$—	$653,419
Contracts in process	—	591,018	1,111,253	276,756	—	1,979,027
Other current assets	—	127,465	39,390	9,023	—	175,878
Total current assets	—	1,361,656	1,105,423	341,245	—	2,808,324
Goodwill	—	885,242	2,709,731	459,841	—	4,054,814
Other assets	—	307,929	492,264	117,434	—	917,627
Investment in and amounts due from consolidated subsidiaries	3,799,761	4,259,200	831,062	40,000	(8,930,023)	—
Total assets	$3,799,761	$6,814,027	$5,138,480	$958,520	$(8,930,023)	$7,780,765
Current liabilities	$—	$495,190	$489,500	$191,150	$—	$1,175,840
Other long-term liabilities	—	329,270	182,679	25,873	—	537,822
Long-term debt	—	2,189,806	—	—	—	2,189,806
Minority interests	—	—	—	77,536	—	77,536
Shareholders' equity	3,799,761	3,799,761	4,466,301	663,961	(8,930,023)	3,799,761
Total liabilities and shareholders' equity	$3,799,761	$6,814,027	$5,138,480	$958,520	$(8,930,023)	$7,780,765

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS—(continued)

(dollars in thousands, except per share data)

	L-3 Holdings	L-3 Communications (Parent)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated L-3 Communications
Condensed Combining Statements of Operations:
For the nine months ended September 30, 2005:
Sales	$—	$1,778,049	$3,987,534	$794,724	$(15,846)	$6,544,461
Costs and expenses	—	1,546,579	3,608,980	714,176	(15,846)	5,853,889
Operating income	—	231,470	378,554	80,548	—	690,572
Other (income) expense, net	—	(14,894)	(470)	(1,260)	10,150	(6,474)
Interest expense	4,026	135,130	1,284	10,282	(14,176)	136,546
Minority interests in net income of consolidated subsidiaries	—	—	—	7,945	—	7,945
Provision (benefit) for income taxes	(1,469)	34,405	137,875	23,207	1,469	195,487
Equity in net income of consolidated subsidiaries	359,625	280,239	—	—	(639,864)	—
Net income	$357,068	$357,068	$239,865	$40,374	$(637,307)	$357,068
For the nine months ended September 30, 2004:
Sales	$—	$1,471,076	$2,934,212	$600,525	$(20,052)	$4,985,761
Costs and expenses	—	1,290,523	2,660,095	526,115	(20,052)	4,456,681
Operating income	—	180,553	274,117	74,410	—	529,080
Other (income) expense, net	—	(11,738)	783	3,545	9,138	1,728
Interest expense	13,630	106,030	410	9,477	(22,768)	106,779
Minority interests in net income of consolidated subsidiaries	—	—	—	7,078	—	7,078
Provision (benefit) for income taxes	(4,975)	31,486	99,617	19,823	4,975	150,926
Equity in net income of consolidated subsidiaries	271,224	207,794	—	—	(479,018)	—
Net income	$262,569	$262,569	$173,307	$34,487	$(470,363)	$262,569

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS—(continued)

(dollars in thousands, except per share data)

	L-3 Holdings	L-3 Communications (Parent)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated L-3 Communications
Condensed Combining Statements of Operations
For the three months ended September 30, 2005:
Sales	$—	$622,186	$1,621,368	$264,791	$(1,973)	$2,506,372
Costs and expenses	—	531,030	1,475,072	235,800	(1,973)	2,239,929
Operating income	—	91,156	146,296	28,991	—	266,443
Other (income) expense, net	—	(3,236)	(647)	(473)	3,426	(930)
Interest expense	4,026	59,580	189	3,591	(7,452)	59,934
Minority interests in net income of consolidated subsidiaries	—	—	—	2,554	—	2,554
Provision (benefit) for income taxes	(1,469)	6,740	54,258	8,632	1,469	69,630
Equity in net income of consolidated subsidiaries	137,812	107,183	—	—	(244,995)	—
Net income	$135,255	$135,255	$92,496	$14,687	$(242,438)	$135,255
For the three months ended September 30, 2004:
Sales	$—	$532,908	$1,041,919	$215,674	$(6,369)	$1,784,132
Costs and expenses	—	469,148	940,637	181,356	(6,369)	1,584,772
Operating income	—	63,760	101,282	34,318	—	199,360
Other (income) expense, net	—	(3,599)	(25)	(1,194)	3,131	(1,687)
Interest expense	4,590	34,629	153	3,203	(7,721)	34,854
Minority interests in net income of consolidated subsidiaries	—	—	—	4,791	—	4,791
Provision (benefit) for income taxes	(1,675)	11,947	36,921	10,044	1,675	58,912
Equity in net income of consolidated subsidiaries	105,405	81,707	—	—	(187,112)	—
Net income	$102,490	$102,490	$64,233	$17,474	$(184,197)	$102,490

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS—(continued)

(dollars in thousands, except per share data)

	L-3 Holdings	L-3 Communications (Parent)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated L-3 Communications
Condensed Combining Statements of Cash Flows:
For the nine months ended September 30, 2005:
Operating activities:
Net cash from operating activities	$—	$253,546	$224,706	$101,310	$—	$579,562
Investing activities:
Acquisition of businesses, net of cash acquired	—	(206,825)	(2,969,767)	(204,052)	—	(3,380,644)
Other investing activities	(199,542)	(3,192,362)	(40,422)	(6,311)	3,373,361	(65,276)
Net cash used in investing activities	(199,542)	(3,399,187)	(3,010,189)	(210,363)	3,373,361	(3,445,920)
Financing activities:
Proceeds from sale of senior subordinated notes	700,000	990,900	—	—	—	1,690,900
Borrowings under term loan facility	—	750,000	—	—	—	750,000
Other financing activities	(500,458)	969,234	2,743,758	159,182	(3,373,361)	(1,645)
Net cash from financing activities	199,542	2,710,134	2,743,758	159,182	(3,373,361)	2,439,255
Net increase (decrease) in cash	—	(435,507)	(41,725)	50,129	—	(427,103)
Cash and cash equivalents, beginning of period	—	643,173	(45,220)	55,466	—	653,419
Cash and cash equivalents, end of period	$—	$207,666	$(86,945)	$105,595	$—	$226,316
For the nine months ended September 30, 2004:
Operating activities:
Net cash from operating activities	$—	$113,509	$239,724	$54,732	$—	$407,965
Investing activities:
Acquisition of businesses, net of cash acquired	—	(57,483)	(76,860)	(223)	—	(134,566)
Other investing activities	(108,700)	(93,546)	(26,787)	(6,109)	185,783	(49,359)
Net cash used in investing activities	(108,700)	(151,029)	(103,647)	(6,332)	185,783	(183,925)
Financing activities:
Net cash from (used in) financing activities	108,700	239,993	(131,356)	(23,132)	(185,783)	8,422
Net increase in cash	—	202,473	4,721	25,268	—	232,462
Cash and cash equivalents, beginning of period	—	155,375	(41,291)	20,792	—	134,876
Cash and cash equivalents, end of period	$—	$357,848	$(36,570)	$46,060	$—	$367,338

L-3 COMMUNICATIONS HOLDINGS, INC. AND L-3 COMMUNICATIONS CORPORATION

Consolidated Financial Statements as of December 31, 2004 and 2003
and for the Years Ended December 31, 2004, 2003 and 2002

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
    L-3 Communications Holdings, Inc. and L-3 Communications Corporation:

We have completed an integrated audit of the 2004 consolidated financial statements and of the internal control over financial reporting as of December 31, 2004 for each of L-3 Communications Holdings, Inc. ("L-3 Holdings") and L-3 Communications Corporation ("L-3 Communications") and subsidiaries' (collectively, the "Company") and audits of the December 31, 2003 and 2002 consolidated financial statements of L-3 Holdings and L-3 Communications in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of L-3 Holdings and L-3 Communications and subsidiaries at December 31, 2004 and 2003, and the results of each of their operations and each of their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

As indicated in Note 12 to the consolidated financial statements, in 2004 the Company adopted the provisions of Emerging Issues Task Force Issue No. 04-8, The Effect of Contingently Convertible Debt on Diluted Earnings Per Share. As indicated in Note 5 to the consolidated financial statements, in 2002 the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

Internal control over financial reporting

Also, in our opinion, management's assessments, included in Management's Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (not presented herein), that L-3 Holdings and L-3 Communications maintained effective internal control over financial reporting as of December 31, 2004 based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), are fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, L-3 Holdings and L-3 Communications maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control – Integrated Framework issued by the COSO. The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessments of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management's assessments and on the effectiveness of L-3 Holdings' and L-3 Communications' internal control over financial reporting based on our audits. We conducted our audits of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
March 15, 2005, except for Notes 1 and 18,
as to which the date is November 1, 2005

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$653,419	$134,876
Contracts in process	1,979,027	1,615,348
Deferred income taxes	127,066	152,785
Other current assets	48,812	34,693
Total current assets	2,808,324	1,937,702

Property, plant and equipment, net	556,972	519,749
Goodwill	4,054,814	3,652,436
Identifiable intangible assets	185,804	162,156
Deferred income taxes	—	100,482
Deferred debt issue costs	35,997	48,572
Other assets	138,854	84,225
Total assets	$7,780,765	$6,505,322

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable, trade	$281,456	$195,548
Accrued employment costs	304,257	239,690
Accrued expenses	69,678	72,880
Billings in excess of costs and estimated profits	138,308	71,235
Customer advances	107,334	58,078
Income taxes	84,394	70,159
Other current liabilities	190,413	216,622
Total current liabilities	1,175,840	924,212

Pension and postretirement benefits	409,089	371,452
Other liabilities	128,733	101,651
Long-term debt	2,189,806	2,457,300
Total liabilities	3,903,468	3,854,615
Commitments and contingencies

Minority interests	77,536	76,211

Shareholders' equity:
L-3 Holdings' common stock; $.01 par value; authorized 300,000,000 shares, issued and outstanding 115,681,992 and 97,077,495 shares (L-3 Communications' common stock; $.01 par value, 100 shares authorized, issued and outstanding)	2,780,458	1,893,488
Retained earnings	1,095,929	757,467
Unearned compensation	(3,932)	(3,622)
Accumulated other comprehensive loss	(72,694)	(72,837)
Total shareholders' equity	3,799,761	2,574,496
Total liabilities and shareholders' equity	$7,780,765	$6,505,322

See notes to consolidated financial statements.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Year Ended December 31,
	2004	2003	2002
Sales:
Contracts, primarily U.S. Government	$6,155,598	$4,401,743	$3,581,271
Commercial, primarily products	741,399	659,851	429,958
Total sales	6,896,997	5,061,594	4,011,229
Costs and expenses:
Contracts, primarily U.S. Government	5,476,742	3,863,805	3,139,013
Commercial, primarily products:
Cost of sales	458,893	416,980	270,584
Selling, general and administrative expenses	141,549	140,622	111,956
Research and development expenses	71,194	59,166	35,697
Total costs and expenses	6,148,378	4,480,573	3,557,250
Operating income	748,619	581,021	453,979
Other expense (income), net	(7,252)	(215)	(4,921)
Interest expense	145,348	132,683	122,492
Minority interests in net income of consolidated subsidiaries	8,862	3,515	6,198
Loss on retirement of debt	4,973	11,225	16,187
Income before income taxes and cumulative effect of a change in accounting principle	596,688	433,813	314,023
Provision for income taxes	214,808	156,173	111,556
Income before cumulative effect of a change in accounting principle	381,880	277,640	202,467
Cumulative effect of a change in accounting principle, net of income tax benefit of $6,428 (Note 5)	—	—	(24,370)
Net income	$381,880	$277,640	$178,097
L-3 Holdings' earnings per common share:
Basic:
Income before cumulative effect of a change in accounting principle	$3.54	$2.89	$2.33
Cumulative effect of a change in accounting principle	—	—	(0.28)
Net income	$3.54	$2.89	$2.05
Diluted:
Income before cumulative effect of a change in accounting principle	$3.33	$2.62	$2.13
Cumulative effect of a change in accounting principle	—	—	(0.23)
Net income	$3.33	$2.62	$1.90
L-3 Holdings' weighted average common shares outstanding:
Basic	107,838	96,022	86,943
Diluted	117,372	113,869	105,216

See notes to consolidated financial statements.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

For the Years Ended December 31, 2004, 2003 and 2002

(in thousands)

	L-3 Holdings' Common Stock		Additional Paid-in Capital	Retained Earnings	Unearned Compensation	Accumulated Other Comprehensive Income (Loss)	Total
	Shares Issued	Par Value
Balance at December 31, 2001	78,497	$785	$938,252	$301,730	$(3,205)	$(23,670)	$1,213,892
Comprehensive income:
Net income				178,097			178,097
Minimum pension liability, net of $29,859 tax benefit						(45,580)	(45,580)
Foreign currency translation adjustment, net of $1,626 tax benefit						65	65
Unrealized losses on hedging instruments reclassified to net income from other comprehensive loss, net of $198 tax expense						323	323
Unrealized losses on hedging instruments, net of $275 tax benefit						(437)	(437)
							132,468
Shares issued:
Sale of common stock	14,000	140	766,640				766,780
Employee savings plans	529	5	28,133				28,138
Business acquisition consideration	229	2	10,605				10,607
Exercise of stock options	970	10	30,665				30,675
Employee stock purchase plan	352	4	17,474				17,478
Grant of restricted stock			2,231		(2,231)		—
Amortization of unearned compensation					2,134		2,134
Other			30				30
Balance at December 31, 2002	94,577	946	1,794,030	479,827	(3,302)	(69,299)	2,202,202
Comprehensive income:
Net income				277,640			277,640
Minimum pension liability, net of $2,313 tax benefit						(4,189)	(4,189)
Foreign currency translation adjustment, net of $141 tax benefit						(245)	(245)
Unrealized gains on hedging instruments, net of $571 tax expense						896	896
							274,102
Shares issued:
Employee savings plans	912	9	39,485				39,494
Business acquisition consideration	110	1	4,968				4,969
Exercise of stock options	835	8	22,722				22,730
Employee stock purchase plan	603	6	26,378				26,384
Conversion of 5¼% Convertible Senior Subordinated Notes	40	1	1,629				1,630
Grant of restricted stock			3,295		(3,295)		—
Amortization of unearned compensation					2,975		2,975
Other			10				10
Balance at December 31, 2003	97,077	971	1,892,517	757,467	(3,622)	(72,837)	2,574,496
Comprehensive income:
Net income				381,880			381,880
Minimum pension liability, net of $3,773 tax benefit						(5,290)	(5,290)
Foreign currency translation adjustment, net of $4,541 tax expense						7,098	7,098
Unrealized losses on hedging instruments, net of $1,222 tax benefit						(1,911)	(1,911)
Unrealized loss on securities, reclassified to net income from other comprehensive loss, net of $154 tax expense						246	246
							382,023
Cash dividends paid on common stock				(43,418)			(43,418)
Shares issued:
Employee savings plans	871	9	53,828				53,837
Business acquisition consideration	110	1	6,981				6,982
Exercise of stock options	1,532	15	68,818				68,833
Employee stock purchase plan	705	7	32,924				32,931
Conversion of 5¼% Convertible Senior Subordinated Notes	7,317	73	292,246				292,319
Conversion of 4% Senior Subordinated Convertible Contingent Debt Securities (CODES)	7,801	78	430,353				430,431
Grant of restricted stock			3,635		(3,635)		—
Amortization of unearned compensation					3,325		3,325
Other	269	3	(2,001)				(1,998)
Balance at December 31, 2004	115,682	$1,157	$2,779,301	$1,095,929	$(3,932)	$(72,694)	$3,799,761

See notes to consolidated financial statements.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2004	2003	2002
Operating activities:
Net income	$381,880	$277,640	$178,097
Cumulative effect of a change in accounting principle	—	—	24,370
Loss on retirement of debt	4,973	11,225	16,187
Depreciation	91,541	77,340	66,230
Amortization of intangibles and other assets	27,408	18,083	9,630
Amortization of deferred debt issue costs (included in interest expense)	7,195	7,977	7,392
Deferred income tax provision	123,409	94,747	79,092
Minority interests in net income of consolidated subsidiaries	8,862	3,515	6,198
Contributions to employee savings plans in L–3 Holdings' common stock	53,837	39,494	28,138
Other non-cash items	(1,128)	279	515
Subtotal	697,977	530,300	415,849
Changes in operating assets and liabilities, excluding acquired amounts:
Contracts in process	(245,430)	(120,397)	(75,031)
Other current assets	(15,298)	(1,731)	(15,257)
Other assets	(32,953)	(15,861)	(16,641)
Accounts payable	62,168	(19,503)	(21,904)
Accrued employment costs	54,805	20,558	30,100
Accrued expenses	(3,361)	5,646	(2,581)
Billings in excess of costs and estimated profits	14,071	18,325	(24,744)
Customer advances	33,728	(4,773)	(11,272)
Income taxes	53,865	44,081	30,852
Other current liabilities	(20,452)	(36,206)	(9,263)
Pension and postretirement benefits	9,455	5,088	(1,670)
Other liabilities	7,214	19,008	20,517
All other operating activities, principally foreign currency translation	4,882	11,528	(495)
Subtotal	(77,306)	(74,237)	(97,389)
Net cash from operating activities	620,671	456,063	318,460
Investing activities:
Business acquisitions, net of cash acquired	(473,433)	(1,014,439)	(1,742,133)
Proceeds from sale of businesses	—	8,795	—
Capital expenditures	(80,507)	(82,874)	(62,058)
Dispositions of property, plant and equipment	11,968	3,854	3,548
Other investing activities	(13,471)	(3,393)	(9,885)
Net cash used in investing activities	(555,443)	(1,088,057)	(1,810,528)
Financing activities:
Borrowings under revolving credit facilities	—	295,000	566,000
Repayment of borrowings under revolving credit facilities	—	(295,000)	(566,000)
Borrowings under bridge loan facility	—	—	500,000
Repayment of borrowings under bridge loan facility	—	—	(500,000)
Proceeds from sale of senior subordinated notes	650,000	790,788	750,000
Redemption of senior subordinated notes	(205,751)	(187,650)	(237,468)
Proceeds from sale of L–3 Holdings' common stock, net	—	—	766,780
Debt issuance costs	(12,619)	(9,591)	(19,759)
Cash dividends paid on common stock	(43,418)	—	—
Proceeds from exercise of stock options	52,176	14,273	17,372
Proceeds from employee stock purchase plan	32,931	26,384	17,478
Distributions paid to minority interests	(7,537)	(1,975)	(2,854)
Other financing activities	(12,467)	(215)	(25,647)
Net cash from financing activities	453,315	632,014	1,265,902
Net increase (decrease) in cash	518,543	20	(226,166)
Cash and cash equivalents, beginning of the period	134,876	134,856	361,022
Cash and cash equivalents, end of the period	$653,419	$134,876	$134,856

See notes to consolidated financial statements.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

1.    Description of Business

L-3 Communications Holdings, Inc. conducts its operations and derives all of its operating income and cash flow from its wholly-owned subsidiary, L-3 Communications Corporation (L-3 Communications). L-3 Communications Holdings, Inc. (L-3 Holdings and, together with its subsidiaries, referred to herein as L-3 or the Company) is a leading supplier of a broad range of products and services used in a substantial number of aerospace and defense platforms. L-3 also is a major supplier of systems, subsystems and products on many platforms, including those for secure communication networks and communications products, mobile satellite communications, information security systems, shipboard communications, naval power systems, missiles and munitions, telemetry and instrumentation and airport security systems. The Company also is a prime system contractor for aircraft modernization and operations & maintenance (O&M), Command, Control and Communications (C3), Intelligence, Surveillance and Reconnaissance (ISR) collection systems and services, training and simulation, intelligence services and government support services. The Company's customers include the U.S. Department of Defense (DoD) and its prime contractors, the U.S. Department of Homeland Security (DHS), U.S. Government intelligence agencies, major aerospace and defense contractors, allied foreign government ministries of defense, commercial customers and certain other U.S. federal, state and local government agencies.

The Company has four reportable segments. During the third quarter of 2005 the Company renamed three of its four reportable segments as follows: (i) Secure Communications & ISR changed to Command, Control, Communications, Intelligence, Surveillance and Reconnaissance (C3 ISR), (ii) Training, Simulation & Government Services changed to Government Services, and (iii) Aircraft Modernization, O&M and Products changed to Aircraft Modernization and Maintenance (AM&M). The Specialized Products reportable segment name remained the same.

During the third quarter of 2005, the Company revised the aggregation of its operating segments within its four reportable segments in connection with its acquisition of The Titan Corporation (Titan), which was completed on July 29, 2005, to provide a more clearly defined presentation of L-3's businesses, focused on customers, markets, products and services and independent research and development. Consequently, the Company has restated its reportable segments, by reclassifying into the Specialized Products reportable segment the following: (i) L-3's aviation products operating segments, which were previously included within the Aircraft Modernization and Maintenance reportable segment, and (ii) L-3's Link Training and Microdyne Outsourcing operating segments, which was previously included within the Government Services reportable segment. Prior period reportable segment data included in Notes 3, 5 and 18 have been restated to conform to the current period presentation.

The C3ISR segment provides products and services for the global ISR market, C3 systems and secure, high data rate communication systems and equipment primarily for intelligence, reconnaissance and surveillance applications. The Company believes that these products and services are critical elements for a substantial number of major command, control, communication, intelligence gathering and space systems. These products and services are used to connect a variety of airborne, space, ground and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. The Government Services reportable segment provides communications systems support and engineering services, information technology services, teaching and training services, marksmanship training systems and services, and intelligence support and analysis services. The Aircraft Modernization and Maintenance reportable segment provides specialized aircraft modernization and upgrades, maintenance and logistics support services. The Specialized Products reportable segment provides a broad range of products, including naval warfare products, aviation products, telemetry and navigation products, sensors and imaging products, premium fuzing products, security systems, simulation devices, microwave components and information products.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

2.    Summary of Significant Accounting Policies

Basis of Presentation:    The accompanying financial statements comprise the consolidated financial statements of L-3 Holdings and L-3 Communications. L-3 Holdings' only asset is its investment in the common stock of L-3 Communications, its wholly-owned subsidiary. L-3 Holdings' obligations of 5¼% Convertible Senior Subordinated Notes due 2009 and 4% Senior Subordinated Convertible Contingent Debt Securities due 2011 (CODES) were converted into L-3 Holdings' common stock during 2004. L-3 Holdings has also guaranteed the borrowings under the senior credit facilities of L-3 Communications. L-3 Holdings' obligations have been jointly, severally, fully and unconditionally guaranteed by L-3 Communications and certain of its domestic subsidiaries, and accordingly, such debt has been reflected as debt of L-3 Communications in its consolidated financial statements in accordance with the U.S. Securities and Exchange Commission's (SEC) Staff Accounting Bulletin (SAB) No. 54. In addition, all issuances of and conversions into L-3 Holdings' equity securities, including grants of stock options and restricted stock by L-3 Holdings to employees of L-3 Communications, have been reflected in the consolidated financial statements of L-3 Communications. As a result, the consolidated financial positions, results of operations and cash flows of L-3 Holdings and L-3 Communications are substantially the same. See Note 20 for additional information.

Principles Of Consolidation:    The consolidated financial statements of the Company include all wholly-owned and significant majority-owned subsidiaries. All significant intercompany transactions are eliminated in consolidation. Investments in equity securities, joint ventures and limited liability corporations over which the Company has significant influence but does not have voting control are accounted for by the equity method. Investments over which the Company does not have significant influence and do not have readily determinable fair values are accounted for using the cost method.

Sales And Costs And Expenses Presentation:    The Company presents its sales and costs and expenses in two categories on the statement of operations, "Contracts, primarily U.S. Government" and "Commercial, primarily products." Sales and costs and expenses for the Company's businesses that are primarily U.S. Government contractors are presented as "Contracts, primarily U.S. Government." The sales for the Company's U.S. Government contractor businesses are transacted using written revenue arrangements, or contracts, which primarily require the Company to design, develop, manufacture, modify, upgrade, test and integrate complex aerospace and electronic equipment, and to provide related engineering and technical services according to the buyer's specifications. Such buyers are predominantly the U.S. Department of Defense and other agencies of the U.S. Government, allied foreign government ministries of defense and defense prime contractors. These contracts are covered by the American Institute of Certified Public Accountants (AICPA) Statement of Position 81-1, Accounting for Performance of Construction — Type and certain Production-Type Contracts (SOP 81-1), Accounting Research Bulletin No. 43, Chapter 11, Section A, Government Contracts, Cost-Plus-Fixed Fee Contracts (ARB 43) and Accounting Research Bulletin No. 45, Long-Term Construction Type Contracts (ARB 45). Sales reported under "Contracts, primarily U.S. Government" also include certain sales from contracts with domestic and foreign commercial customers, which also are within the scope of SOP 81-1 and ARB 45. Additionally, certain fixed price contacts require the Company to perform services that are not related to the production of tangible assets which are not covered by SOP- 81-1, and these sales are recognized in accordance with the SEC's SAB No. 104, Revenue Recognition (SAB 104). Sales and costs and expenses for the Company's businesses whose customers are primarily commercial business enterprises are presented as "Commercial, primarily products". Most of these sales are recognized in accordance with SAB 104, and substantially all of the related revenue arrangements are not within the scope of SOP 81-1, ARB 43 or ARB 45. The Company's commercial businesses are substantially comprised of Aviation Communication & Surveillance Systems (ACSS), Aviation Recorders, Microwave Components, Security & Detection Systems and Avionics Systems.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

Cash and Cash Equivalents:    Cash equivalents consist of highly liquid investments with a maturity of three months or less at time of purchase.

Revenue Recognition:    The substantial majority of the Company's direct and indirect sales to the U.S. Government and certain of the Company's sales to allied foreign governments and commercial customers are within the scope of SOP 81-1, ARB 43 and ARB 45 and sales and profits on them are recognized using percentage-of-completion methods of accounting. Sales and profits on fixed-price production contracts under which units are produced and delivered in a continuous or sequential process are recorded as units are delivered based on their contractual selling prices (the "units-of-delivery" method). Sales and profits on fixed-price production contracts under which units are not produced and delivered in a continuous or sequential process, or under which a relatively few number of units are produced, are recorded based on the ratio of total actual incurred costs to date to the total estimated costs for each contract (the "cost-to-cost" method). Under the percentage-of-completion methods of accounting, a single estimated total profit margin is used to recognize profit for each contract over its entire period of performance, which can exceed one year. Amounts representing contract change orders or claims are included in sales and estimated contract values only when they can be reliably estimated and their realization is reasonably assured. Losses on contracts are recognized in the period in which they are determined. The impact of revisions of contract estimates, which may result from contract modifications, performance or other reasons, are recognized on a cumulative catch-up basis in the period in which the revisions are made. Sales and profits on fixed-price contracts that require us to perform services that are not related to production of tangible assets are recognized in accordance with SAB 104.

Sales and profits on cost-reimbursable type contracts that are within the scope of ARB 43 in addition to SOP 81-1 are recognized as allowable costs are incurred on the contract and become billable to the customer, at an amount equal to the allowable costs plus the estimated profit on those costs. The estimated profit on a cost-reimbursable contract is generally fixed or variable based on the contract fee arrangement. Incentive and award fees on these contracts are recorded as revenue when the conditions under which they are earned are reasonably assured of being met.

Sales and profits on time and material type contracts are recognized on the basis of direct labor hours expended at fixed hourly rates plus the cost of materials and other specified costs.

Sales on arrangements that are not within the scope of SOP 81-1, ARB 43 or ARB 45 are recognized in accordance with SAB 104. Sales are recognized when there is persuasive evidence of an arrangement, delivery has occurred or services have been performed, the selling price to the buyer is fixed or determinable and collectibility is reasonably assured. For fixed-price contracts that are not within the scope of SOP 81-1, which the performance of services are not related to production of tangible assets and do not contain measurable units of work performed, sales are recognized on straight-line basis over the contractual service period. For fixed-price service contracts that are not within the scope of SOP 81-1, and contain measurable units of work performed, sales are recognized when the units of work are completed.

Contracts in Process:    Contracts in process include receivables and inventories for contracts that are within the scope of SOP 81-1, ARB 43 and ARB 45, as well as receivables and inventories related to other contractual arrangements. Billed Receivables represent the uncollected portion of amounts recorded as sales and billed to customers for all revenue arrangements, net of allowances for uncollectible accounts. Unbilled Contract Receivables represent accumulated incurred costs and earned profits or losses on contracts in process that have been recorded as sales, primarily using the cost-to-cost percentage of completion method, which have not yet been billed to customers. Inventoried Contract Costs represent incurred costs on contracts in process that have not yet been recognized as costs and expenses because the related sales, which are primarily recorded using the units-of-delivery percentage of completion method, have not been recognized. Contract costs include direct costs and indirect costs, including overhead costs. As discussed below in Note 4, the Company's inventoried contract costs for U.S. Government contracts,

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

and contracts with prime contractors or subcontractors of the U.S. Government include allocated general and administrative costs, independent research and development costs and bid and proposal costs. Contracts in Process contain amounts relating to contracts and programs with long performance cycles, a portion of which may not be realized within one year. For contracts in a loss position, the unrecoverable costs expected to be incurred in future periods are recorded in Estimated Costs in Excess of Estimated Contract Value to Complete Contracts in Process, which is a component of Other Current Liabilities. Under the terms of certain revenue arrangements (contracts) with the U.S. Government, the Company may receive progress payments as it incurs costs, or milestone payments as it performs work. The U.S. Government has a security interest in the Unbilled Contract Receivables and Inventoried Contract Costs to which progress payments have been applied, and such progress payments are reflected as a reduction of the related Unbilled Contract Receivables and Inventoried Contract Costs. Milestone payments that have been received in excess of contract costs and estimated profits on revenue arrangements are reported on the Company's balance sheet as a component of current liabilities as Billings in Excess of Costs and Estimated Profits. Customer Advances are reported in the balance sheet as a component of current liabilities.

Inventories other than Inventoried Contract Costs are stated at the lower of cost or market primarily using the average cost method.

The Company values its acquired contracts in process on the date of acquisition at contract value less the Company's estimated costs to complete the contract and a reasonable profit allowance on the Company's completion effort commensurate with the profit margin that the Company earns on similar contracts.

Derivative Financial Instruments:    The Company has entered into interest rate swap agreements and foreign currency forward contracts. Derivative financial instruments also include embedded derivatives. The Company's interest rate swap agreements have been accounted for as fair value hedges. The difference between the variable interest rates paid on the interest rate swap agreements and the fixed interest rate on the debt instrument underlying the swap agreements is recorded as increases or decreases to interest expense. Upon termination of an interest rate swap agreement, the cash received or paid that relates to the future value of the swap agreements at the termination date is a deferred gain or loss, which is recognized as a decrease or increase to interest expense over the remaining term of the underlying debt instrument. Foreign currency forward contracts are accounted for as cash flow hedges. Gains and losses on foreign currency forward contracts are recognized in earnings when the underlying hedged transaction within contracts in process affects earnings. The embedded derivatives related to the issuance of the Company's debt are recorded at fair value with changes reflected in the statement of operations.

Property, Plant and Equipment:    Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is computed by applying principally the straight-line method to the estimated useful lives of the related assets. Useful lives range substantially from 10 to 40 years for buildings and improvements and 3 to 10 years for machinery, equipment, furniture and fixtures. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. When property or equipment is retired or otherwise disposed of, the net book value of the asset is removed from the Company's balance sheet and the net gain or loss is included in the determination of operating income.

Debt Issue Costs:    Costs to issue debt are capitalized and deferred when incurred, and subsequently amortized to interest expense over the term of the related debt using a method that approximates the effective interest method.

Identifiable Intangible Assets:    Identifiable intangible assets represent assets acquired as part of the Company's business acquisitions and include customer relationships, technology and non-compete

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

agreements. Effective January 1, 2002, the initial measurement of these intangible assets has been based on their fair values. The values assigned to acquired identifiable intangible assets are determined, as of the date of acquisition, based on estimates and judgements regarding expectations for the estimated future after-tax cash flows from those assets over their lives, including the probability of expected future contract renewals and sales, less a cost-of-capital charge, all of which is discounted to present value. Identifiable intangible assets are amortized over their estimated useful lives as the economic benefits are consumed, ranging from 5 to 20 years.

Goodwill:    Effective January 1, 2002, the Company accounts for goodwill in accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and other Intangible Assets. The carrying value of goodwill and indefinite lived identifiable intangible assets are not amortized, but are tested for impairment based on their estimated fair values using discounted cash flows valuation at the beginning of each year, and whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Prior to January 1, 2002, goodwill was amortized on a straight-line basis over periods ranging from 15 to 40 years except for goodwill related to acquisitions consummated after June 30, 2001. Prior to the adoption of SFAS 142, the Company evaluated the carrying amount of goodwill by reference to current and estimated profitability and undiscounted cash flows.

Income Taxes:    The Company provides for income taxes using the liability method. Deferred income tax assets and liabilities reflect tax carryforwards and the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes, as determined under enacted tax laws and rates. The effect of changes in tax laws or rates is accounted for in the period of enactment. Valuation allowances for deferred tax assets are provided when it is more likely than not that the assets will not be realized, considering, when appropriate, tax planning strategies.

Research and Development:    Independent research and development costs sponsored by the Company include bid and proposal costs, and relate to both U.S. Government products and services and those for commercial and foreign customers. The independent research and development (IRAD) and bid and proposal costs (B&P) for the Company's businesses that are U.S. Government contractors are recoverable indirect contract costs that are allocated to our U.S. Government contracts in accordance with U.S. Government procurement regulations, and are specifically excluded from the scope of SFAS No. 2, Accounting for Research and Development Costs (SFAS 2). In accordance with SOP 81-1 and the AICPA Audit and Accounting Guide, Audits of Federal Government Contractors, the Company includes IRAD and B&P costs allocated to U.S. Government contracts in inventoried contract costs, and charges them to costs of sales when the related contract sales are recognized as revenue. Research and development costs for the Company's businesses that are not U.S. Government contractors are expensed as incurred in accordance with SFAS 2.

Customer-funded research and development costs are incurred pursuant to contracts (revenue arrangements) to perform research and development activities according to customer specifications. These costs are not accounted for as research and development expenses in accordance with SFAS 2, and are also not indirect contract costs. Instead, these costs are direct contract costs and are expensed when the corresponding revenue is recognized, which is generally as the research and development services are performed. Customer-funded research and development costs are substantially all incurred under cost-reimbursable type contracts with the U.S. Government.

Computer Software Costs:    The Company's software development costs for computer software products to be sold, leased or marketed that are incurred after establishing technological feasibility for the computer software products are capitalized as other assets and amortized on a product by product basis using the amount that is the greater of the straight-line method over the useful life or the ratio of current revenues to total estimated revenues in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed. Substantially all of the capitalized software

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

development costs pertain to products of the Company's commercial businesses. Capitalized software development costs, net of accumulated amortization, was $34,557 at December 31, 2004 and $29,990 at December 31, 2003, and is included in Other Assets on the consolidated balance sheets. Amortization expense for capitalized software development costs was $7,760 for 2004, $6,917 for 2003 and $5,209 for 2002.

Stock-Based Compensation:    The Company accounts for employee stock-based compensation under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Compensation expense for employee stock-based compensation is recognized in income based on the excess, if any, of the fair value of L-3 Holdings' stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. When the exercise price for stock-based compensation arrangements granted to employees equals or exceeds the fair value of the L-3 Holdings common stock at the date of grant, the Company does not recognize compensation expense. The Company elected not to adopt the fair value based method of accounting for stock-based employee compensation as permitted by the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation (SFAS 123), as amended by SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS No. 123. Had the Company adopted the fair value based method provisions of SFAS 123 for all of its stock-based compensation, it would have recorded a non-cash expense for the estimated fair value of the stock-based compensation arrangements that the Company has granted to its employees amortized over the vesting period of the grants. Stock-based employee compensation is a non-cash expense, because the Company settles its stock-based compensation obligations by issuing shares of common stock instead of settling such obligations with cash payments. All of the stock options granted to employees by the Company are non-qualified stock options under U.S. income tax regulations. As discussed below in Recently Issued Accounting Standards, SFAS 123 was revised in December 2004.

The table below presents the "as reported" net income and L-3 Holdings earnings per share (EPS) and the "pro forma" net income and L-3 Holdings EPS that the Company would have reported if the Company had elected to recognize non-cash compensation expense in accordance with the fair value based method of accounting of SFAS 123.

	Year Ended December 31,
	2004	2003	2002
Net income:
As reported	$381,880	$277,640	$178,097
Pro forma	358,776	259,997	160,079
L-3 Holdings Basic EPS:
As reported	$3.54	$2.89	$2.05
Pro forma	3.33	2.71	1.84
L-3 Holdings Diluted EPS:
As reported	$3.33	$2.62	$1.90
Pro forma	3.13	2.47	1.72

The assumptions used to calculate the fair value of stock options at their grant dates are presented in Note 14.

Product Warranties:    Product warranty costs are accrued when revenue is recognized for the covered products. Product warranty expense is recognized based on the terms of the product warranty and the related estimated costs. Accrued warranty costs are reduced as product warranty costs are incurred.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

Use of Estimates:    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and costs and expenses during the reporting period. The most significant of these estimates and assumptions relate to contract revenue, profit and loss recognition, market values for inventories reported at lower of cost or market, pension and postretirement benefit obligations, recoverability and valuation of recorded amounts of long-lived assets, identifiable intangible assets, goodwill, income taxes, including the valuations of deferred tax assets, litigation reserves and environmental obligations. Changes in estimates are reflected in the periods during which they become known. Actual amounts will differ from these estimates.

Recently Issued Accounting Standards:    In December of 2004, the FASB revised its FASB Statement No. 123, Accounting for Stock Based Compensation (SFAS 123) and renamed it FASB Statement No. 123, Share-Based Payment (SFAS 123R). SFAS 123R requires that compensation expense relating to share-based payment transactions be recognized in financial statements at estimated fair value. The scope of SFAS 123R includes a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. This standard replaces SFAS 123 and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. The Company is required to adopt the provisions of SFAS 123R for the interim period ending September 30, 2005. The Company is currently assessing the provisions of SFAS 123R. The Company previously elected not to adopt the fair value based method of accounting for stock-based employee compensation as permitted by SFAS 123. The adoption of SFAS 123R will result in the recording of non-cash compensation expenses, which is not currently recognized in the Company's financial statements. In accordance with SFAS 123, the Company discloses pro forma net income and earnings per share adjusted for non-cash compensation expense arising from the estimated fair value of share-based payment transactions. See "Stock-Based Compensation" above for a further discussion of the Company's accounting for stock-based employee compensation and disclosure of pro forma historical net income and earnings per share.

The U.S. enacted the American Jobs Creation Act of 2004 (the American Jobs Creation Act) in October 2004 which contains many provisions affecting corporate taxation. The American Jobs Creation Act phases out the extraterritorial income (ETI) exclusion benefit for export sales and phases in a new tax deduction for income from qualified domestic production activities (QPA) over a transition period beginning in 2005. In December 2004, the FASB issued FASB Staff Position 109-1 (FSP 109-1), which provides guidance that the QPA deduction should be treated as a special income tax deduction as described in SFAS 109. As such, QPA has no impact on the Company's deferred tax assets or liabilities existing as of the enactment date. Rather, the QPA deduction will be reported in the period that the deductions are claimed on the Company's income tax returns. While the Company has not completed its evaluation of the net impact of the American Jobs Creation Act, the Company believes that the benefit from the phase-in of the OPA deduction will be substantially equivalent to the lost benefit from the phase-out of the ETI exclusion in 2005. The Company does not expect that the other provisions included in the American Jobs Creation Act will have a significant impact on the Company's financial position, results of operations or cash flows.

On September 30, 2004, the EITF reached a consensus on issue No. 04-8, The Effect of Contingently, Convertible Debt on Diluted Earnings per Share. See Note 12 for a description of EITF No. 04-8 and its impact on the Company's results of operations.

On December 8, 2003, President Bush signed the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act). This Act introduces a federal subsidy to employers who sponsor retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

Part D. On January 21, 2005, the Centers for Medicare and Medical Services (CMS) released final regulations implementing the Act. The Company has not determined the possible effect of the final regulations on its accumulated postretirement benefit obligation. In May of 2004, the FASB issued FASB Staff Position 106-2, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (FSP 106-2). FSP 106-2 provides guidance on the accounting for the effects of the Act and requires certain disclosures regarding the effect of the federal subsidy provided by the Act. In accordance with FSP 106-2 the Company has accounted for the effect of the Act on a preliminary basis and disclosed the effect in Note 16 of these audited consolidated financial statements.

Reclassifications:    Effective January 1, 2004, the Company combined its explosives detection systems (EDS) business into L-3 Security and Detection Systems, its IMC business into L-3 Government Services, Inc., the EMP business into its ESSCO business and the Apcom business into its Communication Systems-East business (2004 Business Realignments). As a result of the 2004 Business Realignments, reclassifications between "Contracts, primarily U.S. Government" and "Commercial, primarily products" have been made to the prior period sales and operating income amounts, however, since EDS was primarily a U.S. Government contracting business prior to 2003, the sales and operating income for EDS were not reclassified for 2002 and 2001. Specifically, $96,456 of 2003 sales, $9,070 of 2002 sales, $26,293 of 2003 operating income and $6,149 of 2002 operating loss was reclassified from "Contracts, primarily U.S. Government" to "Commercial, primarily products." Additionally, $30,645 of 2003 sales, $9,239 of 2002 sales, $2,126 of 2003 operating income and $7,432 of 2002 operating loss was reclassified from "Commercial, primarily products" to "Contracts, primarily U.S. Government." The 2004 Business Realignments and related reclassifications did not result in any changes to the Company's consolidated results of operations, financial position or cash flow.

3.    Acquisitions

2004 Business Acquisitions

During 2004, in separate transactions, the Company acquired 11 businesses, for an aggregate purchase price of $434,673 in cash, plus acquisition costs. Based on preliminary purchase price allocations, the goodwill recognized for these business acquisitions was $366,529, of which $110,810 is expected to be deductible for income tax purposes. Goodwill of $8,212 was preliminarily assigned to the C3ISR segment, $51,639 to the Government Services segment, $60,612 to the Aircraft Modernization and Maintenance segment and $246,066 to the Specialized Products segment. The 2004 business acquisitions were financed with cash on hand. The purchase prices for Beamhit LLC, AVISYS, Inc., D.P. Associates, Inc., Cincinnati Electronics, Inc., BAI Aerosystems, Inc. and L-3 Electronic Systems are subject to adjustment based on the closing date net assets or net working capital of the respective acquired business. The Company completed the business acquisitions listed below during 2004:

•	Substantially all of the assets and certain specified liabilities of Beamhit LLC on May 13, 2004, for $40,000 in cash, plus additional consideration contingent upon the financial performance of Beamhit for the years ending December 31, 2005, 2006 and 2007. Any such additional consideration will be accounted for as goodwill. Beamhit is a developer and supplier of laser marksmanship training systems, and adds a series of new products to the Company's expanding role in readiness training and simulation products and services;

•	Substantially all of the assets and liabilities of Brashear, LP on June 14, 2004, for $36,290 in cash. Brashear is a developer and supplier of complex electro-optical systems, including laser ranging and tracking systems, test range instrumentation, telescope systems, naval fire control systems and laser beam directors for military and international customers. Brashear adds new capabilities to the Company's role in advanced optics;

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

•	Substantially all of the assets and liabilities of the Commercial Infrared business of Raytheon Company (Raytheon) on November 9, 2004, for $44,212 in cash. The business was renamed L-3 Communications Infrared Products (Infrared Products). Infrared Products is a leading producer of uncooled thermal imaging products for the public safety, fire and rescue, security, transportation and industrial markets;

•	All of the outstanding stock of Cincinnati Electronics, Inc. on December 9, 2004, for $176,438 in cash. Cincinnati Electronics designs and manufactures a range of infrared (IR) detectors, imaging sensors, missile warning systems, space launch vehicle products and spacecraft electronics;

•	All of the outstanding stock of the Canadian Navigation Systems and Space Sensors System business of Northrop Grumman on December 30, 2004, for $65,000 in cash. The business was renamed L-3 Electronics Systems (LES). LES designs, develops and integrates electronic products and systems for aviation and ground vehicles, primarily in Canada and the United States; and

•	AVISYS, Inc., the General Electric Driver Development (GEDD) business, Bay Metals and Fabrication, Inc., BAI Aerosystems (BAI), certain video security product lines of Sarnoff Corporation and D.P. Associates, Inc. for an aggregate purchase price of $72,733 in cash, plus additional consideration, expected not to exceed $31,500, which is contingent upon the financial performance for certain of these acquired businesses for the years ending December 31, 2005 and 2006.

2003 Business Acquisitions

Vertex Aerospace.    On December 1, 2003, the Company acquired Vertex Aerospace LLC (Vertex). In May of 2004, the Company and the seller of Vertex Aerospace agreed to a final purchase price of $664,750, based on the closing date net assets of Vertex Aerospace. The final purchase price, excluding acquisition costs, represents an $11,500 increase to the contractual consideration paid prior to May of 2004. Based on the final purchase price allocation for Vertex, goodwill of $498,643 was assigned to the Aircraft Modernization and Maintenance segment and approximately $440,362 is expected to be deductible for income tax purposes. Vertex is a leading provider of aerospace and other technical services to the U.S. Department of Defense and other U.S. Government agencies. Vertex's services include logistics support, modernization and maintenance for fixed and rotary wing aircraft, supply chain management and pilot training. Vertex's engineering and technical staff support tactical, cargo and utility aircraft and other defense-related platforms.

The table below presents a summary of the final purchase price allocation for Vertex, which includes the final appraisals and other valuations of fair values of the assets acquired and liabilities assumed on the closing date of the acquisition (December 1, 2003).

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

Cash	$2,187
Contracts in process	163,494
Deferred income taxes	14,059
Other current assets	1,490
Property, plant and equipment	28,563
Goodwill	498,643
Intangible assets	49,335
Deferred income taxes	939
Total assets acquired	758,710
Current liabilities	79,624
Long-term liabilities	11,114
Total liabilities assumed	90,738
Net assets acquired	$667,972

During 2003, in separate transactions, the Company also acquired five businesses for an aggregate consideration of $353,611 in cash, plus acquisition costs. These acquisitions were financed with cash on hand. Based on the final purchase price allocations, the goodwill recognized for these business acquisitions was $315,582, of which $300,631 is expected to be deductible for income tax purposes. Goodwill of $44,603 was assigned to the C3ISR segment, $90,379 was assigned to the Aircraft Modernization and Maintenance segment and $180,600 was assigned to the Specialized Products segment. The Company completed the business acquisitions listed below during 2003:

•	Certain defense and aerospace assets of IPICOM, Inc. (IPICOM) on December 10, 2003. This acquisition adds innovative optical networking technology to the Company's existing and growing ISR and secure communications businesses;

•	The net assets of the Military Aviation Services (MAS) business of Bombardier, Inc. on October 31, 2003. MAS provides a full range of technical services in the areas of aircraft maintenance, repair and upgrade for military aircraft, and the refurbishment and modernization of selected commercial aircraft. Its customers include the Canadian Armed Forces, the DoD, aerospace and defense prime contractors and foreign military organizations;

•	All of the outstanding common stock of Klein Associates, Inc. (Klein), a business unit of OYO Corporation of Japan, on September 30, 2003. Klein designs, manufactures and supports side-scan sonar, sub-bottom profilers and related instruments and accessories for undersea search and survey, including intrusion detection systems for port security applications. Klein provides complimentary product capabilities, which the Company has integrated into L-3's port and maritime security systems offerings. Klein is also synergistic with the Company's acoustic undersea warfare products;

•	All of the outstanding common stock of Aeromet, Inc. (Aeromet), on May 30, 2003. Aeromet designs, develops and integrates infrared and optical systems for airborne ISR. The acquisition advances the Company's strategy to expand its electro-optical and infrared product lines and provides the Company with the ability to apply Aeromet's technology to L-3's current ISR products; and

•	All of the outstanding common stock of the avionics systems (Avionics Systems) business of Goodrich Corporation, on March 28, 2003. Avionics Systems develops and manufactures innovative avionics solutions for substantially all segments of the aviation market, and sells its products to the military, business jet, general aviation, rotary wing aircraft and air transport markets.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

2002 Business Acquisitions

Aircraft Integration Systems.    On March 8, 2002, the Company acquired the assets of Aircraft Integration Systems (AIS), a division of Raytheon Company (Raytheon), for approximately $1,148,700 in cash, which includes $1,130,000 for the original contract purchase price, and an increase to the contract purchase price of approximately $18,700 related to additional net assets received at closing, plus acquisition costs. Following the acquisition, the Company changed AIS's name to L-3 Communications Integrated Systems (IS). The purchase price is subject to adjustment based on the IS closing date net tangible book value, as defined in the asset purchase agreement. Based on the purchase price allocation for IS, the goodwill recognized was $765,879, of which $514,728 is expected to be deductible for income tax purposes. Goodwill of $520,798 was assigned to the C3ISR segment and $245,081 was assigned to the Aircraft Modernization and Maintenance segment. The Company acquired IS because it is a long-standing supplier of critical communication and signal intelligence and unique sensor systems for special customers within the U.S. Government.

The Company is continuing its discussions with Raytheon regarding the adjustment of the purchase price for the acquisition of AIS. The AIS purchase price submitted by Raytheon to the Company amounted to approximately $1,163,000. The Company believes that, in accordance with the terms of the AIS asset purchase agreement concerning the closing date balance sheet, the purchase price for AIS submitted by Raytheon should be reduced by $100,000 to $1,063,000. In accordance with the asset purchase agreement, the Company and Raytheon are in the formal process of settling the disagreement and engaging a neutral accountant to arbitrate the final purchase price. Any amount received by the Company for a reduction to the AIS purchase price will be recorded as a reduction to goodwill.

During 2002, in separate transactions, the Company also acquired ten businesses for an aggregate consideration of $572,735, plus acquisition costs. Based on the final purchase price allocations, the goodwill recognized for the business acquisitions was $412,237, of which $76,193 is expected to be deductible for income tax purposes. Goodwill of $36,435 was assigned to the C3ISR segment, $110,376 was assigned to the Government Services segment and $265,426 was assigned to the Specialized Products segment. The Company completed the business acquisitions listed below during 2002.

•	All of the outstanding common stock of the detection systems business of PerkinElmer (Detection Systems) on June 14, 2002. Detection Systems offers X-ray screening for several major security applications, including: (1) aviation systems for checked and oversized baggage, break bulk cargo and air freight; (2) port and border applications including pallets, break bulk and air freight; and (3) facility protection, such as parcels, mail and cargo. Detection Systems has a broad range of systems and technology. Detection Systems' customer base includes major airlines and airports, a number of domestic agencies, such as the U.S. Customs Service, U.S. Marshals Service, U.S. Department of Agriculture and U.S. Department of State, and international authorities throughout Europe, Asia and South America;

•	All of the outstanding common stock of Telos Corporation (Telos), a business incorporated in California, which provides software development for command, control and communications and other related services for military and national security requirements, on July 19, 2002;

•	All of the outstanding common stock of ComCept, Inc. (ComCept), a company with network-centric warfare capabilities, including requirements development, modeling, simulation, communications and systems development and integration for ISR, on July 31, 2002;

•	All of the outstanding common stock of Technology, Management and Analysis Corporation (TMA), a provider of professional services to the DoD, primarily in support of the Naval surface and combat fleet, on September 23, 2002. The core competencies of TMA include engineering, logistics, ship test and trials, network engineering and support and hardware and software products;

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

•	The net assets of Northrop Grumman's Electron Devices and Displays-Navigation Systems-San Diego businesses on October 25, 2002. Electron Devices is a supplier of microwave power devices to major prime contractors on key military programs, including missile seekers, aircraft navigation and landing systems, airborne and ground radar and electronic warfare and communications systems. Following the acquisition, the Company changed the name of Electron Devices to L-3 Communications Electron Devices (Electron Devices). Displays-Navigation Systems is a supplier of ruggedized displays and computer and electronic systems for both military and commercial applications. Following the acquisition, the Company changed the name of Displays-Navigation Systems to L-3 Communications Ruggedized Command and Control Solutions (Ruggedized Command & Control);

•	All of the outstanding common stock of Wolf Coach, Inc. (Wolf Coach), a producer of mobile communications vehicles, which are sold to customers in the television industry, the military and to the homeland defense market, on November 1, 2002. The acquisition is subject to additional purchase price not to exceed $1,350 which is contingent upon the financial performance of Wolf Coach for the fiscal year ending October 31, 2005. Any such additional consideration will be accounted for as goodwill;

•	All of the outstanding common stock of International Microwave Corporation (IMC), a global communications company that provides wireless communications, network support services, information technology, defense communications and enhanced surveillance systems, on November 8, 2002;

•	All of the outstanding common stock of Westwood Corporation (Westwood), a supplier of shipboard power control, switchgear and power distribution systems to the United States Navy, Army, Air Force and Coast Guard, on November 13, 2002;

•	All of the outstanding common stock of Wescam Inc. (Wescam), a designer and manufacturer of systems for defense applications that capture images from mobile platforms and transmit them in real time to tactical command centers for interpretation and for commercial broadcast applications to production facilities; and

•	All of the outstanding common stock of Ship Analytics, Inc. (Ship Analytics), a producer of crisis management software that provides command and control for homeland security applications, on December 19, 2002. Ship Analytics also designs, manufactures and operates real-time simulation systems for critical shipboard operations for commercial maritime and naval customers. The acquisition is subject to additional purchase price not to exceed $4,500, which is contingent upon the financial performance of Ship Analytics for the year ending December 31, 2005. Any such additional consideration will be accounted for as goodwill.

Additionally, during the years ended December 31, 2004, 2003 and 2002, the Company purchased other businesses, which, individually and in the aggregate, were not material to the Company's consolidated results of operations, financial position or cash flows in the year acquired.

Substantially all of the acquisitions were initially financed with cash on hand or borrowings under the Company's bank credit facilities.

All of the business acquisitions are included in the Company's results of operations from their respective effective dates of acquisition. The assets and liabilities recorded in connection with the purchase price allocations for the acquisitions of Beamhit, Brashear, AVISYS, GEDD, Bay Metals Infrared Products, Cincinnati Electronics, LES, D.P. Associates and BAI, all of which were acquired in 2004, are based upon preliminary estimates of fair values for contracts in process, inventories, estimated costs in excess of estimated contract value to complete contracts in process in a loss position, identifiable

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

intangibles, goodwill, plant and equipment, and deferred income taxes. Actual adjustments will be based on the final purchase prices, including the payment of contingent consideration and final appraisals and other analyses of fair values, which are in process. The Company expects to complete the preliminary purchase price allocations in 2005. The Company does not expect the differences between the preliminary and final purchase price allocations for these acquisitions to be material.

Unaudited Pro Forma Statement of Operations Data

Assuming the business acquisitions the Company completed during 2004 occurred on January 1, 2004, the unaudited pro forma sales, net income and diluted earnings per share would have been approximately $7,184,700, $381,100 and $3.32, respectively, for the year ended December 31, 2004.

Assuming the business acquisitions the Company completed during 2004 and 2003 occurred on January 1, 2003, the unaudited pro forma sales, net income and diluted earnings per share would have been approximately $6,160,800, $291,200 and $2.74, respectively, for the year ended December 31, 2003.

Assuming the business acquisitions the Company completed during 2003 and 2002 occurred on January 1, 2002, the unaudited pro forma sales, income before cumulative effect of a change in accounting principle, net income and diluted earnings per share would have been approximately $5,474,500, $198,500, $174,100 and $1.74, respectively, for the year ended December 31, 2002.

The pro forma results disclosed in the preceding paragraphs are based on various assumptions and are not necessarily indicative of the results of operations that would have occurred had the Company completed the acquisitions on January 1, 2002, January 1, 2003 and January 1, 2004.

Business Acquisitions Completed After the Balance Sheet Date

On February 3, 2005, the Company acquired substantially all of the Marine Controls division of CAE. The remaining business operations of the Marine Controls division will be acquired following the receipt of required approvals. On February 25, 2005, the Company acquired the Propulsion Systems business unit of General Dynamics. On February 28, 2005, the Company acquired the Electron Dynamic Devices business of the Boeing Company. The aggregate purchase price paid in cash for these business acquisitions was $471,807. The Company financed these acquisitions using cash on hand.

4.    Contracts in Process

The components of contracts in process are presented in the table below. The unbilled contract receivables, inventoried contract costs and unliquidated progress payments are principally related to contracts with the U.S. Government and prime contractors or subcontractors of the U.S. Government.

	December 31,
	2004	2003
Billed receivables, less allowances of $16,541 and $25,221	$781,931	$637,254
Unbilled contract receivables	810,720	676,604
Less: unliquidated progress payments	(179,276)	(193,672)
Unbilled contract receivables, net	631,444	482,932
Inventoried contract costs, gross	432,741	353,247
Less: unliquidated progress payments	(50,927)	(17,624)
Inventoried contract costs, net	381,814	335,623
Inventories at lower of cost or market	183,838	159,539
Total contracts in process	$1,979,027	$1,615,348

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

Unbilled Contract Receivables.    Unbilled contract receivables represent accumulated incurred costs and earned profits on contracts that have been recorded as sales, which have not yet been billed to customers. The majority of unbilled contract receivables arise from the cost-to-cost percentage-of-completion (POC) method, which is used to record sales on certain fixed-price contracts as costs are incurred at amounts equal to the ratio of cumulative costs incurred to total estimated costs at completion, multiplied by the total estimated contract revenue. Unbilled contract receivables from fixed price-type contracts are converted to billed receivables when amounts are invoiced to customers according to contractual billing terms, which generally occur when deliveries or other performance milestones are completed. To a lesser extent, unbilled contract receivables also arise from cost reimbursable-type contracts and time & material-type contracts, for revenue amounts that have not been billed by the end of the accounting period due to the timing of preparation of invoices for customers. The Company believes that approximately 89% of the unbilled contract receivables at December 31, 2004 will be billed and collected within one year.

Unliquidated Progress Payments.    Unliquidated progress payments arise from fixed price-type contracts with the U.S. Government that contain progress payment clauses, and represent progress payment invoices which have been collected in cash, but have not yet been liquidated. Progress payment invoices are billed to the customer as contract costs are incurred at an amount generally equal to 75% to 80% of incurred costs. Unliquidated progress payments are liquidated as deliveries or other contract performance milestones are completed, at an amount equal to a percentage of the contract sales price for the items delivered or work performed, based on a contractual liquidation rate. Therefore, unliquidated progress payments are a contra asset account, and are classified against unbilled contract receivables if revenue for the underlying contract is recorded using the cost-to-cost POC method, and against inventoried contract costs if revenue is recorded using the units-of-delivery POC method.

Inventoried Contract Costs.    In accordance with SOP 81-1 and the AICPA Audit and Accounting Guide, Audits of Federal Government Contractors, the Company's Inventoried Contract Costs include selling, general and administrative (SG&A) costs, independent research and development (IRAD) costs and bid and proposal (B&P) costs allocated to U.S. Government contracts (revenue arrangements) for which the U.S. Government is the end customer, because they are reimbursable indirect contract costs on revenue arrangements with the U.S. Government, pursuant to U.S. Government procurement regulations. The Company accounts for SG&A, IRAD and B&P costs allocated to U.S. Government contracts as product costs, instead of period expenses, and charges them to costs of sales when sales are recognized. Therefore, such allocated indirect costs are included in inventoried contract costs prior to the recognition of cost of sales for the related revenue arrangement (contract).

The table below presents a summary of SG&A, IRAD and B&P costs included in inventoried contract costs and the changes to them, including amounts used in the determination of costs and expenses for "Contracts, primarily U.S. Government." The cost data in the table below does not include the SG&A and research and development expenses for the Company's businesses that are primarily not U.S. government contractors, which are separately presented on the statements of operations under costs and expenses for "Commercial, primarily products" and are expensed as incurred.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

	Year Ended December 31,
	2004	2003	2002
Amounts included in inventoried contract costs at beginning of period	$38,024	$52,253	$19,970
Add: Amounts included in acquired inventoried contract costs	5,555	—	34,417
Amounts incurred during the period(1)	582,933	485,694	430,622
Less: Amounts charged to costs and expenses during the period	(582,848)	(499,923)	(432,756)
Amounts included in inventoried contract costs at end of period	$43,644	$38,024	$52,253

(1)	Incurred costs include IRAD and B&P costs of $149,388 for 2004, $129,366 for 2003, and $124,248 for 2002.

Inventories at Lower of Cost or Market.    The table below presents the components of Inventories at lower of cost or market at December 31, 2004 and 2003.

	2004	2003
Finished goods	$42,577	$44,254
Work in process	51,302	49,559
Raw materials, components and sub-assemblies	89,959	65,726
Total	$183,838	$159,539

5.    Goodwill and Other Intangible Assets

Effective January 1, 2002, the Company ceased recording goodwill amortization expense and began testing goodwill for impairment based on estimated fair values at the beginning of the year using a discounted cash flows valuation. Based on the estimated fair values of the Company's reporting units as of January 1, 2002, the goodwill for certain space and broadband commercial communications businesses included in the Specialized Products segment was impaired. In the first quarter of 2002, the Company completed its valuation of the assets and liabilities for these businesses and recorded an impairment charge of $24,370, net of a $6,428 income tax benefit. The impairment charge was recorded as a cumulative effect of a change in accounting principle effective January 1, 2002, in accordance with the adoption provisions of SFAS No. 142.

Goodwill.    The table below presents the changes in goodwill allocated to each of our reportable segments during the year ended December 31, 2004. At December 31, 2004, the goodwill of $175,248 allocated to Cincinnati Electronics, Inc., which was acquired on December 9, 2004, was preliminary assigned to the C3ISR reportable segment. During the first quarter of 2005, the Company completed its evaluation of the reportable segment classification for Cincinnati Electronics and assigned it to the Specialized Products reportable segment. Also, in connection with the Company's revised aggregation of its operating segments among its four reportable segments, the Company restated the balances at January 1, 2004 to conform to the current year presentation by reclassifying $517,420 of goodwill to the Specialized Products reportable segment. The Company reclassified $90,702 from the Government Services reportable segment for the Link Training and Microdyne Outsourcing operating segments and $426,718 from the Aircraft Modernization and Maintenance reportable segment for the ACSS, Avionics Systems, Aviation Recorders, Display Systems, and Electrodynamics operating segments.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

	C3ISR	Government Services	Aircraft Modernization and Maintenance	Specialized Products	Consolidated Total
Balance January 1, 2004	$726,880	$420,949	$924,100	$1,580,507	$3,652,436
Business acquisitions	18,491	52,383	74,807	256,697	402,378
Balance December 31, 2004	$745,371	$473,332	$998,907	$1,837,204	$4,054,814

During the year ended December 31, 2004, goodwill was increased by a total of $402,378, which was comprised of (i) $366,529 for business acquisitions completed during the year ended December 31, 2004, (See Note 3) (ii) $36,034 for increases to purchase price payments for certain business acquisitions completed prior to January 1, 2004, related to the final closing date net assets and contingent purchase price adjustments or earnouts, which were resolved during the period, and (iii) a decrease of $185 primarily related to final estimates of fair value for assets acquired and liabilities assumed in connection with business acquisitions completed prior to January 1, 2004.

Identifiable Intangible Assets.    The gross carrying amount and accumulated amortization balances of the Company's identifiable intangible assets that are subject to amortization are presented in the tables below. The Company has no indefinite-lived identifiable intangible assets.

	December 31, 2004
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Identifiable intangible assets that are subject to amortization:
Customer relationships	$164,041	$17,709	$146,332
Technology	43,595	5,303	38,292
Non-compete agreements	2,000	820	1,180
Total	$209,636	$23,832	$185,804

	December 31, 2003
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Identifiable intangible assets that are subject to amortization:
Customer relationships	$154,770	$6,519	$148,251
Technology	14,500	2,325	12,175
Non-compete agreements	2,000	270	1,730
Total	$171,270	$9,114	$162,156

The Company recorded amortization expense for its identifiable intangible assets of $14,718 for 2004, $6,610 for 2003 and $1,337 for 2002. Based on gross carrying amounts at December 31, 2004, the Company's estimate for identifiable intangible assets amortization expense for the years ending December 31, 2005 through 2009 are presented in the table below.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

Year Ending December 31,	Estimated Amortization Expense
2005	$20,629
2006	19,978
2007	18,732
2008	16,381
2009	15,110

6.    Other Current Liabilities and Other Liabilities

The components of other current liabilities are presented in the table below.

	December 31,
	2004	2003
Accrued product warranty costs	$49,816	$41,184
Estimated cost in excess of estimated contract value to complete contracts in process in a loss position	49,695	52,063
Accrued interest	29,871	25,898
Aggregate purchase price payable for acquired businesses	9,648	28,331
Notes payable and capital lease obligations	—	9,312
Deferred revenues	5,019	7,850
Current portion of net deferred gains from terminated interest rate swap agreements	3,284	4,246
Other	43,080	47,738
Total other current liabilities	$190,413	$216,622

The components of other liabilities are presented in the table below.

	December 31,
	2004	2003
Non-current portion of net deferred gains from terminated interest rate swap agreements	$21,928	$29,224
Accrued workers compensation	19,401	14,549
Long-term deferred tax liabilities	7,990	—
Fair value of interest rate swap agreements	2,036	—
Notes payable and capital lease obligations	13,911	1,485
Non-current portion of accrued product warranty costs	—	4,630
Other non-current liabilities	63,467	51,763
Total other liabilities	$128,733	$101,651

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

The table below presents the changes in the Company's accrued product warranty costs for the year ended December 31, 2004.

Balance at January 1, 2004	$45,814
Acquisitions during this period	3,003
Accruals for product warranties issued during the period	19,856
Accruals for product warranties existing before January 1, 2004(1)	3,518
Settlements made during the period	(22,375)
Balance at December 31, 2004	$49,816

(1)	Represents changes to estimated product warranty costs related to sales recognized prior to January 1, 2004.

7.    Property, Plant and Equipment

	December 31,
	2004	2003
Land	$35,399	$35,668
Buildings and improvements	207,855	147,860
Machinery, equipment, furniture and fixtures	465,214	417,978
Leasehold improvements	143,366	138,654
Gross property, plant and equipment	851,834	740,160
Less: accumulated depreciation and amortization	(294,862)	(220,411)
Property, plant and equipment, net	$556,972	$519,749

Depreciation expense for property, plant and equipment was $91,541 for 2004, $77,340 for 2003, and $66,230 for 2002.

8.    Debt

The components of long-term debt and a reconciliation to the carrying amount of long-term debt are presented in the table below.

	December 31,
	2004	2003
L-3 Communications:
Borrowings under Senior Credit Facilities	$—	$—
8% Senior Subordinated Notes due 2008	—	200,000
7 5/8% Senior Subordinated Notes due 2012	750,000	750,000
6 1/8% Senior Subordinated Notes due 2013	400,000	400,000
6 1/8% Senior Subordinated Notes due 2014	400,000	400,000
5 7/8% Senior Subordinated Notes due 2015	650,000	—
	2,200,000	1,750,000
L-3 Holdings:
5¼% Convertible Senior Subordinated Notes due 2009	—	298,370
4% Senior Subordinated Convertible Contingent Debt Securities due 2011	—	420,000
Principal amount of long-term debt	2,200,000	2,468,370
Less: Unamortized discounts	(8,158)	(11,070)
Fair value of interest rate swap agreements	(2,036)	—
Carrying amount of long-term debt	$2,189,806	$2,457,300

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

L-3 Communications

At December 31, 2004, the Company's Senior Credit Facilities were comprised of a $500,000 five-year revolving credit facility maturing on May 15, 2006 and a $250,000 364-day revolving facility. The 364-day revolving credit facility expired on February 22, 2005.

At December 31, 2004, available borrowings under the Company's Senior Credit Facilities were $677,521, after reductions for outstanding letters of credit of $72,479. There were no outstanding borrowings under the Senior Credit Facilities at December 31, 2004.

On March 9, 2005, the Company entered into a new five-year senior revolving credit facility (the New Senior Credit Facility) maturing on March 9, 2010 and allowing for total aggregate borrowings of up to $1,000,000. At March 9, 2005, available borrowings under our new senior credit facility were approximately $906,000, after reductions for outstanding letters of credit of approximately $94,000. At the time the Company entered into this facility, the existing senior credit facility was terminated.

Borrowings under the New Senior Credit Facility bear interest, at L-3 Communications' option, at either: (i) a "base rate" equal to the higher of 0.50% per annum above the latest federal funds rate and the Bank of America "prime rate" (as defined) plus a spread ranging from 0.75% to 0.00% per annum depending on L-3 Communications' Debt Rating at the time of determination or (ii) a "LIBOR rate" (as defined) plus a spread ranging from 1.75% to 0.625% per annum depending on L-3 Communications' Debt Rating at the time of determination. The Debt Rating is based on the ratings as determined by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. and Fitch Ratings of the Company's non-credit-enhanced, senior unsecured long-term debt.

L-3 Communications pays commitment fees calculated on the daily amounts of the available unused commitments under the New Senior Credit Facility at a rate ranging from 0.375% to 0.125% per annum, depending on L-3 Communications' Debt Rating in effect at the time of determination. L-3 Communications pays letter of credit fees calculated at a rate ranging from 1.3125% to 0.46875% per annum for performance and commercial letters of credit and 1.75% to 0.625% for financial letters of credit, in each case depending on L-3 Communications' Debt Rating at the time of determination.

On November 12, 2004, L-3 Communications sold $650,000 of 5 7/8% Senior Subordinated Notes due January 15, 2015 (2004 Notes) with interest payable semi-annually on January 15 and July 15 of each year commencing January 15, 2005. The net cash proceeds from this offering amounted to approximately $639,000 after deducting commissions and other offering expenses and were used to redeem the Company's 8% Senior Subordinated Notes due 2008 and to increase cash and cash equivalents. The 2004 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications. On or after January 15, 2010, the 2004 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, at redemption prices (plus accrued and unpaid interest) starting at 102.938% of the principal amount (plus accrued and unpaid interest) during the 12-month period beginning January 15, 2010 and declining annually to 100% of principal (plus accrued and unpaid interest) on January 15, 2013 and thereafter. Prior to January 15, 2008, L-3 Communications may redeem up to 35% of the 2004 Notes with the proceeds of certain equity offerings at a redemption price of 105.875% of the principal amount (plus accrued and unpaid interest).

On November 12, 2004, L-3 Communications initiated a full redemption of all of its outstanding $200,000 aggregate principal amount of 8% Senior Subordinated Notes due 2008 (December 1998 Notes). Such notes were redeemed by L-3 Communications at a redemption price of 102.667% of the principal amount thereof, plus accrued and unpaid interest. This redemption was completed on December 13, 2004. In connection with the early redemption of the December 1998 Notes, the Company recorded a pre-tax debt retirement charge of $4,969. The change was comprised of premiums of $5,334 and $2,751 to write

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

off the remaining balance of unamortized debt issue costs relating to these notes, partially offset by a gain of $3,116 to recognize the remaining balance of the deferred gain on the terminated interest rate swap agreements relating to these notes.

On December 22, 2003, L-3 Communications sold $400,000 of 6 1/8% Senior Subordinated Notes due January 15, 2014 (December 2003 Notes) at a discount of $7,372. The discount was recorded as a reduction to the principal amount of the notes and is amortized as interest expense over the term of the notes. The effective interest rate of the December 2003 Notes is 6.31% per annum. Interest is payable semi-annually on January 15 and July 15 of each year. The net cash proceeds from this offering amounted to approximately $390,000 after deducting the discounts, commissions and other offering expenses and were used to repay $275,000 of borrowings outstanding under the Senior Credit Facilities and to increase cash and cash equivalents. The December 2003 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications. On or after January 15, 2009, the December 2003 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, at redemption prices (plus accrued and unpaid interest) starting at 103.063% of the principal amount (plus accrued and unpaid interest) during the 12-month period beginning January 15, 2009 and declining annually to 100% of principal (plus accrued and unpaid interest) on January 15, 2012 and thereafter. Prior to January 15, 2007, L-3 Communications may redeem up to 35% of the December 2003 Notes with the proceeds of certain equity offerings at a redemption price of 106.125% of the principal amount (plus accrued and unpaid interest).

On May 21, 2003, L-3 Communications sold $400,000 of 6 1/8% Senior Subordinated Notes due July 15, 2013 (May 2003 Notes) at a discount of $1,840. The discount was recorded as a reduction to the principal amount of the notes and is amortized as interest expense over the term of the notes. The effective interest rate of the May 2003 Notes is 6.17% per annum. Interest is payable semi-annually on January 15 and July 15 of each year. The net cash proceeds from this offering amounted to approximately $391,000 after deducting discounts, commissions and other offering expenses and were used to redeem the 8½% Senior Subordinated Notes due 2008 and to increase cash and cash equivalents. The May 2003 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications. On or after July 15, 2008, the May 2003 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, at redemption prices (plus accrued and unpaid interest) starting at 103.063% of the principal amount (plus accrued and unpaid interest) during the 12-month period beginning July 15, 2008 and declining annually to 100% of principal (plus accrued and unpaid interest) on July 15, 2011 and thereafter. Prior to July 15, 2006, L-3 Communications may redeem up to 35% of the May 2003 Notes with the proceeds of certain equity offerings at a redemption price of 106.125% of the principal amount (plus accrued and unpaid interest).

On May 21, 2003, L-3 Communications initiated a full redemption of all its outstanding $180,000 aggregate principal amount of 8½% Senior Subordinated Notes due 2008 (May 1998 Notes). On June 20, 2003, L-3 Communications purchased and paid cash for all the outstanding May 1998 Notes, including accrued interest. During 2003, L-3 Communications recorded a pre-tax charge of $11,225, comprising of premiums and other transaction costs of $7,795 and $3,430 to write-off the unamortized balance of debt issue costs and the deferred loss on the terminated interest rate swap agreements related to the May 1998 Notes.

In June of 2002, L-3 Communications sold $750,000 of 7 5/8% Senior Subordinated Notes due June 15, 2012 (June 2002 Notes) with interest payable semi-annually on June 15 and December 15 of each year. The net proceeds from this offering and the concurrent sale of common stock by L-3 Holdings (see Note 10) were used to (i) repay $500,000 borrowed on March 8, 2002, under the Company's senior subordinated bridge loan facility, (ii) repay the indebtedness outstanding under the Company's Senior Credit Facilities,

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

(Dollars in thousands, except per share data)

(iii) repurchase and redeem the 10 3/8% Senior Subordinated Notes due 2007 and (iv) increase cash and cash equivalents. The June 2002 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications. The June 2002 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after June 15, 2007 at redemption prices (plus accrued and unpaid interest) starting at 103.813% of the principal amount (plus accrued and unpaid interest) during the 12-month period beginning June 15, 2007 and declining annually to 100% of principal (plus accrued and unpaid interest) on June 15, 2010 and thereafter. Prior to June 15, 2005, L-3 Communications may redeem up to 35% of the June 2002 Notes with the proceeds of certain equity offerings at a redemption price of 107.625% of the principal amount (plus accrued and unpaid interest).

In June of 2002, L-3 Communications commenced a tender offer to purchase any and all of its $225,000 aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2007. The tender offer expired on July 3, 2002. On June 25, 2002, L-3 Communications sent a notice of redemption for all of its 10 3/8% Senior Subordinated Notes due 2007 that remained outstanding after the expiration of the tender offer. Upon sending the notice, the remaining notes became due and payable at the redemption price as of July 25, 2002. During 2002, the Company recorded a pre-tax charge of $16,187, comprised of premiums, fees and other transaction costs of $12,469 and $3,718 to write-off the remaining balance of unamortized debt issue costs relating to these notes.

Depending on interest rate levels, the Company may enter into interest rate swap agreements to convert certain of its fixed interest rate debt obligations to variable interest rates, or terminate any existing interest rate swap agreements. The variable interest rate paid by the Company under the swap agreements is equal to (i) the variable rate basis, plus (ii) the variable rate spread. The table below presents the Company's interest rate swap agreement that is currently outstanding.

Inception Date	Fixed Rate Debt Obligation	Notional Amount	Variable Rate Basis	Average Variable Rate Spread	Interest Settlement Dates
March 2004	$400,000 of 6 1/8% Senior Subordinated Notes due 2014	$100,000	Six-Month USD LIBOR(1)	1.55%	January 15 and July 15

(1)	The six-month USD LIBOR interest rate was 2.78% on December 31, 2004, 2.20% on September 30, 2004, 1.94% on June 30, 2004 and 1.16% on March 31, 2004.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

The table below presents the Company's terminated interest rate swap agreements activity through December 31, 2004.

					Cash Proceeds Received at Termination(1)			December 31, 2004
Inception Date	Termination Date	Fixed Rate Debt Obligation	Notional Amount	Average Variable Rate Paid(2)	Interest Expense Reduction(3)	Deferred Gain (Loss)(4)	Total	Cumulative Recognized Deferred Gain (Loss)(5)	Balance of Unamortized Deferred Gain (Loss)(6)
April 2004	September 2004	$400,000 of 6 1/8% Senior Subordinated Notes due 2014	$100,000	2.9%	$542	$(542)	$—	$(15)	$(527)
March 2004	September 2004	$400,000 of 6 1/8% Senior Subordinated Notes due 2014	$100,000	3.6%	415	(415)	—	(11)	(404)
July 2003	September 2003	$400,000 of 6 1/8% Senior Subordinated Notes due 2013	$400,000	2.1%	2,687	8,017	10,704	1,024	6,993
March 2003	June 2003	$750,000 of 7 5/8% Senior Subordinated Notes due 2012	$200,000	4.4%	1,578	6,727	8,305	1,152	5,575
January 2003	March 2003	$750,000 of 7 5/8% Senior Subordinated Notes due 2012	$200,000	4.0%	1,202	5,238	6,440	1,015	4,223
June 2002	September 2002	$750,000 of 7 5/8% Senior Subordinated Notes due 2012	$200,000	4.1%	1,762	12,173	13,935	2,821	9,352
November 2001	August 2002	$180,000 of 8½% Senior Subordinated Notes due 2008	$180,000	5.3%	1,186	(559)	627	(559)	—
July 2001	June 2002	$200,000 of 8% Senior Subordinated Notes due 2008	$200,000	3.9%	3,446	5,229	8,675	5,229	—
					$12,818	$35,868	$48,686	$10,656	$25,212

(1)	Cash proceeds received at termination are included in cash from operating activities on L-3's statement of cash flows in the period received.

(2)	Represents the average variable interest rate L-3 paid for the interest payment period in which the interest rate swap agreements were terminated.

(3)	Represents the interest expense reduction for the interest payment period in which the interest rate swap agreements were terminated.

(4)	Represents the mark-to-market value of the interest rate swap agreements at termination date, which is being amortized over the remaining term of the underlying debt instrument.

(5)	Represents the cumulative amount of deferred gain (loss) recognized as a reduction (increase) to interest expense through December 31, 2004.

(6)	The current portion of unamortized deferred gains at December 31, 2004, aggregating $3,284, is included in other current liabilities. The remaining $21,928 is included in other liabilities.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

L-3 Holdings

On October 5, 2004, L-3 Holdings announced a full redemption of all the $420,000 of its 4.00% Senior Subordinated Convertible Contingent Debt Securities (CODES) due 2011, which expired on Thursday, October 21, 2004. On October 21, 2004, holders of $419,785 of the principal amount of CODES exercised their conversion rights and converted such CODES into 7,800,797 shares of L-3 Holdings common stock. The remaining $215 of the CODES were redeemed for cash on October 25, 2004, at a redemption price of 102.0% of the principal amount, plus accrued and unpaid interest (including contingent interest) to October 25, 2004. As a result of the conversions and redemptions, L-3's principal amount of long-term debt decreased by $418,219 and shareholders' equity increased by $430,431, including the transfer of the related deferred tax liability of $21,398 and unamortized debt issue costs of $8,960 to additional paid-in-capital.

On December 22, 2003, L-3 Holdings announced a full redemption of $300,000 of its 5.25% Convertible Senior Subordinated Notes due 2009 (Convertible Notes), which expired on January 9, 2004. At December 31, 2003, holders of approximately $1,630 of the Convertible Notes had exercised their conversion rights and converted such notes into 40,000 shares of L-3 Holdings common stock. On January 9, 2004, holders of $298,183 of the Convertible Notes exercised their conversion rights and converted such notes into 7,317,327 shares of L-3 Holdings common stock. The remaining $187 of Convertible Notes were redeemed on January 12, 2004 for cash. As a result of these conversions and redemptions, L-3's principal amount of long-term debt decreased by $298,370 and shareholders' equity increased by $292,319 in January 2004 compared to December 31, 2003.

Covenants

The New Senior Credit Facilities and Senior Subordinated Notes indentures contain financial and other restrictive covenants that limit, among other things, the ability of the Company to borrow additional funds, incur liens, make investments, merge or consolidate, dispose of assets, or pay dividends. The Company is in compliance with those covenants in all material respects. The Company's New Senior Credit Facility contains covenants that require that (i) the Company's Consolidated Leverage Ratio be less than or equal to 4.0 to 1.0, (ii) the Company's Consolidated Senior Leverage Ratio be less than or equal to 3.0 to 1.0 and (iii) the Company's Consolidated Interest Coverage Ratio be greater than or equal to 3.0 to 1.0. Calculations of the Consolidated Leverage Ratio, Consolidated Senior Leverage Ratio and Consolidated Interest Coverage Ratio are to take into account acquisitions on a pro forma basis as if they had occurred at the beginning of the applicable period.

The Consolidated Leverage Ratio is defined as the ratio of Consolidated Funded Indebtedness, minus the lesser of actual unrestricted domestic cash balances in excess of $25,000 and $250,000, to Consolidated EBITDA. Consolidated Funded Indebtedness is equal to the sum of (1) outstanding indebtedness for borrowed money or for preferred stock accounted for as indebtedness (which is referred to under the New Senior Credit Facility as "disqualified preferred stock"), (2) the deferred purchase price of property or services, (3) capitalized lease obligations and (4) outstanding indebtedness of L-3 Holdings guaranteed by L-3 Communications or its subsidiaries. Consolidated EBITDA is equal to consolidated net income of L-3 Communications (excluding (A) impairment losses incurred on goodwill and other intangible assets or on debt and equity investments, (B) gains or losses incurred on the retirement of debt, (C) extraordinary gains and losses, (D) gains and losses in connection with asset dispositions, and (E) non-cash gains or losses on discontinued operations) for the applicable period, plus consolidated interest expense (including consolidated interest expense of L-3 Holdings for indebtedness guaranteed by L-3 Communications and its subsidiaries), income taxes, depreciation and amortization expense and non-cash stock-based compensation expenses.

The Consolidated Senior Leverage Ratio is defined as the ratio of Consolidated Funded Indebtedness, minus subordinated debt of L-3 Communications and indebtedness of L-3 Holdings that is

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

guaranteed by L-3 Communications on a subordinated basis, to Consolidated EBITDA. The Consolidated Interest Coverage Ratio is defined as the ratio of Consolidated EBITDA to cash interest expense of L-3 Communications and its subsidiaries plus cash interest expense of L-3 Holdings with respect to indebtedness guaranteed by L-3 Communications or any of its subsidiaries.

In addition, the Senior Subordinated Notes indentures contain covenants that restrict the ability of L-3 Communications to incur indebtedness and issue capital stock that matures or is redeemable 91 days or less after the maturity date of such series of notes, and the ability of its restricted subsidiaries to incur indebtedness or issue preferred stock, unless the Company's Fixed Charge Coverage Ratio would have been at least 2.0 to 1.0 on a pro forma basis. The covenants are subject to several exceptions, including an exception for indebtedness under credit facilities up to a specified amount. The Fixed Charge Coverage Ratio is defined as the ratio of Consolidated Cash Flow to Fixed Charges of L-3 Communications and its restricted subsidiaries. Consolidated Cash Flow is equal to the consolidated net income of L-3 Communications, plus extraordinary losses, net losses realized upon an asset sale, income taxes of L-3 Communications and its restricted subsidiaries, consolidated interest expense of L-3 Communications and its restricted subsidiaries (whether or not capitalized), depreciation and amortization expense of L-3 Communications and its restricted subsidiaries, and other non-cash expenses of L-3 Communications and its restricted subsidiaries, minus non-cash items not in the ordinary course of business that increased consolidated net income. Fixed Charges are equal to consolidated interest expense of the Company and its restricted subsidiaries (whether or not capitalized), third-party interest expense guaranteed or secured by the Company and its restricted subsidiaries and preferred stock dividends of the Company and its restricted subsidiaries (other than dividends payable in capital stock of L-3 Communications), grossed up for taxes. Calculations of the Fixed Charge Coverage Ratio are to take into account incurrence, assumption or redemption of indebtedness and acquisitions on a pro forma basis as if they had occurred at the beginning of the applicable period and are to exclude Consolidated Cash Flow from discontinued operations and businesses disposed of and related Fixed Charges under non-continuing obligations.

The New Senior Credit Facility limits the ability of L-3 Communications to pay dividends to and make investments in L-3 Holdings. However, the New Senior Credit Facility permits L-3 Communications to:

•	fund payments of interest on indebtedness of L-3 Holdings and to fund payments of dividends on disqualified preferred stock issued by L-3 Holdings, so long as (1) any such indebtedness or disqualified preferred stock is guaranteed by L-3 Communications and (2) the proceeds received by L-3 Holdings from the issuance of such indebtedness or disqualified preferred stock have been invested by L-3 Holdings in L-3 Communications;

•	fund payments and prepayments of principal of indebtedness of L-3 Holdings and to fund optional and mandatory redemptions of disqualified preferred stock issued by L-3 Holdings, so long as (1) any such indebtedness or disqualified preferred stock is guaranteed by L-3 Communications and (2) the amount of such fundings does not exceed the aggregate amount of investments made by L-3 Holdings in L-3 Communications with the proceeds from any issuance of indebtedness or disqualified preferred stock by L-3 Holdings after March 9, 2005 that is guaranteed by L-3 Communications;

•	pay regularly scheduled dividends on disqualified preferred stock issued by L-3 Communications;

•	redeem disqualified preferred stock issued by L-3 Communications so long as the amount of such redemptions does not exceed the aggregate proceeds received by L-3 Communications from the issuance of disqualified preferred stock;

•	pay other dividends on and make other redemptions of its equity interests (including for the benefit of L-3 Holdings) and make other investments in L-3 Holdings, so long as no default or

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

event of default has occurred and is continuing, up to an aggregate amount of $1,000,000, increased (or decreased) quarterly by an amount equal to 50% of the consolidated net income (or deficit) of L-3 Communications for the quarter, plus (1) 100% of the proceeds from any issuance of capital stock (other than disqualified preferred stock) by L-3 Holdings after March 9, 2005 if those proceeds were invested in L-3 Communications, plus (2) 100% of the proceeds from any issuance of indebtedness or disqualified preferred stock by L-3 Holdings after March 9, 2005 if those proceeds were invested in L-3 Communications and the indebtedness or disqualified preferred stock is not guaranteed by L-3 Communications, plus (3) 100% of the proceeds of any issuances of capital stock (other than disqualified preferred stock) by L-3 Communications after March 9, 2005, minus (4) the aggregate amount of subordinated debt of L-3 Communications prepaid after March 9, 2005 (other than in connection with a refinancing) in excess of the aggregate proceeds received from the issuance of subordinate debt by L-3 Communications after March 9, 2005 (other than in connection with a refinancing).

The New Senior Credit Facility contains cross default provisions that are triggered when a payment default occurs or certain other defaults occur that would allow the acceleration of indebtedness, guarantee obligations or certain other agreements of L-3 Communications or its subsidiaries in an aggregate amount of at least $40,000 and those defaults (other than payment defaults and defaults that have resulted in acceleration) have not been cured after 10 days. The Senior Subordinated Notes indentures contain cross acceleration provisions that are triggered when holders of the indebtedness of L-3 Holdings, L-3 Communications or their restricted subsidiaries (or the payment of which is guaranteed by such entities) accelerate at least $10,000 in aggregate principal amount of those obligations.

In addition, the Senior Subordinated Notes indentures contain provisions that limit the ability of L-3 Communications to pay dividends to L-3 Holdings and make investments in L-3 Holdings, subject to exceptions. The indentures permit L-3 Communications to make such restricted payments so long as it would be able to incur at least one dollar of additional indebtedness under the Fixed Charge Coverage Ratio test described above and meets other conditions. Assuming the New Senior Credit Facility had been in effect at December 31, 2004, the restricted payments provisions therein would have been more restrictive as of such date than the other conditions contained in the Senior Subordinated Notes indentures.

Subordination and Guarantees

The borrowings under the New Senior Credit Facility are guaranteed by L-3 Holdings and by substantially all of the material wholly-owned domestic subsidiaries of L-3 Communications on a senior basis. The payment of principal and premium, if any, and interest on the Senior Subordinated Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by substantially all of L-3 Communications' restricted subsidiaries other than its foreign subsidiaries. The guarantees of the Senior Subordinated Notes rank pari passu with one another and are junior to the guarantees of the New Senior Credit Facility.

In the event that the long-term debt rating of L-3 Communications is reduced below BBB–, or the equivalent, by two of the three rating agencies, Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch Ratings, L-3 Holdings will be required, within 45 business days, to pledge 100% of the capital stock of L-3 Communications, and L-3 Communications and each subsidiary guarantor will be required to pledge 100% of the capital stock of each of their material wholly-owned domestic subsidiaries and 65% of their material wholly-owned foreign subsidiaries, in favor of the lenders under the New Senior Credit Facility.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

9.    Financial Instruments

Fair Value of Financial Instruments.    At December 31, 2004 and 2003, the Company's financial instruments consisted primarily of cash and cash equivalents, billed receivables, notes receivable, equity securities, trade accounts payable, customer advances, Senior Credit Facilities, Senior Subordinated Notes, Convertible Notes, CODES, foreign currency forward contracts, interest rate swap agreements and embedded derivatives related to the issuance of the CODES. The carrying amounts of cash and cash equivalents, billed receivables, trade accounts payable, Senior Credit Facilities, and customer advances are representative of their respective fair values because of the short-term maturities or expected settlement dates of these instruments. The Company's investments in nonreadily marketable securities are stated at estimated fair value, which is generally equal to historical cost, except for those that haveexperienced other-than-temporary impairments. The Senior Subordinated Notes are registered, unlisted public debt which are traded in the over-the-counter market and their fair values are based on quoted trading activity. The fair values of the Convertible Notes and CODES are based on quoted prices for the same or similar issues. The fair values of foreign currency forward contracts were estimated based on exchange rates at December 31, 2004 and 2003. The fair values of the embedded derivatives were estimated by discounting expected cash flows using quoted market interest rates. The carrying amounts and estimated fair values of the Company's financial instruments are presented in the table below.

	December 31,
	2004		2003
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Notes receivable	$2,700	$2,700	$1,200	$1,200
Investments in equity securities accounted for using the cost method	1,528	1,528	3,033	3,033
Senior Subordinated Notes	2,189,806	2,291,750	1,740,923	1,775,375
Convertible Notes	—	—	298,370	375,946
CODES	—	—	418,007	460,950
Foreign currency forward contracts	(2,121)	(2,121)	1,153	1,153
Embedded derivatives	—	—	(2,666)	(2,666)

Interest Rate Risk Management.    The Company has entered into interest rate swap agreements on certain of its Senior Subordinated Notes to take advantage of variable interest rates, which are lower than the fixed rates on those notes. These swap agreements exchanged the fixed interest rate for a variable interest rate on a notional amount equal to either a portion or the entire principal amount of the related notes, were denominated in U.S. dollars and have designated maturities which occurred on the interest payment dates of the related Senior Subordinated Notes. Cash payments received from or paid to the counterparties on the interest rate swap agreements are the difference between the amount that the fixed interest rates are greater than or less than the variable contract rates on the designated maturity dates, multiplied by the notional amounts underlying the respective interest rate swap agreements. Cash payments or receipts between the Company and counterparties were recorded as a component of interest expense. The Company manages exposure to counterparty credit risk by entering into the interest rate swap agreements only with major financial institutions that are expected to fully perform under the terms of such agreements. The notional amounts are used to measure the volume of these agreements and do not represent exposure to credit loss. See Note 8 for a table of our interest rate swap agreement that was outstanding as of December 31, 2004.

Foreign Currency Exchange Risk Management.    The Company conducts its operations outside the U.S. in functional currencies other than the U.S. dollar. Additionally, some of the Company's U.S. and

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

foreign operations have contracts with customers which are denominated in currencies other than the functional currencies of those operations. To mitigate the risk associated with certain of these contracts denominated in foreign currency, the Company has entered into foreign currency forward contracts and put options. The Company's activities involving foreign currency forward contracts and put options are designed to hedge the foreign denominated cash paid or received, primarily Canadian dollar, Euro, British Pound and U.S. dollar. The Company manages exposure to counterparty credit risk by entering into foreign currency forward contracts only with major financial institutions that are expected to fully perform under the terms of such contracts. The notional amounts are used to measure the volume of these contracts and do not represent exposure to foreign currency losses.

There were no foreign currency put option contracts outstanding at December 31, 2004 and 2003. Information with respect to foreign currency forward contracts is presented in the table below.

	December 31,
	2004		2003
	Notional Amount	Unrealized Loss	Notional Amount	Unrealized Gain
Foreign currency forward contracts	$126,256	$(2,121)	$71,390	$1,153

10.    L-3 Holdings Common Stock

In 2004, L-3 Holdings' Board of Directors declared four quarterly cash dividends each for $0.10 per share, which aggregated $43,418.

On February 10, 2005, L-3 Holdings' Board of Directors increased its regular quarterly cash dividend by 25% to $0.125 per share, payable on March 15, 2005, to shareholders of record on February 22, 2005.

On June 28, 2002, L-3 Holdings sold 14,000,000 shares of its common stock in a public offering for $56.60 per share. Upon closing, L-3 Holdings received net proceeds after deducting discounts, commissions and other offering expenses of $766,780. The net proceeds from this sale, which were contributed to L-3 Communications, and the concurrent sale of senior subordinated notes by L-3 Communications (See Note 8) were used to (i) repay $500,000 borrowed on March 8, 2002, under the Company's senior subordinated bridge loan facility, (ii) repay the indebtedness outstanding under the Company's Senior Credit Facilities, (iii) repurchase and redeem the 10 3/8% Senior Subordinated Notes due 2007 and (iv) increase cash and cash equivalents.

On April 23, 2002, the Company announced that its Board of Directors authorized a two-for-one stock split on all shares of L-3 Holdings common stock. The stock split entitled all shareholders of record at the close of business on May 6, 2002 to receive one additional share of L-3 Holdings common stock for every share held on that date. The additional shares were distributed to shareholders in the form of a stock dividend on May 20, 2002. Upon completion of the stock split, L-3 Holdings had approximately 80 million shares of common stock outstanding. All of L-3 Holdings' historical share and earnings per share (EPS) data have been restated to give effect to the stock split.

On April 23, 2002, the Company's shareholders approved an increase in the number of authorized shares of L-3 Holdings common stock from 100,000,000 to 300,000,000 and an increase in the number of authorized shares of L-3 Holdings preferred stock from 25,000,000 to 50,000,000.

On June 29, 2001, the Company established the L-3 Communications Corporation Employee Stock Purchase Plan (ESPP) and registered 3,000,000 shares of L-3 Holdings common stock, which may be purchased by employees of L-3 Communications Corporation, its U.S. subsidiaries and certain of its foreign subsidiaries through payroll deductions. In general, an eligible employee who participates in the ESPP may purchase L-3 Holdings' common stock at a fifteen percent discount. The Company received $32,931, $26,384 and $17,478 of employee contributions for the ESPP in 2004, 2003 and 2002, respectively.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

These contributions were recorded as a component of shareholders' equity in the consolidated balance sheet. L-3 Holdings issued 705,178 shares in 2004, 603,599 shares in 2003 and 352,054 shares in 2002 of its common stock to the trustee of the ESPP. In January 2005, the Company issued 322,764 shares of L-3 Holdings' common stock to the trustee of the ESPP relating to contributions received during the period July 1, 2004 to December 31, 2004.

11.    Accumulated Other Comprehensive Loss

The changes in the Company's accumulated other comprehensive balances for each of the three years ended December 31, 2004 are presented in the table below.

	Foreign currency translation adjustments	Unrealized losses on securities	Unrealized gains (losses) on hedging instruments	Minimum pension liability adjustments	Accumulated other comprehensive Income (loss)
Balance at January 1, 2002	$(2,852)	$(246)	$(163)	$(20,409)	$(23,670)
Period change	65	—	(114)	(45,580)	(45,629)
Balance at December 31, 2002	(2,787)	(246)	(277)	(65,989)	(69,299)
Period change	(245)	—	896	(4,189)	(3,538)
Balance at December 31, 2003	(3,032)	(246)	619	(70,178)	(72,837)
Period change	7,098	246	(1,911)	(5,290)	143
Balance at December 31, 2004	$4,066	$—	$(1,292)	$(75,468)	$(72,694)

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

12.    L-3 Holdings Earnings Per Share

A reconciliation of basic and diluted earnings per share (EPS) is presented in the table below.

	Year Ended December 31,
	2004	2003	2002
Basic:
Income before cumulative effect of a change in accounting principle	$381,880	$277,640	$202,467
Cumulative effect of a change in accounting principle, net of income taxes	—	—	(24,370)
Net income	$381,880	$277,640	$178,097
Weighted average common shares outstanding	107,838	96,022	86,943
Basic earnings per share before cumulative effect of a change in accounting principle	$3.54	$2.89	$2.33
Basic earnings per share	$3.54	$2.89	$2.05
Diluted:
Income before cumulative effect of a change in accounting principle	$381,880	$277,640	$202,467
After-tax interest expense savings on the assumed conversion of convertible debt	9,147	20,797	21,315
Income before cumulative effect of a change in accounting principle, including assumed conversion of convertible debt	391,027	298,437	223,782
Cumulative effect of a change in accounting principle, net of income taxes	—	—	(24,370)
Net income, including assumed conversion of convertible debt	$391,027	$298,437	$199,412
Common and potential common shares:
Weighted average common shares outstanding	107,838	96,022	86,943
Assumed exercise of stock options	9,836	7,573	7,750
Assumed purchase of common shares for treasury	(6,731)	(4,888)	(4,642)
Assumed conversion of convertible debt	6,429	15,162	15,165
Common and potential common shares	117,372	113,869	105,216
Diluted earnings per share before cumulative effect of a change in accounting principle	$3.33	$2.62	$2.13
Diluted earnings per share	$3.33	$2.62	$1.90

Non-Cash Reductions to Diluted EPS From New Accounting Rule.    On September 30, 2004, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) reached a consensus on EITF Issue No. 04-8, The Effect of Contingently Convertible Debt on Diluted Earnings Per Share, which addresses when the diluted effect of contingently convertible debt instruments should be included in diluted earnings per share (EPS). EITF 04-8 requires that contingently convertible debt instruments are to be included in the computation of diluted EPS regardless of whether the market price trigger has been met. EITF 04-8 also requires that prior period diluted EPS amounts presented for comparative purposes be restated. The Company adopted the provisions of EITF 04-8 during the 2004

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

fourth quarter. The impact of applying EITF 04-8 to L-3 Holdings CODES resulted in non-cash reductions to the Company's reported diluted EPS of $0.09 from $2.71 to $2.62 for the year ended December 31, 2003, and $0.03 from $1.93 to $1.90 for the year ended December 31, 2002. See Note 8 above for a discussion of the conversion and redemption of the CODES, which occurred during October 2004.

13.    Income Taxes

Income before income taxes and cumulative effect of a change in accounting principle is summarized in the table below.

	2004	2003	2002
Domestic	$558,998	$404,340	$295,405
Foreign	37,690	29,473	18,618
Income before income taxes and cumulative effect of a change in accounting principle	$596,688	$433,813	$314,023

The components of the Company's current and deferred portions of the provision for income taxes are presented in the table below.

	Year Ended December 31,
	2004	2003	2002
Current income tax provision:
Federal	$64,065	$36,251	$26,759
State and local	11,436	11,966	1,254
Foreign	15,898	13,209	4,451
Subtotal	91,399	61,426	32,464
Deferred income tax provision (benefit):
Federal	108,621	87,343	63,593
State and local	16,567	9,301	11,568
Foreign	(1,779)	(1,897)	3,931
Subtotal	123,409	94,747	79,092
Total provision for income taxes	$214,808	$156,173	$111,556

A reconciliation of the statutory federal income tax rate to the effective income tax rate of the Company is presented in the table below.

	Year Ended December 31,
	2004	2003	2002
Statutory federal income tax rate	35.0%	35.0%	35.0%
State and local income taxes, net of federal income tax benefit	3.2	3.4	3.8
Foreign income taxes	(0.7)	0.7	0.2
Foreign sales corporation and extraterritorial income exclusion benefits	(1.2)	(1.5)	(1.9)
Research and experimentation and other tax credits	(1.1)	(1.9)	(2.1)
Other, net	0.8	0.3	0.5
Effective income tax rate	36.0%	36.0%	35.5%

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

The provision for income taxes excludes current tax benefits related to compensation expense deductions for income tax purposes arising from the exercise of stock options by the Company's employees, which were credited directly to shareholders' equity of $16,657 for 2004, $8,457 for 2003 and $13,303 for 2002. These tax benefits reduced current income taxes payable.

The significant components of the Company's net deferred tax assets and liabilities are presented in the table below.

	December 31,
	2004	2003
Deferred tax assets:
Inventoried costs	$36,936	$29,036
Compensation and benefits	49,887	36,173
Pension and postretirement benefits	143,145	139,308
Property, plant and equipment	—	6,347
Income recognition on contracts in process	16,683	48,621
Loss carryforwards	3,783	17,184
Tax credit carryforwards	18,529	36,066
Other	43,816	25,094
Total deferred tax assets	312,779	337,829
Deferred tax liabilities:
Goodwill and other intangible assets	153,563	84,476
Property, plant and equipment	22,012	—
Other	18,128	86
Total deferred tax liabilities	193,703	84,562
Net deferred tax assets	$119,076	$253,267

The following table presents the classification of the Company's net deferred tax assets.

	December 31,
	2004	2003
Current deferred tax assets	$127,066	$152,785
Long-term deferred tax assets (liabilities)	(7,990)	100,482
Total net deferred tax assets	$119,076	$253,267

At December 31, 2004, the Company's loss carryforwards included $390 of federal net operating loss carryforwards that are subject to limitations and will expire, if unused, between 2011 and 2021, and $58,433 of state net operating losses that will expire, if unused, between 2005 and 2021. The Company also has $18,529 of tax credit carryforwards primarily related to U.S. federal and state research and experimentation credits and state investment tax credits that will expire, if unused, primarily beginning in 2012. The Company believes that it will generate sufficient taxable income, of the appropriate character, to utilize these loss and credit carryforwards before they expire.

The Company is subject to ongoing tax examinations in various jurisdictions, which may result in challenges to tax positions taken and, accordingly, the Company may record adjustments to provisions based on the probable outcomes of such matters. However, the Company believes that the resolution of these matters, after considering amounts accrued, will not have a material effect on its financial position, results of operations or cash flows.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

14.    Stock Options

In April 1999, the Company adopted the 1999 Long Term Performance Plan (1999 Plan). Awards under the 1999 Plan may be granted to any employee or to any other individual who provides services to or on behalf of the Company or any of its subsidiaries, subject to the discretion of the Compensation Committee of the Board of Directors. Awards under the 1999 Plan may be in the form of stock options, stock appreciation rights (SARs), restricted stock and other incentive awards, consistent with the 1999 Plan. In April 1997, the Company adopted the 1997 Stock Option Plan (1997 Plan). The 1997 Plan authorizes the Compensation Committee of the Board of Directors to grant stock options to key employees of the Company and its subsidiaries. Awards under both plans are in the form of L-3 Holdings common stock. At December 31, 2004, the number of shares of L-3 Holdings' common stock authorized for grant under the 1999 Plan and 1997 Plan was 23,411,630, of which 6,308,021 shares were available for awards under these plans. The price at which stock options may be granted at shall not be less than the fair market value of L-3 Holdings' common stock on the date of grant. In general, options expire after 10 years and are exercisable ratably over a three year period on the annual anniversary of the date of grant. All of the awards under the 1999 Plan and 1997 Plan granted to employees are non-qualified stock options for U.S. income tax regulations.

The Company awards shares of restricted stock of L-3 Holdings to employees under the 1999 Plan. The Company awarded 80,831 shares on January 1, 2004, 88,245 shares on January 1, 2003, and 54,958 shares on January 1, 2002. The aggregate fair values of the restricted stock awards on their grant dates were $4,151 in 2004, $3,963 in 2003 and $2,473 in 2002. The restricted stock awards granted on January 1, 2004, January 1, 2003 and January 1, 2002 vest three years after the date of grant. Compensation expense charged against pre-tax earnings for these restricted stock awards was $3,325 in 2004, $2,975 in 2003 and $2,134 in 2002. Shareholders' Equity has been reduced by $3,932 at December 31, 2004 for unearned compensation on these restricted stock awards.

The table below presents the Company's stock option activity over the past three years under the 1999 Plan and 1997 Plan.

	Number of Options	Weighted Average Exercise Price
	(in thousands)
Outstanding at January 1, 2002 (4,216 exercisable)	7,980	$16.68
Options granted	2,169	52.02
Options exercised	(970)	17.99
Options cancelled	(155)	35.62
Outstanding at January 1, 2003 (5,216 exercisable)	9,024	24.71
Options granted	2,301	40.92
Options exercised	(835)	17.24
Options cancelled	(406)	39.95
Outstanding at January 1, 2004 (5,919 exercisable)	10,084	28.41
Options granted	1,665	63.98
Options exercised	(1,532)	34.07
Options cancelled	(303)	45.37
Outstanding at December 31, 2004 (6,311 exercisable)	9,914	$32.99

The table below summarizes information about the Company's stock options outstanding at December 31, 2004.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

	Outstanding			Exercisable
Range of Exercise Prices	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Number of Options	Weighted Average Exercise Price
	(in thousands)			(in thousands)
$3.24	3,147	$3.24	2.5	3,147	$3.24
$11.00	78	11.00	3.3	78	11.00
$16.38 – $23.13	433	19.69	4.6	433	19.69
$29.00 – $39.70	1,936	35.65	7.2	1,301	35.65
$45.11 – $60.84	3,470	52.04	8.2	1,352	51.00
$68.16	850	68.16	9.9	—	—
Total	9,914	$32.99	6.2	6,311	$21.38

The weighted average fair values of awarded stock options, calculated at their dates of grant, were $19.63 for 2004, $13.22 for 2003 and $18.75 for 2002. In accordance with APB 25, no compensation expense was recognized on the stock option awards because they were granted at exercise prices equal to the stock price of L-3 Holdings common stock on the grant date.

For purposes of estimating the fair value provisions of SFAS 123, the Company estimates the fair value of its stock options at the date of grant using the Black-Scholes option-pricing valuation model. The weighted average assumptions used in the valuation models are presented in the table below.

	Year Ended December 31,
	2004	2003	2002
Expected holding period (in years)	4.2	4.0	4.0
Expected volatility	35.6%	38.3%	39.2%
Expected dividend yield	0.7%	0.2%	—
Risk-free interest rate	3.1%	2.5%	4.0%

15.    Commitments and Contingencies

Operating Leases.    The Company leases certain facilities and equipment under agreements expiring at various dates through 2028. The following table presents future minimum payments under non-cancelable operating leases with initial or remaining terms in excess of one year at December 31, 2004.

	Real Estate	Equipment	Total
2005	$99,812	$15,860	$115,672
2006	65,277	11,311	76,588
2007	57,618	7,872	65,490
2008	49,210	5,459	54,669
2009	44,386	5,114	49,500
Thereafter	165,491	52,131	217,622
Total	$481,794	$97,747	$579,541

Real estate lease commitments have been reduced by minimum sublease rental income of $8,106 due in the future under non-cancelable subleases. Leases covering major items of real estate and equipment contain renewal and/or purchase options. Rent expense, net of sublease income was $79,401 for 2004, $71,779 for 2003 and $65,277 for 2002.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

On December 31, 2002, the Company entered into two real estate lease agreements, as lessee, with a third-party lessor, which expire on December 31, 2005 and are accounted for as operating leases. On or before the lease expiration date, the Company can exercise options under the lease agreements to either renew the leases, purchase both properties for $28,000, or sell both properties on behalf of the lessor (the "Sale Option"). If the Company elects the Sale Option, the Company must pay the lessor a residual guarantee amount of $22,673 for both properties, on or before the lease expiration date, and at the time both properties are sold, the Company must pay the lessor a supplemental rent equal to the gross sales proceeds in excess of the residual guarantee amount not to exceed $5,327. For these real estate lease agreements, if the gross sales proceeds are less than the sum of the residual guarantee amount and the supplemental rent, the Company is required to pay a supplemental rent to the extent the reduction in the fair value of the properties are demonstrated by an independent appraisal to have been caused by the Company's failure to properly maintain the properties. The aggregate residual guarantee amounts of $22,673 are included in the future minimum payments under non-cancelable real estate operating lease payments relating to the expiration dates of such leases.

The Company has a contract to provide and operate for the U.S. Air Force (USAF) a full-service training facility, including simulator systems adjacent to a USAF base in Oklahoma. The Company acted as the construction agent on behalf of the third-party owner-lessors for procurement and construction for the simulator systems, which were completed and delivered in August 2002. On December 31, 2002, the Company, as lessee, entered into an operating lease agreement for a term of 15 years for one of the simulator systems with the owner-lessor. At the end of the lease term, the Company may elect to purchase the simulator system at fair market value, which can be no less than $2,552 and no greater than $6,422. If the Company does not elect to purchase the simulator system then on the date of expiration, the Company shall pay to the lessor, as additional rent, $2,552 and return the simulator system to the lessor. The aggregate remaining non-cancelable rental payments under this operating lease are $29,333, including the additional rent of $2,552. On February 27, 2003, the Company, as lessee, entered into an operating lease agreement for a term of 15 years for the remaining simulation systems with the owner-lessor. At the end of the lease term, the Company may elect to purchase the simulator systems at fair market value, which can be no less than $4,146 and no greater than $14,544. If the Company does not elect to purchase the simulator systems, then on the date of expiration, the Company shall return the simulator systems to the lessor. The aggregate remaining non-cancelable rental payments under this operating lease are $47,662.

U.S. Government Procurement Regulations.    A substantial majority of the Company's revenues are generated from providing products and services under legally binding agreements, or contracts with U.S. Government customers. The U.S. Government contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. Government investigate whether such contracts were and are being conducted in accordance with these requirements. The Company is currently cooperating with the U.S. Government on several investigations, none of which the Company anticipates will have a material adverse effect on its consolidated financial position, results of operations or cash flows. Under U.S. Government procurement regulations, an indictment of the Company by a federal grand jury could result in the Company being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term. In addition, all of the Company's U.S. Government contracts are subject to audit and various pricing and cost controls, and include standard provisions for termination for the convenience of the U.S. Government. U.S. Government contracts and related orders are subject to cancellation if funds for contracts become unavailable or for termination for the convenience of the U.S. Government. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the relevant foreign government.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

Environmental Matters.    Management continually assesses the Company's obligations with respect to applicable environmental protection laws. While it is difficult to determine the timing and ultimate cost to be incurred by the Company in order to comply with these laws, based upon available internal and external assessments, with respect to those environmental loss contingencies of which management is aware, the Company believes that, after considering amounts accrued there are no environmental loss contingencies that, individually or in the aggregate, would be material to the Company's consolidated results of operations. The Company accrues for these contingencies when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated.

In connection with the Integrated Systems business acquisition, the Company assumed responsibility for implementing certain corrective actions, required under federal law to remediate the Greenville, Texas site location, and to pay a portion of those remediation costs. The hazardous substances requiring remediation have been substantially characterized, and the remediation system has been partially implemented. The Company has estimated that its share of the remediation cost will not exceed $2,500, and will be incurred over a period of 25 years. The Company believes that it has established adequate reserves for these costs.

Litigation Matters.    Additionally, the Company has been periodically subject to litigation, claims or assessments and various contingent liabilities incidental to its businesses or assumed in connection with certain business aquisitions. With respect to those investigative actions, items of litigation, claims or assessments of which it is aware, management of the Company believes that the likelihood of loss is less than probable that after taking into account certain provisions for these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will not have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company. However, as discussed below, the Company is a party to a number of material litigations, for which an adverse determination could have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

L-3 Integrated Systems and its predecessors have been involved in a litigation with Kalitta Air arising from a contract to convert Boeing 747 aircraft from passenger configuration to cargo freighters. The lawsuit was brought in the northern district of California on January 31, 1997. The aircraft were modified using Supplemental Type Certificates (STCs) issued in 1988 by the Federal Aviation Administration (FAA) to Hayes International, Inc. (Hayes/Pemco) as a subcontractor to GATX/Airlog Company (GATX). Between 1988 and 1990, Hayes/Pemco modified five aircraft as a subcontractor to GATX using the STCs. Between 1990 and 1994, Chrysler Technologies Airborne Systems, Inc. (CTAS), a predecessor to L-3 Integrated Systems, performed as a subcontractor to GATX and modified an additional five aircraft using the STCs. Two of the aircraft modified by CTAS were owned by American International Airways, the predecessor to Kalitta Air. In 1996, the FAA determined that the engineering data provided by Hayes/Pemco supporting the STCs was inadequate and issued an Airworthiness Directive that effectively grounded the ten modified aircraft. The Kalitta Air aircraft have not been in revenue service since that date. The matter was tried in January 2001 against GATX and CTAS with the jury finding fault on the part of GATX but rendering a unanimous defense verdict in favor of CTAS. Certain co-defendants had settled prior to trial. The U.S. Ninth Circuit Court of Appeals reversed and remanded the trial court's summary judgment rulings in favor of CTAS regarding a negligence claim by Kalitta Air, which asserts that CTAS as an expert in aircraft modification should have known that the STCs were deficient, and excluding certain evidence at trial. In preparation for retrial, Kalitta Air submitted to us an expert report on damages that calculated Kalitta Air's damages at either $232,000 or $602,000, depending on different factual assumptions. The Company has retained experts whose reports indicate that, even in the event of an adverse jury finding on the liability issues at trial, Kalitta Air has already recovered amounts from the other parties to the initial suit that the Company believes more than fully compensated Kalitta Air for any damages it incurred. CTAS' insurance carrier has accepted defense of the matter with a reservation of its

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

right to dispute its obligations under the applicable insurance policy in the event of an adverse jury finding. The trial began on January 18, 2005, and ended on March 2, 2005 with a deadlocked jury and mistrial. At trial, Kalitta Air claimed damages of $235,000. Although no date has been set for any further proceedings, a second retrial may be necessary in this matter. The Company believes that it has meritorious defenses and intends to continue to vigorously defend this matter. However, litigation is inherently uncertain and it is possible that an adverse decision could be rendered, which could have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

On November 18, 2002, the Company initiated a proceeding against OSI Systems, Inc. (OSI) in the United States District Court sitting in the Southern District of New York seeking, among other things, a declaratory judgment that the Company had fulfilled all of its obligations under a letter of intent with OSI (the "OSI Letter of Intent"). Under the OSI Letter of Intent, the Company was to negotiate definitive agreements with OSI for the sale of certain businesses the Company acquired from PerkinElmer, Inc. on June 14, 2002. On February 7, 2003, OSI filed an answer and counterclaims alleging, among other things, that the Company defrauded OSI, breached obligations of fiduciary duty to OSI and breached its obligations under the OSI Letter of Intent. OSI seeks damages in excess of $100,000, not including punitive damages. Under the OSI Letter of Intent, the Company proposed selling to OSI the conventional detection business and the ARGUS business that the Company acquired from PerkinElmer, Inc. Negotiations with OSI lasted for almost one year and ultimately broke down over issues regarding, among other things, intellectual property, product-line definitions, allocation of employees and due diligence. Discovery on the matter is essentially complete. The Company believes that the claims asserted by OSI in its suit are without merit and intends to vigorously defend against the OSI claims.

L-3 Communications Vertex Aerospace LLC (formerly known as Vertex Aerospace LLC and acquired by the Company on December 1, 2003) (L-3 Vertex) is named as a defendant in one remaining wrongful death lawsuit in the United States District Court, Western District of North Carolina arising from the crash of Air Midwest Flight 5481 at Charlotte-Douglas International Airport in Charlotte, North Carolina on January 8, 2003. The crash resulted in the deaths of nineteen passengers and two crewmembers. Each of the lawsuits alleges contributing factors, including that the accident was caused by the improper maintenance of the aircraft by L-3 Vertex, and seeks to recover compensatory and punitive damages. Twenty claims resulting from this incident have previously settled. The National Transportation Safety Board (NTSB) investigated the cause of the crash and has concluded that the crash was caused by the incorrect rigging of the elevator control system compounded by the airplane's center of gravity, which was substantially aft of the certified limit, with several other contributing factors. L-3 Vertex believes that it has meritorious defenses to the pending lawsuit, and intends to defend the case vigorously. The actions have been tendered to L-3 Vertex's insurance carrier, who has accepted the defense of each action served upon L-3 Vertex to date. L-3 Vertex was also indemnified by Air Midwest for losses L-3 Vertex incurred arising out of its provision of maintenance services to Air Midwest. Based on the availability of insurance and the indemnification from Air Midwest, the Company does not believe it will have a material liability in this matter.

On July 1, 2004, lawsuits were filed on behalf of the estates of 31 Russian children in the state courts of Washington, Arizona, California, Florida, New York and New Jersey against Honeywell, Honeywell TCAS, the Company, ACSS, Thales USA and Thales France. The suits are based on facts arising out of the crash over southern Germany of a Bashkirian Airways Tupelov TU 154M aircraft and a DHL Boeing 757 cargo aircraft. On-board the Tupelov aircraft were 12 crew members and 57 passengers, including 45 children. The Boeing aircraft carried a crew of 3. Both aircrafts were equipped with Honeywell/ACSS Model 2000, Change 7 Traffic Collision and Avoidance Systems. Sensing the other aircraft, the on-board DHL TCAS instructed the DHL pilot to climb, and the Tupelov on-board TCAS instructed the Tupelov pilot to descend. However, the Swiss air traffic controller ordered the Tupelov pilot to climb. The Tupelov

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

pilot disregarded the on-board TCAS and put the Tupelov aircraft into a climb striking the DHL aircraft in midair at approximately 35,000 feet. All crew and passengers of both planes were lost. Investigations by the NTSB after the crash revealed that both TCAS units were performing as designed. The suits allege negligence and strict product liability based upon the design of the units and the training provided to resolve conflicting commands and seek compensatory damages. The Company's insurers have accepted defense of the matter and retained counsel. All parties subsequently agreed to litigate this matter in the Federal Court in New Jersey and to dismiss the actions brought in the state courts. Based on the defenses available to the Company and ACSS and the insurance coverage, the Company does not expect to incur a material liability in this matter.

16.    Pensions and Other Employee Benefits

The Company maintains multiple pension plans, both contributory and non-contributory, covering employees at certain locations. Eligibility for participation in these plans varies and benefits are generally based on the participant's compensation and/or years of service. The Company's funding policy is generally to contribute in accordance with cost accounting standards that affect government contractors, subject to the Internal Revenue Code and regulations thereon. Plan assets are invested primarily in listed stocks, mutual funds, bonds, U.S. Government obligations and U.S. Government agency obligations.

The Company also provides postretirement medical and life insurance benefits for retired employees and dependents at certain locations. Participants are eligible for these benefits when they retire from active service and meet the eligibility requirements for the Company's pension plans. These benefits are funded primarily on a pay-as-you-go basis with the retiree generally paying a portion of the cost through contributions, deductibles and coinsurance provisions.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

The following table summarizes the aggregate balance sheet impact, as well as the benefit obligations, assets and funded status for all of the Company's pension and postretirement benefit plans. The Company uses a November 30 measurement date to calculate its end of year (December 31) benefit obligations, fair value of plan assets and annual net periodic benefit cost.

	Pension Plans		Postretirement Benefit Plans
	2004	2003	2004	2003
Change in benefit obligation:
Benefit obligation at the beginning of the year	$902,132	$713,925	$141,153	$129,406
Service cost	54,957	45,901	4,336	3,803
Interest cost	55,127	49,789	8,066	7,781
Participants' contributions	1,075	246	1,663	1,006
Amendments	4,851	9,657	(3,842)	(6,796)
Actuarial loss	62,183	76,863	965	6,972
Actuarial gain due to medicare subsidy	—	—	(4,734)	—
Obligations assumed in connection with business acquisitions	92,845	25,754	880	2,272
Settlement	(16,938)	—	—	(107)
Foreign currency exchange rate changes	6,102	8,452	1,382	2,965
Benefits paid	(30,757)	(28,455)	(7,799)	(6,149)
Benefit obligation at end of the year	$1,131,577	$902,132	$142,070	$141,153
Change in plan assets:
Fair value of plan assets at beginning of the year	$561,753	$431,771	$8,739	$—
Actual return on plan assets	56,838	64,043	890	121
Assets acquired in connection with business acquisitions	96,144	24,122	—	—
Employer contributions	60,928	60,846	13,652	13,761
Participants' contributions	1,075	246	1,663	1,006
Settlement	(16,938)	—	—	—
Foreign currency exchange rate changes	5,543	9,180	—	—
Benefits paid	(30,757)	(28,455)	(7,799)	(6,149)
Fair value of plan assets at end of the year	$734,586	$561,753	$17,145	$8,739
Funded status of the plans	$(396,991)	$(340,379)	$(124,925)	$(132,414)
Unrecognized actuarial loss	267,635	224,641	3,995	7,706
Unrecognized prior service cost	13,458	9,631	(14,370)	(13,347)
Net amount recognized	$(115,898)	$(106,107)	$(135,300)	$(138,055)
Amounts recognized in the balance sheets consist of:
Accrued benefit liability	$(273,789)	$(233,397)	$(135,300)	$(138,055)
Prepaid benefit cost (included in Other Assets)	19,890	12,432	—	—
Intangible asset (included in Other Assets)	14,080	—	—	—
Accumulated other comprehensive loss	123,921	114,858	—	—
Net amount recognized	$(115,898)	$(106,107)	$(135,300)	$(138,055)

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

The aggregate accumulated benefit obligation (ABO) for all of the Company's pension plans combined was $909,202 at year end 2004 and $721,123 at year end 2003. The table below presents the aggregate ABO and fair value of plan assets for those pension plans with ABO in excess of the fair value of plan assets at year end 2004 and 2003.

	2004	2003
Accumulated benefit obligation	$797,796	$701,855
Fair value of plan assets	585,631	534,338

The table below summarizes the weighted average assumptions used to determine the benefit obligations for the Company's pension and postretirement plans disclosed at December 31, 2004 and 2003.

	Pension Plans		Postretirement Benefit Plans
	2004	2003	2004	2003
Benefit obligations:
Discount rate	6.00%	6.25%	6.00%	6.25%
Rate of compensation increase	4.50%	4.50%	4.50%	4.50%

The following table summarizes the components of net periodic benefit cost for the Company's pension and postretirement benefit plans for the years ended December 31, 2004, 2003 and 2002.

	Pension Plans			Postretirement Benefit Plans
	2004	2003	2002	2004	2003	2002
Components of net periodic benefit cost:
Service cost	$54,957	$45,901	$35,825	$4,336	$3,803	$3,777
Interest cost	55,127	49,789	43,108	8,066	7,781	7,779
Amortization of prior service cost	1,123	625	312	(2,864)	(2,326)	(1,701)
Expected return on plan assets	(51,242)	(39,357)	(40,663)	(1,138)	(155)	—
Recognized actuarial (gain) loss	11,620	13,591	3,246	255	(743)	(530)
Recognition due to settlement	3,238	—	62	(38)	(155)	—
Net periodic benefit cost	$74,823	$70,549	$41,890	$8,617	$8,205	$9,325

The table below summarizes the weighted average assumptions used to determine the net periodic benefit cost for the years ended December 31, 2004, 2003 and 2002.

	Pension Plans			Postretirement Benefit Plans
	2004	2003	2002	2004	2003	2002
Net periodic benefit cost:
Discount rate	6.25%	6.75%	7.25%	6.25%	6.75%	7.25%
Expected long-term return on plan assets	9.00%	9.00%	9.50%	9.00%	9.00%	n.a.
Rate of compensation increase	4.50%	4.50%	4.50%	4.50%	4.50%	4.50%

The expected long-term return on plan asset assumption represents the average rate that the Company expects to earn over the long-term on the assets of the Company's benefit plans, including those from dividends, interest income and capital appreciation. The assumption has been determined based on expectations regarding future rates of return for the plans' investment portfolio, with consideration given to the allocation of investments by asset class and historical rates of return for each individual asset class.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

The annual increase in cost of benefits (health care cost trend rate) is assumed to be an average of 9.75% in 2005 and is assumed to gradually decrease to a rate of 5.0% in 2011 and thereafter. Assumed health care cost trend rates have a significant effect on amounts reported for postretirement medical benefit plans. A one percentage point decrease in the assumed health care cost trend rates would have the effect of decreasing the aggregate service and interest cost by $568 and the postretirement medical obligations by $5,769. A one percentage point increase in the assumed health care cost trend rate would have the effect of increasing the aggregate service and interest cost by $702 and the postretirement medical obligations by $6,344.

Plan Assets.    The Company's Benefit Plan Committee (Committee) has the responsibility to formulate the investment policies and strategies for the plans' assets. These policies and strategies are: (1) invest assets of the plans in a manner consistent with the fiduciary standards of ERISA; (2) preserve the plans' assets; (3) maintain sufficient liquidity to fund benefit payments and pay expenses; (4) evaluate the performance of investment managers; and (5) achieve, on average, a minimum total rate of return equal to the established benchmarks for each asset category.

The Committee retains a professional investment consultant to advise and help ensure that the above policies and strategies are met. The Committee does not involve itself with the day to day operations and selection process of individual securities and investments, and, accordingly, has retained the professional services of investment management organizations to fulfill those tasks. The investment management organizations have investment discretion over the assets placed under their management. The Committee provides each investment manager with specific investment guidelines relevant to its asset class.

The Committee has established the allowable range that plans' assets may be invested in for each major asset category and regularly monitors each to make sure that the actual investment allocation remains within guidelines. The table below presents the range for each major category of the plans' assets at December 31, 2004.

Asset Category	Range
Domestic equity	40%–60%
International equity	5%–15%
Fixed income	25%–35%
Real estate securities	5%–15%
Cash and cash equivalents	0%–20%

The following table presents the Company's pension plan and postretirement benefit plan weighted-average asset allocations at year-end 2004 and 2003, by asset category.

Asset Category	2004	2003
Domestic equity	46%	44%
International equity	14	7
Fixed income securities	23	25
Real estate securities	7	7
Other, primarily cash and cash equivalents	10	17
Total	100%	100%

Contributions.    For 2005, the Company expects to contribute cash of approximately $70,000 to its pension plans and $13,000 to its postretirement benefit plans.

In connection with the Company's acquisition in 1997 of the ten business units from Lockheed Martin and the formation of the Company, the Company assumed certain defined benefit pension plan liabilities for present and former employees and retirees of certain businesses, which were transferred from

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

Lockheed Martin to the Company. Lockheed Martin also has provided the Pension Benefit Guaranty Corporation (PBGC) with commitments to assume sponsorship or other forms of financial support under certain circumstances with respect to the Company's pension plans for Communication Systems West and Aviation Recorders (the "Subject Plans"). Upon the occurrence of certain events, Lockheed Martin, at its option, has the right to decide whether to cause the Company to transfer sponsorship of any or all of the Subject Plans to Lockheed Martin, even if the PBGC has not sought to terminate the Subject Plans. If Lockheed Martin did assume sponsorship of these plans, it would be primarily liable for the costs associated with funding the Subject Plans or any costs associated with the termination of the Subject Plans but the Company would be required to reimburse Lockheed Martin for these costs. To date, there has been no impact on pension expense and funding requirements resulting from this arrangement. However, should Lockheed Martin assume sponsorship of the Subject Plans or if these plans were terminated, the impact of any increased pension expenses or funding requirements could be material to the Company. For the year ended December 31, 2004, the Company contributed $492 to the Subject Plans. The Company has performed its obligations under the letter agreement with Lockheed Martin and the Lockheed Martin Commitment and has not received any communications from the PBGC concerning actions which the PBGC contemplates taking in respect of the Subject Plans.

Estimated Future Benefit Payments.    The following table presents expected pension and postretirement benefit payments and expected postretirement subsidies due to the Medicare Act described in Note 2, which reflect expected future service, as appropriate.

		Postretirement Benefits
	Pension Benefits	Benefit Payments	Subsidy Receipts
2005	$35,246	$7,446	$—
2006	38,812	8,042	58
2007	42,122	8,533	81
2008	46,211	8,902	113
2009	50,313	9,461	138
Years 2010-2014	325,733	52,885	1,179

Employee Savings Plans.    Under its various employee savings plans, the Company matches the contributions of participating employees up to a designated level. The extent of the match, vesting terms and the form of the matching contributions vary among the plans. Under these plans, the Company's matching contributions in L-3 Holdings' common stock and cash were $61,184 for 2004, $43,262 for 2003 and $36,120 for 2002.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

17.    Supplemental Cash Flow Information

	Year Ended December 31,
	2004	2003	2002
Interest paid	$138,213	$119,940	$109,301
Income tax payments	41,112	24,373	8,004
Income tax refunds	4,088	7,075	5,877
Noncash transactions:
Common stock issued for business acquisition consideration	6,982	4,969	10,607
Conversion of 4% senior subordinated convertible contingent debt securities (CODES) to L-3 Holdings' common stock	419,785	—	—
Conversion of 5¼% convertible senior subordinated notes to L-3 Holdings' common stock	298,181	1,630	—

18.    Segment Information

As discussed in Note 1 above, during the third quarter of 2005, the Company restated the prior period reportable segment data to conform to the current period presentation, and renamed three of its four reportable segments. The Company's four reportable segments are: (1) C3ISR, (2) Government Services, (3) Aircraft Modernization and Maintenance and (4) Specialized Products, which are described in Note 1. The Company evaluates the performance of its operating segments and reportable segments based on their sales and operating income. All corporate expenses are allocated to the Company's divisions using an allocation methodology prescribed by U.S. Government regulations for government contractors. Accordingly, all costs and expenses are included in the Company's measure of segment profitability. The table below and amounts in Notes 3 and 5 relating to goodwill and identifiable intangible assets have been adjusted, as appropriate, for the reclassifications.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

	C3ISR	Government Services	Aircraft Modernization and Maintenance	Specialized Products	Corporate	Elimination of Intersegment Sales	Consolidated Total
2004
Sales	$1,667,804	$1,081,119	$1,913,539	$2,313,147	$—	$(78,612)	$6,896,997
Operating income	218,008	124,119	186,103	220,389	—	—	748,619
Total assets	1,280,961	844,323	1,646,287	3,118,033	891,161	—	7,780,765
Capital expenditures	25,911	3,483	10,025	40,679	409	—	80,507
Depreciation and amortization	32,241	6,251	21,914	58,543	—	—	118,949
2003
Sales	$1,440,596	$842,440	$733,744	$2,117,276	$—	$(72,462)	$5,061,594
Operating income	172,903	100,714	100,661	206,743	—	—	581,021
Total assets	1,201,187	656,525	1,444,956	2,685,623	517,031	—	6,505,322
Capital expenditures	25,982	2,980	6,070	47,519	323	—	82,874
Depreciation and amortization	29,169	6,226	11,494	48,534	—	—	95,423
2002
Sales	$1,054,297	$624,887	$461,855	$1,896,675	$—	$(26,485)	$4,011,229
Operating income	103,449	75,344	62,551	212,635	—	—	453,979
Total assets	1,149,016	596,932	576,427	2,381,438	538,495	—	5,242,308
Capital expenditures	19,350	2,608	7,429	32,497	174	—	62,058
Depreciation and amortization	23,692	4,873	10,684	36,611	—	—	75,860

Corporate assets not allocated to the reportable segments primarily include cash and cash equivalents, corporate office fixed assets, deferred income tax assets and deferred debt issuance costs. In addition, substantially all of the Company's assets are located in North America.

The Company's sales attributable to U.S. customers and foreign customers, based on location of the customer, is summarized in the table below.

	Year Ended December 31,
	2004	2003	2002
U.S.	$5,993,746	$4,208,273	$3,436,219
Foreign:
Canada	234,910	127,936	63,447
United Kingdom	112,802	158,836	115,910
Australia	71,926	51,949	62,103
Germany	56,258	60,763	61,024
Other	427,355	453,837	272,526
Total foreign	903,251	853,321	575,010
Consolidated	$6,896,997	$5,061,594	$4,011,229

Sales to principal customers are summarized in the table below.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

	Year Ended December 31,
	2004	2003	2002
U.S. Government agencies	$5,538,852	$3,843,025	$3,107,271
Allied foreign governments	581,300	506,508	395,062
Commercial export	321,951	346,813	179,948
Other (principally U.S. commercial)	454,894	365,248	328,948
Consolidated	$6,896,997	$5,061,594	$4,011,229

The Company's sales by product and services are summarized in the table below.

	Year Ended December 31,
	2004	2003	2002
Products:
ISR systems	$826,708	$714,622	$403,179
Aircraft modernization	820,009	654,093	517,309
Communication systems for intelligence collection and imagery processing	469,175	401,383	303,650
Naval power, control and sonar systems	429,737	418,019	280,564
Microwave components and telemetry and space products	395,409	377,768	271,664
Secure communications products	392,533	339,166	300,200
Aviation products	381,217	288,926	216,134
Precision guidance and munitions	338,084	348,513	373,452
Security and detection systems	236,039	253,052	428,984
Training devices and motion simulators	202,219	160,718	144,310
Sensors and imaging products	152,162	103,287	7,233
Subtotal products	4,643,292	4,059,547	3,246,679
Services:
Aircraft maintenance and logistics support services	1,101,019	79,651	—
Government and support services	822,097	734,732	571,692
Training services	459,180	302,622	256,935
Subtotal services	2,382,296	1,117,005	828,627
Intercompany eliminations	(128,591)	(114,958)	(64,077)
Consolidated	$6,896,997	$5,061,594	$4,011,229

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

19.    Unaudited Quarterly Financial Data

Unaudited summarized financial data by quarter for the years ended December 31, 2004 and 2003 is presented in the table below.

	March 31	June 30	September 30	December 31
2004
Sales	$1,521,644	$1,679,985	$1,784,132	$1,911,236
Operating income	151,602	178,118	199,360	219,539
Net income	72,008	88,071	102,490	119,311
Basic EPS	0.69	0.83	0.96	1.05
Diluted EPS	0.65	0.78	0.89	1.01

	March 31	June 30	September 30	December 31
2003
Sales	$1,089,047	$1,226,881	$1,264,611	$1,481,055
Operating income	108,837	128,746	152,372	191,066
Net income	49,737	53,379	76,107	98,417
Basic EPS	0.52	0.56	0.79	1.02
Diluted EPS	0.49	0.52	0.71	0.90

20.    Financial Information of L-3 Communications and Its Subsidiaries

Total shareholders' equity for L-3 Communications equals that of L-3 Holdings, but the components, common stock and additional paid-in capital, are different. The table below presents information regarding the balances and changes in common stock and additional paid-in capital of L-3 Communications for each of the three years ended December 31, 2004.

	L-3 Communications Common Stock
	Shares Issued	Par Value	Additional Paid-in Capital	Total
Balance at December 31, 2001	100	$—	$939,037	$939,037
Contributions from L-3 Holdings			855,939	855,939
Balance at December 31, 2002	100	—	1,794,976	1,794,976
Contributions from L-3 Holdings	—	—	98,512	98,512
Balance at December 31, 2003	100	—	1,893,488	1,893,488
Contributions from L-3 Holdings	—	—	886,970	886,970
Balance at December 31, 2004	100	$—	$2,780,458	$2,780,458

The net proceeds received by L-3 Holdings from the sale of its common stock, exercise of L-3 Holdings employee stock options and L-3 Holdings common stock contributed to the Company's savings plans are contributed to L-3 Communications. L-3 Holding common stock issued to holders of the Convertible Notes and CODES who converted such notes were also contributed to L-3 Communications. See Notes 2 and 8.

The debt of L-3 Communications, including the Senior Subordinated Notes and borrowings under amounts drawn against the Senior Credit Facilities are guaranteed, on a joint and several, full and unconditional basis, by certain of its wholly-owned domestic subsidiaries (the "Guarantor Subsidiaries"). See Note 8. The foreign subsidiaries and certain domestic subsidiaries of L-3 Communications (the

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

"Non-Guarantor Subsidiaries") do not guarantee the debt of L-3 Communications. None of the debt of L-3 Communications has been issued by its subsidiaries. There are no restrictions on the payment of dividends from the Guarantor Subsidiaries to L-3 Communications.

In lieu of providing separate audited financial statements for the Guarantor Subsidiaries, the Company has included the accompanying condensed combining financial statements based on Rule 3-10 of SEC Regulation S-X. The Company does not believe that separate financial statements of the Guarantor Subsidiaries are material to users of the financial statements.

The following condensed combining financial information present the results of operations, financial position and cash flows of (i) L-3 Holdings, excluding L-3 Communications, (ii) L-3 Communications, excluding its consolidated subsidiaries (the "Parent"), (iii) the Guarantor Subsidiaries, (iv) the Non-Guarantor Subsidiaries and (v) the eliminations to arrive at the information for L-3 Communications on a consolidated basis.

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

	L-3 Holdings	L-3 Communications (Parent)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated L-3 Communications
Condensed Combining Balance Sheets:
At December 31, 2004:
Current assets:
Cash and cash equivalents	$—	$643,173	$(45,220)	$55,466	$—	$653,419
Contracts in process	—	591,018	1,111,253	276,756	—	1,979,027
Other current assets	—	127,465	39,390	9,023	—	175,878
Total current assets	—	1,361,656	1,105,423	341,245	—	2,808,324
Goodwill	—	885,242	2,709,731	459,841	—	4,054,814
Other assets	—	307,929	492,264	117,434	—	917,627
Investment in and amounts due from consolidated subsidiaries	3,799,761	4,259,200	831,062	40,000	(8,930,023)	—
Total assets	$3,799,761	$6,814,027	$5,138,480	$958,520	$(8,930,023)	$7,780,765
Current liabilities	$—	$495,190	$489,500	$191,150	$—	$1,175,840
Other long-term liabilities	—	329,270	182,679	25,873	—	537,822
Long-term debt	—	2,189,806	—	—	—	2,189,806
Minority interests	—	—	—	77,536	—	77,536
Shareholders' equity	3,799,761	3,799,761	4,466,301	663,961	(8,930,023)	3,799,761
Total liabilities and shareholders' equity	$3,799,761	$6,814,027	$5,138,480	$958,520	$(8,930,023)	$7,780,765
At December 31, 2003:
Current assets:
Cash and cash equivalents	$—	$155,375	$(41,291)	$20,792	$—	$134,876
Contracts in process	—	528,056	817,547	269,745	—	1,615,348
Other current assets	—	159,194	21,928	6,356	—	187,478
Total current assets	—	842,625	798,184	296,893	—	1,937,702
Goodwill	—	805,388	2,425,591	421,457	—	3,652,436
Other assets	—	356,346	446,403	112,435	—	915,184
Investment in and amounts due from consolidated subsidiaries	3,290,873	3,708,989	596,696	21,052	(7,617,610)	—
Total assets	$3,290,873	$5,713,348	$4,266,874	$851,837	$(7,617,610)	$6,505,322
Current liabilities	$—	$396,868	$370,468	$156,876	$—	$924,212
Other long-term liabilities	—	284,684	167,275	21,144	—	473,103
Long-term debt	716,377	2,457,300	—	—	(716,377)	2,457,300
Minority interests	—	—	—	76,211	—	76,211
Shareholders' equity	2,574,496	2,574,496	3,729,131	597,606	(6,901,233)	2,574,496
Total liabilities and shareholders' equity	$3,290,873	$5,713,348	$4,266,874	$851,837	$(7,617,610)	$6,505,322

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

	L-3 Holdings	L-3 Communications (Parent)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated L-3 Communications
Condensed Combining Statements of Operations:
For the year ended December 31, 2004:
Sales	$—	$2,038,704	$4,051,825	$834,169	$(27,701)	$6,896,997
Costs and expenses	—	1,782,128	3,651,414	742,537	(27,701)	6,148,378
Operating income	—	256,576	400,411	91,632	—	748,619
Other expense (income), net	—	(20,108)	805	(670)	12,721	(7,252)
Interest expense	15,020	143,926	635	13,508	(27,741)	145,348
Minority interests in net income of consolidated subsidiaries	—	—	—	8,862	—	8,862
Loss on retirement of debt	—	4,973	—	—	—	4,973
Provision (benefit) for income taxes	(5,407)	46,002	143,630	25,176	5,407	214,808
Equity in net income of consolidated subsidiaries	391,493	300,097	—	—	(691,590)	—
Net income	$381,880	$381,880	$255,341	$44,756	$(681,977)	$381,880
For the year ended December 31, 2003:
Sales	$—	$1,918,288	$2,715,558	$445,485	$(17,737)	$5,061,594
Costs and expenses	—	1,635,998	2,464,534	397,778	(17,737)	4,480,573
Operating income	—	282,290	251,024	47,707	—	581,021
Other expense (income), net	—	(9,575)	92	784	8,484	(215)
Interest expense	34,058	131,734	501	8,932	(42,542)	132,683
Minority interests in net income of consolidated subsidiaries	—	—	—	3,515	—	3,515
Loss on retirement of debt	—	11,225	—	—	—	11,225
Provision (benefit) for income taxes	(12,261)	53,607	90,155	12,411	12,261	156,173
Equity in net income of consolidated subsidiaries	299,437	182,341	—	—	(481,778)	—
Net income	$277,640	$277,640	$160,276	$22,065	$(459,981)	$277,640
For the year ended December 31, 2002:
Sales	$—	$1,875,389	$1,895,410	$260,799	$(20,369)	$4,011,229
Costs and expenses	—	1,622,200	1,736,233	219,186	(20,369)	3,557,250
Operating income	—	253,189	159,177	41,613	—	453,979
Other expense (income), net	—	(11,202)	286	(262)	6,257	(4,921)
Interest expense	35,499	120,774	1,622	6,353	(41,756)	122,492
Minority interests in net income of consolidated subsidiaries	—	—	—	6,198	—	6,198
Loss on retirement of debt	—	16,187	—	—	—	16,187
Provision (benefit) for income taxes	(13,880)	44,942	56,145	10,469	13,880	111,556
Cumulative effect of a change in accounting principle	—	(14,749)	—	(9,621)	—	(24,370)
Equity in net income of consolidated subsidiaries	199,716	110,358	—	—	(310,074)	—
Net income	$178,097	$178,097	$101,124	$9,234	$(288,455)	$178,097

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

	L-3 Holdings	L-3 Communications (Parent)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated L-3 Communications
Condensed Combining Statements of Cash Flows:
For the year ended December 31, 2004:
Operating activities:
Net cash from operating activities	$—	$219,057	$311,748	$89,866	$—	$620,671
Investing activities:
Business acquisitions, net of cash acquired	—	(102,341)	(303,550)	(67,542)	—	(473,433)
Other investing activities	(164,220)	(407,959)	(38,651)	(6,492)	535,312	(82,010)
Net cash used in investing activities	(164,220)	(510,300)	(342,201)	(74,034)	535,312	(555,443)
Financing activities:
Proceeds from sale of senior subordinated notes	—	650,000	—	—	—	650,000
Redemption of senior subordinated notes	—	(205,751)	—	—	—	(205,751)
Other financing activities, net	164,220	334,792	26,524	18,842	(535,312)	9,066
Net cash from financing activities	164,220	779,041	26,524	18,842	(535,312)	453,315
Net increase (decrease) in cash	—	487,798	(3,929)	34,674	—	518,543
Cash and cash equivalents, beginning of the period	—	155,375	(41,291)	20,792	—	134,876
Cash and cash equivalents, end of the period	$—	$643,173	$(45,220)	$55,466	$—	$653,419
For the year ended December 31, 2003:
Operating activities:
Net cash from (used in) operating activities	$—	$219,890	$240,672	$(4,499)	$—	$456,063
Investing activities:
Business acquisitions, net of cash acquired	—	(53,626)	(869,863)	(90,950)	—	(1,014,439)
Other investing activities	(98,512)	(1,000,542)	(23,530)	(10,359)	1,059,325	(73,618)
Net cash used in investing activities	(98,512)	(1,054,168)	(893,393)	(101,309)	1,059,325	(1,088,057)
Financing activities:
Proceeds from sale of senior subordinated notes	—	790,788	—	—	—	790,788
Redemption of senior subordinated notes	—	(187,650)	—	—		(187,650)
Other financing activities, net	98,512	260,094	618,678	110,917	(1,059,325)	28,876
Net cash from financing activities	98,512	863,232	618,678	110,917	(1,059,325)	632,014
Net increase (decrease) in cash	—	28,954	(34,043)	5,109	—	20
Cash and cash equivalents, beginning of the period	—	126,421	(7,248)	15,683	—	134,856
Cash and cash equivalents, end of the period	$—	$155,375	$(41,291)	$20,792	$—	$134,876

L-3 COMMUNICATIONS HOLDINGS, INC.
AND L-3 COMMUNICATIONS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(Dollars in thousands, except per share data)

	L-3 Holdings	L-3 Communications (Parent)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated L-3 Communications
For the year ended December 31, 2002:
Operating activities:
Net cash from operating activities	$—	$137,837	$169,221	$11,402	$—	$318,460
Investing activities:
Business acquisitions, net of cash acquired	—	(146,913)	(1,499,891)	(95,329)	—	(1,742,133)
Other investing activities	(855,939)	(1,627,853)	(27,130)	(8,632)	2,451,159	(68,395)
Net cash used in investing activities	(855,939)	(1,774,766)	(1,527,021)	(103,961)	2,451,159	(1,810,528)
Financing activities:
Proceeds from sale of senior subordinated notes	—	750,000	—	—	—	750,000
Redemption of senior subordinated notes	—	(237,468)	—	—	—	(237,468)
Proceeds from sale of L-3 Holdings' common stock, net	766,780	—	—	—	—	766,780
Other financing activities	89,159	930,608	1,354,964	63,018	(2,451,159)	(13,410)
Net cash from financing activities	855,939	1,443,140	1,354,964	63,018	(2,451,159)	1,265,902
Net decrease in cash	—	(193,789)	(2,836)	(29,541)	—	(226,166)
Cash and cash equivalents, beginning of the period	—	320,210	(4,412)	45,224	—	361,022
Cash and cash equivalents, end of the period	$—	$126,421	$(7,248)	$15,683	$—	$134,856

THE TITAN CORPORATION

Unaudited Consolidated Financial Statements as of June 30, 2005 and December 31, 2004
and for the three and six months ended June 30, 2005 and 2004

THE TITAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Revenues	$620,333	$514,932	$1,179,326	$968,954
Costs and expenses:
Cost of revenues	517,445	438,082	987,940	820,354
Selling, general and administrative	46,622	38,143	87,215	74,032
Research and development	4,271	4,695	7,861	8,113
Mergers, investigations and settlements cost (Notes 2 and 3)	74,260	34,423	80,078	52,002
Asset impairment charges (Note 4)	—	15,495	—	15,495
Total costs and expenses	642,598	530,838	1,163,094	969,996
Operating profit (loss)	(22,265)	(15,906)	16,232	(1,042)
Interest expense	(10,363)	(9,158)	(20,335)	(18,274)
Interest income	243	240	532	403
Net gain on sale of investments (Note 9)	1,484	—	1,484	—
Net gain on sale of assets (Note 9)	—	—	—	563
Loss from continuing operations before income taxes	(30,901)	(24,824)	(2,087)	(18,350)
Income tax provision	14,795	68	25,456	2,911
Loss from continuing operations	(45,696)	(24,892)	(27,543)	(21,261)
Income (loss) from discontinued operations, net of tax (Note 7)	1,562	(41,660)	2,421	(42,232)
Net loss	(44,134)	(66,552)	(25,122)	(63,493)
Dividend requirements on preferred stock	—	—	—	(190)
Net loss applicable to common stock	$(44,134)	$(66,552)	$(25,122)	$(63,683)
Basic earnings (loss) per share:
Loss from continuing operations	$(0.54)	$(0.30)	$(0.32)	$(0.26)
Income (loss) from discontinued operations, net of tax	0.02	(0.49)	0.03	(0.50)
Net loss	$(0.52)	$(0.79)	$(0.30)	$(0.76)
Weighted average shares	85,180	83,970	84,991	83,347
Diluted earnings (loss) per share:
Loss from continuing operations	$(0.54)	$(0.30)	$(0.32)	$(0.26)
Income (loss) from discontinued operations, net of tax	0.02	(0.49)	0.03	(0.50)
Net loss	$(0.52)	$(0.79)	$(0.30)	$(0.76)
Weighted average shares	85,180	83,970	84,991	83,347

The accompanying notes are an integral part of these consolidated financial statements.

THE TITAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars, except share and per share data)

	June 30, 2005	December 31, 2004
Assets	(Unaudited)
Current Assets:
Cash and cash equivalents	$23,105	$16,672
Accounts receivable — net	545,215	515,386
Inventories	24,874	21,336
Prepaid expenses and other	32,272	29,039
Deferred income taxes	69,270	95,390
Current assets of discontinued operations (Note 7)	3,389	1,665
Total current assets	698,125	679,488
Property and equipment — net	54,862	57,542
Goodwill	501,022	464,469
Intangible assets	21,834	19,819
Other assets — net	38,855	41,599
Deferred income taxes	49,935	52,647
Non-current assets of discontinued operations (Note 7)	17,924	26,469
Total assets	$1,382,557	$1,342,033
Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of amounts outstanding under line of credit	$3,500	$3,500
Accounts payable	111,902	116,032
Current portion of long-term debt	36	500
Accrued compensation and benefits	112,007	98,368
Other accrued liabilities	156,641	115,168
Current liabilities of discontinued operations (Note 7)	8,201	20,995
Total current liabilities	392,287	354,563
Long-term portion of amounts outstanding under line of credit	383,269	352,750
Senior subordinated notes	200,000	200,000
Other long-term debt	469	491
Other non-current liabilities	48,364	52,831
Non-current liabilities of discontinued operations Note 7)	27,319	33,318
Commitments and contingencies (Note 10)
Stockholders' Equity:
Preferred stock, $1 par value, authorized 5,000,000 shares:
Series A junior participating, designated 1,000,000 authorized shares: None issued	—	—
Common stock, $.01 par value, authorized 200,000,000 shares: 85,731,246 and 84,779,939 shares issued and outstanding as of March 31, 2005 and March 31, 2004, respectively	857	848
Capital in excess of par value	693,764	684,934
Deferred compensation	(18)	(53)
Accumulated deficit	(361,740)	(336,618)
Treasury stock at cost: 323,258 shares	(2,014)	(1,031)
Total stockholders' equity	330,849	348,080
Total liabilities and stockholders' equity	$1,382,557	$1,342,033

The accompanying notes are an integral part of these consolidated financial statements.

THE TITAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands of dollars)

	Six months ended June 30,
	2005	2004
Cash Flows from Operating Activities:
Loss from continuing operations	$(27,543)	$(21,261)
Adjustments to reconcile loss from continuing operations to net cash provided by (used for) operating activities, net of effects of net assets sold and businesses acquired:
Asset impairment charge (Note 4)	—	15,495
Provision for estimated Class Action Settlement (Note 2 and 10)	67,400	—
Net gain on investments	(1,483)	—
Depreciation and amortization	7,993	7,784
Deferred income taxes and other	25,163	4,567
Deferred compensation	35	853
Changes in operating assets and liabilities, net of effects of net assets sold and businesses acquired:
Accounts receivable	(24,827)	(57,160)
Inventories	(3,538)	1,409
Prepaid expenses and other assets	(6,330)	(12,987)
Accounts payable	(6,091)	2,606
Accrued compensation and benefits	12,591	(5,047)
Accrual for FCPA investigation settlement charge	(28,500)	25,500
Other liabilities	1,165	2,321
Net cash provided by (used for) continuing operations	16,035	(35,920)
Income (loss) from discontinued operations	2,421	(42,232)
Asset impairment charges (Note 4)	—	43,183
Proceeds from divestiture of businesses (Note 7)	8,433	6,000
Changes in net assets and liabilities of discontinued operations	(14,619)	(5,819)
Net cash provided by (used for) discontinued operations	(3,765)	1,132
Net cash provided by (used for) operating activities	12,270	(34,788)
Cash Flows from Investing Activities:
Capital expenditures	(4,158)	(16,776)
Acquisition of business, net of cash acquired	(39,844)	—
Proceeds from sale of investments and net assets	4,115	2,880
Earnout payment related to prior year acquisition	(658)	(2,460)
Other investments	(66)	(1,243)
Other	—	1,103
Net cash used for investing activities	(40,611)	(16,496)
Cash Flows from Financing Activities:
Additions to debt	30,519	49,125
Retirements and other payments of debt	(486)	(241)
Preferred stock redemption (Note 5)	—	(12,518)
Proceeds from exercise of stock options and other	4,757	13,566
Dividends paid	—	(190)
Other	(16)	(220)
Net cash provided by financing activities	34,774	49,522
Effect of exchange rate changes on cash	—	215
Net increase (decrease) in cash and cash equivalents	6,433	(1,547)
Cash and cash equivalents at beginning of period	16,672	26,974
Cash and cash equivalents at end of period	$23,105	$25,427

The accompanying notes are an integral part of these consolidated financial statements.

THE TITAN CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(Unaudited)
(in thousands of dollars, except per share data)

	Cumulative Convertible Preferred Stock	Common Stock	Capital In Excess of Par Value	Deferred Compen- sation	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Six Months Ended June 30, 2005
Balances at December 31, 2004	$—	$848	$684,934	$(53)	$(336,618)	$—	$(1,031)	$348,080
Exercise of stock options and other	—	6	5,734	—	—	—	(983)	4,757
Amortization of deferred compensation	—	—	—	35	—	—	—	35
Shares issued under the employee stock purchase plan	—	3	3,096	—	—	—	—	3,099
Net loss	—	—	—	—	(25,122)	—	—	(25,122)
Balances at June 30, 2005	$—	$857	$693,764	$(18)	$(361,740)	$—	$(2,014)	$330,849

Six Months Ended June 30, 2004
Balances at December 31, 2003	$687	$822	$670,733	$(1,584)	$(298,221)	$(215)	$(813)	$371,409
Exercise of stock options and other	—	21	13,673	—	—	—	(128)	13,566
Redemption of preferred stock (Note 5)	(626)	—	(11,892)	—	—	—	—	(12,518)
Conversion of preferred stock	(61)	—	61	—	—	—	—	—
Amortization of deferred compensation	—	—	—	853	—	—	—	853
Foreign currency translation adjustment	—	—	—	—	—	215	—	215
Shares issued under the employee stock purchase plan	—	3	2,715	—	—	—	—	2,718
Dividends on preferred stock —Cumulative convertible, $.28 per share	—	—	(190)	—	—	—	—	(190)
Net loss	—	—	—	—	(63,493)	—	—	(63,493)
Balances at June 30, 2004	$—	$846	$675,100	$(731)	$(361,714)	$—	$(941)	$312,560

The accompanying notes are an integral part of these consolidated financial statements.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

Note (1)    Basis of Financial Statement Preparation

The accompanying consolidated financial information of The Titan Corporation and its subsidiaries (Titan or the Company) should be read in conjunction with Titan's Annual Report on Form 10-K to the Securities and Exchange Commission (SEC) for the year ended December 31, 2004. The accompanying financial information includes substantially all subsidiaries on a consolidated basis and all normal recurring adjustments which are considered necessary by the Company's management for a fair presentation of the financial position, results of operations and cash flows for the periods presented. However, these results are not necessarily indicative of results for a full fiscal year. Additionally, certain prior period amounts have been reclassified to conform to the current period presentation.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant Accounting Policies

Reclassifications.    Certain reclassifications have been made to the prior year presentation to conform to the 2005 presentation.

Stock-Based Compensation.    As allowed by Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," Titan has elected to continue to apply the intrinsic value based method of accounting for stock options and has adopted the disclosure only provisions of the fair value method contained in SFAS No. 123. Compensation cost, if any, is measured as the excess of the quoted market price of Titan's stock on the date of grant over the exercise price of the grant. Had compensation cost for Titan stock-based compensation plans been determined based on the fair value method at the grant dates for awards under those plans, our results of operations would have been reduced to the pro forma amounts indicated below:

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Net loss, as reported	$(44,134)	$(66,552)	$(25,122)	$(63,493)
Add: Total stock-based employee compensation expense in reported net loss, net of related tax effects	11	202	22	512
Less: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(1,861)	(1,498)	(3,680)	(3,218)
Net loss, pro forma	$(45,984)	$(67,848)	$(28,780)	$(66,199)
Earnings (loss) per share:
Basic as reported	$(0.52)	$(0.79)	$(0.30)	$(0.76)
Basic pro forma	$(0.54)	$(0.81)	$(0.34)	$(0.79)
Diluted as reported	$(0.52)	$(0.79)	$(0.30)	$(0.76)
Diluted pro forma	$(0.54)	$(0.81)	$(0.34)	$(0.79)

Goodwill and Other Intangible Assets.    Goodwill represents the excess of costs over fair value of assets of businesses acquired. Effective January 1, 2002, Titan adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which establishes financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." Goodwill and

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets."

SFAS No. 142 requires that goodwill be tested for impairment at the reporting unit level at least annually, utilizing a two step methodology. The initial step requires Titan to assess whether indications of impairment exist. If indications of impairment are determined to exist, the second step of measuring impairment is performed, wherein the fair value of the relevant reporting unit is compared to the carrying value, including goodwill, of such unit. If the fair value exceeds the carrying value, no impairment loss is recognized. However, if the carrying value of the reporting unit exceeds its fair value, the goodwill of the reporting unit is impaired.

Titan performs its annual testing for impairment of goodwill and other intangible assets in connection with the preparation of its annual financial statements.

Note (2)    Merger with L-3 Communications Corporation

On June 2, 2005, Titan, L-3 Communications Corporation (L-3) and Saturn VI Acquisition Corp. (Merger Sub) entered into an Agreement and Plan of Merger (Merger Agreement), pursuant to which Merger Sub would be merged with and into Titan, with Titan continuing as the surviving corporation and a wholly-owned subsidiary of L-3 (the Merger). On July 29, 2005, the Merger was completed on the terms and subject to the conditions of the Merger Agreement, such that each share of common stock, par value $0.01 per share, of Titan (Titan Common Stock) was converted into the right to receive $23.10 in cash (the Merger Consideration). Each outstanding option to purchase Titan Common Stock was canceled and converted into the right to receive in cash the amount by which the Merger Consideration exceeded the exercise price. Also in connection with the acquisition, L-3 assumed all Titan's debt, including its Senior Credit Facility and its Senior Subordinated Notes (Note 8).

Concurrently with entering into the Merger Agreement, Titan entered into two memoranda of understanding (MOUs) to settle federal and state securities law class actions and derivative suits pending in both federal and state courts in California and the Delaware Court of Chancery. As part of the settlement, which became effective after the closing of the Merger, L-3 assumed a cash obligation of $67.4 million. The MOUs contemplated execution of separate stipulations of settlements that were filed in the California federal court and the Delaware Chancery Court. The MOUs resolved the class actions and derivative suits against Titan and its directors and officers arising out of, among other things, allegations involving the Foreign Corrupt Practices Act and the failed merger with Lockheed Martin. The settlement of the derivative action also resolved claims that were filed in the Delaware Court of Chancery on June 3, 2005 challenging the Merger (Note 10).

Note (3)    Merger, Investigation and Settlement Costs

Proposed Merger with L-3 Communications Corporation

In the three months ended June 30, 2005, Titan incurred $71.6 million of settlement provision, legal, accounting, printing and other professional fees and costs related to the proposed merger with L-3.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

Terminated Merger with Lockheed Martin Corporation

On June 26, 2004, Lockheed Martin Corporation terminated the merger agreement pursuant to which Lockheed Martin was to have acquired Titan. The merger agreement was entered into in September 2003 and amended in March 2004 and April 2004 to provide additional time for Titan to resolve the Securities and Exchange Commission (SEC) and Department of Justice (DoJ) investigations under the Foreign Corrupt Practices Act (FCPA) (see Note 10).

On March 1, 2005, Titan settled the government investigations related to the FCPA. In the three and six months ended June 30, 2005, respectively, merger, investigation and settlement costs in the accompanying consolidated statement of operations include $1.9 million and $7.3 million in legal costs related to the resolution of the FCPA investigation and $0.8 million and $ 1.2 million in legal costs stemming from FCPA-related litigation and investigations (see Note 10).

In the three months and six months ended June 30, 2004, respectively, Titan incurred approximately $34.4 million and $52.0 million in settlement provision, legal, investment banking, accounting, printing and other professional fees and costs related to the terminated merger, which are reflected in merger, investigation and settlement costs in the accompanying consolidated statements of operations. The investigation related costs which approximated $6.2 million and $18.1 million of these costs in the three months and six months ended June 30, 2004, respectively, include the costs associated with the comprehensive internal review conducted by Titan to evaluate whether payments involving international consultants for Titan or its subsidiaries were made in violation of applicable law. The legal, accounting and other professional fees incurred also supported the related inquiry by the Department of Justice and the investigation by the Securities and Exchange Commission. Also included are costs of approximately $2.7 million and $8.4 million for the three and six months ended June 30, 2004, respectively, related to the merger transaction itself, including the exchange offer and consent solicitation for Titan's senior subordinated notes and the redemption of Titan's preferred stock, both of which were conditions to close the terminated merger.

In the three months and six months ended June 30, 2004, Titan recorded an additional provision of $25.5 million for anticipated settlement costs related to the government FCPA investigations. Titan had previously recorded $3.0 million as of December 31, 2003, for resolution of this matter, thereby bringing the total amount recorded to $28.5 million. Titan did not accrue for any remaining legal costs expected to be incurred to reach resolution of the FCPA matter, and those costs were expensed as incurred.

Note (4)    Asset Impairment Charges

During the three months and six months ended June 30, 2004, Titan recorded asset impairment charges totaling $15.5 million. Approximately $10 million of these charges pertain to impairment of fixed assets directly related to the termination of a program by a U.S. civilian government agency in the second quarter, and impairment of assets associated with a reduction in scope of planned business activities in Saudi Arabia. As a result of curtailing the activities in Saudi Arabia and with the U.S. civilian government agency, future cash flows will be insufficient to recover the carrying value of certain dedicated assets. Approximately $5.5 million related to a charge for impairment of a technology license Titan purchased from SureBeam in 2001 (see Note 10).

Note (5)    Redemption of Cumulative Convertible Preferred Stock

On March 15, 2004, Titan redeemed all outstanding shares of its cumulative convertible preferred stock. The redemption was a condition to the close of the terminated merger with Lockheed Martin. An aggregate of 625,846 shares were redeemed at $20 per share, plus cumulative dividends in arrears of $0.03 per share, which utilized cash of approximately $12.5 million, and the remaining 60,983 shares

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

of preferred stock were converted by shareholders into 47,580 shares of common stock. The redemption of the preferred stock is recorded in stockholders' equity.

Note (6)    Acquisition of Intelligence Data Systems

On April 21, 2005, Titan completed the acquisition of 100% of the outstanding shares of Intelligence Data Systems, Inc. (IDS), a high-technology and professional services firm supporting the U.S. intelligence community through highly specialized expertise in data mining, high-performance computing, data analysis, information fusion, and information sharing. The acquisition was to further Titan's goal of acquiring government information technology companies that fit strategically with its government business, particularly within the intelligence community marketplace. At the closing, Titan paid $39.9 million, net of cash acquired, plus applicable acquisition costs. Of this amount, $6.3 million has been placed in escrow to satisfy any indemnification claims by Titan. The excess of the $42.8 million purchase price over the estimated fair market value of the net assets acquired was approximately $41.2 million. In connection with the acquisition, Titan had an independent valuation completed by the McLean Group, LLC to assist management in its purchase price allocation for the IDS acquisition. The independent valuation was the basis for Titan's allocation of $36.5 million to goodwill and $4.7 million to intangible assets. The intangible assets consist of customer related intangibles, such as customer contracts and customer relationships, which will be amortized over the estimated useful life of 8 years. IDS's operations are reported in our operating results from April 22, 2005. The acquisition was accounted for as a purchase in accordance with the provisions of SFAS No. 141, "Business Combinations", and accordingly, the results of operations of IDS have been included in Titan's results of operations beginning as of the date of acquisition. Pro forma financial information has not been provided as the acquisition is not significant to Titan.

Note (7)    Discontinued Operations

In June 2004, Titan's board of directors decided to sell or otherwise divest its Datron World Communications business (Datron World) and its Titan Scan Technologies service business (Scan Services). These non-core operations did not perform to management's expectations, and their divestiture would allow Titan to better focus on its core National Security Solutions business. Subsequently, in November 2004, Titan sold its Datron World business for approximately $4.7 million, resulting in a loss of approximately $2.0 million. Additionally, in February 2005, Titan sold Scan Services for $4.9 million, resulting in a gain of $0.2 million. In connection with the sale, Titan assigned its lease on one facility to the buyer, but remained liable for facilities restoration costs on this facility. Prior to its sale, Scan Services generated revenues for the first quarter of 2005 of $0.6 million. These businesses have been reported as discontinued operations in accordance with SFAS No. 144, and all periods presented have been restated accordingly to reflect these operations as discontinued.

In July 2002, Titan's board of directors decided to exit all of its international telecommunications businesses by selling and winding down its Titan Wireless operation. Titan immediately began implementing these actions, which were substantially completed during 2003. Titan reported this exit of the Titan Wireless business as a discontinued operation in accordance with SFAS No. 144.

On December 10, 1999, Titan's wholly-owned subsidiary, Titan Africa, Inc. (Titan Africa), in connection with its contract to build a satellite-based telephone system for its customer, the national telephone company of Benin, Africa (the OPT), entered into a Loan Facility agreement for up to 30.0 billion Francs CFA (the currency of the African Financial Community), equivalent to approximately $45.0 million U.S. dollars, with a syndicate of five banks, with Africa Merchant Bank as the arranger. This financing was subsequently increased by 6.0 billion francs CFA to approximately $54.0 million. This medium-term financing is a non-recourse loan to Titan Africa which is guaranteed by the OPT and secured by the OPT's equipment and revenues related to the project. The facility has

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

a fixed interest rate of 9.5% per year and was originally to be repaid in seven equal semi-annual payments from the net receipts of this project, or by the OPT in the event that such receipts are not adequate to make these payments, which commenced on December 31, 2000 and were scheduled to end on December 31, 2003. The payment terms were subsequently amended calling for quarterly payments through mid-2006. The borrowings on this facility have been utilized to fund various equipment and subcontractor costs incurred most notably by Alcatel of France, a major subcontractor to this project.

Related to Titan's contract with the OPT, Titan has a $28.8 million gross receivable due from the OPT, less a reserve of $10.9 million, which is reflected as a net $17.9 million in non-current assets of discontinued operations as of June 30, 2005. The $17.9 million receivable is equal to the outstanding balance on the non-recourse loan, drawn to cover subcontract costs. The $17.9 million balance on the non-recourse loan is included in non-current liabilities of discontinued operations at June 30, 2005. The $10.9 million difference between the gross receivable of $28.8 million and the $17.9 million balance on the non-recourse loan represents amounts currently due from the OPT under the Titan settlement agreement entered into with the OPT in 2003. This agreement contemplated a $25 million payment by the OPT to Titan, which was due in full by November 30, 2003. On December 31, 2003, Titan received a partial payment of $11 million on the settlement. Based on the facts available in the second quarter of 2004, principally the OPT's cash flow deficiencies and inability to obtain adequate financing, Titan recorded a full reserve for the then remaining $14.3 million balance outstanding. Notwithstanding this reserve, Titan has commenced an international arbitration against the OPT seeking collection of this receivable. In July 2005, Titan received an additional cash payment from the OPT of $3.4 million which is reflected as income in the second quarter as the receivable was previously fully reserved.

At December 31, 2004, Titan Wireless had an accrual for $10.3 million for estimated costs of resolving a contingent liability with a subcontractor related to this project. In February 2005, Titan received a demand for full payment from the subcontractor, based on an international arbitration ruling which Titan was in the process of appealing. In light of this, Titan and the subcontractor later reached a final settlement whereby, in March 2005, Titan paid $9.0 million in full settlement of the matter, resulting in a gain of $1.3 million in the first quarter of 2005.

A summary of the utilization of exit and restructuring accruals related to the Titan Wireless discontinued operation during the six months ended June 30, 2005 is as follows:

	Balance December 31, 2004	Cash Paid	Change in Estimate	Balance June 30, 2005
Titan Wireless:
Contingent liability with subcontractor	$10,311	$(8,980)	$(1,331)	$—
Estimated exit costs	3,192	(639)	(594)	1,959
	$13,503	$(9,619)	$(1,925)	$1,959

On June 2, 2004, Titan sold Cayenta Canada, its remaining commercial information technology business for a net $5.6 million in cash, with no resulting gain or loss recorded on the sale. Titan recorded current liabilities related to this sale of approximately $1.8 million related to potential purchase price adjustments due to the buyer and transaction-related costs and indemnification obligations related to the sale. Additionally, Titan had previously guaranteed performance on several customer contracts and leased a facility that was subleased to Cayenta Canada. Although the buyer agreed to indemnify Titan for performance on certain of these contracts and subleased the facility, Titan was not released from its obligations under these guarantees or under the facility lease. The face value of the performance guarantees is approximately $14 million at June 30, 2005. Substantially all of the guarantees were issued prior to December 31, 2003 and are therefore not required to be

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

recognized and measured under the provisions of FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others—an Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34." Titan has not had to make any payments with respect to performance guarantees provided to customers of this business since Titan acquired the business in 1999 and has not provided any reserves for these contingencies at June 30, 2005, based on management's assessment that such payments are not probable of being made.

In October 2001, Titan adopted a definitive plan to spin-off SureBeam in the form of a tax-free dividend to Titan stockholders within the next 12 months from that date. At the time Titan adopted the plan to spin-off SureBeam, in accordance with APB No. 30, Titan accounted for SureBeam as a discontinued operation. On August 5, 2002, Titan's remaining ownership interest in SureBeam was spun-off to Titan stockholders as a tax-free dividend. Prior to the adoption of the spin-off plan, Titan reported the SureBeam business as a separate segment.

In January 2004, SureBeam began liquidation proceedings under Chapter 7 of the United States Bankruptcy Code. During 2004, as a result of the bankruptcy proceedings, Titan assumed certain lease obligations and idle facilities which were previously guaranteed by Titan. Additionally, and since the time of the completion of the bankruptcy proceedings, Titan has incurred expenses and recorded charges related to these lease obligations and idle facilities that have been accounted for in discontinued operations, as such guarantees on the obligations of SureBeam existed at the time SureBeam was originally discontinued in October 2001. In the second and fourth quarters of 2004, the Company recorded charges aggregating $14.4 million to accrue the estimate of the shortfall between the amount of the SureBeam lease guarantees and the amount expected to be recovered by subleasing activities and for amounts to be incurred for facilities restoration costs.

As of June 30, 2005, the total amount of the accrual remaining to cover the aforementioned costs was $12.8 million, reflecting an approximate $0.6 million and $1.1 million use of the accrual for lease payments made on idle facilities in the three and six months ended June 30, 2005. In June 2005, Titan entered into a sub-lease agreement with a third party with the same rights and duties as Titan's lease. To date, Titan has not transferred any of the guaranteed leases to third parties. The gross obligations under leases and lease guarantees are approximately $20.5 million.

In relation to SureBeam's strategic alliance with Hawaii Pride, Titan has guaranteed repayment of Hawaii Pride's bank debt up to the greater of SureBeam's equity interest in Hawaii Pride (which is zero), or 19.9% of Hawaii Pride's $6.8 million, 15-year loan from its lender, WebBank. As of June 30, 2005, Titan has guaranteed approximately $1.0 million, or 19.9% of the current loan balance of $5.2 million. In the event that Hawaii Pride defaults on the loan, Titan currently expects to be obligated to cover any defaults on the entire outstanding balance of the loan if the default is not cured within 90 days. In late October 2003, Titan was notified by Hawaii Pride that Hawaii Pride had stopped receiving financial support from SureBeam and did not have sufficient cash resources to make its monthly principal and interest payments to WebBank. Titan subsequently extended a credit facility to Hawaii Pride of up to a maximum of $0.8 million in principal to cover shortfalls in debt service payments. This facility is secured by a second lien on the assets of Hawaii Pride, including a second mortgage on its facility. As of June 30, 2005, Titan has loaned approximately $0.6 million to Hawaii Pride and, to Titan's knowledge, Hawaii Pride is current in its debt service to WebBank. All amounts outstanding under the Titan credit facility are required to be repaid in twenty equal quarterly installments commencing on October 1, 2005.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

Income Statement Summary

Following is a summary of the income (loss) from discontinued operations for 2005 and 2004:

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Loss from discontinued operations	$(99)	$(2,519)	$(735)	$(3,611)
Impairment of assets	—	(50,383)	—	(50,383)
Gain (loss) on subcontractor liability settlement	—	(3,900)	1,331	(3,900)
Collection of previously reserved receivable	3,389	—	3,389	—
Change in estimated exit costs	110	—	594	—
Gain on sale of businesses, net	—	—	185	—
Net income (loss), pro forma	3,400	(56,802)	4,764	(57,894)
Tax expense (benefit)	1,838	(15,142)	2,343	(15,662)
Net income (loss)	$1,562	$(41,660)	$2,421	$(42,232)

Balance Sheet Summary

Following is a table of all related balance sheet categories for discontinued operations:

	As of June 30, 2005	As of December 31, 2004
Current assets of discontinued operations:
Accounts receivable, inventory and other	$3,389	$1,665
	$3,389	$1,665
Non-current assets of discontinued operations:
Accounts receivable	$17,924	$23,387
Fixed assets and other	—	3,082
	$17,924	$26,469
Current liabilities of discontinued operations:
Subcontractor contingency reserve	$—	$10,311
Lease obligations and facilities restoration	4,280	5,095
Exit costs	1,959	3,192
Other	1,962	2,397
	$8,201	$20,995
Non-current liabilities of discontinued operations:
Non-recourse loan	$17,924	$23,387
Lease obligations and facilities restoration	9,395	9,931
	$27,319	$33,318

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

Note (8)    Debt

Senior Credit Facility

On May 23, 2002, Titan entered into an agreement with Wachovia Bank, National Association and Wachovia Securities for a $485 million senior credit facility from a syndicate of commercial banks including Wachovia Securities acting as sole lead arranger and Wachovia Bank, National Association, as Administrative Agent, The Bank of Nova Scotia and Comerica Bank as Co-Syndication Agents and Branch Banking and Trust Company and Toronto Dominion Bank as Co-Documentation Agents and other financial institutions. The senior credit facility is comprised of an aggregate credit commitment of $485 million, consisting of a seven-year term loan in an aggregate principal amount of $350 million and a six-year $135 million revolving credit facility. The seven-year term loan matures on June 30, 2009, and the senior revolver matures on May 28, 2008.

At June 30, 2005, total borrowings outstanding under Titan's senior credit facility were $386.8 million at a weighted average interest rate of 5.84%. Commitments under letters of credit, which reduce availability under the senior credit facility, were approximately $4.6 million at June 30, 2005, resulting in approximately $73.4 million of borrowing availability on the senior revolver at June 30, 2005. Of the total outstanding borrowings, $3.5 million was short-term. At June 30, 2005, Titan was in compliance with all financial covenants under its various debt agreements; which are comprised of a maximum total debt to EBITDA ratio of 4.5 to 1.0, a maximum total senior debt to EBITDA ratio of 2.75 to 1.0, a minimum interest coverage ratio of 3.0 to 1.0, a minimum fixed charge coverage ratio of 1.35 to 1.0 and a minimum net worth of approximately $278.0 million at June 30, 2005. The remaining unamortized deferred costs and expenses of $6.2 million related to the senior credit facility, which were incurred primarily in 2002, are included in Intangible Assets at June 30, 2005 and will be amortized over the remaining term of the senior credit facility, assuming no prepayment is made.

Senior Subordinated Notes

On May 15, 2003, Titan sold $200 million of 8% senior subordinated notes due May 15, 2011 in a private placement (the Notes). Titan used the net proceeds from the issuance of the Notes, plus borrowings of $50 million under its revolving credit facility and additional cash on hand, to redeem all of the $250 million of the then-outstanding 5¾% HIGH TIDES convertible preferred securities. The redemption of HIGH TIDES occurred on June 4, 2003.

Titan is required to make interest payments on the Notes semi-annually in arrears on May 15 and November 15 at the rate of 8% per annum. Titan may redeem the Notes, in whole or in part, on or after May 15, 2007 at the following redemption prices, plus accrued and unpaid interest and liquidated damages, if any:

Year	Percentage
2007	104.0%
2008	102.0%
2009 and thereafter	100.0%

In addition, on or prior to May 15, 2006, Titan may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at a redemption price of 108% of principal together with accrued and unpaid interest. The Notes are unsecured and rank or will rank equally with Titan's current or future senior subordinated indebtedness. Each of Titan's domestic subsidiaries, other than Cayenta, guarantee the Notes. The guarantees are unsecured and rank equally with each guarantor's senior subordinated indebtedness. The Notes and the guarantees are junior to all of Titan's and each guarantor's senior indebtedness and senior to all of Titan's and each guarantor's subordinated indebtedness (see Note 11).

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

On July 19, 2004, Titan completed the exchange of the existing Notes for a new series of substantially identical 8% senior subordinated notes due May 15, 2011 registered under the Securities Act.

The remaining unamortized deferred costs and expenses of $4.6 million related to the Notes, which were incurred in May 2003, are included in Intangible Assets at June 30, 2005, and will be amortized over the term of the Notes, assuming no prepayment is made.

Note (9)    Other Financial Information

Earnings Per Share

Basic and diluted earnings per share were computed based on net income (loss), less the regular quarterly dividend requirement for preferred stock and the accrued dividend to the date of redemption.

The following data summarize information relating to the per share computations for income from continuing operations:

	Three months ended June 30, 2005			Three months ended June 30, 2004
	Income (loss) (Numerator)	Shares (000's) (Denominator)	Per Share Amounts	Income (Loss) (Numerator)	Shares (000's) (Denominator)	Per Share Amounts
Loss from continuing operations	$(45,696)			$(24,892)
Basic EPS:
Loss from continuing operations available to common stockholders	(45,696)	85,180	$(0.54)	(24,892)	83,970	$(0.30)
Effect of dilutive securities:
Stock options and warrants	—	—	—	—	—	—
Diluted EPS:
Loss from continuing operations available to common stockholders	$(45,696)	85,180	$(0.54)	$(24,892)	83,970	$(0.30)

	Six months ended June 30, 2005			Six months ended June 30, 2004
	Income (loss) (Numerator)	Shares (000's) (Denominator)	Per Share Amounts	Income (Loss) (Numerator)	Shares (000's) (Denominator)	Per Share Amounts
Loss from continuing operations	$(27,543)			$(21,261)
Less preferred stock dividends	—			(190)
Basic EPS:
Loss from continuing operations available to common stockholders	(27,543)	84,991	$(0.32)	(21,451)	83,347	$(0.26)
Effect of dilutive securities:
Stock options and warrants	—	—	—	—	—	—
Diluted EPS:
Loss from continuing operations available to common stockholders	$(27,543)	84,991	$(0.32)	$(21,451)	83,347	$(0.26)

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

In the three months ended June 30, 2005, options and warrants to purchase approximately 8,741,600 shares of common stock at prices ranging from $1.04 to $18.03 per share were not included in the computation of diluted EPS, as the effect would have been anti-dilutive due to the net loss. In the three months ended June, 2005, options and warrants to purchase approximately 194,300 shares of common stock at prices ranging from $20.68 to $29.74 per share were not included in the computation of diluted EPS, as their effect was anti-dilutive due to the exercise price being higher than Titan's average market price in the period. In the three months ended June 30, 2004, options and warrants to purchase approximately 3,136,200 shares of common stock at prices ranging from $1.04 to $17.29 per share were not included in the computation of diluted EPS, as the effect would have been anti-dilutive due to the net loss. In the three months ended June 30, 2004, options and warrants to purchase approximately 362,500 shares of common stock at prices ranging from $19.43 to $29.74 were not included in the computation of diluted EPS, as their effect was anti-dilutive due to the exercise price being higher than Titan's average market price in the period.

In the six months ended June 30, 2005, options and warrants to purchase approximately 8,853,700 shares of common stock at prices ranging from $1.04 to $18.03 per share were not included in the computation of diluted EPS, as the effect would have been anti-dilutive due to the net loss. In the six months ended June 30, 2005, options and warrants to purchase approximately 198,600 shares of common stock at prices ranging from $19.43 to $29.74 per share were not included in the computation of diluted EPS, as their effect was anti-dilutive due to the exercise price being higher than Titan's average market price in the period. In the six months ended June 30, 2004, options and warrants to purchase approximately 3,448,800 shares of common stock at prices ranging from $1.04 to $19.43 per share were not included in the computation of diluted EPS, as the effect would have been anti-dilutive due to the net loss. In the six months ended June 30, 2004, options and warrants to purchase approximately 353,200 shares of common stock at prices ranging from $19.43 to $29.74 were not included in the computation of EPS, as their effect was anti-dilutive due to the exercise price being higher than Titan's average market price in the period.

Approximately 223,600 shares of common stock in the six month period in 2004 that could have been issued from the potential conversion of cumulative convertible preferred stock were not included in the computation of diluted EPS, as the effect would have been anti-dilutive. The change in potential dilution from 2004 to 2005 is the result of its redemption on March 15, 2004 (see Note 5).

Select Statement of Operations Data

Included in revenue for the three and six months ended June 30, 2005, are revenues related to a single contract with the U.S. Army to provide linguist services of $109.8 million and 194.8 million, representing 17.7% and 16.5% of total revenues for the three and six months, respectively. Revenues related to our enterprise information technology contract for U.S. Special Operations Command were $19.8 million and $38.7 million, or 3.2% and 3.3%, of total revenues for the three and six month periods, respectively. Revenues related to our Joint Deployable Intelligence Support Systems contract were $10.8 million and $24.6 million, or 1.7% and 2.1% of total revenues for the three and six months, respectively. Revenues related to our Enterprise Architecture and Decision Support contract for NSA were $12.2 million and $24.6 million, or 2% and 2.1% of total revenues for the three and six months, respectively. No other single contract accounted for more than 2% of total revenues for these periods.

Also included in revenues for the three and six months ended June 30, 2005 is $1.0 million related to the sale of SureBeam inventory, which was awarded to Titan during 2004 in liquidation proceedings under Chapter 7 of the United States Bankruptcy Code.

The net gain on sale of investments reflected in the consolidated statement of operations for the three months ended June 30, 2005 includes a gain of $2.6 million derived from proceeds received in a capital distribution of $4.1 million as a result of the successful sale of a component of Titan

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

Investment Partners (TIP), formerly E-Celerator, over the cost basis of $1.5 million. This gain was offset by a loss of $0.2 million on another component of TIP based on an indication from the Portfolio Manager that the fair market value was impaired and a loss of $0.9 million as a result of recording a full write-down on another investment.

The net gain on sale of assets reflected in the consolidated statement of operations for the six months ended June 30, 2004 represents a gain on the sale of certain contracts and related assets and liabilities of $0.9 million, which sale was completed in order to mitigate concerns raised by one customer related to organizational conflict of interest issues arising from the terminated merger with Lockheed Martin. The aforementioned gain was partially offset by a loss of $0.3 million on another sale of certain contracts and related assets and liabilities, which were sold as part of Titan's ongoing strategy to divest non-core assets and operations.

Select Balance Sheet Data

The following are details concerning certain balance sheet data:

	June 30, 2005	December 31, 2004
Accounts Receivable:
U.S. government - billed	$395,413	$415,889
U.S. government - unbilled	128,004	88,257
Trade	25,026	14,648
Less: Allowance for doubtful accounts	(3,228)	(3,408)
	$545,215	$515,386
Inventories:
Materials	$9,332	$6,988
Work-in-process	12,252	10,107
Finished goods	3,290	4,241
	$24,874	$21,336

A summary of the utilization of exit and restructuring accruals during the six months ended June 30, 2005 is as follows:

	Balance December 31, 2004	Cash Paid	Change in Estimate	Balance June 30, 2005
Titan Systems restructuring:
Estimated facilities consolidation costs	$14,856	$(2,584)	$(195)	$12,077
Cayenta headquarters exit costs:
Lease commitment costs	383	(184)	41	240
Employee termination costs and other	45	(46)	18	17
	428	(230)	59	257
	$15,284	$(2,814)	$(136)	$12,334

At June 30, 2005, $3.4 million of the exit and restructuring accruals are included in Other Accrued Liabilities and $8.9 million are included in Other Non-current Liabilities on the consolidated balance sheet. The remaining accrual balance is primarily comprised of amounts due under the excess facilities as a result of facilities consolidation, which requires lease payments and other lease costs, net of assumed sublease income, to be paid over the remaining lease terms, which expire in 2009.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

Supplemental Cash Flow Information

Supplemental disclosure of cash flow information:

	Six months ended June 30,
	2005	2004
Non-cash investing and financing activities:
Shares contributed to employee benefit plans	$3,099	$2,718
Shares tendered for stock option exercises	983	128
Cash paid for interest	$18,028	$17,430
Cash paid for income tax	2,018	869

Note (10)    Commitments and Contingencies

Legal Matters

Foreign Corrupt Practices Act Investigation

During the first quarter of 2004, Titan learned of allegations that improper payments under the Foreign Corrupt Practices Act (FCPA) had been made, or items of value had been provided, involving international consultants for Titan or its subsidiaries to foreign officials. The allegations, which were identified as part of internal reviews conducted by Titan and Lockheed Martin Corporation (Lockheed) in connection with their failed merger, were reported at that time to the government. Titan's Board of Directors established a committee of the Board to oversee Titan's internal review of these matters. In connection with the internal review, the SEC commenced an investigation into whether payments involving Titan's international consultants were made in violation of applicable law, particularly the FCPA. In addition, the Department of Justice (DoJ) initiated a criminal inquiry into this matter, and also initiated an investigation into whether these same alleged practices violated provisions of the United States Internal Revenue Code of 1986, as amended.

On March 1, 2005, Titan announced that it had entered into a consent to entry of a final judgment with the SEC without admitting or denying the SEC's allegations, and reached a plea agreement with the DoJ, under which Titan pled guilty to three FCPA counts related to its overseas operations. These counts consist of violations of the anti-bribery and the books and records provisions of the FCPA and aiding and assisting in the preparation of a false tax return.

In connection with the FCPA settlement, Titan made total payments of $28,500, including a DoJ-recommended fine of $13,000 and payments to the SEC of $15,500. A federal judge also imposed a three-year term of supervised probation. As part of these agreements, Titan agreed to: (1) implement a best-practices compliance program designed to detect and deter future violations of the FCPA; and (2) retain an independent consultant to review its policies and procedures with respect to FCPA compliance and to adopt the consultant's recommendations. If Titan fails to comply with its sentence or the consent to entry of a final judgment, it could be subject to additional criminal and civil fines or penalties and limitations on its ability to enter into or perform under U.S. government contracts, which would have a material adverse effect on the Company's financial position, results of operations or cash flows.

Titan has made voluntary disclosures to the U.S. Department of State of suspected violations of law discovered in the course of Titan's internal FCPA investigation. The voluntary disclosures have not yet been resolved and may result in the assessment of fines or penalties against Titan. Further, as a result of Titan's plea agreement, Titan is currently unable to obtain new export licenses for items regulated by the U.S. Department of State. Titan has been working with the U.S. Department of State

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

to obtain relief from this licensing ineligibility rule, but there is no assurance that Titan will be able to obtain new export licenses or amendments to existing ones or to utilize licensing exemptions in the foreseeable future. In addition, Titan's privilege to export products or services under existing export licenses may also be suspended. If Titan were prevented from obtaining new licenses and/or exporting products or services under existing licenses for a significant period of time, this could breach its obligations under certain contracts and could cause Titan to suffer adverse consequences, including termination of contracts and/or claims for damages. Titan does not know when, or if, it will be able to obtain relief from the licensing ineligibility rule, or for any further export license suspensions. Certain of Titan's revenues are generated by contracts with international customers which require export licenses. For the year ended December 31, 2004, Titan had revenues of approximately $27,000 that required it to have export licenses.

On March 2, 2005, the Navy, acting on behalf of the DoD, and Titan executed an administrative settlement agreement that would allow Titan to continue to receive U.S. government contracts. The agreement imposes certain duties and limitations on Titan and provides that the Navy will monitor for three years Titan's compliance with, among other things, the FCPA and federal procurement laws and regulations. Under the agreement, the Navy agreed not to undertake any administrative action to propose Titan for debarment, but reserved the right to undertake appropriate administrative action, in its discretion, in the event of the indictment or conviction of any then-current (as of the date of execution of the agreement) officer or director of Titan or any of its wholly-owned subsidiaries arising out of continuing investigations into the underlying matters that were the subject of the Titan plea agreement or the final judgment entered by the SEC. The Justice Department is continuing its investigation of individuals involved in these matters. The Navy agreement defines "Titan" to include, among other things, Titan's "affiliates."

Titan has an ongoing obligation under its by-laws and under indemnity agreements with current and former employees to advance their costs of defense relating to the FCPA investigations and related class action and derivative litigation, subject to the individuals undertaking to repay the costs of defense if it is ultimately determined that such individual is not entitled to be indemnified by Titan.

Other Legal Matters

Titan is involved in legal actions in the normal course of its business, including audits and investigations by various governmental agencies that result from its work as a defense contractor. Titan and its subsidiaries are named as defendants in legal proceedings from time to time and third parties, including the government, may assert claims against Titan from time to time. In addition, Titan has acquired companies from time to time that have legal actions pending against them at the time of acquisition. Based upon current information, including consultation with its lawyers, Titan does not believe that the ultimate liability arising from any of these actions, including those discussed below, will materially affect its consolidated financial position. However, the March 1, 2005 FCPA settlement payment materially impacted cash flow and Titan's borrowings under its senior revolver in the first quarter of 2005. Titan's evaluation of the likely impact of these actions, including those discussed below, could change in the future and Titan could have unfavorable outcomes that it does not expect. Any of these matters could have a material adverse effect on Titan's results of operations or cash flows in a future period and could have other adverse effects on Titan's business.

Stockholder and Derivative Actions

Titan and its officers and directors are subject to several lawsuits arising out of the FCPA settlement and the failed merger with Lockheed Martin Corporation.

In re Titan Inc. Securities Litigation, No. 04-CV-0701-K(NLS), is a consolidated putative class action filed before the U.S. District Court for the Southern District of California (the Federal Securities Action). The complaint alleges, among other things, that Titan and its officers and directors

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

violated Section 10(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and Securities and Exchange Commission (SEC) Rule 10b-5 promulgated thereunder, and Section 20(a) of the Exchange Act, by issuing a series of press releases, public statements and filings disclosing significant historical and future revenue growth, but omitting to mention certain allegedly improper payments involving international consultants in connection with Titan's international operations, thereby artificially inflating the trading price of Titan's common stock. On July 18, 2005, an amended complaint in the securities action was filed that, among other things, added the claims that were previously pled in the "Holder Actions" described in the next paragraph. The Federal Securities Action and the Holder Actions are referred to collectively as the "Securities Action."

Certain Titan officers are also parties to putative class action complaints filed in the Superior Court for the State of California in and for San Diego County (the Holder Actions). These cases include Paul Berger v. Gene W. Ray, et al., No. GIC 828346, and Robert Garfield v. Mark W. Sopp, et. al, No. GIC 828345. These actions purport to be brought on behalf of all holders of Titan common stock as of April 7, 2004. The Holder Actions allege, among other things, that the defendants breached their fiduciary duties by acquiescing in or condoning Titan's alleged violations of the FCPA by failing to establish adequate procedures to prevent the alleged FCPA violations, and by failing, in bad faith, to voluntarily report the alleged FCPA violations to government officials.

Titan's directors and certain Titan officers, with Titan as a nominal defendant, are also party to Theodore Weisgerber v. Gene Ray, et al., No. 832018, which was filed in the Superior Court for the State of California, San Diego; Robert Ridgeway v. Gene Ray, et al., No. 542-N, which was filed in Delaware Court of Chancery, New Castle County; Bernd Bildstein v. Gene Ray, et al., No. 833701, which was filed in the Superior Court for the State of California, San Diego County; and Madnick v. Gene Ray, et al., No. 1215-N, which was filed in the Delaware Court of Chancery, New Castle County (the Derivative Actions). The Derivative Actions purport to be brought for the benefit of the nominal defendant, Titan, and allege that the defendants breached their fiduciary duties by failing to monitor and supervise management in a way that would have either prevented the alleged FCPA violations or would have detected the alleged FCPA violations. The Weisgerber complaint was subsequently amended to include allegations that the defendants breached their fiduciary duties by failing to monitor and supervise management in a way that would have prevented the alleged mistreatment of prisoners at the Abu Ghraib prison in Iraq, alleged billing errors relating to the work performed by foreign nationals, and the loss of contracts with the government. On June 3, 2005, an amended complaint was filed in the Ridgeway action which added, among other things, a claim alleging that Titan's directors breached their fiduciary duty in connection with their approval of the merger with the Company. The Company was named as a defendant in the Ridgeway action for allegedly aiding and abetting this alleged breach of fiduciary duty.

On June 6, 2005, a putative class action, Gentsch v. Titan Corp. et al., No. GIC 848598, was filed in Superior Court for the State of California against Titan and its board of directors challenging the merger between Titan and the Company.

Concurrently with entering into the merger agreement relating to the merger with L-3, two memoranda of understanding were executed. First, the defendants in the Securities Action, including Titan and certain of its directors and officers, entered into a memorandum of understanding (the Securities MOU) with plaintiffs in the Federal Securities and Holder actions. Pursuant to the Securities MOU, plaintiffs and their counsel will receive $61.5 million. Second, the defendants in the Derivative Actions, including Titan and certain of its directors and officers and the Company, entered into a separate memorandum of understanding (the Derivative MOU) with plaintiffs in the Derivative Actions. As a result of negotiations by the plaintiffs in the Derivative Actions, the Company agreed to, among other things, increase the purchase price it was willing to pay for Titan's common stock to $23.10 per share of Titan's common stock and reduced the termination fee potentially payable by

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

Titan. Pursuant to the Derivative MOU, the Company has agreed to pay any plaintiff attorneys' fees awarded by the Delaware Court of Chancery up to $5.9 million.

After the completion of confirmatory discovery, including the review by plaintiffs' counsel of certain documents of Titan and the Company and the taking of several depositions, the parties executed stipulations of settlement (i.e., the Securities Settlement and the Derivative Settlement) on July 22, 2005. The Derivative Settlement that was executed included the settlement of the Gentsch matter. The Securities Settlement was preliminarily approved on September 26, 2005 and a Final Settlement Hearing is scheduled for December 19, 2005. The Derivative Settlement was preliminarily approved on August 8, 2005 and received final approval on November 2, 2005.

SureBeam Related Litigation

In August 2002, Titan completed the spin-off of its former subsidiary, SureBeam Corporation. On January 19, 2004, SureBeam voluntarily filed for bankruptcy relief to be liquidated under Chapter 7 of the United States Bankruptcy Court. Various lawsuits have been filed against Titan and/or certain directors and executive officers of Titan in connection with SureBeam.

Titan, certain corporate officers of SureBeam, Dr. Gene Ray and Susan Golding, as SureBeam directors, and certain investment banks that served as lead underwriters for SureBeam's March 2001 initial public offering, have been named as defendants in several purported class action lawsuits filed by holders of common stock of SureBeam in the U.S. District Court. On October 6, 2003, these lawsuits were consolidated into In re SureBeam Corporation Securities Litigation, No. 03-CV-001721-JM (POR) in the U.S. District Court for the Southern District of California. The consolidated action seeks an unspecified amount of damages and alleges that each of the defendants, including Titan, as a "control person" of SureBeam within the meaning of Section 15 of the Securities Act, should be held liable under Section 11 of the Securities Act because the prospectus for SureBeam's initial public offering was allegedly inaccurate and misleading, contained untrue statements of material facts, and omitted to state other facts necessary to make the statements made therein not misleading. The consolidated action further alleges that the defendants, including Titan, as a control person of SureBeam within the meaning of Section 20(a) of the Exchange Act, should be held liable under Section 10(b) of the Exchange Act for false and misleading statements made during the period from March 16, 2001 to August 27, 2003. On January 3, 2005, the court granted in part and denied in part motions to dismiss the operative complaint. An amended complaint was filed on March 1, 2005. Titan intends to defend the claims vigorously.

On September 17, 2004, the bankruptcy trustee in the SureBeam Corporation bankruptcy pending in the United States Bankruptcy Court for the Southern District of California brought an action in San Diego Superior Court, on behalf of the bankruptcy estate, against certain directors and current and former executive officers of Titan who served at one time as directors or officers of SureBeam. The bankruptcy trustee's complaint raises claims of breach of fiduciary duties, gross mismanagement, abuse of corporate control, waste of corporate assets, breach of the duty of loyalty, unjust enrichment, breach of fiduciary duties for insider trading and violation of the California Corporation Code. Because the defendants were named by reason of the fact that they were serving as directors or officers of SureBeam at the request of Titan, Titan is covering the costs of defense of these claims, subject to indemnification agreements and bylaw provisions. L-3 has agreed to settle the bankruptcy trustee claim for $5.0 million and is in the process of working to finalize the settlement.

Government Investigations

In October 2002, Titan received a grand jury subpoena from the Antitrust Division of the DoJ requesting the production of documents relating to information technology services performed for the Air Force at Hanscom Air Force Base in Massachusetts and Wright-Patterson Air Force Base in Ohio. Titan has been informed that other companies who have performed similar services have

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

received subpoenas as well. A senior Titan employee has provided a handwriting exemplar in connection with this matter and three Titan employees have previously testified before the grand jury in exchange for receiving immunity. Titan is not aware of any illegal or inappropriate conduct and has been cooperating and will continue to cooperate fully with the investigation.

In March 2003, Titan received a subpoena from the Office of Inspector General for the National Aeronautics and Space Administration (NASA) seeking certain records relating to billing for labor services in connection with its contracts with NASA. Titan also received a subpoena from the Office of Inspector General for the General Services Administration (GSA) seeking similar records relating to billing for labor categories in connection with contracts with GSA. In response to these subpoenas, Titan has provided documents relating to billing for labor services in connection with government contracts. Titan has been informed by NASA that the NASA investigation is closed. Titan is not aware of any illegal or inappropriate conduct and has been cooperating and will continue to cooperate fully with the GSA investigation.

These investigations are ongoing, and we are unable to predict their outcome at this time. Any penalties imposed by the U.S. Government in these matters could have a material adverse effect on our financial position, results of operations or cash flows.

Other Legal Proceedings

Since June 9, 2004, two lawsuits have been filed alleging that Titan and other defendants either participated in, approved of, or condoned the mistreatment of prisoners by United States military officials in certain prison facilities in Iraq in violation of federal, state and international law. The first of these cases, Saleh v. Titan Corporation, No. 04-CV-1143 R, was filed in the United States District Court for the Southern District of California against The Titan Corporation, CACI International, Inc. (CACI), and its affiliates, and three individuals (one formally employed by Titan and one by a Titan subcontractor). Plaintiffs in Saleh seek class certification. The second case, Ibrahim v. Titan Corporation, No. 04-CV-1248, was filed on July 27, 2004, on behalf of five individual plaintiffs against Titan, CACI and CACI affiliates, and contains allegations similar to those in Saleh. Class certification has not been requested in Ibrahim. Titan intends to defend these lawsuits vigorously.

On January 23, 2004, Titan, together with its wholly-owned subsidiary, Titan Wireless, Inc., and Titan Wireless's wholly-owned subsidiary, Titan Africa, Inc., were named as defendants in Gonzales Communications, Inc. v. Titan Wireless, Inc., Titan Africa, Inc., The Titan Corporation, Geolution International Inc., and Mundi Development, Inc., a lawsuit filed in the U.S. District Court for the Southern District of California, No. 04-CV-00147 WQH (JMA). The complaint relates to the purchase by Gonzales Communications of equipment and related services under an equipment purchase agreement entered into with Titan Wireless in June 2001. Gonzales Communications contends that the equipment and services delivered were unsatisfactory. In the complaint, Gonzales Communications seeks direct damages in the amount of $0.9 million plus interest, representing the amount Gonzales Communications alleges to have previously paid under the agreement, and consequential damages of approximately $16.3 million. To date, Titan and its subsidiaries have not received payment in full under the agreement for the equipment and services that were delivered to Gonzales Communications. Titan has filed a counterclaim against Gonzales Communications for in excess of $1.2 million. On July 11, 2005, the court granted in part and denied in part Titan's motion for summary judgment. Titan intends to defend its position vigorously.

On March 14, 2005, Makram Majid Chams, a former consultant of Titan filed a claim with the Preliminary Committee on Labor Disputes Settlement in Saudi Arabia. Mr. Chams alleges that Titan wrongfully terminated his consulting agreement and that he was defamed by Titan's publication in a local newspaper of a mandatory notice that he is no longer representing Titan. The plaintiff is seeking approximately $21.9 million in damages. Titan intends to defend its position vigorously.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005
(in thousands, except share and per share data, or as otherwise noted)

In December 2001, the current occupants of a property formerly owned by Titan commenced an environmental action, Lefcourt Associates, Ltd. et al. v. The Thor Corporation, et al., against Titan and others in New Jersey state court. Plaintiffs contend that Titan is liable for the damages caused by hazardous waste materials originating from adjacent land to the extent that Titan purportedly provided indemnification to plaintiffs when it sold the property to them in 1986. Discovery is in progress, and we cannot predict the outcome of this litigation at this time.

Note (11)     Guarantor Condensed Consolidating Financial Statements

As discussed in Note 8, on May 15, 2003, Titan sold $200 million of 8% senior subordinated notes in a private placement. Titan used the net proceeds from the issuance of the 8% senior subordinated notes, plus borrowings of $50 million made under its revolving credit facility and additional cash on hand, to redeem all of the $250 million of the then-outstanding 5¾% HIGH TIDES convertible preferred securities. The redemption of HIGH TIDES occurred on June 4, 2003.

Following are consolidating condensed balance sheets as of June 30, 2005 (unaudited) and December 31, 2004, and unaudited statements of operations for the three and six months ended June 30, 2005 and 2004, and statements of cash flows for the six months ended June 30, 2005 and 2004 for the Guarantor Subsidiaries and the Non-guarantor Subsidiaries as defined below. The following consolidated condensed financial statements present financial information for:

Parent: The Titan Corporation on a stand-alone basis.

Guarantor Subsidiaries: All directly and indirectly owned domestic subsidiaries of Parent other than Cayenta Inc. on a stand-alone basis.

Non-guarantor Subsidiaries: Cayenta Inc., and all direct and indirect subsidiaries of Parent that are not organized under the laws of the United States, any state of the United States or the District of Columbia and that conduct substantially all business operations outside the United States.

Reclassifications and Eliminations:     Entries that eliminate the investment in subsidiaries and intercompany balances and transactions.

The Titan Corporation and Subsidiaries:     The financial information for The Titan Corporation on a condensed consolidated basis.

The classification of operating entities within each of the columns is based on the legal status of the entity as of June 30, 2005. Accordingly, certain legal entities that existed in prior years that have been merged into Titan as of June 30, 2005 have been reclassified in the prior year condensed financial statements to conform to the current year presentation.

The Titan Corporation
Condensed Consolidating Parent Company, Guarantor and Non-guarantor
Statement of Operations
For the Three Months Ended June 30, 2005
(Unaudited)
(In thousands)

	Parent	Guarantor Subsidiaries	Non- guarantor Subsidiaries	Reclassifications and Eliminations	The Titan Corporation and Subsidiaries
Revenues	$598,641	$20,031	$2,720	$(1,059)	$620,333
Costs and expenses:
Cost of revenues	498,893	16,895	2,631	(974)	517,445
Selling, general and administrative	44,369	955	1,298	—	46,622
Research and development	3,579	692	—	—	4,271
Mergers, investigations and settlements cost	74,260	—	—	—	74,260
Total costs and expenses	621,101	18,542	3,929	(974)	642,598
Operating profit (loss)	(22,460)	1,489	(1,209)	(85)	(22,265)
Interest expense	(10,278)	—	(85)	—	(10,363)
Interest income	239	3	1	—	243
Net gain on sale of investments	1,484	—	—	—	1,484
Income (loss) from continuing operations before income taxes	(31,015)	1,492	(1,293)	(85)	(30,901)
Income tax provision (benefit)	14,753	553	(479))	(32)	14,795
Income (loss) from continuing operations	(45,768)	939	(814)	(53)	(45,696)
Income (loss) from discontinued operations, net of taxes	(567)	2,129	—	—	1,562
Earnings (loss) before equity in earnings of subsidiaries	(46,335)	3,068	(814)	(53)	(44,134)
Equity in losses of subsidiaries	2,254	—	—	(2,254)	—
Net earnings (loss)	$(44,081)	$3,068	$(814)	$(2,307)	$(44,134)

The Titan Corporation
Condensed Consolidating Parent Company, Guarantor and Non-guarantor
Statement of Operations
For the Six Months Ended June 30, 2005
(Unaudited)
(In thousands)

	Parent	Guarantor Subsidiaries	Non- guarantor Subsidiaries	Reclassifications and Eliminations	The Titan Corporation and Subsidiaries
Revenues	$1,140,313	$36,304	$4,661	$(1,952)	$1,179,326
Costs and expenses:
Cost of revenues	954,356	31,056	4,323	(1,795)	987,940
Selling, general and administrative	83,095	2,317	1,803	—	87,215
Research and development	6,938	923	—	—	7,861
Mergers, investigations and settlements cost	80,078	—	—	—	80,078
Total costs and expenses	1,124,467	34,296	6,126	(1,795)	1,163,094
Operating profit (loss)	15,846	2,008	(1,465)	(157)	16,232
Interest expense	(20,250)	—	(85)	—	(20,335)
Interest income	526	3	3	—	532
Net gain on sale of investments	1,484	—	—	—	1,484
Income (loss) from continuing operations before income taxes	(2,394)	2,011	(1,547)	(157)	(2,087)
Income tax provision (benefit)	25,342	744	(572)	(58)	25,456
Income (loss) from continuing operations	(27,736)	1,267	(975)	(99)	(27,543)
Income (loss) from discontinued operations, net of taxes	(578)	2,999	—	—	2,421
Earnings (loss) before equity in earnings of subsidiaries	(28,314)	4,266	(975)	(99)	(25,122)
Equity in losses of subsidiaries	3,291	—	—	(3,291)	—
Net earnings (loss)	$(25,023)	$4,266	$(975)	$(3,390)	$(25,122)

The Titan Corporation
Condensed Consolidating Parent Company, Guarantor and Non-guarantor
Statement of Operations
For the Three Months Ended June, 2004
(Unaudited)
(In thousands)

	Parent	Guarantor Subsidiaries	Non- guarantor Subsidiaries	Reclassifications and Eliminations	The Titan Corporation and Subsidiaries
Revenues	$491,387	$20,235	$5,611	$(2,301)	$514,932
Costs and expenses:
Cost of revenues	410,699	18,013	11,135	(1,765)	438,082
Selling, general and administrative	36,209	(4)	1,938	––	38,143
Research and development	3,952	743	––	––	4,695
Merger, investigation and settlement costs	34,423	––	––	––	34,423
Asset impairment charges	5,500	––	9,995	––	15,495
Total costs and expenses	490,783	18,752	23,068	(1,765)	530,838
Operating profit (loss)	604	1,483	(17,457)	(536)	(15,906)
Interest expense	(9,158)	––	––	––	(9,158)
Interest income	228	––	12	––	240
Income (loss) from continuing operations before income taxes	(8,326)	1,483	(17,445)	(536)	(24,824)
Income tax provision (benefit)	6,667	593	(6,978)	(214)	68
Income (loss) from continuing operations	(14,993)	890	(10,467)	(322)	(24,892)
Loss from discontinued operations, net of taxes	(23,991)	(16,595)	(1,074)	––	(41,660)
Earnings (loss) before equity in earnings of subsidiaries	(38,984)	(15,705)	(11,541)	(322)	(66,552)
Equity in losses of subsidiaries	(27,246)	––	––	27,246	––
Net earnings (loss)	$(66,230)	$(15,705)	$(11,541)	$26,924	$(66,552)

The Titan Corporation
Condensed Consolidating Parent Company, Guarantor and Non-guarantor
Statement of Operations
For the Six Months Ended June 30, 2004
(Unaudited)
(In thousands)

	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Reclassifications and Eliminations	The Titan Corporation and Subsidiaries
Revenues	$927,320	$32,283	$13,305	$(3,954)	$968,954
Costs and expenses:
Cost of revenues	775,597	28,757	19,368	(3,368)	820,354
Selling, general and administrative	69,517	1,223	3,292	––	74,032
Research and development	7,129	984	––	––	8,113
Merger, investigation and settlement costs	52,002	––	––	––	52,002
Asset impairment charges	5,500	––	9,995	––	15,495
Total costs and expenses	909,745	30,964	32,655	(3,368)	969,996
Operating profit (loss)	17,575	1,319	(19,350)	(586)	(1,042)
Interest expense	(18,274)	––	––	––	(18,274)
Interest income	391	––	12	––	403
Gain (loss) on sale of assets	863	(300)	––	––	563
Income (loss) from continuing operations before income taxes	555	1,019	(19,338)	(586)	(18,350)
Income tax provision (benefit)	10,472	408	(7,735)	(234)	2,911
Income (loss) from continuing operations	(9,917)	611	(11,603)	(352)	(21,261)
Loss from discontinued operations, net of taxes	(24,158)	(17,209)	(865)	––	(42,232)
Loss before equity in losses of subsidiaries	(34,075)	(16,598)	(12,468)	(352)	(63,493)
Equity in losses of subsidiaries	(29,066)	––	––	29,066	––
Net earnings (loss)	$(63,141)	$(16,598)	$(12,468)	$28,714	$(63,493)

The Titan Corporation
Condensed Consolidating Parent Company, Guarantor and Non-guarantor
Balance Sheet
As of June 30, 2005
(Unaudited)
(In thousands)

	Parent	Guarantor Subsidiaries	Non- guarantor Subsidiaries	Reclassifications and Eliminations	The Titan Corporation and Subsidiaries
Assets
Current Assets:
Cash and cash equivalents	$19,578	$2,776	$751	$—	$23,105
Accounts receivable—net	512,586	22,027	10,602	—	545,215
Inventories	24,874	—	—	—	24,874
Prepaid expenses and other	31,648	338	442	(156)	32,272
Deferred income taxes	69,270	—	—	—	69,270
Current assets of discontinued operations	—	3,389	—	—	3,389
Total current assets	657,956	28,530	11,795	(156)	698,125
Property and equipment—net	53,610	753	499	—	54,862
Goodwill	457,803	43,160	59	—	501,022
Other assets—net	55,934	4,673	82	—	60,689
Deferred income taxes	49,935	—	—	—	49,935
Non-current assets of discontinued operations	—	17,924	—	—	17,924
Intercompany investments, advances and liabilities —net	382,745	(230,138)	(152,607)	—	—
Total assets	$1,657,983	$(135,098)	$(140,172)	$(156)	$1,382,557
Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of amounts outstanding under line of credit	$3,500	$—	$—	$—	$3,500
Accounts payable	107,443	4,295	164	—	111,902
Current portion of long-term debt	36	—	—	—	36
Accrued compensation and benefits	108,817	2,633	557	—	112,007
Other accrued liabilities	153,298	2,040	1,303	—	156,641
Current liabilities of discontinued operations	6,163	2,038	—	—	8,201
Total current liabilities	379,257	11,006	2,024	—	392,287
Long-term portion of amounts outstanding under line of credit	382,282	987	—	—	383,269
Senior subordinated notes	200,000	—	—	—	200,000
Other long-term debt	469	—	—	—	469
Other non-current liabilities	48,221	—	143	—	48,364
Non-current liabilities of discontinued operations	9,395	17,924	—	—	27,319
Stockholders' equity (deficit)	638,359	(165,015)	(142,339)	(156)	330,849
Total liabilities and equity	$1,657,983	$(135,098)	$(140,172)	$(156)	$1,382,557

The Titan Corporation
Condensed Consolidating Parent Company, Guarantor and Non-guarantor
Balance Sheet
As of December 31, 2004
(In thousands)

	Parent	Guarantor Subsidiaries	Non- guarantor Subsidiaries	Reclassifications and Eliminations	The Titan Corporation and Subsidiaries
Assets
Current Assets:
Cash and cash equivalents	$17,364	$(611)	$(81)	$—	$16,672
Accounts receivable—net	484,664	15,973	14,749	—	515,386
Inventories	21,336	—	—	—	21,336
Prepaid expenses and other	28,885	501	230	(577)	29,039
Deferred income taxes	95,390	—	—	—	95,390
Current assets of discontinued operations	—	1,665	—	—	1,665
Total current assets	647,639	17,528	14,898	(577)	679,488
Property and equipment—net	56,243	427	872	—	57,542
Goodwill	456,033	8,377	59	—	464,469
Other assets—net	61,325	21	72	—	61,418
Deferred income taxes	52,647	—	—	—	52,647
Non-current assets of discontinued operations	—	26,469	—	26,469
Intercompany investments, advances and liabilities —net	321,296	(171,744)	(149,552)	—	—
Total assets	$1,595,183	$(118,922)	$(133,651)	$(577)	$1,342,033
Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of amounts outstanding under line of credit	$3,500	$—	$—	$—	$3,500
Accounts payable	107,991	7,296	745	116,032
Current portion of long-term debt	500	—	—	—	500
Accrued compensation and benefits	93,412	2,213	2,743	—	98,368
Other accrued liabilities	109,536	3,339	2,293	—	115,168
Current liabilities of discontinued operations	6,872	14,123	—	—	20,995
Total current liabilities	321,811	26,971	5,781	—	354,563
Long-term portion of amounts outstanding under line of credit	352,750	—	—	—	352,750
Senior subordinated debt	200,000	—	—	—	200,000
Other long-term debt	491	—	—	—	491
Other non-current liabilities	50,899	—	1,932	—	52,831
Non-current liabilities of discontinued operations	9,931	23,387	—	—	33,318
Stockholders' equity (deficit)	659,301	(169,280)	(141,364)	(577)	348,080
Total liabilities and equity	$1,595,183	$(118,922)	$(133,651)	$(577)	$1,342,033

The Titan Corporation
Condensed Consolidating Parent Company, Guarantor and Non-guarantor
Statement of Cash Flows
For the Six Months Ended June 30, 2005
(Unaudited)
(In thousands)

	Parent	Guarantor Subsidiaries	Non- guarantor Subsidiaries	Reclassifications and Eliminations	The Titan Corporation and Subsidiaries
Cash Flows from Operating Activities:
Income (loss) from continuing operations	$(27,471)	$1,267	$(975)	$(364)	$(27,543)
Adjustments to reconcile income (loss) from continuing operations to net cash used for continuing operations	52,901	(8,297)	(1,390)	364	43,578
Net cash used by continuing operations	25,430	(7,030)	(2,365)	—	16,035
Income (loss) from discontinued operations	(578)	2,999	—	—	2,421
Adjustments to reconcile income (loss) from discontinued operations to cash used for discontinued operations	4,541	(10,727)	—	—	(6,186)
Net cash provided (used) by discontinued operations	3,963	(7,728)	—	—	(3,765)
Net cash used by operating activities	29,393	(14,758)	(2,365)	—	12,270
Cash Flows from Investing Activities:
Capital expenditures	(3,841)	(230)	(87)	—	(4,158)
Acquisition of business, net of cash acquired	(39,844)	—	—		(39,844)
Proceeds from sale of investments and net assets	4,115	—	—	—	4,115
Earnout payment related to prior year acquisition	(658)	—	—	—	(658)
Proceeds (payments) on intercompany investments, advances and liabilities	(21,604)	18,549	3,055	—	—
Other	(295)	—	229	—	(66)
Net cash provided (used ) by investing activities	(62,127)	18,319	3,197	—	(40,611)
Cash Flows from Financing Activities:
Retirement of debt	(486)	—	—	—	(486)
Additions to debt	30,519	—	—	—	30,519
Proceeds from exercise of stock options and other	4,757	—	—	—	4,757
Other	158	(174)	—	—	(16)
Net cash provided (used) by financing activities	34,948	(174)	—	—	34,774
Net decrease in cash and cash equivalents	2,214	3,387	832	—	6,433
Cash and cash equivalents at beginning of year	17,364	(611)	(81)	—	16,672
Cash and cash equivalents at end of period	$19,578	$2,776	$751	$—	$23,105

The Titan Corporation
Condensed Consolidating Parent Company, Guarantor and Non-guarantor
Statement of Cash Flows
For the Six Months Ended June 30, 2004
(Unaudited)
(In thousands)

	Parent	Guarantor Subsidiaries	Non- guarantor Subsidiaries	Reclassifications and Eliminations	The Titan Corporation and Subsidiaries
Cash Flows from Operating Activities:
Income (loss) from continuing operations	$(9,917)	$611	$(11,603)	$(352)	$(21,261)
Adjustments to reconcile income (loss) from continuing operations to net cash used for continuing operations	(18,665)	(7,326)	10,980	352	(14,659)
Net cash used for continuing operations	(28,582)	(6,715)	(623)	—	(35,920)
Loss from discontinued operations	(24,158)	(17,209)	(865)	—	(42,232)
Adjustments to reconcile loss from discontinued operations to cash provided by (used for) discontinued operations	16,402	11,753	15,209	—	43,364
Net cash provided by (used for) discontinued operations	(7,756)	(5,456)	14,344	—	1.132
Net cash provided by (used for) operating activities	(36,338)	(12,171)	13,721	—	(34,788)
Cash Flows from Investing Activities:
Capital expenditures	(6,494)	(10,001)	(281)	—	(16,776)
Proceeds from sale of investments and net assets	2,494	386	—	—	2,880
Earnout payment related to prior year acquisition	(2,460)	—	—	—	(2,460)
Other investments	(1,243)	—	—	—	(1,243)
Proceeds (payments) on intercompany investments, advances and liabilities	(6,078)	22,072	(15,994)	—	—
Other	706	27	370	—	1,103
Net cash provided by (used for) investing activities	(13,075)	12,484	(15,905)	—	(16,496)
Cash Flows from Financing Activities:
Additions to debt	49,125	—	—	—	49,125
Retirement of debt	(241)	—	—	—	(241)
Preferred stock redemption	(12,518)	—	—	—	(12,518)
Proceeds from exercise of stock options and other	13,566	—	—	—	13,566
Dividends paid	(190)	—	—	—	(190)
Other	(35)	(174)	(11)	—	(220)
Net cash provided by (used for) financing activities	49,707	(174)	(11)	—	49,522
Effect of exchange rate changes on cash	—	—	215	—	215
Net increase (decrease) in cash and cash equivalents	294	139	(1,980)	—	(1,547)
Cash and cash equivalents at beginning of year	25,950	(941)	1,965	—	26,974
Cash and cash equivalents at end of period	$26,244	$(802)	$(15)	$—	$25,427

THE TITAN CORPORATION

Consolidated Financial Statements as of December 31, 2004 and 2003
and for the Years Ended December 31, 2004, 2003 and 2002

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
The Titan Corporation:

We have audited the accompanying consolidated balance sheets of The Titan Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004. In connection with our audit of the consolidated financial statements, we have also audited the valuation and qualifying accounts financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Titan Corporation and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 3 to the consolidated financial statements, the Company adopted the provisions of SFAS No. 142, "Accounting for Goodwill and Other Intangible Assets" on January 1, 2002 and, accordingly, has changed its method of accounting for goodwill.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of The Titan Corporation's internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 16, 2005 expressed an unqualified opinion on management's assessment of, and the effective operation of, internal control over financial reporting.

/s/ KPMG LLP

San Diego, California
March 16, 2005

THE TITAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Years Ended December 31,
	2004	2003	2002
Revenues	$2,046,525	$1,756,206	$1,369,729
Costs and expenses:
Cost of revenues	1,729,963	1,464,709	1,113,273
Selling, general and administrative	155,082	153,609	172,157
Research and development	15,106	10,422	7,756
Exit and restructuring charges and other (Note 6)	—	—	53,317
Merger investigation and settlement costs	59,932	5,247	—
Asset impairment charges (Note 5)	15,495	15,757	—
Total costs and expenses	1,975,578	1,649,744	1,346,503
Operating profit	70,947	106,462	23,226
Interest expense	(37,684)	(34,489)	(32,553)
Interest income	758	2,326	1,708
Debt extinguishment costs	—	(12,423)	(9,435)
Loss on investments	(3,867)	(6,154)	—
Net gain on sale of assets	563	—	—
Income (loss) from continuing operations before income taxes, and cumulative effect of change in accounting principle	30,717	55,722	(17,054)
Income tax provision (benefit)	16,953	23,813	(5,603)
Income (loss) from continuing operations before cumulative effect of change in accounting principle	13,764	31,909	(11,451)
Loss from discontinued operations, net of tax benefit of ($19,395), ($17,069), and ($110,127) (Note 7)	(52,161)	(2,812)	(219,899)
Income (loss) before cumulative effect of change in accounting principle	(38,397)	29,097	(231,350)
Cumulative effect of change in accounting principle, net of tax benefit (Notes 3 and 7)	—	—	(40,111)
Net income (loss)	(38,397)	29,097	(271,461)
Dividend requirements on preferred stock	(190)	(688)	(689)
Net income (loss) applicable to common stock	$(38,587)	$28,409	$(272,150)
Basic earnings (loss) per share:
Income (loss) from continuing operations before cumulative effect of change in accounting principle	$0.16	$0.39	$(0.16)
Loss from discontinued operations, net of taxes	(0.62)	(0.03)	(2.89)
Cumulative effect of change in accounting principle, net of taxes	—	—	(0.53)
Net income (loss)	$(0.46)	$0.36	$(3.58)
Weighted average shares	83,902	79,957	75,988
Diluted earnings (loss) per share:
Income (loss) from continuing operations before cumulative effect of change in accounting principle	$0.16	$0.37	$(0.16)
Loss from discontinued operations, net of taxes	(0.60)	(0.03)	(2.89)
Cumulative effect of change in accounting principle, net of taxes	—	—	(0.53)
Net income (loss)	$(0.44)	$0.34	$(3.58)
Weighted average shares	86,962	83,398	75,988

The accompanying notes are an integral part of these consolidated financial statements.

THE TITAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of December 31,
	2004	2003
Assets
Current Assets:
Cash and cash equivalents	$16,672	$26,974
Accounts receivable—net	515,386	381,265
Inventories	21,336	21,430
Prepaid expenses and other	29,039	23,702
Deferred income taxes	95,390	91,272
Current assets of discontinued operations (Note 7)	1,665	37,477
Total current assets	679,488	582,120
Property and equipment—net	57,542	52,508
Goodwill	464,469	462,909
Intangible assets—net	19,819	29,949
Other assets—net	41,599	36,176
Deferred income taxes	68,380	62,781
Non-current assets of discontinued operations (Note 7)	26,469	64,192
Total assets	$1,357,766	$1,290,635
Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of amounts outstanding under line of credit	$3,500	$3,500
Accounts payable	116,032	90,086
Current portion of long-term debt	500	863
Accrued compensation and benefits	98,368	81,332
Other accrued liabilities	115,168	93,129
Current liabilities of discontinued operations (Note 7)	20,995	22,681
Total current liabilities	354,563	291,591
Long-term portion of amounts outstanding under line of credit	352,750	341,250
Senior subordinated notes	200,000	200,000
Other long-term debt	491	988
Other non-current liabilities	68,564	50,352
Non-current liabilities of discontinued operations (Note 7)	33,318	35,045
Commitments and contingencies (Notes 4, 5, 6 and 11)
Stockholders' Equity:
Preferred stock: $1 par value, authorized 5,000,000 shares:
Cumulative convertible, $13,700 liquidation preference, designated 1,068,102 shares: None and 686,829 shares issued and outstanding	—	687
Series A junior participating, designated 1,000,000 authorized shares: None issued
Common stock: $.01 par value, authorized 200,000,000 shares: 84,779,939 and 82,182,250 shares issued and outstanding	848	822
Capital in excess of par value	684,934	670,733
Deferred compensation	(53)	(1,584)
Accumulated deficit	(336,618)	(298,221)
Accumulated other comprehensive loss	—	(215)
Treasury stock (278,652 and 265,124 shares), at cost	(1,031)	(813)
Total stockholders' equity	348,080	371,409
Total liabilities and stockholders' equity	$1,357,766	$1,290,635

The accompanying notes are an integral part of these consolidated financial statements.

THE TITAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of dollars)

	For the Years Ended December 31,
	2004	2003	2002
Cash Flows from Operating Activities:
Income (loss) from continuing operations before cumulative effect of change in accounting principle	$13,764	$31,909	$(11,451)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by continuing operations, net of effects of businesses acquired and sold:
Debt extinguishment costs	—	12,423	9,435
Loss on investments	3,867	6,154	—
Depreciation and amortization	15,916	19,222	19,895
Write-offs due to asset impairments	15,495	15,757	—
Deferred income taxes and other	25,484	26,240	20,295
Deferred compensation charges	1,531	7,207	27,835
Changes in operating assets and liabilities, net of effects of businesses acquired and sold:
Accounts receivable	(137,480)	(74,768)	59,156
Inventories	1,075	3,026	(4,727)
Prepaid expenses and other assets	(10,925)	(9,206)	(7,173)
Accounts payable	26,114	5,462	9,676
Accrued compensation and benefits	18,422	21,209	(4,812)
Accrual for settlement charge	25,500	3,000	—
Other liabilities	6,492	13,733	41,744
Net cash provided by continuing operations	5,255	81,368	159,873
Loss from discontinued operations	(52,161)	(2,812)	(219,899)
Holdback payment related to prior year acquisition (Note 8)	—	(2,000)	—
Proceeds from divesture of businesses (Note 7)	6,623	2,700	—
Deferred compensation charge attributable to discontinued operations	—	—	7,780
Issuance of stock in subsidiaries	—	—	172
Minority interest attributable to discontinued operations	—	—	(130)
Changes in net assets and liabilities of discontinued operations	39,542	(4,754)	70,535
Net cash used for discontinued operations	(5,996)	(6,866)	(141,542)
Net cash provided by (used for) operating activities	(741)	74,502	18,331
Cash Flows from Investing Activities:
Capital expenditures	(22,591)	(13,799)	(23,305)
Acquisition of businesses, net of cash acquired	(3,460)	(14,089)	27,409
Capitalized software development costs	—	—	(1,532)
Proceeds from sales of investments and net assets	2,880	—	6,917
Advances to SureBeam on line of credit	—	—	(25,000)
Other investments	(1,243)	(1,615)	(6,789)
Other	2,685	457	7,588
Net cash used for investing activities	(21,729)	(29,046)	(14,712)
Cash Flows from Financing Activities:
Extinguishment of HIGH TIDES	—	(250,000)	—
Issuance of senior subordinated notes	—	200,000	—
Other debt reductions	(860)	(4,541)	(4,647)
Other debt additions	11,500	—	18,250
Preferred stock redemption	(12,518)	—	—
Deferred debt issuance costs	(500)	(8,924)	(8,908)
Debt extinguishment costs	—	(4,352)	—
Proceeds from stock issuances	14,619	15,491	8,566
Issuance of stock by subsidiaries	—	—	19
Dividends paid	(190)	(688)	(689)
Decrease (increase) in restricted cash	—	394	(394)
Other	(98)	98	(54)
Net cash provided by (used for) financing activities	11,953	(52,522)	12,143
Effect of exchange rate changes on cash	215	(83)	(260)
Net increase (decrease) in cash and cash equivalents	(10,302)	(7,149)	15,502
Cash and cash equivalents at beginning of year	26,974	34,123	18,621
Cash and cash equivalents at end of year	$16,672	$26,974	$34,123

The accompanying notes are an integral part of these consolidated financial statements.

THE TITAN CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(In thousands of dollars, except per share data)

	Cumulative Convertible Preferred Stock	Common Stock	Capital in Excess of Par Value	Deferred Compensation	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balances at December 31, 2001	$690	$701	$586,802	$(34,519)	$(55,857)	$128	$(987)	$496,958
Spin-off of SureBeam			(124,722)	19,318				(105,404)
Stock issued for acquisitions		68	137,431				312	137,811
Exercise of stock options and other		10	8,556					8,566
Shares contributed to employee benefit plans		4	7,519				6	7,529
Conversion of preferred stock	(2)		2					—
Deferred compensation, related to the issuance of stock options			29,834	(29,834)				—
Write-off of deferred compensation related to discontinued operations			(629)	629				—
Amortization of deferred compensation				35,615				35,615
Income tax benefit from employee stock transactions			3,648					3,648
Dividends on preferred stock—Cumulative Convertible, $1.00 per share			(689)					(689)
Foreign currency translation adjustment						(260)		(260)
Net loss					(271,461)			(271,461)
Balances at December 31, 2002	688	783	647,752	(8,791)	(327,318)	(132)	(669)	312,313
Exercise of stock options and other		27	15,608				(144)	15,491
Issuance of stock for acquisition (Note 4)		3	3,256					3,259
Return of shares related to acquisition (Note 8)			(2,000)					(2,000)
Amortization of deferred compensation				7,207				7,207
Shares contributed to employee benefit plans		9	6,518					6,527
Foreign currency translation adjustment						(83)		(83)
Conversion of preferred stock	(1)		1					—
Income tax benefit from employee stock transactions			286					286
Dividends on preferred stock—Cumulative Convertible, $1.00 per share			(688)					(688)
Net income					29,097			29,097
Balances at December 31, 2003	687	822	670,733	(1,584)	(298,221)	(215)	(813)	371,409
Exercise of stock options and other		23	14,814				(218)	14,619
Shares contributed to employee benefit plans		3	2,715					2,718
Redemption of preferred stock	(626)		(11,892)					(12,518)
Conversion of preferred stock	(61)		61					—
Amortization of deferred compensation				1,531				1,531
Foreign currency translation adjustment						215		215
Income tax benefit from employee stock transactions			8,693					8,693
Dividends on preferred stock—Cumulative Convertible, $1.00 per share			(190)					(190)
Net loss					(38,397)			(38,397)
Balances at December 31, 2004	$—	$848	$684,934	$(53)	$(336,618)	$—	$(1,031)	$348,080

The accompanying notes are an integral part of these consolidated financial statements.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Note 1.    Nature of Operations

The Titan Corporation (Titan) is a leading provider of comprehensive information and communications systems solutions and services to the Department of Defense, the Department of Homeland Security, and intelligence and other key government agencies. These systems, solutions, and services include research and development, design, assembly, installation, integration, test and evaluation, deployment, logistics and operations support, maintenance, and training. Systems and products Titan provides to military and government agencies include transformational weapons systems, sophisticated satellite communications systems, antennas/telemetry systems, tactical radios, signals intelligence systems, encryption devices, classified systems, and complex computer-based information systems for information processing, information fusion, dissemination, and data mining.

Titan's services include system procurement selection and acquisition management services, program management, systems engineering and integration for mission-critical defense platforms and communications systems, enterprise information technology network design, integration, deployment, and operations support, translation and interpreter services, military and first responder training and situational exercises and evaluation, and test, modeling, and continuity of operations analysis for blast, nuclear, electro-magnetic, and chemical/biological threats.

Titan applies its core capabilities to provide technology, products, and services with a focus in four often overlapping and synergetic market areas: C4ISR (Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance), Transformational Military Programs, Government Enterprise Information Technology, and the War on Terrorism/Homeland Security.

Prior to the discontinuance of certain operations in 2002, Titan grouped its businesses into five business segments—Titan Systems, Titan Wireless, Software Systems (including Cayenta), Titan Technologies and SureBeam. Titan is no longer reporting its results of operations by these segments; however, reference may be made to these segments in discussions of historical information (see Note 8). In accordance with Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information," substantially all of Titan's operations are aggregated into one reportable segment given the similarities of economic characteristics between the operations and the common nature of the products, services and customers.

Note 2.    Merger, Investigation and Settlement Costs

On June 26, 2004, Lockheed Martin Corporation terminated the merger agreement pursuant to which Lockheed Martin was to have acquired Titan. The merger agreement was entered into in September 2003 and amended in March 2004 and April 2004 to provide additional time for Titan to resolve the Securities and Exchange Commission (SEC) and Department of Justice (DoJ) investigations under the Foreign Corrupt Practices Act (FCPA) (see Note 11).

In the year ended December 31, 2004, Titan incurred approximately $59.9 million in settlement provision, legal, investment banking, accounting, printing and other professional fees and costs related to the government investigations and the terminated merger with Lockheed Martin, which are reflected in merger, investigation and settlement costs in the accompanying consolidated statements of operations. The merger-related costs include the costs of an exchange offer and consent solicitation for Titan's senior subordinated notes and administrative costs associated with the redemption of Titan's preferred stock (see Note 12), both of which were conditions to close the proposed merger. The investigation-related costs which approximated $25.3 million in the year ended December 31, 2004, include the costs associated with the comprehensive internal review conducted by Titan to evaluate whether payments involving international consultants for Titan or its subsidiaries were made in violation of applicable law. The legal, accounting and other professional fees incurred also supported the related inquiry by the DoJ and the investigation by the SEC. Refer to Note 10 for a discussion of the impact of the terminated merger on Titan's outstanding debt.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

In the year ended December 31, 2004, Titan recorded an additional provision of $25.5 million for its revised estimate of anticipated settlement costs related to the government FCPA investigations. Titan had previously recorded $3.0 million as of December 31, 2003, for resolution of this matter. Titan's $28.5 million provision does not include investigation related legal costs being incurred to reach resolution of the FCPA matter, as those costs are expensed as incurred each period. On March 1, 2005, in connection with the FCPA settlement, Titan made total payments of $28.5 million, the same figure it reserved for this purpose.

Note 3.    Significant Accounting Policies

Principles of Consolidation.    The consolidated financial statements include the accounts of Titan and its subsidiaries. All significant intercompany transactions and balances have been eliminated. From time to time, Titan makes investments in joint ventures which may involve international locations and operations. Management evaluates its investment in each joint venture on an individual basis for purposes of determining whether or not consolidation is appropriate. Titan also considers whether its investments are variable interest entities in accordance with Interpretation No. 46, "Consolidation of Variable Interest Entities," (FIN 46). Investments in such ventures are generally consolidated in instances where Titan retains control through decision-making ability and generally a greater than 50% ownership interest. In the absence of such factors, Titan generally accounts for these investments under the cost or equity method, depending upon management's evaluation of Titan's ability to exercise significant influence or control.

Reclassifications.    Certain reclassifications have been made to prior year presentations to conform to the 2004 presentation.

Stock-Based Compensation.    Titan has elected to adopt the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." Accordingly, Titan accounts for its stock-based compensation plans under the provisions of Accounting Principles Board (APB) No. 25. Titan also follows the disclosure requirements of SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure," which amends SFAS No. 123.

As allowed by SFAS No. 123, Titan has elected to continue to apply the intrinsic value method of accounting for stock options and has adopted the disclosure only provisions of the fair value method contained in SFAS No. 123. Compensation cost, if any, is measured as the excess of the quoted market price of Titan stock on the date of grant over the exercise price of the grant. Had compensation cost for Titan stock-based compensation plans been determined based on the fair value method at the grant dates for awards under those plans, Titan's results of operations would have been reduced to the pro forma amounts indicated below:

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

	2004	2003	2002
Net income (loss), as reported	$(38,397)	$29,097	$(271,461)
Add: Total stock-based employee compensation expense in reported net income (loss), net of related tax effects	965	4,324	5,759
Less: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(8,169)	(8,812)	(11,334)
Net income (loss), pro forma	$(45,601)	$24,609	$(277,036)
Earnings per share:
Basic as reported	$(0.46)	$0.36	$(3.58)
Basic pro forma	$(0.55)	$0.30	$(3.66)
Diluted as reported	$(0.44)	$0.34	$(3.58)
Diluted pro forma	$(0.53)	$0.29	$(3.66)

Stock-based compensation expense included in income (loss) as reported results primarily from deferred compensation amortization (see Note 13).

Minority Interest in Subsidiaries.    Minority interest in subsidiaries consists primarily of equity securities issued in 2000 by Titan's subsidiary, Cayenta, Inc., which was the operations of the Software Systems business, which primarily included certain components which were discontinued in March 2002. Titan owned substantially all of the voting equity of Cayenta both before and after the transaction. Titan records minority interest to reflect the portion of the earnings or losses of majority-owned operations which are applicable to the minority interest partners. The minority interest percentages of Cayenta were approximately, 23% as of December 31, 2002 and 23% as of December 31, 2003. The minority interest portion of Cayenta's losses from the discontinued components are reflected in the loss from discontinued operations. In addition, the minority interest portion of the continuing components of Cayenta are reflected in continuing operations.

Financial Instruments.    The fair values of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, line of credit and other long-term debt approximate the carrying amounts due to their short maturities or variable interests. The estimated fair value of Titan's senior subordinated notes at December 31, 2004, approximate $214 million compared with the carrying value of $200 million.

Foreign Currency Translation.    The financial statements of certain of Titan's foreign subsidiaries are measured using the local functional currency. Assets and liabilities of these subsidiaries are translated at exchange rates in effect as of the balance sheet date. Revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded in other comprehensive income within stockholders' equity. Foreign currency transaction gains and losses are included in consolidated net income.

Use of Estimates.    The preparation of financial statements in conformity with generally accepted accounting principles in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition.    A majority of Titan's revenue is derived from products manufactured and services performed under cost-reimbursable, time-and-materials, and fixed-price contracts. Cost reimbursable contracts for the government provide for reimbursement of costs plus the payment of a fee. Under fixed-price contracts, the Company agrees to perform certain work for a fixed price. Under time and materials contracts, the Company is reimbursed for labor hours at negotiated hourly billing

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

rates and is reimbursed for travel and other direct expenses at actual costs plus applied general and administrative expense. Titan's contracts with government customers may use various cost-type contracts. They include cost-plus fixed fee, cost-plus award fee, cost-plus incentive fee with incentives based upon both cost and/or performance, and cost sharing contracts. Under fixed-price contracts, revenues are generally recognized as services are performed, using the percentage-of-completion method, applying the cost-to-cost or units of delivery method, in accordance with Accounting Research Bulletin No. 45 and American Institute of Certified Public Accountants (AICPA) Statement of Position 81-1 "Accounting for Performance of Construction-Type and Certain Production-Type Contracts" (SOP 81-1). Total estimated costs are based on management's assessment of costs to complete the project based upon evaluation of the level of work achieved and costs expended to date. Estimated contract losses are fully charged to operations when identified. Billings in excess of costs incurred are recorded as reductions in accounts receivable in the accompanying consolidated balance sheet. For award and incentive fee type contracts, the Company recognizes the expected fee to be awarded by the customer at the time such fee can be reasonably estimated, based on factors such as prior award experience and communications with the customer regarding performance, including any interim performance evaluations rendered by the customer.

As most of Titan's revenue recognition practices are in accordance with SOP 81-1 and AICPA Statement of Position 97-2 "Software Revenue Recognition" (SOP 97-2), the adoption of Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements" in 2000 had no material impact on the consolidated financial statements.

Deferred Revenues.    Included in other accrued liabilities are deferred revenues which consist principally of customer deposits whereby Titan receives payment in advance of performing the service.

Cash Equivalents.    All highly liquid investments purchased with an original maturity of three months or less are classified as cash equivalents.

Unbilled Accounts Receivable.    Unbilled accounts receivable are included in accounts receivable and include work-in-process which will be billed in accordance with contract terms and delivery schedules, as well as amounts billable upon final execution of contracts, contract completion, milestones or completion of rate negotiations. Generally, unbilled accounts receivable are expected to be billed and collected within one year. Payments to Titan for performance on certain U.S. government contracts are subject to audit by the Defense Contract Audit Agency. Revenues have been recorded at amounts expected to be realized upon final settlement. See Note 8 to the consolidated financial statements.

Concentration of Risk.    Sales to the U.S. government, including both defense and non-defense agencies, and sales as a subcontractor as well as direct sales, aggregated approximately $2.0 billion in 2004, $1.7 billion in 2003, and $1.3 billion in 2002. With the exception of Titan's linguist contract with the U.S. Army's Intelligence and Security Command and the contract to provide enterprise information technology support for the U.S. Special Operations Command which contributed 12.1% and 3.6% of total revenues for 2004, respectively, and 7.6% and 3.5% of total revenues for 2003, respectively, no other single contract accounted for more than 3% of total revenue for 2004. Substantially all of Titan's operations are located in the United States. Export and foreign revenues amounted to approximately $27.0 million, $29.2 million and $18.7 million, in 2004, 2003 and 2002, respectively, related primarily to customers in Europe, the Middle East, Africa and Asia. Sales of approximately $12 million, or 43.7% of total foreign revenues, and approximately $10 million, or 36.2% of total foreign revenues, were related to contracts with government customers in the United Kingdom, in 2004 and 2003, respectively.

A majority of Titan's total revenues are from U.S. government contracts. Any cancellations or modifications of its significant contracts or subcontracts, or failure by the U.S. government to exercise an option period relating to those contracts or subcontracts, could adversely affect Titan's financial

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

condition and results of operations in the short- and long-term. A significant and continuing decline in U.S. defense and other federal agency budgets also may negatively impact its business. Although Titan bids for and is awarded long-term U.S. government contracts and subcontracts, the U.S. government only funds these contracts on an annual basis, and many of its contracts and subcontracts include option years. The U.S. government may cancel these contracts at any time without penalty or may change its requirements, programs or contract budget, and generally has the right not to exercise option periods. The U.S. Congress may decline to appropriate funds needed to complete the contracts awarded to Titan or the prime contractor. On Titan's subcontracts, Titan generally does not control the prime contractor's allocation of resources. Titan also depends upon the prime contractor to perform its obligations on the primary government contract. In addition to contract cancellations and declines in agency budgets, Titan's financial condition and results of operations may be adversely affected by:

•	budgetary constraints affecting U.S. government spending generally, and changes in fiscal policy or available funding;

•	curtailment of the U.S. government's use of technology services providers;

•	the adoption of new laws or regulations;

•	U.S. government facilities closures or agency realignments;

•	competition and consolidation in Titan's business areas; and

•	general economic conditions.

These or other factors could cause government agencies to reduce their purchases under contracts, to exercise their right to terminate contracts or not to exercise options to renew contracts. Any of these actions could have a material adverse effect on Titan's business, financial condition and results of operations.

Inventories.    Inventories include the cost of material, labor and overhead, and are stated at the lower of cost, determined on the first-in, first-out (FIFO) and weighted average methods, or market. Titan periodically evaluates on-hand stock and makes appropriate dispositions of any stock deemed excess or obsolete.

Property and Equipment.    Property and equipment are stated at cost. Depreciation is provided using the straight-line method, with estimated useful lives of 5 to 30 years for buildings, 2 to 15 years for leasehold improvements, representing the lesser of the useful life of the improvement or the lease term, and 3 to 15 years for machinery and equipment and furniture and fixtures. In Titan's discontinued medical sterilization business, certain machinery and equipment is depreciated based on units of production.

Goodwill and Other Intangible Assets.    Goodwill represents the excess of costs over fair value of assets of businesses acquired. Effective January 1, 2002, Titan adopted SFAS No. 142, "Goodwill and Other Intangible Assets," which establishes financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets."

SFAS No. 142 requires that goodwill be tested for impairment at the reporting unit level at least annually, utilizing a two step methodology. The initial step requires Titan to assess whether indications of impairment exist. If indications of impairment are determined to exist, the second step of

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

measuring impairment is performed, wherein the fair value of the relevant reporting unit is compared to the carrying value, including goodwill, of such unit. If the fair value exceeds the carrying value, no impairment loss is recognized. However, if the carrying value of the reporting unit exceeds its fair value, the goodwill of the reporting unit is impaired.

Titan performs its annual testing for impairment of goodwill and other intangible assets in connection with the preparation of its annual financial statements. Based on testing performed as of December 31, 2004, there were no indicators of impairment.

Initial Adoption

In connection with the initial adoption of this standard as of January 1, 2002, during the first quarter of 2002, Titan's independent valuation consultant, Bearing Point, completed step one of the test for impairment, which indicated that the carrying values of certain reporting units exceeded their estimated fair values, as determined utilizing various evaluation techniques including discounted cash flow and comparative market analysis. Thereafter, given the indication of a potential impairment, Titan completed step two of the test. Based on that analysis, a transitional impairment loss of $40.1 million, which was net of a $10.0 million tax benefit, was recognized in the first quarter of 2002 as the cumulative effect of an accounting change. The impairment charge resulted from a change in the criteria for the measurement of the impairment loss from an undiscounted cash flow method, as required by SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," to an estimated fair value analysis as required by SFAS No. 142. The gross $50.1 million impairment charge recorded in the first quarter of 2002 was comprised of approximately $27.5 million in certain components of our Cayenta business, approximately $14.9 million in our AverCom business, which was previously reported in our Titan Technologies segment, both attributable to lower valuations and weakened outlook in commercial IT services, and approximately $7.7 million in our Titan Wireless business. The entire $50.1 million charge was related to discontinued businesses; approximately $42.4 million of this charge pertained to businesses that were discontinued by Titan on March 1, 2002 with the remaining charge of $7.7 million related to Titan's long distance telecommunications business that was discontinued in the third quarter of 2002.

All other intangible assets were amortized on a straight-line basis from 1 to 10 years.

Impairment Subsequent to Initial Adoption

In the second quarter of 2004, approximately $17.3 million of goodwill and purchased intangibles was impaired in connection with Titan's board of directors' decision to divest Datron World Communications (Datron World). The measurement of the impairment was based upon indications of fair value determined by offers from potential buyers.

As a result of Titan's board of directors' decision in July 2002 to exit its long distance telecommunications business, and the deterioration in pricing and valuations in the telecommunications industry, Titan recorded an additional impairment charge in 2002 of $74.8 million of goodwill in its international telecommunications business, Titan Wireless, based upon indications of fair value as determined by recent sales offers from potential buyers.

In connection with Titan's board of directors' decision in the third quarter of 2002 to divest its LinCom Wireless business, Titan recorded a $2.7 million impairment of goodwill in the third quarter of 2002 based upon indications of fair value as determined by offers from potential buyers. In October 2002, Titan shut down the operations of LinCom Wireless.

In addition, approximately $19.4 million of additional goodwill was determined to be impaired in 2002 related to previously discontinued components of Cayenta, AverCom and other commercial information technology businesses, which impairment was recorded based upon estimates of fair value.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

All impairment charges recognized subsequent to our initial adoption of SFAS No. 142 have been reported in the loss from discontinued operations, as all impairments were incurred in businesses held for sale or disposed of during both 2004 and 2002 (see Note 7).

Impairment of Investments in Non-marketable Securities.    Periodically, Titan reviews for possible impairments its non-marketable securities, which include its investments in emerging businesses, which are accounted for under the cost method. Whenever events or changes in circumstances indicate that the carrying amount of an asset is other than temporarily impaired, asset values are adjusted accordingly based on a write down of cost to estimated fair value. In evaluating whether a loss in the carrying value of an investment is other than temporary, Titan evaluates the financial condition and near-term prospects of the investee and the region and industry of the investee, including any specific events which may influence the operations of the investee such as changes in technology, and its overall investment intent. Titan will generally deem an impairment to be other than temporary if its cost basis has exceeded its fair value for a period of six to nine months. If a loss in the carrying value of an investment is deemed to be other than temporary, Titan recognizes such loss based on a write down of cost to realizable value. During 2004, Titan recorded impairments on investments totaling approximately $3.9 million, which was principally comprised of a write-off of its investment in Etenna Corporation.

Impairment of Long-Lived Assets.    SFAS No. 144 provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale, broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. Titan adopted SFAS No. 144 on January 1, 2002. Refer to Note 7 for discussion of operations discontinued since Titan's adoption of SFAS No. 144.

In accordance with SFAS No. 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Goodwill and intangible assets not subject to amortization are tested annually for impairment, and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset's fair value.

Income Taxes.    Titan accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes," which requires the use of the liability method of accounting for deferred income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Per Share Information.    Titan computes earnings per share based on the provisions of SFAS No. 128, "Earnings Per Share."

The following data summarize information relating to the per share computations for continuing operations before extraordinary loss and cumulative effect of change in accounting principle:

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

	For the Year Ended December 31, 2004
	Income (Loss) (Numerator)	Shares (000's) (Denominator)	Per-Share Amounts
Income from continuing operations	13,764
Less preferred stock dividends	(190)
Basic EPS:
Income from continuing operations available to common stockholders	13,574	83,902	0.16
Effect of dilutive securities: Stock options and warrants	—	3,060	—
Diluted EPS:
Income from continuing operations available to common stockholders	13,574	86,962	0.16

	For the Year Ended December 31, 2003
	Income (Loss) (Numerator)	Shares (000's) (Denominator)	Per-Share Amounts
Income from continuing operations	31,909
Less preferred stock dividends	(688)
Basic EPS:
Income from continuing operations available to common stockholders	31,221	79,957	0.39
Effect of dilutive securities:
Stock options and warrants	—	3,441	(0.02)
Diluted EPS:
Income from continuing operations available to common stockholders	31,221	83,398	0.37

	For the Year Ended December 31, 2002
	Income (Loss) (Numerator)	Shares (000's) (Denominator)	Per-Share Amounts
Loss from continuing operations	(11,451)
Less preferred stock dividends	(689)
Basic and Diluted EPS:
Loss from continuing operations available to common stockholders	(12,140)	75,988	(0.16)

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Note 3.    Significant Accounting Policies

In the year ended December 31, 2004, options and warrants to purchase approximately 1,026,800 shares of common stock at prices ranging from $17.05 to $29.74 per share were not included in the computation of diluted EPS, as their effect was anti-dilutive due to the exercise price being higher than Titan's average market price in the period.

In the year ended December 31, 2003, options and warrants to purchase approximately 2,531,700 shares of common stock at prices ranging from $13.85 to $29.74 per share were not included in the computation of diluted EPS, as their effect was anti-dilutive due to the exercise price being higher than Titan's average market price in the period.

In the year ended December 31, 2002, options to purchase approximately 3,357,700 shares of common stock at exercise prices ranging from $1.04 to $13.09 per share were not included in the computation of diluted EPS, as their effect was anti-dilutive due to the loss from continuing operations before cumulative effect of change in accounting principle. In the year ended December 31, 2002, options to purchase approximately 3,963,900 shares of common stock at prices ranging from $13.18 to $29.74 were not included in the computation of diluted EPS, as their effect was anti-dilutive due to the exercise price being higher than Titan's average market price in the period.

In 2003 and 2002, approximately 537,300 and 538,400 shares of common stock, respectively, that could result from the conversion of cumulative convertible preferred stock were not included in the computation of dilutive EPS, as the effect would have been anti-dilutive on the results of continuing operations. The preferred stock was redeemed on March 15, 2004 (see Note 12). Similarly, in 2003 and 2002, approximately 2,859,100 and 6,776,500 shares, respectively, that could result from the conversion of the remarketable term income deferrable equity securities (HIGH TIDES) were not included in the computation of diluted EPS. The change in potential dilution from 2002 to 2003 for the HIGH TIDES is due to their redemption on June 4, 2003.

Comprehensive Income.    Comprehensive income represents all changes in equity of an enterprise that result from transactions and other economic events of the period other than transactions with owners. Comprehensive income is the total of net income and all other non-owner changes in equity.

During the year ended December 31, 2004, Titan did not have any other comprehensive income items. During the years ended December 31, 2003 and 2002, Titan's only element of other comprehensive income resulted from foreign currency translation adjustments, which are reflected in the consolidated statements of changes in stockholders' equity as foreign currency translation adjustments within accumulated other comprehensive income.

New Accounting Standards

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123R (SFAS 123R), "Share-Based payment", which replaces SFAS No. 123, "Accounting for Stock-Based Compensation" and supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires compensation costs related to share-based payment transactions to be recognized in the financial statements whereas under the provisions of SFAS No. 123, Titan has adopted the disclosure only provision. With limited exception, the amount of compensation cost is measured based on the grant date fair value of the equity or liability instruments used. SFAS 123R requires liability awards to be re-measured each reporting period and compensation costs to be recognized over the period that an employee provides service in exchange for the award. SFAS123R is effective beginning the first interim or annual reporting period that begins after June 15, 2005. Titan plans to adopt the provisions of SFAS 123R prospectively during the third quarter of 2005. Titan is currently evaluating the effect of adopting this pronouncement and the ultimate impact of adopting SFAS 123R is not yet known.

In December 2003, the SEC issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB No. 104), which codifies, revises and rescinds certain sections of SAB No. 101, "Revenue

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Recognition", in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The changes noted in SAB No. 104 did not have a material effect on the consolidated financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends SFAS No. 133 by requiring that contracts with comparable characteristics be accounted for similarly and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003, and must be applied prospectively. The adoption of SFAS No. 149 had no effect on the consolidated financial condition or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatory redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Titan adopted SFAS No. 150 effective July 1, 2003, and the adoption did not have a material impact on the consolidated financial position or results of operations.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), which addresses the consolidation of certain entities (variable interest entities, or VIEs) in which an enterprise has a controlling financial interest through other than voting interests. FIN 46 requires that a variable interest entity be consolidated by the holder of the majority of the expected risks and rewards associated with the activities of the variable interest entity. FIN 46 was effective for VIEs entered into prior to February 1, 2003 in periods beginning after June 15, 2003. The adoption of FIN 46 did not have a material impact on our consolidated financial condition or results of operations. In January 2004, the FASB issued a revision to FIN 46 (FIN 46R), to clarify some requirements and add new scope exceptions. The revised guidance is effective for the first reporting period beginning after December 15, 2003. The adoption of the provisions of FIN 46R did not have a material impact on the consolidated financial condition or results of operations.

In November 2002, the FASB's Emerging Issues Task Force (EITF) issued EITF Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." EITF Issue No. 00-21 addresses how to determine whether a revenue arrangement involving multiple deliverables contains more than one unit of accounting for the purposes of revenue recognition and how the revenue arrangement consideration should be measured and allocated to the separate units of accounting. EITF Issue No. 00-21 applies to revenue arrangements entered into after June 15, 2003. The adoption of this statement did not have a material impact on the consolidated financial condition or results of operations.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34." This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation are applicable to guarantees issued or modified after December 31, 2002 and did not have a material effect on Titan's financial statements. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

In July 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. This standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The standard replaces the existing guidance provided by the FASB's Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Titan did not initiate any activities in 2003 or 2004 that would be included within the scope of this standard.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002", which was effective for fiscal years beginning after May 15, 2002. SFAS No. 145 rescinded SFAS No. 4 and SFAS No. 64, which required that all gains and losses from extinguishment of debt be aggregated, and if material, classified as an extraordinary item. As a result of changes in the criteria, gains and losses from debt extinguishment are to be classified as extraordinary only if they meet the criteria set forth in Accounting Principles Board (APB) Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." In accordance with SFAS 145 and APB 30, the deferred debt issuance costs and other extinguishment costs related to the HIGH TIDES were expensed upon extinguishment of that debt in 2003. The charge is reflected in the results of continuing operations as Debt Extinguishment Costs in the accompanying consolidated statement of operations. Also in accordance with SFAS No. 145, 2002 debt extinguishment costs associated with the termination of a senior credit facility have been reclassified from an extraordinary item to results from continuing operations. See Note 10 for further discussion of the charges.

Note 4.    Acquisitions

On November 3, 2003, Titan acquired Advent Systems for total cash consideration, net of cash acquired, of approximately $12.1 million. Advent provides intelligence, surveillance, reconnaissance, support and mission planning services to the U.S. government. The acquisition was to further Titan's strategic goal of acquiring government information technology companies that fit strategically with its government business. The transaction was accounted for using the purchase method, and accordingly, results of operations of Advent Systems are included in Titan's results of operations as of the date of purchase. The excess of the purchase price over the estimated fair market value of the net assets acquired was approximately $10.1 million, and has been reported as goodwill. Pro forma information related to the Advent Systems acquisition has not been presented, as the effect on Titan's results of operations is not significant.

In January 2003, Titan announced that the agreement to acquire Science & Engineering Associates, Inc. (SEA), a privately held provider of engineering and information technology services, had expired and that Titan and SEA mutually agreed not to extend the purchase agreement at that time. Direct costs of $1.2 million related to this transaction were included in exit and restructuring charges and other in 2002 (see Note 6).

During 2002, Titan completed three acquisitions within the U.S. government business that were accounted for using the purchase method and, accordingly, results of operations of the acquired companies are included in Titan's operating results as of the date of the purchase. The following table represents selected data regarding each acquisition.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Name	Date of Acquisition	Consideration Paid and Accrued	Goodwill and Purchased Intangibles
Wave Science, Inc.	September 12, 2002	$11.3 million*	$10.9 million
Jaycor, Inc.	March 21, 2002	$103.5 million	$49.9 million
International Systems, LLC	February 22, 2002	$7.9 million*	$8.4 million

*	Consideration paid is subject to adjustment if certain earn-out conditions are achieved.

On September 12, 2002, Titan completed the acquisition of 100% of the outstanding shares of Wave Science, Inc. (Wave Science), a privately held designer of radio components and communication systems, for a purchase price of approximately $8.5 million in cash, subject to post-closing adjustments and indemnification obligations. The acquisition was to further Titan's goal of acquiring government information technology companies which fit strategically with its government business, particularly the addition of Wave Science's experienced engineering team. The purchase agreement provided for additional consideration of up to $3.0 million based on achieving certain revenue and profit margin targets for the two-year period beginning January 1, 2002 through December 31, 2003, and additional consideration of up to $1.0 million based on the receipt of certain contract awards through December 31, 2004. Additional consideration of $1.8 million was accrued at December 31, 2003, representing the total amount due based on the revenue and profit margin targets through December 31, 2003, and was paid in February 2004. Additional consideration of $1.0 million was paid during 2004, representing the receipt of certain contract awards. No further amounts are payable under the provisions of the purchase agreement. These additional purchase price adjustments were accounted for as an increase to goodwill.

On March 21, 2002, Titan completed the acquisition of Jaycor, Inc. (Jaycor), a San Diego, California, based provider of information technology services and specialized communications and sensor products to further Titan's goal of acquiring government information technology companies which fit strategically with its government business. At the closing, Titan issued approximately 4,919,500 shares of Titan common stock for all the outstanding shares of common stock of Jaycor, based on an exchange ratio of 0.50160 shares of Titan common stock for each share of Jaycor common stock at an aggregate value of $99.6 million, based on $20.24 per Titan share, the average trading price ending March 20, 2002, the date on which the formula for the purchase consideration became fixed. The excess of the $99.6 million purchase price over the estimated fair market value of the net assets acquired ($57.6 million) was approximately $42.0 million. In April 2002, Titan obtained an independent valuation completed by Bearing Point to assist management in its purchase price allocation for the Jaycor acquisition. The independent valuation was used by Titan to allocate $38.1 million to goodwill and $3.9 million to intangible assets. The intangible assets consist of backlog, customer relationships and trade name of $0.7 million, $1.3 million, and $1.9 million, respectively, which are being amortized over the estimated useful lives of 1 year, 1 to 3 years and 5 years, respectively. At December 31, 2004, the unamortized balance of purchased intangibles was $1.0 million included in intangible assets in the consolidated balance sheet. The transaction value was increased by approximately $3.9 million to an aggregate total of $103.5 million to reflect an additional 173,099 shares issued in July 2003 to cover certain costs of the shareholders of Jaycor, and an additional 20,948 shares issued in July 2002 and August 2002 related to certain working capital adjustments. The additional purchase price of $3.9 million was accounted for as an increase to goodwill resulting in goodwill of $45.9 million.

On February 22, 2002, Titan completed the acquisition of International Systems, LLC (International Systems), which designs and builds low-cost combat systems for the Department of Defense and agencies of the Department of Defense, to further Titan's goal of acquiring government information technology companies which fit strategically with its government business. The purchase price, which aggregated approximately $1.8 million, was comprised of approximately 100,000 shares of

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Titan common stock, subject to post-closing adjustments and indemnification obligations. In addition, additional consideration may be paid based on the receipt of certain contract awards and the achievement of defined earnings level on all contracts by International Systems, which consideration may be satisfied with cash or Titan common stock. The additional consideration for defined earnings levels will be equal to 20% of International Systems' EBIT (earnings before income tax and benefit allowances) from certain specified defense technology programs for each year from 2002 to 2006 and 7.5% of International Systems' EBIT from those defense technology programs for each year from 2007 to 2011. In July 2002, 100,000 shares of Titan stock valued at $1.2 million were issued based on the receipt of certain of these contract awards. In July 2003, Titan issued 350,000 shares of common stock valued at $3.3 million and paid $0.2 million in cash of additional consideration related to the receipt of these contract awards and the percentage of EBIT earned in these contracts in 2002. The value of the shares, in addition to the cash paid, were recorded as an increase to goodwill. The additional consideration for contract awards was fully paid as of December 31, 2003. Additional consideration of $0.8 million and $0.6 million was accrued at December 31, 2003 and December 31, 2004, repectively, representing the total amount due based on EBIT achieved in each fiscal year. As the total consideration for the acquisition of International Systems may change based upon the achievement of defined earnings levels, goodwill will change to reflect any such additional consideration.

During 2002, approximately $2.0 million was paid in satisfaction of purchase price holdbacks for the SenCom Corporation acquisition made in 2000 and approximately $2.7 million was paid in satisfaction of purchase price holdbacks for the System Resources Corporation acquisition made in 1999. Each of these amounts had been recorded as liabilities in periods prior to January 1, 2002.

In 1999, Titan's subsidiary, Titan Systems Corporation, acquired Atlantic Aerospace Corporation. The terms of the acquisition provided for up to an additional $3.0 million in contingent consideration payable based upon the award of future contracts. During 2001, approximately $1.2 million of contingent consideration was paid upon the award of certain contracts. In the third quarter of 2003, Titan paid $1.8 million in full satisfaction of the contingent consideration payable. All amounts paid in 2001 and 2003 had been previously accrued.

In connection with the determination of the fair value of assets acquired in connection with acquisitions in 2001, 2000 and 1999, and pursuant to the provisions of SFAS No. 141, Titan has valued acquired contracts in process at contract price, minus the estimated costs to complete and an allowance for the normal industry profit on its effort to complete such contracts. This adjustment has been reflected in the accompanying consolidated balance sheet as an increase to goodwill and a corresponding increase to deferred profit. We recognized approximately $0.5 million, $0.2 million and $2.3 million as a reduction of costs against the deferred profit in 2004, 2003, and 2002, respectively. The remaining amount of $0.1 million at December 31, 2004 is estimated to reduce costs in 2005.

Note 5.    Asset Impairment Charges

In the second quarter of 2004, Titan recorded asset impairment charges totaling $15.5 million. Approximately $10 million of these charges pertained to impairment of fixed assets directly related to the termination of a program by a U.S. civilian government agency in the second quarter, and impairment of assets associated with a reduction in scope of planned business activities in Saudi Arabia. As a result of curtailing the activities in Saudi Arabia and with the U.S. civilian government agency, future cash flows will be insufficient to recover the carrying value of certain dedicated assets. Approximately $5.5 million related to a charge for impairment of a technology license Titan purchased from SureBeam in 2001. The termination of the program by a civilian agency has generated a claim for recovery of contract costs which Titan intends to file in 2005. Management believes the facts of the claim form a legal basis for successful recovery; however, if the claim is unsuccessful, an additional charge of up to approximately $5.8 million could be incurred to write-off uncollected contract costs. Management identified an impairment to the value of the asset based on revised estimates of future

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

cash flows from sales of systems, resulting in a charge of $5.5 million to reduce the carrying value. The remaining license balance will be amortized over a 5-year period. The license was purchased in September 2001 and includes a world-wide perpetual and exclusive, non-royalty bearing license to use SureBeam's intellectual property for all applications and fields other than the food, animal hide and flower markets. Titan utilizes this technology for its contract with the U.S. Postal Service to provide mail sanitization systems and has outstanding bids using these technology rights. The remaining unamortized balance of $1.1 million at December 31, 2004, is reflected as a non-current asset in intangible assets in the consolidated balance sheet.

Prior to and in connection with the spin-off of SureBeam Corporation, a former subsidiary of Titan, Titan and SureBeam entered into a number of agreements, including the extension of $25 million under a $50 million senior secured revolving credit facility, which was secured by a lien on substantially all of SureBeam's assets. In addition, Titan guaranteed certain lease obligations of SureBeam and subleased facilities to SureBeam. The aggregate amount of the lease obligations Titan has guaranteed as of December 31, 2004 is approximately $17.6 million. The leases extend through periods ending in 2023. The aggregate amount payable by Titan as December 31, 2004, for future obligations under the leases for approximately 63,800 square feet that were subleased to SureBeam for periods through 2010 is approximately $3.8 million. SureBeam's obligation to reimburse Titan for any amounts paid under the guarantees or subleases was secured under the senior credit facility.

On January 19, 2004, SureBeam voluntarily filed for bankruptcy relief to be liquidated under Chapter 7 of the United States Bankruptcy Code. As a result of this filing, Titan recorded an estimated pre-tax impairment charge of $15.8 million (and an associated tax benefit of $6.3 million) in the fourth quarter of 2003 related to the senior credit facility with SureBeam as well as SureBeam's other indebtedness and obligations to Titan. The impairment charge was offset by an $8.1 million liability previously accrued by Titan to SureBeam under a tax allocation agreement. The ultimate amount of impairment to be recognized is contingent upon the amount of actual proceeds recovered by Titan from the liquidation of assets provided to Titan under the settlement agreement with the SureBeam bankruptcy trustee described below. The current estimate of such proceeds, which includes estimated sales of equipment and inventory, primarily electron beam systems and other related components, is approximately $3.0 million. The actual amount of Titan's losses could be lower or higher than currently estimated depending on the proceeds received from the liquidation of SureBeam assets provided to Titan under the settlement agreement.

On April 5, 2004, the United States Bankruptcy Court for the Southern District of California approved the settlement agreement that Titan had entered into with the bankruptcy trustee of SureBeam Corporation and SB Operating Co LLC (SureBeam). Under the settlement agreement, substantially all of the SureBeam assets were transferred to Titan and the trustee, on behalf of the bankruptcy estate, released Titan from any claims held by SureBeam. These assets include all equipment and inventory, patents, intellectual property, certain customer receivables and leased and subleased properties. Titan agreed to exclude from the settlement agreement approximately $4 million in assets that will remain in the bankruptcy estate. The excluded assets consist of cash and two customer receivables. Costs incurred, primarily legal and other professional fees, in 2004 related to the bankruptcy settlement and other SureBeam related matters, including the defense of class action litigation, were approximately $2.9 million, and are reflected on the consolidated statement of operations in selling, general and administrative expenses.

Note 6.    Exit and Restructuring Charges and Other

Included in the year ended December 31, 2002, is $53.3 million of restructuring costs related to the merger of Titan Systems into Titan on September 25, 2002, and exit charges related to the shutdown of Cayenta's headquarters office. Approximately $11.7 million of these exit charges are related to the shutdown of the Cayenta headquarters office and network operations center, which

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

includes employee termination costs and other liabilities of approximately $4.5 million, lease commitment costs of approximately $4.8 million, and non-cash asset impairment charges of approximately $2.4 million relating primarily to the unamortized leasehold improvements and other fixed assets at the Cayenta headquarters. The remaining lease commitment costs are expected to be paid through future periods ending in January 2007. Included in the employee termination costs were 33 personnel reductions.

Approximately $39.9 million of the restructuring charges were related to the merger of Titan Systems into Titan and other associated reorganization and consolidation costs. The costs included approximately $32.2 million for the consolidation of various Titan Systems facilities into centralized locations in Virginia and California. This charge reflects the estimated losses, net of estimated sublease income, on future lease commitments of facilities with terms extending through year 2009. Titan has subleased certain of these facilities and continues to actively pursue additional sublease opportunities for the remaining facilities. However, the remaining available space is in markets adversely affected by the economy and may not be subleased at attractive rates or at all. The actual amount of estimated losses on these lease commitments could change based upon Titan's ability to obtain sublease arrangements for these facilities. Included in the employee termination costs are 19 personnel reductions.

Approximately $7.7 million of the Titan Systems restructuring costs were primarily related to employee termination costs, employee retention costs, duplicate transition costs and professional fees related to acquisitions and certain reorganization and consolidation activities within Titan Systems.

The remaining $1.7 million was related to direct transaction costs incurred by Titan on acquisitions that did not close, primarily the Science and Engineering Associates, Inc. proposed acquisition.

At December 31, 2004, accruals for all exit and restructuring charges totaled $15.3 million, comprised primarily of restructuring charges related to the merger of Titan Systems into Titan on September 25, 2002 and exit charges related to the shutdown of Cayenta's headquarters. These exit and restructuring activities were accounted for under EITF Issue No. 94-3, which allowed accrual of restructuring costs upon commitment to a plan and certain other criteria. Effective January 1, 2003, Titan was required to adopt SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 requires companies to defer recognition of a liability for a cost associated with an exit or disposal activity until that liability is incurred and can be measured at fair value. As these restructuring activities were entered into prior to Titan's adoption of SFAS No. 146, Titan has accounted for these activities under EITF 94-3. A summary of exit and restructuring charges and other recorded and the utilization of those accruals during the years ended December 31, 2003 and 2004 is as follows:

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

	Balance December 31, 2002	Cash paid 2003	Balance December 31, 2003	Cash paid 2004	Change in Estimate	Asset Disposal	Balance December 31, 2004
Titan Systems restructuring:
Estimated facilities consolidation costs	$32,071	$(4,775)	$27,296	$(11,804)	$1,110	$(1,746)	$14,856
Employee termination/retention costs and other	1,738	(1,738)	—				—
	33,809	(6,513)	27,296	(11,804)	1,110	(1,746)	14,856
Transaction costs for unsuccessful deals	597	(597)					—
	34,406	(7,110)	27,296	(11,804)	1,110	(1,746)	14,856
Cayenta headquarters exit costs:
Lease commitment costs	3,136	(2,511)	625	(499)	257	—	383
Asset impairment costs	—	—	—
Employee termination costs and other	219	(212)	7	(88)	126	—	45
	3,355	(2,723)	632	(587)	383	—	428
	$37,761	$(9,833)	$27,928	$(12,391)	$1,493	$(1,746)	$15,284

At December 31, 2004, $5.1 million of the exit and restructuring accruals are included in Other Accrued Liabilities on the consolidated balance sheet and $10.2 million are included in Other Non-current Liabilities. The remaining accrual balance is primarily comprised of amounts due under the facilities consolidation, which requires payments in 2005 for certain lease cancellation fees and other lease costs, net of assumed sublease income, with the remainder expected to be paid over the remaining lease terms, which expire in 2009.

Note 7.    Discontinued Operations

2004 Discontinued Operations

In June 2004, Titan's board of directors decided to sell or otherwise divest Datron World and its Titan Scan Technologies service business (Scan Services). These non-core operations did not perform to management's expectation, and their divestiture will allow Titan to better focus on its National Security Solutions business. Previously, Datron World was reported in the Titan Systems segment, and Scan Services was reported in the Titan Technologies segment and they are presented below within those segments. These businesses have been reported as a discontinued operation in accordance with SFAS No. 144, and all periods presented have been restated accordingly to reflect these operations as discontinued. During the fourth quarter of 2004, Datron World was sold for approximately $4.7 million, resulting in a loss of approximately $2.0 million. In February 2005, the Scan Services was sold for approximately $4.9 million, which did not result in a material gain on the transaction.

The results of discontinued operations for the year ended December 31, 2004, include asset impairment charges of approximately $20.3 million for Datron World, consisting of goodwill and purchased intangibles of approximately $17.3 million and approximately $3.0 million related to inventory value not expected to be recovered in the disposal of this business. Revenues for Datron World for the year ended December 31, 2004, were $9.9 million.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

The results of discontinued operations for the year ended December 31, 2004, include asset impairment charges of approximately $8.5 million for Scan Services, primarily representing fixed asset values not expected to be recovered in the disposal of the business. The estimate of value expected to be recovered upon disposition is based on indications of interest and proposed letters of intent received by Titan. Revenues for Scan Services for the year ended December 31, 2004, were $5.5 million.

2002 Discontinued Operations

In August 2002, Titan's board of directors made the decision to sell or otherwise divest its LinCom Wireless business and to sell Cayenta Canada, Titan's remaining commercial information technology business, both of which were previously reported in Titan's Titan Technologies segment. Accordingly, Titan has reflected both operations as discontinued in accordance with SFAS No. 144. In October 2002, the LinCom Wireless business was shut down. On June 2, 2004, Titan sold Cayenta Canada for a net $5.6 million in cash, with no resulting gain or loss recorded on the sale. Titan retained current liabilities related to this business which are included in Titan Technologies below, of approximately $1.8 million related to potential purchase price adjustments due to the buyer and transaction-related costs and indemnification obligations related to the sale. Additionally, Titan had previously guaranteed performance on several customer contracts and a facility lease related to this business and these guarantees were not transferred to the buyer in the June 2004 sale. The face value of these guarantees is approximately $14 million at December 31, 2004. Substantially all of the guarantees were issued prior to December 31, 2003 and are therefore not required to be recognized and measured under the provisions of FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others—an Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34." Titan has not had to make any payments with respect to contract guarantees related to this business since its acquisition in 1999 and has not provided any reserves for these contingencies at December 31, 2004, based on management's assessment that such payments are not probable of being made.

In July 2002, Titan's board of directors made the decision to exit all of its international telecommunications business through a combination of selling and winding down Titan's operations within its Titan Wireless segment. Titan immediately began implementing these actions, which were substantially completed during 2003. Titan reported this exit of the Titan Wireless segment as a discontinued operation in accordance with SFAS No. 144.

During the first quarter of 2002, Titan's board of directors made the decision to sell certain of its commercial information technology operations within the Cayenta segment and the AverCom business within the Titan Technologies segment. These businesses were sold in 2002.

In the third quarter of 2003, Titan completed the sale of its GlobalNet business. Payments received for the sale of GlobalNet consisted of approximately $2 million in cash, notes receivable of approximately $1.5 million, and the buyer's assumption of all of the outstanding liabilities of GlobalNet, which aggregated to approximately $21 million at the time of the consummation of the sale. Titan has collected approximately $0.6 million of the amounts due under the notes receivable; however, the remaining $0.9 million is past due and was previously reserved, as Titan has no assurance that this remaining balance will ultimately be collected. In accordance with SFAS No. 144, all commercial operations that have been sold or are held for sale have been reflected as discontinued operations for all periods presented in Titan's consolidated financial statements.

Titan Wireless

Overview

On July 11, 2002, Titan announced it would exit all of its international telecommunications business, directly as a result of an increasingly deteriorating market, particularly in the wholesale long

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

distance business. Notably, the bankruptcies of Global Crossing, Ltd., WorldCom, Inc. and Phone1Globalwide Corporation (formerly Globaltron Corporation), and the dire financial condition of other providers, such as ibasis, imposed a rapid and sudden deterioration in wholesale prices in 2002. As a direct result of decreasing wholesale margins, and the difficulty of providers to obtain financing to invest in new projects globally, Titan's telecommunications business operating results declined substantially beginning in the second quarter of 2002. The losses in the second quarter of 2002 and the bleak outlook of the telecommunications market globally led to the July 2002 Titan board of directors decision to exit these markets. Titan has substantially completed the sale and winding down of all of its operations within Titan Wireless, including all of the operations discussed below.

Acquisitions and Investments

GlobalNet, Inc.

On March 21, 2002, Titan completed the acquisition of GlobalNet, Inc. (GlobalNet), a provider of international voice, data, and Internet services. Titan issued approximately 1,452,800 shares of its common stock for all the common stock of GlobalNet at an aggregate value of $28.6 million, based on $19.67 per Titan share, the average trading price ending March 15, 2002, the date on which the formula for consideration became fixed, and assumed stock options and warrants representing approximately 77,900 shares of Titan common stock at an aggregate value of $0.8 million, based on an exchange ratio of 0.3853 shares of Titan common stock for each share of GlobalNet common stock. GlobalNet's operations from March 22, 2002 were reported in Titan's, Titan Wireless business, which was discontinued in the third quarter of 2002. The transaction was accounted for as a purchase. The excess of the purchase price of $29.4 million over the estimated fair market value of the net liabilities acquired of approximately $26.4 million was approximately $55.8 million. In April 2002, Titan obtained an independent valuation completed by independent valuation specialists Bearing Point to assist in its purchase price allocation of the GlobalNet acquisition. The independent valuation was used by Titan to allocate $55.8 million to goodwill and $0 to intangible assets as of March 31, 2002.

As a result of Titan's decision on July 11, 2002, to exit its telecommunications business and to sell certain of these businesses, Titan determined in the third quarter of 2002 that there was an impairment of the carrying value of GlobalNet's goodwill of approximately $55.8 million in accordance with SFAS No. 142. The measurement of this impairment was evident based upon estimates of fair value, as determined by recent offers from potential buyers, compared to the carrying value of the asset. As discussed above, Titan completed the sale of its GlobalNet business in the third quarter of 2003. The sale resulted in a gain of $12.2 million, resulting from a previous write-down of the carrying value of the net assets, which ultimately was recovered at the time of the sale.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Ivoire Telecom

On June 28, 2000, Titan Wireless Afripa Holding, Inc., a subsidiary of Titan Wireless, made a $5 million investment to acquire 80% of the outstanding equity interests in Ivoire Telecom S.A., a Luxembourg-chartered company that intended to engage, through various majority-owned local subsidiaries, in a wireless telecommunications business in Africa using a satellite uplink through France. In the third quarter of 2002, the entire carrying value of the investment of approximately $52 million was determined to be impaired and was written off. This investment was subsequently sold in the second quarter of 2003 for approximately $0.5 million cash consideration.

Sakon LLC

In January 1999, the Company invested approximately $0.5 million for a 19.9% ownership interest in a joint venture with Sakon. In July 2000, Titan loaned Sakon $15 million pursuant to a loan agreement. In October 2000, Titan exercised its option pursuant to the loan agreement to convert amounts owed under the loan into additional equity interest of 30.0% of Sakon, bringing the total equity interest in Sakon to 49.9%. This equity interest was converted in August 2002 from a 49.9% voting interest to a 15% voting interest and a 34.9% non-voting interest. At such time, the amount outstanding of $15 million under the loan was converted to purchase consideration as the initial payment due under the terms of the agreement and recorded as goodwill. Under the terms of the agreement, an additional $12.5 million of consideration was due and payable upon certain revenue targets being attained. These targets were met in January 2001, and a $5.0 million installment was made in the second quarter of 2001, a $3.75 million installment was made in the first quarter of 2002, and the remainder was paid in the third quarter of 2002. The excess of the purchase price over the estimated fair market value of the net assets acquired, which has been amortized over 20 years, was approximately $26.8 million at December 31, 2001. In connection with the new requirements for evaluation of goodwill under SFAS No. 142, the $26.8 million was determined to be impaired and was fully expensed in the third quarter of 2002. Prior to August 2002, Titan consolidated the operating results of Sakon due to Titan's ability to control and significantly influence the operations and policies of Sakon, in accordance with a management agreement with Sakon. In August 2002, the management agreement was modified to nullify Titan's ability to control Sakon, and Titan resigned from the management committee of Sakon. Accordingly, Titan has no ability to substantially influence or control the operations of Sakon. Thereafter, Titan's investment in Sakon has been accounted for under the cost method, for which the investment carrying value was written down to zero in 2002.

Benin

On December 10, 1999, Titan's wholly owned subsidiary, Titan Africa, Inc. (Titan Africa), in connection with its contract to build a satellite-based telephone system for its customer, the national telephone company of Benin, Africa (the OPT), entered into a Loan Facility agreement for up to 30.0 billion Francs CFA (the currency of the African Financial Community), equivalent to approximately $45.0 million U.S. dollars, with a syndicate of five banks, with Africa Merchant Bank as the arranger. This financing was subsequently increased by 6.0 billion francs CFA to approximately $54.0 million. This medium term financing is a non-recourse loan to Titan Africa which is guaranteed by the OPT and secured by the OPT's equipment and revenues related to the project. The facility has a fixed interest rate of 9.5% per year and was originally to be repaid in seven equal semi-annual payments from the net receipts of this project, or by the OPT in the event that such receipts are not adequate to make these payments, which commenced on December 31, 2000 and were scheduled to end on December 31, 2003. The payment terms were subsequently amended calling for quarterly payments through mid 2006. The borrowings on this facility have been utilized to fund various equipment and subcontractor costs incurred most notably by Alcatel of France, a major subcontractor to this project.

Related to Titan's contract with the OPT, Titan has a $37.7 million gross receivable due from the OPT, of which $14.3 million is reflected in current assets of discontinued operations and of which

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

$23.4 million is reflected in non-current assets of discontinued operations as of December 31, 2004. The $23.4 million receivable is recorded as a net non-current receivable on the project, reflecting the outstanding balance on the non-recourse loan, drawn to cover subcontract costs. The $23.4 million balance on the non-recourse loan is included in non-current liabilities of discontinued operations at December 31, 2004. The $14.3 million difference between the gross receivable of $37.7 million and the $23.4 million balance on the non-recourse loan represents amounts currently due from the OPT under the Titan settlement agreement entered into with the OPT in 2003. This agreement contemplated a $25 million payment by the OPT to Titan, which was due in full by November 30, 2003. On December 31, 2003, Titan received a partial payment of $11 million on the settlement. Based on the facts available in the second quarter of 2004, principally the OPT's cash flow deficiencies and inability to obtain adequate financing, Titan recorded a full reserve for the $14.3 million balance outstanding. Notwithstanding this reserve, Titan has commenced an international arbitration against the OPT seeking collection of this receivable. The Titan Wireless results of discontinued operations also reflect a provision totaling approximately $5.3 million recorded during 2004, for estimated costs of resolving a contingent liability with a subcontractor related to this project. The current liabilities of $13.5 million of Titan Wireless include approximately $10.3 million for estimated costs of resolving the aforementioned contingent liability with a subcontractor and $3.2 million of remaining exit costs.

In February 2005, Titan received a demand for full payment from the subcontractor, based on an international arbitration ruling which Titan was in the process of appealing. In light of this, Titan and the subcontractor later reached a final settlement whereby, in March 2005, Titan agreed to pay $9.0 million in full settlement of the matter.

Operating Results

While Titan continues to hold assets and liabilities of Titan Wireless in discontinued operations, there were no revenues in Titan Wireless for the year ended December 31, 2004. The net loss of $14.1 million for the year ended December 31, 2004, is mostly composed of a provision to impair accounts receivable from the OPT and a provision for litigation related to a subcontractor on the Benin contract.

For the year ended December 31, 2003, Titan Wireless generated $71.5 million of revenues and net income of $1.0 million, net of a $7.4 million tax benefit. The revenues were primarily generated by the GlobalNet business for the period prior to the sale of the business in the third quarter of 2003. The net income was primarily a result of operating losses of $2.8 million, and the gain from the disposition of the GlobalNet business of $12.2 million, resulting from a previous write-down of the carrying value of the net assets, for which a tax provision was not provided due to prior losses. The gain was offset by impairment charges of $10.8 million resulting from the terms of the settlement agreements with Titan's customers in Nigeria and Benin, and by approximately $5 million of charges accrued for the exit activities in Benin. Included in the operating losses of Titan Wireless for 2003 is interest expense allocated to discontinued operations of $0.7 million.

Included in Titan Wireless' net loss for the year ended December 31, 2002 are impairment charges of $211.4 million, or $137.4 million, net of tax, that were recorded as a result of Titan's decision to exit its international telecommunications business. The charges were comprised of the following: (1) impairment of goodwill in accordance with SFAS No. 142 of approximately $74.8 million, primarily comprised of Titan's acquisition of GlobalNet discussed above and Sakon, recorded in accordance with SFAS No. 142; (2) impairment of investments of approximately $62.6 million, primarily comprised of Titan's investment in Ivoire Telecom discussed above; (3) and impairment of fixed and other assets of approximately $74.0 million.

In addition, exit charges of approximately $20.1 million were recorded in the third quarter of 2002, primarily related to outstanding commitments of warranty obligations of $3.9 million, commitments for space satellite segments of $3.0 million, and outstanding lease obligations of

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

$1.6 million. The remaining $11.6 million of the charge is primarily related to employee termination costs of $2.6 million, other estimated direct costs to exit these businesses of $4.0 million and the estimated settlements of other obligations of approximately $5.0 million. Such commitments are expected to be paid through the first half of 2004. As of December 31, 2003, approximately $9.8 million is included in current and non-current liabilities of discontinued operations.

In summary, included in Titan Wireless' net loss for 2002 is an impairment charge of $211.4 million, exit charges of $20.1 million and pre-tax losses excluding impairment and exit charges of $8.8 million for the year ended December 31, 2002. Included in the operating losses of Titan Wireless for 2002 is interest expense allocated to discontinued operations of $0.7 million.

Titan Technologies

For the year ended December 31, 2003, the discontinued operations of Titan Technologies had revenues of approximately $13.8 million and a net loss of $1.9 million, net of a tax benefit of $8.2 million. The loss was comprised of a $7.4 million operating loss and a $2.7 million impairment loss recorded to reflect the most recent indications of fair value of the carrying value of the net assets. Included in the results for Titan Technologies is a tax benefit of $2.3 million to reflect the estimated tax impact of adjusting the carrying value of certain assets which are currently held for sale related to the remaining commercial information technology business that was formerly reported in the Titan Technologies segment. Included in the operating losses of 2003 is interest expense allocated to discontinued operations of $0.4 million.

For the year ended December 31, 2002, the discontinued operations of Titan Technologies generated revenues of $31.4 million and a net loss of $48.0 million, net of a $20.6 million tax benefit. Included in Titan Technologies' net loss for 2002 is an impairment charge of $43.7 million, related to LinCom Wireless, AverCom and Titan's commercial information technology business. The measurement of this impairment is based upon indications of fair value, resulting in a write-off of the carrying value of its assets which included an impairment of goodwill of $21.0 million, in accordance with SFAS No. 142, and impairment of other assets of $22.7 million consisting primarily of fixed assets and capitalized software. In addition, exit charges of approximately $4.3 million were recorded primarily related to employee termination costs, lease termination costs and other outstanding commitments.

In September 2002, certain assets of the AverCom business were sold for $0.5 million cash and an earn-out of $0.6 million of additional consideration based on certain gross margin targets. In addition, Titan retained approximately $3.0 million of net accounts receivable balances, which were substantially collected by December 31, 2002. In addition to the impairment of goodwill of $21.0 million, a charge of $14.9 million was recorded on January 1, 2002, when Titan adopted SFAS No. 142 which was reported as a cumulative effect of a change in accounting principle.

In addition to the impairment charges discussed above, pre-tax losses excluding impairment and exit charges for the Titan Technologies businesses for 2002 were $20.5 million. Included in the operating losses for 2002 is interest expense allocated to discontinued operations of $0.8 million.

Cayenta

In July 2002, the two information technology businesses of Cayenta were sold, for cash received to date of $0.2 million. For the year ended December 31, 2002, these businesses generated revenues of $6.4 million and a net loss of $4.8 million, net of a tax benefit of $2.7 million. Included in the net loss is a charge for goodwill impairment in accordance with SFAS No. 142 associated with these two businesses of approximately $1.1 million, and other asset impairments of approximately $3.2 million. In addition, a $27.5 million impairment of goodwill was recorded on January 1, 2002, when Titan adopted SFAS No. 142 which was reported as a cumulative effect of a change in accounting principle. In addition to the impairment charges noted above, operating losses, net of tax, for the year ended December 31, 2002 were $3.2 million, and included $0.1 million in interest expense allocated to discontinued operations.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

The consolidated financial statements of Titan for all periods presented have been restated to reflect all businesses discussed above as discontinued in accordance with SFAS No. 144.

2001 Discontinued Operations

On March 16, 2001, SureBeam Corporation, Titan's former subsidiary that provided electronic irradiation systems and services, completed an initial public offering (IPO) of 6,700,000 shares of Class A common stock at a price of $10 per share. On October 16, 2001, Titan adopted a definitive plan to spin off SureBeam in the form of a tax-free dividend to Titan stockholders within the next 12 months from that date. On August 5, 2002, Titan's remaining ownership interest in SureBeam was spun-off to Titan stockholders as a tax-free dividend. Prior to the adoption of the spin-off plan, Titan reported the SureBeam business as a separate segment. The net assets of SureBeam as of August 5, 2002 and tax liabilities and other costs resulting from the spin-off resulted in a net dividend of approximately $105.4 million which was recorded as a decrease to paid-in-capital, partially offset by the reduction in deferred compensation related to deferred compensation charges in 2000 and 2001, reflecting the net value distributed to Titan's stockholders

At the time Titan adopted the plan to spin-off SureBeam, in accordance with APB No. 30, it recorded a charge of $35.4 million for estimated costs of disposal and for estimated operating losses up to the date of disposal. This charge was recorded in the third quarter of 2001. All losses incurred by SureBeam after that time were charged against this accrual. Losses charged against the accrual in 2001 were $14.9 million and in 2002 were $20.5 million in the six months ended June 30, 2002. An additional charge of $11.0 million was taken during the second quarter of 2002 to record the net losses (in excess of the accrual) incurred by SureBeam during the second quarter of 2002 as well as estimated operating losses and spin-off expenses expected to be incurred through the spin-off date of August 5, 2002. Subsequent to that date, SureBeam is no longer included in Titan's results of operations. Losses through August 5, 2002 charged against the accrual in the third quarter of 2002 were $1.8 million. Approximately $3.5 million of costs related to the spin-off were charged against the loss accruals, which is $0 as of December 31, 2004.

In the second and fourth quarters of 2004, Titan recorded pre-tax charges of $7.2 million to accrue Titan's estimate of the shortfall between the amount of the SureBeam lease guarantees and the amount expected to be recovered by subleasing activities. Titan also incurred $0.4 million of costs associated with maintaining facilities during 2004. The total of $14.8 million has been reflected in the accompanying consolidated Statement of Operations as a $9.3 million loss, net of tax in discontinued operations, as all of such costs relate to obligations of SureBeam operating facilities and such operations were discontinued in 2001.

To date, Titan has not yet subleased or otherwise transferred any of the guaranteed leases or lease obligations to third parties. The current estimate of such mitigation of obligations under leases and lease guarantees is approximately $21.4 million.

In relation to SureBeam's strategic alliance with Hawaii Pride, Titan has guaranteed repayment of Hawaii Pride's bank debt up to the greater of SureBeam's equity interest in Hawaii Pride (which is zero), or 19.9% of Hawaii Pride's $6.8 million, 15-year loan from its lender, WebBank. As of December 31, 2004, Titan has guaranteed approximately $1.1 million, or 19.9% of the current loan balance of $5.4 million. In the event that Hawaii Pride defaults on the loan, Titan currently expects to be obligated to cover any defaults on the entire outstanding balance of the loan if the default is not cured within 90 days. In late October 2003, Titan was notified by Hawaii Pride that Hawaii Pride had stopped receiving financial support from SureBeam and did not have sufficient cash resources to make its monthly principal and interest payments to WebBank. As of December 31, 2004, Titan has loaned approximately $0.6 million to Hawaii Pride under a new credit facility for a maximum amount of $0.8 million to be advanced to Hawaii Pride to cover shortfalls in debt service payments. All amounts outstanding under this facility are required to be repaid in twenty equal quarterly installments commencing on October 1, 2005. In the impairment charge discussed above, Titan has assumed that Hawaii Pride will repay amounts advanced on the new credit facility.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Following are summaries in tabular format of the loss from discontinued operations for 2004, 2003 and 2002:

	Year ended December 31, 2004
	Titan Systems	Titan Wireless	Titan Technologies	SureBeam	Total
Subcontractor contingency reserves	$—	$(5,311)	$—	$—	$(5,311)
Impairment of assets	(20,332)	(14,351)	(8,500)	—	(43,183)
Loss of sale of assets	(2,054)	—	—	—	(2,054)
	(22,386)	(19,662)	(8,500)	—	(50,548)
Losses from operations	(1,397)	(2,774)	(2,044)	(14,793)	(21,008)
	(23,783)	(22,436)	(10,544)	(14,793)	(71,556)
Tax benefit	(2,083)	(8,301)	(3,537)	(5,474)	(19,395)
Net loss	$(21,700)	$(14,135)	$(7,007)	$(9,319)	$(52,161)

	Year ended December 31, 2003
	Titan Systems	Titan Wireless	Titan Technologies	Total
Gain on sale of business, net	$—	$12,195	$—	$12,195
Subcontractor contingency reserves	—	(5,000)	—	(5,000)
Impairment assets	—	(10,790)	(2,679)	(13,469)
	—	(3,595)	(2,679)	(6,274)
Losses from operations	(2,269)	(2,783)	(8,555)	(13,607)
	(2,269)	(6,378)	(11,234)	(19,881)
Tax benefit	(969)	(7,392)	(8,708)	(17,069)
Net loss	$(1,300)	$1,014	$(2,526)	$(2,812)

As discussed above, the 2003 tax benefit reflected in Titan Wireless was impacted by the GlobalNet sale for which a tax provision was not provided due to prior losses, and the Titan Technologies tax benefit was impacted by an adjustment to the carrying value of certain assets which are currently held for sale in Titan's remaining commercial information technology business that was previously part of Titan Technologies.

	Year ended December 31, 2002
	Titan Systems	Titan Wireless	Titan Technologies	Cayenta	SureBeam	Total
Impairment of goodwill	$—	$(74,818)	$(21,022)	$(1,121)	$—	$(96,961)
Impairment of investments	—	(62,600)	—	—	—	(62,600)
Impairment of fixed and other assets	—	(74,001)	(22,714)	(3,134)	—	(99,849)
Exit charges	—	(20,062)	(4,341)	—	—	(24,403)
	—	(231,481)	(48,077)	(4,255)	—	(283,813)
Losses from operations	(3,026)	(8,824)	(20,151)	(3,197)	(11,014)	(46,212)
	(3,026)	(240,305)	(68,228)	(7,452)	(11,014)	(330,025)
Tax benefit	(993)	(84,888)	(20,446)	(2,698)	(1,101)	(110,126)
Net loss	$(2,033)	$(155,417)	$(47,782)	$(4,754)	$(9,913)	$(219,899)

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Balance Sheet Summary

Following is a table of all related balance sheet categories for each discontinued operation:

	As of December 31,
	2004	2003
Current assets of discontinued operations:
Titan Systems	$—	$13,747
Titan Wireless	—	14,277
Titan Technologies	1,665	9,453
	$1,665	$37,477
Non-current assets of discontinued operations:
Titan Systems	$—	$19,153
Titan Wireless	23,387	32,307
Titan Technologies	3,082	12,732
	$26,469	$64,192
Current liabilities of discontinued operations:
Titan Systems	$—	$3,442
Titan Wireless	13,503	12,540
Cayenta	—	97
Titan Technologies	2,798	6,602
SureBeam	4,694	—
	$20,995	$22,681
Non-current liabilities of discontinued operations:
Titan Systems	$—	$208
Titan Wireless	23,387	32,307
Cayenta	—	535
Titan Technologies	723	1,995
SureBeam	9,208	—
	$33,318	$35,045

Included in the total assets of Titan Wireless as of December 31, 2004 is the net $23.4 million accounts receivable from the OPT. The current liabilities of $13.5 million of Titan Wireless include a $10.3 million provision for litigation related to a subcontractor on the Benin contract and $3.2 million of remaining exit costs. The non-current liabilities of $23.4 million is the non-recourse loan to Titan Africa which is guaranteed by the OPT and secured by OPT's equipment and revenues related to the project.

The current assets of Titan Technologies as of December 31, 2004 are primarily comprised of accounts receivable balances, inventory and prepaid assets.

The total liabilities of SureBeam as of December 31, 2004 represent Titan's estimate of the shortfall between the amount of the SureBeam lease guarantees and the amount expected to be recovered by subleasing activities as well as amounts to be incurred for facilities restoration costs.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Note 8.    Other Financial Data

Following are details concerning certain balance sheet accounts:

Accounts Receivable:

	At December 31,
	2004	2003
U.S. Government—billed	$415,889	$307,601
U.S. Government—unbilled	88,257	63,141
Trade	14,648	14,070
Less allowance for doubtful accounts	(3,408)	(3,547)
	$515,386	$381,265

Billing in excess of costs incurred are recorded as reductions to accounts receivable and total $0.2 million and $5.1 million at December 31, 2004 and 2003, respectively. Deferred revenue included in Other Accrued Liabilities totaled $16.5 million at December 31, 2004.

Inventories:

	At December 31,
	2004	2003
Materials	$6,988	$5,493
Work-in-process	10,107	12,227
Finished goods	4,241	3,710
	$21,336	$21,430
Property and Equipment:
Machinery and equipment	$73,642	$107,008
Furniture and fixtures	21,255	21,250
Land, buildings and leasehold improvements	38,723	24,551
Construction in progress	736	1,985
	134,356	154,794
Less accumulated depreciation and amortization	(76,814)	(102,286)
	$57,542	$52,508

Intangible Assets:

	As of December 31, 2004
	Gross Carrying Amount	Accumulated Amortization	Net Value
Purchased intangibles	$16,522	$11,660	$4,862
License agreement	2,456	1,365	1,091
Deferred financing costs	17,041	5,012	12,029
All other intangible assets	2,556	719	1,837
	$38,575	$18,756	$19,819

There are no estimated salvage values related to Titan's intangible assets. In 2004, 2003 and 2002, aggregate amortization expense totaled $5.5 million, $7.0 million and $7.5 million, respectively. Amortization of deferred financing costs included in interest expense in 2004, 2003 and 2002 totaled

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

$2.4 million, $2.1 million and $1.7 million, respectively. The remaining amortization expense is included in selling, general and administrative expense on the consolidated statement of operations.

	Deferred Financing Fees	Purchased and Other	Total
Estimated aggregate amortization expense:
2005	$2,414	$2,653	$5,067
2006	2,414	2,282	4,696
2007	2,414	695	3,109
2008	2,414	603	3,017
2009	1,328	320	1,648
Thereafter	1,045	1,237	2,282
	$12,029	$7,790	$19,819

Supplemental disclosures of cash flow information:

	2004	2003	2002
Noncash investing and financing activities:
Stock issued for acquisitions	$—	$3,259	$137,811
Deferred compensation related to the issuance of stock options	—	—	29,834
Shares contributed to employee benefit plans	2,718	6,527	7,529
Write-off of deferred debt issuance costs	—	8,071	9,435
Write-off of deferred compensation related to discontinued operations	—	—	629
Shares tendered for option exercises	—	144	—
Cash paid for interest	$33,661	$31,557	$32,408
Cash paid (refunds) for taxes	(1,129)	1,149	(8,747)

In 2002, Titan issued 172,153 shares of Titan common stock valued at $3.8 million as consideration for the purchase of assets of a company which became part of the Cayenta business, now reported in discontinued operations. In the second quarter of 2003, the indemnification period as defined per the asset purchase agreement expired, and as provided for in the purchase agreement, Titan elected to exchange all of the Titan common stock for cash of $2.0 million and the extinguishment of notes receivable of $1.8 million for cash advances made in 2002.

Details regarding the acquisition of businesses, net of cash acquired, in the consolidated statements of cash flows are as follows:

	Year Ended December 31, 2004
	Cash Paid	Cash Acquired	Net
Acquisition:
International Systems	$(679)	$—	$(679)
Wave Science	(2,781)	—	(2,781)
	$(3,460)	$—	$(3,460)

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

	Year Ended December 31, 2003
	Cash Paid	Cash Acquired	Net
Acquisition:
Advent Systems	$(14,781)	$2,682	$(12,099)
International Systems	(217)	—	(217)
Earn-out consideration for Atlantic Aerospace Electronics Corporation	(1,773)	—	(1,773)
	$(16,771)	$2,682	$(14,089)

	Year Ended December 31, 2002
	Cash Paid	Cash Acquired	Net
Acquisition:
Jaycor	$—	$35,982	$35,982
Wave Systems	(8,476)	4,678	(3,798)
International Systems	—	172	172
Purchase adjustments for prior year acquisitions	(4,947)	—	(4,947)
	$(13,423)	$40,832	$27,409

Non-Marketable Securities:

Titan's investments in non-marketable securities as of December 31, 2004 includes a $4.2 million investment in E-Celerator, reported in Other Assets. In 2004, Titan recorded a loss on investments of $3.9 million, mostly attributable to the write-off of the remaining $3.5 million equity carrying value for Etenna Corporation. Due to lack of product acceptance and capitalization, Titan expects that Etenna and/or its technology will be sold at a value less than the threshold required to earn a return of capital. In 2004, Titan also wrote down its investment in Wavestream Wireless by $0.4 million to reflect the reduction in fair market value due to a dilutive financing transaction in 2004.

Titan's investments in non-marketable securities as of December 31, 2003, include $3.5 million in Etenna Corporation, reported in Other Assets. In 2003, Titan recorded a loss on investments of $6.2 million related to an unrealized loss on the carrying value of its investment in Etenna Corporation based upon recent indications of fair value, and an unrealized loss on its investment in DOAR Communications that was subsequently sold at a loss in January 2004. All other investments in non-marketable securities totaled $1.8 million and $8.5 million at December 31, 2004 and December 31, 2003, and are reported in Other Assets.

Sales Information:

Substantially all of Titan's operations are located in the United States. Export and foreign revenues amounted to approximately $27.0 million, $29.2 million and, $18.7 million, in 2004, 2003 and 2002, respectively, related primarily to customers in Europe, the Middle East, Africa and Asia. Sales of approximately $12 million, or 43.7% of total foreign revenues, and approximately $10 million, or 36.2%, of total foreign revenues, were related to contracts with Titan customers in the United Kingdom, in 2004 and 2003, respectively.

Sales to the U.S. government, including both defense and non-defense agencies, and sales as a subcontractor as well as direct sales, aggregated approximately $1,983.5 million in 2004, $1,695.5 million in 2003, and $1,313.1 million in 2002.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Note 9.    Income Taxes

The components of the income tax provision (benefit) from continuing operations are as follows:

	2004	2003	2002
Current:
Federal	$—	$—	$—
Foreign	307	—	—
State	454	2,372	1,458
	761	2,372	1,458
Deferred	16,192	21,441	(7,061)
	$16,953	$23,813	$(5,603)

Following is a reconciliation of the income tax provision (benefit) from continuing operations expected (based on the United States federal income tax rate applicable in each year) to the actual tax provision (benefit) on income (loss):

	2004	2003	2002
Expected federal tax provision on continuing operations	$10,751	$19,470	$(5,798)
State income taxes, net of federal income tax benefit	1,382	2,457	(1,048)
State taxes in separate filing states, net of federal benefit	—	—	963
FCPA settlement	9,435	1,110	—
Settlement of audits and other tax accruals	(4,535)	(2,285)	—
Capital loss on investment not benefited	1,431	2,277	—
Acquisition charges and other	(796)	796	—
Meals and entertainment	484	399	251
Other	(1,199)	(411)	29
Actual tax provision (benefit) on continuing operations	$16,953	$23,813	$(5,603)

The net deferred tax asset as of December 31, 2004 and 2003, results from the following temporary differences:

	2004	2003
Loss carryforward	$101,363	$92,336
Employee benefits	23,928	24,696
Purchased other intangibles	(2,019)	(3,287)
Tax credit carryforwards	1,104	—
Inventory, contract loss and other reserves	37,337	39,254
Accounts and unbilled receivables	(12,386)	(6,471)
Accrued liabilities	13,596	11,974
Depreciation and amortization	(14,886)	(9,027)
Other	7,333	2,277
	155,370	151,752
Valuation allowance	(7,333)	(8,767)
Deferred tax asset, net	$148,037	$142,985

Realization of certain components of the net deferred tax asset is dependent upon our generating sufficient taxable income prior to expiration of loss and credit carryforwards. The federal net operating losses at December 31, 2004, to be carried forward to 2005 are approximately $274 million, which carryforwards will expire in periods from 2010 through 2024. Although realization is not assured, management believes it is more likely than not that the net deferred tax asset will be fully

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

realized. The amount of the net deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced. In order to fully utilize the net operating loss carryforwards prior to the expiration dates, taxable income of $274 million needs to be generated. Given that the Company has incurred recent net operating losses, management considered whether a valuation allowance should be recorded to reduce the carrying value of the total deferred tax asset, including the component related to net operating losses. In evaluating whether a valuation allowance was needed, management considered negative evidence and positive evidence as required under the provisions of SFAS No. 109. The primary negative evidence considered by management is the Company's cumulative loss position. The cumulative losses have been generated primarily by businesses that have been discontinued, sold or wound down and, consequently, no significant recurring losses are expected to be generated by those operations in future periods. The positive evidence considered by management is the historical profitability of the Company's continuing operations, which consist almost entirely of government contracting activities. As of December 31, 2004, those operations have significant funded and unfunded backlog. Consequently, management concluded that the positive evidence regarding the realization of the deferred tax asset out weighed the negative evidence and that a valuation allowance for the deferred tax assets was not deemed necessary.

The valuation allowance recorded is provided against certain capital loss carryforwards which may not be utilized. The change in the valuation allowance from 2003 to 2004 primarily reflects the sale of Canco, LLC (Cayenta Canada) in 2004, and to the capital losses that were not benefited in 2004. The provision for income taxes was reduced by $4.5 million due to net favorable adjustments related to previously estimated tax liabilities. Prepaid Expenses and Other at December 31, 2004 and 2003 include prepaid taxes of $2.0 million and $3.5 million. Other Non-current Liabilities at December 31, 2004 and 2003 include a deferred tax liability of $15.7 million and $11.1 million, respectively.

During 2004, 2003 and 2002, Titan recognized tax deductions related to stock option exercises in the amount of $23.5 million, $0.8 million, and $9.9 million, respectively, or $8.7 million, $0.3 million, and $3.6 million, net of tax. The net benefits were recorded as an increase to capital in excess of par value.

Note 10.    Debt

Senior Credit Facility

On May 23, 2002, Titan entered into an agreement with Wachovia Bank, National Association and Wachovia Securities for a $485 million senior credit facility from a syndicate of commercial banks including Wachovia Securities acting as sole lead arranger and Wachovia Bank, National Association, as Administrative Agent, The Bank of Nova Scotia and Comerica Bank as Co-Syndication Agents and Branch Banking and Trust Company and Toronto Dominion Bank as Co-Documentation Agents and other financial institutions. The senior credit facility is comprised of an aggregate credit commitment of $485 million, consisting of a seven-year term loan in an aggregate principal amount of $350 million and a six-year $135 million revolving credit facility.

On September 2, 2004, Titan entered into an amendment of its senior credit facility, which ties its effective borrowing rate on its term loan within the facility, within a limited range, to changes in ratings from the two major agencies. The amendment immediately reduced the interest rate on Titan's term loan by 50 basis points from LIBOR plus 325 basis points (or prime plus 200 basis points) to LIBOR plus 275 basis points (or prime plus 150 basis points). The rate reduction is based on Titan's current senior debt credit rating and outlook from Moody's Investor Services and Standard & Poor's. The amendment includes a provision that automatically increases or decreases the rate on the term loan to either LIBOR plus 300 basis points (or prime plus 175 basis points) or LIBOR plus 250 basis points (or prime plus 125 basis points), if Titan's senior debt credit rating from Standard & Poor's or

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Moody's Investor Services changes, per the terms of the amendment. As of March 10, 2005, both rating agencies completed their credit reviews of Titan reflecting the resolution of the government FCPA investigation. Both agencies confirmed Titan's existing ratings, but improved Titan's credit outlook to "stable". As a result, effective March 10, 2005 the rate on Titan's Senior Secured Term B loan of $341 million was reduced by 25 basis points (bps) to LIBOR plus 250 bps (or prime plus 125 bps).

The amendment does not affect the interest rate on Titan's senior revolver within its credit facility. The senior credit facility, as amended, provides for interest rates per annum applicable to amounts outstanding under the senior revolver that are, at Titan's option, either the administrative agent's most recently established base rate for U.S. dollars loaned in the United States (or, if greater, the Federal Funds Rate plus 0.5%) plus a margin of 0.75% per annum to 1.50% per annum, based on its ratio of total debt to EBITDA (as defined in the senior credit facility), or the LIBOR rate for the applicable interest period plus a margin of 2.00% per annum to 2.75% per annum, based on Titan's ratio of total debt to EBITDA. Currently, interest rates for base rate and LIBOR revolving loans are 0.25% higher than Titan's interest rates for base rate and LIBOR term loans. Titan is required to pay the lenders under the senior credit facility a non-utilization fee ranging from 0.50% per annum to 1.00% per annum, payable quarterly in arrears, based on the applicable percentage of the undrawn portion of the senior revolver. Titan is also required to pay letter of credit fees for outstanding letters of credit equal to 0.25% per annum of the stated amount of the letter of credit, plus the product of the applicable margin (from 2.00% to 2.75%, based on its ratio of total debt to EBITDA) for loans under the revolving credit facility maintained as LIBOR loans multiplied by the stated amount of the letter of credit.

The seven-year term loan matures on June 30, 2009, and the revolving credit facility matures on May 23, 2008. The seven-year term loan amortizes at 1.0% per year for years one through six (through the quarter ending June 30, 2008), with the remaining 94% due in equal quarterly payments in year seven of the loan (through the quarter ending June 30, 2009). Titan may prepay amounts borrowed under the term loan and the revolving credit facility at its option without any fee, provided that any voluntary prepayment of the outstanding term loan made before September 3, 2005, resulting from a refinancing of the term loan (other than any refinancing resulting from a change of control) shall be at 101% of the par value. Titan is also required to make prepayments, subject to certain exceptions, of the outstanding amounts under the term loan and the revolving credit facility from asset sales, issuance of subordinated debt and equity securities, insurance or condemnation proceeds and from excess cash flows.

The terms of the senior credit facility require Titan to provide certain customary covenants for a senior credit facility, including certain financial covenants. As amended, these financial covenants, as set forth in the senior credit agreement for fiscal year 2004, are comprised of a maximum total debt to EBITDA ratio of 4.75 to 1.0, declining to 4.0 to 1.0 in subsequent years, a maximum total senior debt to EBITDA ratio of 3.00 to 1.0, declining to 2.50 to 1.0 in subsequent years, a minimum interest coverage ratio of 3.0 to 1.0, a minimum fixed charge coverage ratio of 1.35 to 1.0 and a minimum net worth of approximately $268.0 million at December 31, 2004. Titan was in compliance with all financial covenants as of December 31, 2004.

Deferred costs and expenses of $7.1 million related to the senior credit facility are included in intangible assets at December 31, 2004 and are being amortized over the remaining term of the senior credit facility.

Senior Subordinated Notes

On May 15, 2003, Titan sold $200 million of 8% senior subordinated notes due May 15, 2011 in a private placement (the Notes). Titan used the net proceeds from the issuance of the Notes, plus borrowings of $50 million under its revolving credit facility and additional cash on hand, to redeem all

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

of the $250 million of the then-outstanding 534% HIGH TIDES convertible preferred securities. The redemption of HIGH TIDES occurred on June 4, 2003.

Titan is required to make interest payments on the Notes semi-annually in arrears on May 15 and November 15 at the rate of 8% per annum. Titan may redeem the Notes, in whole or in part, on or after May 15, 2007 at the following redemption prices, plus accrued and unpaid interest and liquidated damages, if any:

Year	Percentage
2007	104.0%
2008	102.0%
2009 and thereafter	100.0%

In addition, on or prior to May 15, 2006, Titan may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at a redemption price of 108% of the principal together with accrued and unpaid interest. The Notes are unsecured and rank or will rank equally with Titan's current or future senior subordinated indebtedness. Each of Titan's domestic subsidiaries other than Cayenta guarantee the Notes. The guarantees are unsecured and rank equally with each guarantor's senior subordinated indebtedness. The Notes and the guarantees are junior to all of Titan's and each guarantor's senior indebtedness and senior to all of Titan's and each guarantor's subordinated indebtedness.

On July 19, 2004, Titan completed the exchange of the existing Notes for a new series of substantially identical 8% senior subordinated notes due May 15, 2011 registered under the Securities Act.

Liquidated damages of 0.25% per annum per $1,000 whole dollars in principal amount of the then-outstanding Notes began to accrue in October 2003 when we did not complete an exchange offer required under the registration rights agreement because of the proposed merger with Lockheed Martin. Beginning in January 2004, the liquidated damages rate increased to 0.50% and such liquidated damages continued to accrue at rates increasing every 90 days by 0.25% per annum per $1,000 whole dollars in principal amount of existing Notes up to a maximum of 2.00%, until the exchange offer described below was completed. The remaining balance accrued at September 30, 2004 of $0.3 million was paid with the regular semi-annual interest payment on November 15, 2004.

Deferred costs and expenses of $5.0 million related to the issuance of the Notes are included in intangible assets at December 31, 2004, and are being amortized over the term of the Notes.

At December 31, 2004, Titan had other secured and unsecured debt outstanding under various agreements totaling $0.5 million short-term and $0.5 million long-term, with interest rates ranging from 8.5% to 9.3%. These agreements mature by 2015.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Other Debt Information

Details of long-term debt are as follows:

	December 31,
	2004	2003
Senior credit facility	$356,250	$344,750
Senior subordinated debt	200,000	200,000
Note payable to bank, interest at 9.30%, due February 2005, secured by a First Deed of Trust on an office building	280	355
Note payable to Urban Business Development Corporation, interest at 8.58%, due January 2015, guaranteed by the Small Business Administration and secured by a Second Deed of Trust on an office building	524	558
Acquisition related notes payable of acquired companies, interest at 8.5%, due March 2005	187	938
	557,241	546,601
Less: Current portion	(4,000)	(4,363)
	$553,241	$542,238

Titan Debt Maturities

Maturities of long-term debt, excluding non-recourse debt, are as follows:

2005	$4,000
2006	3,538
2007	3,541
2008	181,295
2009	164,549
Thereafter	200,318
$557,241

Note 11.    Commitments and Contingencies

Leases

Titan leases certain buildings and equipment under non-cancelable operating lease agreements. These leases generally require Titan to pay all executory costs such as taxes, insurance and maintenance related to the leased assets. Certain of the leases contain provisions for periodic rate accelerations to reflect cost-of-living increases. Rental expense under these leases was $47.3 million in 2004, $39.3 million in 2003 and $38.8 million in 2002. In February 2000, Titan's Cayenta subsidiary entered into a new long-term lease agreement which requires future minimum lease payments of approximately $6.6 million over 7 years. Titan is a guarantor on the lease. Due to Titan's discontinuance of its Cayenta business, Titan has subleased this facility under agreements that extend through 2007. Rental expense in 2002 includes $0.9 million, paid related to this space.

Future minimum lease payments under non-cancellable operating leases at December 31, 2004, are as follows:

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

2005	$53,933
2006	49,606
2007	40,839
2008	31,264
2009	23,569
Thereafter	93,608
Total minimum lease payments	$292,819

Obligations under capital leases were $0.1 million at December 31, 2004, which were primarily long-term and included in Other Non-current Liabilities in the consolidated balance sheet.

During the first quarter of 2003, Titan entered into new long-term lease and sublease agreements for office space in Virginia and Maryland as part of its restructuring efforts to consolidate various facilities of its government business into centralized locations (see Note 6). The lease and subleases in Virginia require future minimum lease payments of approximately $81 million over approximately 13 years, commencing on various dates from May 2003 through May 2004. The lease in Maryland requires future minimum lease payments of approximately $57 million over 10 years, commencing approximately July 1, 2004.

Legal Matters

    Foreign Corrupt Practices Act Related Investigations

As previously disclosed, during the first quarter of 2004, Titan learned of allegations that improper payments under the Foreign Corrupt Practices Act (FCPA) had been made, or items of value had been provided, involving international consultants for Titan or its subsidiaries to foreign officials. The allegations were identified as part of internal reviews conducted by Titan and Lockheed Martin, and jointly reported by them to the government. Titan's board of directors established a committee of the board to oversee Titan's internal review of these matters.

The internal review began with a focus on Titan's Datron World Communications unit, which was discontinued in June 2004 and sold in November 2004, but the internal review later was expanded to a number of Titan's international businesses, including Titan Wireless (which was discontinued in 2002 and was substantially wound down in 2003) and Titan's National ID Card contract in Saudi Arabia. Titan agreed to, and did, provide the Securities and Exchange Commission (SEC) and the Department of Justice (DoJ) with the results of the investigation on an ongoing basis. In connection with the internal review, the SEC commenced an investigation into whether payments involving Titan's international consultants were made in violation of applicable law, particularly the FCPA. In addition, the DoJ initiated a criminal inquiry into this matter, and also initiated an investigation into whether these same alleged practices violated provisions of the United States Tax Code.

As previously disclosed, Titan had recorded a provision of $3.0 million as of December 31, 2003 for resolution of the government FCPA investigations. Titan recorded an additional provision of $25.5 million in the second quarter of 2004 to reflect the change in its estimate of the cost of resolving these investigations.

As a result of the investigation, Titan began to implement significant expanded FCPA and International Traffic in Arms Regulations (ITAR) policies. To lead and oversee those expanded policies, in September 2004, Titan brought in Dave Danjczek as its Vice-President for Compliance and Ethics.

On March 1, 2005, Titan announced that it had entered into a consent to entry of a final judgment with the SEC without admitting or denying the SEC's allegations, and reached a plea agreement with the DoJ, under which Titan pled guilty to three felony FCPA counts related to its

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

overseas operations, including in particular its operations in Benin. These counts consist of violations of the anti-bribery and the books and records provisions of the FCPA and aiding and assisting in the preparation of a false tax return. Matters resolved through the plea agreement with the DoJ involved commercial international business that Titan had discontinued and is in the process of winding down. As a part of the settlement, Titan was given credit for self reporting and cooperating with the government, and for accepting responsibility.

On March 1, 2005, in connection with the FCPA settlement, Titan made total payments of $28.5 million, the same figure Titan reserved for this purpose in 2003 and 2004. The total includes a DoJ-recommended fine of $13 million, and payments to the SEC consisting of disgorgement of $12.6 million and prejudgment interest of $2.9 million. The Hon. Roger T. Benitez, a judge of the Federal District Court in San Diego, imposed upon Titan a fine of $13 million and a three-year term of supervised probation, both of which are consistent with the DoJ's and Titan's agreed-upon recommendations to the Court. In addition, the sentence imposed by the Court incorporated Titan's agreement to implement a best-practices compliance program designed to detect and deter future violations of the FCPA.

Further, as a result of Titan's plea agreement, Titan is currently unable to obtain new export licenses. Titan has been working with the U.S. Department of State to obtain relief from this automatic statutory provision.

The IRS agreement requires Titan to file an amended corporate tax return for 2002 to correct deductions previously taken with respect to matters at issue in the investigations. The amended tax return will not result in additional taxes, but will reduce Titan's net operating loss carry forward benefit by approximately $1.3 million. The tax provision affect of the amended tax return was made in the fourth quarter of 2004. Under the Consent to Entry of Final Judgment with the SEC, Titan agreed, within 30 days, to retain a qualified independent consultant to review Titan's policies and procedures with respect to its compliance with the FCPA, and to adopt the consultant's recommendations.

After the plea was entered, Titan and the Navy executed an administrative settlement agreement that will allow Titan to continue to conduct business under U.S. government contracts and receive U.S. government contracts. The agreement also provides for Navy monitoring of Titan's compliance activities for three years.

On June 26, 2004, Lockheed Martin Corporation terminated the merger agreement pursuant to which Lockheed Martin was to have acquired Titan. The merger agreement was entered into in September 2003 and amended in March 2004 and April 2004 to provide additional time for Titan to resolve the FCPA investigations.

    Other Legal Matters

Titan is involved in legal actions in the normal course of its business, including audits and investigations by various governmental agencies that result from its work as a defense contractor. Titan and its subsidiaries are named as defendants in legal proceedings from time to time and third parties, including the government, may assert claims against Titan from time to time. In addition, Titan has acquired companies from time to time that have legal actions pending against them at the time of acquisition. Based upon current information, including consultation with its lawyers, Titan does not believe that the ultimate liability arising from any of these actions, including those discussed below, will materially affect its consolidated financial position. The March 1, 2005 FCPA settlement payment will materially impact cash flow in the first quarter of 2005. Titan's evaluation of the likely impact of these actions, including those discussed below, could change in the future and Titan could have unfavorable outcomes that it does not expect. Any of these events could have a material adverse effect on Titan's results of operations or cash flows in a future period and could have other adverse effects on Titan's business.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

    Stockholder Class Actions

Since April 2, 2004, two stockholder class action lawsuits have been filed against Titan and certain of its officers, asserting claims under the federal securities laws, which we refer to collectively as the federal securities actions. On September 17, 2004, these class action lawsuits were consolidated as In re Titan Inc. Securities Litigation, No. 04-CV-0701-K(NLS), a consolidated purported class action filed before the U.S. District Court for the Southern District of California. The federal securities action purports to be brought on behalf of all purchasers of Titan common stock during the period from July 24, 2003 through and including March 22, 2004. The complaint seeks an unspecified amount of damages. The complaint alleges, among other things, that the defendants violated Section 10(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and SEC Rule 10b-5 promulgated thereunder, and Section 20(a) of the Exchange Act, by issuing a series of press releases, public statements and filings disclosing significant historical and future revenue growth, but omitting to mention certain allegedly improper payments involving international consultants in connection with Titan's international operations, thereby artificially inflating the trading price of Titan's common stock. On January 14, 2005, Titan and certain individual defendants jointly filed a motion to dismiss. The hearing on the defendants' motion is currently scheduled to be heard on May 9, 2005. Titan intends to defend the claims vigorously.

Since April 7, 2004, two stockholder class action complaints have been filed against certain Titan officers, asserting that these officers breached their fiduciary duties to Titan's stockholders. The complaints, which we refer to as the fiduciary duty actions, were filed in the Superior Court for the State of California in and for San Diego County. The cases include Paul Berger v. Gene W. Ray, et al., No. GIC 828346, and Robert Garfield v. Mark W. Sopp, et. al, No. GIC 828345. The fiduciary duty actions purport to be brought on behalf of all holders of Titan common stock as of April 7, 2004. The fiduciary duty actions allege, among other things, that the defendants breached their fiduciary duties by acquiescing in or condoning Titan's alleged violations of the FCPA by failing to establish adequate procedures to prevent the alleged FCPA violations, and by failing, in bad faith, to voluntarily report the alleged FCPA violations to government officials. The complaints seek compensatory damages in respect of the loss of value sustained by Titan stockholders as a result of the reduction in merger consideration payable to them under the terms of the amendment to the merger agreement with Lockheed Martin delivered on April 7, 2004. The Berger and Garfield matters have been consolidated and are now treated, for all purposes, as the Garfield matter. Additionally, plaintiffs and defendants have agreed that defendants are not required to answer or otherwise respond to the Garfield complaint until the motions to dismiss in the federal securities action have been denied or granted with prejudice. Titan intends to defend the claims vigorously.

Since June 28, 2004, three shareholder derivative lawsuits have been filed against Titan directors and certain Titan officers, naming Titan as a nominal defendant, which we refer to collectively as the derivative actions. The derivative actions include Theodore Weisgerber v. Gene Ray, et al., No. 832018, which was filed in the Superior Court for the State of California, San Diego; Robert Ridgeway v. Gene Ray, et al., No. 542-N, which was filed in Delaware Court of Chancery, New Castle County; and Bernd Bildstein v. Gene Ray, et al., No. 833701, which was filed in the Superior Court for the State of California, San Diego County. The derivative actions purport to be brought for the benefit of the nominal defendant, Titan, and allege that the defendants breached their fiduciary duties by failing to monitor and supervise management in a way that would have either prevented alleged FCPA violations or would have detected the FCPA violations. The Weisgerber complaint was subsequently amended to include allegations that the defendants breached their fiduciary duties by failing to monitor and supervise management in a way that would have prevented the alleged mistreatment of prisoners at the Abu Ghraib prison in Iraq, alleged billing errors relating to work performed by foreign nationals, and the loss of contracts with the government. The plaintiffs seek to recover the costs incurred in the internal and external investigations, penalties or damages paid to settle private

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

litigation or government proceedings, and lost goodwill. The Weisgerber and Bildstein matters have been consolidated and are now treated, for all purposes, as the Weisgerber matter. Titan intends to defend the claims vigorously.

    SureBeam Related Litigation

In August 2002, Titan completed the spin-off of its former subsidiary, SureBeam Corporation. On January 19, 2004, SureBeam voluntarily filed for bankruptcy relief to be liquidated under Chapter 7 of the United States Bankruptcy Court. Various lawsuits have been filed against Titan and/or certain directors and executive officers of Titan in connection with SureBeam.

Since August 2003, Titan, certain corporate officers of SureBeam Corporation, a former subsidiary of Titan, Dr. Gene Ray and Susan Golding, as SureBeam directors, and certain investment banks that served as lead underwriters for SureBeam's March 2001 initial public offering, have been named as defendants in several purported class action lawsuits filed by holders of common stock of SureBeam in the U.S. District Court. On October 6, 2003, these class action lawsuits were consolidated into In re SureBeam Corporation Securities Litigation, No. 03-CV-001721-JM (POR), a single class action for which an amended consolidated class action complaint was filed on March 24, 2004, with the U.S. District Court for the Southern District of California. The complaint seeks an unspecified amount of damages. The SureBeam class action complaint alleges that each of the defendants, including Titan, as a "control person" of SureBeam within the meaning of Section 15 of the Securities Act, should be held liable under Section 11 of the Securities Act because the prospectus for SureBeam's initial public offering was allegedly inaccurate and misleading, contained untrue statements of material facts, and omitted to state other facts necessary to make the statements made not misleading. The SureBeam class action complaint also alleges that the defendants, including Titan, as a control person of SureBeam within the meaning of Section 20(a) of the Exchange Act, should be held liable under Section 10(b) of the Exchange Act for false and misleading statements made during the period from March 16, 2001 to August 27, 2003. On January 3, 2005, the court granted in part and denied in part motions to dismiss the amended consolidated complaint. The court granted plaintiffs 45 days leave to amend their complaint, which amended complaint has been filed. Titan intends to defend the claims vigorously.

On September 17, 2004, the bankruptcy trustee in the SureBeam Corporation bankruptcy pending in the United States Bankruptcy Court for the Southern District of California brought an action in San Diego Superior Court, on behalf of the bankruptcy estate, against certain directors and current and former executive officers of Titan who served at one time as directors or officers of SureBeam. Titan is not named as defendant in this litigation and received a prior release of claims from the bankruptcy trustee. Because the defendants were named by reason of the fact that they were serving as directors or officers of SureBeam at the request of Titan, Titan is covering the costs of defense of these claims, subject to indemnification agreements and bylaw provisions.

    Other Legal Proceedings

Since June 9, 2004, two lawsuits have been filed alleging that Titan and other defendants either participated in, approved of, or condoned the mistreatment of prisoners by United States military officials in certain prison facilities in Iraq in violation of federal, state and international law. The first of these cases, Saleh v. Titan Corporation, No. 04-CV-1143 R, was filed in the United States District Court for the Southern District of California against The Titan Corporation, CACI International, Inc. (CACI), and its affiliates, and three individuals (one formally employed by Titan and one by a Titan subcontractor). Plaintiffs in Saleh seek class certification. The second case, Ibrahim v. Titan Corporation, NO. 04-CV-1248, was filed on July 27, 2004, on behalf of five individual plaintiffs against Titan, CACI and CACI affiliates, and contains allegations similar to those in Saleh. Class certification has not been requested in Ibrahim. Titan intends to defend these lawsuits vigorously.

On August 16, 2002, Perimex International Corporation (Perimex) filed a complaint against Titan, Titan Wireless, Inc. (Titan Wireless) and a former Titan Wireless employee in San Diego Superior

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Court in San Diego, California. The complaint alleged breach of contract, breach of the covenant of good faith and fair dealing, intentional interference with existing contractual relationships and prospective business advantage and violation of the California unfair competition law arising from an alleged failure of Titan Wireless to enter a joint venture with Perimex to develop a telecommunications network in Argentina and other related alleged misconduct. The complaint sought damages of $52.7 million and sought injunctive relief prohibiting Titan and Titan Wireless from transferring any of Titan Wireless's assets. The court denied Perimex's request for a preliminary injunction, sustained Titan's and Titan Wireless's demurrer as to all causes of action in the complaint and granted Perimex leave to amend the complaint. Perimex dismissed its complaint voluntarily without prejudice. On May 22, 2003, however, Perimex filed a new complaint in the United States District Court for the Southern District of California, NO. 03-cv-1037 IEG (WMC), alleging substantially similar causes of action and claiming a similar amount of damages. Perimex twice amended this federal complaint to add additional claims. Titan intends to defend the claims vigorously.

On January 23, 2004, Titan, together with its wholly-owned subsidiary, Titan Wireless, Inc., and Titan Wireless's wholly-owned subsidiary, Titan Africa, Inc., were named as defendants in Gonzales Communications, Inc. v. Titan Wireless, Inc., Titan Africa, Inc., The Titan Corporation, Geolution International Inc., and Mundi development, Inc., a lawsuit filed in the U.S. District Court for the Southern District of California, NO. 04-cv-0147 WQH (WMc). The complaint relates to the purchase by Gonzales Communications of equipment and related services under an equipment purchase agreement entered into with Titan Wireless in June 2001. Gonzales Communications contends that the equipment and services delivered were unsatisfactory. In the complaint, Gonzales Communications seeks direct damages in the amount of $0.9 million plus interest, representing the amount Gonzales Communications alleges to have previously paid under the agreement, and consequential damages of approximately $16.3 million. To date, Titan and its subsidiaries have not received payment in full under the agreement for the equipment and services that were delivered to Gonzales Communications. Titan has filed a counterclaim against Gonzales Communications for in excess of $1.2 million. Titan intends to defend its position vigorously.

In October 2002, Titan received a grand jury subpoena from the Antitrust Division of the DoJ requesting the production of documents relating to information technology services performed for the Air Force at Hanscom Air Force Base in Massachusetts. Titan has been informed that other companies who have performed similar services have received subpoenas as well. Titan is not aware of any illegal or inappropriate conduct and has been cooperating and will continue to cooperate fully with the investigation.

In March 2003, Titan received a subpoena from the Office of Inspector General for the National Aeronautics and Space Administration, or NASA, seeking certain records relating to billing for labor services in connection with its contracts with NASA. Titan also received a subpoena from the Office of Inspector General for the General Services Administration, or GSA, seeking similar records relating to billing for labor categories in connection with contracts with GSA. Titan is not aware of any illegal or inappropriate conduct and has been cooperating and will continue to cooperate fully with the investigation.

Note 12.    Cumulative Convertible Preferred Stock

On March 15, 2004, Titan redeemed all outstanding shares of its cumulative convertible preferred stock. The redemption was a condition to the closing of the then-proposed merger with Lockheed Martin. An aggregate of 625,846 shares were redeemed at $20 per share, plus cumulative dividends in arrears of $0.03 per share, which utilized cash of approximately $12.5 million, and the remaining 60,983 shares of preferred stock were converted by shareholders into 47,580 shares of common stock. The redemption of the preferred stock is recorded as a reduction to stockholders' equity.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Note 13.    Common Stock

At December 31, 2004, approximately 4,100,000 common shares were reserved for future issuance for employee benefit and stock incentive plans.

On September 25, 2002, Titan Systems Corporation, Titan's national security subsidiary, was merged into The Titan Corporation. As a result of this merger, outstanding stock options held by employees of Titan Systems Corporation were exchanged using an exchange ratio of .8371, for approximately 5.4 million stock options in The Titan Corporation. The exchange ratio was determined by Titan using a valuation of Titan Systems Corporation, as determined by a globally recognized valuation firm, and the average Titan Corporation closing stock price for the 20 trading days ending on the day before the merger.

The exchange of Titan options resulted in a non-cash deferred compensation charge of approximately $21.3 million in the third quarter of 2002, which is reflected in selling, general and administrative expense in the accompanying consolidated statements of operations. Approximately $1.5 million, $4.8 million and $2.0 million was amortized in 2004, 2003 and 2002, respectively. Unamortized non-cash deferred compensation of $0.1 million will be amortized in 2005 as the options become fully vested.

On July 26, 2001, Titan sold 8,048,685 shares of its common stock in a public offering, which included an over-allotment of 1,125,000 shares, at a price of $18.00 per share. We received approximate aggregate proceeds from the offering of $137.6 million in July 2001, net of underwriters' commissions. Transaction expenses related to the offering were approximately $1.4 million. In addition, certain Titan stockholders sold 576,315 shares, including 489,972 shares from the exercise of options, from which Titan received proceeds of $3.0 million.

On August 17, 1995, the Board of Directors adopted a Shareholder Rights Agreement and subsequently distributed one preferred stock purchase right (Right) for each outstanding share of Titan common stock. Each Right entitles the registered holder to purchase from Titan one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the Preferred Shares) at a price of $42.00 per one one-hundredth of a Preferred Share, subject to adjustment. The Rights become exercisable if a person or group acquires, in a transaction not approved by Titan's Board of Directors (Board), 15% or more of Titan's common stock or announces a tender offer for 15% or more of the stock.

If a person or group acquires 15% or more of Titan's common stock, each Right (other than Rights held by the acquiring person or group which become void) will entitle the holder to receive upon exercise a number of shares of Titan's common stock having a market value of twice the Right's exercise price. If Titan is acquired in a transaction not approved by the Board, each Right may be exercised for common shares of the acquiring company having a market value of twice the Right's exercise price. Titan may redeem the Rights at $.01 per Right, subject to certain conditions. The Rights expire on August 17, 2005.

Options authorized for grant under the 2002 Employee and Director Stock Option and Incentive Plan (the 2002 Plan) and under the 2000 Employee and Director Stock Option Plan (the 2000 Plan) are 5,500,000 and 4,000,000, respectively. Options authorized for grant under the Stock Option Plans of 1994 and 1997 are 2,000,000 and under The 1996 Directors' Stock Option and Equity Participation Plan (the 1996 Directors' Plan) are 125,000. Grants in 1999 and the beginning of 2000 exceeded the remaining shares available under the stock option plans of 1994 and 1997. The 2000 Plan was approved by Titan's stockholders on May 30, 2000. Under all plans, the options outstanding have been granted at prices that are equal to the market price of Titan's stock on the date of grant. Under the intrinsic value method prescribed by APB 25, no compensation cost is recorded. However, the grants in 1999 that exceeded the shares available at that time were placed under the 2000 Plan after its approval by the stockholders. Under the provisions of Financial Accounting Standards Board

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" (an Interpretation of APB 25), the plan approval date becomes the grant date for purposes of comparison of market value to exercise price. This resulted in deferred compensation related to these options of $15.6 million in 2000 based on the difference in market value at May 30, 2000, and the grant price. This deferred compensation has been fully amortized to expense over the four-year vesting period of these options, including $2.4 million in 2003, $3.9 million in 2002 and $3.9 million in 2001, respectively.

Under the 2002 and 2000 Employee and Director plans, and previous employee plans, an option's maximum term is ten years. Under these plans, vested options expire 90 days after a grantee's termination of employment or other relationship. Under the 1996 Directors' Plan, options expire 90 days after the option holder ceases to be a director. Under the applicable plans, directors may elect to receive stock in lieu of fees, such stock to have a fair market value equal to the fees. Employee options may be granted throughout the year; directors' options are granted annually. Under the 2000 Plan, vesting for directors and first-time option grantees is over four years, with 25% exercisable at the completion of one year, and monthly vesting thereafter. For option grants prior to the 2000 Plan, vesting is monthly over 4 years. Options in the Stock Option Plans of 1994 and 1997 and the 1996 Directors' Plan vest in 25% increments beginning one year after the grant date. Stock options assumed by Titan as a result of the mergers in prior years generally retain the terms under which they were granted. Stock options assumed by The Titan Corporation as a result of the merger with Titan Systems Corporation discussed above retain the terms of the Titan Systems plans.

Titan elected to follow APB No. 25 and related interpretations in accounting for its stock options. See Note 3 for a calculation of Titan's pro forma net income and earnings per share under the fair value method pursuant to SFAS No. 123.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions: zero dividend yield and an expected life of 5 years in all years; expected volatility of 78% in 2004, 73% in 2003, and 73% in 2002; and a risk free interest rate of 3.38% in 2004, 3.82% in 2003, and 3.82% in 2002.

A summary of the status of Titan's fixed stock option plans as of December 31, 2004, 2003 and 2002, and changes during the years ending on those dates is presented below:

	2004		2003		2002
	Shares (000)	Weighted- Average Exercise Price	Shares (000)	Weighted- Average Exercise Price	Shares (000)	Weighted- Average Exercise Price
Outstanding at beginning of year	9,648	$9.04	11,006	$8.56	5,128	$14.45
Granted	2,519	13.48	2,108	8.14	952	13.32
Adjustment for TSC merger	—	—	—	—	5,248	4.55
Adjustment for SureBeam spin-off	—	—	—	—	1,789	—
Exchanged in acquisitions	—	—	—	—	14	12.79
Exercised	(2,214)	6.61	(2,758)	5.57	(1,209)	6.92
Canceled	(796)	11.67	(708)	12.04	(916)	9.07
Outstanding at end of year	9,157	10.61	9,648	9.04	11,006	8.56
Options exercisable at year-end	5,473		6,190		6,957
Weighted-average fair value of options granted during the year	$8.74		$5.08		$8.49

The following table summarizes information about fixed stock options outstanding at December 31, 2004:

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at 12/31/04	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number Exercisable at 12/31/04	Weighted-Average Exercise Price
$1.04-$6.86	1,875,817	4.07	$3.29	1,857,001	$3.25
6.88- 10.90	2,531,164	7.46	8.57	1,411,100	8.60
10.94- 13.44	2,777,607	9.15	13.16	496,278	12.59
13.58- 17.29	1,773,193	6.09	15.41	1,510,278	15.55
19.43- 29.74	198,849	5.17	27.29	197,949	27.32
1.04- 29.74	9,156,630	6.96	10.61	5,472,606	9.75

As a result of the SureBeam spin-off, all Titan outstanding stock options under each of Titan's stock option plans were adjusted such that the number of options was increased by a factor of 1.345 and the exercise price was decreased by dividing by 1.345. This adjustment maintained the same aggregate intrinsic value of the stock options that existed prior to the spin-off compared to the aggregate intrinsic value of the stock options immediately after the transaction and ensured that the ratio of the exercise price per share to the market value per share was not reduced. The adjustment was determined in accordance with the FASB's Financial Interpretation No. 44 (FIN 44), "Accounting for Certain Transactions Involving Stock Compensation," and resulted in no compensation charge.

Under the 2002 Employee Stock Purchase Plan, Titan is authorized to issue up to 2,500,000 shares of common stock to its full-time employees. This plan replaced Titan's 2000 Employee Stock Purchase Plan and Titan's 1995 Employee Stock Purchase Plan, which were authorized to issue 1,500,000 and 500,000 shares respectively. All employees of Titan are eligible to participate in the plan. Under the terms of the plan, employees may elect to have between 1 and 15 percent of their regular earnings, as defined in the plan, withheld to purchase Titan's common stock. The purchase price of the stock is 85 percent of the lower of its market price at the beginning or at the end of each offering period. An offering period is six months, beginning January 1 and July 1 of each year. Approximately 17%, 14%, and 21% of eligible employees participated in the Plan and purchased approximately 305,000, 784,000, and 655,100 shares of Titan's common stock in 2004, 2003, and 2002, respectively. During 2003 and 2002, grants of approximately 243,400 and 202,800 shares of Titan stock under the 2002 Employee and Director Stock Option and Incentive Plan were utilized to fulfill Titan's funding requirement under the 2000 Employee Stock Purchase Plan. The weighted-average fair value of the purchase rights granted in 2004, 2003, and 2002 was $3.32, $2.37, and $3.73, respectively, which represents the approximate intrinsic value to the participants related to the benefits of participation in the plan as determined in accordance with SFAS 123.

Note 14.    Related Party Transactions

Agreements With Executive Officers

Employment Agreements.    On April 2, 2003, Titan entered into an Employment Agreement with Dr. Ray in connection with his duties as Chairman, Chief Executive Officer and President of Titan. Among other things, the terms of the agreement provide for continued employment of Dr. Ray by Titan for a term of three years, and eligibility to receive annual incentive awards and to participate in long-term incentive, employee benefit and retirement programs. In the event that Dr. Ray is terminated without cause, or retires at the end of the term of the agreement, he will be entitled to a lump sum equal to three times the sum of his current base salary and target bonus, vesting of all outstanding stock options and participation for Dr. Ray and his dependents in Titan's extended health benefits program for retired senior executives.

Also, on April 2, 2003, Titan entered into Employment Agreements with Messrs. Costanza and Sopp in connection with their duties as Senior Vice President, General Counsel and Secretary and

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Senior Vice President, Chief Financial Officer and Treasurer, respectively. Among other things, the terms of their agreements provide for continued employment by Titan for a term of two years, eligibility to receive annual incentive awards and to participate in long-term incentive, employee benefit and retirement programs. In the event of termination without cause, Messrs. Costanza and Sopp will each be entitled to a lump sum equal to two times the sum of their respective current base salaries and target bonuses, vesting of all outstanding stock options and continued medical and dental benefits coverage for a period of two years. Messrs. Ray, Costanza and Sopp have agreed to non-competition and non-solicitation covenants in connection with their respective employment agreements.

In March of 2005, Titan entered into agreements to renew the term of the Employment Agreements, previously entered into with Messrs. Costanza and Sopp. These agreements renew the terms of the original agreements, on the same terms, for an additional two years.

In no event, however, shall the Executive be entitled to duplication as to any item of compensation or benefit or as to any other entitlement that is provided under both the Employment Agreement and the Change of Control Agreement described below. In the case of any such duplication, the Executive shall be entitled to the provision of the Employment Agreement or the Change of Control Agreement described below that is most favorable to the Executive.

Change in Control Agreements.    In March 2000, Titan entered into executive agreements with Titan's Chairman of the Board, President and Chief Executive Officer (hereinafter referred to as the CEO) and Titan's General Counsel, which provide special benefits after a change in control. The parties subsequently amended these agreements on September 14, 2003 to clarify certain terms and conditions as they related to the change in control that would result from the then proposed merger with Lockheed Martin. Effective as of August 20, 2003, Titan also entered into an executive agreement with Titan's Chief Financial Officer, which mirrors the executive agreement, as amended, for Titan's General Counsel. Pursuant to these agreements, as amended, if (1) there is a change in control of Titan and (2) the executive is terminated by Titan other than for "Cause" (as defined in the agreements) or such executive terminates his employment for "Good Reason" (as defined in the agreements) within three years following a change in control or if the executive is terminated prior to a change in control and the executive reasonably believes that his termination arose in connection with or anticipation of a change in control, the terminated executive will be entitled to a lump sum payment amount equal to three times the sum of his base salary and his "Highest Annual Bonus" (as defined in the agreements). Each executive will have a right under these agreements to resign for "Good Reason" if at the effective time of a change of control Titan will cease to be a publicly traded company. Also, the executive will receive a prorated bonus for the year of termination and continuation of the executive's and his family's welfare benefits (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) for three years after the later of the executive's date of termination or, as applicable, the expiration of the executive's continuation coverage period under the Consolidated Omnibus Budget Reconciliation Act, referred to as COBRA. In addition, all options that have been previously granted to the executive to acquire shares of Titan or any affiliate of Titan that have not previously been forfeited or exercised will vest and become exercisable in full and will remain exercisable for the remainder of their original terms. Titan will be obligated under these agreements to reimburse the CEO, Titan's General Counsel and Titan's Chief Financial Officer for all legal fees and all expenses which they incur in asserting or in defending their rights under these agreements.

In June 2004, Titan's Board adopted resolutions that provide for executive agreements with Dr. Delaney and each of Messrs. Branch, Brennan, Frederickson, Gorda, Osterloh, Pontius, Rose and Sullivan, which shall provide for substantially the same rights of such individuals upon a change of control as Messrs. Costanza and Sopp are entitled under their current agreements of similar purpose. The principal difference between the rights under these executive agreements and those of

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Messrs. Costanza and Sopp is that "Good Reason" to terminate employment with Titan does not include Titan ceasing to be a publicly traded company as it does for Messrs. Costanza and Sopp. Mr. Gorda may, in his sole discretion, retain his existing rights pursuant to an executive severance agreement between Mr. Gorda and the Company entered into in November 1995 or he may elect to receive the new benefits.

Investor Relations Consulting Agreements

In September 2004, Titan entered into an agreement with the Berlin Group, an investor relations firm. A principal in the firm is a family member of one of its senior executives. Management believes the terms of the agreement reflect the market value of the services received.

Certain Relationships And Related Transactions

In conjunction with Titan's exit of its international telecommunications business, Titan entered into an agreement with Geolutions, Inc. (Geolutions) to assume and perform all of Titan Wireless's outstanding warranty obligations. Geolutions was a newly formed company, founded by a former executive of Titan Wireless and former officer of Titan. Titan entered into a fixed price contract of $1.9 million, plus incidental expenses of up to $0.6 million and other third party costs of an aggregate maximum of $1.4 million, which was subsequently reduced by $0.5 million. These fees were payable through September 2004, the period over which Titan's warranty obligations exist on its existing customer contracts. In March 2004, Titan settled its remaining contractual liability to Geolutions and no longer has outstanding warranty obligations concerning Titan Wireless.

In March 2002, Titan's Board of Directors adopted a stock option relinquishment program, the primary purpose of which was to align the interests of its directors and senior executives more closely with its stockholders' interests by allowing directors and senior executives to participate in the appreciation in Titan equity value:

•	without requiring Titan's Directors and executive officers to trade shares of its common stock obtained through the exercise of options on the open market; and

•	without the dilutive and potentially stock-price depressive effects associated with the exercise and subsequent sale of stock option shares.

The program also was intended to assist the participants with their individual financial planning. Under the program, a participant was allowed to relinquish eligible, in-the-money stock options in exchange for a loan, the principal amount of which was 150% of the difference between the aggregate exercise price of the options and the product of (i) the number of shares issuable upon exercise of the options and (ii) a 20 day trailing average of the daily high and low sales price of Titan's common stock prior to relinquishment. The loans bear interest at a rate equal to the applicable federal rate as published by the Internal Revenue Service for the month in which the loan was made. The loans were made contingent upon the participant's utilizing a portion of the loan proceeds to purchase a life insurance policy with a death benefit sufficient to repay the loan and accrued interest thereon upon maturity.

Under the program the following transactions occurred (in whole shares and dollars):

•	Dr. Ray, Chairman of the Board and Chief Executive Officer: 222,380 options relinquished on June 18, 2002, $3,985,725 principal amount of loan, 5.48% interest per annum;

•	Mr. Fink, Director: 15,000 options relinquished on June 27, 2002, $336,337.50 principal amount of loan, 5.48% interest per annum; and

•	Mr. Alexander, Director: 19,972 options relinquished effective June 19, 2002, $499,999 principal amount of loan, 5.48% interest per annum.

The amount of the stock options relinquished under the program do not reflect any adjustment as a result of the spin-off of Titan's subsidiary SureBeam Corporation on August 5, 2002, since the

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

relinquishment occurred before the date for said adjustment. Titan has recorded interest income of $0.5 million to date related to the accrued interest on the outstanding loans due from the directors noted above.

As of the effective date of the Sarbanes-Oxley Act in July 2002, which precludes such loans to company officers and directors, the Stock Option and Relinquishment Plan was no longer available to Titan Directors and executive officers.

An officer of one of Titan's operating units has a financial interest in a facility rented by the unit. Total rent paid by the unit in 2003 related to this facility was $0.2 million and this facility was sold by the officer to an unrelated party in the first quarter of 2004.

Note 15.    Benefit Plans

Titan has various defined contribution benefit plans covering certain employees. Titan's contributions to these plans were $17.6 million, $19.5 million, and $14.6 million, in 2004, 2003, and 2002, respectively. No discretionary contributions were made in 2004, 2003, or 2002.

Titan has a non-qualified executive deferred compensation plan for certain officers and key employees. Titan's expense for this plan, including interest, was $0.9 million, $1.9 million, and $0.9 million, in 2004, 2003, and 2002, respectively. Interest expense for the years ended December 31, 2004, 2003, and 2002 includes $0.5 million, $0.3 million, and $0.6 million, respectively, related to the plan. This obligation has been fully funded and is carried in a Rabbi trust. Included in other non-current liabilities is $21.7 million and $15.6 million related to this plan at December 31, 2004 and 2003, respectively. Included in other current liabilities is $1.7 million related to this plan at December 31, 2004. Cash surrender value of the life insurance related to this plan was $23.1 million and $15.8 million included in Other Assets in the consolidated balance sheet at December 31, 2004 and 2003, respectively. Titan also has performance bonus plans for certain of its employees. Related expense amounted to approximately $21.7 million, $21.9 million, and $14.5 million in 2004, 2003, and 2002, respectively.

Titan has previously provided for post-retirement benefits for employees of certain operations discontinued in prior years. Titan also implemented a post-retirement medical benefit plan for senior executives in 2000. All values related to this plan are immaterial. Titan has no other post-retirement benefit or pension obligations for any of its continuing operations or for its recently discontinued businesses.

Note 16.    Guarantor Condensed Consolidating Financial Statements

On May 15, 2003, Titan sold $200 million aggregate principal amount of 8% senior subordinated notes in a private placement. Titan used the net proceeds from its issuance of the 8% senior subordinated notes, plus borrowings of $50 million we made under its revolving credit facility and additional cash on hand, to redeem all of its then-outstanding 534% HIGH TIDES convertible preferred securities, effective June 4, 2003.

Following are consolidating condensed financial statements to quantify the financial position as of December 31, 2004, and 2003, and the operations and cash flows for the years ended December 31, 2004, 2003, and 2002, for the Guarantor Subisdiaries listed below and the Non-Guarantor Subsidiaries listed below. The following consolidating condensed balance sheets, consolidating condensed statements of operations and consolidating condensed statements of cash flows present financial information for:

Parent: The Titan Corporation on a stand-alone basis.

Guarantor Subsidiaries: All directly and indirectly owned domestic subsidiaries of Parent other than Cayenta Inc. on a stand-alone basis.

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Non-guarantor Subsidiaries: Cayenta Inc. and all direct and indirect subsidiaries of Parent that are not organized under the laws of the United States, any state of the United States or the District of Columbia and that conduct substantially all business operations outside the United States.

Reclassifications and Eliminations: Entries that eliminate the investment in subsidiaries and intercompany balances and transactions.

The Titan Corporation and Subsidiaries: The financial information for The Titan Corporation on a condensed consolidated basis.

The classification of operating entities within each of the columns is based on the legal status of the entity as of December 31, 2004. Accordingly, certain legal entities that existed in prior years that had been merged into Titan as of December 31, 2004 have been reclassified in the prior year condensed financial statements to conform with the current year presentation.

The Titan Corporation
Condensed Consolidating Parent Company, Guarantor and Non-guarantor
Statement of Operations
For the Year Ended December 31, 2004
(In thousands)

	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Reclassifications and Eliminations	The Titan Corporation and Subsidiaries
Revenues	$1,960,374	$72,244	$21,273	$(7,366)	$2,046,525
Cost and expenses:
Cost of revenues	1,644,098	62,410	30,244	(6,789)	1,729,963
Selling, general and administrative	142,223	5,160	7,699	—	155,082
Research and development	13,464	1,642	—	—	15,106
Merger, investigation and settlement	59,932	—	—	—	59,932
Asset impairments	5,500	—	9,995	—	15,495
Total costs and expenses	1,865,217	69,212	47,938	(6,789)	1,975,578
Operating profit (loss)	95,157	3,032	(26,665)	(577)	70,947
Interest expense	(37,684)	—	—	—	(37,684)
Interest income	745	—	13	—	758
Loss on investments	(3,867)	—	—	—	(3,867)
Net gain on sale of asset	863	(300)	—	—	563
Income (loss) from continuing operations before income taxes	55,214	2,732	(26,652)	(577)	30,717
Income tax provision (benefit)	26,017	1,011	(9,861)	(214)	16,953
Income (loss) from continuing operations	29,197	1,721	(16,791)	(363)	13,764
Loss from discontinued operations, net of taxes	(31,217)	(20,052)	(892)	—	(52,161)
Earnings (loss) before equity in losses of subsidiaries	(2,020)	(18,331)	(17,683)	(363)	(38,397)
Equity in losses of subsidiaries	(36,013)	—	—	36,013	—
Net earnings (loss)	$(38,033)	$(18,331)	$(17,683)	$35,650	$(38,397)

The Titan Corporation
Condensed Consolidating Parent Company, Guarantor and Non-guarantor
Statement of Operations
For the Year Ended December 31, 2003
(In thousands)

	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Reclassifications and Eliminations	The Titan Corporation and Subsidiaries
Revenues	$1,667,509	$60,065	$31,376	$(2,744)	$1,756,206
Cost and expenses:
Cost of revenues	1,389,111	50,769	27,365	(2,536)	1,464,709
Selling, general and administrative	140,215	7,836	5,558	—	153,609
Research and development	8,368	2,054	—	—	10,422
Impairment charge related to SureBeam	15,757	—	—	—	15,757
Merger related costs	5,247	—	—	—	5,247
Total costs and expenses	1,558,698	60,659	32,923	(2,536)	1,649,744
Operating profit (loss)	108,811	(594)	(1,547)	(208)	106,462
Interest expense	(34,463)	—	(26)	—	(34,489)
Interest income	2,315	4	7	—	2,326
Debt extinguishment costs	(12,423)	—	—	—	(12,423)
Loss on investments	(6,154)	—	—	—	(6,154)
Income (loss) from continuing operations before income taxes	58,086	(590)	(1,566)	(208)	55,722
Income tax provision (benefit)	24,781	(251)	(633)	(84)	23,813
Income (loss) from continuing operations	33,305	(339)	(933)	(124)	31,909
Loss from discontinued operations, net of taxes	(1,578)	(419)	(815)	—	(2,812)
Earnings (loss) before equity in losses of subsidiaries	31,727	(758)	(1,748)	(124)	29,097
Equity in losses of subsidiaries	(2,506)	—	—	2,506	—
Net earnings (loss)	$29,221	$(758)	$(1,748)	$2,382	$29,097

The Titan Corporation
Condensed Consolidating Parent Company, Guarantor and Non-guarantor
Statement of Operations
For the Year Ended December 31, 2002
(In thousands)

	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Reclassifications and Eliminations	The Titan Corporation and Subsidiaries
Revenues	$1,327,284	$17,169	$30,306	$(5,030)	$1,369,729
Cost and expenses:
Cost of revenues	1,084,257	14,964	18,586	(4,534)	1,113,273
Selling, general and administrative	159,733	4,960	7,464	—	172,157
Research and development	7,378	378	—	—	7,756
Exit and restructuring charges and other	41,642	—	11,675	—	53,317
Total costs and expenses	1,293,010	20,302	37,725	(4,534)	1,346,503
Operating profit (loss)	34,274	(3,133)	(7,419)	(496)	23,226
Interest expense	(32,551)	—	(2)	—	(32,553)
Interest income	1,708	—	—	—	1,708
Debt extinguishment costs	(9,435)	—	—	—	(9,435)
Loss from continuing operations before income taxes and cumulative effect of change in accounting principle	(6,004)	(3,133)	(7,421)	(496)	(17,054)
Income tax benefit	(503)	(262)	(4,783)	(55)	(5,603)
Loss from continuing operations before cumulative effect of change in accounting principle	(5,501)	(2,871)	(2,638)	(441)	(11,451)
Loss from discontinued operations, net of taxes	(18,711)	(157,240)	(43,948)	—	(219,899)
Loss before cumulative effect of change in accounting principle	(24,212)	(160,111)	(46,586)	(441)	(231,350)
Cumulative effect of change in accounting principle, net of tax benefit	(9,414)	—	(30,697)	—	(40,111)
Loss before equity in losses of subsidiaries	(33,626)	(160,111)	(77,283)	(441)	(271,461)
Equity in losses of subsidiaries	(237,394)	(35,972)	—	273,366	—
Net earnings (loss)	$(271,020)	$(196,083)	$(77,283)	$272,925	$(271,461)

The Titan Corporation
Condensed Consolidating Parent Company, Guarantor and Non-guarantor
Balance Sheet
As of December 31, 2004
(In thousands)

	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Reclassifications and Eliminations	The Titan Corporation and Subsidiaries
Assets
Current Assets:
Cash and cash equivalents	$17,364	$(611)	$(81)	$—	$16,672
Accounts receivable—net	484,664	15,973	14,749	—	515,386
Inventories	21,336	—	—	—	21,336
Prepaid expenses and other	28,885	501	230	(577)	29,039
Deferred income taxes	95,390	—	—	—	95,390
Current assets of discontinued operations	—	1,665	—	—	1,665
Total current assets	647,639	17,528	14,898	(577)	679,488
Property and equipment, net	56,243	427	872	—	57,542
Goodwill	456,033	8,377	59	—	464,469
Other assets—net	61,325	21	72	—	61,418
Deferred income taxes	68,380	—	—	—	68,380
Non-current assets of discontinued operations	—	26,469	—	—	26,469
Intercompany investments and advances—net	319,519	(171,744)	(147,775)	—	—
Total assets	$1,609,139	$(118,922)	$(131,874)	$(577)	$1,357,766
Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of amounts outstanding under line of credit	$3,500	$—	$—	$—	$3,500
Accounts payable	107,991	7,296	745	—	116,032
Current portion of long-term debt	500	—	—	—	500
Accrued compensation and benefits	93,412	2,213	2,743	—	98,368
Other accrued liabilities	109,536	3,339	2,293	—	115,168
Current liabilities of discontinued operations	5,095	14,123	1,777	—	20,995
Total current liabilities	320,034	26,971	7,558	—	354,563
Long-term portion of amounts outstanding under line of credit	352,750	—	—	—	352,750
Senior subordinated debt	200,000	—	—	—	200,000
Other long-term debt	491	—	—	—	491
Other non-current liabilities	66,632	—	1,932	—	68,564
Non-current liabilities of discontinued operations	9,931	23,387	—	—	33,318
Stockholders' equity (deficit)	659,301	(169,280)	(141,364)	(577)	348,080
Total liabilities and equity	$1,609,139	$(118,922)	$(131,874)	$(577)	$1,357,766

The Titan Corporation
Condensed Consolidating Parent Company, Guarantor and Non-guarantor
Balance Sheet
As of December 31, 2003
(In thousands)

	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Reclassifications and Eliminations	The Titan Corporation and Subsidiaries
Assets
Current Assets:
Cash and cash equivalents	$25,950	$(941)	$1,965	$—	$26,974
Accounts receivable—net	339,580	14,324	27,361	—	381,265
Inventories	12,676	1,918	6,836	—	21,430
Prepaid expenses and other	23,076	538	296	(208)	23,702
Deferred income taxes	91,272	—	—	—	91,272
Current assets of discontinued operations	13,747	15,545	8,185	—	37,477
Total current assets	506,301	31,384	44,643	(208)	582,120
Property and equipment, net	37,541	3,028	11,939	—	52,508
Goodwill	455,016	7,834	59	—	462,909
Other assets—net	57,825	8,295	5	—	66,125
Deferred Income tax	62,781	—	—	—	62,781
Non-current assets of discontinued operations	19,153	45,039	—	—	64,192
Intercompany investments and advances—net	348,309	(182,666)	(165,643)	—	—
Total assets	$1,486,926	$(87,086)	$(108,997)	$(208)	$1,290,635
Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of amounts outstanding under line of credit	$3,500	$—	$—	$—	$3,500
Accounts payable	76,685	10,499	2,902	—	90,086
Current portion of long-term debt	863	—	—	—	863
Accrued compensation and benefits	77,271	2,752	1,309	—	81,332
Other accrued liabilities	87,695	3,667	1,767	—	93,129
Current liabilities of discontinued operations	3,810	14,148	4,723	—	22,681
Total current liabilities	249,824	31,066	10,701	—	291,591
Long-term portion of amounts outstanding under line of credit	341,250	—	—	—	341,250
Senior subordinated debt	200,000	—	—	—	200,000
Other long-term debt	988	—	—	—	988
Other non-current liabilities	47,152	—	3,200	—	50,352
Non-current liabilities of discontinued operations	1,249	32,798	998	—	35,045
Stockholders' equity (deficit)	646,463	(150,950)	(123,896)	(208)	371,409
Total liabilities and equity	$1,486,926	$(87,086)	$(108,997)	$(208)	$1,290,635

The Titan Corporation
Condensed Consolidating Parent Company, Guarantor and Non-guarantor
Statement of Cash Flows
For the Year Ended December 31, 2004
(In thousands)

	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Reclassifications and Eliminations	The Titan Corporation and Subsidiaries
Cash Flows from Operating Activities:
Income (loss) from continuing operations	$29,197	$1,722	$(16,791)	$(364)	$13,764
Adjustments to reconcile income (loss) from continuing operations to cash provided by (used for) continuing operations, net of effects of businesses acquired	(23,422)	(3,892)	18,441	364	(8,509)
Net cash provided by (used for) continuing operations	5,775	(2,170)	1,650	—	5,255
Income (loss) from discontinued operations	(31,217)	(20,052)	(892)	—	(52,161)
Adjustments to reconcile income (loss) from discontinued operations to cash used for discontinued operations	20,123	11,350	14,692	—	46,165
Net cash provided by (used for) discontinued operations	(11,094)	(8,702)	13,800	—	(5,996)
Net cash provided by (used for) operating activities	(5,319)	(10,872)	15,450	—	(741)
Cash Flows from Investing Activities:
Capital expenditures	(10,869)	(11,509)	(213)	—	(22,591)
Proceeds from sale of investments and net assets	2,494	386	—	—	2,880
Earnout payments on prior year acquisitions	(3,460)	—	—	—	(3,460)
Other investments	(1,243)	—	—	—	(1,243)
Proceeds (payments) on intercompany investments and advances	(4,631)	22,499	(17,868)	—	—
Other	2,315	—	370	—	2,685
Net cash provided by (used for) investing activities	(15,394)	11,376	(17,711)	—	(21,729)
Cash Flows from Financing Activities:
Extinguishment of HIGH TIDES and other debt reductions	(860)	—	—	—	(860)
Issuance of senior subordinated notes and other debt additions	11,500	—	—	—	11,500
Preferred stock redemption	(12,518)	—	—	—	(12,518)
Deferred debt issuance costs	(500)	—	—	—	(500)
Proceeds from stock issuances	14,619	—	—	—	14,619
Dividends paid	(190)	—	—	—	(190)
Other	76	(174)	—	—	(98)
Net cash used for financing activities	12,127	(174)	—	—	11,953
Effect of exchange rate changes on cash	—	—	215	—	215
Net increase (decrease) in cash and cash equivalents	(8,586)	330	(2,046)	—	(10,302)
Cash and cash equivalents at beginning of year	25,950	(941)	1,965	—	26,974
Cash and cash equivalents at end of year	$17,364	$(611)	$(81)	$—	$16,672

The Titan Corporation
Condensed Consolidating Parent Company, Guarantor and Non-guarantor
Statement of Cash Flows
For the Year Ended December 31, 2003
(In thousands)

	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Reclassifications and Eliminations	The Titan Corporation and Subsidiaries
Cash Flows from Operating Activities:
Income (loss) from continuing operations	$33,305	$(339)	$(933)	$(124)	$31,909
Adjustments to reconcile income (loss) from continuing operations to cash provided by (used for) continuing operations, net of effects of businesses acquired	76,690	(16,614)	(10,741)	124	49,459
Net cash provided by (used for) continuing operations	109,995	(16,953)	(11,674)	—	81,368
Income (loss) from discontinued operations	(1,578)	(419)	(815)	—	(2,812)
Adjustments to reconcile income (loss) from discontinued operations to cash used for discontinued operations	(3,425)	5,985	(6,614)	—	(4,054)
Net cash provided by (used for) discontinued operations	(5,003)	5,566	(7,429)	—	(6,866)
Net cash provided by (used for) operating activities	104,992	(11,387)	(19,103)	—	74,502
Cash Flows from Investing Activities:
Capital expenditures	(10,795)	(2,940)	(64)	—	(13,799)
Acquisition of businesses, net of cash acquired	(13,872)	(217)	—	—	(14,089)
Other investments	(1,595)	(20)	—	—	(1,615)
Proceeds (payments) on intercompany investments and advances	(34,283)	12,980	21,303	—	—
Other	570	(144)	31	—	457
Net cash provided by (used for) investing activities	(59,975)	9,659	21,270	—	(29,046)
Cash Flows from Financing Activities:
Extinguishment of HIGH TIDES and other debt reductions	(254,541)	—	—	—	(254,541)
Issuance of senior subordinated notes and other debt additions	200,000	—	—	—	200,000
Deferred debt issuance costs	(8,924)	—	—	—	(8,924)
Debt extinguishment costs	(4,352)	—	—	—	(4,352)
Proceeds from stock issuances	15,491	—	—	—	15,491
Dividends paid	(688)	—	—	—	(688)
Decrease in restricted cash	394	—	—	—	394
Other	163	(6)	(59)	—	98
Net cash used for financing activities	(52,457)	(6)	(59)	—	(52,522)
Effect of exchange rate changes on cash	—	—	(83)	—	(83)
Net increase (decrease) in cash and cash equivalents	(7,440)	(1,734)	2,025	—	(7,149)
Cash and cash equivalents at beginning of year	33,390	793	(60)	—	34,123
Cash and cash equivalents at end of year	$25,950	$(941)	$1,965	$—	$26,974

The Titan Corporation
Condensed Consolidating Parent Company, Guarantor and Non-guarantor
Statement of Cash Flows
For the Year Ended December 31, 2002
(In thousands)

	Parent	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Reclassifications and Eliminations	The Titan Corporation and Subsidiaries
Cash Flows from Operating Activities:
Loss from continuing operations	$(6,023)	$(2,349)	$(2,638)	$(441)	$(11,451)
Adjustments to reconcile loss from continuing operations to cash provided by (used for) continuing operations, net of effects of businesses acquired	144,520	29,648	(3,285)	441	171,324
Net cash provided by (used for) continuing operations	138,497	27,299	(5,923)	—	159,873
Loss from discontinued operations	(18,711)	(157,240)	(43,948)	—	(219,899)
Adjustments to reconcile loss from discontinued operations to cash used for discontinued operations	(84,063)	124,863	37,557	—	78,357
Net cash used for discontinued operations	(102,774)	(32,377)	(6,391)	—	(141,542)
Net cash provided by (used for) operating activities	35,723	(5,078)	(12,314)	—	18,331
Cash Flows from Investing Activities:
Capital expenditures	(13,454)	(1,663)	(8,188)	—	(23,305)
Acquisition of businesses, net of cash acquired	27,237	172	—	—	27,409
Capitalized software development costs	—	(1,287)	(245)	—	(1,532)
Proceeds from sales of investments	6,917	—	—	—	6,917
Advances to SureBeam on line of credit	(25,000)	—	—	—	(25,000)
Other investments	(6,789)	—	—	—	(6,789)
Proceeds (payments) on intercompany investments and advances	(27,319)	9,328	17,991	—	—
Other	4,301	(46)	3,333	—	7,588
Net cash provided by (used for) investing activities	(34,107)	6,504	12,891	—	(14,712)
Cash Flows from Financing Activities:
Additions to debt	18,250	—	—	—	18,250
Retirements of debt	(4,177)	(470)	—	—	(4,647)
Deferred debt issuance costs	(8,908)	—	—	—	(8,908)
Proceeds from stock issuances	8,566	—	—	—	8,566
Issuance of stock in subsidiaries	15	4	—	—	19
Dividends paid	(689)	—	—	—	(689)
Increase in restricted cash	(394)	—	—	—	(394)
Other	139	—	(193)	—	(54)
Net cash provided by (used for) financing activities	12,802	(466)	(193)	—	12,143
Effect of exchange rate changes on cash	—	(220)	(40)	—	(260)
Net increase in cash and cash equivalents	14,418	740	344	—	15,502
Cash and cash equivalents at beginning of year	18,972	53	(404)	—	18,621
Cash and cash equivalents at end of year	$33,390	$793	$(60)	$—	$34,123

THE TITAN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data, or as otherwise noted)

Note 17.    Unaudited Quarterly Financial Data

2004	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
Revenues	$454,022	$514,932	$525,997	$551,574	$2,046,525
Gross profit	71,750	76,850	80,893	87,069	316,562
Income (loss) from continuing operations	3,629	(24,892)	16,644	18,383	13,764
Net income (loss)	3,057	(66,552)	15,805	9,293	(38,397)
Basic earnings per share:
Income (loss) from continuing operations	$0.04	$(0.30)	$0.20	$0.22	$0.16
Net income (loss)	0.03	(0.79)	0.19	0.11	(0.46)
Diluted earnings per share:
Income (loss) from continuing operations	0.04	(0.30)	0.19	0.21	0.16
Net income (loss)	0.03	(0.79)	0.18	0.11	(0.44)

2003	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total Year
Revenues	$374,228	$433,934	$468,397	$479,646	$1,756,206
Gross profit	62,313	71,857	74,774	82,554	291,498
Income from continuing operations	8,563	6,667	15,572	1,107	31,909
Net income	7,000	5,865	15,177	1,055	29,097
Basic earnings per share:
Income from continuing operations	$0.11	$0.08	$0.19	$0.01	$0.39
Net income	0.09	0.07	0.19	0.01	0.36
Diluted earnings per share:
Income from continuing operations	0.10	0.08	0.18	0.01	0.37
Net income	0.09	0.07	0.18	0.01	0.34

The above financial information for each quarter reflects all normal and recurring adjustments. The above income from continuing operations for the second quarter of 2004 reflects the reclassification of $7.2 million of pre-tax charges to discontinued operations. Such costs, which were associated with obligations related to SureBeam, and discontinued in prior years, were previously reported as asset impairment charges in continuing operations in the second quarter of 2004. The above net income figure in the fourth quarter includes an additional $7.2 million pre-tax charge associated with the obligations related to SureBeam.

The 2004 net income includes pre-tax merger, investigation and pre-tax settlement costs of $59.9 million, asset impairment charges of $15.5 million, legal and other professional fees of $2.9 million related to the SureBeam bankruptcy settlement and the defense of the SureBeam-related class action litigation and a loss on investments of $3.9 million. The 2003 net income includes an estimated impairment charge of $15.8 million related to Titan's former subsidiary, SureBeam Corporation, debt extinguishment costs of $12.4 million and a loss on investments of $6.2 million.

OFFER TO EXCHANGE ALL OUTSTANDING 6 3/8% SENIOR SUBORDINATED NOTES DUE 2015 FOR 6 3/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2015, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

PROSPECTUS

UNTIL                   , 2005 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                  , 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

a.    permissive indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

b.    permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

c.    mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by a. and b. above; and

d.    that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise.

In addition to the indemnification provisions of the DGCL described above, the Registrant's certificate of incorporation (the "Certificate of Incorporation") authorizes indemnification of the Registrant's officers and directors, subject to a case-by-case determination that they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. In the event that a Change in Control (as defined in the Certificate of Incorporation) shall have occurred, the proposed indemnitee director or officer may require that the determination of whether he met the standard of conduct be made by special legal counsel selected by him. In addition, whereas the DGCL would require court-ordered indemnification, if any, in cases in which a person has been adjudged to be liable to the Registrant, the Certificate of Incorporation also permits indemnification in such cases if and to the extent that the reviewing party determines that such indemnity is fair and reasonable under the circumstances.

The Certificate of Incorporation requires the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a proceeding if such person furnishes a written affirmation of his good faith belief that he has met the applicable standard of conduct and furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. In connection with proceedings by or in the right of the Registrant, the Certificate of Incorporation provides that indemnification shall include not only reasonable expenses, but also penalties, fines and amounts paid in settlement. Unless ordered by a court, such indemnification shall not include judgments. Under the Certificate of Incorporation, no officer or director is entitled to indemnification or advancement of expenses with respect to a proceeding brought by him against the Registrant other than a proceeding seeking or defending such officer's or director's right to indemnification or advancement of expenses. Finally, the Certificate of Incorporation provides that the Company may, subject to authorization on a case by case basis, indemnify and advance expenses to employees or agents to the same extent as a director or to a lesser extent (or greater, as permitted by law) as determined by the Board of Directors.

The Certificate of Incorporation purports to confer upon officers and directors contractual rights to indemnification and advancement of expenses as provided therein. In addition, as permitted by the DGCL, the Registrant has entered into indemnity agreements with its directors and selected officers that provide contract rights substantially identical to the rights to indemnification and advancement of expenses set forth in the Certificate of Incorporation, as described above.

The Certificate of Incorporation limits the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of the duty as a director, other than liability as a director (i) for breach of duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions), or (iv) for any transaction for which the director derived an improper personal benefit.

The Registrant maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

Item 21.    Exhibits and Financial Statement Schedules.

A list of exhibits filed with this registration statement on Form S-4 is set forth in the Exhibit Index and is incorporated into this Item 21 by reference.

Item 22.    Undertakings.

The undersigned registrants hereby undertake:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by the director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 23, 2005.

L-3 COMMUNICATIONS CORPORATION
By: /s/ Christopher C. Cambria

Name: Christopher C. Cambria Title: Senior Vice President, Secretary and General Counsel

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Christopher C. Cambria, Michael T. Strianese and Frank C. Lanza, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 relating to the notes and the subsidiary guarantees and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank C. Lanza	Chairman, Chief Executive Officer and Director	November 23, 2005
Frank C. Lanza
/s/ Michael T. Strianese	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 23, 2005
Michael T. Strianese
/s/ Ralph G. D'Ambrosio	Vice President – Finance (Principal Accounting Officer)	November 23, 2005
Ralph G. D'Ambrosio
/s/ Claude R. Canizares	Director	November 23, 2005
Claude R. Canizares
/s/ Peter A. Cohen	Director	November 23, 2005
Peter A. Cohen
/s/ Thomas A. Corcoran	Director	November 23, 2005
Thomas A. Corcoran
/s/ Robert B. Millard	Director	November 23, 2005
Robert B. Millard
Director
John M. Shalikashvili
/s/ Arthur L. Simon	Director	November 23, 2005
Arthur L. Simon
/s/ Alan H. Washkowitz	Director	November 23, 2005
Alan H. Washkowitz
/s/ John P. White	Director	November 23, 2005
John P. White

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 23, 2005.

APCOM, INC.
BROADCAST SPORTS INC.
D.P. ASSOCIATES INC.
ELECTRODYNAMICS, INC.
HENSCHEL INC.
HYGIENETICS ENVIRONMENTAL SERVICES, INC.
INTELLIGENCE DATA SYSTEMS, INC.
INTERSTATE ELECTRONICS CORPORATION
KDI PRECISION PRODUCTS, INC.
L-3 COMMUNICATIONS AEROMET, INC.
L-3 COMMUNICATIONS AIS GP CORPORATION
L-3 COMMUNICATIONS ADVANCED LASER SYSTEMS     TECHNOLOGY, INC.
L-3 COMMUNICATIONS AVIONICS SYSTEMS, INC.
L-3 COMMUNICATIONS AVISYS CORPORATION
L-3 COMMUNICATIONS CSI, INC.
L-3 COMMUNICATIONS AYDIN CORPORATION
L-3 COMMUNICATIONS CE HOLDINGS, INC.
L-3 COMMUNICATIONS CINCINNATI ELECTRONICS     CORPORATION
L-3 COMMUNICATIONS EO/IR, INC.
L-3 COMMUNICATIONS ELECTRON TECHNOLOGIES,     INC.
L-3 COMMUNICATIONS ESSCO, INC.
L-3 COMMUNICATIONS GOVERNMENT SERVICES, INC.
L-3 COMMUNICATIONS ILEX SYSTEMS, INC.
L-3 COMMUNICATIONS INFRAREDVISION
    TECHNOLOGY CORPORATION
L-3 COMMUNICATIONS INVESTMENTS INC.
L-3 COMMUNICATIONS KLEIN ASSOCIATES, INC.
L-3 COMMUNICATIONS MAS (US) CORPORATION
L-3 COMMUNICATIONS MOBILE-VISION, INC.
L-3 COMMUNICATIONS SECURITY AND DETECTION     SYSTEMS, INC.
L-3 COMMUNICATIONS SONOMA EO, INC.
L-3 COMMUNICATIONS TITAN CORPORATION
L-3 COMMUNICATIONS WESTWOOD CORPORATION
LINCOM WIRELESS, INC.
MCTI ACQUISITION CORPORATION
MICRODYNE COMMUNICATIONS TECHNOLOGIES     INCORPORATED
MICRODYNE CORPORATION
MICRODYNE OUTSOURCING INCORPORATED
MPRI, INC.
PAC ORD INC.
POWER PARAGON, INC.
PROCOM SERVICES, INC.
SHELLCO, INC.
SPD ELECTRICAL SYSTEMS, INC.
SPD SWITCHGEAR, INC.
SYCOLEMAN CORPORATION

TITAN FACILITIES, INC. TITAN SCAN TECHNOLOGIES CORPORATION TROLL TECHNOLOGY CORPORATION WESCAM AIR OPS INC. WESCAM HOLDINGS (US) INC. WOLF COACH, INC.
By: /s/ Christopher C. Cambria

Name: Christopher C. Cambria Title: Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Christopher C. Cambria, Michael T. Strianese and Frank C. Lanza, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 relating to the notes and the subsidiary guarantees and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank C. Lanza	Chief Executive Officer	November 23, 2005
Frank C. Lanza
/s/ Michael T. Strianese	Chief Financial Officer	November 23, 2005
Michael T. Strianese
/s/ Christopher C. Cambria	Vice President, Secretary and Director	November 23, 2005
Christopher C. Cambria

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 23, 2005.

L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P.
By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner
By: /s/ Christopher C. Cambria

Name: Christopher C. Cambria Title: Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza and Michael T. Strianese, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 relating to the notes and the subsidiary guarantees and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank C. Lanza	Chief Executive Officer	November 23, 2005
Frank C. Lanza
/s/ Michael T. Strianese	Chief Financial Officer	November 23, 2005
Michael T. Strianese
/s/ Christopher C. Cambria	Vice President, Secretary and Director of L-3 Communications AIS GP Corporation	November 23, 2005
Christopher C. Cambria

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 23, 2005.

L-3 COMMUNICATIONS VERTEX AEROSPACE LLC
By: L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., as Sole Member
By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner
By: /s/ Christopher C. Cambria

Name: Christopher C. Cambria Title: Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza and Michael T. Strianese, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 relating to the notes and the subsidiary guarantees and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank C. Lanza	Chief Executive Officer	November 23, 2005
Frank C. Lanza
/s/ Michael T. Strianese	Chief Financial Officer	November 23, 2005
Michael T. Strianese
/s/ Christopher C. Cambria	Vice President, Secretary and Director of L-3 Communications AIS GP Corporation	November 23, 2005
Christopher C. Cambria

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 23, 2005.

L-3 COMMUNICATIONS FLIGHT INTERNATIONAL AVIATION LLC L-3 COMMUNICATIONS FLIGHT CAPITAL LLC L-3 COMMUNICATIONS VECTOR INTERNATIONAL AVIATION LLC
By: L-3 COMMUNICATIONS VERTEX AEROSPACE LLC, as Sole Member
By: L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., as Sole Member
By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner
By: /s/ Christopher C. Cambria

Name: Christopher C. Cambria
Title: Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza and Michael T. Strianese, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 relating to the notes and the subsidiary guarantees and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank C. Lanza	Chief Executive Officer	November 23, 2005
Frank C. Lanza
/s/ Michael T. Strianese	Chief Financial Officer	November 23, 2005
Michael T. Strianese
/s/ Christopher C. Cambria	Vice President, Secretary and Director of L-3 Communications AIS GP Corporation	November 23, 2005
Christopher C. Cambria

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 23, 2005.

INTERNATIONAL SYSTEMS LLC By: L-3 COMMUNICATIONS TITAN CORPORATION
By: /s/ Christopher C. Cambria

Name: Christopher C. Cambria Title: Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Christopher C. Cambria, Michael T. Strianese and Frank C. Lanza, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 relating to the notes and the subsidiary guarantees and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank C. Lanza	Chief Executive Officer	November 23, 2005
Frank C. Lanza
/s/ Michael T. Strianese	Chief Financial Officer	November 23, 2005
Michael T. Strianese
/s/ Christopher C. Cambria	Vice President, Secretary and Director	November 23, 2005
Christopher C. Cambria

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 23, 2005.

WESCAM AIR OPS LLC
By: L-3 COMMUNICATIONS EO/IR, INC., as Sole Member
By: /s/ Christopher C. Cambria

Name: Christopher C. Cambria Title: Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Christopher C. Cambria, Frank C. Lanza and Michael T. Strianese, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 relating to the notes and the subsidiary guarantees and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank C. Lanza	Chief Executive Officer	November 23, 2005
Frank C. Lanza
/s/ Michael T. Strianese	Chief Financial Officer	November 23, 2005
Michael T. Strianese
/s/ Christopher C. Cambria	Vice President, Secretary and Director of L-3 Communications EO/IR, Inc.	November 23, 2005
Christopher C. Cambria

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 23, 2005.

WESCAM LLC
By: L-3 COMMUNICATIONS CORPORATION, as Sole Member
By: /s/ Christopher C. Cambria

Name: Christopher C. Cambria Title: Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Christoper C. Cambria, Frank C. Lanza and Michael T. Strianese, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 relating to the notes and the subsidiary guarantees and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank C. Lanza	Chief Executive Officer	November 23, 2005
Frank C. Lanza
/s/ Michael T. Strianese	Chief Financial Officer	November 23, 2005
Michael T. Strianese
/s/ Christopher C. Cambria	Senior Vice President, Secretary and General Counsel of L-3 Communications Corporation	November 23, 2005
Christopher C. Cambria

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Incorporation of L-3 Communications Corporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 No. 333-31649).
3.2	By-Laws of L-3 Communications Corporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 No. 333- 31649).
3.3	Certificate of Incorporation of Hygienetics Environmental Services, Inc. (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 No. 333-46983).
3.4	By-laws of Hygienetics Environmental Services, Inc. (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1 No. 333- 46983).
3.5	Certificate of Incorporation of L-3 Communications ILEX Systems, Inc. (incorporated by reference to Exhibit 3.5 to the Company's Registration Statement on Form S-1 (No. 333-46983).
3.6	By-laws of L-3 Communications ILEX Systems, Inc. (incorporated by reference to Exhibit 3.6 to the Company's Registration Statement on Form S-1 No. 333- 46983).
3.7	Certificate of Incorporation of L-3 Communications ESSCO, Inc. (incorporated by reference to Exhibit 3.11 to the Company's Registration Statement on Form S-4 No. 333-70199).
3.8	By-laws of L-3 Communications ESSCO, Inc. (incorporated by reference to Exhibit 3.12 to the Company's Registration Statement on Form S-4 No. 333-70199).
3.11	Certificate of Incorporation of SPD Electrical Systems, Inc. (incorporated by reference to Exhibit 3.17 to the Company's Registration Statement on Form S-4 No. 333-70199).
3.12	By-laws of SPD Electrical Systems, Inc. (incorporated by reference to Exhibit 3.18 to the Company's Registration Statement on Form S-4 No. 333-70199).
3.13	Certificate of Incorporation of SPD Switchgear Inc. (incorporated by reference to Exhibit 3.19 to the Company's Registration Statement on Form S-4 No. 333-70199).
3.14	By-laws of SPD Switchgear Inc. (incorporated by reference to Exhibit 3.20 to the Company's Registration Statement on Form S-4 No. 333-70199).
3.15	Certificate of Incorporation of Pac Ord Inc. (incorporated by reference to Exhibit 3.21 to the Company's Registration Statement on Form S-4 No. 333-70199).
3.16	By-laws of Pac Ord Inc. (incorporated by reference to Exhibit 3.22 to the Company's Registration Statement on Form S-4 No. 333-70199).
3.17	Certificate of Incorporation of Henschel, Inc. (incorporated by reference to Exhibit 3.23 to the Company's Registration Statement on Form S-4 No. 333-70199).
3.18	By-laws of Henschel, Inc. (incorporated by reference to Exhibit 3.24 to the Company's Registration Statement on Form S-4 No. 333-70199).
3.19	Certificate of Incorporation of Power Paragon, Inc. (incorporated by reference to Exhibit 3.25 to the Company's Registration Statement on Form S-4 No. 333-70199).
3.20	By-laws of Power Paragon, Inc. (incorporated by reference to Exhibit 3.26 to the Company's Registration Statement on Form S-4 No. 333-70199).

Exhibit No.	Description of Exhibit
3.21	Certificate of Incorporation of Apcom, Inc. (incorporated by reference to Exhibit 3.31 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.22	By-laws of Apcom, Inc. (incorporated by reference to Exhibit 3.32 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.23	Certificate of Incorporation of L-3 Communications CSI, Inc. (incorporated by reference to Exhibit 3.34 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.24	By-laws of L-3 Communications CSI, Inc. (incorporated by reference to Exhibit 3.34 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.25	Certificate of Incorporation of L-3 Communications Government Services, Inc. (incorporated by reference to Exhibit 3.37 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.26	By-laws of L-3 Communications Government Services, Inc. (incorporated by reference to Exhibit 3.38 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.27	Certificate of Incorporation of Electrodynamics, Inc. (incorporated by reference to Exhibit 3.39 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.28	By-laws of Electrodynamics, Inc. (incorporated by reference to Exhibit 3.40 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.29	Certificate of Incorporation of Interstate Electronics Corporation (incorporated by reference to Exhibit 3.41 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.30	By-laws of Interstate Electronics Corporation (incorporated by reference to Exhibit 3.42 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.31	Certificate of Incorporation of KDI Precision Products, Inc. (incorporated by reference to Exhibit 3.43 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.32	By-laws of KDI Precision Products, Inc. (incorporated by reference to Exhibit 3.44 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.33	Certificate of Incorporation of L-3 Communications AIS GP Corporation (incorporated by reference to Exhibit 3.45 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.34	By-laws of L-3 Communications AIS GP Corporation (incorporated by reference to Exhibit 3.46 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.35	Certificate of Incorporation of L-3 Communications Aydin Corporation (incorporated by reference to Exhibit 3.51 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.36	By-laws of L-3 Communications Aydin Corporation (incorporated by reference to Exhibit 3.52 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.37	Certificate of Limited Partnership of L-3 Communications Integrated Systems L.P (incorporated by reference to Exhibit 3.53 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.38	Limited Partnership Agreement of L-3 Communications Integrated Systems L.P. (incorporated by reference to Exhibit 3.54 to the Company's Registration Statement on Form S-4 No. 333-99757).

Exhibit No.	Description of Exhibit
3.39	Certificate of Incorporation of L-3 Communications Investments Inc. (incorporated by reference to Exhibit 3.55 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.40	By-laws of L-3 Communications Investments Inc. (incorporated by reference to Exhibit 3.56 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.41	Certificate of Incorporation of Microdyne Communications Technologies Incorporated (incorporated by reference to Exhibit 3.57 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.42	By-laws of Microdyne Communications Technologies Incorporated (incorporated by reference to Exhibit 3.58 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.43	Certificate of Incorporation of Microdyne Corporation (incorporated by reference to Exhibit 3.59 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.44	By-laws of Microdyne Corporation (incorporated by reference to Exhibit 3.60 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.45	Certificate of Incorporation of Microdyne Outsourcing Incorporated (incorporated by reference to Exhibit 3.61 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.46	By-laws of Microdyne Outsourcing Incorporated (incorporated by reference to Exhibit 3.62 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.47	Certificate of Incorporation of MPRI, Inc. (incorporated by reference to Exhibit 3.63 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.48	By-laws of MPRI, Inc. (incorporated by reference to Exhibit 3.64 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.49	Certificate of Incorporation of MCTI Acquisition Corporation (incorporated by reference to Exhibit 3.65 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.50	Bylaws of MCTI Acquisition Corporation (incorporated by reference to Exhibit 3.66 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.51	Certificate of Incorporation of L-3 Communications Security and Detection Systems, Inc. (incorporated by reference to Exhibit 3.67 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.52	Bylaws of L-3 Communications Security and Detection Systems, Inc. (incorporated by reference to Exhibit 3.68 to the Company's Registration Statement on Form S-4 No. 333-99757).
3.53	Certificate of Incorporation of Broadcast Sports, Inc. (incorporated by reference to Exhibit 3.69 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.54	Bylaws of Broadcast Sports, Inc. (incorporated by reference to Exhibit 3.70 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.55	Certificate of Incorporation of L-3 Communications Avionics Systems, Inc. (incorporated by reference to Exhibit 3.73 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.56	Bylaws of L-3 Communications Avionics Systems, Inc. (incorporated by reference to Exhibit 3.74 to the Company's Registration Statement on Form S-4 No. 333-106106).

Exhibit No.	Description of Exhibit
3.57	Certificate of Incorporation of D.P. Associates Inc. (incorporated by reference to Exhibit 3.57 to the Company's Registration Statement on Form S-4 No. 333-122499).
3.58	Bylaws of D.P. Associates Inc. (incorporated by reference to Exhibit 3.58 to the Company's Registration Statement on Form S-4 No. 333-122499).
3.59	Certificate of Restated and Amended Articles of Incorporation of L-3 Communications Westwood Corporation (incorporated by reference to Exhibit 3.83 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.60	Bylaws of L-3 Communications Westwood Corporation (incorporated by reference to Exhibit 3.84 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.67	Certificate of Incorporation of SYColeman Corporation (incorporated by reference to Exhibit 3.91 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.68	Bylaws of SYColeman Corporation (incorporated by reference to Exhibit 3.92 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.69	Certificate of Incorporation of Troll Technology Corporation (incorporated by reference to Exhibit 3.95 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.70	Bylaws of Troll Technology Corporation (incorporated by reference to Exhibit 3.96 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.71	Certificate of Incorporation of Wescam Air Ops Inc. (incorporated by reference to Exhibit 3.97 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.72	Bylaws of Wescam Air Ops Inc. (incorporated by reference to Exhibit 3.98 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.73	Certificate of Formation of Wescam Air Ops LLC (incorporated by reference to Exhibit 3.99 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.74	Limited Liability Company Agreement of Wescam Air Ops LLC (incorporated by reference to Exhibit 3.100 to the Company's Registration Statement on Form S-4 No. 333-106106).
**3.75	Articles of Incorporation of L-3 Communications EO/IR, Inc.
3.76	Bylaws of L-3 Communications EO/IR, Inc. (incorporated by reference to Exhibit 3.102 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.77	Certificate of Formation of Wescam LLC (incorporated by reference to Exhibit 3.103 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.78	Limited Liability Company Agreement of Wescam LLC (incorporated by reference to Exhibit 3.104 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.81	Certificate of Incorporation of Wescam Holdings (US) Inc. (incorporated by reference to Exhibit 3.107 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.82	Bylaws of Wescam Holdings (US) Inc. (incorporated by reference to Exhibit 3.108 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.83	Articles of Organization of Wolf Coach, Inc. (incorporated by reference to Exhibit 3.109 to the Company's Registration Statement on Form S-4 No. 333-106106).
3.84	Bylaws of Wolf Coach, Inc. (incorporated by reference to Exhibit 3.110 to the Company's Registration Statement on Form S-4 No. 333-106106).

Exhibit No.	Description of Exhibit
3.85	Certificate of Formation of L-3 Communications Vertex Aerospace LLC (incorporated by reference to Exhibit 3.85 to the Company's Registration Statement on Form S-4 No. 333-113802).
3.86	Limited Liability Company Agreement of L-3 Communications Vertex Aerospace LLC (incorporated by reference to Exhibit 3.86 to the Company's Registration Statement on Form S-4 No. 333-113802).
3.87	Certificate of Formation of L-3 Communications Flight International Aviation LLC (incorporated by reference to Exhibit 3.87 to the Company's Registration Statement on Form S-4 No. 333-113802).
3.88	Limited Liability Company Agreement of L-3 Communications Flight International Aviation LLC (incorporated by reference to Exhibit 3.88 to the Company's Registration Statement on Form S-4 No. 333-113802).
3.89	Certificate of Formation of L-3 Communications Flight Capital LLC (incorporated by reference to Exhibit 3.89 to the Company's Registration Statement on Form S-4 No. 333-113802).
3.90	Limited Liability Company Agreement of L-3 Communications Flight Capital LLC (incorporated by reference to Exhibit 3.90 to the Company's Registration Statement on Form S-4 No. 333-113802).
3.91	Certificate of Formation of L-3 Communications Vector International Aviation LLC (incorporated by reference to Exhibit 3.91 to the Company's Registration Statement on Form S-4 No. 333-113802).
3.92	Limited Liability Company Agreement of L-3 Communications Vector International Aviation LLC (incorporated by reference to Exhibit 3.92 to the Company's Registration Statement on Form S-4 No. 333-113802).
3.93	Certificate of Incorporation of L-3 Communications Klein Associates, Inc. (incorporated by reference to Exhibit 3.93 to the Company's Registration Statement on Form S-4 No. 333-113802).
3.94	Bylaws of L-3 Communications Klein Associates, Inc. (incorporated by reference to Exhibit 3.94 to the Company's Registration Statement on Form S-4 No. 333-113802).
3.95	Certificate of Incorporation of L-3 Communications MAS (US) Corporation (incorporated by reference to Exhibit 3.95 to the Company's Registration Statement on Form S-4 No. 333-113802).
3.96	Bylaws of L-3 Communications MAS (US) Corporation (incorporated by reference to Exhibit 3.96 to the Company's Registration Statement on Form S-4 No. 333-113802).
3.97	Articles of Incorporation of L-3 Communications Aeromet, Inc. (incorporated by reference to Exhibit 3.97 to the Company's Registration Statement on Form S-4 No. 333-113802).
3.98	Bylaws of L-3 Communications Aeromet, Inc. (incorporated by reference to Exhibit 3.98 to the Company's Registration Statement on Form S-4 No. 333-113802)
3.99	Certificate of Incorporation of L-3 Communications Avysis Corporation (incorporated by reference to Exhibit 3.99 to the Company's Registration Statement on Form S-4 No. 333-122499).
3.100	Bylaws of L-3 Communications Avysis Corporation (incorporated by reference to Exhibit 3.100 to the Company's Registration Statement on Form S-4 No. 333-122499).

Exhibit No.	Description of Exhibit
3.101	Certificate of Incorporation of L-3 Communications CE Holdings, Inc. (incorporated by reference to Exhibit 3.101 to the Company's Registration Statement on Form S-4 No. 333-122499).
3.102	Bylaws of L-3 Communications CE Holdings, Inc. (incorporated by reference to Exhibit 3.102 to the Company's Registration Statement on Form S-4 No. 333-122499).
3.103	Certificate of Incorporation of L-3 Communications Cincinnati Electronics Corporation (incorporated by reference to Exhibit 3.103 to the Company's Registration Statement on Form S-4 No. 333-122499).
3.104	Bylaws of L-3 Communications Cincinnati Electronics Corporation (incorporated by reference to Exhibit 3.104 to the Company's Registration Statement on Form S-4 No. 333-122499).
**3.105	Articles of Organization of International Systems, LLC.
**3.106	Operating Agreement of International Systems, LLC.
**3.107	Articles of Incorporation of L-3 Communications Advanced Laser Systems Technology, Inc.
**3.108	Bylaws of L-3 Communications Advanced Laser Systems Technology, Inc.
**3.109	Certificate of Incorporation of L-3 Communications Electron Technologies, Inc.
**3.110	Bylaws of L-3 Communications Electron Technologies, Inc.
**3.111	Articles of Incorporation of L-3 Communications InfraredVision Technology Corporation.
**3.112	Bylaws of L-3 Communications Infraredvision Technology Corporation.
**3.113	Certificate of Incorporation of L-3 Communications Mobile-Vision, Inc.
**3.114	Bylaws of L-3 Communications Mobile-Vision, Inc.
**3.115	Articles of Incorporation of L-3 Communications Sonoma EO, Inc.
**3.116	Bylaws of L-3 Communications Sonoma EO, Inc.
**3.117	Certificate of Incorporation of L-3 Communications Titan Corporation.
**3.118	Bylaws of L-3 Communications Titan Corporation.
**3.119	Certificate of Incorporation of Lincom Wireless, Inc.
**3.120	Bylaws of Lincom Wireless, Inc.
**3.121	Articles of Incorporation of ProCom Services, Inc.
**3.122	Bylaws of ProCom Services, Inc.
**3.123	Certificate of Incorporation of Shellco, Inc.
**3.124	Bylaws of Shellco, Inc.
**3.125	Articles of Incorporation of Titan Facilities, Inc.
**3.126	Bylaws of Titan Facilities, Inc.
**3.127	Certificate of Incorporation of Titan Scan Technologies Corporation.
**3.128	Bylaws of Titan Scan Technologies Corporation.
**3.129	Articles of Incorporation of Intelligence Data Systems, Inc.
**3.130	Bylaws of Intelligence Data Systems, Inc.

Exhibit No.	Description of Exhibit
4.1	Indenture dated as of July 29, 2005 (the "2005 Notes Indenture") among L-3 Communications Corporation, the Guarantors and The Bank of New York, as Trustee (incorporated by reference to Exhibit 10.69 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).
4.2	Form of 6 3/8% Senior Subordinated Note due 2015 (attached as Exhibit A to Exhibit 4.1).
4.3	Form of 6 3/8% Series B Senior Subordinated Note due 2015 (attached as Exhibit A to Exhibit 4.1).
4.4	Registration Rights Agreement, dated as of July 29, 2005, among L-3 Communications Corporation, the Guarantors, Lehman Brothers Inc., Banc of America Securities LLC, Bear Stearns & Co. Inc. and Credit Suisse First Boston LLC, as representatives of the initial purchasers (incorporated by reference to Exhibit 10.73 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).
4.5	Supplemental Indenture dated as of November 1, 2005 among L-3 Communications Corporation, The Bank of New York, as trustee, and the guarantors named therein to the Indenture dated as of July 29, 2005 among L-3 Communications Corporation, the guarantors named therein and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.71 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).
**5	Opinion of Simpson Thacher and Bartlett LLP.
10.6	Employment Agreement dated April 30, 1997 between Frank C. Lanza and L-3 Communications Holdings, Inc. (incorporated by reference to Exhibit 10.5 to L-3 Communications Holdings' Registration Statement on Form S-1 No. 333-46975).
10.11	1997 Stock Option Plan for Key Employees (incorporated by reference to Exhibit 10.11 to L-3 Communications Holdings' Registration Statement on Form S-1, No. 333-70125).
10.12	Non-Qualified Stock Option Agreement dated as of April 30, 1997 by and between L-3 Communications Holdings, Inc. and Frank C. Lanza (incorporated by reference to Exhibit 10.12 to L-3 Communications Holdings' Registration Statement on Form S-1, No. 333-70125).
10.15	1998 Directors Option Plan for Non-Employee Directors of L-3 Communications Holdings, Inc. (incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-K filed on March 31, 1999).
10.16	1999 Long Term Performance Plan dated as of April 27, 1999 (incorporated by reference to Exhibit 10.16 to the Company's annual report on Form 10-K filed on March 30, 2000).
10.20	L-3 Communications Corporation Pension Plan (incorporated by reference to Exhibit 10.10 to L-3 Communications Holdings' Registration Statement on Form S-1 No. 333-46975).
10.25	L-3 Communications Corporation Employee Stock Purchase Plan (incorporated by reference to Appendix A of L-3 Communications Holdings' Definitive Proxy Statement filed April 2, 2001).
10.32	Indenture dated as of December 22, 2003 ("December 2003 Indenture") among L-3 Communications Corporation, the Guarantors named therein and The Bank of New York, as Trustee (incorporated by reference to Exhibit 10.33 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003).

Exhibit No.	Description of Exhibit
10.33	Indenture dated as of May 21, 2003 ("May 2003 Indenture") among L-3 Communications Corporation, the Guarantors named therein and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4, No. 333-106106).
10.40	Amended and Restated Credit Agreement, dated as of July 29, 2005, among L-3 Communications Corporation, L-3 Communications Holdings, Inc. and certain subsidiaries of the Company from time to time party thereto as guarantors, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.40 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).
10.55	Supplemental Indenture dated as of November 1, 2005 among L-3 Communications Corporation, The Bank of New York, as trustee, and the guarantors named therein, to the Indenture dated as of June 28, 2002 among L-3 Communications Corporation, the guarantors named therein and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.55 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).
10.58	Asset Purchase Agreement dated as of January 11, 2002 among Raytheon Company, Raytheon Australia Pty Ltd. and L-3 Communications Corporation (incorporated by reference to Exhibit 10.59 of the Company's Annual Report on Form 10-K for the year ended December 31, 2001).
10.59	Amendment dated as of March 8, 2002 among Raytheon Company, Raytheon Australia Pty Ltd., L-3 Communications Corporation, L-3 Communications Integrated Systems L.P. and L-3 Communications Australia Pty Ltd to the Asset Purchase Agreement dated as of January 11, 2002 (incorporated by reference to Exhibit 10.60 of the Company's Annual Report on Form 10-K for the year ended December 31, 2001).
10.61	Indenture dated as of November 12, 2004 (the "2004 Indenture") among L-3 Communications Corporation, the Guarantors and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4 No. 333-122499).
10.62	Indenture dated as of June 28, 2002, ("2002 Indenture") among L-3 Communications Corporation, the guarantors named therein and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-4, No. 333-99757).
10.63	Supplemental Indenture dated as of November 1, 2005 among L-3 Communications Corporation, The Bank of New York, as trustee, and the guarantors named therein to the Indenture dated as of May 21, 2003 among L-3 Communications Corporation, the guarantors named therein and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.63 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).
10.64	Transaction Agreement dated as of October 21, 2003 by and among L-3 Communications Corporation, RAAH I, LLC and Vertex Aerospace LLC (incorporated by reference to Exhibit 10.95 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003).

Exhibit No.	Description of Exhibit
10.65	Supplemental Indenture dated as of November 1, 2005 among L-3 Communications Corporation, The Bank of New York, as trustee, and the guarantors named therein, to the Indenture dated as of December 22, 2003 among L-3 Communications Corporation, the guarantors named therein and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.65 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).
10.66	Amendment to the L-3 Communications Holdings, Inc. 1999 Long Term Performance Plan (incorporated by reference to Exhibit 4.4 of L-3 Communications Holdings' registration statement on Form S-8, No. 333-120393)
10.67	Amendment to the L-3 Communications Holdings, Inc. 1999 Long Term Performance Plan (incorporated by reference to Exhibit 4.5 of L-3 Communications Holdings' registration statement on Form S-8, No. 333-120393)
10.68	Supplemental Indenture dated as of November 1, 2005 among L-3 Communications Corporation, The Bank of New York, as trustee, and the guarantors named therein, to the Indenture dated as of November 12, 2004 among L-3 Communications Corporation, the guarantors named therein and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.68 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).
10.70	Indenture dated as of July 29, 2005 (the "2005 CODES Indenture") among L-3 Communications Holdings, Inc., the guarantors named therein and The Bank of New York, as Trustee (incorporated by reference to Exhibit 10.70 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).
10.72	Supplemental Indenture dated as of November 1, 2005 among L-3 Communications Holdings, Inc., The Bank of New York, as trustee, and the guarantors named therein to the Indenture dated as of July 29, 2005 among L-3 Communications Holdings, Inc., the guarantors named therein and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.72 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).
10.74	Registration Rights Agreement dated as of July 29, 2005 among L-3 Communications Holdings, Inc., the Guarantors and Lehman Brothers Inc., Bear, Stearns & Co. Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC, as representatives of the initial purchasers (incorporated by reference to Exhibit 10.74 to the Registrant's Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).
10.96	Form of L-3 Communications Holdings, Inc. 1998 Directors Stock Option Plan Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.96 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004).
10.97	Form of L-3 Communications Holdings, Inc. 1999 Long Term Performance Plan Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.97 of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2004).
10.98	2005 Base Salaries for Named Executive Officers (incorporated by reference to the Company's Form 8-K filed on March 7, 2005).
*11	L-3 Communications Holdings, Inc. Computation of Basic Earnings Per Share and Diluted Earnings Per Share.

Exhibit No.	Description of Exhibit
12	Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and Exhibit 12.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2005).
**21	Subsidiaries of the Registrant.
**23.1	Consent of PricewaterhouseCoopers LLP.
**23.2	Consent of KPMG LLP.
**23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
24	Powers of Attorney (included on the signature pages hereto).
**25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee.
**99.1	Form of Letter of Transmittal.
**99.2	Form of Notice of Guaranteed Delivery.
**99.3	Form of Letter to Securities Dealers, Commercial Banks, Trust Companies and other Nominees.
**99.4	Form of Letter to Clients.

*	The information required in this exhibit is presented on Note 12 to the Consolidated Financial Statements as of December 31, 2004 and Note 10 to the Unaudited Condensed Consolidated Financial Statements as of September 30, 2005, in each case in accordance with the provisions of SFAS No. 128, Earnings Per Share.

**	Filed herewith.